FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206987-01

PROSPECTUS

$747,709,478 (Approximate)
BBCMS MORTGAGE TRUST 2017-C1
(Central Index Key Number 0001696707)
Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

Depositor

Barclays Bank PLC
(Central Index Key Number 0000312070)

UBS AG
(Central Index Key Number 0001685185)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C1

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2017-C1. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2017. The rated final distribution date for the certificates is February 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$22,421,053		2.0100%	Fixed	November 2021
Class A-2	$66,989,474		3.1890%	Fixed	February 2022
Class A-3	$152,631,581		3.4120%	Fixed	December 2026
Class A-4	$319,560,000		3.6740%	Fixed	February 2027
Class A-SB	$37,421,053		3.4880%	Fixed	November 2026
Class X-A	$599,023,161	(6)	1.5312%	Variable(7)	February 2027
Class X-B	$110,176,843	(8)	1.0363%	Variable(9)	February 2027
Class A-S	$66,320,000		3.8980%	Fixed	February 2027
Class B	$43,856,843		4.0890%	Fixed	February 2027
Class C	$38,509,474		4.4410%	WAC(10)	February 2027

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 55 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., UBS Securities LLC and Academy Securities, Inc., will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 70.3% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 29.7% of each class of offered certificates. Academy Securities, Inc. is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 27, 2017. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 112.7% of the initial aggregate principal balance of the offered certificates, plus accrued interest from February 1, 2017, before deducting expenses payable by the depositor.

Barclays Co-Lead Manager and Joint Bookrunner		UBS Securities LLC Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager

February 17, 2017

BBCMS Mortgage Trust 2017-C1

Commercial Mortgage Pass-Through Certificates, Series 2017-C1

Kansas
2 properties
$37,000,000
4.3% of total
Missouri
2 properties
$7,220,000
0.8% of total
Illinois
8 properties
$10,100,000
1.2% of total
Wisconsin
2 properties
$3,880,000
0.5% of total
Indiana
3 properties
$12,479,387
1.5% of total
Michigan
5 properties
$24,909,964
2.9% of total
Pennsylvania
2 properties
$24,615,000
2.9% of total
New York
2 properties
$59,750,000
7.0% of total
Washington
2 properties
$93,000,000
10.9% of total
Ohio
3 properties
$12,140,000
1.4% of total
Connecticut
1 property
$22,750,000
2.7% of total
Nevada
1 property
$15,486,983
1.8% of total
New Jersey
1 property
$41,500,000
4.8% of total
Maryland
1 property
$12,000,000
1.4% of total
California
16 properties
$176,644,123
20.6% of total
North Carolina
4 properties
$41,229,265
4.8% of total
South Carolina
1 property
$5,000,000
0.6% of total
Colorado
1 property
$17,050,000
2.0% of total
Florida
6 properties
$129,000,000
15.1% of total
Texas
5 properties
$34,107,970
4.0% of total
Mississippi
2 properties
$7,482,000
0.9% of total
Tennessee
3 properties
$17,460,046
2.0% of total
Alabama
2 properties
$50,943,000
6.0% of total
Percentage of Initial Pool Balance
0.5% – 5.0%
5.1% – 10.0%
10.1% – 20.6%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Available Certificate Balance or Notional Amount(1)		Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)		Approximate Initial Credit Support(3)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Wtd Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$22,421,053		$21,300,000		$1,121,053		30.000%	2.0100%	Fixed	November 2021	2.62	3/17 – 11/21
A-2	$66,989,474		$63,640,000		$3,349,474		30.000%	3.1890%	Fixed	February 2022	4.91	11/21 – 2/22
A-3	$152,631,581		$145,000,000		$7,631,581		30.000%	3.4120%	Fixed	December 2026	9.78	11/26 – 12/26
A-4	$319,560,000		$303,582,000		$15,978,000		30.000%	3.6740%	Fixed	February 2027	9.88	12/26 – 2/27
A-SB	$37,421,053		$35,550,000		$1,871,053		30.000%	3.4880%	Fixed	November 2026	7.47	2/22 – 11/26
X-A	$599,023,161	(6)	$569,072,000	(6)	$29,951,161	(6)	NAP	1.5312%	Variable(7)	February 2027	NAP	NAP
X-B	$110,176,843	(8)	$104,668,000	(8)	$5,508,843	(8)	NAP	1.0363%	Variable(9)	February 2027	NAP	NAP
A-S	$66,320,000		$63,004,000		$3,316,000		22.250%	3.8980%	Fixed	February 2027	9.97	2/27 – 2/27
B	$43,856,843		$41,664,000		$2,192,843		17.125%	4.0890%	Fixed	February 2027	9.97	2/27 – 2/27
C	$38,509,474		$36,584,000		$1,925,474		12.625%	4.4410%	WAC(10)	February 2027	9.97	2/27 – 2/27
Non-Offered Certificates
X-D	$82,366,320	(11)	$78,248,000	(11)	$4,118,320	(11)	NAP	1.0648%	Variable(12)	February 2027	NAP	NAP
X-E	$21,393,690	(13)	$20,324,000	(13)	$1,069,690	(13)	NAP	1.6000%	Variable(14)	February 2027	NAP	NAP
X-F	$8,556,843	(15)	$8,129,000	(15)	$427,843	(15)	NAP	1.6000%	Variable(16)	February 2027	NAP	NAP
X-G	$8,557,895	(17)	$8,130,000	(17)	$427,895	(17)	NAP	1.6000%	Variable(18)	February 2027	NAP	NAP
X-H	$25,672,986	(19)	$24,389,330	(19)	$1,283,656	(19)	NAP	1.6000%	Variable(20)	February 2027	NAP	NAP
D	$43,856,846		$41,664,000		$2,192,846		7.500%	3.5103%	WAC(21)	February 2027	9.97	2/27 – 2/27
E	$21,393,690		$20,324,000		$1,069,690		5.000%	3.4103%	WAC(22)	February 2027	9.97	2/27 – 2/27
F	$8,556,843		$8,129,000		$427,843		4.000%	3.4103%	WAC(22)	February 2027	9.97	2/27 – 2/27
G	$8,557,895		$8,130,000		$427,895		3.000%	3.4103%	WAC(22)	February 2027	9.97	2/27 – 2/27
H	$25,672,986		$24,389,330		$1,283,656		0.000%	3.4103%	WAC(22)	February 2027	9.97	2/27 – 2/27
V(23)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(24)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the Closing Date, Rialto Mortgage Finance, LLC (as sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” as further described in “Credit Risk Retention”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a principal balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The Class X-A certificates will not be entitled to distributions of principal.
(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

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(10)	The pass-through rate for the Class C certificates will be a per annum rate equal to the lesser of (a) 4.4410% and (b) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on a 30/360 basis) for the related distribution date.
(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balances of the Class C and Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class C and Class D certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-E certificates are notional amount certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The Class X-E certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(16)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(17)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.
(18)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(19)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.
(20)	The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(21)	The pass-through rate for the Class D certificates for any distribution date will be a per annum variable rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on a 30/360 basis) minus 1.5000%.
(22)	The pass-through rate for the Class E, Class F, Class G and Class H certificates for any distribution date will be a per annum variable rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on a 30/360 basis) minus 1.6000%.
(23)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(24)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates are not offered by this prospectus. Any information in

4

this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

5

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	22
Risk Factors	55
The Certificates May Not Be a Suitable Investment for You	55
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	55
Risks Related to Market Conditions and Other External Factors	55
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	55
Other Events May Affect the Value and Liquidity of Your Investment	55
Risks Relating to the Mortgage Loans	56
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	56
Risks of Commercial and Multifamily Lending Generally	56
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	58
General	58
A Tenant Concentration May Result in Increased Losses	59
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	60
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	60
Mortgaged Properties Leased to School Tenants Also Have Risks	60
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	61
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	61
Early Lease Termination Options May Reduce Cash Flow	62
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	63
Office Properties Have Special Risks	63
Retail Properties Have Special Risks	64
Hotel Properties Have Special Risks	66
Risks Relating to Affiliation with a Franchise or Hotel Management Company	67
Multifamily Properties Have Special Risks	68
Self Storage Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	71
Manufactured Housing Properties Have Special Risks	71
Industrial Properties Have Special Risks	72
Condominium Ownership May Limit Use and Improvements	73
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	74
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	75
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	76
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	77
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	78
Risks Related to Zoning Non-Compliance and Use Restrictions	80
Risks Relating to Inspections of Properties	81
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	81
Insurance May Not Be Available or Adequate	81
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	82
Terrorism Insurance May Not Be Available for All Mortgaged Properties	83
Risks Associated with Blanket Insurance Policies or Self-Insurance	84
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	84
Limited Information Causes Uncertainty	85
Historical Information	85
Ongoing Information	85

6

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	85
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	86
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	87
Static Pool Data Would Not Be Indicative of the Performance of this Pool	87
Appraisals May Not Reflect Current or Future Market Value of Each Property	88
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	89
The Borrower’s Form of Entity May Cause Special Risks	89
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	91
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	91
Other Financings or Ability to Incur Other Indebtedness Entails Risk	92
Tenancies-in-Common May Hinder Recovery	94
Risks Relating to Enforceability of Cross-Collateralization	94
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	95
Risks Associated with One Action Rules	95
State Law Limitations on Assignments of Leases and Rents May Entail Risks	95
Various Other Laws Could Affect the Exercise of Lender’s Rights	95
Risks of Anticipated Repayment Date Loans	96
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	96
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	96
Risks Related to Ground Leases and Other Leasehold Interests	98
Leased Fee Properties Have Special Risks	99
Increases in Real Estate Taxes May Reduce Available Funds	100
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	100
Risks Relating to Shari’ah Compliant Loans	100
Risks Related to Conflicts of Interest	101
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	101
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	103
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	103
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	105
Potential Conflicts of Interest of the Operating Advisor	107
Potential Conflicts of Interest of the Asset Representations Reviewer	108
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	108
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	111
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	112
Other Potential Conflicts of Interest May Affect Your Investment	113
Other Risks Relating to the Certificates	113
The Certificates Are Limited Obligations	113
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	113
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	114
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	116

7

Your Yield May Be Affected by Defaults, Prepayments and Other Factors	118
General	118
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	119
Losses and Shortfalls May Change Your Anticipated Yield	121
Risk of Early Termination	121
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	122
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	122
You Have Limited Voting Rights	122
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	123
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	125
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	126
Risks Relating to Modifications of the Mortgage Loans	127
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	128
Risks Relating to Interest on Advances and Special Servicing Compensation	129
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	129
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	129
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	132
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	132
Tax Considerations Relating to Foreclosure	132
REMIC Status	133
Material Federal Tax Considerations Regarding Original Issue Discount	133
Description of the Mortgage Pool	134
General	134
Certain Calculations and Definitions	135
Definitions	135
Mortgage Pool Characteristics	147
Overview	147
Property Types	148
Office Properties	149
Retail Properties	149
Hotel Properties	150
Multifamily Properties	153
Self Storage Properties	154
Mixed Use Properties	154
Manufactured Housing Properties	154
Industrial Properties	155
Specialty Use Concentrations	155
Mortgage Loan Concentrations	156
Top Ten Mortgage Loans	156
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	156
Geographic Concentrations	158
Mortgaged Properties with Limited Prior Operating History	159
Tenancies-in-Common or Diversified Ownership	159

8

Shari’ah Compliant Loan	159
Condominium Interests	160
Fee & Leasehold Estates; Ground Leases	160
Environmental Considerations	162
Redevelopment, Renovation and Expansion	164
Assessment of Property Value and Condition	166
Litigation and Other Considerations	167
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	169
Tenant Issues	170
Tenant Concentrations	170
Lease Expirations and Terminations	171
Expirations	171
Terminations	172
Other	174
Purchase Options and Rights of First Refusal	176
Affiliated Leases	178
Insurance Considerations	178
Use Restrictions	181
Appraised Value	182
Non-Recourse Carveout Limitations	182
Delinquency Information	184
Certain Terms of the Mortgage Loans	184
Amortization of Principal	184
Due Dates; Mortgage Rates; Calculations of Interest	184
ARD Loans	185
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	186
Voluntary Prepayments and Defeasance	187
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	188
Defeasance	189
Releases; Partial Releases	191
Escrows	192
Mortgaged Property Accounts	193
Exceptions to Underwriting Guidelines	194
Additional Indebtedness	195
General	195
Whole Loans	195
Mezzanine Indebtedness	195
Other Secured Indebtedness	198
Preferred Equity	198
Other Unsecured Indebtedness	198
The Whole Loans	199
General	199
The Serviced Whole Loans	202
The 1166 Avenue of the Americas Whole Loan	202
The Merrill Lynch Drive Whole Loan	214
The KOMO Plaza Whole Loan	218
The Anaheim Marriott Suites Whole Loan	221
The Non-Serviced Whole Loans	225
The Summit Birmingham Whole Loan	225
The State Farm Data Center Whole Loan	230
Midwest Industrial Portfolio Whole Loan	234
Wolfchase Galleria Whole Loan	239
The Servicing Shift Whole Loans	243
The Center West Whole Loan	243
The Connecticut Financial Center Whole Loan	246
Additional Information	250

9

Transaction Parties	251
The Sponsors and Mortgage Loan Sellers	251
Barclays Bank PLC	251
General	251
Barclays’ Securitization Program	251
Review of Barclays Mortgage Loans	252
Barclays’ Underwriting Guidelines and Processes	254
Exceptions to Barclays’ Disclosed Underwriting Guidelines	256
Compliance with Rule 15Ga-1 under the Exchange Act	257
Retained Interests in This Securitization.	257
UBS AG	257
General	257
UBS AG, New York Branch’s Securitization Program	257
Review of the UBS AG, New York Branch Mortgage Loans	258
UBS AG, New York Branch’s Underwriting Standards	260
Exceptions	262
Litigation	262
Compliance with Rule 15Ga-1 under the Exchange Act	263
Retained Interests in This Securitization	263
Rialto Mortgage Finance, LLC	263
General	263
Rialto Mortgage’s Securitization Program	263
Rialto Mortgage’s Underwriting Standards and Loan Analysis	263
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	267
Compliance with Rule 15Ga-1 under the Exchange Act	269
Retained Interests in This Securitization	269
The Depositor	269
The Issuing Entity	270
The Trustee	270
The Certificate Administrator	271
The Master Servicer	273
The Special Servicer	277
The Operating Advisor and Asset Representations Reviewer	281
Credit Risk Retention	281
General	281
Qualifying CRE Loans	282
Hedging, Transfer and Financing Restrictions	283
Description of the Certificates	283
General	283
Distributions	286
Method, Timing and Amount	286
Available Funds	287
Priority of Distributions	288
Pass-Through Rates	291
Interest Distribution Amount	293
Principal Distribution Amount	294
Certain Calculations with Respect to Individual Mortgage Loans	295
Excess Interest	297
Application Priority of Mortgage Loan Collections or Whole Loan Collections	297
Allocation of Yield Maintenance Charges and Prepayment Premiums	299
Assumed Final Distribution Date; Rated Final Distribution Date	301
Prepayment Interest Shortfalls	301
Subordination; Allocation of Realized Losses	303
Reports to Certificateholders; Certain Available Information	305
Certificate Administrator Reports	305
Information to be Provided to Risk Retention Consultation Party	309

10

Information Available Electronically	310
Voting Rights	314
Delivery, Form, Transfer and Denomination	314
Book-Entry Registration	315
Definitive Certificates	317
Certificateholder Communication	318
Access to Certificateholders’ Names and Addresses	318
Requests to Communicate	318
List of Certificateholders	318
Description of the Mortgage Loan Purchase Agreements	319
General	319
Dispute Resolution Provisions	327
Asset Review Obligations	327
Pooling and Servicing Agreement	327
General	327
Assignment of the Mortgage Loans	328
Servicing Standard	328
Subservicing	330
Advances	331
P&I Advances	331
Servicing Advances	331
Nonrecoverable Advances	332
Recovery of Advances	333
Accounts	335
Withdrawals from the Collection Account	336
Servicing and Other Compensation and Payment of Expenses	339
General	339
Master Servicing Compensation	342
Special Servicing Compensation	345
Disclosable Special Servicer Fees	348
Certificate Administrator and Trustee Compensation	349
Operating Advisor Compensation	349
Asset Representations Reviewer Compensation	350
CREFC® Intellectual Property Royalty License Fee	350
Appraisal Reduction Amounts	351
Maintenance of Insurance	356
Modifications, Waivers and Amendments	359
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	362
Inspections	365
Collection of Operating Information	365
Special Servicing Transfer Event	365
Asset Status Report	368
Realization Upon Mortgage Loans	371
Sale of Defaulted Loans and REO Properties	373
The Directing Certificateholder	375
General	375
Major Decisions	377
Asset Status Report	379
Replacement of the Special Servicer	379
Control Termination Event and Consultation Termination Event	380
Servicing Override	381
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	382
Rights of the Holders of Serviced Pari Passu Companion Loans	382
Limitation on Liability of Directing Certificateholder	382
The Operating Advisor	383

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General	383
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	384
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	384
Recommendation of the Replacement of the Special Servicer	386
Eligibility of Operating Advisor	386
Other Obligations of Operating Advisor	387
Delegation of Operating Advisor’s Duties	388
Termination of the Operating Advisor With Cause	388
Rights Upon Operating Advisor Termination Event	389
Waiver of Operating Advisor Termination Event	389
Termination of the Operating Advisor Without Cause	389
Resignation of the Operating Advisor	390
Operating Advisor Compensation	390
The Asset Representations Reviewer	390
Asset Review	390
Asset Review Trigger	390
Asset Review Vote	392
Review Materials	392
Asset Review	393
Eligibility of Asset Representations Reviewer	395
Other Obligations of Asset Representations Reviewer	395
Delegation of Asset Representations Reviewer’s Duties	396
Asset Representations Reviewer Termination Events	396
Rights Upon Asset Representations Reviewer Termination Event	397
Termination of the Asset Representations Reviewer Without Cause	397
Resignation of Asset Representations Reviewer	397
Asset Representations Reviewer Compensation	398
The Risk Retention Consultation Party	398
General	398
Limitation on Liability of Risk Retention Consultation Party	398
Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party	399
Replacement of the Special Servicer Without Cause	400
Termination of the Master Servicer or Special Servicer for Cause	403
Servicer Termination Events	403
Rights Upon Servicer Termination Event	404
Waiver of Servicer Termination Event	405
Resignation of the Master Servicer or Special Servicer	406
Limitation on Liability; Indemnification	406
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	409
Dispute Resolution Provisions	409
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	409
Repurchase Request Delivered by a Party to the PSA	410
Resolution of a Repurchase Request	410
Mediation and Arbitration Provisions	412
Servicing of the Non-Serviced Mortgage Loans	414
Servicing of The Summit Birmingham Mortgage Loan	414
Servicing of the State Farm Data Center Mortgage Loan	416
Servicing of the Midwest Industrial Portfolio Mortgage Loan	419
Servicing of the Wolfchase Galleria Mortgage Loan	421
Servicing of the Center West Whole Loan and the Connecticut Financial Center Whole Loan	424
Rating Agency Confirmations	425
Evidence as to Compliance	426
Limitation on Rights of Certificateholders to Institute a Proceeding	428

12

Termination; Retirement of Certificates	428
Amendment	429
Resignation and Removal of the Trustee and the Certificate Administrator	431
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	433
Certain Legal Aspects of Mortgage Loans	433
General	435
Types of Mortgage Instruments	435
Leases and Rents	435
Personalty	436
Foreclosure	436
General	436
Foreclosure Procedures Vary from State to State	436
Judicial Foreclosure	436
Equitable and Other Limitations on Enforceability of Certain Provisions	437
Nonjudicial Foreclosure/Power of Sale	437
Public Sale	437
Rights of Redemption	438
Anti-Deficiency Legislation	439
Leasehold Considerations	439
Cooperative Shares	440
Bankruptcy Laws	440
Environmental Considerations	445
General	445
Superlien Laws	445
CERCLA	445
Certain Other Federal and State Laws	446
Additional Considerations	447
Due-on-Sale and Due-on-Encumbrance Provisions	447
Subordinate Financing	447
Default Interest and Limitations on Prepayments	447
Applicability of Usury Laws	448
Americans with Disabilities Act	448
Servicemembers Civil Relief Act	448
Anti-Money Laundering, Economic Sanctions and Bribery	449
Potential Forfeiture of Assets	449
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	449
Pending Legal Proceedings Involving Transaction Parties	451
Use of Proceeds	451
Yield and Maturity Considerations	451
Yield Considerations	451
General	451
Rate and Timing of Principal Payments	452
Losses and Shortfalls	453
Certain Relevant Factors Affecting Loan Payments and Defaults	453
Delay in Payment of Distributions	454
Yield on the Certificates with Notional Amounts	454
Weighted Average Life	455
Pre-Tax Yield to Maturity Tables	459
Material Federal Income Tax Considerations	462
General	462
Qualification as a REMIC	463
Status of Offered Certificates	465
Taxation of Regular Interests	465
General	465
Original Issue Discount	465

13

Acquisition Premium	467
Market Discount	468
Premium	468
Election To Treat All Interest Under the Constant Yield Method	469
Treatment of Losses	469
Yield Maintenance Charges and Prepayment Premiums	470
Sale or Exchange of Regular Interests	470
Taxes That May Be Imposed on a REMIC	471
Prohibited Transactions	471
Contributions to a REMIC After the Startup Day	471
Net Income from Foreclosure Property	471
Bipartisan Budget Act of 2015	472
Taxation of Certain Foreign Investors	472
FATCA	473
Backup Withholding	473
Information Reporting	473
3.8% Medicare Tax on “Net Investment Income”	474
Reporting Requirements	474
Certain State and Local Tax Considerations	474
Method of Distribution (Underwriter)	475
Incorporation of Certain Information by Reference	476
Where You Can Find More Information	477
Financial Information	477
Certain ERISA Considerations	477
General	477
Plan Asset Regulations	478
Administrative Exemptions	479
Insurance Company General Accounts	480
Legal Investment	481
Legal Matters	482
Ratings	482
Index of Defined Terms	485

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information	A-2-1

Annex A-3:	Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information	A-3-1

Annex B:	Form of Report to Certificateholders	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR REGARDING THE OFFERED CERTIFICATES.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

NONE OF THE DEPOSITOR OR THE DEPOSITOR’S AFFILIATES WILL RETAIN A 5% NET ECONOMIC INTEREST WITH RESPECT TO THE CERTIFICATES IN ANY OF THE FORMS PRESCRIBED BY ARTICLE 122A OF THE BANKING CONSOLIDATION DIRECTIVE (DIRECTIVE 2006/48/EC, AS AMENDED) (“ARTICLE 122A”). FOR ADDITIONAL INFORMATION REGARDING ARTICLE 122A, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES” IN THIS PROSPECTUS.

15

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on page 22 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on page 55 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 485 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

16

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT,

17

PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.“) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

18

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE

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SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND

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AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C1.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc., which is a wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2017-C1 a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	Barclays Bank PLC, a public limited company registered in England and Wales

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Bank PLC(1)	18	$371,195,230	43.4%
UBS AG(2)	19	254,503,676	29.7
Rialto Mortgage Finance, LLC	21	230,048,831	26.9
Total	58	$855,747,738	100.0%

(1)	The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as The Summit Birmingham, securing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC and Bank of America, N.A. The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Merrill Lynch Drive, securing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC and Morgan Stanley Bank, N.A.

(2)	The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as KOMO Plaza and Wolfchase Galleria, collectively representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each co-originated by UBS AG and Morgan Stanley Bank, N.A. The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as State Farm Data Center, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was originated by Deutsche Bank AG, New York Branch, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services and purchased by UBS AG. All such mortgage loans were underwritten pursuant to UBS AG’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan that is serviced under another pooling and servicing agreement related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing agreement. From and after their respective servicing shift securitization dates, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and

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“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC a Delaware limited liability company, will be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—Whole Loans” below). The special servicer will be responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of the special servicer are located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that mortgage loan. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

Rialto Capital Advisors, LLC will be appointed to be the special servicer by RREF III-D BBCMS 2017-C1, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to their respective servicing shift securitization dates, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after their respective servicing shift securitization dates, each servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS Mortgage Trust 2017-C1. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loans will be the trustee under the pooling and servicing agreement. From and after each servicing shift securitization dates, the mortgagee of record with respect to each servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes is located at 600 South Fourth Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the applicable servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—Whole Loans”, as custodian under the pooling and servicing agreement for the indicated

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transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right

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to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, funds and/or accounts managed by Rialto Capital Management, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will purchase the Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H and Class V Certificates, and that RREF III-D BBCMS 2017-C1, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan).

With respect to each of the servicing shift whole loans identified as “Center West” and “Connecticut Financial Center” on Annex A-1, the holder of the Center West companion loan identified as note A-2 and the holder of the Connecticut Financial Center companion loan identified as note A-2, as applicable, will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the respective intercreditor agreement. From and after the applicable servicing shift securitization date, the party entitled to exercise the rights of the holder of the controlling companion loan for each servicing shift whole loan is expected to be the “directing certificateholder” (or analogous term) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting each of the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the directing certificateholder or the holder of a majority of the controlling class becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded directing certificateholder loan”), the rights of the directing certificateholder with respect to such mortgage loan will be limited as described under “Pooling and Servicing

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Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party.” A “borrower party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan, or any borrower party affiliate thereof.

Risk Retention Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans, as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the RRI interest. A majority owned affiliate of Rialto Mortgage Finance, LLC is expected to be appointed as the initial risk retention consultation party.

If the risk retention consultation party of the holder of more than 50% of the RRI interest becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded risk retention consultation party loan”), the rights of the risk retention consultation party with respect to such mortgage loan will be limited as described under “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party.”

A mortgage loan or whole loan will be an “excluded risk retention consultation party loan” with respect to the risk retention consultation party if the risk retention consultation party or the holding of the majority of the RRI interest is a borrower party.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2017 (or, in the case of any mortgage loan that has its first due date in March 2017, the date that would have been its due date in February 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 27, 2017.

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Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	November 2021
Class A-2	February 2022
Class A-3	December 2026
Class A-4	February 2027
Class A-SB	November 2026
Class X-A	February 2027
Class X-B	February 2027
Class A-S	February 2027
Class B	February 2027
Class C	February 2027

The rated final distribution date will be the distribution date in February 2050.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C1:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R.

Certificate Balances and Notional
Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approximate Initial Available Certificate Balance or Notional Amount	Approximate Initial Retained Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance(2)	Approx. Initial Credit Support(3)
Class A-1	$ 22,421,053	$ 21,300,000	$ 1,121,053	2.620%	30.000%
Class A-2	$ 66,989,474	$ 63,640,000	$ 3,349,474	7.828%	30.000%
Class A-3	$152,631,581	$145,000,000	$ 7,631,581	17.836%	30.000%
Class A-4	$319,560,000	$303,582,000	$15,978,000	37.343%	30.000%
Class A-SB	$ 37,421,053	$ 35,550,000	$ 1,871,053	4.373%	30.000%
Class X-A	$599,023,161	$569,072,000	$29,951,161	NAP	NAP
Class X-B	$110,176,843	$104,668,000	$ 5,508,843	NAP	NAP
Class A-S	$ 66,320,000	$ 63,004,000	$ 3,316,000	7.750%	22.250%
Class B	$ 43,856,843	$ 41,664,000	$ 2,192,843	5.125%	17.125%
Class C	$ 38,509,474	$ 36,584,000	$ 1,925,474	4.500%	12.625%

(1)	On the closing date, Rialto Mortgage Finance, LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.

(2)	Based on the initial Certificate Balance.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1	2.0100%
Class A-2	3.1890%
Class A-3	3.4120%
Class A-4	3.6740%
Class A-SB	3.4880%
Class X-A	1.5312%
Class X-B	1.0363%
Class A-S	3.8980%
Class B	4.0890%
Class C	4.4410%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates will be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite such class in the table. The pass-through rates for the Class C Certificates will be a per annum rate equal to the lesser of (a) 4.4410% and (b) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on a 30/360 basis) for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month,

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calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Available Funds—Pass-Through Rates” and
“—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.05500%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, in each case, for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage

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loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00760%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding (i) any non-serviced mortgage loan, or (ii) any servicing shift mortgage loan and (iii) any serviced companion loan) at a per annum rate equal to (i) 0.00205% per annum, except with respect to the serviced mortgage loans, (ii) 0.00294% per annum with respect to the 1166 Avenue of the Americas mortgage loan, (iii) 0.00325% per annum with respect to the Merrill Lynch Drive mortgage loan, (iv) 0.00340% per annum with respect to the KOMO Plaza mortgage loan and (v) 0.00348% per annum with respect to the Anaheim Marriott Suites mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan) at a per annum rate equal to 0.00029%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Termination of the Master Servicer or Special Servicer For Cause—Limitation on Liability; Indemnification”.

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With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under such pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
The Summit Birmingham	0.00250% per annum	0.25000%
State Farm Data Center	0.00250% per annum	0.25000%
Midwest Industrial Portfolio	0.00250% per annum	(3)
Wolfchase Galleria	0.00250% per annum	0.25000%

(1)	Does not reflect the Center West mortgage loan and the Connecticut Financial Center mortgage loan. In the case of each such mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the applicable servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

(3)	The special servicing fee rate for the Midwest Industrial Portfolio mortgage loan is the greater of 0.25000% per annum and the rate that would result in a special servicing fee of $3,500 per month.

Distributions

A. Amount and Order

of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

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First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement;

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(b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Available Funds”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Available Funds—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Available Funds—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

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For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.

(2)	The Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates are non-offered certificates.

(3)	Other than the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.

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To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Available Funds—Excess Interest”. This excess interest will not be available to

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make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

•	maintain the lien on the related mortgaged property; and/or

•	enforce the related mortgage loan documents.

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The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent such amounts are (i) not recoverable from such non-serviced whole loan and (ii) allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 58 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 75

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commercial, multifamily or manufactured housing properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $855,747,738.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 58 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)
1166 Avenue of the Americas	$56,250,000	6.6%	$28,750,000	$25,000,000	48.9%	1.37x
The Summit Birmingham	$50,000,000	5.8%	$158,000,000	N/A	54.3%	1.68x
Merrill Lynch Drive	$41,500,000	4.8%	$62,100,000	N/A	67.7%	2.95x
KOMO Plaza	$37,000,000	4.3%	$102,000,000	N/A	50.0%	2.47x
Center West	$30,000,000	3.5%	$50,000,000	N/A	38.3%	1.94x
Anaheim Marriott Suites	$30,000,000	3.5%	$24,000,000	N/A	65.1%	1.62x
State Farm Data Center	$25,000,000	2.9%	$55,000,000	N/A	62.5%	2.42x
Connecticut Financial Center	$22,750,000	2.7%	$22,750,000	N/A	65.0%	1.95x
Midwest Industrial Portfolio	$15,400,000	1.8%	$23,100,000	N/A	71.3%	1.39x
Wolfchase Galleria	$9,960,046	1.2%	$154,380,709	N/A	64.7%	1.72x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loan and related Subordinate Companion loan but excluding any mezzanine loan. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

Each of the 1166 Avenue of the Americas whole loan, the Merrill Lynch Drive whole loan, the KOMO Plaza whole loan and the Anaheim Marriott Suites whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Each of the Center West whole loan and the Connecticut Financial Center whole loan will be a “servicing shift whole loan”

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and the related mortgage loan, a “servicing shift mortgage loan” will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. However, it is anticipated that from and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”), designated in the pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be treated as a “serviced whole loan” and the related companion loan(s) will be treated as “serviced companion loan(s)”. On and after the applicable servicing shift securitization date, a servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loan(s) will be “non-serviced companion loan(s)”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Summit Birmingham	BACM 2017-BNK3	5.8%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

State Farm Data Center	CD 2017-CD3	2.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association

Midwest Industrial Portfolio	WFCM 2016-C37	1.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Wolfchase Galleria	MSC 2016-UBS12	1.2%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association

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Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder

The Summit Birmingham	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	BlackRock Realty Advisors, Inc.

State Farm Data Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

Midwest Industrial Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prime Finance CMBS B-Piece Holdco VI, L.P.

Wolfchase Galleria	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Center West mortgage loan and the Connecticut Financial Center mortgage loan. With respect to each such mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans

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secured by more than one mortgaged property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$855,747,738
Number of mortgage loans	58
Number of mortgaged properties	75
Number of crossed loan pools	1
Crossed loans as a percentage	2.5%
Range of Cut-off Date Balances	$1,800,000 to $61,000,000
Average Cut-off Date Balance	$14,754,271
Range of Mortgage Rates	3.93000% to 6.21350%
Weighted average Mortgage Rate	5.02713%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	354 months
Range of remaining amortization terms(3)	298 months to 360 months
Weighted average remaining amortization term(3)	354 months
Range of Cut-off Date LTV Ratios(4)(5)	31.5% to 73.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	26.1% to 68.8%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	55.1%
Range of U/W NCF DSCRs(5)(6)	1.28x to 2.95x
Weighted average U/W NCF DSCR(5)(6)	1.77x
Range of U/W NOI Debt Yields(5)	8.3% to 15.4%
Weighted average U/W NOI Debt Yield(5)	10.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	39.6%
Balloon	30.1%
Interest Only-Balloon	22.6%
ARD-Interest Only	7.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of two (2) mortgage loans with anticipated repayment dates, secured by the mortgaged properties identified on Annex A-1 to this prospectus as Merrill Lynch Drive and State Farm Data Center, representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes thirteen (13) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as Alhambra Towers, 1166 Avenue of the Americas, 1000 Denny Way, The Summit Birmingham, Merrill Lynch Drive, KOMO Plaza, Center West, State Farm Data Center, Seaport Storage Center, Westshore Plaza, Walgreens - Pflugerville, TX, Stow-A-Way and National City Self Storage, collectively representing approximately 47.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to five (5) mortgaged properties identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, West Sahara Promenade, Lakewood Village, Springhill Suites by Marriott and Holiday Inn Express & Suites – Kansas City, collectively representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the loan-to-value ratio was calculated based upon a valuation other than an “as-is” value of the related mortgaged properties. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

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(5)	In the case of ten (10) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, The Summit Birmingham, Merrill Lynch Drive, KOMO Plaza, Center West, Anaheim Marriott Suites, State Farm Data Center, Connecticut Financial Center, Midwest Industrial Portfolio and Wolfchase Galleria, representing approximately 37.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratios, and debt yields have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 48.9%, 1.37x and 7.9%, respectively. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, six of the mortgage loans, representing approximately 11.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Orlando Central, representing approximately 4.5% of the initial pool balance, the mortgage loan financed the borrower’s purchase of a portfolio of 21 parcels (the “Orlando Properties”) that were part of the collateral for a $138,100,000 CMBS loan (the “LDP Loan”) secured by 30 individual parcels, which loan was included in JPMCC 2005-LDP5. In August 2010, the LDP Loan maturity date was extended through January 1, 2019 and the LDP Loan was modified into a Note A and a Hope Note B (with a principal balance, as of December 2016 of $78,727,854 and $25,566,653, respectively). As of December 2016, 27 individual parcels secured the LDP Loan. The mortgage loan financed the borrower’s purchase of 21 of those 27 parcels. According to the trustee report dated January 2017, on January 1, 2017, $78,727,854 of Note A was prepaid and $0 of Note B was prepaid.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Connecticut Financial Center, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the mortgage loan paid off in full a prior loan secured by the mortgaged property, which prior loan was subject to a loan restructuring in 2013 to prevent maturity default.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio, securing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged properties identified as 999 Raymond Street and 2000 South 25th Avenue were part of a three-property portfolio securing a prior loan that was in foreclosure. Proceeds from the mortgage loan were used to pay off the previous lender and release its liens on the mortgaged properties. The third property, which is not collateral for any of the mortgage loans, remains in foreclosure. The borrower sponsor reports that one of the carve-out guarantors under the mortgage loan remains jointly and severally liable with two other guarantors for the third foreclosed property. The guarantor’s contingent liability is capped at 50% of the principal portion of the guaranteed obligations. The two related mortgaged properties represent 9.6% in the aggregate of an eleven-property portfolio.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as New Bern Hotel Portfolio, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the mortgage loan paid off in full a prior loan secured by the Hampton Inn New Bern Mortgaged Property, which prior loan matured in October 2016 and was in maturity default at the time of the refinancing.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Rock Springs, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan paid off in full a prior loan secured by the mortgaged property, which prior loan matured in December, 2016 and was in maturity default at the time of the refinancing.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Taft Hills Plaza, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan paid off a prior loan secured by the mortgaged property, which prior loan matured in June 2016, was in maturity default at the time of the refinancing and was paid off in full by the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Properties with Limited
Operating History	With respect to ten (10) of the mortgaged properties, securing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines in that the underwriting for the related Mortgage Loan includes rental income from a master lease executed by an affiliate of the related sponsor. The related sponsor signed a 30-month master lease covering 22,500 rentable square feet on the third floor of the Mortgaged Property to bring the occupancy rate closer to market levels while marketing the space. Occupancy excluding the master leased space is 80.0%. Rent from the master lease has been included in the underwritten net operating income and net cash flow. Excluding such master lease rental income, the underwritten net operating income and net cash flow are $7,179,711 and $6,689,444, respectively. The sponsor has reported that it is currently negotiating a lease for most of the third floor with an unrelated third party tenant. At origination, $4,058,916 was escrowed to cover leasing costs associated with the third floor of the Mortgaged Property. Additionally, the lender considered the property’s location in midtown Manhattan as part of its analysis.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement

Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	Rialto Mortgage Finance, LLC, the retaining sponsor intends to cause a majority-owned affiliate to retain at least 5.0% of the certificate balance or notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfy the U.S. credit risk retention requirements. See “Credit Risk Retention”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

● Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

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●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other

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amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status

Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”) for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will constitute REMIC “regular interests”.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your offered certificates using the accrual method of accounting.

	●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates

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will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment

None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

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See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, changes to tax laws or regulations, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

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●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

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●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

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●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties are located near military bases that have been identified as the largest employer in the area surrounding such mortgaged properties. Base closings and the transient nature of military service may adversely affect the income stream at such mortgaged properties, particularly if the hotel or retail tenants are dependent on business from that local military base. There can be no assurance that either military base will remain open or continue to operate as a military base. We cannot assure you that the occupancy level at the related hotel property or the level of sales at the related retail property would not be adversely affected if the applicable military base were to be closed or reduced in size.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

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●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●	poor performance by teachers, administrative staff or students; or

●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition,

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there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage

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Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

With respect to three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1000 Denny Way, KOMO Plaza and State Farm Data Center on Annex A-1, representing approximately 13.8% of the Initial Pool Balance, the related properties or portions of the related properties are comprised of data centers and/or telecommunications spaces. Data centers and telecommunications properties require specialized mechanical, electrical and communications infrastructure and an information technology staff that is competent in the installation, operation and repair of such infrastructure and industry standards. Data center rents are often higher than traditional office rents. If current data center tenants have to be replaced in the future by traditional office tenants, rents may be lower and the cost to convert to office space could be significant. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

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Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the

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related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

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Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for

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the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management

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agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have

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a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside

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at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

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Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower

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or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In addition, certain of the manufactured housing properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular

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industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. See “—Industrial Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations

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regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hotel and multifamily properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Florida, Washington, New York and Alabama. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

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A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

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Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

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In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

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●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

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Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on

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perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

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In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of

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coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the “Terrorism Insurance Program”. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

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Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

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Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each

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case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

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The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; and
“—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis.” A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

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Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized”, “as-renovated” or “as-complete” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value, the “as-renovated” or the “as-complete” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such “as-stabilized” value, “as-renovated” value or “as-complete” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

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Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “as-stabilized”, “as-renovated” or “as-complete” value, we cannot assure you that those assumptions are or will be accurate or that any such “as-stabilized”, “as-renovated” or “as-complete” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; and “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other

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than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court

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would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.

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Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

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●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

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In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

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●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased

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losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

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Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and

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its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See also representation and warranty no. 17 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Bank PLC, one of the sponsors and originators, and of Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell

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or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, a majority owned affiliate of Rialto Mortgage Finance, LLC, a sponsor and an affiliate of the special servicer, is expected to hold the RRI interest as described in “Credit Risk Retention”, and is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the risk retention consultation party is affiliated with the b-piece buyer and special servicer. While the holder of the RRI interest only has consultation rights, the b-piece buyer and special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the RRI interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the RRI interest holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as the risk retention consultation party or the holder of the majority of the RRI Interest is a Borrower Party, then the risk retention consultation party will not have consultation rights with respect to such mortgage loan and will be required to certify that it will forego access to any “excluded information” relating to such mortgage loan and the related mortgaged properties. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. Notwithstanding such restrictions, there can be no assurance that the risk retention consultation party or such holder of the RRI interest will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to such mortgage loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

In addition, for so long as the risk retention consultation party or the holder of the RRI interest entitled to appoint such risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” relating to such excluded loan and/or the related mortgaged properties. Notwithstanding such restriction, there can be no assurance that the risk retention consultation party or such holder of the RRI interest will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

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Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and the majority owned affiliate of Rialto Mortgage Finance, LLC that is expected to be the holder of the RRI Interest and the risk retention consultation party, are affiliates of Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial directing certificateholder under the pooling and servicing agreement.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Center West Whole Loan and the Connecticut Financial Center Whole Loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the applicable servicing shift securitization date. At that time, the servicing and administration of the applicable servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and

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high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Barclays Capital Inc., together with its affiliates, is playing several roles in this transaction. Barclays Bank PLC, is an affiliate of the depositor and Barclays Bank PLC, a

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sponsor, an originator, a mortgage loan seller and the current holder of a portion of The Summit Birmingham companion loans and the Merrill Lynch Drive companion loans.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, a sponsor, a mortgage loan seller, an originator and the current holder of a portion of the KOMO Plaza companion loans, the Center West companion loans, the Anaheim Marriott Suites companion loans and the Connecticut Financial Center companion loans.

Wells Fargo Bank, National Association is (or, as of the closing date, is expected to be) the interim custodian of the loan files for some or all of the mortgage loans that Barclays Bank PLC and Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Barclays Bank PLC, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Barclays Bank PLC, Wells Fargo Bank, National Association, acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays Bank PLC, including prior to their inclusion in the trust fund, some or all of the mortgage loans that Barclays Bank PLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect

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on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded loan special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded directing certificateholder loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded loan special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded loan special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS Mortgage Trust 2017-C1 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an

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affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

In addition, Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement, is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and the majority owned affiliate of Rialto Mortgage Finance, LLC that is expected to be the holder of the RRI Interest and risk retention consultation party. Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial directing certificateholder under the pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the servicing shift mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge and its affiliates are hired by transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing

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services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge and its affiliates are hired by transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF III-D BBCMS 2017-C1, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect

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to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist), (ii) the controlling noteholder of the Center West whole loan prior to the servicing shift securitization date, (iii) the controlling noteholder of the Connecticut Financial Center whole loan prior to the servicing shift securitization date or (iv) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder
The Summit Birmingham	BACM 2017-BNK3	Bank of America Merrill Lynch Commercial Mortgage Trust 2017-BNK3	BlackRock Realty Advisors, Inc.

State Farm Data Center	CD 2017-CD3	CD 2017-CD3 Mortgage Trust	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

Midwest Industrial Portfolio	WFCM 2016-C37	Wells Fargo Commercial Mortgage Trust 2016-C37	Prime Finance CMBS B-Piece Holdco VI, L.P.

Wolfchase Galleria	MSC 2016-UBS12	Morgan Stanley Capital I Trust 2016-UBS12	RREF III Debt AIV, LP

(1)	Does not include the Center West whole loan or the Connecticut Financial Center whole loan, for each of which servicing will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the Center West whole loan and the Connecticut Financial Center whole loan will be UBS AG or an affiliate, as holder of the related controlling companion loan. With respect to each such whole loan, after the related servicing shift securitization date, the controlling noteholder of the subject servicing shift whole loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the issuing entity, as the related non-controlling companion loan holder, will have non-binding consultation

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rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the applicable servicing shift securitization date, each servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

Similarly, each controlling noteholder or directing certificateholder related to the securitization trust indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer

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may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) (or, after a servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded directing certificateholder loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded directing certificateholder loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded directing certificateholder loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded directing certificateholder loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded directing certificateholder loan or otherwise seek to exert its influence over the special servicer in the event an excluded directing certificateholder loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer or the master servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a serviced whole loan, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holders may recommend (on a strictly non-binding basis, with respect to 9 servicing shift whole loan prior to the related servicing shift securitization date, may direct) that the special servicer take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

The entity that is expected to purchase the Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H and Class V Certificates on the Closing Date is expected to (a) be the initial controlling class certificateholder and (b) be appointed as the initial directing certificateholder, and is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller and an originator, the majority owned affiliate of Rialto Mortgage Finance, LLC that is expected to be the holder of the RRI Interest and risk retention consultation party, and Rialto Capital Advisors, LLC, the special servicer.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H and Class V certificates, which are referred to in this prospectus collectively as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

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In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF III-D BBCMS 2017-C1, LLC, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans (including the servicing shift mortgage loans) under the pooling and servicing agreement, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Summit Birmingham Whole Loan—Consultation and Control”, “—The State Farm Data Center Whole Loan —Consultation and Control”, “—Midwest Industrial Portfolio Whole Loan —Consultation and Control,” “—Wolfchase Galleria Whole Loan—Consultation and Control,” “—The Servicing Shift Whole Loans—The Center West Whole Loan—Consultation and Control” and “—The Connecticut Financial Center Whole Loan—Consultation and Control”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the related controlling noteholder) will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the related

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controlling noteholder, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

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●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds/management companies. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European

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Parliament and Council. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the Issuing Entity, the Depositor, the Underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the Offered Certificates regarding the regulatory treatment of their investment in the Offered Certificates on the Closing Date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other

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than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. At this time, it is unclear what effect a failure of the Retaining Sponsor to be in compliance with the U.S. Credit Risk Retention Rules at any time will have on the market value or liquidity of the Certificates.

●	Investors should be aware that U.S. Risk Retention rules could change and such change could impact the rights and obligations of the Retaining Sponsor.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

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●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor, in consultation with the Mortgage Loan Sellers and the Risk Retention Sponsor, selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor, in consultation with the Mortgage Loan Sellers and the Risk Retention Sponsor, only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally

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recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material

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breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

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The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	Class A-S and Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to

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maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S or Class B certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

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Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

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The RRI interest will not have any voting rights; however, the holders of the RRI interest will be entitled to certain non-binding consultation rights with respect to certain matters relating to specially serviced loans as described in this prospectus and to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans (with respect to each of the Center West mortgage loan and the Connecticut Financial Center mortgage loan, prior to the applicable servicing shift securitization date the related controlling noteholder will have the rights and powers of the directing certificateholder under the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than the servicing shift whole loans), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans. See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Likewise, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the controlling noteholder, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the

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holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan (and each servicing shift whole loan), in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that each of the risk retention consultation party, the directing certificateholder, any controlling companion loan holder (with respect to a servicing shift whole loan), any directing certificateholder (or the equivalent) and any risk retention consultation party, as applicable, under the pooling and servicing agreement, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in its own best interests or in the best interests of the entities it represents;

(iii)  does not have any duties to (a) in the case of the directing certificateholder, the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan), (b) in the case of a controlling companion loan holder and the related servicing shift mortgage loan, any other person, or (c) in the case of the risk retention consultation party, the holders of the RRI interest that appointed such risk retention consultation party;

(iv)  may take actions that favor its own interests or the interests of the entities it represents over the interests of the holders of one or more other classes of certificates; and

(v)   will have no liability whatsoever (other than to any entity that it represents) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party, or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of a servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift whole loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a

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servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loans, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, a servicing shift whole loan or any related REO Property. Additionally, with respect to each servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders evidencing at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

Potential Conflicts of Interest of the 1166 Avenue of the Americas Subordinate Companion Loan and the Related Mezzanine Loan

It is expected that Barclays Bank PLC will transfer its interest in the 1166 Avenue of the Americas Subordinate Companion Loan and the related mezzanine loan to the same unrelated third party. So long as no A/B control appraisal period is in effect, the 1166 Avenue of the Americas Subordinate Companion

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Loan is given certain control rights and the right to replace the special servicer. Since the holder of the 1166 Avenue of the Americas Subordinate Companion Loan is expected to be the same party as the holder of the related mezzanine loan, the holder of the 1166 Avenue of the Americas Subordinate Companion Loan may take actions with respect to the 1166 Avenue of the Americas Mortgage Loan that could adversely affect the holders of some or all of the classes of certificates. In addition, upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower. Under the related co-lender agreement, if the holder of the 1166 Avenue of the Americas Subordinate Companion Loan would be the controlling noteholder pursuant to the terms of the related co-lender agreement, but any interest in the 1166 Avenue of the Americas Subordinate Companion Loan is held by the mortgage loan borrower or a mortgage loan borrower (including any accelerated mezzanine loan lender) related party, or the mortgage loan borrower or mortgage loan borrower related party (including any accelerated mezzanine loan lender) would otherwise be entitled to exercise the rights of the controlling noteholder, an A/B control appraisal period will be deemed to have occurred and the holder of the 1166 Avenue of the Americas Subordinate Companion Loan will no longer have certain control rights and the right to replace the special servicer.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for

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the related non-serviced whole loan (or the holder of the related controlling companion loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

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The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Bank PLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

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Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

Barclays Bank PLC is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1). Under the terms of the Insolvency Act 1986, certain transactions by a company registered in England or Wales, such as Barclays Bank PLC, may be challenged by an insolvency officer appointed to that company on its insolvency.

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The Banking Act 2009 (the “Banking Act”) provides a permanent regime to allow the UK Financial Services Authority (the “FSA”), the Treasury of the United Kingdom (the “UK Treasury”) and the Bank of England to address a situation where a United Kingdom bank (a UK institution with permission to accept deposits under the Financial Services and Markets Act 2000, which would include Barclays Bank PLC) (the “UK Bank”), is likely to encounter financial difficulties. The Banking Act gives the UK Treasury, the FSA and the Bank of England certain wide powers to support the implementation of the stabilization measures contemplated by the Banking Act.

These powers, which apply regardless of any contractual restrictions, include (a) power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the Treasury, all or some of the securities issued by a UK Bank (or any UK holding company of the UK Bank). The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied. Power also exists to override any default provisions in transactions otherwise affected by these powers. Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments. In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer. The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively. There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement. As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates. While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act 2009 in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Barclays Bank PLC will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009. Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

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The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and investment firms (collectively, “Relevant Institutions”). If a Relevant Institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the Relevant Institution’s failure. In particular, liabilities of Relevant Institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a Relevant Institution, then subject to certain exceptions set out in the BRRD, the liabilities of such Relevant Institution could, among other things, be reduced, converted to shares or other ownership interests in the Relevant Institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SR Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, Relevant Institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “— Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a

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letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required

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to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the Special Servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty-eight (58) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $855,747,738 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2017 (or, in the case of any Mortgage Loan that has its first due date in March 2017, the date that would have been its due date in February 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Ten (10) of the Mortgage Loans, representing approximately 37.1% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Bank PLC(1)	18	28	$371,195,230	43.4%
UBS AG(2)	19	20	254,503,676	29.7
Rialto Mortgage Finance, LLC	21	27	230,048,831	26.9
Total	58	75	$855,747,738	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Summit Birmingham, securing approximately 5.8% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC and Bank of America, N.A. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Merrill Lynch Drive, securing approximately 4.8% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC and Morgan Stanley Bank, N.A.

(2)	The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as KOMO Plaza and Wolfchase Galleria, collectively representing approximately 5.5% of the Initial Pool Balance, were each co-originated by UBS AG and Morgan Stanley Bank, N.A. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as State Farm Data Center, representing approximately 2.9% of the Initial Pool Balance, was originated by Deutsche Bank AG, New York Branch, a branch of Deutsche Bank AG, a German bank, authorized by the New York Department of Financial Services, and purchased by UBS AG. All such Mortgage Loans were underwritten pursuant to UBS AG’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing real properties (each, a “Mortgaged Property”).

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The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 27, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the

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maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

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To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loan as shown in the table below, “as-complete”, “as-stabilized” or “as-renovated” value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
1166 Avenue of the Americas	6.6%	37.8%	37.8%	$225,000,000	41.5%	41.5%	$205,000,000
West Sahara Promenade	1.8%	69.1%	58.6%	$22,400,000	72.7%	61.6%	$21,300,000
Lakewood Village	1.6%	68.3%	61.8%	$19,700,000	93.5%	84.6%	$14,400,000
New Bern Hotel Portfolio(1)	1.5%	62.6%	53.1%	$20,500,000	66.5%	56.4%	$19,300,000
Holiday Inn Express & Suites – Kansas City	0.7%	73.4%	61.3%	$7,900,000	79.5%	66.3%	$7,300,000

(1)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on an “as-is” basis for the Hampton Inn New Bern mortgaged property and on an “as complete” basis for the Springhill Suites by Marriott mortgaged property. The “as-complete” value for the Springhill Suites by Marriott mortgaged property is based on the assumed completion of a franchisor-mandated PIP by November 2017.

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The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan). In the case of a Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date. Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this prospectus.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

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Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

The Underwritten Net Cash Flow Debt Service Coverage Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or

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Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date)with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan. Unless clearly indicated otherwise, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1 to this prospectus.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property

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that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the

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payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office or industrial/warehouse facility, any combination of the foregoing or any other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel

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property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

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For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and

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advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratio for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Operating Income generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this prospectus.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as multifamily housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

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You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$855,747,738
Number of Mortgage Loans	58
Number of Mortgaged Properties	75
Number of crossed loan pools	1
Crossed loans as a percentage	2.5%
Range of Cut-off Date Balances	$1,800,000 to $61,000,000
Average Cut-off Date Balance	$14,754,271
Range of Mortgage Rates	3.93000% to 6.21350%
Weighted average Mortgage Rate	5.02713%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	354 months
Range of remaining amortization terms(3)	298 months to 360 months
Weighted average remaining amortization term(3)	354 months
Range of Cut-off Date LTV Ratios(4)(5)	31.5% to 73.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	26.1% to 68.8%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	55.1%
Range of U/W NCF DSCRs(5)(6)	1.28x to 2.95x
Weighted average U/W NCF DSCR(5)(6)	1.77x
Range of U/W NOI Debt Yields(5)	8.3% to 15.4%
Weighted average U/W NOI Debt Yield(5)	10.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	39.6%
Balloon	30.1%
IO-Balloon	22.6%
ARD-Interest Only	7.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of two (2) Mortgage Loans with Anticipated Repayment Dates, secured by the mortgaged properties identified on Annex A-1 to this prospectus as Merrill Lynch Drive and State Farm Data Center, representing approximately 7.8% of the Initial Pool Balance, are calculated as of the related Anticipated Repayment Date.

(3)	Excludes thirteen (13) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Alhambra Towers, 1166 Avenue of the Americas, 1000 Denny Way, The Summit Birmingham, Merrill Lynch Drive, KOMO Plaza, Center West, State Farm Data Center, Seaport Storage Center, Westshore Plaza, Walgreens - Pflugerville, TX, Stow-A-Way and National City Self Storage, collectively representing approximately 47.3% of the Initial Pool Balance, that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	With respect to five (5) Mortgaged Properties identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, West Sahara Promenade, Lakewood Village, Springhill Suites by Marriott and Holiday Inn Express & Suites – Kansas City, collectively representing approximately 11.4% of the Initial Pool Balance, the loan-to-value ratio was calculated based upon a valuation other than an “as-is” value of the related Mortgaged Properties. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of ten (10) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, The Summit Birmingham, Merrill Lynch Drive, KOMO Plaza, Center West, Anaheim Marriott Suites, State Farm Data Center, Connecticut Financial Center, Midwest Industrial Portfolio and Wolfchase Galleria, representing approximately 37.1% of the Initial Pool Balance, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the Initial Pool Balance, the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 48.9%, 1.37x and 7.9%, respectively. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

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(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include seven (7) Mortgage Loans, representing approximately 6.6% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	10	$359,300,000	42.0%
CBD	5	226,000,000	26.4
Suburban	3	96,800,000	11.3
Data Center	1	25,000,000	2.9
Medical	1	11,500,000	1.3
Retail	19	199,175,309	23.3
Anchored	10	106,505,263	12.4
Lifestyle Center	1	50,000,000	5.8
Single Tenant	3	18,485,000	2.2
Unanchored	2	11,600,000	1.4
Super Regional Mall	1	9,960,046	1.2
Shadow Anchored	2	2,625,000	0.3
Hotel	13	130,482,840	15.2
Limited Service	11	73,482,840	8.6
Full Service	2	57,000,000	6.7
Multifamily	7	50,360,194	5.9
Garden	6	43,380,230	5.1
Senior	1	6,979,964	0.8
Self Storage	6	37,565,000	4.4
Mixed Use	1	37,000,000	4.3
Office/Data Center/Retail	1	37,000,000	4.3
Manufactured Housing	8	26,464,395	3.1
Industrial	11	15,400,000	1.8
Warehouse	9	12,400,000	1.4
Flex	2	3,000,000	0.4
Total	75	$855,747,738	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

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Office Properties

In the case of the office properties set forth above, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Central, representing approximately 4.5% of the Initial Pool Balance, the second largest tenant, Concorde Career College, is subject to heightened cash monitoring by the U.S. Department of Education with respect to Federal Student Aid (“FSA”) funds due to its financial responsibility composite score of 1.1 (which is lower than the score of 1.5 or higher that is required to maintain eligibility to Title IV funding). In the event Concorde Career College does not achieve a score equal to or higher than 1.5 by the end of 2017, it may lose its ability to participate in Title IV funding.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1000 Denny Way, KOMO Plaza and State Farm Data Center, representing approximately 13.8% of the Initial Pool Balance, the related properties or portions of the related properties are comprised of data centers and/or telecommunications spaces. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and ““—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Summit Birmingham, securing approximately 5.8% of the Initial Pool Balance, an escrow account was established at loan origination in the amount of $506,123 with respect to the fourth largest tenant, Gap, representing approximately 2.6% of net rentable square footage at the Mortgaged Property. Gap has claimed that, between December 2012 and January 2014, it overpaid rent in such amount as a result of Gap paying base rent when it was allegedly entitled to pay a lower alternative rent as a result of a claimed co-tenancy violation. Gap is currently paying base rent and is not claiming that it is now entitled to pay alternative rent. Gap’s rent is underwritten to base rent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Sunnymead Towne Center, representing approximately 2.1% of the Initial Pool Balance, the lease of the largest tenant, El Super, representing approximately 32.4% of the net rentable area, has a lease which expires on October 31, 2018. The tenant has four options to extend the lease for five years each. On the closing date, the borrower escrowed $738,593 to be disbursed upon lease renewal or extension.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Sunnymead Towne Center, representing approximately 2.1% of the Initial Pool Balance, the Mortgaged Property is located near a military base that has been identified as the largest employer in the area surrounding the Mortgaged Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally.”

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wolfchase Galleria, representing approximately 1.2% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrower to make alterations to the Mortgaged Property for which the total unpaid “hard cost” construction costs may exceed the threshold amount set forth in the Mortgage Loan documents, provided the borrower delivers to the lender as security for the payment of such amounts, among other things (i) a letter of credit or (ii) a guaranty from certain affiliates of the existing guarantor or a guarantor that has a net worth

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amount of at least five times the full cost of any such alterations and liquid assets of at least 120% of the total reasonably estimated costs then remaining to complete any alterations that are then the subject of any such guaranty.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as LA Fitness - Montclair, representing approximately 0.9% of the Initial Pool Balance, at origination, the related single tenant lease contains an exclusive use clause, granting the tenant the exclusive right to operate a fitness facility (as more fully defined in such lease) in the surrounding shopping center (of which the related Mortgaged Property is one of six total pads); no other portion of the shopping center is collateral for the related Mortgage Loan or owned by (or under common control with) the related borrower. In the event that the exclusive use provision is violated anywhere in the shopping center, the tenant has the right to terminate the lease or, in the event that the borrower fails to comply with certain requirements of the lease as to remedial action and other conditions are satisfied, to reduce its rent by 50%. As the related borrower does not own or control any other portion of the shopping center, it may not be able to prevent a use of another portion of the shopping center that might violate the related lease. The related carveouts guarantor has agreed to be liable for the full amount of the Mortgage Loan in the event that the tenant exercises any rights and remedies with respect to its exclusivity rights.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 3801-3807 Broadway, representing approximately 0.4% of the Initial Pool Balance, the second largest tenant, FERS Cleaners II, Corp., representing approximately 13.2% of the net rentable area at the Mortgaged Property operates an onsite dry cleaning facility.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Walmart Shadow Anchor Portfolio, representing approximately 0.3% of the Initial Pool Balance, the related portfolio is comprised of two (2) retail properties that are shadow anchored by Walmart Supercenters. Approximately 5 tenants, accounting for approximately 74.0% of the portfolio’s net rentable square footage and approximately 69.7% of the portfolio’s total rent, have co-tenancy clauses that are tied to the respective Walmart shadow anchor store. Moreover, other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool may have Wal Mart Stores, Inc. (“Walmart”) as a tenant or a shadow anchor. In January 2016, Walmart announced that it would close 269 stores worldwide, including 154 locations in the United States. We cannot assure you that Walmart will remain open for business or that the closing of any Walmart store will not impact the Walmart Shadow Anchor Portfolio or other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Anaheim Marriott Suites, representing approximately 3.5% of the Initial Pool Balance, the Mortgaged Property has historically experienced lower occupancy during the month of September. The Mortgage Loan is structured with a seasonality reserve, the amount of any related reserve deposit which will be recalculated each year to equal the seasonality shortfall of the previous year (with a credit for any balance held in such reserve account).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hyatt Place Charlotte Downtown, securing approximately 3.2% of the Initial Pool Balance, if

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the related borrower decides to sell the Mortgaged Property or a controlling ownership interest in the borrower or its controlling owner, the franchisor has a right of first offer to purchase the Mortgaged Property or such controlling ownership interests in the borrower. Such right of first offer is subordinate to the lien of the Mortgage Loan and the franchisor has agreed that such right is not exercisable in the event of a foreclosure, deed-in-lieu of foreclosure, any other taking of title to the Mortgaged Property by the lender, or, to the extent the lender obtains title to the Mortgaged Property, the subsequent transfer thereof by such person.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as New Bern Hotel Portfolio and La Quinta – Wichita Falls, representing approximately 2.1% of the Initial Pool Balance, the related Mortgaged Properties are located near military bases that have been identified as the largest employer in the area surrounding such Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally.”

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as New Bern Hotel Portfolio, representing approximately 1.5% of the Initial Pool Balance, at origination, the borrowers deposited $170,000 into a seasonality reserve account, which funds may be used for the payment of debt service, reserve funds and operating expenses during the months of January or February if insufficient funds exist from operations to cover such items. On each payment date occurring during the months of March through December, the borrowers are required to deposit $17,000 into the seasonality reserve account, to the extent the balance in the seasonality reserve account is less than $170,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to the prospectus as New Bern Hotel Portfolio, representing approximately 1.5% of the Initial Pool Balance, Marriott International, Inc., the franchisor for the Mortgaged Property identified as Springhill Suites by Marriott has a right of first refusal to purchase the borrower’s leasehold interest in the related Mortgaged Property in the event of a proposed transfer of the related Mortgaged Property or a controlling direct or indirect interest in the borrower to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor.”

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Springhill Suites – Gainesville, representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property has historically experienced lower occupancy during the months of June, July and December. The Mortgage Loan is structured with a seasonality reserve, the amount of which will be recalculated each January to equal the total shortfall of the previous year.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Value Place - Memphis Portfolio, representing approximately 0.9% of the Initial Pool Balance, each related franchise agreement contains a purchase option in favor of the franchisor in the event such franchise agreement expires or terminates for any reason, at a fair market value purchase price determined pursuant to the terms of the franchise agreement. However, each related franchise comfort letter modifies that purchase option in several ways, including (a) subordinating the purchase option to the Mortgage Loan and the lien of the related Mortgage; (b) providing that if the franchisor wants to exercise such purchase option while the related Mortgage Loan remains outstanding, there will be a minimum purchase price equal to the total amount that the borrower would be required to pay to the lender so as to pay the Mortgage Loan in full on the date of such payment; and (c) termination of the purchase option (i) in the event of foreclosure or deed-in-lieu of foreclosure (subject to reinstating the option in the event that the foreclosure is terminated (or the deed-in-lieu is not conveyed) and the borrower retains ownership of the related Mortgaged Properties; (ii) during the period in which any such nominee or designee of the holder of the Mortgage Loan owns the Mortgaged

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Properties; or (iii) during the continuance of an insolvency, bankruptcy or reorganization proceeding of the borrower.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Hampton Inn Bowling Green and Holiday Inn Express & Suites - Kansas City, representing approximately 0.7% and 0.9%, respectively of the Initial Pool Balance, the related hotels each failed a recent “Quality Assurance Evaluation” by the related franchisor. Pursuant to the related franchise agreements, in the event of an uncured failure of an evaluation, the franchisor has the right to terminate the franchise agreement. With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites - Kansas City, the failure was due to noncompliant ratings in the “Service Standards” and “Brand Safety Standards” categories. According to a franchisor representative, the borrower has completed or is in the process of completing all non-compliant items. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Bowling Green, representing approximately 0.9% of the Initial Pool Balance, the failure was related to the borrower’s failure, among other things, to replace the guestroom drapes and chair fabrics. The loan documents require the borrower to complete these upgrades by May 2017 and the borrower reserved $91,602, representing approximately 125% of the estimated cost to complete the upgrades. We cannot assure you the related hotel will earn an acceptable rating in the next Quality Assurance Evaluation or that the franchisor will not terminate the franchise agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Bowling Green, representing approximately 0.9% of the Initial Pool Balance, an affiliate of the borrower owns an 84-room Fairfield Inn & Suites that opened in January 2017 directly adjacent to the Mortgaged Property. The related appraisal concluded that the Fairfield Inn & Suites will be competitive with the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Best Western Plus Rancho Cordova, representing approximately 0.8% of the Initial Pool Balance, the related borrower has the rights to use the “Best Western Plus” trade name and related rights pursuant to a “Membership Agreement”, which is for a one-year term and is renewable on an annual basis. Moreover, on each payment date occurring during the months of June through October, the borrower is required to deposit $9,800 per month (subject to yearly adjustments) into the seasonality reserve account, which funds may be used for the payment of debt service, reserve funds and operating expenses on the payment dates in December and January if insufficient funds exist from operations to cover such items. In future years, the required annual deposit to the seasonality reserve will be reset based on the performance of the Mortgaged Property for the prior 12 month period.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites – Jackson, representing approximately 0.7% of the Initial Pool Balance, the borrower is required to deposit $3,000 on each of the first nine payment dates into a seasonality reserve account, which funds may be used for the payment of debt service, reserves and operating expenses in the event insufficient gross income from operations exists to cover such items (the “Seasonality Shortfall”). Thereafter, on each payment date occurring during the months of January through November, the borrower is required to deposit an amount equal to the quotient obtained by dividing (x) 120% of the aggregate sum of the Seasonality Shortfall for the immediately preceding 12 calendar months by (y) 11.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as La Quinta - Wichita Falls, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property has historically experienced lower occupancy during the period of September through February. The Mortgage Loan is structured with a seasonality reserve, the amount of which will be recalculated each February to equal the total shortfall of the previous year.

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The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Anaheim Marriott Suites	$30,000,000	3.5%	November 13, 2034	February 6, 2027
Hyatt Place Charlotte Downtown	$27,000,000	3.2%	January 31, 2038	February 6, 2027
New Bern Hotel Portfolio
Hampton Inn New Bern	$6,594,486	0.8%	May 31, 2023	January 6, 2027
Springhill Suites by Marriott	$6,244,779	0.7%	January 27, 2029	January 6, 2027
Hilton Garden Inn – Overland Park	$12,000,000	1.4%	January 31, 2032	February 6, 2027
Springhill Suites - Gainesville	$10,250,000	1.2%	February 20, 2034	February 6, 2027
Value Place – Memphis Portfolio
Value Place - Riverdale	$3,759,059	0.4%	September 15, 2026	February 6, 2027
Value Place - Shelby Oaks	$3,740,941	0.4%	June 19, 2027	February 6, 2027
Hampton Inn Bowling Green	$7,300,000	0.9%	January 2, 2023	February 6, 2027
Best Western Plus Rancho Cordova	$7,000,000	0.8%	November 30, 2018(1)	February 6, 2027
Holiday Inn Express & Suites – Jackson	$5,800,000	0.7%	April 1, 2026	February 6, 2027
Holiday Inn Express & Suites – Kansas City	$5,800,000	0.7%	February 9, 2020	February 6, 2027
La Quinta - Wichita Falls	$4,993,575	0.6%	April 15, 2024	January 6, 2027

(1)	In lieu of a franchise agreement, the Mortgaged Property is subject to a membership agreement that is renewed annually.

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily and similar mixed use properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Delta Senior Living – Lansing, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property consists of a 114-unit independent senior living property. The units at the Mortgaged Property are rented on month to month leases and all services at the Mortgaged Property are provided by unaffiliated third parties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as North Pointe-Rayen, securing approximately 0.5% of the Initial Pool Balance, a City of Los Angeles’ Rent Stabilization Ordinance, which places rent restrictions on apartment buildings built prior to October 31, 1978, is in place. The annual allowable rent increase is based on the Consumer Price Index average for the Los Angeles–Long Beach–Anaheim areas for a 12-month period ending September 30 of each year. The percentage can be no lower than 3.0% and no higher than 8.0%. The landlord may also raise the rent by an additional 1.0% for gas and/or 1.0% for electricity.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as North Pointe-Rayen, securing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is subject to the Earthquake Retrofit Ordinance from the City of Los Angeles (the “Ordinance”) and is required to retrofit the improvements on such Mortgaged Property at a cost estimate of approximately $120,000. The Mortgage Loan will become full recourse to the related sponsor in the event the related borrower fails to comply with the Ordinance. The related sponsor is required to maintain a net worth of at least 300% of the loan amount and a liquidity of 100% of

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the outstanding loan balance until such time as the retrofit is completed. The Ordinance allows owners to pass half of the retrofit costs to tenants through rent increases over a 10-year period, with a maximum increase of $38 per month.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

Three (3) Mortgaged Properties identified on Annex A-1 as Seaport Storage Center, Stow-A-Way and National City Self Storage, collectively representing approximately 3.2% of the Initial Pool Balance by allocated loan amount derive a portion of the Underwritten Revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

See “Risk Factors—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as KOMO Plaza, representing approximately 4.3% of the Initial Pool Balance, the Mortgaged Property is a mixed use property that contains 120,925 square feet of office space, 93,115 square feet of data center space, 34,629 square feet of retail space, 30,692 square feet of communications space and 11,790 square feet of other space, including storage space. The specialized uses of such Mortgaged Property may make such space more difficult to re-let or reconfigure if current tenants terminate or fail to renew their leases. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Properties

In the case of the manufactured housing properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakewood Village, representing approximately 1.6% of the Initial Pool Balance, the collateral includes the fee interest in the land, which includes all 237 pad sites at the Mortgaged Property, as well as 206 of the homes (approximately 86.9% of the total units) that sit on such pad sites. Provided no event of default has occurred and is continuing, the borrower is permitted to acquire additional mobiles, which will be included as collateral for the Mortgage Loan. Such additions would be subject to, among other requirements, satisfaction of REMIC requirements.

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●	In the case of certain manufactured housing properties, certain of the pad sites are occupied by “park-owned homes” (which homes are owned by an affiliate of the borrower). For example, with respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Reisinger MHC Portfolio and Maple Hill MHC & Lawrence MHC Portfolio, securing approximately 0.8% and 0.2%, respectively, of the Initial Pool Balance, approximately 31 of the 561 home sites and approximately 31 of the 158 home sites, respectively, are occupied by homes owned by an affiliate of the related borrower and rented out like apartments. Each such borrower affiliate has entered into a master lease with the related borrower in connection with the lease of the pad space. The affiliate-owned homes are not collateral for the Mortgage Loans and neither of the master lease rent for the pads nor the third party tenant rent for the affiliate owned homes were included in the underwriting for such Mortgage Loans.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Oak Hill Estates MHC, representing approximately 0.5% of the Initial Pool Balance, all of the pads are rented to tenants on a month-to-month basis without written leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Data center(1)	3	13.8%
Bank branch(2)	3	10.3%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	3	7.2%
School or educational facility(4)	2	7.1%
Gas Station(5)	5	5.8%
Restaurant(6)	6	5.3%
Gym, fitness center or a health club(7)	3	3.1%
Theater/entertainment facility(8)	1	1.2%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 1000 Denny Way, KOMO Plaza and State Farm Data Center.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Alhambra Towers, Connecticut Financial Center and Taft Hills Plaza.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Orlando Central, Dogwood Station and Boynton Beach Medical Plaza.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Orlando Central and Connecticut Financial Center.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as South Towne Plaza and Franklin Village Shopping Center.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as West Sahara Promenade, Dogwood Station, Santa Monica Retail Center, Taft Hills Plaza, Washington Place Shopping Center and Ocean Springs. Excludes any hotel properties that may have a restaurant on-site.

(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as West Sahara Promenade, LA Fitness – Montclair and 3801-3807 Broadway.

(8)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Wolfchase Galleria.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Square Foot/ Room (1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
Alhambra Towers	$61,000,000	7.1%	$350	1.62x	65.6%	Office
1166 Avenue of the Americas(2)	$56,250,000	6.6%	$435	1.79x	37.8%	Office
1000 Denny Way	$56,000,000	6.5%	$213	1.77x	51.9%	Office
The Summit Birmingham	$50,000,000	5.8%	$305	1.68x	54.3%	Retail
Merrill Lynch Drive	$41,500,000	4.8%	$187	2.95x	67.7%	Office
Orlando Central	$38,250,000	4.5%	$60	1.73x	61.0%	Office
KOMO Plaza	$37,000,000	4.3%	$477	2.47x	50.0%	Mixed Use
Center West	$30,000,000	3.5%	$229	1.94x	38.3%	Office
Anaheim Marriott Suites	$30,000,000	3.5%	$145,553	1.62x	65.1%	Hotel
Hyatt Place Charlotte Downtown	$27,000,000	3.2%	$156,977	1.55x	64.3%	Hotel
Top 3 Total/Weighted Average	$173,250,000	20.2%		1.72x	52.1%
Top 5 Total/Weighted Average	$264,750,000	30.9%		1.91x	55.0%
Top 10 Total/Weighted Average	$427,000,000	49.9%		1.90x	55.2%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 1166 Avenue of the Americas Mortgage Loan based on the combined senior notes and subordinate note totaling $110,000,000 are 1.37x and 48.9%, respectively.

(3)	The Cut-off Date LTV Ratio is calculated based on the “As-Is Assuming Holdbacks” Appraised Value of $225,000,000. All such holdbacks were reserved upfront. Based on the “as-is” Appraised Value of $205.0 million, the Cut-off Date LTV Ratio for the 1166 Avenue of the Americas Whole Loan excluding the Subordinate Companion Loan is 41.5%, the Cut-off Date LTV Ratio for the 1166 Avenue of the Americas Whole Loan is 53.7% and the Cut-off Date LTV Ratio for the total debt including the $20.0 million mezzanine loan is 63.4%.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 10 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 10 Mortgage Loans and cross-collateralized groups of Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.0% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, representing approximately 8.1% of the Initial Pool Balance are secured by two or more properties or cross-collateralized and cross-defaulted with one another. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to

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150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Midwest Industrial Portfolio	Multi-Property	$ 15,400,000	1.8%
New Bern Hotel Portfolio	Multi-Property	12,839,265	1.5
Casa Del Sol (Sierra Springs)	Cross-Collateralized Group(2)	11,126,475	1.3
Boardwalk-Park Place	Cross-Collateralized Group(2)	10,658,307	1.2
Value Place–Memphis Portfolio	Multi-Property	7,500,000	0.9
Reisinger MHC Portfolio	Multi-Property	7,000,000	0.8
Walmart Shadow Anchor Portfolio	Multi-Property	2,625,000	0.3
Maple Hill MHC & Lawrence MHC Portfolio	Multi-Property	2,000,000	0.2
Total		$ 69,149,047	8.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Casa Del Sol (Sierra Springs) and Boardwalk-Park Place, collectively representing approximately 2.5% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

●	With respect to the Mortgaged Properties identified on Annex A-1 as Connecticut Financial Center and Monticello, collectively securing approximately 3.1% of the Initial Pool Balance by allocated loan amount, each related Mortgaged Property is comprised of two or more separate parcels, which are non-contiguous.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, collectively representing approximately 10.6% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 4.2% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans (other than groups of cross-collateralized Mortgage Loans) having borrowers that are related to each other.

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Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Casa Del Sol (Sierra Springs)(2)	1	$11,126,475	1.3%
Boardwalk–Park Place(2)	1	10,658,307	1.2
Hollywood Pointe-Inglewood	1	7,072,334	0.8
North Pointe–Rayen	1	3,984,414	0.5
Indian Creek Villas	1	2,888,700	0.3
Total for Group 1:	5	$35,730,230	4.2%
Group 2:
South Towne Plaza	1	$16,100,000	1.9%
Westshore Plaza	1	14,700,000	1.7
Total for Group 2:	2	$30,800,000	3.6%
Group 3:
Richland Self Storage	1	$5,000,000	0.6%
Oak Hill Estates MHC	1	4,000,000	0.5
Viera Self Storage	1	3,415,000	0.4
Total for Group 3:	3	$12,415,000	1.5%
Group 4:
Stow-A-Way	1	$6,100,000	0.7%
National City Self Storage	1	6,000,000	0.7
Total for Group 4:	2	$12,100,000	1.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

(2)	The Casa Del Sol (Sierra Springs) Mortgage Loan and the Boardwalk-Park Place Mortgage Loan are cross-collateralized and cross-defaulted. The borrowers of the Casa Del Sol (Sierra Springs) Mortgage Loan and the Boardwalk-Park Place Mortgage Loan are also affiliated with each other and with the borrowers of the other Mortgage Loans in Group 1.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	16	$ 176,644,123	20.6%
Florida	6	$ 129,000,000	15.1%
Washington	2	$ 93,000,000	10.9%
New York	2	$ 59,750,000	7.0%
Alabama	2	$ 50,943,000	6.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 18 other states, with no more than 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

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In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	One (1) Mortgaged Property identified on Annex A-1 to this prospectus as Boynton Beach Medical Plaza, securing approximately 1.3% of the Initial Pool Balance by allocated loan amount, is located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Twenty-One (21) Mortgaged Properties identified on Annex A-1 to this prospectus as 1000 Denny Way, KOMO Plaza, Center West, Anaheim Marriott Suites, Casa Del Sol (Sierra Springs), Boardwalk-Park Place, Sunnymead Towne Center, Seaport Storage Center, Wolfchase Galleria, Folsom Town Center, Santa Monica Retail Center, LA Fitness – Montclair, Value Place – Memphis Portfolio, Hollywood Pointe – Inglewood, Best Western Plus Rancho Cordova, Stow-A-Way, National City Self Storage, Taft Hills Plaza, North Pointe – Rayen and Indian Creek Villas, securing approximately 33.6% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Ten (10) of the Mortgaged Properties, securing approximately 10.1% of the Initial Pool Balance by allocated loan amount (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Folsom Town Center and Washington Place Shopping Center, collectively representing approximately 1.4% of the Initial Pool Balance, have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Shari’ah Compliant Loan

The Mortgage Loan identified on Annex A-1 as Midwest Industrial Portfolio, representing approximately 1.8% of the Initial Pool Balance, was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under

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Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Condominium Interests

Three (3) of the Mortgage Loans secured by Mortgaged Properties or a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, Hyatt Place Charlotte Downtown and Westshore Plaza, representing approximately 11.4%, of the Initial Pool Balance, are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the Initial Pool Balance, the related Mortgaged Property is part of a condominium regime. The related borrower owns five units and holds an approximately 11.1% interest in the common elements of the condominium. An affiliate of the related sponsor indirectly owns an additional 15 units in the condominium, which, including the borrower’s interest in the condominium, brings the sponsor’s total interest in the condominium to approximately 41.8%. The related borrower does not have control or blocking rights with respect to the decisions of the condominium board. Based on its current ownership interests in the condominium, the related sponsor does not have control rights with respect to the decisions of the condominium board, but does have blocking rights.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	72	$ 794,897,738	92.9%
Leasehold	2	52,750,000	6.2
Fee/Leasehold	1	8,100,000	0.9
Total	75	$ 855,747,738	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

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In general except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 to this prospectus indicated on Annex D-2 to this prospectus or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Center West, representing approximately 3.5% of the Initial Pool Balance, during the term of the Mortgage Loan, the Mortgaged Property is subject to a ground lease with an affiliate of the borrower, which expires on December 23, 2085. On January 1 of each year during the term of the ground lease, the annual ground lease rent is adjusted to 105% of the prior year’s rent. In addition, every 10 years, the annual ground lease rent will be adjusted upwards to equal 12% of the fair market value of the ground leased land, as if unencumbered and unimproved, provided however, the annual ground lease rent will not be less than the then applicable current annual ground lease rent. The next such adjustment is to occur on January 1, 2023. The current annual ground lease rent under the ground lease is $3,938,240; however, an annual amount of only $1,589,160 (the “Current Payable Annual Ground Rent”) will be due during the term of the Mortgage Loan. All annual ground rent in excess of the Current Payable Annual Ground Rent will be deferred and accrue interest and all previously deferred annual ground lease rent of approximately $6.4 million will continue to be deferred and accrue interest. Such deferrals and accrued interest thereon of annual ground lease rent are subordinate to the Mortgage Loan and are only payable to the extent excess cash flow is available. Upon a foreclosure or deed-in-lieu of foreclosure with respect to the borrower’s leasehold estate, any and all deferred rents and accrued interest thereon will be deemed eliminated and annual rent due under the ground lease will be $1,589,160, subject only to a 5% annual increase (i.e., no readjustment to 12% of fair market value every ten years). In addition, upon the occurrence of an Ownership Severance Event (defined below), any and all obligations to pay rents deferred and accrued interest thereon prior to the Ownership Severance Event will be extinguished, and the rent readjustment occurring every 10 years will be revised to 9% of the fair market value of the ground leased land, as if unencumbered and unimproved. An “Ownership Severance Event” means, the legal, beneficial and economic interest of the ground lessor and borrower are not majority owned, directly or indirectly, by the guarantor, his wife, their children or grandchildren or trusts for their benefit or the benefit of their children or grandchildren.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Connecticut Financial Center, representing approximately 2.7% of the Initial Pool Balance, the related ground lease expressly provides that, in the event the ground lease is rejected in bankruptcy, the leasehold mortgagee may request a new lease within 90 days after it receives notice of said rejection. The ground lease does not provide for a new ground lease in other termination scenarios as the ground lease is effectively not terminable. Once a ground landlord has notice of the existence of a leasehold mortgagee, the ground landlord’s right to terminate the ground lease is expressly limited to certain instances described under the ground lease. The ground lease provides for two termination scenarios: (i) termination upon a tenant default prior to the date which a temporary certificate of occupancy was issued, which right has since expired, and (ii) termination upon a taking of all or substantially all of the leasehold improvements. If a taking results in termination, proceeds are payable to the lender and controlled by the Mortgage Loan documents. A termination may not occur otherwise. Instead, the landlord is permitted to exercise self-help remedies. The ground landlord’s fee interest is not subordinate to the ground leasehold. However, there is no existing fee mortgage and the ground landlord has covenanted in the ground lease not to mortgage the fee.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Santa Monica Retail Center, representing approximately 0.9% of the Initial Pool Balance, the Mortgage Loan is secured by (i) the borrower’s leasehold interest in the portion of the Mortgaged Property improved by a 10,622 square foot retail center and (ii) by the borrower’s fee simple interest in certain portions of the Mortgaged Property improved by surface parking lots. The related ground lease

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has an expiration date in December 2077. Annual rent under the ground lease is $152,000 per annum, subject to an increase of 10% every five years commencing in January 2019.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 35 in Annex D-1 and the exceptions to that representation on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as West Sahara Promenade, representing approximately 1.8% of the Initial Pool Balance, in October 2016, the Phase I ESA identified a recognized environmental condition related to the former operation of a dry cleaning facility at the Mortgaged Property between 1999 and 2016. In November 2016, a Phase II subsurface ESA detected concentrations of volatile organic compounds (VOCs) at the Mortgaged Property, including tetrachloroethene (PCE) and trichloroethene (TCE) in soil and/or soil gas present at concentrations indicating a potential human health risk. The Phase II subsurface ESA concluded there was an apparent prior release of hazardous substances at the former dry cleaning facility and recommended further mitigation or remediation, as appropriate. Under the Mortgage Loan documents, the borrower is required to install a sub-slab depressurization system (“SSDS”) to mitigate vapor concerns in compliance with any applicable environmental laws. At origination, the borrower reserved $150,000 with the lender, representing approximately 125% of the sum of (i) the estimated cost to install and (ii) the maximum foreseeable cost to maintain the SSDS. In addition, the borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London 623/2623), with a policy limit of $3,000,000 per incident and in the aggregate, a $50,000 deductible, a term through January 15, 2027 and a 36-month extended reporting period. The lender is named as an additional named insured under the policy and the policy premium was paid in full at origination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dogwood Station, representing approximately 1.4% of the Initial Pool Balance, the Phase I ESA did not identify any recognized environmental conditions; however, in

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connection with the current operation of a dry cleaner tenant at the Mortgaged Property with on-site cleaning operations, at origination, the lender required the borrower to reserve $187,500 as security against any claim or expense related to potential vapor intrusion at the Mortgaged Property (the “Environmental Concern”). The loan documents require the lender to release such amount to the borrower upon, among other conditions, (a) delivery to the lender of a “No Further Action” letter related to the Environmental Concern or (b) performance of a satisfactory Phase II ESA which finds no evidence of the existence of any Environmental Concern.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites – Jackson, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA did not identify any recognized environmental conditions; however, it did identify reported concentrations of lead in the municipal water supply above EPA action levels. The loan documents require the borrower, at its sole cost and expense, to (i) test the water, groundwater and soil at the Mortgaged Property to determine the level of lead in the water supplied to the Mortgaged Property by the municipal water supply and (ii) if necessary, install a water filtration system. At origination, the borrower reserved $31,250, representing 125% of the estimated cost to install the water filtration system.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Oak Hill Estates MHC, representing approximately 0.5% of the Initial Pool Balance, the borrower entered into an Administrative Consent Order (“ACO”) with the State of Ohio and the Ohio Environmental Protection Agency (“OEPA”) to resolve all notices of violation (“NOV”) and environmental claims related to the operation of an on-site water treatment plant (“WWTP”). Under the ACO, entered on December 27, 2016, the borrower is required, among other things, to (i) pay the State of Ohio $400,000 in full satisfaction of all NOVs (which amount has been paid in full), (ii) construct any necessary sewer connection facilities to connect the sanitary sewers at the Mortgaged Property to the Franklin County sanitary sewer system by December 27, 2017 (the “Sewer Construction Work”) and (iii) decommission the on-site WWTP within 60 days of connecting to the Franklin County sanitary sewer system. At origination, the borrower reserved with the lender $818,404, representing approximately 125% of the estimated cost to complete the Sewer Construction Work. In addition, the borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London Syndicates 623/2623), with a policy limit of $2,000,000 per incident and in the aggregate, a $50,000 deductible and a term through February 12, 2027. The lender is named as an additional named insured under the policy and the policy premium was paid in full at origination.

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio – 3701 West 128th Place, Midwest Industrial Portfolio – 8585 South 77th Avenue and Midwest Industrial Portfolio – 12550 Lombard Lane, collectively securing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA identified a controlled recognized environmental condition with respect to each Mortgaged Property due to prior industrial and manufacturing activities conducted by unrelated third parties. For each such Mortgaged Property, an unrelated third party was designated the responsible party by the related government agency, and each Mortgaged Property received regulatory closure, provided that each Mortgaged Property is used solely for commercial or industrial purposes.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio – 999 Raymond Street, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA identified a recognized environmental condition due to the current and historical use of the Mortgaged Property as an industrial site. A Phase II ESA was conducted and found no evidence of a release of hazardous materials on the Mortgaged Property. No further action is recommended.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio – 461 North Third Avenue, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA identified a recognized environmental

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condition due to groundwater and soil contamination detected on property adjacent to the Mortgaged Property. A Phase II ESA concluded that groundwater beneath the Mortgaged Property had been impacted by releases of hazardous materials at the adjacent property, but that groundwater is not used as a drinking water source. Moreover, the concentrations of the contaminants within soil gas and sub-slab soil gas do not exceed applicable state and federal criteria and there does not appear to be a vapor encroachment concern at the Mortgaged Property. Additionally, the adjacent property has been entered into the state voluntary clean-up program. No further action is recommended.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio – 2000 South 25th Avenue, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA identified a recognized environmental condition at the Mortgaged Property due to historical industrial operations conducted at the Mortgaged Property. A Phase II ESA found evidence of soil contamination as a potential consequence of such operations at the Mortgaged Property. The borrower acquired the Mortgaged Property from an unrelated third party (the “Seller”), who agreed to complete any remediation work necessary to obtain a Comprehensive No Further Remediation Letter (“NFR”) pursuant to the state voluntary remediation program. According to an escrow agreement between the lender, the borrower and the Seller, the Seller escrowed $220,000 in an environmental reserve, which will be released to the Seller upon delivery of a NFR. If such NFR is not delivered by December 2017, the amount in the environmental reserve will be released to the borrower and the lender to fund the completion of the work. If the cost of remediation exceeds the amount in the environmental reserve, the Seller, at its sole cost and expense, will pay all outstanding costs.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the Initial Pool Balance, the lobby area of the Mortgaged Property is currently undergoing a $3,818,774 renovation ($1,676,093 of which was outstanding as of the origination date), which is expected to be completed by March 31, 2017. As of the origination date of the Mortgage Loan the borrower is jointly and severally liable for the total outstanding costs to complete such renovations in the amount of $1,676,093. The outstanding cost allocated to the borrower is $444,020. At origination, the borrower reserved $488,422 from its equity proceeds to cover the estimated costs to complete such renovation. No portion of the proceeds of the related Mortgage Loan may be used to pay for the renovations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Anaheim Marriott Suites, representing approximately 3.5% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a renovations project, including improvements to guestrooms to upgrade them to the brand’s guidelines, new flooring for all guest bathrooms, guest corridors improvements in regards to lighting and elevators, and installation of 42” wall mounted televisions in all rooms. The renovations are estimated to cost $5.66 million. Of this amount, $1,300,000 was initially deposited into the renovation project reserve. During the term of the Mortgage Loan, the borrower is required to deposit one-twelfth of 5.0% of gross revenues until the renovation project completion date. In addition, commencing with the monthly payment date that is 24 months prior to the completion date as set forth in the approved plans and specifications, the borrower is required to deposit monthly excess cash with the lender until the amount in the renovation project account equals or exceeds 110% of the remaining renovation project costs (provided that the borrower is required to be given credit for the 12 months of scheduled monthly deposits to such account that follow such excess cash sweep

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commencement date) or the borrower posts with the lender a letter of credit in an amount equal to such shortfall amount. Furthermore, the guarantors have provided a completion guaranty in connection with the renovation project work (subject to the terms thereof).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as State Farm Data Center, representing approximately 2.9% of the Initial Pool Balance, the sole tenant, State Farm Mutual Automobile Insurance Company (“State Farm”), has the right to construct a material addition of shell building space and improvements in such space, at the tenant’s sole cost and expense. Such construction does not require the consent of the landlord, but is required to conform to certain specified standards. Upon substantial completion of the addition during the initial lease term, State Farm has the right to extend its initial lease term for a period to be elected by it equal to the minimum years necessary for the term to expire at least 12 full years but no more than 15 full years from the date of substantial completion (provided the initial lease term may not be less than 12 years). The extension period will not affect State Farm’s rights to any renewal option. During any extension of the term resulting from the construction of the expansion, the base rent is subject to annual increases of 1.9%.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as New Bern Hotel Portfolio, representing approximately 1.5% of the Initial Pool Balance, the borrower has commenced a franchisor-mandated PIP at the Hampton Inn New Bern Mortgaged Property that includes, among other things, renovations to the public areas and guestrooms. At origination, the borrower reserved $73,070, which amount represents approximately 125% of the estimated remaining cost to complete the PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn – Overland Park, representing approximately 1.4% of the Initial Pool Balance, the borrower is required to complete a franchisor-mandated PIP at the Mortgaged Property by January 2018 that includes, among other things, renovations to the corridors, stairwells, elevators, restaurant facilities and guestrooms. At origination, the borrower reserved $633,250, which amount represents approximately 125% of the estimated cost to complete the PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Springhill Suites - Gainesville, representing approximately 1.2% of the Initial Pool Balance, the borrower reserved approximately $310,200 at origination (120% of the estimated cost of $258,500) for the initial portion of a change of ownership property improvement plan (“PIP”). On March 31, 2021, in the event that the PIP reserve does not equal at least 125% of the cost of the remaining portion of the PIP, the borrower will be required to transfer funds from the FF&E reserve to the PIP reserve so that the PIP reserve equals such amount. The PIP is scheduled to be completed in March 31, 2022.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Value Place - Memphis Portfolio, representing approximately 0.9% of the Initial Pool Balance, each Mortgaged Property is currently undergoing rebranding from Value Place hotels to WoodSpring Suites hotels. At origination, $24,874 was reserved to complete such rebranding, which amount represents 125% of the current outstanding costs.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakewood Village, representing approximately 1.6% of the Initial Pool Balance, the use of the Mortgaged Property as a manufactured home subdivision use is legal nonconforming. Such use is not permitted under the current zoning code without planning commission plat approval. The borrower and the guarantor are fully liable on a recourse basis for payment of the Mortgage Loan following any occurrence of a casualty or condemnation to the Mortgaged Property resulting in the loss of the ability to restore the Mortgaged Property to its current use as a manufactured home subdivision in accordance with all applicable legal requirements, less the net proceeds retained by the lender as a result of any such casualty and/or condemnation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Stow-A-Way, representing approximately 0.7% of the Initial Pool Balance, the use of the Mortgaged Property as a self-storage facility is legal nonconforming. The Mortgaged Property currently operates under a conditional use permit. The applicable rebuild provisions contain a 50% threshold for the ability to rebuild pursuant to certain requirements, including obtaining permits and beginning construction within 180 days. The borrower is fully liable on a recourse basis for payment of the Mortgage Loan following any occurrence of a casualty or condemnation to the Mortgaged Property resulting in the loss of the ability to restore the Mortgaged Property to its current use as a self-storage facility in accordance with all applicable legal requirements, less the net proceeds retained by the lender as a result of any such casualty and/or condemnation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Taft Hills Plaza, representing approximately 0.5% of the Initial Pool Balance, certain portions of the Mortgaged Property improved by restaurant and bank drive-thru facilities are legal non-conforming as to use as zoning no longer permits drive-thru facilities without a conditional use permit and the borrower did not obtain such a permit. If (i) the non-conforming use is discontinued for a continuous period of 180 days or more or (ii) the related structure is destroyed in excess of 50%, such structure may be restored to its prior use, only if the borrower obtains a conditional use permit (the issuance of which is

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at the sole discretion of the City of Taft Planning Commission). If the structure is destroyed to the extent of 50% or less, such structure may be restored to its prior use provided that restoration is started within 120 calendar days and diligently pursued to completion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Maple Hill MHC & Lawrence MHC Portfolio, representing approximately 0.2% of the Initial Pool Balance, each of the Mortgaged Properties are legal non-conforming as to use as the related zoning codes no longer permit manufactured housing communities. With respect to the Maple Hill Mortgaged Property, if the non-conforming use is discontinued for 6 consecutive months during any 3 year period, the related structure may be restored to its prior use only with a specific review and public hearing by the City of Hartford Planning Commission (the “Commission”) and in compliance with provisions which may be reasonably imposed by the Commission. If the structure is damaged or destroyed in excess of 50% of its value, the structure may be restored to its prior use provided that restoration commences within 6 months from the date of destruction or damage. With respect to the Lawrence MHC Portfolio Mortgaged Property, if the non-conforming use is (i) discontinued for more than 30 days or (ii) the related structure is destroyed in excess of 60% of its replacement cost (exclusive of foundation), the structure may be restored only in accordance with the current zoning code.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Reisinger MHC Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Hickory Village Mortgaged Property and a portion of the Monticello MHC Mortgaged Property are legal non-conforming as to use as the related zoning codes no longer permit manufactured housing communities. With respect to the Hickory Village Mortgaged Property, if a non-conforming structure is damaged or destroyed in excess of 50% of its assessed tax value, such structure may only be restored if a permit is received (provided that application for the permit has been made within 1 year of the date of damage or destruction). The Monticello Mortgaged Property (which is comprised of five individual parcels) is legal conforming as to use, except for a portion of one of the parcels comprised of approximately 30 pads that is legal non-conforming as to use. If a non-conforming structure is (i) destroyed or altered in excess of 50% of its appraised value or (ii) the use is discontinued for a period of 12 months or more, such structure may only be restored in accordance with the current zoning code.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, representing approximately 6.6% of the Initial Pool Balance, the borrower reported that it is the defendant in a pending litigation involving a former tenant and its letter of credit provider at such Mortgaged Property. The borrower anticipates that the maximum damages for which the borrower could be liable is approximately $1,500,000. The borrower has represented in the Mortgage Loan documents that such litigation does not and will not have a material adverse effect on the Mortgage Loan. The borrower and the guarantor are liable for any losses incurred as a result of such litigation. The guarantor is required to maintain a net worth and liquidity of not less than $200,000,000 and $15,000,000, respectively.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1000 Denny Way, representing approximately 6.5% of the Initial Pool Balance, two of the sponsors are currently involved in a pending litigation unrelated to the mortgaged property and are facing a potential liability of approximately $7,315,000. The plaintiff is suing the sponsors for collection on a $4,635,000 promissory note, plus interest of approximately $2,680,000, in connection with a business venture in which one of the sponsors is a co-founder. The sponsor has claimed that an oral pre-existing agreement with the plaintiff allowed the sponsor to transfer a plot of land to the plaintiff in lieu of payment on the note. A court awarded a summary judgment in favor of plaintiff, although the ruling is an interim ruling and the case remains open subject to the

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sponsor’s pending counterclaims. The sponsors own approximately 37.21% of the borrower and are not carve-out guarantors for the Mortgage Loan. The sponsors have reported a net worth and liquidity in excess of the potential liability.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Casa Del Sol (Sierra Springs), Boardwalk-Park Place, Hollywood Pointe-Inglewood, North Pointe – Rayen and Indian Creek Villas, collectively representing approximately 4.2% of the Initial Pool Balance, the borrower sponsors reported that their primary owner (the “Primary Owner”) is a defendant in two pending suits brought by two of his brothers alleging that the Primary Owner and his brothers orally formed a general partnership agreement relating to certain business ventures. Among the claims brought by the Primary Owner’s brothers is a claim relating to profits earned by the acquisition of certain apartment buildings. In connection with such claim, the plaintiffs sought $250,000,000 and a jury awarded them $65,000,000. The decision was remanded back to the district court after an appellate court granted the Primary Owner’s motion for a new trial on grounds of juror misconduct, which operated to vacate the jury’s verdict. A trial date is scheduled for July 17, 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Sunnymead Towne Center, representing approximately 2.1% of the Initial Pool Balance, the related guarantor is the named defendant in three lawsuits in preliminary stages arising out of two separate and distinct buy-out agreements entered into by the guarantor and the two plaintiffs (each a “Former Affiliate”). The complaints allege fraudulent behavior and breach of fiduciary duty on the part of the guarantor. The guarantor has paid the buyout payment to one of the Former Affiliates. At origination, an escrow in the amount due to the other Former Affiliate was established but not funded. Borrower is required to fund $850,000 (or post a letter of credit) on or before April 3, 2017, unless (i) the same, or an amount that is sufficient to “bond” the potential liabilities of the guarantor has been deposited with the applicable judicial court or (ii) the litigations filed by the unpaid Former Affiliate are dismissed.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Taft Hills Plaza, representing approximately 0.5% of the Initial Pool Balance, the borrower is subject to a litigation settlement agreement that requires certain repairs related to ADA compliance at the Mortgaged Property. Pursuant to a settlement agreement, the borrower was required to complete those repairs by October 8, 2016. Certain of those repairs have not yet been completed. The Borrower stated that it was unable to complete those repairs due to the related financial burden. In connection with the Mortgage Loan origination, the borrower reserved with the lender $41,200 (which amount reflects significantly more than the estimated cost of the repair amount that was provided to the lender).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Oak Hill Estates MHC, representing approximately 0.5% of the Initial Pool Balance, the borrower entered into an Administrative Consent Order (“ACO”) with the State of Ohio and the Ohio Environmental Protection Agency to resolve all notices of violation and environmental claims related to the operation of an on-site water treatment plant. All current claims have been satisfied with the execution of the ACO and tender of a related settlement payment. See “—Mortgage Pool Characteristics—Environmental Considerations” above for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-nine (39) of the Mortgage Loans, representing approximately 67.5% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Eighteen (18) of the Mortgage Loans, representing approximately 29.6% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, was originated in connection with the borrower’s refinancing and acquisition of the Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to twenty (20) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Orlando Central, Connecticut Financial Center, Gateway Plaza at Meridian, West Sahara Promenade, Midwest Industrial Portfolio, New Bern Hotel Portfolio, Boynton Beach Medical Plaza, Wolfchase Galleria, Folsom Town Center, Rock Springs, Value Place – Memphis Portfolio, Hampton Inn Bowling Green, Stow-A-Way, National City Self Storage, Holiday Inn Express & Suites – Jackson, Richland Self Storage, Taft Hills Plaza, Oak Hill Estates MHC, Viera Self Storage and Houston Self Storage, representing approximately 24.6% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Orlando Central, representing approximately 4.5% of the initial pool balance, the mortgage loan financed the borrower’s purchase of a portfolio of 21 parcels (the “Orlando Properties”) that were part of the collateral for a $138,100,000 CMBS loan (the “LDP Loan”) secured by 30 individual parcels, which loan was included in the JPMCC 2005-LDP5 trust. In August 2010, the LDP Loan maturity date was extended through January 1, 2019 and the LDP Loan was modified into a Note A and a Hope Note B (with a principal balance, as of December 2016 of $78,727,854 and $25,566,653, respectively). As of December 2016, 27 individual parcels secured the LDP Loan. The mortgage loan financed the borrower’s purchase of 21 of

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those 27 parcels. According to the trustee report dated January 2017, on January 1, 2017, $78,727,854 of Note A was prepaid and $0 of Note B was prepaid.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Connecticut Financial Center, representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Property previously secured an approximately $130.4 million loan, which was subject to a loan restructuring in 2013 to prevent maturity default. The prior loan was divided into an interest bearing A-note of $70,000,000 and a non-interest bearing B-note of $60,400,000. Prior to the restructuring, debt service payments under the loan remained current. However, from December 2012 until the restructuring in August of 2013, the borrower became delinquent on escrow payments. At the time of the restructuring, the borrower deposited with the lender approximately $4.9 million for tenant improvements and other delinquent reserve payments. At the time of the loan restructuring, an agreement was entered into between the borrower and the special servicer regarding the payoff of the existing debt. Pursuant to such agreement, at origination, the A-note was paid off in full and the B-note was extinguished. In addition, the sponsor was involved in a foreclosure unrelated to the Mortgaged Property in 2015.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gateway Plaza at Meridian, securing approximately 2.0% of the Initial Pool Balance, the related sponsors are currently in default on one loan unrelated to the Mortgaged Property.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Nine (9) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Merrill Lynch Drive, State Farm Data Center, LA Fitness – Montclair, Walgreens – Pflugerville, TX, Winn Dixie – MacClenny, Midwest Industrial Portfolio – 1602 Corporate Drive, Midwest Industrial Portfolio – 8585 South 77th Avenue, Midwest Industrial Portfolio – 999 Raymond Street and Midwest Industrial Portfolio – 12550 Lombard Lane, collectively representing approximately 10.4% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●	Six (6) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Gateway Plaza at Meridian, South Towne Plaza, Midwest Industrial Portfolio – 3701 West 128th Place, Midwest Industrial Portfolio – 461 North Third Avenue, Westshore Plaza and Taft Hills Plaza, collectively representing approximately 6.5% of the Initial Pool Balance, are leased to a tenant representing at least 50% or greater of the net rentable square footage at the Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

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Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Alhambra Towers, 1166 Avenue of the Americas, 1000 Denny Way, The Summit Birmingham, Merrill Lynch Drive, Orlando Central, KOMO Plaza, Center West, Connecticut Financial Center, Sunnymead Towne Center and Gateway Plaza at Meridian.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the stated maturity date, Anticipated Repayment Date or final maturity date, as applicable, of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Merrill Lynch Drive	4.8%	No	11/30/2024	2/6/2022(1)
State Farm Data Center	2.9%	No	11/30/2031	2/6/2027(2)
LA Fitness - Montclair	0.9%	No	12/31/2025	2/6/2027
Winn Dixie - MacClenny	0.5%	No	9/30/2027	1/6/2027
Midwest Industrial Portfolio – 8585 South 77th Avenue	0.1%	No	12/31/2020	12/6/2026
Midwest Industrial Portfolio – 999 Raymond Street	0.1%	No	12/31/2019	12/6/2026
Midwest Industrial Portfolio – 2550 Lombard Lane	0.1%	No	9/30/2025	12/6/2026

(1)	The final maturity date is February 6, 2025.

(2)	The final maturity date is November 6, 2031.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan.

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There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leases Expiring	Calendar Year of Expiration	Maturity Date
1166 Avenue of the Americas	6.6%	60.0%	2024	2/6/2027
1000 Denny Way	6.5%	59.4%	2021	2/6/2027
KOMO Plaza	4.3%	54.5%	2023	1/6/2027
Gateway Plaza at Meridian	2.0%	58.4%	2026	1/6/2027
South Towne Plaza	1.9%	81.7%	2026	1/6/2027
Westshore Plaza	1.7%	52.8%	2020	1/6/2027
Folsom Town Center	1.0%	58.7%	2019	1/6/2027
Santa Monica Retail Center	0.9%	52.3%	2022	12/6/2026
Taft Hills Plaza	0.5%	65.4%	2021	12/6/2026
Midwest Industrial Portfolio – 3701 West 128th Place	0.3%	81.6%	2026	12/6/2026
Walmart Shadow Anchor Portfolio Ocean Springs	0.2%	58.8%	2020	12/6/2026
Andalusia	0.1%	53.7%	2019	12/6/2026

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest five tenants at each Mortgaged Property):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the Initial Pool Balance, the second largest tenant, Sprint, occupying approximately 20.0% of the net rentable square footage at the Mortgaged Property, has the right to terminate its lease on January 31, 2022 with 15 months’ notice and the payment of a termination fee equal to nine months of fixed rent and the unamortized leasing costs. In addition, the third largest tenant, Arcesium, occupying approximately 20.0% of the net rentable square footage at the Mortgaged Property, can terminate its lease effective the last day of the calendar month in which the day immediately preceding the fourth anniversary of the rent commencement date, which has not yet occurred but is expected to occur on the 180th day after the later of October 1, 2021 or the date of substantial completion of the landlord’s work, has occurred. The Arcesium tenant must provide 12 months’ prior written notice and pay a termination fee equal to two monthly installments of fixed and additional rent plus the unamortized portion of the borrower’s leasing costs and any outstanding free rent. Effective December 6, 2022, the Mortgage Loan documents require a cash flow sweep into a rollover reserve account to cover leasing expenses associated with any D.E. Shaw or Arcesium space that has not been renewed or re-let in accordance with the Mortgage Loan documents.

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Central, representing approximately 4.5% of the Initial Pool Balance, the State of Florida, leasing approximately 15.3% of the net rentable area at the Mortgaged Property under separate leases for the related Department of Health, Department of Environmental Protection and Department of Education, has the right to terminate any one or more of its leases, in each case, with six (6) months’ prior written notice in the event a state-owned building becomes available for occupancy by any of these departments. In addition, the U.S. Government, leasing approximately 10.2% of the net rentable area at the Mortgaged Property under separate leases for the EOIR/OPLA, DCMA, DOL and CNS, has the right to terminate any one or more of its leases in each case, with 90 days prior written notice. Additionally, the second largest tenant, Concorde Career College, leasing approximately 6.5% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease effective October 14, 2019, with at least nine (9) months’ prior written notice and payment of a termination fee equal to the sum of (i) four (4) months’ base rent and (ii) any unamortized tenant allowances and leasing commissions.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as KOMO Plaza, representing approximately 4.3% of the Initial Pool Balance, the largest tenant, Sinclair Broadcast Group, representing approximately 41.6% of the net rentable area at the Mortgaged Property has a one-time right to terminate up to 20.0% of its contiguous areas, excluding the studio space on the fifth floor, as of January 1, 2021, with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to six months of the applicable base rent and (ii) the tenant’s pro rata share of operating expenses, water charges, room fees and all other charges and amounts due and owing under its lease. The tenant also has the right to terminate up to $73,588 of base rent associated with the tenant’s storage space at any time with at least 30 days’ notice. The second largest tenant, Internap Corporation, representing approximately 12.2% of the net rentable area at the Mortgaged Property has the right to terminate 2,353 square feet (0.8% of net rentable area) of its leased premises at any time with six (6) months’ notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Center West, representing approximately 3.5% of the Initial Pool Balance, the largest tenant, Merrill Lynch Pierce Fenner & Smith, representing approximately 6.6% of the net rentable area at the Mortgaged Property has a one-time termination option effective April 30, 2020 upon written notice no later than July 31, 2019 and payment of a termination fee, estimated at $1,352,662, which is equal to the sum of unamortized amount of tenant improvement allowance, excused rent, brokerage commissions paid by the landlord and six months of base rent for May 2020 through and including October 2020, all discounted at the rate of 8%. The fourth largest tenant, Wells Fargo Advisors, representing approximately 4.8% of the net rentable area at the Mortgaged Property has a one-time right to terminate effective as of October 31, 2021 with 12 months’ written notice and payment of a termination fee, estimated at approximately $1,049,608, which is equal to the unamortized (8% amortization rate) tenant improvement allowance, eight month’s rent abatement, the tenant’s broker commission, plus five months’ base rent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Connecticut Financial Center, representing approximately 2.7% of the Initial Pool Balance, the third largest tenant, The United Illuminating Company, representing approximately 10.9% of the net rentable area at the Mortgaged Property has the right to terminate its lease with respect to 8,925 square feet of its leased premises after June 15, 2017 with nine (9) months’ notice. The fifth largest tenant, Withers Bergman LLP, representing approximately 7.3% of the net rentable area at the Mortgaged Property has the right to terminate its lease effective March 31, 2021 with 12-15 months’ notice and payment of unamortized tenant improvement costs.

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gateway Plaza at Meridian, representing approximately 2.0% of the Initial Pool Balance, the largest tenant, Kaiser Permanente, occupying approximately 58.4% of the net rentable square footage at the Mortgaged Property, can terminate its lease after June 30, 2023 upon 12-months’ prior written notice and payment of a termination fee equal to the sum of (i) the unamortized portion of the tenant improvement allowance, the abated base rent, and leasing commissions applicable to the lease, amortized at an 8% annual interest rate, and (ii) three months base rent. After December 31, 2022, Kaiser Permanente can terminate its lease with respect to part of its leased premises, consisting of 12,710 square feet of space (the “Contraction Space”) upon 12 months’ prior written notice and payment of a termination fee equal to the sum of (i) the unamortized portion of the tenant improvement allowance, the abated base rent, and leasing commissions applicable to the Contraction Space on a prorated basis, amortized at an 8% annual interest rate; and (2) two months’ base rent applicable to the Contraction Space. In addition, Janeway Law Firm (fourth largest tenant, occupying approximately 7.9% of the net rentable area) can terminate the lease effective February 28, 2019 with notice by June 1, 2018 and payment of a termination fee equal to five months’ base rent plus unamortized leasing costs.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Orlando Central	4.5%	State of Florida(1), U.S. Government(2)	25.6%	34.2%
Midwest Industrial Portfolio – 6601-6669 West Mill Road	0.2%	State of Wisconsin, Department of Corrections(3)	19.4%	47.0%

(1)	Department of Health, Department of Environmental Protection and Department of Education.

(2)	Executive Office for Immigration Review/Office of the Principal Legal Advisor; Department of Labor; Defense Contract Management Agency; Corporation for National and Community Service.

(3)	The payment of rents under the lease is subject to the availability of funds that may lawfully be used for such payment.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●	Three (3) of the Mortgaged Properties identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, Center West, Dogwood Station, collectively securing approximately 11.5% of the Initial Pool Balance, have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place

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that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the Initial Pool Balance, the largest tenant, D.E. Shaw, occupying approximately 40.0% of the rentable square footage at the Mortgaged Property, is entitled to four months of free rent starting April 1, 2017. The D.E. Shaw tenant will re-commence paying full, unabated rent on August 1, 2017. In addition, the second largest tenant, Sprint, occupying approximately 20.0% of the rentable square footage at the Mortgaged Property, is entitled to an eight month free rent period from February 1, 2017 through September 30, 2017 and will recommence paying full, unabated rent starting October 1, 2017. The borrower is also required to pay $2,344,500 towards tenant improvements, of which any unused portion may, at the Sprint tenant’s election prior to January 31, 2019, be credited against the next payments of fixed rent. Finally, the third largest tenant, Arcesium, occupying approximately 20.0% of the rentable square footage at the Mortgaged Property, has a 180-day free rent period following the commencement date of the lease, which has not yet occurred but is expected to occur on the later of April 1, 2017 or the date of substantial completion of the landlord’s work. The borrower is also obligated to pay $1,542,625 towards tenant improvements at the Arcesium premises, of which up to $586,125 of the undisbursed balance may be applied against installments of fixed rent next coming due. At origination, the borrower escrowed $5,742,179 with lender for unfunded free rent outstanding as of the origination date and $7,539,492 for unfunded tenant allowances and leasing commissions outstanding as of the origination date.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1000 Denny Way, securing approximately 6.5% of the Initial Pool Balance, the largest tenant, Seattle Times Company, occupying approximately 47.0% (59.4% including the space sublet to Best Buy) of the net rentable square footage at the Mortgaged Property, has a negative net worth and negative income as of December 31, 2015 due partly to a large pension liability. At origination, a letter of credit in the amount of $2,495,760 was delivered to the lender and on February 2, 2017 such letter of credit was re-issued in favor of the lender as beneficiary. The borrower also escrowed a $1,500,000 letter of credit at origination into a debt service reserve fund, which would be available if Seattle Times Company were to terminate its lease. In addition, the borrower also escrowed a $2,200,000 letter of credit to cover future tenant improvements and leasing commissions obligations. The Mortgage Loan documents require a cash flow sweep into the cash sweep lease reserve account in the event (i) The Seattle Times fails to renew its lease at least 12 months prior to its expiration date, (ii) The Seattle Times gives notice of its intent to surrender, cancel, or terminate its lease, (iii) The Seattle Times “goes dark” at its demised premises or gives notice that intends to “go dark” at its demised premises, (iv) upon a material default under the lease by The Seattle Times that continues beyond any applicable notice and cure period, or (v) the occurrence of an insolvency proceeding with respect to The Seattle Times. In addition, The Seattle Times Company subleases a portion of its space, representing approximately 12.4% of the net rentable area at the Mortgaged Property, to Best Buy. The subtenant pays the same rental rate as The Seattle Times Company and the term of the related sublease is co-terminus with The Seattle Times Company lease. The Seattle Times Company remains fully liable for all rent due under the prime lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Central, representing approximately 4.5% of the Initial Pool Balance, the fifth largest tenant, Women’s Care of Florida, LLC, leasing approximately 3.9% of the net rentable area at the Mortgaged Property, has executed a lease but is not yet in occupancy while it is building out its space. Women’s Care of Florida, LLC is required to take occupancy and commence paying rent by April 1, 2017.

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Central, representing approximately 4.5% of the Initial Pool Balance, the second largest tenant, Concorde Career College, leasing approximately 6.5% of the net rentable area at the Mortgaged Property, subleases a portion of its space, representing approximately 1.4% of the net rentable area at the Mortgaged Property, to Vocational Academy of Makeup and Prosthetics, LLC. The term of the related sublease expires on September 6, 2019, which is prior to the expiration date of the prime lease on October 31, 2024. Concorde Career College remains fully liable for all rent due under the prime lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Center West, representing approximately 3.5% of the Initial Pool Balance, the largest tenant, Merrill Lynch Pierce Fenner & Smith, representing approximately 6.6% of the net rentable area (23,121 square feet) at the Mortgaged Property currently subleases 4,550 square feet to General Electric with a sublease expiration of April 29, 2017. The fourth largest tenant, Wells Fargo Advisors, representing approximately 4.8% of the net rentable area at the Mortgaged Property is currently in a free rent period expiring July 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Connecticut Financial Center, representing approximately 2.7% of the Initial Pool Balance, the largest tenant, Yale University, representing approximately 18.0% of the net rentable area at the Mortgaged Property, intends to expand its net rentable area. Yale University is expected to take occupancy of an additional 5,834 square feet (11th floor) and 9,028 square feet (12th floor) of the Mortgaged Property in June 2017 and May 2017, respectively. The tenant does not pay rent on such spaces and at origination, approximately $141,076 was reserved for the tenant’s free rent period.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	Sixteen (16) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Merrill Lynch Drive, KOMO Plaza, Anaheim Marriott Suites, Hyatt Place Charlotte Downtown, State Farm Data Center, Sunnymead Towne Center, Midwest Industrial Portfolio – 3701 West 128th Place, Midwest Industrial Portfolio – 1602 Corporate Drive, Midwest Industrial Portfolio – 8585 South 77th Avenue, Midwest Industrial Portfolio – 461 North Third Avenue and Midwest Industrial Portfolio – 12550 Lombard Lane, Springhill Suites by Marriott, Value Place – Memphis Portfolio, Walgreens – Pflugerville, TX, Winn Dixie – MacClenny, collectively securing approximately 24.5% of the Initial Pool Balance by allocated loan amount, are each subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Merrill Lynch Drive, securing approximately 4.8% of the Initial Pool Balance, if the borrower decides to sell one or more buildings then occupied by the sole tenant at the Mortgaged Property, such tenant has a right of first offer to purchase the property to be sold. The tenant has agreed that such right of first offer will not apply as a result of any foreclosure or deed-in-lieu of foreclosure on the security instrument or on the first subsequent transfer following such foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as KOMO Plaza, representing approximately 4.3% of the Initial Pool Balance, the lease for the largest tenant, Sinclair Broadcast Group, representing approximately 41.6% of the net rentable area, contains a right of first refusal with respect to a sale of the Mortgaged Property or a portion thereof. Such right may have terminated by its terms in connection with the tenant’s not having exercised such right with respect to the acquisition of the Mortgaged Property by the borrower. However, to the extent any such right has not terminated, the tenant agreed in a subordination non-disturbance and attornment agreement that any right of first refusal, right of first offer or purchase option that the tenant may have with respect to the Mortgaged Property or any portion thereof will not apply in the event of foreclosure, deed or assignment in lieu of foreclosure or any other right asserted under or in respect of the Mortgage by the holder thereof (or its affiliate or nominee) or in connection with the immediately succeeding sale of the Mortgaged Property by the holder of the Mortgage (or its affiliate or nominee) following obtaining the Mortgaged Property by foreclosure or deed-in-lieu.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Anaheim Marriott Suites, representing approximately 3.5% of the Initial Pool Balance, the related franchisor has rights of first refusal with respect to purchases of the Mortgaged Property and certain transfers of interests in the borrower. Pursuant to the franchise agreement, such rights of first refusal are subordinate to the lien of the Mortgage. The related title company has also issued a policy insuring the subordination of such rights of first refusal. Moreover, the Mortgage Loan documents prohibit transfers of the Mortgaged Property without the consent of the lender and any transfers of interests in the borrower that would breach the terms of the related franchise agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hyatt Place Charlotte Downtown, securing approximately 3.2% of the Initial Pool Balance, if the related borrower decides to sell the Mortgaged Property or a controlling ownership interest in the borrower or its controlling owner, the franchisor has a right of first offer to purchase the Mortgaged Property or such controlling ownership interests in the borrower. Such right of first offer is subordinate to the lien of the Mortgage Loan and the franchisor has agreed that such right is not exercisable in the event of a foreclosure, deed-in-lieu of foreclosure, any other taking of title to the Mortgaged Property by the lender, or, to the extent the lender obtains title to the Mortgaged Property, the subsequent transfer thereof by such person.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as State Farm Data Center, representing approximately 2.9% of the Initial Pool Balance, the single-tenant at the Mortgaged Property, State Farm, has a right of first refusal in connection with the sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, this right of first refusal is subordinate to the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

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Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-One (21) of the Mortgaged Properties identified on Annex A-1 to this prospectus as 1000 Denny Way, KOMO Plaza, Center West, Anaheim Marriott Suites, Sunnymead Towne Center, Seaport Storage Center, Casa Del Sol (Sierra Springs), Boardwalk-Park Place, Wolfchase Galleria, Folsom Town Center, Santa Monica Retail Center, LA Fitness – Montclair, Value Place – Memphis Portfolio, Hollywood Pointe – Inglewood, Best Western Plus Rancho Cordova, Stow-A-Way, National City Self Storage, Taft Hills Plaza, North Pointe – Rayen and Indian Creek Villas, collectively securing approximately 33.6% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	With respect to forty-three (43) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Alhambra Towers, 1166 Avenue of the Americas, 1000 Denny Way, The Summit Birmingham, Merrill Lynch Drive, Orlando Central, KOMO Plaza, Center West, Anaheim Marriott Suites, State Farm Data Center, Connecticut Financial Center, Casa Del Sol (Sierra Springs), Boardwalk-Park Place, Sunnymead Towne Center, Gateway Plaza at Meridian, South Towne Plaza, West Sahara Promenade, Midwest Industrial Portfolio, Westshore Plaza, Springhill Suites - Gainesville, Hilton Garden Inn – Overland Park, Dogwood Station, Wolfchase Galleria, Franklin Village Shopping Center, Folsom Town Center, Santa Monica Retail Center, LA Fitness - Montclair, Value Place – Memphis Portfolio, Hollywood Pointe – Inglewood, Best Western Plus Rancho Cordova, Walgreens – Pflugerville, TX, Stow-A-Way, National City Self Storage, Holiday Inn Express & Suites – Kansas City, Richland Self Storage, La Quinta – Wichita Falls, Winn Dixie – MacClenny, Oak Hill Estates MHC, North Pointe – Rayen, Viera Self Storage, Indian Creek Villas, Walmart Shadow Anchor Portfolio and Houston Self Storage, collectively securing approximately 84.4% of the Initial Pool Balance by allocated loan amount, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this

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prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as State Farm Data Center, South Towne Plaza, Westshore Plaza, LA Fitness – Montclair, Walgreens – Pflugerville, TX, Winn Dixie – MacClenny and Taft Hills Plaza, representing approximately 9.2% of the Initial Pool Balance, the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as State Farm Data Center, representing approximately 2.9% of the Initial Pool Balance, as to which State Farm Mutual Automobile Insurance Company (“State Farm”) is the sole tenant, the Mortgage Loan documents do not require the borrower to maintain the insurance policies in accordance with the Mortgage Loan documents for so long as the Mortgaged Property is leased to State Farm, provided that the following conditions, among others, are met: (i) State Farm is maintaining insurance (or is self-insuring) in accordance with the terms, conditions and requirements of the State Farm lease, and (ii) (A) to the extent State Farm is self-insuring with respect to any portion of the coverage required pursuant to the State Farm lease, State Farm satisfies the rating requirements for self-insuring pursuant to the State Farm lease (which is a credit rating of at least “AA” by S&P Global Ratings (“S&P”)), and/or (B) to the extent State Farm is maintaining insurance (rather than self-insuring) with respect to any portion of the coverage required pursuant to the State Farm lease, State Farm’s long term unsecured debt rating is “BBB-” (or the equivalent) or higher by each of Moody’s Investors Service, Inc. (“Moody’s”), S&P and Fitch Ratings, Inc. (“Fitch”) (unless such rating agency is no longer rating the long-term unsecured debt obligations of State Farm). If, at any time, State Farm fails to meet any of the foregoing conditions, except to the extent State Farm is then maintaining insurance that satisfies the requirements of the loan documents, the borrower is required to obtain insurance as required by the related loan documents, which will either be (x) primary insurance coverage in the event that State Farm does not provide the applicable insurance coverage required in the loan documents or (y) excess and contingent insurance coverage, over and above any other valid and collectible coverage then in existence, in either case as necessary to bring the insurance coverage for the Mortgaged Property into compliance with the terms and conditions of the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Walgreens - Pflugerville, TX, securing approximately 0.7% of the Initial Pool Balance, the related borrower is not required to obtain insurance coverage on the Mortgaged Property provided that (i) Walgreens, the sole tenant, is in actual, physical possession of the Mortgaged Property and is open to the public for business during customary hours, (ii) the Walgreens lease is in full force and effect, (iii) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease and the Mortgage Loan documents, (iv) the borrower has provided to the lender evidence that Walgreens

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maintains such insurance required to be maintained by it under the Walgreens Lease, (v) the lender has received written notice of such election, (vi) no event of default has occurred and is continuing under the Walgreens Lease, (vii) Walgreens remains fully liable for its obligations under the Walgreens Lease and maintains a credit rating from S&P of at least “BBB”, and (viii) such Walgreens Lease will remain in full force and effect following a casualty and Walgreens is obligated per the terms of the Walgreens Lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement. If Walgreens fails to meet such requirements, the borrower will obtain, at the borrower’s sole cost and expense, all insurance as required by the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as South Towne Plaza, securing approximately 1.9% of the Initial Pool Balance, the borrower is not required to obtain insurance coverage on the portion of the Mortgaged Property occupied by the largest tenant, Walmart, to the extent: (i) the Walmart lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Walmart lease, (iii) the Walmart tenant or the lease guarantor remains fully liable for the obligations and liabilities under the Walmart lease and maintains a rating from S&P of at least “BBB”, (iv) the Walmart tenant is obligated per the terms of the Walmart lease to provide to the borrower all insurance proceeds, self-insurance proceeds and deductible amounts under the Walmart tenant’s policies in the event of a casualty, (v) the Walmart tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walmart lease, (vi) at all times, the Walmart tenant insurance policies or self-insurance program include coverage for terrorism consistent with the coverage required herein, (vii) the Walmart tenant names the lender as mortgagee on the policies, and (viii) the borrower has provided to the lender, evidence satisfactory to the lender that the Walmart tenant maintains in full force and effect the insurance described in clauses (v) through (viii) above. To the extent any such requirements are not satisfied, the borrower is required to promptly procure and maintain, at its sole cost and expense, either (x) “primary” insurance coverage in the event that the Walmart tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, in each case as shall be necessary to bring the insurance for the Mortgaged Property into full compliance with the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Westshore Plaza, securing approximately 1.7% of the Initial Pool Balance, the borrower is not required to obtain insurance coverage on the Mortgaged Property occupied by the largest tenant, Lowe’s, or the second largest tenant, Sam’s Club, to the extent: (i) the Sam’s Club lease and the Lowe’s lease are in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Sam’s Club lease and the Lowe’s lease, (iii) the Sam’s Club tenant or the lease guarantor and/or the Lowe’s tenant or the lease guarantor, as applicable, remains fully liable for the obligations and liabilities under the Sam’s Club lease and the Lowe’s lease, as applicable, and each of Sam’s Club tenant and Lowe’s tenant maintains a rating from S&P of at least “BBB”, (iv) the Sam’s Club tenant and the Lowe’s tenant are obligated per the terms of the Sam’s Club lease and the Lowe’s lease, as applicable, to provide to the borrower all insurance proceeds, self-insurance proceeds and deductible amounts under the Sam’s Club tenant policies and the Lowe’s tenant’s policies, as applicable, in the event of a casualty, (v) the Sam’s Club tenant and the Lowe’s tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by each under the Sam’s Club lease and the Lowe’s lease, as applicable, (vi) at all times, the Sam’s Club tenant and the Lowe’s tenant insurance policies or self-insurance program include coverage for terrorism consistent with the coverage required in the Mortgage Loan documents, (vii) Sam’s Club tenant and Lowe’s tenant names the lender as mortgagee on the policies, and (vii) the Sam’s Club tenant and the Lowe’s tenant names the lender as mortgagee on the policies, and (viii) the borrower has provided to the lender, evidence satisfactory to the lender that the Sam’s Club tenant and Lowe’s tenant under such Sam’s Club lease and Lowe’s lease, as applicable, maintain in full force and effect the insurance described in clauses (v) through (viii) above. To the extent

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any such requirements are not satisfied, the borrower is required to promptly procure and maintain, at its sole cost and expense, either (x) “primary” insurance coverage in the event that the Sam’s Club tenant and the Lowe’s tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, in each case as shall be necessary to bring the insurance for the Mortgaged Property into full compliance with the Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 on Annex D-1 and the exceptions thereto on Annex D-2.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Best Western Plus Rancho Cordova, representing approximately 0.8% of the Initial Pool Balance, the related zoning report noted that the Mortgaged Property is legal non-conforming as to site characteristics. The applicable code requires that 50% of the floor area of the Mortgaged Property be used as office space, but provides that even if the entire Mortgaged Property is destroyed in a casualty, the structure may be rebuilt in the same manner in which it originally existed if the restoration is started within one year of the date of the damage and is diligently pursued to completion. Additionally, the related borrower has law and ordinance insurance in place with respect to losses arising from such legal non-conforming status.

With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio – 3701 West 128th Place, Midwest Industrial Portfolio – 8585 South 77th Avenue and Midwest Industrial Portfolio –12550 Lombard Lane, collectively securing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property is subject to a deed restriction limiting its use for nonresidential purposes, as described under “—Mortgage Pool Characteristics—Environmental Considerations” above.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

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Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete”, “as-hypothetical” or “as-renovated” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized”, “as-complete”, “as-hypothetical” or “as-renovated” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized”, “as-complete”, “as-hypothetical” or “as-renovated” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
1166 Avenue of the Americas(1)	6.6%	37.8%	$ 225,000,000	41.5%	$ 205,000,000
West Sahara Promenade(2)	1.8%	69.1%	$ 22,400,000	72.7%	$ 21,300,000
Lakewood Village(3)	1.6%	68.3%	$ 19,700,000	93.5%	$ 14,400,000
New Bern Hotel Portfolio(4)	1.5%	62.6%	$ 20,500,000	66.5%	$ 19,300,000
Holiday Inn Express & Suites – Kansas City(5)	0.7%	73.4%	$ 7,900,000	79.5%	$ 7,300,000

(1)	The related cut-off date loan-to-value ratio has been calculated based on an “as-is” appraised value that assumes that the approximately $17,991,620 in contractual obligations that remained outstanding as of the appraisal date were reserved upfront from the Mortgage Loan on the origination date. As of the origination date of the Mortgage Loan, $17,829,009 was reserved to cover outstanding free rent, leasing commissions, tenant improvements and capital improvements.

(2)	Reflects an appraisal on an “as-complete and stabilized” basis for the Mortgaged Property. The “as-complete and stabilized” value assumes completion of $1,073,973 of tenant improvements for EOS Fitness. EOS Fitness opened and started paying rent on January 1, 2017. All tenant improvements have been completed.

(3)	Reflects an appraisal on an “as-is market value (with homes)” basis for the Mortgaged Property. The “as-is market value (with homes)” is based on the assumed value of 206 borrower-owned rental homes on the Mortgaged Property that are additional collateral for the Mortgage Loan.

(4)	Reflects an appraisal on an “as-is” basis for the Hampton Inn New Bern Mortgaged Property and on an “as-complete” basis for the Springhill Suites by Marriott Mortgaged Property. The “as-complete” value for the Springhill Suites by Marriott Mortgaged Property is based on the assumed completion of a franchisor mandated PIP by November 2017.

(5)	Reflects an appraisal on an “as-renovated” basis for the Mortgaged Property. The “as-renovated” value assumes the borrower has reserved $500,000 for upgrades to the hotel in connection with a future PIP. $500,000 was reserved by the borrower at loan origination.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Summit Birmingham, securing approximately 5.8% of the Initial Pool Balance, the guarantors with respect to the non-recourse carveout guaranty are Jeffrey A. Bayer, David L. Silverstein and Jon W. Rotenstreich (collectively, the “Bayer Guarantor”) and Institutional Mall Investors LLC (the “IMI Guarantor”). The obligations of the Bayer Guarantor and the IMI Guarantor under the non-recourse carveout guaranty are several (not joint and several); provided that, among the individuals comprising the Bayer Guarantor, the obligations of such individuals are joint and several. Each of the Bayer Guarantor’s and the IMI Guarantor’s pro rata share of the guaranteed obligations will be equal to its aggregate direct and indirect interest in the borrower

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(which, as of the origination date, is 51% for the Bayer Guarantor and 49% for the IMI Guarantor), whether by ownership or control of a person who owns a direct or indirect interest in the borrower. Any payment made by a guarantor under the non-recourse carveout guaranty will be applied only to such guarantor’s pro rata share of liability. Each guarantor’s pro rata share of the guaranteed obligations may increase or decrease in connection with permitted transfers; provided that the Bayer Guarantor’s, the IMI Guarantor’s and any replacement guarantor’s pro rata shares of the guaranteed obligations will at all times equal 100% in the aggregate. The Mortgage Loan documents permit the replacement of any existing guarantor for liabilities under the non-recourse carveout guaranty accruing after the date of such replacement with an individual or entity meeting the eligibility requirements set forth in the Mortgage Loan agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wolfchase Galleria, representing approximately 1.2% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor under the non-recourse carveout guaranty, the recourse liability of a guarantor or replacement guarantor under the guaranty is required to be limited to $33,000,000, in the aggregate, plus all of the reasonable, out-of-pocket costs and expenses (including court costs and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. In addition, the borrower is permitted to replace the existing guarantor for liabilities under the non-recourse carveout guaranty accruing after the date of such replacement with an entity that has a net worth in excess of $450,000,000 or with respect to a pension fund advisor, controls under management total assets in excess of $600,000,000 and is acting on behalf of one or more pension funds that have aggregate total assets in excess of $600,000,000 and either (i) owns and operates (exclusive of the Mortgaged Property) at least 5 shopping centers totaling in the aggregate 3,000,000 square feet of gross leasable area, or (ii) employs a property manager that either (x) satisfies clause (i) (but as to management rather than ownership of shopping centers), (y) is Simon Property Group, L.P. or an affiliate or (z) is reasonably approved by the lender.

●	Certain of the Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the related Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the related Mortgaged Property.

●	Moreover, with respect to certain of the Mortgage Loans, the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the related Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eleven (11) Mortgage Loans, representing approximately 39.6% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-Seven (27) Mortgage Loans, representing approximately 30.1% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Eighteen (18) Mortgage Loans, representing approximately 22.6% of the Initial Pool Balance, provide for an initial interest-only period that expires between twenty-four (24) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Two (2) Mortgage Loans, representing approximately 7.8% of the Initial Pool Balance, provide for interest-only payments for the entire term to the anticipated repayment date, with no scheduled amortization prior to that date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	55	$ 793,787,692	92.8%
1	3	61,960,046	7.2
Total:	58	$ 855,747,738	100.0%

(1) Both South Towne Plaza and Westshore Plaza have five day grace periods allowed once per year.

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	56	$ 843,787,692	98.6%
5	2	11,960,046	1.4
Total:	58	$ 855,747,738	100.0%

(1) Both South Towne Plaza and Westshore Plaza have five day grace periods allowed once per year.

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As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Two (2) Mortgage Loans securing the Mortgaged Properties identified on Annex A-1 to this prospectus as Merrill Lynch Drive and State Farm Data Center (each, an “ARD Loan”), collectively representing approximately 7.8% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

The ARD Loans are interest-only; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates.

Notwithstanding the foregoing, with regard to the State Farm Data Center Mortgage Loan, if, as of the Anticipated Repayment Date, or as of the monthly payment date preceding the Anticipated Repayment Date the lease of the sole tenant, State Farm, is no longer in full force and effect and there exist certain uncured cash sweep events or there exist certain uncured trigger events with respect to State Farm or a replacement tenant that represents at least 20% or more of the net rentable square footage or base rent at the Mortgaged Property (in either case, a “State Farm Major Tenant”), then the date that would otherwise be the Anticipated Repayment Date of such Mortgage Loan will instead become its maturity date and such Mortgage Loan would cease to be an ARD Loan with the characteristics described above. Cash sweep events include an event of default, the debt service coverage ratio (calculated based on straight-lined rent on the State Farm lease if it is in full force and not in default) declines below 1.75x, and certain bankruptcy or insolvency events of the borrower, non-recourse carveout guarantor or related property manager (if any). Tenant trigger events with respect to a State Farm Major Tenant include (i) that such tenant terminates or provides notice of intention to terminate its lease, (ii) such tenant does not renew its lease upon the terms therein or otherwise reasonably acceptable to the lender at least 18 months before the then applicable expiration date, (iii) such tenant fails to give notice of its election to renew its lease on or prior to the date by which such notice is required under its lease, (iv) a monetary lease event of default is continuing for 60 days or a material non-monetary lease event of default is

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continuing beyond the later of 90 days and any cure period under the lease, (v) a bankruptcy or insolvency of such tenant (or any related lease guarantor) occurs, or (vi) such tenant (or any related lease guarantor) is downgraded below “BBB-” (or the equivalent) by Moody’s, S&P or Fitch or any such rating is withdrawn (other than a withdrawal unrelated to creditworthiness).

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Summit Birmingham, securing approximately 5.8% of the Initial Pool Balance, the borrower previously owned two other properties identified in the related Mortgage Loan agreement (collectively, the “Transferred Property”) and had other indebtedness, some secured by the Transferred Property and some previously secured by the Mortgaged Property (collectively, the “Other Indebtedness”). To mitigate the risk of using a recycled entity, the borrower represented in the related Mortgage Loan documents that it no longer has any interest in the Transferred Property, it has paid off the Other Indebtedness and it does not have any other obligations or other liabilities of any kind relating to, in connection with or arising out of its prior ownership of the Transferred Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as South Towne Plaza, securing approximately 1.9% of the Initial Pool Balance, the related borrower is a recycled single-purpose entity that has previously owned other property that is not part of the collateral for the Mortgage Loan. The Mortgage Loan is recourse to the guarantor and the borrower for any losses associated with the borrower’s prior ownership and/or control of the other property.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four (4) to seven (7) months) up to and including the stated maturity date or ARD, as applicable. See Annex A-1 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Center West, representing approximately 3.5% of the Initial Pool Balance, during the term of the Mortgage Loan, if the ground lessor and the borrower are not controlled, directly or indirectly, by the same Guarantor Control Person (defined below) and the legal, beneficial and economic interest of the ground lessor and borrower are not majority owned, directly or indirectly, by the same Guarantor Control Person (an “Ownership Severance Event”), the borrower is required to prepay $20 million of the Mortgage Loan amount within 10 business days of such Ownership Severance Event, together with (i) the applicable yield maintenance premium if such prepayment occurs prior to September 6, 2026 and (ii) interest on the amount prepaid for the full interest period during which the prepayment occurs if such prepayment is not on a monthly payment date. A “Guarantor Control Person” means, individually or collectively, the guarantor, his wife, their children or grandchildren or trusts for their benefit or the benefit of their children or grandchildren.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that

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the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments and Defeasance

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty (50) of the Mortgage Loans, representing approximately 82.5% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Seven (7) of the Mortgage Loans, representing approximately 12.7% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 4.8% of the Initial Pool Balance, permits voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Summit Birmingham, representing approximately 5.8% of the Initial Pool Balance, the lockout period will be at least 25 payments beginning with and including the first payment date of February 1, 2017. Defeasance of the full $208.0 million The Summit Birmingham Whole Loan is permitted any time after the date that is the earlier to occur of (i) two years after the closing date of the final REMIC securitization that holds any note evidencing The Summit Birmingham Whole Loan and (ii) February 1, 2020. If the final REMIC securitization that holds any note evidencing The Summit Birmingham Whole Loan has not closed by February 1, 2020, then the borrower may prepay The Summit Birmingham Whole Loan with a yield maintenance premium.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Anaheim Marriott Suites, representing approximately 3.5% of the Initial Pool Balance, the lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $54.0 million Anaheim Marriott Suites Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Anaheim Marriott Suites Whole Loan. On or following March 6, 2020, so long as the date that is two years following the securitization of the last remaining pari passu note under the Anaheim Marriott Suites Whole Loan has not occurred, then the borrower may prepay the Anaheim Marriott Suites Whole Loan with a yield maintenance premium.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Connecticut Financial Center, representing approximately 2.7% of the Initial Pool Balance, the lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $45.5 million Connecticut Financial Center Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Connecticut Financial Center Whole Loan. On or following March 6, 2020, so long as the date that is two years following the securitization of the last pari passu note under the Connecticut Financial Center Whole Loan has not occurred, then the borrower may prepay the Connecticut Financial Center Whole Loan with a yield maintenance premium.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
4	43	$568,831,188	66.5%
5	10	145,745,230	17.0
7	5	141,171,320	16.5
Total	58	$855,747,738	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth

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in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not (i) prohibit transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of fifty (50) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 82.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Summit Birmingham, representing approximately 5.8% of the Initial Pool Balance, the lockout period will be at least 25 payments beginning with and including the first payment date of February 1, 2017. Defeasance of the full $208.0 million The Summit Birmingham Whole Loan is permitted any time after the date that is the earlier to occur of (i) two years after the closing date of the final REMIC securitization that holds any note evidencing The Summit Birmingham Whole Loan and (ii) February 1, 2020. If the final REMIC securitization that holds any note evidencing The Summit Birmingham Whole

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Loan has not closed by February 1, 2020, then the borrower may prepay The Summit Birmingham Whole Loan with a yield maintenance premium.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Anaheim Marriott Suites, representing approximately 3.5% of the Initial Pool Balance, the lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $54.0 million Anaheim Marriott Suites Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Anaheim Marriott Suites Whole Loan. On or following March 6, 2020, so long as the date that is two years following the securitization of the last remaining pari passu note under the Anaheim Marriott Suites Whole Loan has not occurred, then the borrower may prepay the Anaheim Marriott Suites Whole Loan with a yield maintenance premium.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Connecticut Financial Center, representing approximately 2.7% of the Initial Pool Balance, the lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $45.5 million Connecticut Financial Center Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Connecticut Financial Center Whole Loan. On or following March 6, 2020, so long as the date that is two years following the securitization of the last pari passu note under the Connecticut Financial Center Whole Loan has not occurred, then the borrower may prepay the Connecticut Financial Center Whole Loan with a yield maintenance premium.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with

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the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the related Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Central, representing approximately 4.5% of the Initial Pool Balance, the Mortgaged Property is improved by 21 office buildings located on adjacent parcels. The borrower is permitted to obtain the release of any individual parcel provided, among other conditions (i) the borrower delivers defeasance collateral in an amount equal to 125% of the allocated loan amount for such individual parcel (as set forth in the Mortgage Loan documents), (ii) after giving effect to such release (a) the DSCR for the remaining parcels is at least equal to the greater of (1) 1.30x and (2) the DSCR immediately prior to such release and (b) the LTV for the remaining parcels is not more than the lesser of (1) 75.0% and (2) the LTV immediately preceding such release and (iii) the borrower delivers a rating agency confirmation from each applicable rating agency.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Casa Del Sol (Sierra Springs) and Boardwalk-Park Place, collectively securing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan documents permit either borrower to release either Mortgaged Property from the lien of the security instrument in connection with a defeasance after the permitted defeasance date, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including: (i) defeasance in an amount equal to 115% of the remaining principal amount of the defeasing borrower’s note, plus any yield maintenance premium and any other amounts then due under the Mortgage Loan documents; (ii) the post defeasance debt service coverage ratio for the remaining property must be greater than the greater of the debt service coverage ratio for the 12 full calendar months immediately prior to closing, and the debt service coverage ratio for the 12 full calendar months immediately before defeasance; (iii) the post defeasance loan-to-value ratio for the remaining property must not be greater than the lesser of the combined loan-to-value ratio immediately prior to closing, and the combined loan-to value ratio immediately before the defeasance; (iv) the post defeasance debt yield for the remaining property must be the greater than the greater of the debt yield immediately prior to closing, and the debt yield immediately before the defeasance; and (v) satisfaction of the REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio, securing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of an individual Mortgaged Property after the permitted release date provided the borrower defeases an amount equal to (i) 115% of the allocated loan amount for the Mortgaged Property being released, plus (ii) if necessary, an amount necessary to reduce the principal so that the remaining properties will achieve the following tests: (A) the greater of: (x) 1.39x and (y) the underwritten debt service coverage ratio immediately preceding such release (provided that such requirement will be waived if, at the time of such release and after giving effect to such release, the underwritten debt service coverage ratio is at least 1.64x), and (B) the greater of: (x) 75.0% and (y) the loan to value ratio immediately preceding such release. The release must also satisfy all REMIC requirements, among other requirements set forth in the Mortgage Loan documents.

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wolfchase Galleria, representing approximately 1.2% of the Initial Pool Balance, the borrower may, without lender’s consent, but subject to REMIC requirements, (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of such Mortgaged Property, including, without limitation, portions of such Mortgaged Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Mortgaged Property, including portions of such Mortgaged Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including, owners of outparcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-eight (48) of the Mortgage Loans, representing approximately 70.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-Seven (47) of the Mortgage Loans, representing approximately 69.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover capital expenditures and replacements.

Thirty-Five (35) of the Mortgage Loans, representing approximately 44.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nineteen (19) of the Mortgage Loans, representing approximately 51.0% of the portion of the Initial Pool Balance that is secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

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See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	20	$ 452,894,870	52.9%
Springing	32	302,022,905	35.3
Hard/In Place Cash Management	2	66,500,000	7.8
Soft/Springing Cash Management	2	22,229,964	2.6
None	2	12,100,000	1.4
Total:	58	$ 855,747,738	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of

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current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; and “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis.”

One (1) Mortgage Loan, representing approximately 6.6% of the Initial Pool Balance, was originated by Barclays Bank PLC with exceptions to the underwriting guidelines as described in the following bullet point:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the Initial Pool Balance, there was an exception from the applicable mortgage loan seller’s underwriting guidelines in that the underwriting for the related Mortgage Loan includes rental income from a master lease executed by an affiliate of the related sponsor. The related sponsor signed a 30-month master lease covering 22,500 rentable square feet on the third floor of the Mortgaged Property to bring the occupancy rate closer to market levels while marketing the space. Occupancy excluding the master leased space is 80%. Rent from the master lease has been included in the underwritten net operating income and net cash flow. Excluding such master lease rental income, the underwritten net operating income and net cash flow are $7,179,711 and $6,689,444, respectively. The sponsor has reported that it is currently negotiating a lease for most of the third floor with an unrelated third party tenant. At origination, $4,058,916 was escrowed to cover leasing costs associated with the third floor of the Mortgaged Property. Additionally, the lender considered the property’s location in midtown Manhattan as part of its analysis.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approximate Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV Ratio(3)	Cut-off Date Total Debt LTV Ratio(2)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(3)	Cut-off Date Total Debt Underwritten NCF DSCR(2)
1166 Avenue of the Americas	$56,250,000	6.6%	$20,000,000	$53,750,000	$130,000,000	5.37614%(5)	37.8%	57.8%	1.79x	1.15x

(1)	Calculated including any related Pari Passu Companion Loan and any related Subordinate Companion Loan.

(2)	Calculated including any related mezzanine debt, any related Pari Passu Companion Loan and related Subordinate Companion Loan.

(3)	Calculated including any related Pari Passu Companion Loan but excluding any Subordinate Companion Loan.

(4)	Barclays is the holder of the 1166 Avenue of the Americas Subordinate Companion Loan and the related mezzanine loan. Barclays is expected to transfer its interest in the 1166 Avenue of the Americas Subordinate Companion Loan and the related mezzanine debt to an unrelated third party.

(5)	Calculated including any mezzanine debt and rounded to the five decimals.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between, among others, the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or becomes specially serviced as a result of a monetary or material non-monetary default under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises certain enforcement actions under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

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With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio(1)	Combined Minimum DSCR(1)	Combined Minimum Debt Yield(1)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
Gateway Plaza at Meridian	$17,050,000	75.0%	1.45x	9.94%	Yes	Yes
Richland Self Storage	$5,000,000	71.4%	1.44x	N/A	Yes	Yes
Viera Self Storage	$3,415,000	73.4%	1.38x	N/A	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(3)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gateway Plaza at Meridian, securing approximately 2.0% of the Initial Pool Balance, the Mortgage Loan documents permit the direct or indirect owners of the borrower to obtain mezzanine financing upon a sale of the Mortgaged Property and assumption of the Mortgage Loan at any time after the permitted release date.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wolfchase Galleria, representing approximately 1.2% of the Initial Pool Balance, without the prior consent of the lender, the borrower is prohibited from entering into a property assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property; provided that the borrower is permitted to obtain such loan (which, in each case, is not to exceed $5,000,000), subject to the lender’s reasonable approval and delivery of a rating agency confirmation. Failure to timely pay such assessments may give rise to a lien against the Mortgaged Property.

Preferred Equity

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as State Farm Data Center, representing approximately 2.9% of the Initial Pool Balance, new membership interests that have priority in distribution over existing membership interests may be issued in the related non-recourse carveout guarantor so long as (A) the guarantor has significant assets (exclusive of its interest in the borrower), (B) such interests have no redemption or maturity date, (C) holders of such interests may not cause a change of control of borrower, other than customary removal events not related to failure to achieve a specified return, and (D) such interests have a stated rate of return that does not increase and such interests do not accrue interest in the event distributions to the holder thereof are not made on any scheduled distribution date.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as KOMO Plaza, representing approximately 4.3% of the Initial Pool Balance, the Mortgage Loan documents permit a pledge of up to 49% in the aggregate of non-controlling interests in any direct or indirect owner of the borrower (but does not permit the pledge of direct interests in the borrower), provided that after giving effect to such pledge the original borrower sponsor (or any successor sponsor permitted under the transfer provisions in the Mortgage Loan documents) together with its controlled affiliates and any institutional fund investor (as defined in the Mortgage Loan documents) own at least a 20% equity interest in the borrower, and control the borrower and the day-to-day operation of the Mortgaged Property, and any foreclosure or transfer in lieu thereof of such pledged interests complies with the requirements of certain permitted transfers under the Mortgage Loan documents.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wolfchase Galleria, representing approximately 1.2% of the Initial Pool Balance, the Mortgage Loan documents permit the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, and there is no requirement for an intercreditor agreement with respect to such corporate or parent level credit facility.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, The Summit Birmingham, Merrill Lynch Drive, KOMO Plaza, Center West, Anaheim Marriott Suites, State Farm Data Center, Connecticut Financial Center, Midwest Industrial Portfolio and Wolfchase Galleria is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BACM 2017-BNK3 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of The Summit Birmingham Controlling Companion Loan.

“CD 2017-CD3 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the State Farm Data Center Controlling Companion Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Controlling Companion Loan” means, with respect to a Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. UBS AG is currently the holder of the “Controlling Companion Loan” with respect to each of the Center West Whole Loan and the Connecticut Financial Center Whole Loan.

“MSC 2016-UBS12 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Wolfchase Galleria Controlling Companion Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) the State Farm Data Center Whole Loan, the certificate administrator under the CD 2017-CD3 Pooling and Servicing Agreement, (ii) the Summit Birmingham Whole Loan, the certificate administrator under the BACM 2017-BNK3 Pooling and Servicing Agreement, (iii) the Midwest Industrial Portfolio Whole Loan, the certificate administrator under the WFCM 2016-C37 Pooling and Servicing Agreement, (iv) the Wolfchase Galleria Whole Loan, the certificate administrator under the MSC 2016-UBS12 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of the Summit Birmingham Companion Loans, the Center West Companion Loans (on and after the related Servicing Shift Securitization Date), the State Farm Data Center Companion Loan, the Connecticut Financial Center Companion Loans (on and after

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the related Servicing Shift Securitization Date), the Midwest Industrial Portfolio Companion Loan and the Wolfchase Galleria Companion Loans.

“Non-Serviced Directing Certificateholder” means with respect to (i) The Summit Birmingham Whole Loan, the directing certificateholder (or the equivalent) under the BACM 2017-BNK3 Pooling and Servicing Agreement, (ii) the State Farm Data Center Whole Loan, the directing certificateholder (or the equivalent) under the CD 2017-CD3 Pooling and Servicing Agreement, (iii) the Midwest Industrial Portfolio Whole Loan, the directing certificateholder (or the equivalent) under the WFCM 2016-C37 Pooling and Servicing Agreement, (iv) the Wolfchase Galleria Whole Loan, the directing certificateholder (or the equivalent) under the MSC 2016-UBS12 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the directing certificateholder under the related Servicing Shift PSA .

“Non-Serviced Master Servicer” means with respect to (i) The Summit Birmingham Whole Loan, the servicer under the BACM 2017-BNK3 Pooling and Servicing Agreement, (ii) the State Farm Data Center Whole Loan, the master servicer under the CD 2017-CD3 Pooling and Servicing Agreement, (iii) the Midwest Industrial Portfolio Whole Loan, the master servicer under the WFCM 2016-C37 Pooling and Servicing Agreement, (iv) the Wolfchase Galleria Whole Loan, the master servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of The Summit Birmingham Mortgage Loan, the State Farm Data Center Mortgage Loan, the Midwest Industrial Portfolio Mortgage Loan and the Wolfchase Galleria Mortgage Loan. On and after the related Servicing Shift Securitization Date, each of the Servicing Shift Mortgage Loans will be a Non-Serviced Mortgage Loan.

“Non-Serviced PSA” means with respect to (i) The Summit Birmingham Whole Loan, the BACM 2017-BNK3 Pooling and Servicing Agreement, (ii) the State Farm Data Center Whole Loan, the CD 2017-CD3 Pooling and Servicing Agreement, (iii) the Midwest Industrial Portfolio Whole Loan, the WFCM 2016-C37 Pooling and Servicing Agreement, (iv) the Wolfchase Galleria Whole Loan, the MSC 2016-UBS12 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) The Summit Birmingham Whole Loan, the special servicer under the BACM 2017-BNK3 Pooling and Servicing Agreement, (ii) the State Farm Data Center Whole Loan, the special servicer under the CD 2017-CD3 Pooling and Servicing Agreement, (iii) the Midwest Industrial Portfolio Whole Loan, the special servicer under the WFCM 2016-C37 Pooling and Servicing Agreement, (iv) the Wolfchase Galleria Whole Loan, the special servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) The Summit Birmingham Whole Loan, the trustee under the BACM 2017-BNK3 Pooling and Servicing Agreement, (ii) the State Farm Data Center Whole Loan, the trustee under the CD 2017-CD3 Pooling and Servicing Agreement, (iii) the Midwest Industrial Portfolio Whole Loan, the trustee under the WFCM 2016-C37 Pooling and Servicing Agreement, (iv) the Wolfchase Galleria Whole Loan, the trustee under the MSC 2016-UBS12 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of The Summit Birmingham Whole Loan, the State Farm Data Center Whole Loan, the Midwest Industrial Portfolio Whole Loan and the Wolfchase Galleria Whole Loan. On and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

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“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the 1166 Avenue of the Americas Mortgage Loan, the Merrill Lynch Drive Mortgage Loan, the KOMO Plaza Mortgage Loan and the Anaheim Marriott Suites Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the 1166 Avenue of the Americas Pari Passu Companion Loans, the Merrill Lynch Drive Companion Loans, the KOMO Plaza Companion Loans and the Anaheim Marriott Suites Companion Loans. Prior to the applicable Servicing Shift Securitization Date, each of the Center West Companion Loans and the Connecticut Financial Center Companion Loans will be a Serviced Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Subordinate Companion Loan” means the 1166 Avenue of the Americas Subordinate Companion Loan.

“Serviced Whole Loan” means each of the 1166 Avenue of the Americas Whole Loan, the Merrill Lynch Drive Whole Loan, the KOMO Plaza Whole Loan and the Anaheim Marriott Suites Whole Loan. Prior to the related Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Center West Mortgage Loan and the Connecticut Financial Center Mortgage Loan will be a Servicing Shift Mortgage Loan related to the issuing entity.

“Servicing Shift PSA” means either the Center West PSA or the Connecticut Financial Center PSA, as applicable.

“Servicing Shift Securitization Date” means the Center West Control Note Securitization Date or the Connecticut Financial Center Control Note Securitization Date, as applicable.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Center West Whole Loan and the Connecticut Financial Center Whole Loan will be a Servicing Shift Whole Loan related to the issuing entity.

“Subordinate Companion Loan” means each of the-Serviced Subordinate Companion Loans.

“WFCM 2016-C37 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Midwest Industrial Portfolio Companion Loan.

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The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
1166 Avenue of the Americas	$56,250,000	6.6%	$28,750,000	$25,000,000	37.8%	48.9%	1.79x	1.37x
The Summit Birmingham	$50,000,000	5.8%	$158,000,000	N/A	54.3%	54.3%	1.68x	1.68x
Merrill Lynch Drive	$41,500,000	4.8%	$62,100,000	N/A	67.7%	67.7%	2.95x	2.95x
KOMO Plaza	$37,000,000	4.3%	$102,000,000	N/A	50.0%	50.0%	2.47x	2.47x
Center West	$30,000,000	3.5%	$50,000,000	N/A	38.3%	38.3%	1.94x	1.94x
Anaheim Marriott Suites	$30,000,000	3.5%	$24,000,000	N/A	65.1%	65.1%	1.62x	1.62x
State Farm Data Center	$25,000,000	2.9%	$55,000,000	N/A	62.5%	62.5%	2.42x	2.42x
Connecticut Financial Center	$22,750,000	2.7%	$22,750,000	N/A	65.0%	65.0%	1.95x	1.95x
Midwest Industrial Portfolio	$15,400,000	1.8%	$23,100,000	N/A	71.3%	71.3%	1.39x	1.39x
Wolfchase Galleria	$9,960,046	1.2%	$154,380,709	N/A	64.7%	64.7%	1.72x	1.72x

(1)	Calculated including any related Companion Loans but excluding any related Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan.

The Serviced Whole Loans

The 1166 Avenue of the Americas Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 1166 Avenue of the Americas, representing approximately 6.6% of the Initial Pool Balance (the “1166 Avenue of the Americas Mortgage Loan”), is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 1166 Avenue of the Americas Mortgage Loan is evidenced by one promissory note designated as Note A-1, having an outstanding principal balance as of the Cut-off Date of $56,250,000. The related Companion Loan is evidenced by Note A-2, having an outstanding principal balance as of the Cut-off Date of $28,750,000 and which is pari passu in right of payment with the 1166 Avenue of the Americas Mortgage Loan (the “1166 Avenue of the Americas Pari Passu Companion Loan”), and Note B, having an outstanding principal balance as of the Cut-off Date of $25,000,000 and which is subordinate in right of payment with the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Pari Passu Companion Loan (the “1166 Avenue of the Americas Subordinate Companion Loan”).

The 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Pari Passu Companion Loan are collectively referred to as the “1166 Avenue of the Americas Senior Loans” and the 1166 Avenue of the Americas Mortgage Loan, together with the 1166 Avenue of the Americas Pari Passu Companion Loan and the 1166 Avenue of the Americas Subordinate Companion Loan, are collectively referred to as the “1166 Avenue of the Americas Whole Loan.” The 1166 Avenue of the Americas Pari Passu Companion Loan and the 1166 Avenue of the Americas Subordinate Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool. Only the 1166 Avenue of the Americas Mortgage Loan is an asset of the issuing entity.

The issuing entity as the holder of the 1166 Avenue of the Americas Mortgage Loan (the “1166 Avenue of the Americas Mortgage Loan Noteholder”) and the holder of the 1166 Avenue of the Americas Pari Passu Companion Loan (the “1166 Avenue of the Americas Pari Passu Companion Noteholder” and, together with the 1166 Avenue of the Americas Mortgage Loan Noteholder, the “1166 Avenue of the Americas Senior Noteholders”) have entered into a co-lender agreement that sets forth the respective

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rights of each 1166 Avenue of the Americas Senior Noteholder (the “1166 Avenue of the Americas Senior Co-Lender Agreement”). The 1166 Avenue of the Americas Senior Noteholders and the holder of the 1166 Avenue of the Americas Subordinate Companion Loan (the “1166 Avenue of the Americas Subordinate Companion Noteholder” and, together with the 1166 Avenue of the Americas Senior Noteholders, the “1166 Avenue of the Americas Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of the 1166 Avenue of the Americas Senior Noteholders and the 1166 Avenue of the Americas Subordinate Noteholder (together with the 1166 Avenue of the Americas Senior Co-Lender, the “1166 Avenue of the Americas Co-Lender Agreement”).

Servicing

The 1166 Avenue of the Americas Whole Loan will be serviced from and after the Closing Date by the master servicer and, if necessary, the special servicer pursuant to the terms of the PSA, subject to the terms of the 1166 Avenue of the Americas Co-Lender Agreement.

In servicing the 1166 Avenue of the Americas Whole Loan, the PSA will require the master servicer and the special servicer to take into account the interests of the Certificateholders, the 1166 Avenue of the Americas Pari Passu Companion Noteholder and the 1166 Avenue of the Americas Subordinate Companion Noteholder, as a collective whole, taking into account the pari passu or subordinate nature of the 1166 Avenue of the Americas Pari Passu Companion Loan and the 1166 Avenue of the Americas Subordinate Companion Loan, as applicable.

Note A-1 represents the controlling interest in the 1166 Avenue of the Americas Whole Loan. However, for so long as the 1166 Avenue of the Americas Subordinate Companion Noteholder is the 1166 Avenue of the Americas Whole Loan Directing Holder (as defined below), the 1166 Avenue of the Americas Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 1166 Avenue of the Americas Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 1166 Avenue of the Americas Co-Lender Agreement, the 1166 Avenue of the Americas Subordinate Companion Noteholder will have the right to cure certain defaults by the related borrower, as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the 1166 Avenue of the Americas Mortgage Loan (but not on the 1166 Avenue of the Americas Pari Passu Companion Loan or the 1166 Avenue of the Americas Subordinate Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1166 Avenue of the Americas Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Distributions

Pursuant to the 1166 Avenue of the Americas Co-Lender Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the 1166 Avenue of the Americas Whole Loan, (ii) any other event of default for which the 1166 Avenue of the Americas Whole Loan is actually accelerated, (iii) any other event of default which causes the 1166 Avenue of the Americas Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “1166 Avenue of the Americas Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the 1166 Avenue of the Americas Whole Loan Directing Holder or the default cure period has not yet expired and the 1166 Avenue of the Americas Whole Loan Directing Holder is diligently exercising its cure rights under the 1166 Avenue of the Americas Co-Lender Agreement), excluding amounts for required reserves or escrows required by the related Mortgage Loan documents and amounts payable or reimbursable with respect to the 1166

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Avenue of the Americas Whole Loan (including any penalty charges) under the PSA to the master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator or trustee and insurance proceeds or condemnation proceeds, payments and proceeds received with respect to the 1166 Avenue of the Americas Whole Loan will generally be applied in the following order:

●	first, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder in an amount equal to the accrued and unpaid interest on the principal balance of the 1166 Avenue of the Americas Mortgage Loan at the applicable senior note rate minus the servicing fee rate and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder in an amount equal to the accrued and unpaid interest on the principal balance of the 1166 Avenue of the Americas Pari Passu Companion Loan at the applicable net senior note rate;

●	second, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder in an amount equal to the 1166 Avenue of the Americas Mortgage Loan percentage interest of principal payments received, if any, with respect to such monthly payment date with respect to the 1166 Avenue of the Americas Whole Loan, until the principal balance of the 1166 Avenue of the Americas Mortgage Loan has been reduced to zero and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder in an amount equal to the 1166 Avenue of the Americas Pari Passu Companion Loan percentage interest of principal payments received, if any, with respect to such monthly payment date with respect to the 1166 Avenue of the Americas Whole Loan, until the principal balance of the 1166 Avenue of the Americas Pari Passu Companion Loan has been reduced to zero;

●	third, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder up to the amount of any unreimbursed costs and expenses paid by the 1166 Avenue of the Americas Mortgage Loan Noteholder including any recovered costs not previously reimbursed to the 1166 Avenue of the Americas Mortgage Loan Noteholder (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the 1166 Avenue of the Americas Whole Loan pursuant to the 1166 Avenue of the Americas Co-Lender Agreement or the PSA and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder up to the amount of any unreimbursed costs and expenses paid by the 1166 Avenue of the Americas Pari Passu Companion Noteholder including any recovered costs not previously reimbursed to the 1166 Avenue of the Americas Pari Passu Companion Noteholder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1166 Avenue of the Americas Whole Loan pursuant to the 1166 Avenue of the Americas Co-Lender Agreement or the PSA;

●	fourth, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder in an amount equal to the product of the percentage interest of the 1166 Avenue of the Americas Mortgage Loan multiplied by the applicable senior note relative spread and any prepayment premium to the extent paid by the mortgage borrower and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder in an amount equal to the product of the percentage interest of the 1166 Avenue of the Americas Pari Passu Companion Loan multiplied by the applicable senior note relative spread and any prepayment premium to the extent paid by the mortgage borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the 1166 Avenue of the Americas Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(fourth) and, as a result of a workout the principal balance of the 1166 Avenue of the Americas Senior Loans has been reduced, such excess amount will be paid to the 1166 Avenue of the Americas Senior Noteholders in an amount up to the reduction, if any, of the principal balance of the 1166 Avenue of the Americas Senior Loans as a result of such workout, plus interest on such amount at the related senior note rate;

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●	sixth, to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount equal to the accrued and unpaid interest on the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan at the junior note rate minus the servicing fee;

●	seventh, to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount equal to the percentage interest of the 1166 Avenue of the Americas Subordinate Companion Loan of principal payments received, if any, with respect to such monthly payment date with respect to the 1166 Avenue of the Americas Whole Loan, until the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan has been reduced to zero;

●	eighth, to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount equal to the product of the percentage interest of the 1166 Avenue of the Americas Subordinate Companion Loan multiplied by the relative spread of the 1166 Avenue of the Americas Subordinate Companion Loan and any prepayment premium to the extent paid by the mortgage borrower;

●	ninth, to the extent the 1166 Avenue of the Americas Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to the 1166 Avenue of the Americas Co-Lender Agreement, to reimburse the 1166 Avenue of the Americas Subordinate Companion Noteholder for all such cure payments;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of a 1166 Avenue of the Americas Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan has been reduced, such excess amount will be paid to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related junior note rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the mortgage borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer (in each case provided that such reimbursements or payments relate to the 1166 Avenue of the Americas Whole Loan), any such assumption or transfer fees, to the extent actually paid by the mortgage borrower, will be paid to the 1166 Avenue of the Americas Mortgage Loan Noteholder, the 1166 Avenue of the Americas Pari Passu Companion Noteholder and the 1166 Avenue of the Americas Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	twelfth, if any excess amount, including default interest and late payment charges to the extent that such default interest and late payment charges are not required to be paid to the master servicer or the special servicer, as applicable, in accordance with the PSA, is available to be distributed in respect of the 1166 Avenue of the Americas Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh) any remaining amount will be paid pro rata to the 1166 Avenue of the Americas Mortgage Loan Noteholder, the 1166 Avenue of the Americas Pari Passu Companion Noteholder and the 1166 Avenue of the Americas Subordinate Companion Loan in accordance with their respective initial percentage interests.

Following the occurrence and during the continuance of an 1166 Avenue of the Americas Sequential Pay Event, payments and proceeds with respect to the 1166 Avenue of the Americas Whole Loan, including, without limitation, amounts received by the master servicer or special servicer pursuant to the PSA and insurance and condemnation proceeds, will generally be applied (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the mortgage borrower in accordance with the terms of the Mortgage Loan documents, to the extent permitted by the REMIC provisions) in the following order, in each case to the extent of available funds:

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●	first, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder in an amount equal to the accrued and unpaid interest on the principal balance of the 1166 Avenue of the Americas Mortgage Loan Principal balance of the 1166 Avenue of the Americas Mortgage Loan at the net senior note rate and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder in an amount equal to the accrued and unpaid interest on the principal balance of the 1166 Avenue of the Americas Pari Passu Companion Loan at the net senior note rate;

●	second, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder in an amount equal to the principal balance of the 1166 Avenue of the Americas Mortgage Loan , until the principal balance of the 1166 Avenue of the Americas Mortgage Loan has been reduced to zero and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder in an amount equal to the principal balance of the 1166 Avenue of the Americas Pari Passu Companion Loan, until the principal balance of the 1166 Avenue of the Americas Pari Passu Companion Loan has been reduced to zero;

●	third, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder up to the amount of any unreimbursed costs and expenses paid by the 1166 Avenue of the Americas Mortgage Loan Noteholder including any recovered costs not previously reimbursed to the 1166 Avenue of the Americas Mortgage Loan Noteholder (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the 1166 Avenue of the Americas Whole Loan pursuant to the 1166 Avenue of the Americas Co-Lender Agreement or the PSA and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder up to the amount of any unreimbursed costs and expenses paid by the 1166 Avenue of the Americas Pari Passu Companion Noteholder including any recovered costs not previously reimbursed to the 1166 Avenue of the Americas Pari Passu Companion Noteholder (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the 1166 Avenue of the Americas Whole Loan pursuant to the 1166 Avenue of the Americas Co-Lender Agreement or the PSA;

●	fourth, pari passu (i) to the 1166 Avenue of the Americas Mortgage Loan Noteholder in an amount equal to the product of the percentage interest of the 1166 Avenue of the Americas Mortgage Loan multiplied by the applicable senior note relative spread and any prepayment premium to the extent paid by the mortgage borrower and (ii) to the 1166 Avenue of the Americas Pari Passu Companion Noteholder in an amount equal to the product of the percentage interest of the 1166 Avenue of the Americas Pari Passu Companion Loan multiplied by the applicable senior note relative spread and any prepayment premium to the extent paid by the mortgage borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the 1166 Avenue of the Americas Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(fourth) and, as a result of a workout the principal balance of the 1166 Avenue of the Americas Senior Loans has been reduced, such excess amount will be paid to the 1166 Avenue of the Americas Senior Noteholders in an amount up to the reduction, if any, of the principal balance of the 1166 Avenue of the Americas Pari Passu Companion Senior Loans as a result of such workout, plus interest on such amount at the related senior note rate;

●	sixth, to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount equal to the accrued and unpaid interest on the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan at the net junior note rate;

●	seventh, to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount equal to the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan, until the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan has been reduced to zero;

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●	eighth, to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount equal to the product of the percentage interest of the 1166 Avenue of the Americas Subordinate Companion Loan multiplied by the relative spread of the 1166 Avenue of the Americas Subordinate Companion Loan and any prepayment premium to the extent paid by the mortgage borrower;

●	ninth, to the extent the 1166 Avenue of the Americas Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to the 1166 Avenue of the Americas Co-Lender Agreement, to reimburse the 1166 Avenue of the Americas Subordinate Companion Noteholder for all such cure payments;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of a 1166 Avenue of the Americas Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan has been reduced, such excess amount will be paid to the 1166 Avenue of the Americas Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related junior note rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the mortgage borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer (in each case provided that such reimbursements or payments relate to the 1166 Avenue of the Americas Whole Loan), any such assumption or transfer fees, to the extent actually paid by the mortgage borrower, will be paid to the 1166 Avenue of the Americas Mortgage Loan Noteholder, the 1166 Avenue of the Americas Pari Passu Companion Noteholder and the 1166 Avenue of the Americas Subordinate Companion Noteholder, pro rata, based on their respective percentage interests; and

●	twelfth, if any excess amount, including default interest and late payment charges to the extent that such default interest and late payment charges are not required to be paid to the master servicer or the special servicer, as applicable, in accordance with the PSA, is available to be distributed in respect of the 1166 Avenue of the Americas Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount will be paid pro rata to the 1166 Avenue of the Americas Senior Noteholders and the 1166 Avenue of the Americas Subordinate Companion Noteholder in accordance with their respective initial Percentage Interests, provided, however if default Interest and late payment charges are not required to be paid to the master servicer or the special servicer, as applicable, and if less than 100% of the Default Interest and late payment charges are paid with respect to the Mortgage Loan during such Sequential Pay Event, the 1166 Avenue of the Americas Subordinate Companion Noteholder will not be entitled to any default interest or late payment charges until each 1166 Avenue of the Americas Senior Noteholder has been paid 100% of the pro rata share of any default interest or late payment charges actually received by the master servicer or the special servicer, as applicable.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 1166 Avenue of the Americas Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 1166 Avenue of the Americas Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the 1166 Avenue of the Americas Pari Passu Companion Loan or any loans included in any future securitization trust related to such Companion Loans.

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Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to an 1166 Avenue of the Americas Pari Passu Companion Loan or the 1166 Avenue of the Americas Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the 1166 Avenue of the Americas Pari Passu Companion Loan or from general collections of the securitization trusts holding the 1166 Avenue of the Americas Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

See “Pooling and Servicing Agreement—Advances” for more information regarding the allocation of collections and expenses in respect of the 1166 Avenue of the Americas Whole Loan.

Application of Penalty Charges

Pursuant to the 1166 Avenue of the Americas Co-Lender Agreement, penalty charges paid in respect of the 1166 Avenue of the Americas Senior Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Pari Passu Companion Loan by the amount necessary to pay the master servicer, the trustee or the special servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the PSA, second, be used to reduce, on a pro rata basis, the respective amounts payable on each of the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Pari Passu Companion Loan by the amount necessary to pay the master servicer, trustee, the Other Master Servicer or the trustee under the related Other PSA for any interest accrued on any P&I Advance (or P&I advance under the related Other PSA) made with respect to the 1166 Avenue of the Americas Mortgage Loan or the 1166 Avenue of the Americas Pari Passu Companion Loan by such party (if and as specified in the PSA or the related Other PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 1166 Avenue of the Americas Mortgage Loan and 1166 Avenue of the Americas Pari Passu Companion Loan by the amount necessary to pay additional expenses of the Trust (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the 1166 Avenue of the Americas Whole Loan (as specified in the PSA) and finally, the remaining amount of penalty charges be paid to the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA.

Consultation and Control

Prior to the occurrence and continuance of an 1166 Avenue of the Americas Control Appraisal Period with respect to the 1166 Avenue of the Americas Subordinate Companion Loan, neither the Directing Holder nor the operating advisor will have any consent and/or consultation rights with respect to 1166 Avenue of the Americas Whole Loan. After the occurrence and during the continuance of an 1166 Avenue of the Americas Control Appraisal Period with respect to the 1166 Avenue of the Americas Subordinate Companion Loan, the Directing Holder and the operating advisor will each have the same consent and/or consultation rights with respect to the 1166 Avenue of the Americas Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, prior to the occurrence and continuance of an 1166 Avenue of the Americas Control Appraisal Period, the consent of the 1166 Avenue of the Americas Controlling Subordinate Companion Noteholder as the 1166 Avenue of the Americas Whole Loan Directing Holder, which will be obtained by the special servicer, is required for any 1166 Avenue of the Americas Major Decision; provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC provisions.

An “1166 Avenue of the Americas Major Decision” is:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of properties securing the 1166 Avenue of the Americas Whole Loan;

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(ii)       any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the 1166 Avenue of the Americas Whole Loan or any extension of the maturity date of the 1166 Avenue of the Americas Whole Loan;

(iii)      any sale of the 1166 Avenue of the Americas Subordinate Companion Note (if it is a defaulted loan) or related REO Property (other than in connection with the termination of the Securitization Trust) for less than the purchase price (excluding the amount described in clauses (iv), (v) and (vi) of the definition of “Purchase Price” as defined in the PSA);

(iv)       any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(v)        any release of collateral or any acceptance of substitute or additional collateral for the 1166 Avenue of the Americas Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vi)       any (i) waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the 1166 Avenue of the Americas Whole Loan, (ii) consent to such a waiver, (iii) consent to a transfer of the mortgaged property or interests in the mortgage borrower or (iv) consent or approval related to the incurrence of additional debt, by mortgage borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)      any property management company changes (to the extent the lender is required to consent or approve under the related Mortgage Loan documents);

(viii)     releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the 1166 Avenue of the Americas Whole Loan and for which there is no lender discretion (the determination of whether the conditions precedent to releasing any such escrow accounts, reserve accounts or letters of credit have been satisfied will not constitute matters of lender discretion for purposes of this paragraph);

(ix)      any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the related borrower or any guarantor) releasing the related borrower or any guarantor from liability under the 1166 Avenue of the Americas Whole Loan other than pursuant to the specific terms of the 1166 Avenue of the Americas Whole Loan and for which there is no lender discretion;

(x)       the determination of the special servicer pursuant to clause (iii) or (iv) of the definition of “Servicing Transfer Event” (as defined in the PSA);

(xi)      following a default or an event of default with respect to the 1166 Avenue of the Americas Whole Loan, any exercise of a material remedy on the 1166 Avenue of the Americas Whole Loan or any acceleration of the 1166 Avenue of the Americas Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or related Mortgaged Property;

(xii)     any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than the 1166 Avenue of the Americas Co-Lender Agreement) with any mezzanine lender or subordinate debt holder related to the 1166 Avenue of the Americas Whole Loan, or an action to enforce rights with respect thereto;

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(xiii)    any determination of an Acceptable Insurance Default (as defined in the PSA);

(xiv)    any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xv)     the granting of any consents or approvals related to the incurrence of additional debt by the related borrower or mezzanine debt by a direct or indirect parent of the related borrower, to the extent the lender’s consent or approval is required under the related Mortgage Loan documents;

(xvi)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the related Mortgaged Property, in each case to the extent the lender’s consent or approval is required under the related Mortgage Loan documents;

(xvii)    the approval of any annual budget or material alteration for the related Mortgaged Property (insofar as such approval is required of the lender under the related Mortgage Loan documents); and

(xviii)   the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

provided, however that during the occurrence and continuance of an 1166 Avenue of the Americas Control Appraisal Period, “1166 Avenue of the Americas Major Decision” will have the meaning given to the term “Major Decision” in the PSA.

Notwithstanding anything to the contrary contained herein, for so long as the 1166 Avenue of the Americas Whole Loan Directing Holder or any other person that controls, controlling, or is controlled by or under common control with such 1166 Avenue of the Americas Whole Loan Directing Holder (each a “Common Control Party”) holds all or any portion of the related mezzanine loan (a “Mezzanine Loan Holder”), such 1166 Avenue of the Americas Whole Loan Directing Holder or Common Control Party will not have any consent or approval rights with respect to clause (i), clause (ii) or clause (xi) of the definition of 1166 Avenue of the Americas Major Decisions; provided, however, that nothing in this paragraph will limit any consent rights with respect to any REO Property; provided, further, for purposes of the definition of “Common Control Party” as used in this paragraph, a person holding consent rights over 1166 Avenue of the Americas Major Decisions will not be deemed to be in control.

 Notwithstanding the foregoing, pursuant to the terms of the 1166 Avenue of the Americas Co-Lender Agreement, after the occurrence of and during the continuance of an 1166 Avenue of the Americas Control Appraisal Period, the holder of the related 1166 Avenue of the Americas Pari Passu Companion Loan (or its representative which, at any time such related 1166 Avenue of the Americas Pari Passu Companion Loan is included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder of the related 1166 Avenue of the Americas Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Holder under the PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) with respect to any 1166 Avenue of the Americas Major Decision or the implementation of any recommended action outlined in an asset status report relating to the 1166 Avenue of the Americas Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related 1166 Avenue of the Americas Pari Passu Companion Loan (or its representative) requests consultation with respect to certain 1166 Avenue of the Americas Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the 1166 Avenue of the Americas Whole Loan. The consultation rights of the holder of the 1166 Avenue of the Americas Pari

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Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the related 1166 Avenue of the Americas Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the related 1166 Avenue of the Americas Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 1166 Avenue of the Americas Mortgage Loan and the related 1166 Avenue of the Americas Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the related 1166 Avenue of the Americas Pari Passu Companion Loan (or its representative, including, if the related 1166 Avenue of the Americas Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Holder or the 1166 Avenue of the Americas Pari Passu Companion Noteholder (or their representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the 1166 Avenue of the Americas Co-Lender Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 1166 Avenue of the Americas Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the 1166 Avenue of the Americas Co-Lender Agreement or the PSA.

In addition to the consultation rights of the 1166 Avenue of the Americas Pari Passu Companion Noteholder (or its representatives) described above, pursuant to the terms of the 1166 Avenue of the Americas Co-Lender Agreement, during the continuance of an 1166 Avenue of the Americas Control Appraisal Period, the 1166 Avenue of the Americas Pari Passu Companion Noteholder (or its representatives) will have the right to attend (in person or telephonically in the discretion of the master services or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the 1166 Avenue of the Americas Whole Loan.

The 1166 Avenue of the Americas Whole Loan Directing Holder

Pursuant to the 1166 Avenue of the Americas Co-Lender Agreement, the directing holder (the “1166 Avenue of the Americas Whole Loan Directing Holder”) with respect to the 1166 Avenue of the Americas Whole Loan, as of any date of determination, will be:

●	the 1166 Avenue of the Americas Subordinate Companion Noteholder, unless an 1166 Avenue of the Americas Control Appraisal Period has occurred and is continuing; and

●	the issuing entity or its designee if an 1166 Avenue of the Americas Control Appraisal Period has occurred and is continuing.

A “1166 Avenue of the Americas Control Appraisal Period” is any period with respect to the 1166 Avenue of the Americas Whole Loan, if and for so long as: (1)(a)(i) the initial 1166 Avenue of the Americas Subordinate Companion Loan principal balance minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 1166 Avenue of the Americas Subordinate Companion Loan after the date of creation of the 1166

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Avenue of the Americas Subordinate Companion Loan, (y) any appraisal reduction amount for the 1166 Avenue of the Americas Whole Loan that is allocated to 1166 Avenue of the Americas Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the 1166 Avenue of the Americas Whole Loan that are allocated to the 1166 Avenue of the Americas Subordinate Companion Loan plus (iii) any Threshold Event Collateral (as defined below) then held by the Servicer, is less than (b) 25% of the remainder of the (i) initial 1166 Avenue of the Americas Subordinate Companion Loan principal balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 1166 Avenue of the Americas Subordinate Companion Noteholder on the 1166 Avenue of the Americas Subordinate Companion Loan after the date of creation of the 1166 Avenue of the Americas Subordinate Companion Loan; or (2) any interest in the 1166 Avenue of the Americas Subordinate Companion Loan is held by the related borrower or a Borrower Party, or the related borrower or Borrower Party would otherwise be entitled to exercise the rights of the 1166 Avenue of the Americas Subordinate Companion Noteholder as the 1166 Avenue of the Americas Whole Loan Directing Holder.

The 1166 Avenue of the Americas Subordinate Companion Noteholder is entitled to avoid an 1166 Avenue of the Americas Control Appraisal Period caused by the application of an Appraisal Reduction Amount upon satisfaction of certain conditions (which must be completed within 30 days of receipt of a third party appraisal that indicates such 1166 Avenue of the Americas Control Appraisal Period has occurred), including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the master servicer or the special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution that meets the rating requirements as described in the 1166 Avenue of the Americas Co-Lender Agreement (either (x) or (y), the “Threshold Event Collateral”) in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the 1166 Avenue of the Americas Control Appraisal Period not to occur. If the requirements described in this paragraph are satisfied by the 1166 Avenue of the Americas Subordinate Companion Noteholder, no 1166 Avenue of the Americas Control Appraisal Period will be deemed to have occurred.

If the issuing entity is the 1166 Avenue of the Americas Whole Loan Directing Holder, then, unless an 1166 Avenue of the Americas Control Termination Period exists, the Directing Holder will be entitled to exercise the rights of the 1166 Avenue of the Americas Whole Loan Directing Holder with respect to the 1166 Avenue of the Americas Whole Loan. In its capacity as representative of the 1166 Avenue of the Americas Whole Loan Directing Holder under the 1166 Avenue of the Americas Co-Lender Agreement, the Directing Holder will be entitled to exercise all of the rights of the 1166 Avenue of the Americas Whole Loan Directing Holder under the 1166 Avenue of the Americas Co-Lender Agreement as well as the rights set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the 1166 Avenue of the Americas Whole Loan unless a control termination event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the 1166 Avenue of the Americas Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this prospectus under “The Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report” in this prospectus.

Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the 1166 Avenue of the Americas Pari Passu Companion Noteholder (or its representatives, including, if the 1166 Avenue of the Americas Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 1166 Avenue of the Americas Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the 1166 Avenue of the Americas Whole Loan, the 1166 Avenue of the Americas Subordinate Companion Noteholder will have the right to cure such event of default subject to certain limitations set forth in the 1166 Avenue of the Americas Co-Lender Agreement. The 1166 Avenue of the Americas Subordinate Companion Noteholder will be limited to, in the aggregate, 6 cures of monetary

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defaults, no more than 3 of which may be consecutive, or non-monetary defaults over the term of the 1166 Avenue of the Americas Whole Loan. So long as a non-monetary default exists for which the 1166 Avenue of the Americas Non-Monetary Default Cure Period has not expired, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the 1166 Avenue of the Americas Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the 1166 Avenue of the Americas Whole Loan has occurred and is continuing, the 1166 Avenue of the Americas Subordinate Companion Noteholder will have the option to purchase the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Pari Passu Companion Loan, subject to the rights of the mezzanine lender set forth in the related intercreditor agreement, in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Pari Passu Companion Loan, (b) accrued and unpaid interest on the 1166 Avenue of the Americas Mortgage Loan and 1166 Avenue of the Americas Pari Passu Companion Loan through the end of the related interest accrual period, (c) any other amounts due under the 1166 Avenue of the Americas Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) and any liquidation fees or workout fees payable with respect to the 1166 Avenue of the Americas Whole Loan, if (i) the borrower or Borrower Party is the purchaser or (ii) if the 1166 Avenue of the Americas Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the 1166 Avenue of the Americas Co-Lender Agreement, and (g) certain additional amounts to the extent provided for in the 1166 Avenue of the Americas Co-Lender Agreement.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the 1166 Avenue of the Americas Co-Lender Agreement, if the 1166 Avenue of the Americas Whole Loan becomes a defaulted Mortgage Loan, and if the special servicer determines to sell the 1166 Avenue of the Americas Senior Loan in accordance with the PSA, then the special servicer will have the right (i) to sell the 1166 Avenue of the Americas Senior Loans separately from the 1166 Avenue of the Americas Subordinate Companion Loan, or (ii) subject to obtaining the consent of the 1166 Avenue of the Americas Whole Loan Directing Holder if required under the 1166 Avenue of the Americas Co-Lender Agreement, to sell the 1166 Avenue of the Americas Senior Loans and the 1166 Avenue of the Americas Subordinate Companion Loan together as one whole loan, in such instance if the special servicer determines that including the 1166 Avenue of the Americas Subordinate Companion Loan in such sale is in accordance with the Servicing Standard (taking into account the subordinated nature of the 1166 Avenue of the Americas Subordinate Companion Loan). Any such sale of the 1166 Avenue of the Americas Senior Loans and/or the 1166 Avenue of the Americas Subordinate Companion Loan, together or separately, are required to be made in accordance with the 1166 Avenue of the Americas Co-Lender Agreement and the PSA.

Appointment of Special Servicer

Pursuant to the 1166 Avenue of the Americas Co-Lender Agreement, the 1166 Avenue of the Americas Whole Loan Directing Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the 1166 Avenue of the Americas Whole Loan upon at least five (5) business days’ prior notice to the special servicer and appoint a replacement special servicer in accordance with the PSA.

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The Merrill Lynch Drive Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Merrill Lynch Drive, representing approximately 4.8% of the Initial Pool Balance (the “Merrill Lynch Drive Mortgage Loan”) is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Merrill Lynch Drive Mortgage Loan is evidenced by one promissory note designated as Note A-1 having an outstanding principal balance as of the Cut-off Date of $41,500,000. The related Companion Loans are evidenced by two promissory notes, Note A-2 and Note A-3 (collectively, the “Merrill Lynch Drive Companion Loans”), with outstanding principal balances as of the Cut-off Date of $20,660,000 and $41,500,000 respectively, that are not included in the issuing entity. Only the Merrill Lynch Drive Mortgage Loan is an asset of the issuing entity. The Merrill Lynch Drive Companion Loans are pari passu in right of payment with the Merrill Lynch Drive Mortgage Loan.

The Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loans are collectively referred to as the “Merrill Lynch Drive Whole Loan”. The Merrill Lynch Drive Companion Loan evidenced by Note A-2 is currently being held by Barclays Bank PLC or an affiliate. The Merrill Lynch Drive Companion Loan evidenced by Note A-3 is currently being held by Morgan Stanley Bank, N.A. or an affiliate. It is anticipated that the Merrill Lynch Drive Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the Merrill Lynch Drive Mortgage Loan and the rights of the holders of the Merrill Lynch Drive Companion Loans are subject to a co-lender agreement (the “Merrill Lynch Drive Co-Lender Agreement”).

Servicing

The Merrill Lynch Drive Whole Loan will be serviced from and after the Closing Date by the master servicer, and, if necessary, the special servicer, pursuant to the terms of the PSA, subject to the terms of the Merrill Lynch Drive Co-Lender Agreement.

Advances

The master servicer, the special servicer (solely as to Servicing Advances) or the trustee, as applicable, under the PSA will be responsible for making (or, with respect to the special servicer, may choose to make): (i) any required P&I Advances on the Merrill Lynch Drive Mortgage Loan pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Merrill Lynch Drive Mortgage Loan, and (ii) any required Servicing Advances with respect to the Merrill Lynch Drive Whole Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Merrill Lynch Drive Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Servicing Advances in respect of a related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. No party to the PSA will have any obligation to make advances of principal and interest on any Merrill Lynch Drive Companion Loan.

Distributions

The Merrill Lynch Drive Co-Lender Agreement sets forth the respective rights of the holder of the Merrill Lynch Drive Mortgage Loan and the holders of the Merrill Lynch Drive Companion Loans with respect to distributions of funds received in respect of the Merrill Lynch Drive Whole Loan, and provides, in general, that:

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●	the Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Merrill Lynch Drive Whole Loan or the related Mortgaged Property will be applied to the Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the application of proceeds, awards or settlements to restoration or repair or release to the borrower, the payment of amounts for reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the master servicer, special servicer, trustee, operating advisor, certificate administrator and depositor under the PSA) in accordance with the terms of the Merrill Lynch Drive Co-Lender Agreement and the PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Merrill Lynch Drive Whole Loan will be allocated, on a pro rata and pari passu basis, to the Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loans in accordance with the terms of the PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Merrill Lynch Drive Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Merrill Lynch Drive Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of payments and collections on other Mortgage Loans, but not out of payments or other collections on the Merrill Lynch Drive Companion Loans or any loans included in any securitization trust related to the Merrill Lynch Drive Companion Loans.

Certain costs and expenses (such as a pro rata share of a Servicing Advance and/or interest thereon) allocable to the Merrill Lynch Drive Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Merrill Lynch Drive Companion Loans or from general collections with respect to any securitization of any such Merrill Lynch Drive Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” for more information regarding the allocation of collections and expenses in respect of the Merrill Lynch Drive Whole Loan.

Application of Penalty Charges

Pursuant to the Merrill Lynch Drive Co-Lender Agreement, penalty charges paid in respect of the Merrill Lynch Drive Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loans by the amount necessary to pay the master servicer, the trustee or the special servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loans by the amount necessary to pay the master servicer, trustee, the Other Master Servicer or the trustee under the related Other PSA for any interest accrued on any P&I Advance (or P&I advance under the related Other PSA) made with respect to the Merrill Lynch Drive Mortgage Loan or the Merrill Lynch Drive Companion Loans by such party (if and as specified in the PSA or the related Other PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Merrill Lynch Drive Mortgage Loan and Merrill Lynch Drive Companion Loans by the amount necessary to pay additional expenses of the Trust (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Merrill Lynch Drive Whole Loan (as specified in the PSA) and finally, in the case of the remaining amount of penalty charges, be paid to the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA.

Consultation and Control

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The controlling note holder under the Merrill Lynch Drive Co-Lender Agreement will be the holders of the majority of the Controlling Class (such party, the “Merrill Lynch Drive Directing Holder”); provided that, in certain situations set forth in the PSA where the Directing Certificateholder holds an ownership interest in the Merrill Lynch Drive borrower, the Directing Certificateholder will not be entitled to exercise certain rights with respect to the Merrill Lynch Drive Loan. In its capacity as representative of the Merrill Lynch Drive Directing Holder under the Merrill Lynch Drive Co-Lender Agreement, the Merrill Lynch Drive Directing Holder will be entitled to exercise the rights granted to the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Merrill Lynch Drive Whole Loan.

As such, pursuant to the terms of the Merrill Lynch Drive Co-Lender Agreement, certain decisions to be made with respect to the Merrill Lynch Drive Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report, will require the approval of the Merrill Lynch Drive Directing Holder. Generally, pursuant to the Merrill Lynch Drive Co-Lender Agreement, if the Merrill Lynch Drive Directing Holder fails to notify the special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days of written notice thereof, such Major Decisions will be deemed approved. The Directing Certificateholder, as the party entitled under the PSA to exercise the rights of the Merrill Lynch Drive Directing Holder, will have certain consent and/or consultation rights with respect to the Merrill Lynch Drive Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan serviced under the PSA (other than any Excluded Loan or Servicing Shift Mortgage Loan), and will be entitled to exercise the rights and powers of the Merrill Lynch Drive Directing Holder under the Merrill Lynch Drive Co-Lender Agreement.

Notwithstanding the Merrill Lynch Drive Directing Holder’s consent and/or consultation rights described above, the master servicer (if authorized under the PSA) or the special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loan.

Pursuant to the terms of the Merrill Lynch Drive Co-Lender Agreement, the holders of the Merrill Lynch Drive Companion Loans (or, at any time the Merrill Lynch Drive Companion Loans are included in a securitization, the holders of the specified interest in the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the right to exercise the rights of the holders of such Merrill Lynch Drive Companion Loans, as and to the extent provided in the servicing agreement governing the securitization of such Merrill Lynch Drive Companion Loans) as non-controlling noteholders (the “Merrill Lynch Drive Non-Controlling Noteholders”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Merrill Lynch Drive Whole Loan, that the master servicer or the special servicer is required to provide to the Merrill Lynch Drive Directing Holder under the PSA within the same time frame that the master servicer or the special servicer is required to provide such notices, information and reports to the Merrill Lynch Drive Directing Holder (but without regard to whether or not the Merrill Lynch Drive Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the master servicer and the special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the master servicer or the special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Merrill Lynch Drive Non-Controlling Noteholders will expire ten (10) business days after the delivery by the master servicer or the special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Merrill Lynch Drive Non-Controlling Noteholders’ consultation rights described above, the master servicer or the special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such

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decision is necessary to protect the interests of the holders of the Merrill Lynch Drive Mortgage Loan and the Merrill Lynch Drive Companion Loans.

In addition to the consultation rights of the Merrill Lynch Drive Non-Controlling Noteholders described above, the Merrill Lynch Drive Non-Controlling Noteholders will have the right to annual conference calls with the master servicer or special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Merrill Lynch Drive Whole Loan are to be discussed.

No objection, direction or advice contemplated by the Merrill Lynch Drive Co-Lender Agreement may require or cause the master servicer or the special servicer, as applicable, under the PSA to violate any provisions of the Merrill Lynch Drive Mortgage Loan documents, applicable law, the PSA, the Merrill Lynch Drive Co-Lender Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard under the PSA, or expose such master servicer or special servicer to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Merrill Lynch Drive Co-Lender Agreement, it is acknowledged that the PSA will provide that if the Merrill Lynch Drive Mortgage Loan becomes at least 60 days delinquent, and if the special servicer determines pursuant to the PSA and the Merrill Lynch Drive Co-Lender Agreement to sell the Merrill Lynch Drive Mortgage Loan, then such special servicer will be required to sell the Merrill Lynch Drive Mortgage Loan together with the Merrill Lynch Drive Companion Loans as a single whole loan in accordance with the procedures set forth in the PSA, subject to the satisfaction of certain notice and information delivery requirements.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Merrill Lynch Drive Whole Loan if it becomes a defaulted loan without the written consent of the Merrill Lynch Drive Non-Controlling Noteholders unless such special servicer has delivered to the Merrill Lynch Drive Non-Controlling Noteholders: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Merrill Lynch Drive Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Merrill Lynch Drive Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Merrill Lynch Drive Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer in connection with the proposed sale; provided that each Merrill Lynch Drive Non-Directing Holder may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Merrill Lynch Drive Co-Lender Agreement, each Merrill Lynch Drive Non-Directing Holder (or its representative) will be permitted to submit an offer at any sale of the Merrill Lynch Drive Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower). See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Merrill Lynch Drive Co-Lender Agreement, and subject to the terms of the PSA, the Merrill Lynch Drive Directing Certificateholder will have the right, with or without cause, to replace the special servicer which is then acting with respect to the Merrill Lynch Drive Whole Loan and appoint a replacement special servicer without the consent of the holders of the Merrill Lynch Drive Non-Controlling Companion Loans. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of a Special Servicer” in this prospectus.

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The KOMO Plaza Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as KOMO Plaza, representing approximately 4.3% of the Initial Pool Balance, with a Cut-off Date Balance of $37,000,000 (the “KOMO Plaza Mortgage Loan”), is part of a whole loan comprised of five promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The KOMO Plaza Mortgage Loan is evidenced by promissory Notes A-2 and A-3. The portions of the KOMO Plaza Whole Loan (as defined below) evidenced by (a) promissory Notes A-1 and A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $32,500,000, which are currently held by UBS AG, New York Branch and expected to be contributed to one or more securitization trusts and (b) promissory Note A-5, which is currently held by Morgan Stanley Bank, N.A., with an outstanding principal balance as of the Cut-off Date of $69,500,000, which is expected to be contributed to the BACM 2017-BNK3 securitization trust as of the Closing Date, are referred to in this prospectus, collectively, as the “KOMO Plaza Companion Loans”, are pari passu in right of payment with the KOMO Plaza Mortgage Loan and have an aggregate outstanding principal balance as of the Cut-off Date of $102,000,000. The KOMO Plaza Mortgage Loan and the KOMO Plaza Companion Loans are collectively referred to as the “KOMO Plaza Whole Loan” in this prospectus. The KOMO Plaza Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The rights of the issuing entity as the holder of the KOMO Plaza Mortgage Loan and the rights of the holders of the KOMO Plaza Companion Loans are subject to a Co-Lender Agreement (the “KOMO Plaza Co-Lender Agreement”). The following summaries describe certain provisions of the KOMO Plaza Co-Lender Agreement.

Servicing

The KOMO Plaza Whole Loan (including the KOMO Plaza Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the PSA and the servicing standard thereunder, but subject to the terms of the KOMO Plaza Co-Lender Agreement. In connection with the servicing of the KOMO Plaza Whole Loan, the servicing standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the certificateholders, the issuing entity as holder of the KOMO Plaza Mortgage Loan and the holders of the related Non-Serviced Companion Loans not included in the Trust.

Amounts payable to the issuing entity as holder of the KOMO Plaza Mortgage Loan pursuant to the KOMO Plaza Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to each related Non-Serviced Companion Loan holder will be distributed to such holder net of certain fees and expenses on the related KOMO Plaza Companion Loans as set forth in the KOMO Plaza Co-Lender Agreement and will not be available for distributions on the Certificates.

Application of Payments

The KOMO Plaza Co-Lender Agreement for the KOMO Plaza Whole Loan sets forth the respective rights of the holders of the related KOMO Plaza Mortgage Loan and the KOMO Plaza Companion Loans with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●	the KOMO Plaza Mortgage Loan and the related Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the KOMO Plaza Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related

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Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer and the operating advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the KOMO Plaza Co-Lender Agreement and the PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the KOMO Plaza Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and the related Companion Loans in accordance with the terms of the KOMO Plaza Co-Lender Agreement and the PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the KOMO Plaza Mortgage Loan, pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the KOMO Plaza Companion Loans, or any loans included in any securitization trust related to the related Companion Loans.

Certain fees, costs and expenses (such as a pro rata share of any servicing advance with respect to the KOMO Plaza Whole Loan made pursuant to the PSA, together with interest thereon) and indemnification payments allocable to the KOMO Plaza Mortgage Loan in accordance with the PSA and the KOMO Plaza Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally.

Consultation and Control

The controlling noteholder under the KOMO Plaza Co-Lender Agreement will be the holders of the majority of the Controlling Class (such party, the “KOMO Plaza Directing Holder”); provided that if more than 25% of the Controlling Class is held by the borrower or an affiliate thereof, no person will be entitled to exercise the rights of the controlling noteholder, and there will be deemed to be no “controlling noteholder” under the KOMO Plaza Co-Lender Agreement. In its capacity as representative of the KOMO Plaza Directing Holder under the KOMO Plaza Co-Lender Agreement, the KOMO Plaza Directing Holder will be entitled to exercise the rights granted to the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the KOMO Plaza Whole Loan.

As such, pursuant to the terms of the KOMO Plaza Co-Lender Agreement, certain decisions to be made with respect to the KOMO Plaza Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report, will require the approval of the KOMO Plaza Directing Holder. Generally, pursuant to the KOMO Plaza Co-Lender Agreement, if the KOMO Plaza Directing Holder fails to notify the special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days of written notice thereof, such Major Decisions will be deemed approved. The Directing Certificateholder, as the party entitled under the PSA to exercise the rights of the KOMO Plaza Directing Holder, will have certain consent and/or consultation rights with respect to the KOMO Plaza Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan serviced under the PSA (other than any Excluded Loan or Servicing Shift Mortgage Loan), and will be entitled to exercise the rights and powers of the KOMO Plaza Directing Holder under the KOMO Plaza Co-Lender Agreement.

Notwithstanding the KOMO Plaza Directing Holder’s consent and/or consultation rights described above, the master servicer (if authorized under the PSA) or the special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the KOMO Plaza Mortgage Loan and the KOMO Plaza Companion Loans.

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Pursuant to the terms of the KOMO Plaza Co-Lender Agreement, the holders of the KOMO Plaza Companion Loans (or, at any time a KOMO Plaza Companion Loan is included in a securitization, the holders of the specified interest in the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the right to exercise the rights of the holder of such KOMO Plaza Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of such KOMO Plaza Companion Loan) as a non-controlling noteholder (the “KOMO Plaza Non-Controlling Noteholders”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the KOMO Plaza Whole Loan, that the master servicer or the special servicer is required to provide to the KOMO Plaza Directing Holder within the same time frame that the master servicer or the special servicer is required to provide such notices, information and reports to the KOMO Plaza Directing Holder (but without regard to whether or not the KOMO Plaza Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the master servicer and the special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the master servicer or the special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the KOMO Plaza Non-Controlling Noteholders will expire ten (10) business days after the delivery by the master servicer or the special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the KOMO Plaza Non-Controlling Noteholders’ consultation rights described above, the master servicer or the special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the KOMO Plaza Mortgage Loan and the KOMO Plaza Companion Loans.

In addition to the consultation rights of the KOMO Plaza Non-Controlling Noteholders described above, the KOMO Plaza Non-Controlling Noteholders will have the right to annual conference calls with the master servicer or special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the KOMO Plaza Whole Loan are to be discussed.

No objection, direction or advice contemplated by the KOMO Plaza Co-Lender Agreement may require or cause the master servicer or the special servicer, as applicable, under the PSA to violate any provisions of the KOMO Plaza Mortgage Loan documents, applicable law, the PSA, the KOMO Plaza Co-Lender Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard under the PSA.

Application of Penalty Charges

The KOMO Plaza Co-Lender Agreement provides that penalty charges paid on the KOMO Plaza Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on the KOMO Plaza Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to reimburse the master servicer, the special servicer or the trustee for any interest accrued on any servicing advances and reimbursement of any servicing advances made pursuant to the PSA, second, be used to reduce the respective amounts payable on the KOMO Plaza Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to pay the master servicer and the trustee and the master servicer and the trustee under the pooling and servicing agreement governing the securitization of any other KOMO Plaza Companion Loan, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of a KOMO Plaza Companion Loan) made with respect to the KOMO Plaza Mortgage Loan, by such party (if and as specified in the PSA or the pooling and servicing agreement governing the securitization of any other KOMO Plaza Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on the KOMO Plaza Mortgage Loan and the KOMO Plaza Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid

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workout fees and liquidation fees) incurred with respect to the KOMO Plaza Whole Loan and, finally, be paid to the master servicer and/or the special servicer as additional servicing compensation.

Sale of Defaulted Whole Loan

Pursuant to the terms of the KOMO Plaza Co-Lender Agreement, the holders of the KOMO Plaza Mortgage Loan and the KOMO Plaza Companion Loans acknowledge that if the KOMO Plaza Whole Loan becomes a defaulted whole loan, and if the special servicer determines to sell the related controlling KOMO Plaza Companion Loan in accordance with the PSA, then the special servicer will be required to sell the KOMO Plaza Mortgage Loan together with the KOMO Plaza Companion Loans as one whole loan. In connection with any such sale, the special servicer will also be required to follow procedures contained in the PSA. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the KOMO Plaza Whole Loan if it becomes a Defaulted Loan without the written consent of the holder of the KOMO Plaza Mortgage Loan, or any other holder of a KOMO Plaza Companion Loan not held by the Trust unless the special servicer has delivered to the issuing entity (as the holder of the KOMO Plaza Mortgage Loan): (a) at least 15 business days prior written notice of any decision to attempt to sell the KOMO Plaza Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the KOMO Plaza Whole Loan and any documents in the servicing file reasonably requested by the holder of the KOMO Plaza Mortgage Loan (or its representative) or the holder of such other KOMO Plaza Companion Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale. Subject to the foregoing, the holder of the KOMO Plaza Mortgage Loan (or its representative) or any other holder of a KOMO Plaza Companion Loan not held by the Trust will be permitted to submit an offer at any sale of the KOMO Plaza Whole Loan.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant and subject to the terms of the KOMO Plaza Co-Lender Agreement, the controlling noteholder with respect to the KOMO Plaza Whole Loan (which will be the Trust) will have the right, at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the such Whole Loan and appoint a replacement special servicer in lieu thereof. The Directing Certificateholder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will exercise the rights of the Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the KOMO Plaza Whole Loan and appoint a replacement special servicer in lieu thereof. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The Anaheim Marriott Suites Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Anaheim Marriott Suites, representing approximately 3.5% of the Initial Pool Balance, with a Cut-off Date Balance of $30,000,000 (the “Anaheim Marriott Suites Mortgage Loan”), is part of a whole loan comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Anaheim Marriott Suites Mortgage Loan is evidenced by promissory

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Notes A-1 and A-3. The portions of the Anaheim Marriott Suites Whole Loan (as defined below) evidenced by promissory Notes A-2 and A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $24,000,000, which are currently held by UBS AG, New York Branch and expected to be contributed to one or more securitization trusts, are referred to in this prospectus, collectively, as the “Anaheim Marriott Suites Companion Loans”, are pari passu in right of payment with the Anaheim Marriott Suites Mortgage Loan and have an aggregate outstanding principal balance as of the Cut-off Date of $24,000,000. The Anaheim Marriott Suites Mortgage Loan and the Anaheim Marriott Suites Companion Loans are collectively referred to as the “Anaheim Marriott Suites Whole Loan” in this prospectus. The Anaheim Marriott Suites Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The rights of the issuing entity as the holder of the Anaheim Marriott Suites Mortgage Loan and the rights of the holders of the Anaheim Marriott Suites Companion Loans are subject to a Co-Lender Agreement (the “Anaheim Marriott Suites Co-Lender Agreement”). The following summaries describe certain provisions of the Anaheim Marriott Suites Co-Lender Agreement.

Servicing

The Anaheim Marriott Suites Whole Loan (including the Anaheim Marriott Suites Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the PSA and the servicing standard thereunder, but subject to the terms of the Anaheim Marriott Suites Co-Lender Agreement. In connection with the servicing of the Anaheim Marriott Suites Whole Loan, the servicing standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the certificateholders, the issuing entity as holder of the Anaheim Marriott Suites Mortgage Loan and the holders of the related Non-Serviced Companion Loans not included in the Trust.

Amounts payable to the issuing entity as holder of the Anaheim Marriott Suites Mortgage Loan pursuant to the Anaheim Marriott Suites Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to each related Non-Serviced Companion Loan holder will be distributed to such holder net of certain fees and expenses on the related Anaheim Marriott Suites Companion Loans as set forth in the Anaheim Marriott Suites Co-Lender Agreement and will not be available for distributions on the Certificates.

Application of Payments

The Anaheim Marriott Suites Co-Lender Agreement for the Anaheim Marriott Suites Whole Loan sets forth the respective rights of the holders of the related Anaheim Marriott Suites Mortgage Loan and the Anaheim Marriott Suites Companion Loans with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●	the Anaheim Marriott Suites Mortgage Loan and the related Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Anaheim Marriott Suites Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer and the operating advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Anaheim Marriott Suites Co-Lender Agreement and the PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Anaheim Marriott Suites Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and

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the related Companion Loans in accordance with the terms of the Anaheim Marriott Suites Co-Lender Agreement and the PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Anaheim Marriott Suites Mortgage Loan, pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the Anaheim Marriott Suites Companion Loans, or any loans included in any securitization trust related to the related Companion Loans.

Certain fees, costs and expenses (such as a pro rata share of any servicing advance with respect to the Anaheim Marriott Suites Whole Loan made pursuant to the PSA, together with interest thereon) and indemnification payments allocable to the Anaheim Marriott Suites Mortgage Loan in accordance with the PSA and the Anaheim Marriott Suites Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally.

Consultation and Control

The controlling noteholder under the Anaheim Marriott Suites Co-Lender Agreement will be the holders of the majority of the Controlling Class (such party, the “Anaheim Marriott Suites Directing Holder”); provided that, in certain situations set forth in the PSA where the Directing Certificateholder holds an ownership interest in the Anaheim Marriot Suites borrower, the Directing Certificateholder will not be entitled to exercise certain rights with respect to the Anaheim Marriott Suites Loan. In its capacity as representative of the Anaheim Marriott Suites Directing Holder under the Anaheim Marriott Suites Co-Lender Agreement, the Anaheim Marriott Suites Directing Holder will be entitled to exercise the rights granted to the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Anaheim Marriott Suites Whole Loan.

As such, pursuant to the terms of the Anaheim Marriott Suites Co-Lender Agreement, certain decisions to be made with respect to the Anaheim Marriott Suites Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report, will require the approval of the Anaheim Marriott Suites Directing Holder. Generally, pursuant to the Anaheim Marriott Suites Co-Lender Agreement, if the Anaheim Marriott Suites Directing Holder fails to notify the special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days of written notice thereof, such Major Decisions will be deemed approved. The Directing Certificateholder, as the party entitled under the PSA to exercise the rights of the Anaheim Marriott Suites Directing Holder, will have certain consent and/or consultation rights with respect to the Anaheim Marriott Suites Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan serviced under the PSA (other than any Excluded Loan or Servicing Shift Mortgage Loan), and will be entitled to exercise the rights and powers of the Anaheim Marriott Suites Directing Holder under the Anaheim Marriott Suites Co-Lender Agreement.

Notwithstanding the Anaheim Marriott Suites Directing Holder’s consent and/or consultation rights described above, the master servicer (if authorized under the PSA) or the special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Anaheim Marriott Suites Mortgage Loan and the Anaheim Marriott Suites Companion Loans.

Pursuant to the terms of the Anaheim Marriott Suites Co-Lender Agreement, the holders of the Anaheim Marriott Suites Companion Loans (or, at any time a Anaheim Marriott Suites Companion Loan is included in a securitization, the holders of the specified interest in the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the right to exercise the rights of the holder of such Anaheim Marriott Suites Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of such Anaheim Marriott Suites Companion Loan) as a non-controlling noteholder (the “Anaheim Marriott Suites

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Non-Controlling Noteholders”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Anaheim Marriott Suites Whole Loan, that the master servicer or the special servicer is required to provide to the Anaheim Marriott Suites Directing Holder within the same time frame that the master servicer or the special servicer is required to provide such notices, information and reports to the Anaheim Marriott Suites Directing Holder (but without regard to whether or not the Anaheim Marriott Suites Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the master servicer and the special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the master servicer or the special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Anaheim Marriott Suites Non-Controlling Noteholders will expire ten (10) business days after the delivery by the master servicer or the special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Anaheim Marriott Suites Non-Controlling Noteholders’ consultation rights described above, the master servicer or the special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Anaheim Marriott Suites Mortgage Loan and the Anaheim Marriott Suites Companion Loans.

In addition to the consultation rights of the Anaheim Marriott Suites Non-Controlling Noteholders described above, the Anaheim Marriott Suites Non-Controlling Noteholders will have the right to annual conference calls with the master servicer or special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Anaheim Marriott Suites Whole Loan are to be discussed.

No objection, direction or advice contemplated by the Anaheim Marriott Suites Co-Lender Agreement may require or cause the master servicer or the special servicer, as applicable, under the PSA to violate any provisions of the Anaheim Marriott Suites Mortgage Loan documents, applicable law, the PSA, the Anaheim Marriott Suites Co-Lender Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard under the PSA.

Application of Penalty Charges

The Anaheim Marriott Suites Co-Lender Agreement provides that penalty charges paid on the Anaheim Marriott Suites Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on the Anaheim Marriott Suites Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to reimburse the master servicer, the special servicer or the trustee for any interest accrued on any servicing advances and reimbursement of any servicing advances made pursuant to the PSA, second, be used to reduce the respective amounts payable on the Anaheim Marriott Suites Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to pay the master servicer and the trustee and the master servicer and the trustee under the pooling and servicing agreement governing the securitization of the Anaheim Marriott Suites Companion Loan, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of a Anaheim Marriott Suites Companion Loan) made with respect to the Anaheim Marriott Suites Mortgage Loan or Anaheim Marriott Suites Companion Loan, by such party (if and as specified in the PSA or the pooling and servicing agreement governing the securitization of any other Anaheim Marriott Suites Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on the Anaheim Marriott Suites Mortgage Loan and the Anaheim Marriott Suites Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Anaheim Marriott Suites Whole Loan and, finally, be paid to the master servicer and/or the special servicer as additional servicing compensation.

Sale of Defaulted Whole Loan

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Pursuant to the terms of the Anaheim Marriott Suites Co-Lender Agreement, the holders of the Anaheim Marriott Suites Mortgage Loan and the Anaheim Marriott Suites Companion Loans acknowledge that if the Anaheim Marriott Suites Whole Loan becomes a defaulted whole loan, and if the special servicer determines to sell the Anaheim Marriott Suites Mortgage Loan in accordance with the PSA, then the special servicer will be required to sell the Anaheim Marriott Suites Mortgage Loan together with the Anaheim Marriott Suites Companion Loans as one whole loan. In connection with any such sale, the special servicer will also be required to follow procedures contained in the PSA. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Anaheim Marriott Suites Whole Loan if it becomes a Defaulted Loan without the written consent of the holder of the Anaheim Marriott Suites Mortgage Loan, or any other holder of a Anaheim Marriott Suites Companion Loan not held by the Trust unless the special servicer has delivered to the issuing entity (as the holder of the Anaheim Marriott Suites Mortgage Loan): (a) at least 15 business days prior written notice of any decision to attempt to sell the Anaheim Marriott Suites Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Anaheim Marriott Suites Whole Loan and any documents in the servicing file reasonably requested by the holder of the Anaheim Marriott Suites Mortgage Loan (or its representative) or the holder of such other Anaheim Marriott Suites Companion Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale. Subject to the foregoing, the holder of the Anaheim Marriott Suites Mortgage Loan (or its representative) or any other holder of a Anaheim Marriott Suites Companion Loan not held by the Trust will be permitted to submit an offer at any sale of the Anaheim Marriott Suites Whole Loan.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant and subject to the terms of the Anaheim Marriott Suites Co-Lender Agreement, the controlling noteholder with respect to the Anaheim Marriott Suites Whole Loan (which will be the Trust) will have the right, at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the such Whole Loan and appoint a replacement special servicer in lieu thereof. The Directing Certificateholder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will exercise the rights of the Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Anaheim Marriott Suites Whole Loan and appoint a replacement special servicer in lieu thereof. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The Non-Serviced Whole Loans

The Summit Birmingham Whole Loan

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Summit Birmingham, representing approximately 5.8% of the Initial Pool Balance (the “The Summit Birmingham Mortgage Loan”), is part of a whole loan comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Summit Birmingham Mortgage Loan is evidenced by one promissory note designated as Note A-3, having an outstanding principal balance as of the Cut-off Date of $50,000,000. The related Companion Loans are evidenced by three promissory notes designated as Note A-1, Note A-2 and Note A-4, each having an outstanding principal balance as of the Cut-off Date of $61,875,000, $73,325,000

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and $22,800,000, respectively (“The Summit Birmingham Companion Loans”), which are not included in the issuing entity. The Summit Birmingham Companion Loans are pari passu in right of payment with The Summit Birmingham Mortgage Loan.

The Summit Birmingham Companion Loans together with The Summit Birmingham Mortgage Loan are collectively referred to as the “The Summit Birmingham Whole Loan”. Only The Summit Birmingham Mortgage Loan is an asset of the Trust. The portion of The Summit Birmingham Whole Loan evidenced by Note A-2 was contributed by its holder to the BACM 2017-BNK3 securitization trust (the “The Summit Birmingham Controlling Pari Passu Companion Loan”). The portions of The Summit Birmingham Whole Loan evidenced by Note A-1 and Note A-4 are held by Bank of America, N.A. and Barclays Bank PLC, respectively, and are expected to be contributed to one or more future securitization trusts.

The holders of The Summit Birmingham Whole Loan have entered into a co-lender agreement that sets forth the respective rights of the holder of The Summit Birmingham Mortgage Loan and the holder of The Summit Birmingham Companion Loan (the “The Summit Birmingham Co-Lender Agreement”).

Servicing

The Summit Birmingham Whole Loan (and any related REO Property) is being serviced and administered in accordance with the BACM 2017-BNK3 Pooling and Servicing Agreement, dated as of February 1, 2017 (the “BACM 2017-BNK3 Pooling and Servicing Agreement”), among Bank of America Merrill Lynch Commercial Mortgage Inc., as depositor (the “BACM 2017-BNK3 Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “BACM 2017-BNK3 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (in such capacity, the “BACM 2017-BNK3 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “BACM 2017-BNK3 Operating Advisor”) and as asset representations reviewer (in such capacity, the “BACM 2017-BNK3 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “BACM 2017-BNK3 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “BACM 2017-BNK3 Trustee”), which is separate from the PSA under which the Certificates are issued, by the BACM 2017-BNK3 Master Servicer and the BACM 2017-BNK3 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of The Summit Birmingham Co-Lender Agreement. In servicing The Summit Birmingham Whole Loan, the servicing standard set forth in the BACM 2017-BNK3 Pooling and Servicing Agreement requires the BACM 2017-BNK3 Master Servicer and the BACM 2017-BNK3 Special Servicer to take into account the interests of the Certificateholders and the holders of The Summit Birmingham Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of The Summit Birmingham Mortgage Loan pursuant to The Summit Birmingham Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BACM 2017-BNK3 Pooling and Servicing Agreement, is the custodian of the mortgage file related to The Summit Birmingham Whole Loan (other than the promissory note evidencing The Summit Birmingham Mortgage Loan).

Application of Payments

The Summit Birmingham Co-Lender Agreement sets forth the respective rights of the holder of The Summit Birmingham Mortgage Loan and the holders of The Summit Birmingham Companion Loans with respect to distributions of funds received in respect of The Summit Birmingham Whole Loan, and provides, in general, that:

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●	The Summit Birmingham Mortgage Loan and The Summit Birmingham Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of The Summit Birmingham Whole Loan or the related Mortgaged Property will be applied to The Summit Birmingham Mortgage Loan and The Summit Birmingham Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the BACM 2017-BNK3 Master Servicer, the BACM 2017-BNK3 Special Servicer, the BACM 2017-BNK3 Operating Advisor, the BACM 2017-BNK3 Asset Representations Reviewer, the BACM 2017-BNK3 Certificate Administrator, the BACM 2017-BNK3 Depositor and the BACM 2017-BNK3 Trustee) in accordance with the terms of The Summit Birmingham Co-Lender Agreement and the BACM 2017-BNK3 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to The Summit Birmingham Whole Loan will be allocated, on a pro rata and pari passu basis, to The Summit Birmingham Mortgage Loan and The Summit Birmingham Companion Loans in accordance with the terms of such Co-Lender Agreement and the BACM 2017-BNK3 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to The Summit Birmingham Mortgage Loan pursuant to the PSA, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on The Summit Birmingham Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on The Summit Birmingham Companion Loans.

Certain fees, costs and expenses (such as a pro rata share of a property advance) allocable to The Summit Birmingham Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on The Summit Birmingham Whole Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to The Summit Birmingham Co-Lender Agreement, the directing holder with respect to The Summit Birmingham Whole Loan is the BACM 2017-BNK3 Trustee on behalf of the BACM 2017-BNK3 issuing entity as holder of The Summit Birmingham Controlling Pari Passu Companion Loan, which is evidenced by the controlling Note A-1. Notwithstanding the foregoing, unless a control termination event exists under the BACM 2017-BNK3 Pooling and Servicing Agreement, the BACM 2017-BNK3 controlling class representative will be entitled to exercise the rights of the controlling noteholder under The Summit Birmingham Co-Lender Agreement. Certain decisions to be made with respect to The Summit Birmingham Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the BACM 2017-BNK3 Pooling and Servicing Agreement, will require the approval of the BACM 2017-BNK3 controlling class representative. Pursuant to the terms of the BACM 2017-BNK3 Pooling and Servicing Agreement, the BACM 2017-BNK3 controlling class representative will have the same consent and/or consultation rights with respect to The Summit Birmingham Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the BACM 2017-BNK3 issuing entity.

In addition, pursuant to the terms of The Summit Birmingham Co-Lender Agreement, the Issuing Entity, as holder of The Summit Birmingham Mortgage Loan (or its representative, which until a Consultation Termination Event occurs, will be the Controlling Class Representative, in such capacity, a “The Summit Birmingham Non-Controlling Noteholder”) will (i) have the right to receive copies of all notices, information and reports that the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, is required to provide to the BACM 2017-BNK3 controlling class

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representative without regard to the occurrence thereunder of a consultation termination event thereunder with respect to any major decisions (as defined in The Summit Birmingham Co-Lender Agreement) to be taken with respect to The Summit Birmingham Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Summit Birmingham Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent such The Summit Birmingham Non-Controlling Noteholder requests consultation with respect to any major decisions (as defined in The Summit Birmingham Co-Lender Agreement) to be taken with respect to The Summit Birmingham Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Summit Birmingham Whole Loan. The consultation right of each of The Summit Birmingham Non-Controlling Noteholders will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not such The Summit Birmingham Non-Controlling Noteholder has responded within such period; provided that if the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of The Summit Birmingham Non-Controlling Noteholder described above, the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, is permitted to make any major decision (as defined in The Summit Birmingham Co-Lender Agreement Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of The Summit Birmingham Mortgage Loan and The Summit Birmingham Controlling Pari Passu Companion Loan. Neither the BACM 2017-BNK3 Master Servicer nor the BACM 2017-BNK3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by any of The Summit Birmingham Non-Controlling Noteholders.

Neither the BACM 2017-BNK3 Master Servicer nor the BACM 2017-BNK3 Special Servicer may follow or be required to follow any direction, advice or consultation provided by the BACM 2017-BNK3 controlling class representative or any of The Summit Birmingham Non-Controlling Noteholders that would require or cause the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the BACM 2017-BNK3 Pooling and Servicing Agreement, require or cause the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, to violate provisions of The Summit Birmingham Co-Lender Agreement, require or cause the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, to violate the terms of The Summit Birmingham Whole Loan, or materially expand the scope of any of the BACM 2017-BNK3 Master Servicer’s or the BACM 2017-BNK3 Special Servicer’s, as applicable, responsibilities under The Summit Birmingham Co-Lender Agreement or the BACM 2017-BNK3 Pooling and Servicing Agreement.

In addition to the consultation rights of The Summit Birmingham Non-Controlling Noteholder described above, pursuant to the terms of The Summit Birmingham Co-Lender Agreement, each of The Summit Birmingham Non-Controlling Noteholders will have the right to attend (in-person or telephonically in the discretion of the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable) annual meetings with the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer, as applicable, for the purpose of discussing servicing issues related to The Summit Birmingham Whole Loan.

Application of Penalty Charges

The Summit Birmingham Co-Lender Agreement provides that penalty charges (as defined in the BACM 2017-BNK3 Pooling and Servicing Agreement) paid on The Summit Birmingham Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of The Summit Birmingham Mortgage Loan and The Summit Birmingham Companion Loans by the amount necessary to pay the BACM 2017-BNK3 Master Servicer, the BACM 2017-BNK3 Trustee or the BACM 2017-BNK3 Special

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Servicer for any interest accrued on customary, reasonable and necessary “out of pocket” costs and expenses advanced by such party in connection with the servicing and administering of The Summit Birmingham Whole Loan if a default, delinquency or other unanticipated event has occurred or a default is reasonably foreseeable or any related REO property, second, be used to reduce the respective amounts payable on each of The Summit Birmingham Mortgage Loan and The Summit Birmingham Companion Loans by the amount necessary to pay the BACM 2017-BNK3 Master Servicer, the BACM 2017-BNK3 Trustee, the Master Servicer or the Trustee for any interest accrued on any P&I Advance (or analogous P&I advances made pursuant to the BACM 2017-BNK3 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the PSA or the BACM 2017-BNK3 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of The Summit Birmingham Mortgage Loan and The Summit Birmingham Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to The Summit Birmingham Whole Loan (as specified in the BACM 2017-BNK3 Pooling and the PSA) and, finally, in the case of the remaining amount of penalty charges allocable to The Summit Birmingham Companion Loans, be paid to the BACM 2017-BNK3 Master Servicer and/or the BACM 2017-BNK3 Special Servicer as additional servicing compensation as provided in the BACM 2017-BNK3 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of The Summit Birmingham Co-Lender Agreement, if The Summit Birmingham Whole Loan becomes a defaulted mortgage loan, and if the BACM 2017-BNK3 Special Servicer determines to sell The Summit Birmingham Controlling Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the BACM 2017-BNK3 Pooling and Servicing Agreement, then the BACM 2017-BNK3 Special Servicer will be required to sell The Summit Birmingham Mortgage Loan together with The Summit Birmingham Companion Loans as one whole loan in accordance with procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the BACM 2017-BNK3 Special Servicer will not be permitted to sell The Summit Birmingham Whole Loan if The Summit Birmingham Whole Loan becomes a defaulted mortgage loan without the written consent of The Summit Birmingham Non-Controlling Noteholders unless the BACM 2017-BNK3 Special Servicer has delivered to each of The Summit Birmingham Non-Controlling Noteholders: (a) at least 15 business days prior written notice of any decision to attempt to sell The Summit Birmingham Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the BACM 2017-BNK3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Summit Birmingham Whole Loan, and any documents in the servicing file reasonably requested by any of The Summit Birmingham Non-Controlling Noteholders; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the BACM 2017-BNK3 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BACM 2017-BNK3 Master Servicer or the BACM 2017-BNK3 Special Servicer in connection with the proposed sale; provided that The Summit Birmingham Non-Controlling Noteholder may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the BACM 2017-BNK3 Pooling and Servicing Agreement, The Summit Birmingham Non-Controlling Noteholder will be permitted to bid at any sale of The Summit Birmingham Whole Loan unless The Summit Birmingham Non-Controlling Noteholder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

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Special Servicer Appointment Rights

Pursuant to the terms of The Summit Birmingham Co-Lender Agreement, the BACM 2017-BNK3 controlling class representative will have the right, prior to the occurrence and continuance of a control termination event under the BACM 2017-BNK3 Pooling and Servicing Agreement, to replace the BACM 2017-BNK3 Special Servicer then acting with respect to The Summit Birmingham Whole Loan, with or without cause, and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity or The Summit Birmingham Non-Controlling Noteholders. The applicable BACM 2017-BNK3 certificateholders with the requisite percentage of voting rights under the BACM 2017-BNK3 Pooling and Servicing Agreement (after a control termination event under the BACM 2017-BNK3 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to The Summit Birmingham Whole Loan and appoint a replacement special servicer without the consent of the Issuing Entity or The Summit Birmingham Non-Controlling Noteholder.

The State Farm Data Center Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as State Farm Data Center, representing approximately 2.9% of the Initial Pool Balance, with a Cut-off Date Balance of $25,000,000 (the “State Farm Data Center Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The State Farm Data Center Mortgage Loan is evidenced by promissory Note A-2. The portion of the State Farm Data Center Whole Loan (as defined below) evidenced by promissory Note A-1, with an outstanding principal balance as of the Cut-off Date of $55,000,000, which is expected to be contributed to the CD 2017-CD3 securitization trust as of the Closing Date, is referred to in this prospectus, as the “State Farm Data Center Companion Loan” and is pari passu in right of payment with the State Farm Data Center Mortgage Loan. The State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan are collectively referred to as the “State Farm Data Center Whole Loan” in this prospectus. The State Farm Data Center Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The rights of the issuing entity as the holder of the State Farm Data Center Mortgage Loan and the rights of the holder of the State Farm Data Center Companion Loan are subject to a Co-Lender Agreement (the “State Farm Data Center Co-Lender Agreement”). The following summaries describe certain provisions of the State Farm Data Center Co-Lender Agreement.

Servicing

The State Farm Data Center Whole Loan (including the State Farm Data Center Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer under the CD 2017-CD3 Pooling and Servicing Agreement (in such capacity, the “CD 2017-CD3 Master Servicer”) and, if necessary, the special servicer under the CD 2017-CD3 Pooling and Servicing Agreement (in such capacity, the “CD 2017-CD3 Special Servicer”), pursuant to the CD 2017-CD3 Pooling and Servicing Agreement and the servicing standard thereunder, but subject to the terms of the State Farm Data Center Co-Lender Agreement. In connection with the servicing of the State Farm Data Center Whole Loan, the servicing standard set forth in the CD 2017-CD3 Pooling and Servicing Agreement will require the CD 2017-CD3 Master Servicer and the CD 2017-CD3 Special Servicer to take into account the interests, as a collective whole, of the CD 2017-CD3 certificateholders and the issuing entity as holder of the State Farm Data Center Mortgage Loan.

Amounts payable to the issuing entity as holder of the State Farm Data Center Mortgage Loan pursuant to the State Farm Data Center Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The State Farm Data Center Co-Lender Agreement for the State Farm Data Center Whole Loan sets forth the respective rights of the issuing entity as holder of the State Farm Data Center Mortgage Loan

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and the holder of the related State Farm Data Center Companion Loan with respect to distributions of funds received in respect of the State Farm Data Center Whole Loan, and provides, in general, that:

●	the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the State Farm Data Center Whole Loan or the related Mortgaged Property will be applied to the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the CD 2017-CD3 Master Servicer, the CD 2017-CD3 Special Servicer and the operating advisor, the certificate administrator, the depositor and the trustee under the CD 2017-CD3 Pooling and Servicing Agreement) in accordance with the terms of the State Farm Data Center Co-Lender Agreement and the CD 2017-CD3 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the State Farm Data Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan in accordance with the terms of the State Farm Data Center Co-Lender Agreement and the CD 2017-CD3 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the State Farm Data Center Mortgage Loan, pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the State Farm Data Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the State Farm Data Center Companion Loan.

Certain fees, costs and expenses (such as a pro rata share of any servicing advance with respect to the State Farm Data Center Whole Loan made pursuant to the CD 2017-CD3 Pooling and Servicing Agreement, together with interest thereon) and indemnification payments allocable to the State Farm Data Center Mortgage Loan in accordance with the CD 2017-CD3 Pooling and Servicing Agreement and the State Farm Data Center Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally.

Consultation and Control

The controlling noteholder under the State Farm Data Center Co-Lender Agreement for the State Farm Data Center Whole Loan will be the trust formed pursuant to the CD 2017-CD3 Pooling and Servicing Agreement (the “CD 2017-CD3 Trust”) as the holder of the controlling State Farm Data Center Companion Loan, under the CD 2017-CD3 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control termination event under the CD 2017-CD3 Pooling and Servicing Agreement, the controlling class representative under the CD 2017-CD3 Pooling and Servicing Agreement (the “CD 2017-CD3 Controlling Class Representative”), which is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate) as of the Closing Date, has rights with respect to the CD 2017-CD3 Trust that are substantially similar in all material respects, but not necessarily identical, to the rights of the Directing Certificateholder with respect to the issuing entity, and will have the right to direct, consult with and advise the CD 2017-CD3 Master Servicer and the CD 2017-CD3 Special Servicer with respect to the State Farm Data Center Whole Loan.

The CD 2017-CD3 Controlling Class Representative will be entitled to exercise rights substantially similar in all material respects, but not necessarily identical, to the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder”, with respect to major servicing decisions involving the State Farm Data Center Whole Loan, and the implementation of

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any recommended actions outlined in an asset status report with respect to the State Farm Data Center Whole Loan will require the CD 2017-CD3 Special Servicer to consult with and/or obtain the approval of the CD 2017-CD3 Controlling Class Representative in a manner, under circumstances and subject to limitations generally similar, to that described herein under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report”. Pursuant to the terms of the CD 2017-CD3 Pooling and Servicing Agreement, each of the CD 2017-CD3 Controlling Class Representative and the CD 2017-CD3 operating advisor will have the same consent and/or consultation rights with respect to the State Farm Data Center Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the CD 2017-CD3 Trust.

In addition, pursuant to the terms of the State Farm Data Center Co-Lender Agreement, the issuing entity, as holder of the State Farm Data Center Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the PSA) will (i) have the right to receive copies of all notices, information and reports that the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, is required to provide to the CD 2017-CD3 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CD 2017-CD3 Controlling Class Representative under the CD 2017-CD3 Pooling and Servicing Agreement without regard to the occurrence of any control termination event or consultation termination event under the CD 2017-CD3 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the State Farm Data Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the State Farm Data Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to certain major servicing decisions to be taken with respect to the State Farm Data Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the State Farm Data Center Whole Loan. The consultation right of the holder of the related Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of such Mortgage Loan (or its representative) has responded within such period; provided that if the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the State Farm Data Center Mortgage Loan (or its representative) described above, the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holder of the State Farm Data Center Mortgage Loan and the related Non-Serviced Companion Loan holders. Neither the CD 2017-CD3 Master Servicer nor the CD 2017-CD3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the State Farm Data Center Mortgage Loan (or its representative). The operating advisor under the CD 2017-CD3 Pooling and Servicing Agreement will have certain obligations and consultation rights with respect to the State Farm Data Center Whole Loan that are generally similar to those of the Operating Advisor under the PSA with respect to the other Mortgage Loans held by the issuing entity and serviced under the PSA.

Neither the CD 2017-CD3 Master Servicer nor the CD 2017-CD3 Special Servicer will be permitted to follow any advice or consultation provided by the holder of the State Farm Data Center Mortgage Loan (or its representative) that would require or cause the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the CD 2017-CD3 Pooling and Servicing Agreement, or require or cause the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, to violate provisions of the State Farm Data Center Co-Lender Agreement.

In addition to the consultation rights of the holder of the State Farm Data Center Mortgage Loan (or its representative) described above, pursuant to the terms of the State Farm Data Center Co-Lender

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Agreement, the holder of the related Mortgage Loan (or its representative) will have the right to attend annual meetings (which may be held telephonically) with the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, in which servicing issues related to the State Farm Data Center Whole Loan are discussed.

Application of Penalty Charges

The State Farm Data Center Co-Lender Agreement provides that penalty charges paid on the State Farm Data Center Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan by the amounts necessary to reimburse the CD 2017-CD3 Master Servicer, the CD 2017-CD3 Special Servicer or the trustee under the CD 2017-CD3 Pooling and Servicing Agreement for any interest accrued on any servicing advances and reimbursement of any servicing advances made pursuant to the CD 2017-CD3 Pooling and Servicing Agreement in accordance with the terms of the CD 2017-CD3 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan by the amounts necessary to pay the CD 2017-CD3 Master Servicer and the trustee under the CD 2017-CD3 Pooling and Servicing Agreement and the master servicer and the trustee, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of a State Farm Data Center Companion Loan) made with respect to the State Farm Data Center Mortgage Loan, by such party (if and as specified in the PSA, the CD 2017-CD3 Pooling and Servicing Agreement or the pooling and servicing agreement governing the securitization of any other Non-Serviced Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees under the CD 2017-CD3 Pooling and Servicing Agreement) incurred with respect to the State Farm Data Center Whole Loan (as specified in the CD 2017-CD3 Pooling and Servicing Agreement) and, finally, be paid to the CD 2017-CD3 Master Servicer and/or the CD 2017-CD3 Special Servicer as additional servicing compensation as provided in the CD 2017-CD3 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the State Farm Data Center Co-Lender Agreement, the holders of the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan acknowledge that if the State Farm Data Center Whole Loan becomes a defaulted whole loan, and if the CD 2017-CD3 Special Servicer determines to sell the State Farm Data Center Companion Loan in accordance with the CD 2017-CD3 Pooling and Servicing Agreement, then the CD 2017-CD3 Special Servicer will be required to sell the related Mortgage Loan together with the State Farm Data Center Companion Loan as one whole loan. In connection with any such sale, the CD 2017-CD3 Special Servicer will also be required to follow procedures contained in the CD 2017-CD3 Pooling and Servicing Agreement, which are substantially similar in all material respects, but not necessarily identical, to those set forth under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the CD 2017-CD3 Special Servicer will not be permitted to sell the State Farm Data Center Whole Loan if it becomes a Defaulted Loan under the CD 2017-CD3 Pooling and Servicing Agreement without the written consent of the holder of the State Farm Data Center Mortgage Loan, or any other holder of a State Farm Data Center Companion Loan not held by the CD 2017-CD3 securitization unless the CD 2017-CD3 Special Servicer has delivered to the issuing entity (as the holder of the State Farm Data Center Mortgage Loan): (a) at least 15 business days prior written notice of any decision to attempt to sell the State Farm Data Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CD 2017-CD3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the State Farm Data Center Whole Loan and any documents in the servicing file reasonably requested by the holder of the State Farm Data Center Mortgage Loan (or its representative) or the holder of such other State Farm

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Data Center Companion Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CD 2017-CD3 Controlling Class Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer in connection with the proposed sale. Subject to the foregoing, the holder of the State Farm Data Center Mortgage Loan (or its representative) or any other holder of a State Farm Data Center Companion Loan not held by the CD 2017-CD3 securitization will be permitted to submit an offer at any sale of the State Farm Data Center Whole Loan.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant and subject to the terms of the State Farm Data Center Co-Lender Agreement, the controlling noteholder with respect to the State Farm Data Center Whole Loan (which will be the CD 2017-CD3 Trust) will have the right, at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the such Whole Loan and appoint a replacement special servicer in lieu thereof. The CD 2017-CD3 Controlling Class Certificateholder (prior to a control termination event under the CD 2017-CD3 Pooling and Servicing Agreement), and the applicable certificateholders under the CD 2017-CD3 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control termination event under the CD 2017-CD3 Pooling and Servicing Agreement) will exercise the rights of the CD 2017-CD3 Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the State Farm Data Center Whole Loan and appoint a replacement special servicer in lieu thereof, in a manner substantially similar in all material respects, but not necessarily identical, to that described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

Midwest Industrial Portfolio Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Midwest Industrial Portfolio, representing approximately 1.8% of the Initial Pool Balance (the “Midwest Industrial Portfolio Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Midwest Industrial Portfolio Mortgage Loan is evidenced by one promissory note designated as Note A-2, having an outstanding principal balance as of the Cut-off Date of $15,400,000. The related Companion Loan is evidenced by one promissory note designated as Note A-1, having an outstanding principal balance as of the Cut-off Date of $23,100,000 (the “Midwest Industrial Portfolio Companion Loan”), which is not included in the issuing entity. The Midwest Industrial Portfolio Companion Loan is pari passu in right of payment with the Midwest Industrial Portfolio Mortgage Loan.

The Midwest Industrial Portfolio Companion Loan together with the Midwest Industrial Portfolio Mortgage Loan are collectively referred to as the “Midwest Industrial Portfolio Whole Loan”. Only the Midwest Industrial Portfolio Mortgage Loan is an asset of the Trust. The Midwest Industrial Portfolio Companion Loan has been contributed by its holder to the WFCM 2016-C37 securitization trust.

The holders of the Midwest Industrial Portfolio Whole Loan have entered into a co-lender agreement that sets forth the respective rights of the holder of the Midwest Industrial Portfolio Mortgage Loan and the holder of the Midwest Industrial Portfolio Companion Loan.

Servicing

The Midwest Industrial Portfolio Whole Loan will be serviced and administered pursuant to the WFCM 2016-C37 Pooling and Servicing Agreement, among Wells Fargo Commercial Mortgage Securities, Inc.,

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as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “WFCM 2016-C37 Master Servicer”), LNR Partners, LLC, as special servicer (the “WFCM 2016-C37 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “WFCM 2016-C37 Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “WFCM 2016-C37 Trustee”) and Trimont Real Estate Advisors, LLC, as operating advisor and as asset representations reviewer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Midwest Industrial Portfolio Mortgage Loan” in this prospectus, but subject to the terms of the Midwest Industrial Portfolio Co-Lender Agreement (the “Midwest Industrial Portfolio Co-Lender Agreement”). The Midwest Industrial Portfolio Co-Lender Agreement sets forth the rights of the issuing entity as the holder of the Midwest Industrial Portfolio Mortgage Loan and the rights of the holder of the Midwest Industrial Portfolio Companion Loan, and provides that expenses, losses and shortfalls relating to the Midwest Industrial Portfolio Whole Loan will be allocated on a pro rata basis to the holders thereof. In servicing the Midwest Industrial Portfolio Whole Loan, the servicing standard set forth in the WFCM 2016-C37 Pooling and Servicing Agreement requires the WFCM 2016-C37 Master Servicer and the WFCM 2016-C37 Special Servicer to take into account the interests of the Certificateholders, the issuing entity as holder of the Midwest Industrial Portfolio Mortgage Loan and the holder of the Midwest Industrial Portfolio Companion Loan.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the Midwest Industrial Portfolio Mortgage Loan (but not on the Midwest Industrial Portfolio Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Midwest Industrial Portfolio Mortgage Loan. Principal and interest advances in respect of the Midwest Industrial Portfolio Companion Loan and property protection advances in respect of the Midwest Industrial Portfolio Whole Loan will be as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Application of Payments

The Midwest Industrial Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the Midwest Industrial Portfolio Mortgage Loan and the holder of the Midwest Industrial Portfolio Companion Loan with respect to distributions of funds received in respect of the Midwest Industrial Portfolio Whole Loan, and provides, in general, that:

●	the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Midwest Industrial Portfolio Whole Loan (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the terms of the related Mortgage Loan documents and amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents) will be applied to the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator or trustee) in accordance with the terms of the Midwest Industrial Portfolio Co-Lender Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the Midwest Industrial Portfolio Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan.

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Notwithstanding the foregoing, if a P&I Advance is made with respect to the Midwest Industrial Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Midwest Industrial Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Midwest Industrial Portfolio Companion Loan. Similarly, P&I Advances on the Midwest Industrial Portfolio Companion Loan are not reimbursable out of payments or other collections on the Midwest Industrial Portfolio Mortgage Loan or the Mortgage Loans.

To the extent amounts on deposit in the collection account under the WFCM 2016-C37 Pooling and Servicing Agreement with respect to the Midwest Industrial Portfolio Mortgage Loan are insufficient to reimburse the WFCM 2016-C37 Master Servicer for any property protection advance and/or interest thereon and the WFCM 2016-C37 Master Servicer or the WFCM 2016-C37 Trustee, as applicable, obtains funds from general collections of the WFCM 2016-C37 securitization trust as a reimbursement for a property protection advance or interest thereon, the Trust (as holder of the Midwest Industrial Portfolio Mortgage Loan) will be required to, promptly following notice from the WFCM 2016-C37 Master Servicer, pay to the WFCM 2016-C37 securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the Trust (as holder of the Midwest Industrial Portfolio Mortgage Loan) is required to promptly reimburse the WFCM 2016-C37 Master Servicer or the WFCM 2016-C37 Trustee for the Midwest Industrial Portfolio Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Midwest Industrial Portfolio Whole Loan as to which the WFCM 2016-C37 securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the WFCM 2016-C37 Pooling and Servicing Agreement (to the extent amounts on deposit in the collection account with respect to the Midwest Industrial Portfolio Mortgage Loan are insufficient for reimbursement of such amounts).

Application of Penalty Charges

Pursuant to the Midwest Industrial Portfolio Co-Lender Agreement, items in the nature of penalty charges paid on the Midwest Industrial Portfolio Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan by the amount necessary to pay the WFCM 2016-C37 Master Servicer, the WFCM 2016-C37 Trustee or the WFCM 2016-C37 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the WFCM 2016-C37 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan by the amount necessary to pay the applicable master servicer, the trustee, the WFCM 2016-C37 Master Servicer and the WFCM 2016-C37 Trustee for any interest accrued on any P&I Advance (or analogous P&I Advance made pursuant to the WFCM 2016-C37 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the PSA or the WFCM 2016-C37 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Midwest Industrial Portfolio Whole Loan (as specified in the WFCM 2016-C37 Pooling and Servicing Agreement) and, finally, with respect to any remaining amount of penalty charges allocable to the Midwest Industrial Portfolio Mortgage Loan, be paid to the WFCM 2016-C37 Master Servicer and/or the WFCM 2016-C37 Special Servicer as additional servicing compensation as provided in the WFCM 2016-C37 Pooling and Servicing Agreement.

Consultation and Control

Pursuant to the Midwest Industrial Portfolio Co-Lender Agreement, the directing holder (the “Midwest Industrial Portfolio Directing Holder”) with respect to the Midwest Industrial Portfolio Whole Loan, as of any date of determination, will be the WFCM 2016-C37 Trustee on behalf of the WFCM 2016-C37 issuing entity as holder of the Midwest Industrial Portfolio Companion Loan; provided, that, unless a control termination event exists under the WFCM 2016-C37 Pooling and Servicing Agreement or the Midwest

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Industrial Portfolio Companion Loan is an “excluded loan” under the WFCM 2016-C37 Pooling and Servicing Agreement, the directing certificateholder under the WFCM 2016-C37 Pooling and Servicing Agreement (the “WFCM 2016-C37 Directing Certificateholder”) will be entitled to exercise the rights of the Midwest Industrial Portfolio Directing Holder with respect to the Midwest Industrial Portfolio Whole Loan. In its capacity as representative of the Midwest Industrial Portfolio Directing Holder under the Midwest Industrial Portfolio Co-Lender Agreement, the WFCM 2016-C37 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to any “major decisions” (as defined under the Midwest Industrial Portfolio Co-Lender Agreement) to be taken with respect to the Midwest Industrial Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Midwest Industrial Portfolio Whole Loan will require the approval of the WFCM 2016-C37 Directing Certificateholder (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the WFCM 2016-C37 Pooling and Servicing Agreement, the WFCM 2016-C37 Directing Certificateholder will have the same consent and/or consultation rights with respect to the Midwest Industrial Portfolio Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the WFCM 2016-C37 issuing entity (other than any “excluded loan” under the WFCM 2016-C37 Pooling and Servicing Agreement) that are serviced under the WFCM 2016-C37 Pooling and Servicing Agreement.

Pursuant to the terms of the Midwest Industrial Portfolio Co-Lender Agreement, the issuing entity, as holder of the Midwest Industrial Portfolio Mortgage Loan (the “Midwest Industrial Portfolio Non-Directing Holder”), which will be represented by the Directing Certificateholder unless a Consultation Termination Event exists under the PSA or the Midwest Industrial Portfolio Mortgage Loan is an Excluded Loan, will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Midwest Industrial Portfolio Whole Loan, that the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, is required to provide to the Midwest Industrial Portfolio Directing Holder under the WFCM 2016-C37 Pooling and Servicing Agreement within the same time frame that the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, is required to provide such notices, information and reports to the Midwest Industrial Portfolio Directing Holder (for this purpose, without regard to whether or not the Midwest Industrial Portfolio Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) to be consulted by the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Midwest Industrial Portfolio Co-Lender Agreement and the implementation by the WFCM 2016-C37 Special Servicer of any recommended actions outlined in an asset status report. Such consultation right of the Midwest Industrial Portfolio Non-Directing Holder will expire ten (10) business days after the delivery by the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer of written notice of a proposed action (together with the notices, information and reports relating to the matter subject to consultation); provided that if a new course of action is proposed by the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew.

Notwithstanding the Midwest Industrial Portfolio Non-Directing Holder’s consent/or consultation rights described above, the WFCM 2016-C37 Master Servicer or the WFCM 2016-C37 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan. In no event will the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer be obligated at any time to follow or take any alternative actions recommended by the Midwest Industrial Portfolio Non-Directing Holder.

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In addition to the consultation rights of the Midwest Industrial Portfolio Non-Directing Holder described above, the Midwest Industrial Portfolio Non-Directing Holder will have the right to attend annual meetings (which may be telephonically) with the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, upon reasonable notice and at times reasonably acceptable to the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, in which servicing issues related to the Midwest Industrial Portfolio Whole Loan are discussed.

No direction or disapproval of the Midwest Industrial Portfolio Directing Holder contemplated above may require or cause the WFCM 2016-C37 Master Servicer or the WFCM 2016-C37 Special Servicer, as applicable, to violate any provisions of the Midwest Industrial Portfolio Mortgage Loan documents, applicable law, the WFCM 2016-C37 Pooling and Servicing Agreement, the Midwest Industrial Portfolio Co-Lender Agreement, the REMIC provisions or the WFCM 2016-C37 Master Servicer’s or WFCM 2016-C37 Special Servicer’s obligation to act in accordance with the servicing standard.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Midwest Industrial Portfolio Co-Lender Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement, if the Midwest Industrial Portfolio Mortgage Loan becomes a defaulted mortgage loan and thereafter the WFCM 2016-C37 Special Servicer determines pursuant to the WFCM 2016-C37 Pooling and Servicing Agreement and the Midwest Industrial Portfolio Co-Lender Agreement to pursue a sale of the Midwest Industrial Portfolio Mortgage Loan, the WFCM 2016-C37 Special Servicer will be required to sell the Midwest Industrial Portfolio Mortgage Loan together with the Midwest Industrial Portfolio Companion Loan as a single whole loan at a fair price as determined by the WFCM 2016-C37 Special Servicer, subject to the satisfaction of certain notice and information delivery requirements (as described below) and, in case of offers to purchase the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan received from Interested Persons, the WFCM 2016-C37 Trustee’s (or any third party hired by the WFCM 2016-C37 Trustee in accordance with the WFCM 2016-C37 Pooling and Servicing Agreement) obligation to review whether such offer constitutes a fair price (provided that no offer from an Interested Person constitutes a fair price unless it is the highest offer received and at least two other bona fide offers are received from independent third parties).

The WFCM 2016-C37 Special Servicer will not be permitted to sell the Midwest Industrial Portfolio Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Midwest Industrial Portfolio Non-Directing Holder (provided that such consent will not be required if 50% or more of the Controlling Class is held by the borrower or an affiliate of the borrower) unless the WFCM 2016-C37 Special Servicer has delivered to such Midwest Industrial Portfolio Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the WFCM 2016-C37 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Midwest Industrial Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such Midwest Industrial Portfolio Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the WFCM 2016-C37 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFCM 2016-C37 Master Servicer or the WFCM 2016-C37 Special Servicer in connection with the proposed sale. Each holder of the Midwest Industrial Portfolio Mortgage Loan and the Midwest Industrial Portfolio Companion Loan, the Midwest Industrial Portfolio Non-Directing Holder and the Midwest Industrial Portfolio Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan.

Special Servicer Appointment Rights

Pursuant to the terms of the Midwest Industrial Portfolio Co-Lender Agreement, the Midwest Industrial Portfolio Directing Holder (which, unless a control termination event exists under the WFCM 2016-C37 Pooling and Servicing Agreement or the Midwest Industrial Portfolio Controlling Companion Loan is an “excluded loan” under the WFCM 2016-C37 Pooling and Servicing Agreement, will be the Directing

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Certificateholder under the WFCM 2016-C37 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the Midwest Industrial Portfolio Whole Loan and appoint a replacement special servicer without the consent of the Midwest Industrial Portfolio Non-Directing Holder.

Wolfchase Galleria Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wolfchase Galleria, representing approximately 1.2% of the Initial Pool Balance, with a Cut-off Date Balance of $9,960,046 (the “Wolfchase Galleria Mortgage Loan”), is part of a whole loan comprised of eight promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Wolfchase Galleria Mortgage Loan is evidenced by promissory Notes A-4 and A-5. The portions of the Wolfchase Galleria Whole Loan (as defined below) evidenced by (a) promissory Notes A-1-1 and A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $69,720,320, which were contributed to the MSC 2016-UBS12 securitization trust, (b) promissory Notes A-1-2 and A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $54,780,252, which were contributed to the MSBAM 2016-C32 securitization trust and (c) promissory Notes A-6 and A-7, with an aggregate outstanding principal balance as of the Cut-off Date of $29,880,137, which were contributed to the CSMC 2016-NXSR securitization trust, are referred to in this prospectus, collectively, as the “Wolfchase Galleria Companion Loans”, are pari passu in right of payment with the Wolfchase Galleria Mortgage Loan and have an aggregate outstanding principal balance as of the Cut-off Date of $154,380,709. The Wolfchase Galleria Mortgage Loan and the Wolfchase Galleria Companion Loans are collectively referred to as the “Wolfchase Galleria Whole Loan” in this prospectus. The Wolfchase Galleria Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The rights of the issuing entity as the holder of the Wolfchase Galleria Mortgage Loan and the rights of the holders of the Wolfchase Galleria Companion Loans are subject to a Co-Lender Agreement (the “Wolfchase Galleria Co-Lender Agreement”). The following summaries describe certain provisions of the Wolfchase Galleria Co-Lender Agreement.

Servicing

The Wolfchase Galleria Whole Loan (including the Wolfchase Galleria Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement (in such capacity, the “MSC 2016-UBS12 Master Servicer”) and, if necessary, the special servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement (in such capacity, the “MSC 2016-UBS12 Special Servicer”), pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement and the servicing standard thereunder, but subject to the terms of the Wolfchase Galleria Co-Lender Agreement. In connection with the servicing of the Wolfchase Galleria Whole Loan, the servicing standard set forth in the MSC 2016-UBS12 Pooling and Servicing Agreement will require the MSC 2016-UBS12 Master Servicer and the MSC 2016-UBS12 Special Servicer to take into account the interests, as a collective whole, of the MSC 2016-UBS12 certificateholders, the issuing entity as holder of the Wolfchase Galleria Mortgage Loan and the holders of the related Non-Serviced Companion Loans not included in the Trust.

Amounts payable to the issuing entity as holder of the Wolfchase Galleria Mortgage Loan pursuant to the Wolfchase Galleria Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to each related Non-Serviced Companion Loan holder will be distributed to such holder net of certain fees and expenses on the related Wolfchase Galleria Companion Loans as set forth in the Wolfchase Galleria Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

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Application of Payments

The Wolfchase Galleria Co-Lender Agreement for the Wolfchase Galleria Whole Loan sets forth the respective rights of the holders of the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loans with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●	the Wolfchase Galleria Mortgage Loan and the related Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Wolfchase Galleria Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the MSC 2016-UBS12 Master Servicer, the MSC 2016-UBS12 Special Servicer and the operating advisor, the certificate administrator, the depositor and the trustee under the MSC 2016-UBS12 Pooling and Servicing Agreement) in accordance with the terms of the Wolfchase Galleria Co-Lender Agreement and the MSC 2016-UBS12 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Wolfchase Galleria Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and the related Companion Loans in accordance with the terms of the Wolfchase Galleria Co-Lender Agreement and the MSC 2016-UBS12 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Wolfchase Galleria Mortgage Loan, pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the Wolfchase Galleria Companion Loans, or any loans included in any securitization trust related to the related Companion Loans.

Certain fees, costs and expenses (such as a pro rata share of any servicing advance with respect to the Wolfchase Galleria Whole Loan made pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement, together with interest thereon) and indemnification payments allocable to the Wolfchase Galleria Mortgage Loan in accordance with the MSC 2016-UBS12 Pooling and Servicing Agreement and the Wolfchase Galleria Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally.

Consultation and Control

The controlling noteholder under the Wolfchase Galleria Co-Lender Agreement for the Wolfchase Galleria Whole Loan will be the trust formed pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement (the “MSC 2016-UBS12 Trust”) as the holder of the controlling Wolfchase Galleria Companion Loan, under the MSC 2016-UBS12 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control termination event under the MSC 2016-UBS12 Pooling and Servicing Agreement, the controlling class representative under the MSC 2016-UBS12 Pooling and Servicing Agreement (the “MSC 2016-UBS12 Controlling Class Representative”), which is currently RREF III Debt AIV, LP, has rights with respect to the MSC 2016-UBS12 Trust that are substantially similar in all material respects, but not necessarily identical, to the rights of the Directing Certificateholder with respect to the issuing entity, and will have the right to direct, consult with and advise the MSC 2016-UBS12 Master Servicer and the MSC 2016-UBS12 Special Servicer with respect to the Wolfchase Galleria Whole Loan.

The MSC 2016-UBS12 Controlling Class Representative will be entitled to exercise rights substantially similar in all material respects, but not necessarily identical, to the rights of the Directing

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Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder”, with respect to major servicing decisions involving the Wolfchase Galleria Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Wolfchase Galleria Whole Loan will require the MSC 2016-UBS12 Special Servicer to consult with and/or obtain the approval of the MSC 2016-UBS12 Controlling Class Representative in a manner, under circumstances and subject to limitations generally similar, to that described herein under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report”. Pursuant to the terms of the MSC 2016-UBS12 Pooling and Servicing Agreement, each of the MSC 2016-UBS12 Controlling Class Representative and the MSC 2016-UBS12 operating advisor will have the same consent and/or consultation rights with respect to the Wolfchase Galleria Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the MSC 2016-UBS12 Trust.

In addition, pursuant to the terms of the Wolfchase Galleria Co-Lender Agreement, the issuing entity, as holder of the Wolfchase Galleria Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the PSA) will (i) have the right to receive copies of all notices, information and reports that the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Special Servicer, as applicable, is required to provide to the MSC 2016-UBS12 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the MSC 2016-UBS12 Controlling Class Representative under the MSC 2016-UBS12 Pooling and Servicing Agreement without regard to the occurrence of any control termination event or consultation termination event under the MSC 2016-UBS12 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the Wolfchase Galleria Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to certain major servicing decisions to be taken with respect to the Wolfchase Galleria Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan. The consultation right of the holder of the related Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of such Mortgage Loan (or its representative) has responded within such period; provided that if the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Wolfchase Galleria Mortgage Loan (or its representative) described above, the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holder of the Wolfchase Galleria Mortgage Loan and the related Non-Serviced Companion Loan holders. Neither the MSC 2016-UBS12 Master Servicer nor the MSC 2016-UBS12 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Wolfchase Galleria Mortgage Loan (or its representative). Park Bridge Lender Services LLC is the operating advisor under the MSC 2016-UBS12 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Wolfchase Galleria Whole Loan that are generally similar to those of the Operating Advisor under the PSA with respect to the other Mortgage Loans held by the issuing entity and serviced under the PSA.

Similarly, such rights described in the paragraph above are also held by the holders of the Wolfchase Galleria Companion Loans evidenced by the non-controlling notes A-1-2, A-2, A-3, A-6 and A-7 (or their respective representatives).

Neither the MSC 2016-UBS12 Master Servicer nor the MSC 2016-UBS12 Special Servicer will be permitted to follow any advice or consultation provided by the holder of the Wolfchase Galleria Mortgage Loan (or its representative) that would require or cause the MSC 2016-UBS12 Master Servicer or the

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MSC 2016-UBS12 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the MSC 2016-UBS12 Pooling and Servicing Agreement, or require or cause the MSC 2016-UBS12 Master Servicer or the MSC 2016-UBS12 Special Servicer, as applicable, to violate provisions of the Wolfchase Galleria Co-Lender Agreement.

In addition to the consultation rights of the holder of the Wolfchase Galleria Mortgage Loan (or its representative) described above, pursuant to the terms of the Wolfchase Galleria Co-Lender Agreement, the holder of the related Mortgage Loan (or its representative) will have the right to attend annual meetings (which may be held telephonically) with the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Special Servicer, as applicable, in which servicing issues related to the Wolfchase Galleria Whole Loan are discussed.

Application of Penalty Charges

The Wolfchase Galleria Co-Lender Agreement provides that penalty charges paid on the Wolfchase Galleria Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on the Wolfchase Galleria Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to reimburse the MSC 2016-UBS12 Master Servicer, the MSC 2016-UBS12 Special Servicer or the trustee under the MSC 2016-UBS12 Pooling and Servicing Agreement for any interest accrued on any servicing advances and reimbursement of any servicing advances made pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement in accordance with the terms of the MSC 2016-UBS12 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on the Wolfchase Galleria Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to pay the MSC 2016-UBS12 Master Servicer and the trustee under the MSC 2016-UBS12 Pooling and Servicing Agreement, the master servicer and the trustee and the master servicer and the trustee under the pooling and servicing agreement governing the securitization of any other Wolfchase Galleria Companion Loan, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of a Wolfchase Galleria Companion Loan) made with respect to the Wolfchase Galleria Mortgage Loan, by such party (if and as specified in the PSA, the MSC 2016-UBS12 Pooling and Servicing Agreement or the pooling and servicing agreement governing the securitization of any other Non-Serviced Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on the Wolfchase Galleria Mortgage Loan and the related Non-Serviced Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees under the MSC 2016-UBS12 Pooling and Servicing Agreement) incurred with respect to the Wolfchase Galleria Whole Loan (as specified in the MSC 2016-UBS12 Pooling and Servicing Agreement) and, finally, be paid to the MSC 2016-UBS12 Master Servicer and/or the MSC 2016-UBS12 Special Servicer as additional servicing compensation as provided in the MSC 2016-UBS12 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Wolfchase Galleria Co-Lender Agreement, the holders of the Wolfchase Galleria Mortgage Loan and the Wolfchase Galleria Companion Loans acknowledge that if the Wolfchase Galleria Whole Loan becomes a defaulted whole loan, and if the MSC 2016-UBS12 Special Servicer determines to sell the related controlling Non-Serviced Companion Loan in accordance with the MSC 2016-UBS12 Pooling and Servicing Agreement, then the MSC 2016-UBS12 Special Servicer will be required to sell the related Mortgage Loan together with the related Non-Serviced Companion Loans as one whole loan. In connection with any such sale, the MSC 2016-UBS12 Special Servicer will also be required to follow procedures contained in the MSC 2016-UBS12 Pooling and Servicing Agreement, which are substantially similar in all material respects, but not necessarily identical, to those set forth under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

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Notwithstanding the foregoing, the MSC 2016-UBS12 Special Servicer will not be permitted to sell the Wolfchase Galleria Whole Loan if it becomes a Defaulted Loan under the MSC 2016-UBS12 Pooling and Servicing Agreement without the written consent of the holder of the Wolfchase Galleria Mortgage Loan, or any other holder of a Wolfchase Galleria Companion Loan not held by the MSC 2016-UBS12 securitization unless the MSC 2016-UBS12 Special Servicer has delivered to the issuing entity (as the holder of the Wolfchase Galleria Mortgage Loan): (a) at least 15 business days prior written notice of any decision to attempt to sell the Wolfchase Galleria Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the MSC 2016-UBS12 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Wolfchase Galleria Whole Loan and any documents in the servicing file reasonably requested by the holder of the Wolfchase Galleria Mortgage Loan (or its representative) or the holder of such other Wolfchase Galleria Companion Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the MSC 2016-UBS12 Controlling Class Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the MSC 2016-UBS12 Master Servicer or the MSC 2016-UBS12 Special Servicer in connection with the proposed sale. Subject to the foregoing, the holder of the Wolfchase Galleria Mortgage Loan (or its representative) or any other holder of a Wolfchase Galleria Companion Loan not held by the MSC 2016-UBS12 securitization will be permitted to submit an offer at any sale of the Wolfchase Galleria Whole Loan.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant and subject to the terms of the Wolfchase Galleria Co-Lender Agreement, the controlling noteholder with respect to the Wolfchase Galleria Whole Loan (which will be the MSC 2016-UBS12 Trust) will have the right, at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the such Whole Loan and appoint a replacement special servicer in lieu thereof. The MSC 2016-UBS12 Controlling Class Certificateholder (prior to a control termination event under the MSC 2016-UBS12 Pooling and Servicing Agreement), and the applicable certificateholders under the MSC 2016-UBS12 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control termination event under the MSC 2016-UBS12 Pooling and Servicing Agreement) will exercise the rights of the MSC 2016-UBS12 Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Wolfchase Galleria Whole Loan and appoint a replacement special servicer in lieu thereof, in a manner substantially similar in all material respects, but not necessarily identical, to that described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The Servicing Shift Whole Loans

The Center West Whole Loan

General

The Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Center West (the “Center West Mortgage Loan”), representing approximately 3.5% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $30,000,000, is part of a split loan structure comprised of four mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Center West Whole Loan (as defined below) is evidenced by (i) one mortgage note designated as Note A-1 that evidences the Center West Mortgage Loan, (ii) one mortgage note designated as Note A-2 having an outstanding principal balance as of the Cut-off Date of $25,000,000 (the “Center West Controlling Companion Loan”), (iii) one mortgage note designated as Note A-3 having an outstanding principal balance as of the Cut-off Date of $15,000,000 and (iv) one mortgage note designated as Note A-

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4 having an outstanding principal balance as of the Cut-off Date of $10,000,000 (each of Note A-3 and Note A-4, a “Center West Companion Loan”, and together with the Center West Controlling Companion Loan, the “Center West Companion Loans”), each of which is which is generally pari passu in right of payment with the Center West Mortgage Loan. The Center West Mortgage Loan and the Center West Companion Loans are collectively referred to as the “Center West Whole Loan”. Only the Center West Mortgage Loan is an asset of the issuing entity. The Center West Companion Loans are currently being held by UBS AG, New York Branch and are expected to be contributed to one or more future securitizations. The rights of the issuing entity as the holder of the Center West Mortgage Loan and the rights of the holders of the Center West Companion Loans (the “Center West Noteholders”) are subject to a co-lender agreement (the “Center West Co-Lender Agreement”).

Servicing

The Center West Whole Loan will be serviced (i) prior to the securitization date of the Center West Controlling Companion Loan (the “Center West Companion Loan Securitization Date”), by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the Center West Co-Lender Agreement and (ii) following the Center West Companion Loan Securitization Date, by the master servicer and the special servicer designated under the Note A-2 pooling and servicing agreement (the “Center West Note A-2 PSA”) pursuant to the terms of the Center West Note A-2 PSA and Center West Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on the Center West Mortgage Loan (but not on the Center West Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) until the Center West Companion Loan Securitization Date, Servicing Advances with respect to the Center West Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Application of Payments

The terms of the Center West Co-Lender Agreement set forth the respective rights of the Center West Noteholders with respect to distributions of funds received in respect of the Center West Whole Loan, and provides, in general, that:

●	the Center West Mortgage Loan and the Center West Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Center West Whole Loan or the related Mortgaged Property will be applied to the Center West Mortgage Loan and the Center West Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Center West Co-Lender Agreement and the PSA; and

●	expenses, losses and shortfalls relating to the Center West Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Center West Mortgage Loan and the Center West Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Center West Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Center West Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out

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of payments or other collections on the Center West Companion Loans. Furthermore, the holders of the Center West Companion Loans will not bear master servicing fees in excess of the primary servicing fee, or other non-default related administrative fees, earned on the Center West Mortgage Loan.

Consultation and Control

Until the Center West Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Center West Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the holder of the Center West Controlling Companion Loan. After the Center West Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Center West Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Center West Note A-2 PSA, will require the approval of the party entitled under such securitization to exercise the rights granted to the holder of the Center West Controlling Companion Loan under the Center West Co-Lender Agreement (such party, the “Center West Companion Loan Controlling Class Representative”).

Pursuant to the terms of the Center West Co-Lender Agreement, after the Center West Controlling Companion Loan Securitization Date, the directing certificateholder will have the right to (i) receive copies of all notices, information and reports that the applicable special servicer is required to provide to the Center West Companion Loan Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Center West Companion Loan Controlling Class Representative (but without regard to whether or not the Center West Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions set forth in the Center West Co-Lender Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the directing certificateholder will expire 10 business days after the delivery by the related Non-Serviced Special Servicer of notice and information relating to the matter subject to consultation, whether or not the directing certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the directing certificateholder’s consultation rights described above, the related Non-Serviced Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Center West Mortgage Loan and the Center West Pari Passu Companion Loans.

In addition to the consultation rights of the directing certificateholder described above, after the Center West Controlling Companion Loan Securitization Date, the directing certificateholder will have the right to annual conference calls with the master servicer or special servicer under the Center West Note A-2 PSA, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the Center West Note A-2 PSA, in which servicing issues related to the Center West Whole Loan are discussed.

Application of Penalty Charges

The Center West Co-Lender Agreement provides that penalty charges paid on the Center West Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on the Center West Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to reimburse the master servicer, the special servicer or the trustee for any interest accrued on any servicing advances and reimbursement of any servicing advances made pursuant to the PSA, second, be used to reduce the respective amounts payable on the Center West Mortgage Loan and the related Non-Serviced Companion Loans by the amounts necessary to pay the master servicer and the trustee and the master servicer and the trustee under the pooling and servicing agreement governing the securitization of any other Center West Companion Loan, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of a Center West Companion Loan) made with respect to the Center West Mortgage Loan, by such party (if

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and as specified in the PSA or the pooling and servicing agreement governing the securitization of any other Center West Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on the Center West Mortgage Loan and the Center West Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Center West Whole Loan and, finally, be paid to the master servicer and/or the special servicer as additional servicing compensation.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Center West Co-Lender Agreement, if the Center West Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA (prior to the Center West Controlling Companion Loan Securitization Date) or the Center West Note A-2 PSA (on and after the Center West Controlling Companion Loan Securitization Date), and thereafter the related special servicer determines pursuant to the PSA or the Center West Note A-2 PSA, as applicable, and the Center West Co-Lender Agreement to pursue a sale of the Center West Mortgage Loan, the special servicer will be required to sell the Center West Mortgage Loan together with the Center West Controlling Companion Loan as a single whole loan, in accordance with the provisions of the PSA (prior to the Center West Controlling Companion Loan Securitization Date) or the Center West Note A-2 PSA (on and after the Center West Controlling Companion Loan Securitization Date) and the Center West Co-Lender Agreement, subject to certain notice and information delivery requirements.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Center West Whole Loan if it becomes a Defaulted Loan without the written consent of the holder of the Center West Mortgage Loan, or any other holder of a Center West Companion Loan not held by the Trust unless the special servicer has delivered to the issuing entity (as the holder of the Center West Mortgage Loan): (a) at least 15 business days prior written notice of any decision to attempt to sell the Center West Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Center West Whole Loan and any documents in the servicing file reasonably requested by the holder of the Center West Mortgage Loan (or its representative) or the holder of such other Center West Companion Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale. Subject to the foregoing, the holder of the Center West Mortgage Loan (or its representative) or any other holder of a Center West Companion Loan not held by the Trust will be permitted to submit an offer at any sale of the Center West Whole Loan.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer Appointment Rights

The holder of the Center West Controlling Companion Loan or, on and after the Center West Controlling Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the Center West Note A-2 PSA, will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the directing certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the Center West Co-Lender Agreement) and satisfies the other conditions set forth in the PSA (prior to the Center West Controlling Companion Loan Securitization Date) or the Center West Note A-2 PSA (on and after the Center West Controlling Companion Loan Securitization Date). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

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The Connecticut Financial Center Whole Loan

General

The Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Connecticut Financial Center (the “Connecticut Financial Center Mortgage Loan”), representing approximately 2.7% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $22,750,000, is part of a split loan structure comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Connecticut Financial Center Whole Loan (as defined below) is evidenced by (i) one mortgage note designated as Note A-1 that evidences the Connecticut Financial Center Mortgage Loan, (ii) one mortgage note designated as Note A-2 having an outstanding principal balance as of the Cut-off Date of $11,375,000 (the “Connecticut Financial Center Controlling Companion Loan”) and (iii) one mortgage note designated as Note A-3 having an outstanding principal balance as of the Cut-off Date of $11,375,000 (a “Connecticut Financial Center Companion Loan”, and together with the Connecticut Financial Center Controlling Companion Loan, the “Connecticut Financial Center Companion Loans”), each of which is which is generally pari passu in right of payment with the Connecticut Financial Center Mortgage Loan. The Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Companion Loans are collectively referred to as the “Connecticut Financial Center Whole Loan”. Only the Connecticut Financial Center Mortgage Loan is an asset of the issuing entity. The Connecticut Financial Center Companion Loans are currently being held by UBS AG, New York Branch and are expected to be contributed to one or more future securitizations.

The rights of the issuing entity as the holder of the Connecticut Financial Center Mortgage Loan and the rights of the holders of the Connecticut Financial Center Companion Loans (the “Connecticut Financial Center Noteholders”) are subject to a co-lender agreement (the “Connecticut Financial Center Co-Lender Agreement”). The following summaries describe certain provisions of the Connecticut Financial Center Co-Lender Agreement.

Servicing

The Connecticut Financial Center Whole Loan will be serviced (i) prior to the securitization date of the Connecticut Financial Center Controlling Companion Loan (the “Connecticut Financial Center Companion Loan Securitization Date”), by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the Connecticut Financial Center Co-Lender Agreement and (ii) following the Connecticut Financial Center Companion Loan Securitization Date, by the master servicer and the special servicer designated under the Note A-2 pooling and servicing agreement (the “Connecticut Financial Center Note A-2 PSA”) pursuant to the terms of the Connecticut Financial Center Note A-2 PSA and Connecticut Financial Center Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on the Connecticut Financial Center Mortgage Loan (but not on the Connecticut Financial Center Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) until the Connecticut Financial Center Companion Loan Securitization Date, Servicing Advances with respect to the Connecticut Financial Center Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Application of Payments

The terms of the Connecticut Financial Center Co-Lender Agreement set forth the respective rights of the Connecticut Financial Center Noteholders with respect to distributions of funds received in respect of the Connecticut Financial Center Whole Loan, and provides, in general, that:

●	the Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

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●	all payments, proceeds and other recoveries on or in respect of the Connecticut Financial Center Whole Loan or the related Mortgaged Property will be applied to the Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Connecticut Financial Center Co-Lender Agreement and the PSA; and

●	expenses, losses and shortfalls relating to the Connecticut Financial Center Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Connecticut Financial Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Connecticut Financial Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Connecticut Financial Center Companion Loans. Furthermore, the holders of the Connecticut Financial Center Companion Loans will not bear master servicing fees in excess of the primary servicing fee, or other non-default related administrative fees, earned on the Connecticut Financial Center Mortgage Loan.

Consultation and Control

Until the Connecticut Financial Center Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Connecticut Financial Center Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the holder of the Connecticut Financial Center Controlling Companion Loan. After the Connecticut Financial Center Controlling Companion Loan Securitization Date, certain decisions to be made with respect to the Connecticut Financial Center Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Connecticut Financial Center Note A 2 PSA, will require the approval of the party entitled under such securitization to exercise the rights granted to the holder of the Connecticut Financial Center Controlling Companion Loan under the Connecticut Financial Center Co-Lender Agreement (such party, the “Connecticut Financial Center Companion Loan Controlling Class Representative”).

Pursuant to the terms of the Connecticut Financial Center Co-Lender Agreement, after the Connecticut Financial Center Controlling Companion Loan Securitization Date, the Directing Certificateholder will have the right to (i) receive copies of all notices, information and reports that the applicable special servicer is required to provide to the Connecticut Financial Center Companion Loan Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Connecticut Financial Center Companion Loan Controlling Class Representative (but without regard to whether or not the Connecticut Financial Center Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions set forth in the Connecticut Financial Center Co-Lender Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Directing Certificateholder will expire 10 business days after the delivery by the applicable special servicer of notice and information relating to the matter subject to consultation, whether or not the Directing Certificateholder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Directing Certificateholder’s consultation rights described above, the applicable special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that

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immediate action with respect to such decision is necessary to protect the interests of the holders of the Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Pari Passu Companion Loans.

In addition to the consultation rights of the Directing Certificateholder described above, after the Connecticut Financial Center Controlling Companion Loan Securitization Date, the Directing Certificateholder will have the right to annual conference calls with the master servicer or special servicer under the Connecticut Financial Center Note A-2 PSA, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the Connecticut Financial Center Note A-2 PSA, in which servicing issues related to the Connecticut Financial Center Whole Loan are discussed.

Application of Penalty Charges

The Connecticut Financial Center Co-Lender Agreement provides that penalty charges paid on the Connecticut Financial Center Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on the Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Companion Loans by the amounts necessary to reimburse the master servicer, the special servicer or the trustee for any interest accrued on any servicing advances and reimbursement of any servicing advances made pursuant to the PSA or the Note A-2 PSA, as applicable, second, be used to reduce the respective amounts payable on the Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Companion Loans by the amounts necessary to pay the master servicer and the trustee and the master servicer and the trustee under the pooling and servicing agreement governing the securitization of any other Connecticut Financial Center Companion Loan, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of a Connecticut Financial Center Companion Loan) made with respect to the Connecticut Financial Center Mortgage Loan, by such party (if and as specified in the PSA or the pooling and servicing agreement governing the securitization of any other Connecticut Financial Center Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on the Connecticut Financial Center Mortgage Loan and the Connecticut Financial Center Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Connecticut Financial Center Whole Loan and, finally, be paid to the master servicer and/or the special servicer as additional servicing compensation.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Connecticut Financial Center Co-Lender Agreement, if the Connecticut Financial Center Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA (prior to the Connecticut Financial Center Controlling Companion Loan Securitization Date) or the Connecticut Financial Center Note A-2 PSA (on and after the Connecticut Financial Center Controlling Companion Loan Securitization Date), and thereafter the related special servicer determines pursuant to the PSA or the Connecticut Financial Center Note A-2 PSA, as applicable, and the Connecticut Financial Center Co-Lender Agreement to pursue a sale of the Connecticut Financial Center Mortgage Loan or Connecticut Financial Center Controlling Companion Loan, as applicable, the special servicer will be required to sell the Connecticut Financial Center Mortgage Loan or Connecticut Financial Center Controlling Companion Loan, as applicable, together with the other Connecticut Financial Center Companion Loans and, if applicable, the Connecticut Financial Center Mortgage Loan, as a single whole loan, in accordance with the provisions of the PSA (prior to the Connecticut Financial Center Controlling Companion Loan Securitization Date) or the Connecticut Financial Center Note A-2 PSA (on and after the Connecticut Financial Center Controlling Companion Loan Securitization Date) and the Connecticut Financial Center Co-Lender Agreement, subject to certain notice and information delivery requirements.

Notwithstanding the foregoing, the related special servicer will not be permitted to sell the Connecticut Financial Center Whole Loan if it becomes a Defaulted Loan without the written consent of the holder of the Connecticut Financial Center Mortgage Loan, or any other holder of a Connecticut Financial Center Companion Loan not held by the Trust unless such special servicer has delivered to the holder of each other portion of the Connecticut Financial Center Whole Loan: (a) at least 15 business days prior written

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notice of any decision to attempt to sell the Connecticut Financial Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Connecticut Financial Center Whole Loan and any documents in the servicing file reasonably requested by the holder of such portion of the Connecticut Financial Center Whole Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder or the directing certificateholder under the Connecticut Financial Center Note A-2 PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale. Subject to the foregoing, no holder of any portion of the Connecticut Financial Center Whole Loan (or its representative) will be permitted to submit an offer at any sale of the Connecticut Financial Center Whole Loan.

See “Pooling and Servicing Agreement–Realization Upon Mortgage Loans–Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer Appointment Rights

The holder of the Connecticut Financial Center Controlling Companion Loan or, on and after the Connecticut Financial Center Controlling Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the Connecticut Financial Center Note A-2 PSA, will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Directing Certificateholder as long as such replacement special servicer is a “qualified servicer” (as described in the Connecticut Financial Center Co-Lender Agreement) and satisfies the other conditions set forth in the PSA (prior to the Connecticut Financial Center Controlling Companion Loan Securitization Date) or the Connecticut Financial Center Note A-2 PSA (on and after the Connecticut Financial Center Controlling Companion Loan Securitization Date). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in January 2017 and ending on the hypothetical Determination Date in February 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Bank PLC, UBS AG, New York Branch and Rialto Mortgage Finance, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Bank PLC, UBS AG, New York Branch and Rialto Mortgage Finance, LLC on or about February 27, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters, and the depositor. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading or participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

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Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2016, Barclays’ affiliates were the loan sellers in approximately 77 commercial mortgage-backed securitization transactions. Approximately $23.9 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2017	$0
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Barclays Bank PLC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

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●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, respectively, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

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Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

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Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

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●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

One of the Barclays Mortgage Loans have exceptions to the related underwriting guidelines set forth above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1166 Avenue of the Americas, securing approximately 6.6% of the Initial Pool Balance, there was an exception from the applicable mortgage loan seller’s underwriting guidelines in that the underwriting for the related Mortgage Loan includes rental income from a master lease executed by an affiliate of the related sponsor. The related sponsor signed a 30-month master lease covering 22,500 rentable square feet on the third floor of the Mortgaged Property to bring the occupancy rate closer to market levels while marketing the space. Occupancy excluding the master leased space is 80%. Rent from the master lease has been included in the underwritten net operating income and net cash flow. Excluding such master lease rental income, the underwritten net operating income and net cash flow are $7,179,711 and $6,689,444, respectively. The sponsor has reported that it is currently negotiating a lease for most of the third floor with an unrelated third party tenant. At origination, $4,058,916 was escrowed to cover leasing costs associated with the third floor of the Mortgaged Property. Additionally, the lender considered the property’s location in midtown Manhattan as part of its analysis.

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Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on February 14, 2017 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization.

Neither Barclays nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

The information set forth under this sub-heading has been provided by Barclays.

UBS AG

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch has recently commenced originating commercial mortgage loans primarily for securitization or resale. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to this securitization, UBS Real Estate Securities Inc. (“UBSRES”), an indirect subsidiary of UBS AG, New York Branch, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $21,654,006,096 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $958,749,610.13 of multifamily and commercial mortgage loans.

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UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as Mortgage Loan Seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third-party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan-level and property-level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS

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AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A-1 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior

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personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

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Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

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Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch has most recently filed a Form ABS-15G on November 14, 2016 in connection with it being a securitizer of certain types of mortgage loans. UBS AG, New York Branch’s Central Index Key is 0001685185. UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither UBS AG, New York Branch nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—UBS AG” has been provided by UBS AG, New York Branch.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. A majority owned affiliate of Rialto Mortgage is expected to hold the RRI Interest and is expected to be appointed as the initial Risk Retention Consultation Party. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

In addition, Wells Fargo Bank, National Association, is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the thirty-seventh (37th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion and $2.41 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014 and 2015, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

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Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to

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the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

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Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay

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off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to twenty-one (21) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review

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Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Rialto Mortgage engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of

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the related MLPA and the PSA (the “Rialto Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Rialto Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 1, 2017. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2014 to and including December 31, 2016, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Rialto Mortgage and Rialto Capital Advisors, LLC, the special servicer, are affiliates of the entities that (i) will purchase the Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H and Class V Certificates on the Closing Date, (ii) is expected to be appointed as the initial Directing Certificateholder and (iii) will retain the RRI Interest. Except as described above, neither Rialto Mortgage nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

For information regarding the method by which Rialto Mortgage, as sponsor, intends to comply with the United States federal credit risk retention laws and regulations applicable to it, see “Credit Risk Retention” in this prospectus.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and Barclays Bank PLC, a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or

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negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2017-C1 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995.

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The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $200 billion, of which approximately 227 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $144 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement— Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

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Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 268,000 employees as of June 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2016, Wells Fargo Bank was acting as custodian of more than 200,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions.  For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions.  Each of the affected distributions was revised the next month to correct the error.  For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system.  For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York

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(the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged Events of Default and (iii) abide by appropriate standards of care following alleged Events of Default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees in the District Court by RMBS investors in these and other transactions and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint, the District Court also allowed all plaintiffs to file amended complaints as to the remaining non-dismissed trusts if they so choose and three amended complaints have been filed. On December 28, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to dismiss all of the actions are pending except for the recently filed State Court Complaint.

There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the trust fund and as primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator, custodian, certificate registrar and 17g-5 information provider under the PSA, (ii) the master servicer, certificate administrator,

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custodian, certificate registrar and 17g-5 information provider under the BACM 2017-BNK3 Pooling and Servicing Agreement, pursuant to which The Summit Birmingham Whole Loan is serviced and the KOMO Plaza Whole Loan is serviced (with respect to KOMO Plaza, only prior to the Closing Date), (iii) expected to be the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the CD 2017-CD3 Pooling and Servicing Agreement, pursuant to which the State Farm Data Center Whole Loan is expected to be serviced, (iv) the master servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the WFCM 2016-C37 Pooling and Servicing Agreement, pursuant to which the Midwest Industrial Portfolio Whole Loan is serviced, and (v) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the MSC 2016-UBS12 Pooling and Servicing Agreement, pursuant to which the Wolfchase Galleria Whole Loan is serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016
By Approximate Number:	33,391	33,605	32,716	31,128
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.49	$475.39	$503.34	$506.83

Within this portfolio, as of December 31, 2016, are approximately 22,027 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $395.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of December 31, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows

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and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD Q4 2016	$385,516,905,565	$1,113,577,583	0.29%

*       “UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer:	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

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●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with Rialto Mortgage, or with a wholly-owned subsidiary or affiliate of Rialto Mortgage, for the purpose of providing short term warehousing of mortgage loans originated or acquired by Rialto Mortgage. Pursuant to certain interim

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servicing agreements between Wells Fargo and Rialto Mortgage or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Rialto Mortgage or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Rialto Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00250% with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement— Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement— Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any Serviced Companion Loan as well as the reviewing of certain major decisions and other transactions relating to Mortgage Loans and other special servicer decisions for all of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA.

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Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of December 31, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.9 billion of equity under management and RCM also advised four separately managed accounts with $600 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments and/or commercial mortgage backed securities, four of such funds are focused on investments in commercial mortgage-backed securities and the other two funds and the separately managed accounts are focused on mezzanine debt and credit investments. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 11,467 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.7 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 71 different securitizations totaling approximately $76.4 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 365 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Nevada, Arizona, California, Colorado, North Carolina and Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

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Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31,2016, Rialto and its affiliates were actively special servicing approximately 800 portfolio loans with a principal balance of approximately $273 million and were responsible for approximately 700 portfolio REO assets with a principal balance of approximately $840 million.

Rialto is also currently performing special servicing for 75 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,000 assets with an original principal balance at securitization of approximately $79 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016
Number of CMBS Pools Named Special Servicer	27	45	59	75
Approximate Aggregate Unpaid Principal Balance(1)	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	27	28	17	37
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$101 million	$126.9 million	$141.9 million	$320 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard. Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either

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due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and the majority owned affiliate of Rialto Mortgage Finance, LLC, which entity is expected to be the holder of the RRI Interest and risk retention consultation party. Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entities that (a)(i) are expected to purchase the Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H and Class V Certificates on the Closing Date and (ii) are expected to retain the RRI Interest and (b) are expected to be appointed as the initial directing certificateholder (other than with respect to the non-serviced mortgage loans). In addition, Rialto is an affiliate of the entity that is the initial controlling class representative and the initial controlling class certificateholder under the MSC 2016-UBS12 Pooling and Servicing Agreement, which governs the servicing and administration of the Wolfchase Galleria Whole Loan. From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market. Except as described above, neither Rialto nor any of its affiliates intends to retain any Certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time, except with respect to the RRI Interest.

Rialto also is currently the special servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement, which governs the servicing and administration of the Wolfchase Galleria Whole Loan. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the MSC 2016-UBS12 Pooling and Servicing Agreement.

From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market.

The information set forth under this sub-heading “The Special Servicer” has been provided by Rialto.

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The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2016, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $105.1 billion issued in 107 transactions.

As of December 31, 2016, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $29.468 billion issued in 36 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth above in this section “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”, as applicable.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of

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certain types of asset-backed securities is required, either directly or through one or more majority owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Rialto Mortgage, one of the Sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) will agree to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to cause its majority-owned affiliate to purchase for cash from the underwriters and retain the RRI interest. Therefore, on the Closing Date, Rialto Mortgage, through a majority-owned affiliate, is expected to purchase for cash from the underwriters at least 5.0% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, of each class of certificates set forth below:

Class	Approximate Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained
Class A-1	$1,121,053
Class A-2	$3,349,474
Class A-3	$7,631,581
Class A-4	$15,978,000
Class A-SB	$1,871,053
Class X-A	$29,951,161
Class X-B	$5,508,843
Class A-S	$3,316,000
Class B	$2,192,843
Class C	$1,925,474
Class X-D	$4,118,320
Class X-E	$1,069,690
Class X-F	$427,843
Class X-G	$427,895
Class X-H	$1,283,656
Class D	$2,192,846
Class E	$1,069,690
Class F	$427,843
Class G	$427,895
Class H	$1,283,656
Class V	5%

The certificates described above are referred to in this prospectus collectively as the “RRI Interest”. The RRI Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

Rialto Mortgage originated or acquired approximately 26.9% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the Retaining Sponsor nor any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans

The Retaining Sponsor has determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in 17 C.F.R. §246.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

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Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the RRI Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the RRI Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its RRI Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules), (ii) the Retaining Sponsor and its affiliates will not be permitted engage in any hedging transactions if payments on the hedge instrument are materially related to the Required Credit Risk Retention Percentage and the hedge position would limit the financial exposure to the Required Credit Risk Retention Percentage, and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the Required Credit Risk Retention Percentage as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the RRI Interest in a manner that is in compliance with the Credit Risk Retention Rules.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; or (iii) two years after the Closing Date. However, if the Credit Risk Retention Rules are modified or repealed, the Retaining Sponsor may choose to comply with such Credit Risk Retention Rules as are then in effect.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C1 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus

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as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approximate Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 22,421,053
A-2	$ 66,989,474
A-3	$ 152,631,581
A-4	$ 319,560,000
A-SB	$ 37,421,053
X-A	$ 599,023,161
X-B	$ 110,176,843
A-S	$ 66,320,000
B	$ 43,856,843
C	$ 38,509,474

Non-Offered Certificates
X-D	$ 82,366,320
X-E	$ 21,393,690
X-F	$ 8,556,843
X-G	$ 8,557,895
X-H	$ 25,672,986
D	$ 43,856,846
E	$ 21,393,690
F	$ 8,556,843
G	$ 8,557,895
H	$ 25,672,986
V	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Available Funds—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $599,023,161. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $110,176,843. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class C and Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $82,366,320. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class

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X-E certificates will be approximately $21,393,690. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $8,556,843. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $8,557,895. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $25,672,986.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC

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Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	with respect to each Actual/360 Mortgage Loan and the Distribution Date occurring in March 2017 (if and to the extent not already included in clause (a) of this definition for the subject Distribution Date), the related Interest Deposit Amount;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master

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servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain on Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

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(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class V and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 2.0100%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 3.1890%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.4120%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 3.6740%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.4880%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 3.8980%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 4.0890%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the lesser of (a) 4.4410% and (b) the WAC Rate that corresponds to the related interest accrual period.

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The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate minus 1.5000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to the WAC Rate minus 1.6000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate minus 1.6000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to the WAC Rate minus 1.6000%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to the WAC Rate minus 1.6000%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class C and Class D certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal

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Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

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The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Principal Shortfall for that Distribution Date,

(b)       the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation

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Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)        the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

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(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances,

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indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

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Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause

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Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as described above, and (3) to the Class X-B certificates, any remaining Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero

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and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	November 2021
Class A-2	February 2022
Class A-3	December 2026
Class A-4	February 2027
Class A-SB	November 2026
Class X-A	February 2027
Class X-B	February 2027
Class A-S	February 2027
Class B	February 2027
Class C	February 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in February 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

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The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)        the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

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Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Available Funds—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Available Funds—Distributions —Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the

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aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Available Funds—Distributions—Priority of Distributions” above.

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Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

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(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement— Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending June 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31,

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2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Loan Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is the special servicer, such Borrower Party will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Loan Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Loan Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the

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related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Loan Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Loan Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any Mortgage Loan Seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or

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liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit Group Limited, BlackRock Financial Management Inc., CMBS.com Inc., Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan, for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party.

The information provided to the Risk Retention Consultation Party with respect to an Excluded Risk Retention Consultation Party Loan for which it has become a Borrower Party will be limited as described

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under “—Information Available Electronically” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

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o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator; and

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”; and

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

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Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder will be required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in

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the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or

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other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination (with respect to the RRI Interest, subject to the limitations described below), and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date (with respect to the RRI Interest, subject to the limitations described below).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V certificates, the Class R certificates or the RRI Interest will be entitled to any Voting Rights; however, the holders of the RRI Interest will be entitled to consent to amendments to the PSA that would adversely affect the rights of such Certificateholders.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds

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settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream

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Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

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Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2017-C1

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified

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person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)        the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)        the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

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(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)        an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)        the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)      the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

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“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)	A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)     all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)      the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)   any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  all related environmental reports; and

(xiv)  all related environmental insurance policies;

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(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of organizational documents of the related mortgagor and any guarantor;

(t)	a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)	a copy of any closure letter (environmental); and

(w)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is

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inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its

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cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related Non-Serviced Securitization Trust.

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With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

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(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)       be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the

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Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and such mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related

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Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to each of the Servicing Shift Whole Loans only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the related Servicing Shift Securitization Date, each of the Servicing Shift Whole Loans will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent

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consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar

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non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (i) with respect to a sub-servicer other than an initial sub-servicer only, at any time it considers removal to be in accordance with the best interests of the Trust and/or the Certificateholders and (ii) in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)  all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)  in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real

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estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

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In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as

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an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

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See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the

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Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account. With respect to each Mortgage Loan that accrues interest on Actual/360 Basis, an amount equal to two days of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate, will be required to be delivered by the related Mortgage Loan Seller to the depositor who will forward such amount to the certificate administrator for deposit into the Interest Reserve Account (the “Interest Deposit Amount”).

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to

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the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)  to recoup any amounts deposited in the Collection Account in error;

(xii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

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(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee

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and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains a full, partial or discounted payoff or any Liquidation	From any Liquidation Proceeds, Insurance and Condemnation Proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Proceeds, Insurance Proceeds and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	with respect to the other Mortgage Loans.

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, each Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly

Asset Representations	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Reviewer Upfront Fee		sellers.

Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $13,500, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00500% to 0.05500%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the

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terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of and/or processing by the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required (including, without limitation, a modification, waiver, extension or amendment processed by the special servicer), then the master servicer will be entitled to 50% of such fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

●	50% of all assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees), in each case, with respect to all such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s consent or approval is required (including, without limitation, an assumption, waiver, consent or other action processed by the special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or related Serviced Companion Loan have been paid;

●	100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

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Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

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The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.00250% per annum with respect to The Summit Birmingham Mortgage Loan, (ii) 0.00250% per annum with respect to the State Farm Data Center Mortgage Loan, (iii) 0.00250% per annum with respect to the Midwest Industrial Portfolio Mortgage Loan and (iv) 0.00250% per annum with respect to the Wolfchase Galleria Mortgage Loan. With respect to the Servicing Shift Mortgage Loans, the master servicer (prior to the Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum with respect to the Center West Mortgage Loan, and at a rate equal to 0.00250% per annum with respect to the Connecticut Financial Center Mortgage Loan. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a Special Servicing Fee of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan, and during the continuance of a Consultation Termination Event, $5,000, in each case, for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if

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applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

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(ii)     the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)     the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and other similar items received with respect to Mortgage Loans for which the special servicer is processing the underlying assumption related transaction,

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)    50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s), to the extent not prohibited by the related Intercreditor Agreements, if applicable) that are not Specially Serviced Loans and for

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which the special servicer’s processing, consent or approval is required, and 100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans.

The special servicer will also be entitled to 100% of any late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within one business day following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

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The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00760% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to (i) 0.00205% per annum, except with respect to the Serviced Mortgage Loans, (ii) 0.00294% per annum with respect to the 1166 Avenue of the Americas Mortgage Loan, (iii) 0.00325% per annum with respect to the Merrill Lynch Drive Mortgage Loan, (iv) 0.00340% per annum with respect to the KOMO Plaza Mortgage Loan and (v) 0.00348% per annum with respect to the Anaheim Marriott Suites Mortgage Loan (each, an “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

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In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00029% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $13,500, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property

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Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)     120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)     the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of:

(a)     the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

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(b)     the excess of:

1.      the sum of:

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.      the sum as of the Due Date occurring in the month of the date of determination of:

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion

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Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal or performed such valuation, as applicable, within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until such MAI appraisal or valuation is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan and prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan, prior to the occurrence and continuance of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

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Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to the related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and Non-Serviced Pari Passu Companion Loans, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount or Collateral Deficiency Amount with respect to a Mortgage Loan (other than

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a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer, following receipt of such information from the special servicer, will be required to promptly notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that

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has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the special servicer will be required to use reasonable best efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the special servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans and for Mortgage Loans other than Non-Serviced Mortgage Loans) and the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any

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related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (with respect to any Mortgage Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, the special servicer will be required to consult, upon request, on a non-binding basis with the Risk Retention Consultation Party in connection with any determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion

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Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder, the consultation rights of the Risk Retention Consultation Party and the holder of any Companion Loan as described under “—The Directing Certificateholder—General”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or, waiting to consult on a non-binding basis with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended,

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subject to (i) prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, and (ii) non-binding consultation with the Risk Retention Consultation Party.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as described in the immediately succeeding paragraph:

(1)  the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans

(2)  the special servicer will be responsible for processing waivers, modifications, amendments and consents (with respect to any Mortgage Loan or Serviced Pari Passu Companion Loan if such waiver, modification, amendment or consent involves a Special Servicer Decision or a Major Decision), and

(3)  the master servicer will be responsible for processing all other waivers, modifications, amendments and consents with respect to any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan with respect to which the matter does not involve a Special Servicer Decision or a Major Decision.

Except as set forth in this paragraph, the special servicer and the master servicer may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Except as described in the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any

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modifications, waivers and amendments that constitute Major Decisions unless (1) the master servicer and special servicer have mutually agreed that the master servicer will process such action and (2) the master servicer has obtained the consent of the special servicer (which consent will be deemed given (unless earlier objected to by the special servicer) within 15 business days of the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision).

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable) with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party, in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

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The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)  extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) after non-binding consultation with the Risk Retention Consultation Party (in either of clause (a) and (b), with respect to any Mortgage Loan), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)  provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of Mortgage Loan (other than a Non-Serviced Whole Loan) or related Serviced Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party, and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred and is continuing, the special servicer will be required to forward any such notice to the Directing Certificateholder and the Risk Retention Consultation Party, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the

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special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Major Decision) or the applicable special servicer (in any other case) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) with respect to such waiver of rights, if such waiver is by the master servicer, the master servicer has obtained the consent of the special servicer (provided that such consent will be deemed given within 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) of the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such waiver) and prior to the occurrence and continuance of any Control Termination Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Major Decision) or the special servicer (in any other case) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that the master servicer, prior to itself taking such an action, has obtained the consent of the special servicer (provided that such consent will be deemed given within 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) of the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such waiver), (i) prior to the occurrence and continuance of any Control Termination Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably

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available to the special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

“Special Servicer Decision” means any of the following with respect to a Mortgage Loan:

(i)  approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment or other similar agreements for leases (other than, in each case, ground leases) in excess of the lesser of (i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

(ii) approving annual budgets for the related Mortgaged Property with material (more than 15%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iii)  any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the mortgage loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan);

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(iv)  requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(v)  requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Pari Passu Companion Loan, (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)  approving any transfers of an interest in the borrower under a Mortgage Loan, unless such transfer (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related mortgage loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(vii)  approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(viii)  approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(ix)  agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted; and

(x)  determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in clauses (i) through (x) above requested with respect to a Mortgage Loan if the master servicer and the special servicer have mutually agreed, as contemplated by the PSA, that the master servicer will process such matter with respect to such Mortgage Loan.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable) with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan, except with respect to clause (xiii) of the definition of “Major Decision”) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision.

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Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on June 30, 2017 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

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(1)  the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable, (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan), a special servicing transfer event will occur immediately);

(2)  the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)  the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder, unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder, unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder, unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder, unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder, unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)  there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in

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clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder, unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder, unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)  the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)  the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)  the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)  the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially

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serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party;

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

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●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of the Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the

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Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of the Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will be required to revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

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Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)     such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)     there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special

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servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

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Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor, the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price, (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in

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real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as

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notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan with respect to matters involving a Major Decision processed by the special servicer (other than, in each case, any Servicing Shift Mortgage Loan) or (2) the special servicer, with respect to non-Specially Serviced Loans other than any Servicing Shift Mortgage Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and (3) the special servicer with respect to all Mortgage Loans, for which an extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to each of the Servicing Shift Mortgage Loans, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than each of the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders that are not holders of the RRI Interest, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of this clause (ii)) (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the

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PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to each of the Servicing Shift Mortgage Loans, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Co-Lender Agreement. Prior to the applicable Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to the related Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan, which, in the case of each of the State Farm Data Center Whole Loan, the Center West Whole Loan and the Connecticut Financial Center Whole Loan, is currently UBS AG. On and after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

The initial Directing Certificateholder is expected to be RREF III-D BBCMS 2017-C1, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and

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(ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event;

(a)  with respect to a Mortgage Loan (other than a Specially Serviced Loan, a Servicing Shift Mortgage Loan or a Non-Serviced Mortgage Loan, to the extent the master servicer is responsible for processing any such action as described in the final paragraph of this section), the master servicer will not be permitted to take any of the following actions unless (1) the master servicer and special servicer have mutually agreed that the master servicer shall process such action and (2) the master servicer has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) within 15 business days of the special servicer’s receipt from the master servicer of master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision,

(b)  with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or a Servicing Shift Mortgage Loan) or Serviced Whole Loan, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions (to the extent the special servicer is responsible for processing any such action as described in the final paragraph of this section) and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions (to the extent the master servicer is responsible for processing any such action as described in the final paragraph of this section), as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) below) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action), and

(c)  the special servicer will be required to consult, upon request, on a non-binding basis with the Risk Retention Consultation Party with respect to a Specially Serviced Loan, an REO Loan or an REO Property.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party” in this prospectus.

Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Directing Certificateholder Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Loan Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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Each of the following is a “Major Decision”:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)   any property management company changes with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or any franchise changes with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)    releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the applicable special servicer under the PSA;

(x)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)    any determination of an Acceptable Insurance Default;

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(xii)   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease is of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)  any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness; and

(xiv)  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided, however, that notwithstanding the foregoing, solely with respect to determining whether the master servicer or the special servicer will process any of the matters listed in items (i) through (xiv) above with respect to a Mortgage Loan, “Major Decision” will not include any matter listed in items (i) through (xiv) above with respect to a Mortgage Loan if the master servicer and the special servicer have mutually agreed that the master servicer will process such matter with respect to such Mortgage Loan.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to (i) any Specially Serviced Loan and (ii) any non-Specially Serviced Loan (unless the master servicer and special servicer have mutually agreed to have the master servicer process such request) and (b) the master servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to any non-Specially Serviced Loan if the master servicer and the special servicer have mutually agreed to have the master servicer process such request. Upon receiving a request for any matter described in this section that constitutes a Major Decision (without regard to the proviso in the definition of “Major Decision”) with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan, except with respect to clause (xiii) of the definition of “Major Decision”) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision.

Asset Status Report

With respect to any Mortgage Loan (other than an Excluded Loan), so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

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Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans. In addition, a “Control Termination Event” will be deemed to have occurred with respect to any Excluded Directing Certificateholder Loan.

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A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans. In addition, a “Consultation Termination Event” will be deemed to have occurred with respect to any Excluded Directing Certificateholder Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or

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without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

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(a)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)    may act solely in the interests of the holders of the Controlling Class;

(c)    does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)    may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)     will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder that does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), any Servicing Shift Whole Loan or any related REO Properties. In addition, the operating advisors or equivalent parties under the BACM 2017-BNK3 Pooling and Servicing Agreement, the CD 2017-CD3 Pooling and Servicing Agreement, the WFCM 2016-C37 Pooling and Servicing Agreement and the MSC 2016-UBS12 Pooling and Servicing Agreement have certain obligations and consultation rights with respect to The Summit

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Birmingham Whole Loan, the State Farm Data Center Whole Loan, the Midwest Industrial Portfolio Whole Loan and the Wolfchase Galleria Whole Loan, respectively, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)     promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)     promptly reviewing each Final Asset Status Report; and

(c)     reviewing any Cumulative Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Cumulative Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)    the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)    the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

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 (c)    the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)    the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Cumulative Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)     after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, the Risk Retention Consultation Party or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than any Servicing Shift Mortgage Loans) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the

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Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

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(i)     that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and a Servicing Shift Whole Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a

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disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RRI Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up

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or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such

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requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly

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provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. With respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was sponsor in a public offering of CMBS, the highest percentage of mortgage loans that were delinquent at least 60 days at the end of any reporting period between January 1, 2012 and November 30, 2016, was 45%; however, the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 6.30%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election“), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote“), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum“ means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice“), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials“):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)       copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

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(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)       copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information“), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review“). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests“) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard“ means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

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The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period“) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report“) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary“) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate

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administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer“ is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset

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representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event“) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

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(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within

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30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RRI Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the RRI Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be a “majority owned affiliate” (as defined in the Credit Risk Retention Rules) of Rialto Mortgage Finance, LLC.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RRI Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RRI Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the RRI Interest;

(c)       does not have any liability or duties to the holders of any class of certificates other than the holders of the RRI Interest that appointed the Risk Retention Consultation Party;

(d)       may take actions that favor the interests of the holders of one or more classes including the RRI Interest over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a holder of the RRI Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party that does not violate the

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terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement will not result in any liability on the part of the master servicer or special servicer.

Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party

If the Directing Certificateholder or the majority Controlling Class Certificateholder is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Directing Certificateholder Loan“), the Directing Certificateholder or such majority Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Directing Certificateholder Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Directing Certificateholder Loan.

If the Directing Certificateholder or the majority Controlling Class Certificateholder, as applicable, is a Borrower Party, such Holder will be required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (and with respect to a loan-by-loan segregation that is later performed by the certificate administrator, such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

“Borrower Party“ means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate“ means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender“ means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan“ means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

If the Risk Retention Consultation Party or the holder of the majority of the RRI Interest is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Risk Retention Consultation Party Loan“), the Risk Retention Consultation Party will not have any consultation rights with respect to such Excluded Risk Retention Consultation Party Loan.

The Directing Certificateholder and the Risk Retention Consultation Party will not be entitled to receive a Final Asset Status Report with respect to any Excluded Loan for which it is a Borrower Party.

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“Excluded Loan“ means an Excluded Directing Certificateholder Loan or an Excluded Risk Retention Consultation Party Loan, as applicable and as the context may require. As of the Closing Date, it is expected that there will be no Excluded Loans acquired by the issuing entity.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum“ means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan“), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also

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an Excluded Loan, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Loan Special Servicer“) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Loan Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Loan Special Servicer or with respect to the identity of the applicable Excluded Loan Special Servicer so long as the selected Excluded Loan Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Loan Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Loan Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Loan Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

An Excluded Loan Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

A “Qualified Replacement Special Servicer“ is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s on a transaction-level basis (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), (viii) is currently acting as a special servicer in a CMBS transaction rated by DBRS (as to which CMBS transaction there are outstanding CMBS rated by DBRS) and (ix) is not a special servicer that has been cited by Moody’s or DBRS as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

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In addition, after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to a Servicing Shift Mortgage Loan. Rather, with respect to a Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Co-Lender Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

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Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event“ under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or special servicer, as the case may be, by any other party to the PSA, or to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations; or

(f)       any of DBRS, Fitch or Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating

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or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by DBRS, Fitch or Moody’s, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

“Serviced Pari Passu Companion Loan Securities“ means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Master Servicer or Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Master Servicer or Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such

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Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

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Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust

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REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the

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payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of

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the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to each other capacity in which it serves under the PSA, other than Wells Fargo Bank, National Association acting as master servicer.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The special servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request“), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder“ is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer“) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

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An “Enforcing Party“ is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request“ and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request“), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure“), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved“ means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice“) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action“). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for

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the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice“) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date“) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder“), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation“) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing

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Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice“).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the

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State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

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Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of The Summit Birmingham Mortgage Loan

The Summit Birmingham Mortgage Loan and any related REO Property are being serviced under the BACM 2017-BNK3 Pooling and Servicing Agreement (the “BACM 2017-BNK3 PSA”). The servicing arrangements under the BACM 2017-BNK3 PSA are generally similar to, but may differ in certain respects from the servicing arrangements under the PSA. In that regard, in the case of the BACM 2017-BNK3 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the BACM 2017-BNK3 PSA and the PSA:

●	Pursuant to the BACM 2017-BNK3 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Summit Birmingham Mortgage Loan under the BACM 2017-BNK3 PSA will be substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable under the PSA.

●	The BACM 2017-BNK3 Master Servicer will be obligated to make servicing advances with respect to the Summit Birmingham Whole Loan. If the BACM 2017-BNK3 Master Servicer determines that a servicing advance made with respect to the Summit Birmingham Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Summit Birmingham Mortgage Loan and the Summit Birmingham Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the BACM 2017-BNK3 PSA and the other Mortgage Loans in the trust established under the PSA for this transaction and in any other related securitization trusts.

●	Although payments and other collections on the Summit Birmingham Mortgage Loan may initially be deposited into a clearing account and commingled with the BACM 2017-BNK3 Master Servicer’s own funds or funds related to other mortgage loans serviced by the BACM 2017-BNK3 Master Servicer, the BACM 2017-BNK3 PSA will provide for a separate account or sub-account in which payments and other collections on the Summit Birmingham Whole Loan are to be deposited and maintained by the BACM 2017-BNK3 Master Servicer pending remittance to the BACM 2017-BNK3 certificate administrator and the holders of the Summit Birmingham Mortgage Loan. Similarly, pursuant to the BACM 2017-BNK3 PSA, the BACM 2017-BNK3 Special Servicer will establish and maintain a separate account or sub-account with respect to any REO Properties acquired with respect to the Summit Birmingham Whole Loan.

●	With respect to the Summit Birmingham Mortgage Loan, prior to the occurrence and continuance of any control termination event under the BACM 2017-BNK3 PSA, the BACM 2017-BNK3 Controlling Class Representative will have the right to terminate the BACM 2017-BNK3 Special Servicer without cause at any time.

●	With respect to the Summit Birmingham Mortgage Loan, after the occurrence and during the continuance of any control termination event under the BACM 2017-BNK3 PSA, at the written direction of holders of principal balance certificates under the BACM 2017-BNK3 PSA evidencing not less than 25% of the voting rights of such certificates, pursuant to the BACM 2017-BNK3 PSA, a request can be made to vote to terminate the BACM 2017-BNK3 Special Servicer and appoint a successor BACM 2017-BNK3 Special Servicer. Following such a request, pursuant to

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the BACM 2017-BNK3 PSA, the BACM 2017-BNK3 Special Servicer will be terminated upon the written direction of holders of principal balance certificates evidencing at least 66-2/3% of a “certificateholder quorum” (66-2/3% of the aggregate voting rights of all principal balance certificates on an aggregate basis) under the BACM 2017-BNK3 PSA.

●	With respect to the Summit Birmingham Mortgage Loan, following the occurrence of a consultation termination event under the BACM 2017-BNK3 PSA, if the operating advisor under the BACM 2017-BNK3 PSA determines that the BACM 2017-BNK3 Special Servicer is not performing its duties under the BACM 2017-BNK3 PSA or is otherwise not acting in accordance with the related servicing standard, pursuant to the BACM 2017-BNK3 PSA, the operating advisor under the BACM 2017-BNK3 PSA will have the right to recommend the replacement of the BACM 2017-BNK3 Special Servicer. The operating advisor’s recommendation to replace the BACM 2017-BNK3 Special Servicer must be confirmed by an affirmative vote of holders of principal balance certificates under the BACM 2017-BNK3 PSA evidencing at least a majority of the aggregate voting rights of such certificates on an aggregate basis.

●	If the Summit Birmingham Mortgage Loan becomes a Defaulted Loan under the BACM 2017-BNK3 PSA, pursuant to the BACM 2017-BNK3 PSA, the BACM 2017-BNK3 Special Servicer will be required to take actions that are substantially similar in all material respects to the actions described under “—Realization Upon Mortgage Loans” in this prospectus with respect to such loans.

●	If the Summit Birmingham Mortgage Loan is subject to special servicing, then (subject to, in each case if and when applicable, the consent/consultation rights of the BACM 2017-BNK3 Controlling Class Representative, the consultation rights of the BACM 2017-BNK3 operating advisor and the consultation rights of the holders of the Summit Birmingham Mortgage Loan or its designee), pursuant to the BACM 2017-BNK3 PSA, the BACM 2017-BNK3 Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not constitute a “significant modification” of such Whole Loan pursuant to Treasury regulations Section 1.860G-2(b) and (A) would not otherwise cause any REMIC created under the BACM 2017-BNK3 PSA to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC or on the BACM 2017-BNK3 trust fund. However, the BACM 2017-BNK3 Special Servicer may not extend the maturity date of the Summit Birmingham Mortgage Loan beyond the date that is five years prior to the BACM 2017-BNK3 distribution date in February 2050, and such extension must be in the best interests of the BACM 2017-BNK3 certificateholders and the holder of the Summit Birmingham Mortgage Loan.

●	The rating agencies rating the securities issued under the BACM 2017-BNK3 PSA may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the BACM 2017-BNK3 PSA than under the PSA. In addition, not all circumstances involving the Summit Birmingham Whole Loan that give rise to requiring a rating agency confirmation with respect to the BACM 2017-BNK3 certificates under the BACM 2017-BNK3 PSA will also give rise to requiring any rating agency confirmation with respect to the Certificates.

●	With respect to the Summit Birmingham Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar in all material respects, but not necessarily identical, to those of the PSA.

●	The provisions of the BACM 2017-BNK3 PSA may also vary from the PSA with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements and circumstances under which a controlling class representative must be consulted or its consent obtained.

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●	The BACM 2017-BNK3 Master Servicer and BACM 2017-BNK3 Special Servicer (a) have substantially similar rights as those related to resignation of the Master Servicer and Special Servicer, respectively, (b) are subject to substantially similar rights as those relating to the removal or replacement of, or the transfer of servicing from, the Master Servicer or Special Servicer, respectively, and (c) are subject to servicer termination events substantially similar in all material respects, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	The BACM 2017-BNK3 Master Servicer and BACM 2017-BNK3 Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the BACM 2017-BNK3 PSA either: (i) upon a determination that such duties are no longer permissible under applicable law; or (ii) upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the BACM 2017-BNK3 certificate administrator and the BACM 2017-BNK3 trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of the certificates issued pursuant to the BACM 2017-BNK3 PSA.

●	Each of the BACM 2017-BNK3 Master Servicer and BACM 2017-BNK3 Special Servicer will be liable in accordance with the BACM 2017-BNK3 PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the BACM 2017-BNK3 Master Servicer and BACM 2017-BNK3 Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BACM 2017-BNK3 PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the BACM 2017-BNK3 PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the BACM 2017-BNK3 PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—The Summit Birmingham Whole Loan” in this prospectus.

Servicing of the State Farm Data Center Mortgage Loan

The State Farm Data Center Mortgage Loan and any related REO Property, are being serviced under the CD 2017-CD3 Pooling and Servicing Agreement. Accordingly, the CD 2017-CD3 Master Servicer will generally make servicing advances and remit collections on the State Farm Data Center Mortgage Loan to or on behalf of the issuing entity. However, the Master Servicer will generally be obligated to compile reports that include information on the State Farm Data Center Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the State Farm Data Center Mortgage Loan under the terms of the State Farm Data Center Co-Lender Agreement and make P&I Advances with respect to the State Farm Data Center Mortgage Loan, subject to its or the Special Servicer’s determination that an advance, if made or an advance already made would be or is non-recoverable. The CD 2017-CD3 Pooling and Servicing Agreement and the PSA both address (although not necessarily in the exact same manner) similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. The Master Servicer, the Special Servicer, the Certificate Administrator, Operating Advisor and the Trustee under the PSA will have no obligation or authority to (a) supervise or consent to the actions of the CD 2017-CD3 Master Servicer, the CD 2017-CD3 Special Servicer, or any of the trustee, certificate administrator or

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operating advisor under the CD 2017-CD3 Pooling and Servicing Agreement or (b) make servicing advances with respect to the State Farm Data Center Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the State Farm Data Center Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer.

The servicing arrangements under the CD 2017-CD3 Pooling and Servicing Agreement are substantially similar but may differ in certain respects to the servicing arrangements under the PSA. Below are certain provisions in the CD 2017-CD3 Pooling and Servicing Agreement:

●	Pursuant to the CD 2017-CD3 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the State Farm Data Center Mortgage Loan will be substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable under the PSA.

●	The CD 2017-CD3 Master Servicer is obligated to make servicing advances with respect to the State Farm Data Center Whole Loan. If the CD 2017-CD3 Master Servicer determines that a servicing advance it made with respect to the State Farm Data Center Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the State Farm Data Center Mortgage Loan and the State Farm Data Center Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the CD 2017-CD3 Pooling and Servicing Agreement and the other Mortgage Loans in the trust established under the PSA for this transaction and in any other related securitization trusts.

●	Although payments and other collections on the State Farm Data Center Mortgage Loan may initially be deposited into a clearing account and commingled with the CD 2017-CD3 Master Servicer’s own funds or funds related to other mortgage loans serviced by the CD 2017-CD3 Master Servicer, the CD 2017-CD3 Pooling and Servicing Agreement provides for a separate account or sub-account in which payments and other collections on the State Farm Data Center Whole Loan are to be deposited and maintained by the CD 2017-CD3 Master Servicer pending remittance to the CD 2017-CD3 certificate administrator and the holders of the State Farm Data Center Mortgage Loan. Similarly, the CD 2017-CD3 Special Servicer is to establish and maintain a separate account or sub-account with respect to any REO Properties acquired with respect to the State Farm Data Center Whole Loan.

●	With respect to the State Farm Data Center Mortgage Loan, prior to the occurrence and continuance of any control termination event under the CD 2017-CD3 Pooling and Servicing Agreement, the CD 2017-CD3 Controlling Class Representative will have the right to terminate the CD 2017-CD3 Special Servicer without cause at any time.

●	With respect to the State Farm Data Center Mortgage Loan, after the occurrence and during the continuance of any control termination event under the CD 2017-CD3 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the CD 2017-CD3 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the CD 2017-CD3 Special Servicer and appoint a successor CD 2017-CD3 Special Servicer. Following such a request, the CD 2017-CD3 Special Servicer will be terminated upon the written direction of holders of principal balance certificates evidencing at least 75% of a “certificateholder quorum” (75% of the aggregate voting rights of all principal balance certificates on an aggregate basis) under the CD 2017-CD3 Pooling and Servicing Agreement.

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●	With respect to the State Farm Data Center Mortgage Loan, following the occurrence of a consultation termination event under the CD 2017-CD3 Pooling and Servicing Agreement, if the operating advisor under the CD 2017-CD3 Pooling and Servicing Agreement determines that the CD 2017-CD3 Special Servicer is not performing its duties under the CD 2017-CD3 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the operating advisor under the CD 2017-CD3 Pooling and Servicing Agreement will have the right to recommend the replacement of the CD 2017-CD3 Special Servicer. The operating advisor’s recommendation to replace the CD 2017-CD3 Special Servicer must be confirmed by an affirmative vote of holders of principal balance certificates under the CD 2017-CD3 Pooling and Servicing Agreement evidencing at least a majority of the aggregate voting rights of such certificates on an aggregate basis.

●	If the State Farm Data Center Mortgage Loan becomes a Defaulted Loan under the CD 2017-CD3 Pooling and Servicing Agreement, the CD 2017-CD3 Special Servicer will be required to take actions that are substantially similar in all material respects to the actions described under “—Realization Upon Mortgage Loans” in this prospectus with respect to such loans.

●	If the State Farm Data Center Mortgage Loan is subject to special servicing, then (subject to, in each case if and when applicable, the consent/consultation rights of the CD 2017-CD3 Controlling Class Representative, the consultation rights of the CD 2017-CD3 operating advisor and the consultation rights of the holders of the State Farm Data Center Mortgage Loan or its designee) the CD 2017-CD3 Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not constitute a “significant modification” of such Whole Loan pursuant to Treasury regulations Section 1.860G-2(b) and (A) would not otherwise cause any REMIC created under the CD 2017-CD3 Pooling and Servicing Agreement to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC or on the CD 2017-CD3 trust fund. However, the CD 2017-CD3 Special Servicer may not extend the maturity date of the State Farm Data Center Mortgage Loan beyond the date that is five years prior to the CD 2017-CD3 distribution date in February 2050, and such extension must be in the best interests of the CD 2017-CD3 certificateholders and the holder of the State Farm Data Center Mortgage Loan.

●	The rating agencies rating the securities issued under the CD 2017-CD3 Pooling and Servicing Agreement may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the CD 2017-CD3 Pooling and Servicing Agreement than under the PSA. In addition, not all circumstances involving the State Farm Data Center Whole Loan that give rise to requiring a rating agency confirmation with respect to the CD 2017-CD3 certificates under the CD 2017-CD3 Pooling and Servicing Agreement will also give rise to requiring any rating agency confirmation with respect to the Certificates.

●	With respect to the State Farm Data Center Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar in all material respects, but not necessarily identical, to those of the PSA.

●	The provisions of the CD 2017-CD3 Pooling and Servicing Agreement may also vary from the PSA with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements and circumstances under which a controlling class representative must be consulted or its consent obtained.

●	The CD 2017-CD3 Master Servicer and CD 2017-CD3 Special Servicer (a) have substantially similar rights as those related to resignation of the Master Servicer and Special Servicer, respectively, (b) are subject to substantially similar rights as those relating to the removal or

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replacement of, or the transfer of servicing from, the Master Servicer or Special Servicer, respectively, and (c) are subject to servicer termination events substantially similar in all material respects, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	The CD 2017-CD3 Master Servicer and CD 2017-CD3 Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the CD 2017-CD3 Pooling and Servicing Agreement either: (i) upon a determination that such duties are no longer permissible under applicable law; or (ii) upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the CD 2017-CD3 certificate administrator and the CD 2017-CD3 trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of the certificates issued pursuant to the CD 2017-CD3 Pooling and Servicing Agreement.

●	Each of the CD 2017-CD3 Master Servicer and CD 2017-CD3 Special Servicer will be liable in accordance with the CD 2017-CD3 Pooling and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the CD 2017-CD3 Master Servicer and CD 2017-CD3 Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the CD 2017-CD3 Pooling and Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the CD 2017-CD3 Pooling and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the CD 2017-CD3 Pooling and Servicing Agreement.

Prospective investors are encouraged to review the full provisions of the CD 2017-CD3 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The State Farm Data Center Whole Loan” in this prospectus.

Servicing of the Midwest Industrial Portfolio Mortgage Loan

The Midwest Industrial Portfolio Mortgage Loan and any related REO Property, is being serviced under the WFCM 2016-C37 PSA. The servicing arrangements under the WFCM 2016-C37 Pooling and Servicing Agreement are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The WFCM 2016-C37 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the Midwest Industrial Portfolio Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the Midwest Industrial Portfolio Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the Midwest Industrial Portfolio Companion Loan. Such terms are expected to include, without limitation.

●	Pursuant to the WFCM 2016-C37 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Midwest Industrial Portfolio Mortgage Loan will be substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable under the PSA.

●	The WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Trustee, as applicable, is expected to be required to make advances of principal and interest with respect to the Midwest Industrial Portfolio Companion Loan (but not with respect to the Midwest Industrial Portfolio Mortgage Loan), unless the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Trustee, as applicable, or the WFCM 2016-C37 Special Servicer, has determined that such advance and interest thereon would not be recoverable from collections on the Midwest Industrial Portfolio Companion Loan.

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●	The WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Trustee, as applicable, is expected to be obligated to make, and the WFCM 2016-C37 Special Servicer may at its option make, property protection advances with respect to the Midwest Industrial Portfolio Whole Loan, unless a determination is made by the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Trustee, as applicable, or the WFCM 2016- C37 Special Servicer, that any such advance and interest thereon would not be recoverable from collections on the Midwest Industrial Portfolio Whole Loan. If it is determined that a property protection advance made with respect to the Midwest Industrial Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance is expected to be entitled to be reimbursed for such advance and interest thereon, first, from collections on, and proceeds of, the Midwest Industrial Portfolio Whole Loan, and then from general collections on all the Mortgage Loans and from general collections of the WFCM 2016-C37 issuing entity, on a pro rata basis (based on outstanding principal balance).

●	Amounts payable with respect to the Midwest Industrial Portfolio Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the WFCM 2016-C37 Pooling and Servicing Agreement may be allocated between the WFCM 2016-C37 Master Servicer and the WFCM 2016-C32 General Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

●	The WFCM 2016-C37 Special Servicer is expected to be required to take actions with respect to the Midwest Industrial Portfolio Whole Loan if it becomes a defaulted loan, which actions are similar to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Midwest Industrial Portfolio Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are expected to be similar to those of the PSA.

●	The requirement of the WFCM 2016-C37 Master Servicer to make compensating interest payments in respect of the Midwest Industrial Portfolio Whole Loan is expected to be similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

●	The WFCM 2016-C37 Master Servicer and the WFCM 2016-C37 Special Servicer (a) are expected to have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are expected to be subject to servicer termination events similar to those in the PSA.

●	Penalty charges with respect to the Midwest Industrial Portfolio Whole Loan are expected to be allocated in accordance with the related Intercreditor Agreement as described under “—Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Midwest Industrial Portfolio Whole Loan” in this prospectus.

●	The servicing transfer events of the WFCM 2016-C37 Pooling and Servicing Agreement that would cause the Midwest Industrial Portfolio Whole Loan to become specially serviced are expected to be similar to those of the PSA.

●	The specific types of actions constituting major decisions under the WFCM 2016-C37 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

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●	The WFCM 2016-C37 Special Servicer is expected to have the power and authority under the WFCM 2016-C37 Pooling and Servicing Agreement , to direct, manage, prosecute and/or defend any action, suit or proceeding brought by a borrower, guarantor, other obligor, or any affiliates thereof, in connection with the Midwest Industrial Portfolio Whole Loan or under the related mortgage loan documents, against the trust, and represent the interests of the trust in any litigation relating to the rights and obligations of a borrower, guarantor or other obligor under the related mortgage loan documents, or with respect to the related mortgaged property or other collateral securing the Midwest Industrial Portfolio Whole Loan, or of the trust or the enforcement of the obligations of a borrower, guarantor or other obligor under the related mortgage loan documents.

●	The liability of the parties to the WFCM 2016-C37 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Midwest Industrial Portfolio Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the WFCM 2016-C37 Master Servicer in its capacity as companion loan paying agent, to be deposited and maintained in a separate account (or sub-account of the WFCM 2016-C37 collection account) for the benefit of the issuing entity as holder of the Midwest Industrial Portfolio Mortgage Loan until transferred (after payment of certain amounts under the WFCM 2016-C37 Pooling and Servicing Agreement) on a monthly basis prior to the related P&I advance date to the Collection Account by the WFCM 2016-C37 Master Servicer for distribution in accordance with the PSA.

●	The WFCM 2016-C37 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of the WFCM 2016-C37 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Midwest Industrial Portfolio Whole Loan” in this prospectus.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—Midwest Industrial Portfolio Whole Loan” in this prospectus.

Servicing of the Wolfchase Galleria Mortgage Loan

The Wolfchase Galleria Mortgage Loan and any related REO Property, is being serviced under the MSC 2016-UBS12 Pooling and Servicing Agreement. Accordingly, the MSC 2016-UBS12 Master Servicer will generally make servicing advances and remit collections on the Wolfchase Galleria Mortgage Loan to or on behalf of the issuing entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Wolfchase Galleria Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the Wolfchase Galleria Mortgage Loan under the terms of the Wolfchase Galleria Co-Lender Agreement and make P&I Advances with respect to the Wolfchase Galleria Mortgage Loan, subject to its or the Special Servicer’s determination that an advance, if made or an advance already made would be or is non-recoverable. The MSC 2016-UBS12 Pooling and Servicing Agreement and the PSA both address (although not necessarily in the exact same manner) similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation;

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servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. The Master Servicer, the Special Servicer, the Certificate Administrator, Operating Advisor and the Trustee under the PSA will have no obligation or authority to (a) supervise or consent to the actions of the MSC 2016-UBS12 Master Servicer, the MSC 2016-UBS12 Special Servicer, or any of the trustee, certificate administrator or operating advisor under the MSC 2016-UBS12 Pooling and Servicing Agreement or (b) make servicing advances with respect to the Wolfchase Galleria Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Wolfchase Galleria Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the MSC 2016-UBS12 Master Servicer or the MSC 2016-UBS12 Special Servicer.

The servicing arrangements under the MSC 2016-UBS12 Pooling and Servicing Agreement are substantially similar but may differ in certain respects to the servicing arrangements under the PSA. Below are certain provisions in the MSC 2016-UBS12 Pooling and Servicing Agreement:

●	Pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Wolfchase Galleria Mortgage Loan will be substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable under the PSA.

●	The MSC 2016-UBS12 Master Servicer is obligated to make servicing advances with respect to the Wolfchase Galleria Mortgage Loan. If the MSC 2016-UBS12 Master Servicer determines that a servicing advance it made with respect to the Wolfchase Galleria Mortgage Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Mortgage Loan and the related pari passu Companion Loan(s), on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the Mortgage Loans in the trust established under the MSC 2016-UBS12 Pooling and Servicing Agreement and the trust established under the PSA for this transaction and in any other related securitization trusts.

●	Although payments and other collections on the Wolfchase Galleria Mortgage Loan may initially be deposited into a clearing account and commingled with the MSC 2016-UBS12 Master Servicer’s own funds or funds related to other mortgage loans serviced by the MSC 2016-UBS12 Master Servicer, the MSC 2016-UBS12 Pooling and Servicing Agreement provides for a separate account or sub-account in which payments and other collections on the Wolfchase Galleria Whole Loan are to be deposited and maintained by the MSC 2016-UBS12 Master Servicer pending remittance to the MSC 2016-UBS12 certificate administrator and the holders of the Wolfchase Galleria Mortgage Loan, and in each case any other related Companion Loan Holder(s). Similarly, the MSC 2016-UBS12 Special Servicer is to establish and maintain a separate account or sub-account with respect to any REO Properties acquired with respect to the Wolfchase Galleria Whole Loan.

●	With respect to the Wolfchase Galleria Mortgage Loan, prior to the occurrence and continuance of any control termination event under the MSC 2016-UBS12 Pooling and Servicing Agreement, the MSC 2016-UBS12 Controlling Class Representative will have the right to terminate the MSC 2016-UBS12 Special Servicer without cause at any time.

●	With respect to the Wolfchase Galleria Mortgage Loan, after the occurrence and during the continuance of any control termination event under the MSC 2016-UBS12 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the MSC 2016-UBS12 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the MSC 2016-UBS12 Special Servicer and appoint a successor MSC 2016-UBS12 Special Servicer. Following such a request, the MSC 2016-UBS12 Special Servicer will be terminated upon the written direction of holders of principal balance certificates evidencing at least 75% of a

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“certificateholder quorum” (75% of the aggregate voting rights of all principal balance certificates on an aggregate basis) under the MSC 2016-UBS12 Pooling and Servicing Agreement.

●	With respect to the Wolfchase Galleria Mortgage Loan, following the occurrence of a consultation termination event under the MSC 2016-UBS12 Pooling and Servicing Agreement, if the operating advisor under the MSC 2016-UBS12 Pooling and Servicing Agreement determines that the MSC 2016-UBS12 Special Servicer is not performing its duties under the MSC 2016-UBS12 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the operating advisor under the MSC 2016-UBS12 Pooling and Servicing Agreement will have the right to recommend the replacement of the MSC 2016-UBS12 Special Servicer. The operating advisor’s recommendation to replace the MSC 2016-UBS12 Special Servicer must be confirmed by an affirmative vote of holders of principal balance certificates under the MSC 2016-UBS12 Pooling and Servicing Agreement evidencing at least a majority of the aggregate voting rights of such certificates on an aggregate basis.

●	If the Wolfchase Galleria Mortgage Loan becomes a Defaulted Loan under the MSC 2016-UBS12 Pooling and Servicing Agreement, the MSC 2016-UBS12 Special Servicer will be required to take actions that are substantially similar in all material respects to the actions described under “—Realization Upon Mortgage Loans” in this prospectus with respect to such loans.

●	If the Wolfchase Galleria Mortgage Loan is subject to special servicing, then (subject to, in each case if and when applicable, the consent/consultation rights of the MSC 2016-UBS12 Controlling Class Representative, the consultation rights of the MSC 2016-UBS12 operating advisor and the consultation rights of the holders of the Wolfchase Galleria Mortgage Loan or its designee) the MSC 2016-UBS12 Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not constitute a “significant modification” of such Whole Loan pursuant to Treasury regulations Section 1.860G-2(b) and (A) would not otherwise cause any REMIC created under the MSC 2016-UBS12 Pooling and Servicing Agreement to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC or on the MSC 2016-UBS12 trust fund. However, the MSC 2016-UBS12 Special Servicer may not extend the maturity date of the Wolfchase Galleria Mortgage Loan beyond the date that is five years prior to the MSC 2016-UBS12 distribution date in December 2049, and such extension must be in the best interests of the MSC 2016-UBS12 certificateholders, the holder of the Wolfchase Galleria Mortgage Loan, as applicable and any other related Companion Loan Holder(s).

●	The rating agencies rating the securities issued under the MSC 2016-UBS12 Pooling and Servicing Agreement may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the MSC 2016-UBS12 Pooling and Servicing Agreement than under the PSA. In addition, not all circumstances involving the Wolfchase Galleria Whole Loan that give rise to requiring a rating agency confirmation with respect to the MSC 2016-UBS12 certificates under the MSC 2016-UBS12 Pooling and Servicing Agreement will also give rise to requiring any rating agency confirmation with respect to the Certificates.

●	With respect to the Wolfchase Galleria Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar in all material respects, but not necessarily identical, to those of the PSA.

●	The provisions of the MSC 2016-UBS12 Pooling and Servicing Agreement may also vary from the PSA with respect to time period and timing matters, terminology, allocation of

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ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements and circumstances under which a controlling class representative must be consulted or its consent obtained.

●	The MSC 2016-UBS12 Master Servicer and MSC 2016-UBS12 Special Servicer (a) have substantially similar rights as those related to resignation of the Master Servicer and Special Servicer, respectively, (b) are subject to substantially similar rights as those relating to the removal or replacement of, or the transfer of servicing from, the Master Servicer or Special Servicer, respectively, and (c) are subject to servicer termination events substantially similar in all material respects, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	The MSC 2016-UBS12 Master Servicer and MSC 2016-UBS12 Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement either: (i) upon a determination that such duties are no longer permissible under applicable law; or (ii) upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the MSC 2016-UBS12 certificate administrator and the MSC 2016-UBS12 trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of the certificates issued pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement.

●	Each of the MSC 2016-UBS12 Master Servicer and MSC 2016-UBS12 Special Servicer will be liable in accordance with the MSC 2016-UBS12 Pooling and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the MSC 2016-UBS12 Master Servicer and MSC 2016-UBS12 Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the MSC 2016-UBS12 Pooling and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the MSC 2016-UBS12 Pooling and Servicing Agreement.

Prospective investors are encouraged to review the full provisions of the MSC 2016-UBS12 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Wolfchase Galleria Whole Loan” in this prospectus.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—Wolfchase Galleria Whole Loan” in this prospectus.

Servicing of the Center West Whole Loan and the Connecticut Financial Center Whole Loan

The servicing of the Center West Whole Loan and the Connecticut Financial Center Whole Loan, each a Servicing Shift Whole Loan, is expected to be governed by the PSA only temporarily, until (in each case) the applicable Servicing Shift Securitization Date. From and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of the related Servicing Shift PSA. Although the related Co-Lender Agreements impose some requirements regarding the terms of the related Servicing Shift PSAs (and it is expected that such Servicing Shift PSAs will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitizations to which the related Controlling Companion Loans are to be contributed have not been determined, and accordingly,

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the servicing terms of such Servicing Shift PSAs are unknown. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Center West Whole Loan” and “—The Connecticut Financial Center Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party“) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario“.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not cited servicing concerns with respect to the replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

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For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation“ means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies“ mean DBRS, Inc. (“DBRS“), Fitch Ratings, Inc. (“Fitch“) and Moody’s Investors Service, Inc. (“Moody’s“).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will

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not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance“) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act“) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report“) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

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“Regulation AB“ means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected

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by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such Class is outstanding), (3) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates and RRI Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Available Funds—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

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(e)       to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; provided that the trustee and certificate administrator have received an opinion of counsel to the effect the action is consistent with and will not cause a violation of the Credit Risk Retention Rules;

(f)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(g)       to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(h)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(i)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(j)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

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(k)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “A-” by Fitch and “A” by DBRS (or in the case of the trustee, a long-term unsecured debt

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rating of “A(low)” by DBRS if each master servicer maintains a rating of at least “A” by DBRS (provided that nothing in this parenthetical will impose on the master servicer any obligation to maintain such rating)); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch; provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating; provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Florida. Loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public auction at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior

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to the scheduled sale. Fla Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 21 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

Washington. In Washington, it is most common to foreclose a deed of trust by non-judicial foreclosure. Non-judicial foreclosure is available if the deed of trust contains a power of sale, recites that the property is not used principally for agricultural purposes and if that statement is true either at the time the deed of trust is granted or at the time of foreclosure, names a trustee that maintains a street address in Washington where service of process may be made and where it maintains telephone service and a physical presence, and the deed of trust meets the other technical requirements of the Washington Deed of Trust Act. The non-judicial foreclosure process requires a statutory notice of default and, no earlier than 30 days thereafter, a subsequent statutory notice of sale at least 90 days prior to the scheduled foreclosure sale date. The notice of default must be mailed to the borrower and grantor and posted in a conspicuous place on the premises or, in lieu of posting, the same must be personally served on the borrower and grantor. The notice of sale must be recorded, mailed to the borrower, grantor and certain other affected parties, posted in a conspicuous place on the premises or served upon an occupant of the premises, and published twice during certain designated times in a local newspaper. The trustee’s sale may not be held sooner than 190 days after the date of default. Foreclosure sales are by public auction with the property going to the highest bidder, who must pay in cash, except that the beneficiary may credit-bid up to the amount of the monetary obligations secured by the deed of trust. A foreclosure proceeding may be stopped and the deed of trust reinstated up until 11 days before the foreclosure sale if all defaults are cured, including payment of the entire amount due (other than any accelerated principal) and including all expenses incurred by the trustee as a result of the default.

Several additional restrictions and additional obligations apply to beneficiaries of deeds of trust in Washington recorded against owner-occupied or tenant-occupied residential real property, which do not apply to deeds of trust securing commercial loans, in order to foreclose the same.

Washington has a “one action” rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or, in the case of a deed of trust securing a commercial loan, actions to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

Non-judicial foreclosure has the effect of satisfying all of the obligations secured by the deed of trust, including any cross collateralized obligations and any obligations of the borrower, grantor or guarantor contained in separate documents that are the “substantial equivalent” of obligations secured by the deed of trust. Limited exceptions to the “anti-deficiency” rule (with respect to a non-judicial trustee’s sale under a deed of trust securing a commercial loan executed after June 11, 1998) allow post-foreclosure actions, including: (a) actions against the borrower or grantor generally within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for a loss of

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property value caused by waste committed against the property, provided that statutory notices were timely given to such parties of the non-judicial foreclosure and (b) actions against a guarantor to collect a deficiency judgment, provided that statutory notices were timely given to the guarantor of the non-judicial foreclosure. A guarantor may petition the court to limit the amount of the deficiency based on a post-foreclosure determination of the fair market value of the property.

In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the mortgage declares in its terms that the property is not used principally for agricultural or farming purposes and, in the foreclosure complaint, the creditor waives any right to a deficiency judgment.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the

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foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States

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Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

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Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the

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reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other

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similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease.

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The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

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In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days)

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after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of

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contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

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Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan

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is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of

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credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

In addition, Barclays currently holds the 1166 Avenue of the Americas Pari Passu Companion Loan, one of The Summit Birmingham Pari Passu Companion Loans and one of the Merrill Lynch Drive Pari Passu Companion Loans. However, Barclays intends to sell the 1166 Avenue of the Americas Pari Passu Companion Loan, the Summit Birmingham Pari Passu Companion Loan and the Merrill Lynch Drive Pari Passu Companion Loan in connection with future securitizations. In addition, with respect to 1 mortgage

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loan identified on Annex A-1 as 1166 Avenue of the Americas, representing approximately 6.6% of the Initial Pool Balance, Barclays is the holder of a related mezzanine loan secured by direct or indirect equity interests in the borrower under such mortgage loan but is expected to sell such interest to an unaffiliated third party prior to the Closing Date.

UBS AG, New York Branch, a sponsor, an originator, and a mortgage loan seller is the current holder of a portion of the KOMO Plaza Companion Loans, the Center West Companion Loans, the Anaheim Marriott Suites Companion Loans and the Connecticut Financial Center Companion Loans and an affiliate of UBS Securities LLC, one of the underwriters.

Wells Fargo is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for all of the Barclays Mortgage Loans and the Rialto Mortgage Loans and acts the interim servicer with respect to all of the Barclays Mortgage Loans (other than any Non-Serviced Mortgage Loans) and all of the Rialto Mortgage Loans.

The certificate administrator is also (i) the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider under the BACM 2017-BNK3 Pooling and Servicing Agreement with respect to The Summit Birmingham Whole Loan, (ii) the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider under the CD 2017-CD3 Pooling and Servicing Agreement with respect to the State Farm Data Center Whole Loan, (iii) the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider under the WFCM 2016-C37 Pooling and Servicing Agreement with respect to the Midwest Industrial Portfolio Whole Loan and (iv) the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider under the MSC 2016-UBS12 Pooling and Servicing Agreement with respect to the Wolfchase Galleria Whole Loan.

The master servicer is also (i) the master servicer under the BACM 2017-BNK3 Pooling and Servicing Agreement with respect to The Summit Birmingham Whole Loan and (ii) the master servicer under the WFCM 2016-C37 Pooling and Servicing Agreement with respect to the Midwest Industrial Portfolio Whole Loan.

The special servicer is an affiliate of the entity that is expected to purchase the Class F, Class G and Class H certificates (and may purchase certain other classes of certificates) and to be appointed as the initial Directing Certificateholder.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans. Barclays is also a party to a custodial agreement with Wells Fargo Bank, pursuant to which Wells Fargo Bank acts as interim custodian with respect to the mortgage loan files for the mortgage loans Barclays is selling to the depositor for this securitization (other than any Non-Serviced Mortgage Loans).

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the BACM 2017-BNK3 Pooling and Servicing Agreement, which governs the servicing of The Summit Birmingham Whole Loan, and (ii) the WFCM 2016-C37 Pooling and Servicing Agreement, which governs the servicing of Midwest Portfolio Whole Loan.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also (i) the operating advisor and asset representations reviewer under the MSC 2016-UBS12 Pooling and Servicing Agreement which governs the servicing of the Wolfchase Galleria Whole Loan, (ii) is expected to be the operating advisor and asset representations reviewer under the BACM 2017-BNK3 Pooling and Servicing Agreement, which is expected to govern the servicing of the Summit Birmingham Whole Loan,

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and (iii) is expected to be the operating advisor and asset representations reviewer under the CD 2017-CD3 Pooling and Servicing Agreement, which is expected to govern the servicing of the State Farm Data Center Whole Loan.

Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller, an originator, and an affiliate of the majority owned affiliate of Rialto Mortgage Finance, LLC, which entity is expected to be the holder of the RRI Interest and Risk Retention Consultation Party, and Rialto Capital Advisors, LLC, the special servicer, are affiliated with each other and are also affiliates of the entities that are expected to purchase the Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H and Class V Certificates on the Closing Date and the entity that is expected to (a) be the initial controlling class certificateholder, and (b) be appointed as the initial directing certificateholder.

Rialto Capital Advisors, LLC, the special servicer, also is currently the special servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement, which governs the servicing of the Wolfchase Galleria Whole Loan. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the MSC 2016-UBS12 Pooling and Servicing Agreement.

Rialto Capital Advisors, LLC is expected to act as special servicer, and it or an affiliate assisted RREF III-D BBCMS 2017-C1, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of

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losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and, Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional

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Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Approximate Initial Notional Amount	Underlying Classes
Class X-A	$599,023,161	Class A-1, Class A-2, Class A-3, Class A-4, and Class A-SB certificates
Class X-B	$110,176,843	Class A-S and Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the

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areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Approximate Initial Notional Amount	Underlying Classes
Class X-A	$599,023,161	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$110,176,843	Class A-S and Class B certificates

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Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Available Funds—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate Certificate Balance or Notional Amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the Pass-Through Rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

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●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	with respect to the 1166 Avenue of the Americas Mortgage Loan, for the purpose of the assumed CPP prepayment rate, prepayments are determined on the basis of the principal balance of the Mortgage Loan only (instead of the 1166 Avenue of the Americas Whole Loan);

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in March 2017; and

●	the Offered Certificates are settled with investors on February 27, 2017.

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To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	83%	83%	83%	83%	83%
February 2019	66%	66%	66%	66%	66%
February 2020	46%	46%	46%	46%	46%
February 2021	20%	20%	20%	20%	20%
February 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.62	2.62	2.61	2.61	2.61

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.90	4.89	4.87	4.67

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.78	9.73	9.66	9.59	9.40

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Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.86	9.85	9.82	9.57

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	81%	81%	81%	81%	81%
February 2024	61%	61%	61%	61%	61%
February 2025	40%	40%	40%	40%	40%
February 2026	17%	17%	17%	17%	17%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.47	7.47	7.47	7.47	7.47

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.93	9.88	9.64

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.96	9.72

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.72

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to

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investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	3.6280%	3.6296%	3.6302%	3.6308%	3.6321%
97.0000%	3.2084%	3.2096%	3.2100%	3.2104%	3.2115%
98.0000%	2.7952%	2.7960%	2.7963%	2.7965%	2.7972%
99.0000%	2.3882%	2.3886%	2.3887%	2.3889%	2.3892%
100.0000%	1.9873%	1.9873%	1.9873%	1.9872%	1.9872%
101.0000%	1.5923%	1.5919%	1.5917%	1.5916%	1.5912%
102.0000%	1.2030%	1.2022%	1.2019%	1.2016%	1.2009%
103.0000%	0.8194%	0.8182%	0.8177%	0.8173%	0.8163%
104.0000%	0.4412%	0.4396%	0.4390%	0.4384%	0.4371%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	3.4066%	3.4070%	3.4075%	3.4084%	3.4160%
100.0000%	3.1826%	3.1825%	3.1825%	3.1824%	3.1813%
101.0000%	2.9612%	2.9607%	2.9600%	2.9589%	2.9493%
102.0000%	2.7423%	2.7413%	2.7400%	2.7380%	2.7200%
103.0000%	2.5258%	2.5245%	2.5226%	2.5196%	2.4933%
104.0000%	2.3118%	2.3100%	2.3076%	2.3037%	2.2691%
105.0000%	2.1002%	2.0980%	2.0949%	2.0901%	2.0475%
106.0000%	1.8908%	1.8882%	1.8846%	1.8789%	1.8282%
107.0000%	1.6838%	1.6808%	1.6766%	1.6700%	1.6114%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.7925%	3.7941%	3.7962%	3.7986%	3.8047%
98.0000%	3.6669%	3.6679%	3.6693%	3.6708%	3.6748%
99.0000%	3.5428%	3.5433%	3.5439%	3.5446%	3.5465%
100.0000%	3.4201%	3.4201%	3.4200%	3.4199%	3.4196%
101.0000%	3.2989%	3.2983%	3.2975%	3.2966%	3.2942%
102.0000%	3.1791%	3.1779%	3.1764%	3.1747%	3.1702%
103.0000%	3.0606%	3.0589%	3.0567%	3.0542%	3.0477%
104.0000%	2.9435%	2.9412%	2.9383%	2.9351%	2.9265%
105.0000%	2.8276%	2.8249%	2.8213%	2.8172%	2.8066%

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Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	3.8079%	3.8081%	3.8082%	3.8085%	3.8108%
100.0000%	3.6847%	3.6847%	3.6847%	3.6846%	3.6842%
101.0000%	3.5629%	3.5627%	3.5626%	3.5622%	3.5592%
102.0000%	3.4426%	3.4422%	3.4419%	3.4412%	3.4356%
103.0000%	3.3236%	3.3231%	3.3226%	3.3216%	3.3134%
104.0000%	3.2060%	3.2053%	3.2047%	3.2033%	3.1926%
105.0000%	3.0896%	3.0888%	3.0881%	3.0864%	3.0732%
106.0000%	2.9746%	2.9736%	2.9728%	2.9707%	2.9551%
107.0000%	2.8609%	2.8597%	2.8587%	2.8564%	2.8383%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	3.6482%	3.6482%	3.6482%	3.6482%	3.6482%
100.0000%	3.4924%	3.4924%	3.4924%	3.4924%	3.4924%
101.0000%	3.3385%	3.3385%	3.3385%	3.3385%	3.3385%
102.0000%	3.1864%	3.1864%	3.1864%	3.1864%	3.1863%
103.0000%	3.0360%	3.0360%	3.0360%	3.0360%	3.0360%
104.0000%	2.8874%	2.8874%	2.8874%	2.8874%	2.8873%
105.0000%	2.7405%	2.7405%	2.7405%	2.7405%	2.7404%
106.0000%	2.5952%	2.5952%	2.5952%	2.5952%	2.5951%
107.0000%	2.4516%	2.4516%	2.4516%	2.4516%	2.4514%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
11.1500%	4.7059%	4.6533%	4.5959%	4.5125%	4.0684%
11.2000%	4.6003%	4.5475%	4.4899%	4.4063%	3.9610%
11.2500%	4.4954%	4.4424%	4.3847%	4.3008%	3.8544%
11.3000%	4.3912%	4.3381%	4.2802%	4.1960%	3.7484%
11.3500%	4.2876%	4.2344%	4.1763%	4.0920%	3.6432%
11.4000%	4.1848%	4.1314%	4.0732%	3.9886%	3.5387%
11.4500%	4.0827%	4.0291%	3.9707%	3.8859%	3.4349%
11.5000%	3.9812%	3.9275%	3.8690%	3.7839%	3.3317%
11.5500%	3.8804%	3.8266%	3.7679%	3.6826%	3.2293%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.9500%	4.6726%	4.6763%	4.6219%	4.5396%	4.1072%
9.0000%	4.5520%	4.5557%	4.5011%	4.4185%	3.9844%
9.0500%	4.4323%	4.4361%	4.3812%	4.2984%	3.8626%
9.1000%	4.3137%	4.3174%	4.2624%	4.1792%	3.7419%
9.1500%	4.1960%	4.1997%	4.1445%	4.0610%	3.6221%
9.2000%	4.0792%	4.0829%	4.0275%	3.9437%	3.5032%
9.2500%	3.9633%	3.9671%	3.9115%	3.8274%	3.3853%
9.3000%	3.8484%	3.8522%	3.7964%	3.7120%	3.2683%
9.3500%	3.7344%	3.7381%	3.6821%	3.5975%	3.1522%

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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	4.0349%	4.0349%	4.0352%	4.0356%	4.0378%
100.0000%	3.9111%	3.9111%	3.9111%	3.9110%	3.9106%
101.0000%	3.7888%	3.7888%	3.7884%	3.7879%	3.7849%
102.0000%	3.6680%	3.6680%	3.6672%	3.6662%	3.6606%
103.0000%	3.5485%	3.5485%	3.5474%	3.5459%	3.5378%
104.0000%	3.4304%	3.4304%	3.4290%	3.4270%	3.4164%
105.0000%	3.3137%	3.3137%	3.3118%	3.3094%	3.2964%
106.0000%	3.1982%	3.1982%	3.1960%	3.1931%	3.1777%
107.0000%	3.0840%	3.0840%	3.0815%	3.0782%	3.0603%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	4.2291%	4.2291%	4.2291%	4.2292%	4.2313%
100.0000%	4.1042%	4.1042%	4.1042%	4.1042%	4.1038%
101.0000%	3.9807%	3.9807%	3.9807%	3.9806%	3.9778%
102.0000%	3.8587%	3.8587%	3.8587%	3.8585%	3.8532%
103.0000%	3.7381%	3.7381%	3.7381%	3.7378%	3.7301%
104.0000%	3.6189%	3.6189%	3.6189%	3.6185%	3.6084%
105.0000%	3.5011%	3.5011%	3.5011%	3.5006%	3.4880%
106.0000%	3.3845%	3.3845%	3.3845%	3.3840%	3.3691%
107.0000%	3.2693%	3.2693%	3.2693%	3.2686%	3.2514%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.0000%	5.1122%	5.1122%	5.1122%	5.1122%	5.1251%
96.0000%	4.9786%	4.9786%	4.9786%	4.9786%	4.9887%
97.0000%	4.8467%	4.8467%	4.8467%	4.8467%	4.8541%
98.0000%	4.7163%	4.7163%	4.7163%	4.7163%	4.7211%
99.0000%	4.5876%	4.5876%	4.5876%	4.5876%	4.5897%
100.0000%	4.4604%	4.4604%	4.4604%	4.4604%	4.4600%
101.0000%	4.3348%	4.3348%	4.3348%	4.3348%	4.3317%
102.0000%	4.2106%	4.2106%	4.2106%	4.2106%	4.2050%
103.0000%	4.0879%	4.0879%	4.0879%	4.0879%	4.0798%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

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Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and, (ii) the Class V certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the

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Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

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If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, seven (7) of the Mortgaged Properties securing seven (7) Mortgage Loans representing 5.9% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the

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provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the

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Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class C certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

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Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium

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under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular

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Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the

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sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in

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higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will

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provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other

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“specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed

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in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Barclays Capital Inc.	$22,421,053	$66,989,474	$152,631,581	$319,560,000
UBS Securities LLC	$-	$-	$-	$-
Academy Securities, Inc.	$-	$-	$-	$-
Total	$22,421,053	$66,989,474	$152,631,581	$319,560,000

Underwriter	Class A-SB	Class A-S	Class X-A	Class X-B
Barclays Capital Inc.	$37,421,053	$66,320,000	$599,023,161	$110,176,843
UBS Securities LLC	$-	$-	$-	$-
Academy Securities, Inc.	$-	$-	$-	$-
Total	$37,421,053	$66,320,000	$599,023,161	$110,176,843

Underwriter	Class B	Class C
Barclays Capital Inc.	$43,856,843	$38,509,474
UBS Securities LLC	$-	$-
Academy Securities, Inc.	$-	$-
Total	$43,856,843	$38,509,474

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 112.7% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2017, before deducting expenses payable by the depositor (estimated at $5,483,099.89, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with

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reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor and mortgage loan seller and the holder of the 1166 Avenue of the Americas Companion Loans, the 1166 Avenue of the Americas mezzanine loan, one of The Summit Birmingham Companion Loans and one of the Merrill Lynch Drive Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, which is a sponsor and mortgage loan seller and the holder of a portion of the KOMO Plaza Companion Loans, the Center West Companion Loans, the Anaheim Marriott Suites Companion Loans and the Connecticut Financial Center Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Barclays; and

(2)       the payment by the depositor to UBS AG, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc. and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-206987-01)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will

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be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206987) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on

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persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc., Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts

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unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general

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account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, owns an indirect equity interest in the borrower with respect to the KOMO Plaza Mortgage Loan and The Summit Birmingham Mortgage Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories)

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may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in February 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls,

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or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the

483

ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

484

INDEX OF DEFINED TERMS

1

1166 Avenue of the Americas Co-Lender Agreement	203
1166 Avenue of the Americas Control Appraisal Period	211
1166 Avenue of the Americas Major Decision	208, 210
1166 Avenue of the Americas Mortgage Loan	202
1166 Avenue of the Americas Mortgage Loan Noteholder	202
1166 Avenue of the Americas Noteholders	203
1166 Avenue of the Americas Pari Passu Companion Loan	202
1166 Avenue of the Americas Pari Passu Companion Noteholder	202
1166 Avenue of the Americas Senior Co-Lender Agreement	203
1166 Avenue of the Americas Senior Loans	202
1166 Avenue of the Americas Senior Noteholders	202
1166 Avenue of the Americas Sequential Pay Event	203
1166 Avenue of the Americas Subordinate Companion Loan	202
1166 Avenue of the Americas Subordinate Companion Noteholder	203
1166 Avenue of the Americas Whole Loan Directing Holder	211
1166 Avenue of the Americas Whole Loan.	202
17g-5 Information Provider	313
1986 Act	465
1996 Act	446

2

2015 Budget Act	472

3

30/360 Basis	344

4

401(c) Regulations	481

A

AB Modified Loan	355
Accelerated Mezzanine Loan Lender	399
Acceptable Insurance Default	358
ACO	163, 168
Acting General Counsel’s Letter	132
Actual/360 Basis	185
Actual/360 Loans	336
ADA	448
Additional Exclusions	358
Administrative Cost Rate	293
ADR	135
Advances	331
Affirmative Asset Review Vote	392
Anaheim Marriott Suites Co-Lender Agreement	222
Anaheim Marriott Suites Companion Loans	222
Anaheim Marriott Suites Directing Holder	223
Anaheim Marriott Suites Mortgage Loan	221
Anaheim Marriott Suites Non-Controlling Noteholders	224
Anaheim Marriott Suites Whole Loan	222
Annual Debt Service	135
Anticipated Repayment Date	185
Appraisal Reduction Amount	351
Appraisal Reduction Event	351
Appraised Value	136
Appraised-Out Class	355
ARD Loan	185
Article 122A	15
Assessment of Compliance	427
Asset Representations Reviewer Asset Review Fee	350
Asset Representations Reviewer Fee	350
Asset Representations Reviewer Fee Rate	350
Asset Representations Reviewer Termination Event	396
Asset Representations Reviewer Upfront Fee	350
Asset Review	393
Asset Review Notice	392
Asset Review Quorum	392
Asset Review Report	394
Asset Review Report Summary	394
Asset Review Standard	393
Asset Review Trigger	391
Asset Review Vote Election	392
Asset Status Report	368
Assumed Final Distribution Date	301
Assumed Scheduled Payment	295
Attestation Report	427
Available Funds	287

B

BACM 2017-BNK3 Asset Representations Reviewer	226
BACM 2017-BNK3 Certificate Administrator	226
BACM 2017-BNK3 Depositor	226
BACM 2017-BNK3 Master Servicer	226

485

BACM 2017-BNK3 Operating Advisor	226
BACM 2017-BNK3 Pooling and Servicing Agreement	199, 226
BACM 2017-BNK3 PSA	414
BACM 2017-BNK3 Special Servicer	226
BACM 2017-BNK3 Trustee	226
Balloon Balance	136
Balloon or ARD LTV Ratio	139
Balloon or ARD Payment	140
Banking Act	130
Bankruptcy Code	440
Barclays	251
Barclays Data Tape	252
Barclays Mortgage Loans	252
Barclays Review Team	252
Barclays’ Qualification Criteria	253
Base Interest Fraction	299
Bayer Guarantor	182
Beds	145
Borrower Party	399
Borrower Party Affiliate	399
Breach Notice	323
BRRD	131

C

C(WUMP)O	19
Cash Flow Analysis	136
CD 2017-CD3 Controlling Class Representative	231
CD 2017-CD3 Master Servicer	230
CD 2017-CD3 Pooling and Servicing Agreement	199
CD 2017-CD3 Special Servicer	230
CD 2017-CD3 Trust	231
Center West Co-Lender Agreement	244
Center West Companion Loan	244
Center West Companion Loan Controlling Class Representative	245
Center West Companion Loan Securitization Date	244
Center West Companion Loans	244
Center West Controlling Companion Loan	243
Center West Mortgage Loan	243
Center West Note A-2 PSA	244
Center West Noteholders	244
Center West Whole Loan	244
CERCLA	445
Certificate Administrator	235
Certificate Administrator/Trustee Fee	349
Certificate Administrator/Trustee Fee Rate	349
Certificate Balance	285
Certificate Owners	316
Certificateholder	308
Certificateholder Quorum	400
Certificateholder Repurchase Request	409
Certifying Certificateholder	318
Class A Certificates	283
Class A-SB Planned Principal Balance	295
Class X Certificates	283
Clearstream	315
Clearstream Participants	317
Closing Date	135, 251
CMBS	55
Code	462
Collateral Deficiency Amount	355
Collection Account	335
Collection Period	288
Commission	167
Common Control Party	210
Communication Request	318
Companion Distribution Account	335
Companion Holder	199
Companion Holders	199
Companion Loan Rating Agency	199
Companion Loans	134
Compensating Interest Payment	302
Connecticut Financial Center Co-Lender Agreement	247
Connecticut Financial Center Companion Loan	247
Connecticut Financial Center Companion Loan Controlling Class Representative	248
Connecticut Financial Center Companion Loan Securitization Date	247
Connecticut Financial Center Companion Loans	247
Connecticut Financial Center Controlling Companion Loan	247
Connecticut Financial Center Mortgage Loan	247
Connecticut Financial Center Note A-2 PSA	247
Connecticut Financial Center Noteholders	247
Connecticut Financial Center Whole Loan	247
Constant Prepayment Rate	455
Consultation Termination Event	381
Contraction Space	174
Control Eligible Certificates	376
Control Termination Event	380
Controlling Class	376
Controlling Class Certificateholder	376
Controlling Companion Loan	199
Corrected Loan	368
CPP	455
CPR	455
CPY	455
Credit Risk Retention Rules	281
CREFC®	305
CREFC® Intellectual Property Royalty License Fee	350
CREFC® Intellectual Property Royalty License Fee Rate	351

486

CREFC® Reports	305
Cross-Over Date	291
Cumulative Appraisal Reduction Amount	354
Cure/Contest Period	394
Current Payable Annual Ground Rent	161
Custodian	272
Cut-off Date	134
Cut-off Date Balance	137
Cut-off Date Loan-to-Value Ratio	138
Cut-off Date LTV Ratio	138

D

D or @%(#)	141
D or GRTR of @% or YM(#)	141
D or YM(#)	141
D(#)	141
DBRS	426
Debt Service Coverage Ratio	138
Defaulted Loan	373
Defeasance Deposit	190
Defeasance Loans	189
Defeasance Lock-Out Period	189
Defeasance Option	189
Definitive Certificate	315
Delinquent Loan	391
Depositaries	315
Determination Date	286
Diligence File	321
Directing Certificateholder	375
Disclosable Special Servicer Fees	348
Discount Rate	300
Dispute Resolution Consultation	411
Dispute Resolution Cut-off Date	411
Distribution Accounts	335
Distribution Date	286
Distribution Date Statement	305
District Court	273
Dodd-Frank Act	115
DOL	478
Draft CRR Amendment Regulation	114
DSCR	138
DTC	315
DTC Participants	315
DTC Rules	316
Due Date	184, 288

E

EDGAR	477
Effective Gross Income	136
Eligible Asset Representations Reviewer	395
Eligible Operating Advisor	386
Enforcing Party	410
Enforcing Servicer	409
ESA	162
Escrow/Reserve Mitigating Circumstances	256
EU Risk Retention and Due Diligence Requirements	114
Euroclear	315
Euroclear Operator	317
Euroclear Participants	317
Excess Interest	286
Excess Interest Distribution Account	336
Excess Modification Fee Amount	345
Excess Modification Fees	344
Excess Prepayment Interest Shortfall	302
Exchange Act	250
Excluded Controlling Class Holder	307
Excluded Controlling Class Loan	399
Excluded Directing Certificateholder Loan	399
Excluded Information	307
Excluded Loan	400
Excluded Loan Special Servicer	401
Excluded Plan	480
Excluded Risk Retention Consultation Party Loan	399
Excluded Special Servicer Loan	400
Exemption	479
Exemption Rating Agency	479

F

FATCA	473
FDIA	129
FDIC	129, 278
Federal Court Complaint	273
FIEL	20
Final Asset Status Report	384
Final Dispute Resolution Election Notice	412
Financial Promotion Order	18
FIRREA	132
Fitch	179, 275, 426
FPO Persons	18
FSA	130, 149
FSMA	18
Funds	278

G

Gain-on-Sale Entitlement Amount	288
Gain-on-Sale Remittance Amount	288
Gain-on-Sale Reserve Account	336
Garn Act	447
GLA	139
Government Securities	187
Grantor Trust	286, 463
Ground Lease and Related Documents	11
GRTR of @% or YM(#)	142
Guarantor Control Person	186

H

High Net Worth Companies, Unincorporated Associations, Etc.	18

487

I

IDA	11
IMI Guarantor	182
Indirect Participants	315
Initial Pool Balance	134
Initial Rate	185
Initial Requesting Certificateholder	409
In-Place Cash Management	139
Insurance and Condemnation Proceeds	335
Insurance Rating Requirements	5
Intercreditor Agreement	199
Interest Accrual Amount	293
Interest Accrual Period	294
Interest Deposit Amount	336
Interest Distribution Amount	293
Interest Reserve Account	335
Interest Shortfall	293
Interested Person	374
Investor Certification	308
Investor Q&A Forum	312
Investor Registry	313

K

KOMO Plaza Co-Lender Agreement	218
KOMO Plaza Companion Loans	218
KOMO Plaza Directing Holder	219
KOMO Plaza Mortgage Loan	218
KOMO Plaza Non-Controlling Noteholders	220
KOMO Plaza Whole Loan	218

L

L(#)	141
LDP Loan	46, 169
Lennar	278
Liquidation Fee	346
Liquidation Fee Rate	346
Liquidation Proceeds	335
Loan Per Unit	139
Loan-Specific Directing Certificateholder	376
Lock-out Period	187
Loss of Value Payment	324
Lower-Tier Regular Interests	463
Lower-Tier REMIC	51, 286, 463
LTV Ratio	137
LTV Ratio at Maturity or Anticipated Repayment Date	139
LTV Ratio at Maturity or ARD	139

M

MAI	325, 14
Major Decision	210, 378
MAS	19
Master Servicer	273
Material Defect	323
Maturity Date Balloon or ARD Payment	140
Merrill Lynch Drive Co-Lender Agreement	214
Merrill Lynch Drive Companion Loans	214
Merrill Lynch Drive Directing Holder	216
Merrill Lynch Drive Mortgage Loan	214
Merrill Lynch Drive Non-Controlling Noteholders	216
Merrill Lynch Drive Whole Loan	214
Mezzanine Loan Holder	210
Midwest Industrial Portfolio Co-Lender Agreement	235
Midwest Industrial Portfolio Companion Loan	234
Midwest Industrial Portfolio Directing Holder	236
Midwest Industrial Portfolio Mortgage Loan	234
Midwest Industrial Portfolio Non-Directing Holder	237
Midwest Industrial Portfolio Whole Loan	234
MLPA	319
Modeling Assumptions	455
Modification Fees	344
Moody’s	179, 426
Morningstar	275
Mortgage	134
Mortgage File	319
Mortgage Loans	134
Mortgage Note	134
Mortgage Pool	134
Mortgage Rate	293
Mortgaged Property	134
MSC 2016-UBS12 Controlling Class Representative	240
MSC 2016-UBS12 Master Servicer	239
MSC 2016-UBS12 Pooling and Servicing Agreement	199
MSC 2016-UBS12 Special Servicer	239
MSC 2016-UBS12 Trust	240

N

Net Mortgage Rate	293
Net Operating Income	140
NFR	164
NI 33-105	21
NOI Date	140
Nonrecoverable Advance	332
Non-Serviced Certificate Administrator	199
non-serviced companion loan	43
Non-Serviced Companion Loan	199
non-serviced companion loans	43
Non-Serviced Directing Certificateholder	200
Non-Serviced Master Servicer	200
non-serviced mortgage loan	43
Non-Serviced Mortgage Loan	200
Non-Serviced PSA	200

488

Non-Serviced Special Servicer	200
Non-Serviced Trustee	200
non-serviced whole loan	43
Non-Serviced Whole Loan	200
Non-U.S. Person	473
Notional Amount	285
NOV	163
NRA	140
NRSRO	307
NRSRO Certification	309

O

O(#)	141
Occupancy As Of Date	141
Occupancy Rate	140
OEPA	163
Offered Certificates	284
OID Regulations	465
OLA	131
Operating Advisor Consulting Fee	349
Operating Advisor Expenses	350
Operating Advisor Fee	349
Operating Advisor Fee Rate	349
Operating Advisor Standard	385
Operating Advisor Termination Event	388
Ordinance	153
originators	251
Orlando Properties	46, 169
Other Indebtedness	186
Other Master Servicer	200
Other PSA	201
Ownership Severance Event	161, 186

P

P&I	275
P&I Advance	331
P&I Advance Date	331
Pads	145
Par Purchase Price	373
Pari Passu Companion Loans	134
Pari Passu Mortgage Loan	201
Park Bridge Financial	281
Participants	315
Parties in Interest	478
Pass-Through Rate	291
Patriot Act	449
PCIS Persons	18
Percentage Interest	286
Periodic Payments	287
Permitted Encumbrances	3
Permitted Investments	286, 336
Permitted Special Servicer/Affiliate Fees	348
PIPs	164
Plans	477
Pooling and Servicing Agreement	1
PPA	275
PRC	18
Preliminary Dispute Resolution Election Notice	411
Prepayment Assumption	467
Prepayment Interest Excess	301
Prepayment Interest Shortfall	301
Prepayment Premium	300
Prepayment Provisions	141
Primary Owner	168
Prime Rate	129, 334
Principal Balance Certificates	284
Principal Distribution Amount	294
Principal Shortfall	295
Privileged Information	387
Privileged Information Exception	387
Privileged Person	307
Professional Investors	19
Prohibited Prepayment	302
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	410
Proposed Course of Action Notice	410
Prospectus	19
Prospectus Directive	17
PSA	283
PSA Party Repurchase Request	410
PTCE	480
Purchase Price	209, 325

Q

Qualified Investor	17
Qualified Investors	17
Qualified Replacement Special Servicer	401
Qualified Substitute Mortgage Loan	325
Qualifying CRE Loan Percentage	282

R

RAC No-Response Scenario	425
Rated Final Distribution Date	301
Rating Agencies	426
Rating Agency Confirmation	426
RCM	278
REA	64
Realized Loss	304
REC	162
Record Date	286
Registration Statement	477
Regular Certificates	284
Regular Interestholder	465
Regular Interests	463
Regulation AB	428
Reimbursement Rate	334
Related Proceeds	333
Release Date	190

489

Relevant Member State	16
Relevant Persons	18
Relief Act	448
Remaining Term to Maturity or ARD	142
REMIC	463
REMIC Regulations	462
REO Account	336
REO Loan	296
REO Property	367
Repurchase Request	410
Requesting Certificateholder	411
Requesting Holders	356
Requesting Investor	318
Requesting Party	425
Required Credit Risk Retention Percentage	282
Requirements	449
Residual Certificates	284
Resolution Authorities	131
Resolution Failure	410
Resolved	410
Restricted Group	479
Restricted Party	388
Retaining Sponsor	282
Review Materials	392
Revised Rate	185
RevPAR	142
Rialto	277
Rialto Mortgage	263
Rialto Mortgage Data Tape	268
Rialto Mortgage Loans	263
Rialto Mortgage Review Team	267
Rialto Qualification Criteria	269
Risk Retention Consultation Party	398
RMBS	272
Rooms	145
Routine Disbursements	363
RRI Interest	282
Rule 17g-5	309

S

S&P	179, 275
Scheduled Principal Distribution Amount	294
Seasonality Shortfall	152
SEC	250
Securities Act	427
Securitization Accounts	283, 336
Securitization Framework	114
Securitization Regulation	114
Seller	164
Senior Certificates	283
serviced companion loan	42
Serviced Companion Loan	201
Serviced Mortgage Loan	201
Serviced Pari Passu Companion Loan	201
Serviced Pari Passu Companion Loan Securities	404
Serviced Pari Passu Mortgage Loan	201
Serviced Subordinate Companion Loan	201
serviced whole loan	42
Serviced Whole Loan	201
Servicer Termination Event	403
Servicing Advances	331
Servicing Fee	342
Servicing Fee Rate	342
Servicing Shift Mortgage Loan	201
Servicing Shift PSA	201
Servicing Shift Securitization Date	201
Servicing Shift Whole Loan	201
Servicing Standard	329
Servicing Transfer Event	209
Sewer Construction Work	163
SF	142
SFA	20
SFO	19
Similar Law	478
SMMEA	481
Special Servicer Decision	363
Special Servicing Fee	345
Special Servicing Fee Rate	345
Specially Serviced Loans	365
Sq. Ft.	142
Square Feet	142
SRB	131
SSDS	162
SSM	131
Standard Qualifications	1
Startup Day	463
State Court Complaint	273
State Farm	165, 179
State Farm Data Center Co-Lender Agreement	230
State Farm Data Center Companion Loan	230
State Farm Data Center Mortgage Loan	230
State Farm Data Center Whole Loan	230
State Farm Major Tenant	185
Stated Principal Balance	295
Structured Product	19
Subordinate Certificates	283
Subordinate Companion Loan	134, 201
Sub-Servicing Agreement	330

T

T-12	142
tax matters persons	472
Term to Maturity	142
Terms and Conditions	317
Terrorism Insurance Program	83
Tests	393
The Summit Birmingham Co-Lender Agreement	226

490

The Summit Birmingham Companion Loans	226
The Summit Birmingham Controlling Pari Passu Companion Loan	226
The Summit Birmingham Mortgage Loan	225
The Summit Birmingham Non-Controlling Noteholder	227
The Summit Birmingham Whole Loan	226
Threshold Event Collateral	212
Title IV Financial Aid	60
Title Policy	3
Title V	448
TMPs	472
Total Operating Expenses	136
Transferred Property	186
TRIPRA	83
Trust	270
Trust REMICs	286, 463
TTM	142

U

U.S. Person	473
U/W DSCR	138
U/W Expenses	142
U/W NCF	142
U/W NCF Debt Yield	144
U/W NCF DSCR	138
U/W NOI	144
U/W NOI Debt Yield	145
U/W NOI DSCR	145
U/W Revenues	145
UBS AG, New York Branch	22, 257
UBS AG, New York Branch Data Tape	259
UBS AG, New York Branch Deal Team	258
UBS AG, New York Branch Mortgage Loans	258
UBS Qualification Criteria	260
UBSRES	257
UCC	436
UK Bank	130
UK Treasury	130
Underwriter Entities	103
Underwriting Agreement	475
Underwritten Debt Service Coverage Ratio	138
Underwritten Expenses	142
Underwritten NCF	142
Underwritten NCF Debt Yield	144
Underwritten Net Cash Flow	142
Underwritten Net Cash Flow Debt Service Coverage Ratio	138
Underwritten Net Operating Income	144
Underwritten Net Operating Income Debt Service Coverage Ratio	145
Underwritten NOI	144
Underwritten NOI Debt Yield	145
Underwritten Revenues	145
Uniform Standards of Professional Appraisal Practice	261, 14
Units	145
Unscheduled Principal Distribution Amount	294
Unsolicited Information	393
UPB	275
Upper-Tier REMIC	51, 286, 463

V

Volcker Rule	115
Voting Rights	314

W

WAC Rate	292
Wachovia	274
Weighted Average Mortgage Rate	145
weighted averages	146
Wells Fargo	273
WFCM 2016-C37 Directing Certificateholder	237
WFCM 2016-C37 Master Servicer	235
WFCM 2016-C37 Pooling and Servicing Agreement	201
WFCM 2016-C37 Special Servicer	235
WFCM 2016-C37 Trustee	235
Whole Loan	134
Withheld Amounts	336
Wolfchase Galleria Co-Lender Agreement	239
Wolfchase Galleria Companion Loans	239
Wolfchase Galleria Mortgage Loan	239
Wolfchase Galleria Whole Loan	239
Workout Fee	345
Workout Fee Rate	345
Workout-Delayed Reimbursement Amount	334
WTNA	270
WWTP	163

Y

Yield Maintenance Charge	300
YM(#)	141

491

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type	Property Sub-type	Year Built	Year Renovated	Units(2)	Unit of Measure	Occupancy %(2)(3)	Occupancy Date
1	RMF	RMF	1	Alhambra Towers	121 Alhambra Plaza	Coral Gables	FL	33134	Office	CBD	2002		174,250	Square Feet	96.3%	09/30/2016
2	Barclays	Barclays	1	1166 Avenue of the Americas	1166 Avenue of the Americas	New York	NY	10036	Office	CBD	1974		195,375	Square Feet	91.5%	01/24/2017
3	Barclays	Barclays	1	1000 Denny Way	1000 Denny Way	Seattle	WA	98109	Office	CBD	1929, 1965	2016	262,565	Square Feet	92.1%	02/01/2017
4	Barclays/BANA	Barclays	1	The Summit Birmingham	214 Summit Boulevard	Birmingham	AL	35243	Retail	Lifestyle Center	1997, 2000, 2001, 2009		681,245	Square Feet	98.5%	12/14/2016
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	1300, 1350, and 1400 Merrill Lynch Drive	Hopewell	NJ	08534	Office	Suburban	2001		553,841	Square Feet	100.0%	02/06/2017
6	RMF	RMF	1	Orlando Central	3319 Maguire Boulevard	Orlando	FL	32803	Office	Suburban	1966-1980	2016	637,380	Square Feet	77.0%	01/27/2017
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	100-140 4th Avenue North	Seattle	WA	98109	Mixed Use	Office/Data Center/Retail	2000	2007	291,151	Square Feet	91.1%	09/30/2016
8	UBS AG	UBS AG	1	Center West	10877 Wilshire Boulevard	Los Angeles	CA	90024	Office	CBD	1985-1990		349,298	Square Feet	57.1%	11/02/2016
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	12015 Harbor Boulevard	Garden Grove	CA	92840	Hotel	Full Service	2002	2016	371	Rooms	88.2%	12/31/2016
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	222 South Caldwell Street	Charlotte	NC	28202	Hotel	Full Service	2013		172	Rooms	80.4%	12/31/2016
11	DBNY	UBS AG	1	State Farm Data Center	24400 West Valley Parkway	Olathe	KS	66061	Office	Data Center	2016		193,953	Square Feet	100.0%	02/06/2017
12	UBS AG	UBS AG	1	Connecticut Financial Center	157 Church Street	New Haven	CT	06510	Office	CBD	1990		470,251	Square Feet	84.1%	01/01/2017
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	26030 Base Line Street	San Bernardino	CA	92410	Multifamily	Garden	1986		220	Units	91.4%	11/30/2016
14	Barclays	Barclays	1	Boardwalk-Park Place	7230-7280 8th Street	Buena Park	CA	90621	Multifamily	Garden	1959		99	Units	99.0%	11/20/2016
15	UBS AG	UBS AG	1	Sunnymead Towne Center	24757, 24775, 24825, 24831, 24853, 24875, 24891 Alessandro Boulevard & 14055 Perris Boulevard	Moreno Valley	CA	92553	Retail	Anchored	1975	2006	161,793	Square Feet	93.3%	12/06/2016
16	Barclays	Barclays	1	Gateway Plaza at Meridian	9800 South Meridian Boulevard	Englewood	CO	80112	Office	Suburban	1994	2008	138,598	Square Feet	95.7%	11/30/2016
17	Barclays	Barclays	1	South Towne Plaza	3100 Oakland Avenue	Indiana	PA	15701	Retail	Anchored	1995		243,705	Square Feet	98.0%	11/07/2016
18	RMF	RMF	1	West Sahara Promenade	8125-8175 West Sahara Avenue	Las Vegas	NV	89117	Retail	Anchored	1999		87,616	Square Feet	94.7%	12/02/2016
19	Barclays	Barclays	11	Midwest Industrial Portfolio	Various	Various	Various	Various	Industrial	Various	Various	Various	1,255,014	Square Feet	89.8%	11/15/2016
19.01	Barclays	Barclays	1	3701 West 128th Place	3701 West 128th Place	Alsip	IL	60803	Industrial	Warehouse	1975	1995	217,500	Square Feet	100.0%	11/15/2016
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court	3801-3831 Hawthorne Court	Waukegan	IL	60087	Industrial	Warehouse	1974		194,708	Square Feet	78.6%	11/15/2016
19.03	Barclays	Barclays	1	6601-6669 West Mill Road	6601-6669 West Mill Road	Milwaukee	WI	53218	Industrial	Flex	1987		126,335	Square Feet	66.6%	11/15/2016
19.04	Barclays	Barclays	1	8301 West Parkland Court	8301 West Parkland Court	Milwaukee	WI	53223	Industrial	Warehouse	1981		119,000	Square Feet	100.0%	11/15/2016
19.05	Barclays	Barclays	1	1602 Corporate Drive	1602 Corporate Drive	Warrensburg	MO	64093	Industrial	Warehouse	1998		107,228	Square Feet	100.0%	11/15/2016
19.06	Barclays	Barclays	1	8585 South 77th Avenue	8585 South 77th Avenue	Bridgeview	IL	60455	Industrial	Warehouse	1959		75,000	Square Feet	100.0%	11/15/2016
19.07	Barclays	Barclays	1	999 Raymond Street	999 Raymond Street	Elgin	IL	60120	Industrial	Warehouse	1972		87,075	Square Feet	100.0%	11/15/2016
19.08	Barclays	Barclays	1	4081 Ryan Road	4081 Ryan Road	Gurnee	IL	60031	Industrial	Flex	1995		75,000	Square Feet	70.2%	11/15/2016
19.09	Barclays	Barclays	1	461 North Third Avenue	461 North Third Avenue	Des Plaines	IL	60016	Industrial	Warehouse	1967		79,322	Square Feet	100.0%	11/15/2016
19.10	Barclays	Barclays	1	12550 Lombard Lane	12550 South Lombard Lane	Alsip	IL	60803	Industrial	Warehouse	1963		54,308	Square Feet	100.0%	11/15/2016
19.11	Barclays	Barclays	1	2000 South 25th Avenue	2000 South 25th Avenue	Broadview	IL	60155	Industrial	Warehouse	1956		119,538	Square Feet	82.2%	11/15/2016
20	Barclays	Barclays	1	Seaport Storage Center	1703 & 1711 East Bayshore Road	Redwood City	CA	94063	Self Storage	Self Storage	2008		765	Units	95.4%	11/21/2016
21	Barclays	Barclays	1	Westshore Plaza	1707 & 2035 East Sherman Boulevard	Muskegon	MI	49444	Retail	Anchored	1994-1995	2000	247,222	Square Feet	100.0%	11/07/2016
22	UBS AG	UBS AG	1	Lakewood Village	767 Barrys Way	Huffman	TX	77336	Manufactured Housing	Manufactured Housing	1999		237	Pads	94.1%	11/01/2016
23	RMF	RMF	2	New Bern Hotel Portfolio	Various	New Bern	NC	28562	Hotel	Limited Service	Various	Various	210	Rooms	67.5%	12/31/2016
23.01	RMF	RMF	1	Hampton Inn New Bern	200 Hotel Drive	New Bern	NC	28562	Hotel	Limited Service	1993	2013	101	Rooms	71.0%	12/31/2016
23.02	RMF	RMF	1	Springhill Suites by Marriott	300 Hotel Drive	New Bern	NC	28562	Hotel	Limited Service	2009		109	Rooms	64.3%	12/31/2016
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	5800 College Boulevard	Overland Park	KS	66211	Hotel	Limited Service	2002	2015	125	Rooms	73.3%	11/30/2016
25	RMF	RMF	1	Dogwood Station	2301 North Rolling Road	Baltimore	MD	21244	Retail	Anchored	1991	2016	85,588	Square Feet	94.2%	12/31/2016
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	10151 Enterprise Center Boulevard	Boynton Beach	FL	33437	Office	Medical	2007		50,684	Square Feet	93.2%	12/12/2016
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	4155 Southwest 40th Boulevard	Gainesville	FL	32608	Hotel	Limited Service	2007	2015	126	Rooms	79.2%	11/30/2016
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	2760 North Germantown Parkway	Memphis	TN	38133	Retail	Super Regional Mall	1997		391,862	Square Feet	90.1%	09/28/2016
29	Barclays	Barclays	1	Franklin Village Shopping Center	1 Franklin Village Mall	Kittanning	PA	16201	Retail	Anchored	1982		151,679	Square Feet	100.0%	09/12/2016
30	RMF	RMF	1	Folsom Town Center	850 East Bidwell Street	Folsom	CA	95630	Retail	Anchored	2003		43,216	Square Feet	93.1%	10/13/2016
31	RMF	RMF	1	Santa Monica Retail Center	11058 Santa Monica Boulevard & 1716 South Bentley Avenue	Los Angeles	CA	90025	Retail	Unanchored	1980		10,622	Square Feet	100.0%	11/22/2016
32	UBS AG	UBS AG	1	LA Fitness - Montclair	9385 Monte Vista Avenue	Montclair	CA	91763	Retail	Single Tenant	1981	2005	46,701	Square Feet	100.0%	02/06/2017
33	RMF	RMF	1	Rock Springs	9000 Town Park Drive	Houston	TX	77036	Multifamily	Garden	1976		256	Units	98.0%	12/01/2016
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	Various	Memphis	TN	Various	Hotel	Limited Service	Various		242	Rooms	85.3%	12/31/2016
34.01	UBS AG	UBS AG	1	Value Place - Riverdale	7060 Riverdale Bend Road	Memphis	TN	38125	Hotel	Limited Service	2006		121	Rooms	81.3%	12/31/2016
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks	5787 Shelby Oaks Drive	Memphis	TN	38134	Hotel	Limited Service	2007		121	Rooms	89.3%	12/31/2016
35	RMF	RMF	1	Hampton Inn Bowling Green	142 Campbell Hill Road	Bowling Green	OH	43402	Hotel	Limited Service	2003	2016	82	Rooms	80.5%	12/31/2016
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	3620 West 102nd Street	Inglewood	CA	90303	Multifamily	Garden	1965		61	Units	100.0%	11/30/2016
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	10713 White Rock Road	Rancho Cordova	CA	95670	Hotel	Limited Service	1990	2014	105	Rooms	68.4%	11/30/2016
38	RMF	RMF	4	Reisinger MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various		561	Pads	81.5%	12/01/2016
38.01	RMF	RMF	1	Monticello	5943 North West Shafer Drive, 5196 East Lake Road 65 West, 4251 East Lake Road 41 East	Monticello	IN	47960	Manufactured Housing	Manufactured Housing	1928, 1948		316	Pads	86.7%	12/01/2016
38.02	RMF	RMF	1	Hickory Village	317 Turner Road	Gastonia	NC	28056	Manufactured Housing	Manufactured Housing	1972		78	Pads	93.6%	12/01/2016
38.03	RMF	RMF	1	Swan Lake	4319 Swan Lake Drive	Allegan	MI	49010	Manufactured Housing	Manufactured Housing	1965		47	Pads	95.7%	12/01/2016
38.04	RMF	RMF	1	Hi-View Estates MHC	2730 State Route 222	Bethel	OH	45106	Manufactured Housing	Manufactured Housing	1978		120	Pads	54.2%	12/01/2016
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	201 Mall Drive South	Lansing	MI	48917	Multifamily	Senior	1988		114	Units	90.4%	10/01/2016
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	1509 East Wells Branch Parkway	Pflugerville	TX	78660	Retail	Single Tenant	2010		14,820	Square Feet	100.0%	02/06/2017
41	UBS AG	UBS AG	1	Stow-A-Way	1519 West Lugonia Avenue	Redlands	CA	92374	Self Storage	Self Storage	1979		814	Units	84.0%	12/15/2016
42	UBS AG	UBS AG	1	National City Self Storage	430 West 30th Street	National City	CA	91950	Self Storage	Self Storage	1985		1,020	Units	84.5%	11/16/2016
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	310 Greymont Avenue	Jackson	MS	39202	Hotel	Limited Service	1989	2014	108	Rooms	65.0%	11/30/2016
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	8230 North Church Road	Kansas City	MO	64158	Hotel	Limited Service	2000	2012	71	Rooms	79.3%	11/30/2016
45	RMF	RMF	1	Sagamore at 26 Shopping Center	311 Sagamore Parkway North	Lafayette	IN	47904	Retail	Anchored	1972		97,904	Square Feet	81.9%	01/09/2017
46	RMF	RMF	1	Richland Self Storage	3809 Richland Avenue West	Aiken	SC	29801	Self Storage	Self Storage	2014		532	Units	93.4%	10/10/2016
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	2511 East Montgomery Place	Wichita Falls	TX	76308	Hotel	Limited Service	2014		80	Rooms	76.3%	11/30/2016
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	1436 South 6th Street	MacClenny	FL	32063	Retail	Single Tenant	1977	1995	59,611	Square Feet	100.0%	02/06/2017
49	RMF	RMF	1	Taft Hills Plaza	1008-1092 West Kern Street	Taft	CA	93268	Retail	Anchored	1985		69,419	Square Feet	83.3%	11/04/2016
50	RMF	RMF	1	Oak Hill Estates MHC	5965 Harrisburg Georgesville Road	Grove City	OH	43123	Manufactured Housing	Manufactured Housing	1981		249	Pads	89.2%	01/05/2017
51	Barclays	Barclays	1	North Pointe - Rayen	14625 Rayen Street	Panorama City	CA	91402	Multifamily	Garden	1965		48	Units	97.9%	11/20/2016
52	UBS AG	UBS AG	1	Washington Place Shopping Center	10105-10263 East Washington Street	Indianapolis	IN	46229	Retail	Anchored	1987		102,573	Square Feet	85.4%	01/18/2017
53	UBS AG	UBS AG	1	3801-3807 Broadway	3801-3807 Broadway	New York	NY	10032	Retail	Unanchored	1920		13,615	Square Feet	94.9%	12/01/2016
54	RMF	RMF	1	Viera Self Storage	5900 US Highway 1	Rockledge	FL	32955	Self Storage	Self Storage	2006		338	Units	100.0%	10/10/2016
55	Barclays	Barclays	1	Indian Creek Villas	851 Tucker Road	Tehachapi	CA	93561	Multifamily	Garden	1987		72	Units	97.2%	11/20/2016
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	Various	Various	Various	Various	Retail	Shadow Anchored	Various		25,121	Square Feet	100.0%	09/16/2016
56.01	RMF	RMF	1	Ocean Springs	3921 Bienville Boulevard	Ocean Springs	MS	39564	Retail	Shadow Anchored	2002		14,321	Square Feet	100.0%	09/16/2016
56.02	RMF	RMF	1	Andalusia	1970 DR M L K Junior Expressway	Andalusia	AL	36420	Retail	Shadow Anchored	2008		10,800	Square Feet	100.0%	09/16/2016
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	Various	Various	MI	Various	Manufactured Housing	Manufactured Housing	1975		150	Pads	80.0%	01/01/2017
57.01	RMF	RMF	1	Maple Hill MHC	100 Maple Hill	Hartford	MI	49057	Manufactured Housing	Manufactured Housing	1975		90	Pads	84.4%	01/01/2017
57.02	RMF	RMF	1	Lawrence MHC	175 Corwin Road	Lawrence	MI	49064	Manufactured Housing	Manufactured Housing	1975		60	Pads	73.3%	01/01/2017
58	RMF	RMF	1	Houston Self Storage	315 Wynne Street	Houston	TX	77009	Self Storage	Self Storage	1972		255	Units	93.7%	11/10/2016

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Appraised Value ($)(4)	Appraisal Date	Crossed Loan(5)	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(4)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(4)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Last IO Payment Date	First P&I Payment Date
1	RMF	RMF	1	Alhambra Towers	93,000,000	10/12/2016	No	61,000,000	61,000,000	350	7.1%	65.6%	61,000,000	65.6%	5.02000	0.01544	5.00456	Actual/360	258,727.55	3,104,730.56	11/15/2016	01/06/2017
2	Barclays	Barclays	1	1166 Avenue of the Americas	225,000,000	01/01/2017	No	56,250,000	56,250,000	435	6.6%	37.8%	56,250,000	37.8%	5.27880	0.01633	5.26247	Actual/360	250,880.47	3,010,565.64	01/11/2017	03/06/2017
3	Barclays	Barclays	1	1000 Denny Way	108,000,000	12/19/2016	No	56,000,000	56,000,000	213	6.5%	51.9%	56,000,000	51.9%	5.10700	0.01544	5.09156	Actual/360	241,636.76	2,899,641.12	01/24/2017	03/06/2017
4	Barclays/BANA	Barclays	1	The Summit Birmingham	383,000,000	11/07/2016	No	50,000,000	50,000,000	305	5.8%	54.3%	50,000,000	54.3%	4.76200	0.01339	4.74861	Actual/360	201,172.45	2,414,069.40	12/20/2016	02/01/2017
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	153,000,000	01/03/2017	No	41,500,000	41,500,000	187	4.8%	67.7%	41,500,000	67.7%	3.93000	0.01664	3.91336	Actual/360	137,800.17	1,653,602.04	01/31/2017	03/06/2017
6	RMF	RMF	1	Orlando Central	62,700,000	11/01/2016	No	38,250,000	38,250,000	60	4.5%	61.0%	34,235,929	54.6%	5.52000	0.01544	5.50456	Actual/360	217,659.51	2,611,914.12	12/22/2016	02/06/2017	01/06/2020	02/06/2020
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	278,000,000	10/26/2016	No	37,000,000	37,000,000	477	4.3%	50.0%	37,000,000	50.0%	4.29930	0.01679	4.28251	Actual/360	134,402.89	1,612,834.63	12/20/2016	02/06/2017
8	UBS AG	UBS AG	1	Center West	209,000,000	10/20/2016	No	30,000,000	30,000,000	229	3.5%	38.3%	30,000,000	38.3%	4.43500	0.01339	4.42161	Actual/360	112,414.93	1,348,979.17	12/06/2016	01/06/2017
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	83,000,000	12/05/2016	No	30,000,000	30,000,000	145,553	3.5%	65.1%	27,826,648	60.3%	5.39520	0.01687	5.37833	Actual/360	168,369.36	2,020,432.33	01/27/2017	03/06/2017	02/06/2022	03/06/2022
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	42,000,000	12/13/2016	No	27,000,000	27,000,000	156,977	3.2%	64.3%	22,548,942	53.7%	5.50300	0.03294	5.47006	Actual/360	153,353.85	1,840,246.20	01/31/2017	03/06/2017
11	DBNY	UBS AG	1	State Farm Data Center	128,000,000	10/20/2016	No	25,000,000	25,000,000	412	2.9%	62.5%	25,000,000	62.5%	4.64000	0.01339	4.62661	Actual/360	98,009.26	1,176,111.12	01/11/2017	03/06/2017
12	UBS AG	UBS AG	1	Connecticut Financial Center	70,000,000	12/27/2016	No	22,750,000	22,750,000	97	2.7%	65.0%	18,574,304	53.1%	4.79750	0.01339	4.78411	Actual/360	119,326.99	1,431,923.88	01/31/2017	03/06/2017
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	17,060,000	04/28/2016	Yes	11,170,000	11,126,475	68,291	1.3%	64.5%	8,957,203	51.9%	4.26910	0.01544	4.25366	Actual/360	55,074.66	660,895.92	10/11/2016	12/06/2016
14	Barclays	Barclays	1	Boardwalk-Park Place	16,740,000	04/21/2016	Yes	10,700,000	10,658,307	68,291	1.2%	64.5%	8,580,311	51.9%	4.26910	0.01544	4.25366	Actual/360	52,757.28	633,087.36	10/11/2016	12/06/2016
15	UBS AG	UBS AG	1	Sunnymead Towne Center	26,400,000	12/13/2016	No	18,000,000	17,981,310	111	2.1%	68.1%	14,842,789	56.2%	5.09800	0.01544	5.08256	Actual/360	97,708.84	1,172,506.08	01/04/2017	02/06/2017
16	Barclays	Barclays	1	Gateway Plaza at Meridian	23,600,000	12/12/2016	No	17,050,000	17,050,000	123	2.0%	72.2%	15,051,450	63.8%	4.87300	0.01544	4.85756	Actual/360	90,209.31	1,082,511.72	12/21/2016	02/06/2017	01/06/2020	02/06/2020
17	Barclays	Barclays	1	South Towne Plaza	23,500,000	11/19/2016	No	16,100,000	16,100,000	66	1.9%	68.5%	14,881,006	63.3%	5.15100	0.01544	5.13556	Actual/360	87,920.14	1,055,041.68	12/12/2016	02/06/2017	01/06/2022	02/06/2022
18	RMF	RMF	1	West Sahara Promenade	22,400,000	02/16/2017	No	15,500,000	15,486,983	177	1.8%	69.1%	13,122,165	58.6%	5.95000	0.01544	5.93456	Actual/360	92,432.66	1,109,191.92	12/16/2016	02/06/2017
19	Barclays	Barclays	11	Midwest Industrial Portfolio	53,990,000	Various	No	15,400,000	15,400,000	31	1.8%	71.3%	14,150,786	65.5%	4.76300	0.01339	4.74961	Actual/360	80,454.40	965,452.85	11/21/2016	01/06/2017	12/06/2021	01/06/2022
19.01	Barclays	Barclays	1	3701 West 128th Place	8,900,000	09/13/2016		2,780,000	2,780,000	31	0.3%	71.3%	2,554,493	65.5%	4.76300
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court	8,700,000	09/12/2016		2,420,000	2,420,000	31	0.3%	71.3%	2,223,695	65.5%	4.76300
19.03	Barclays	Barclays	1	6601-6669 West Mill Road	6,870,000	09/12/2016		2,080,000	2,080,000	31	0.2%	71.3%	1,911,275	65.5%	4.76300
19.04	Barclays	Barclays	1	8301 West Parkland Court	6,020,000	09/12/2016		1,800,000	1,800,000	31	0.2%	71.3%	1,653,988	65.5%	4.76300
19.05	Barclays	Barclays	1	1602 Corporate Drive	4,700,000	09/14/2016		1,420,000	1,420,000	31	0.2%	71.3%	1,304,813	65.5%	4.76300
19.06	Barclays	Barclays	1	8585 South 77th Avenue	3,500,000	09/13/2016		1,020,000	1,020,000	31	0.1%	71.3%	937,260	65.5%	4.76300
19.07	Barclays	Barclays	1	999 Raymond Street	3,170,000	09/12/2016		980,000	980,000	31	0.1%	71.3%	900,505	65.5%	4.76300
19.08	Barclays	Barclays	1	4081 Ryan Road	4,100,000	09/20/2016		920,000	920,000	31	0.1%	71.3%	845,372	65.5%	4.76300
19.09	Barclays	Barclays	1	461 North Third Avenue	2,730,000	09/12/2016		760,000	760,000	31	0.1%	71.3%	698,350	65.5%	4.76300
19.10	Barclays	Barclays	1	12550 Lombard Lane	2,400,000	09/13/2016		720,000	720,000	31	0.1%	71.3%	661,595	65.5%	4.76300
19.11	Barclays	Barclays	1	2000 South 25th Avenue	2,900,000	09/13/2016		500,000	500,000	31	0.1%	71.3%	459,441	65.5%	4.76300
20	Barclays	Barclays	1	Seaport Storage Center	27,100,000	11/30/2016	No	15,250,000	15,250,000	19,935	1.8%	56.3%	15,250,000	56.3%	5.08200	0.04544	5.03656	Actual/360	65,480.75	785,769.00	12/14/2016	02/06/2017
21	Barclays	Barclays	1	Westshore Plaza	21,360,000	11/16/2016	No	14,700,000	14,700,000	59	1.7%	68.8%	14,700,000	68.8%	5.25100	0.01544	5.23556	Actual/360	65,218.15	782,617.80	12/12/2016	02/06/2017
22	UBS AG	UBS AG	1	Lakewood Village	19,700,000	08/31/2016	No	13,500,000	13,464,395	56,812	1.6%	68.3%	12,176,414	61.8%	5.84500	0.01544	5.82956	Actual/360	85,706.09	1,028,473.08	12/01/2016	01/06/2017
23	RMF	RMF	2	New Bern Hotel Portfolio	20,500,000	Various	No	12,850,000	12,839,265	61,139	1.5%	62.6%	10,885,120	53.1%	5.97000	0.01544	5.95456	Actual/360	76,794.57	921,534.84	12/22/2016	02/06/2017
23.01	RMF	RMF	1	Hampton Inn New Bern	10,000,000	10/03/2016		6,600,000	6,594,486	61,139	0.8%	62.6%	5,590,801	53.1%	5.97000
23.02	RMF	RMF	1	Springhill Suites by Marriott	10,500,000	11/01/2017		6,250,000	6,244,779	61,139	0.7%	62.6%	5,294,319	53.1%	5.97000
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	18,200,000	11/22/2016	No	12,000,000	12,000,000	96,000	1.4%	65.9%	9,904,569	54.4%	5.13000	0.01544	5.11456	Actual/360	65,375.36	784,504.32	01/17/2017	03/06/2017
25	RMF	RMF	1	Dogwood Station	17,400,000	11/17/2016	No	12,000,000	12,000,000	140	1.4%	69.0%	10,710,149	61.6%	5.38000	0.01544	5.36456	Actual/360	67,233.96	806,807.52	12/06/2016	01/06/2017	12/06/2019	01/06/2020
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	15,700,000	12/14/2016	No	11,500,000	11,500,000	227	1.3%	73.2%	10,199,648	65.0%	5.08700	0.01544	5.07156	Actual/360	62,347.39	748,168.68	01/05/2017	02/06/2017	01/06/2020	02/06/2020
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	15,600,000	12/01/2016	No	10,250,000	10,250,000	81,349	1.2%	65.7%	8,521,980	54.6%	5.35920	0.01544	5.34376	Actual/360	57,296.13	687,553.56	01/31/2017	03/06/2017
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	254,000,000	09/26/2016	No	10,000,000	9,960,046	419	1.2%	64.7%	7,984,152	51.9%	4.14600	0.01339	4.13261	Actual/360	48,587.06	583,044.72	10/26/2016	12/01/2016
29	Barclays	Barclays	1	Franklin Village Shopping Center	13,500,000	10/14/2016	No	8,515,000	8,515,000	56	1.0%	63.1%	7,526,031	55.7%	4.92800	0.01544	4.91256	Actual/360	45,336.41	544,036.92	12/12/2016	02/06/2017	01/06/2020	02/06/2020
30	RMF	RMF	1	Folsom Town Center	12,500,000	11/28/2016	No	8,250,000	8,241,539	191	1.0%	65.9%	6,814,345	54.5%	5.15000	0.01544	5.13456	Actual/360	45,047.16	540,565.92	12/29/2016	02/06/2017
31	RMF	RMF	1	Santa Monica Retail Center	14,600,000	10/28/2016	No	8,100,000	8,100,000	763	0.9%	55.5%	7,514,248	51.5%	5.40000	0.01544	5.38456	Actual/360	45,483.99	545,807.88	12/01/2016	01/06/2017	12/06/2021	01/06/2022
32	UBS AG	UBS AG	1	LA Fitness - Montclair	14,800,000	11/26/2016	No	7,700,000	7,700,000	165	0.9%	52.0%	6,969,370	47.1%	5.06350	0.01544	5.04806	Actual/360	41,634.61	499,615.32	01/30/2017	03/06/2017	02/06/2021	03/06/2021
33	RMF	RMF	1	Rock Springs	11,450,000	12/28/2016	No	7,650,000	7,650,000	29,883	0.9%	66.8%	6,338,418	55.4%	5.25000	0.01544	5.23456	Actual/360	42,243.58	506,922.96	01/17/2017	03/06/2017
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	11,800,000	10/10/2016	No	7,500,000	7,500,000	30,992	0.9%	63.6%	5,846,798	49.5%	6.21350	0.01544	6.19806	Actual/360	49,306.12	591,673.44	01/19/2017	03/06/2017
34.01	UBS AG	UBS AG	1	Value Place - Riverdale	5,800,000	10/10/2016		3,759,059	3,759,059	30,992	0.4%	63.6%	2,930,461	49.5%	6.21350
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks	6,000,000	10/10/2016		3,740,941	3,740,941	30,992	0.4%	63.6%	2,916,337	49.5%	6.21350
35	RMF	RMF	1	Hampton Inn Bowling Green	10,500,000	08/23/2016	No	7,300,000	7,300,000	89,024	0.9%	69.5%	6,124,128	58.3%	5.65000	0.01544	5.63456	Actual/360	42,138.21	505,658.52	01/27/2017	03/06/2017
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	11,400,000	05/03/2016	No	7,100,000	7,072,334	115,940	0.8%	62.0%	5,693,477	49.9%	4.26910	0.01544	4.25366	Actual/360	35,007.17	420,086.04	10/11/2016	12/06/2016
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	11,000,000	12/27/2016	No	7,000,000	7,000,000	66,667	0.8%	63.6%	5,340,464	48.5%	5.57670	0.01544	5.56126	Actual/360	43,307.35	519,688.20	01/30/2017	03/06/2017
38	RMF	RMF	4	Reisinger MHC Portfolio	10,090,000	Various	No	7,000,000	7,000,000	12,478	0.8%	69.4%	6,518,045	64.6%	5.67000	0.01544	5.65456	Actual/360	40,495.05	485,940.60	01/27/2017	03/06/2017
38.01	RMF	RMF	1	Monticello	4,720,000	10/06/2016		3,540,000	3,540,000	12,478	0.4%	69.4%	3,296,269	64.6%	5.67000
38.02	RMF	RMF	1	Hickory Village	1,950,000	09/30/2016		1,390,000	1,390,000	12,478	0.2%	69.4%	1,294,298	64.6%	5.67000
38.03	RMF	RMF	1	Swan Lake	1,690,000	10/06/2016		1,230,000	1,230,000	12,478	0.1%	69.4%	1,145,314	64.6%	5.67000
38.04	RMF	RMF	1	Hi-View Estates MHC	1,730,000	10/17/2016		840,000	840,000	12,478	0.1%	69.4%	782,165	64.6%	5.67000
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	14,390,000	10/04/2016	No	7,000,000	6,979,964	61,228	0.8%	48.5%	5,311,130	36.9%	5.41300	0.01544	5.39756	Actual/360	42,623.19	511,478.28	11/18/2016	01/06/2017
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	10,340,000	12/06/2016	No	6,200,000	6,200,000	418	0.7%	60.0%	6,200,000	60.0%	5.22100	0.06544	5.15556	Actual/360	27,349.82	328,197.84	01/30/2017	03/06/2017
41	UBS AG	UBS AG	1	Stow-A-Way	11,780,000	10/05/2016	No	6,100,000	6,100,000	7,494	0.7%	51.8%	6,100,000	51.8%	4.68040	0.01544	4.66496	Actual/360	24,122.48	289,469.74	01/03/2017	02/06/2017
42	UBS AG	UBS AG	1	National City Self Storage	13,900,000	10/05/2016	No	6,000,000	6,000,000	5,882	0.7%	43.2%	6,000,000	43.2%	4.53620	0.01544	4.52076	Actual/360	22,996.01	275,952.17	12/01/2016	01/06/2017
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	9,000,000	12/12/2016	No	5,800,000	5,800,000	53,704	0.7%	64.4%	4,867,226	54.1%	5.66000	0.01544	5.64456	Actual/360	33,516.35	402,196.20	01/27/2017	03/06/2017
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	7,900,000	11/29/2016	No	5,800,000	5,800,000	81,690	0.7%	73.4%	4,843,398	61.3%	5.50000	0.01544	5.48456	Actual/360	32,931.76	395,181.12	01/27/2017	03/06/2017
45	RMF	RMF	1	Sagamore at 26 Shopping Center	7,500,000	10/17/2016	No	5,200,000	5,200,000	53	0.6%	69.3%	4,542,516	60.6%	5.39000	0.01544	5.37456	Actual/360	29,167.15	350,005.80	01/31/2017	03/06/2017	02/06/2019	03/06/2019
46	RMF	RMF	1	Richland Self Storage	7,000,000	09/28/2016	No	5,000,000	5,000,000	9,398	0.6%	71.4%	4,815,080	68.8%	4.88000	0.01544	4.86456	Actual/360	26,475.59	317,707.08	11/10/2016	12/06/2016	05/06/2019	06/06/2019
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	7,800,000	10/24/2016	No	5,000,000	4,993,575	62,420	0.6%	64.0%	3,866,255	49.6%	5.96570	0.01544	5.95026	Actual/360	32,110.32	385,323.84	01/04/2017	02/06/2017
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	6,750,000	09/26/2016	No	4,585,000	4,585,000	77	0.5%	67.9%	3,994,465	59.2%	5.27650	0.01544	5.26106	Actual/360	25,393.85	304,726.20	12/16/2016	02/06/2017	01/06/2019	02/06/2019
49	RMF	RMF	1	Taft Hills Plaza	7,750,000	11/05/2016	No	4,550,000	4,541,044	65	0.5%	58.6%	3,780,135	48.8%	5.33000	0.01544	5.31456	Actual/360	25,351.19	304,214.28	11/23/2016	01/06/2017
50	RMF	RMF	1	Oak Hill Estates MHC	7,850,000	10/31/2016	No	4,000,000	4,000,000	16,064	0.5%	51.0%	3,546,227	45.2%	5.07000	0.01544	5.05456	Actual/360	21,644.31	259,731.72	01/13/2017	03/06/2017	02/06/2020	03/06/2020
51	Barclays	Barclays	1	North Pointe - Rayen	7,250,000	04/29/2016	No	4,000,000	3,984,414	83,009	0.5%	55.0%	3,207,593	44.2%	4.26910	0.01544	4.25366	Actual/360	19,722.35	236,668.20	10/11/2016	12/06/2016
52	UBS AG	UBS AG	1	Washington Place Shopping Center	6,300,000	10/21/2016	No	3,750,000	3,739,387	36	0.4%	59.4%	2,851,313	45.3%	5.47350	0.01544	5.45806	Actual/360	22,968.97	275,627.64	12/02/2016	01/06/2017
53	UBS AG	UBS AG	1	3801-3807 Broadway	11,100,000	12/02/2016	No	3,500,000	3,500,000	257	0.4%	31.5%	2,894,809	26.1%	5.19450	0.01544	5.17906	Actual/360	19,206.99	230,483.88	01/27/2017	03/06/2017
54	RMF	RMF	1	Viera Self Storage	4,650,000	09/29/2016	No	3,415,000	3,415,000	10,104	0.4%	73.4%	3,031,810	65.2%	5.13000	0.01544	5.11456	Actual/360	18,604.74	223,256.88	11/17/2016	01/06/2017	12/06/2019	01/06/2020
55	Barclays	Barclays	1	Indian Creek Villas	4,900,000	04/29/2016	No	2,900,000	2,888,700	40,121	0.3%	59.0%	2,325,505	47.5%	4.26910	0.01544	4.25366	Actual/360	14,298.70	171,584.40	10/11/2016	12/06/2016
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	3,550,000	09/07/2016	No	2,625,000	2,625,000	104	0.3%	73.9%	2,280,472	64.2%	5.16000	0.01544	5.14456	Actual/360	14,349.37	172,192.44	12/07/2016	01/06/2017	12/06/2018	01/06/2019
56.01	RMF	RMF	1	Ocean Springs	2,275,000	09/07/2016		1,682,000	1,682,000	104	0.2%	73.9%	1,461,240	64.2%	5.16000
56.02	RMF	RMF	1	Andalusia	1,275,000	09/07/2016		943,000	943,000	104	0.1%	73.9%	819,233	64.2%	5.16000
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	3,550,000	12/01/2016	No	2,000,000	2,000,000	13,333	0.2%	56.3%	1,795,592	50.6%	5.67000	0.01544	5.65456	Actual/360	11,570.01	138,840.12	12/02/2016	02/01/2017	01/01/2020	02/01/2020
57.01	RMF	RMF	1	Maple Hill MHC	2,200,000	12/01/2016		1,200,000	1,200,000	13,333	0.1%	56.3%	1,077,355	50.6%	5.67000
57.02	RMF	RMF	1	Lawrence MHC	1,350,000	12/01/2016		800,000	800,000	13,333	0.1%	56.3%	718,237	50.6%	5.67000
58	RMF	RMF	1	Houston Self Storage	2,880,000	10/11/2016	No	1,800,000	1,800,000	7,059	0.2%	62.5%	1,572,614	54.6%	5.39000	0.01544	5.37456	Actual/360	10,096.32	121,155.84	11/17/2016	01/06/2017	12/06/2018	01/06/2019

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)	Maturity Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)
1	RMF	RMF	1	Alhambra Towers	120	118	0	0	120	2	Interest Only	6	0	0	12/06/2026	No		L(26),Def(89),O(5)	No	NAP
2	Barclays	Barclays	1	1166 Avenue of the Americas	120	120	0	0	120	0	Interest Only	6	0	0	02/06/2027	No		L(24),Def(89),O(7)	Yes	Yes	56,250,000	28,750,000	85,000,000	85,000,000
3	Barclays	Barclays	1	1000 Denny Way	120	120	0	0	120	0	Interest Only	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
4	Barclays/BANA	Barclays	1	The Summit Birmingham	120	119	0	0	120	1	Interest Only	1	0	0	01/01/2027	No		L(25),Def(88),O(7)	Yes	No	50,000,000	158,000,000	208,000,000	208,000,000
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	60	60	0	0	60	0	ARD-Interest Only	6	5	0	02/06/2022	Yes	02/06/2025	Grtr0.5%orYM(56),O(4)	Yes	Yes	41,500,000	62,100,000	103,600,000	103,600,000
6	RMF	RMF	1	Orlando Central	120	119	360	360	36	1	IO-Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	120	119	0	0	120	1	Interest Only	6	5	0	01/06/2027	No		L(25),Def(91),O(4)	Yes	Yes	37,000,000	102,000,000	139,000,000	139,000,000
8	UBS AG	UBS AG	1	Center West	120	118	0	0	120	2	Interest Only	6	5	0	12/06/2026	No		L(24),Grtr2%orYM(92),O(4)	Yes	No	30,000,000	50,000,000	80,000,000	80,000,000
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	120	120	360	360	60	0	IO-Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	Yes	Yes	30,000,000	24,000,000	54,000,000	54,000,000
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
11	DBNY	UBS AG	1	State Farm Data Center	120	120	0	0	120	0	ARD-Interest Only	6	0	0	02/06/2027	Yes	11/06/2031	L(24),Grtr1%orYM(92),O(4)	Yes	No	25,000,000	55,000,000	80,000,000	80,000,000
12	UBS AG	UBS AG	1	Connecticut Financial Center	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(91),O(5)	Yes	No	22,750,000	22,750,000	45,500,000	45,500,000
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	120	117	360	357	0	3	Balloon	6	0	0	11/06/2026	No		L(27),Def(88),O(5)	No	NAP
14	Barclays	Barclays	1	Boardwalk-Park Place	120	117	360	357	0	3	Balloon	6	0	0	11/06/2026	No		L(27),Def(88),O(5)	No	NAP
15	UBS AG	UBS AG	1	Sunnymead Towne Center	120	119	360	359	0	1	Balloon	6	0	0	01/06/2027	No		L(25),Def(88),O(7)	No	NAP
16	Barclays	Barclays	1	Gateway Plaza at Meridian	120	119	360	360	36	1	IO-Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
17	Barclays	Barclays	1	South Towne Plaza	120	119	360	360	60	1	IO-Balloon	6	5	0	01/06/2027	No		L(23),Grtr1%orYM(93),O(4)	No	NAP
18	RMF	RMF	1	West Sahara Promenade	120	119	360	359	0	1	Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
19	Barclays	Barclays	11	Midwest Industrial Portfolio	120	118	360	360	60	2	IO-Balloon	6	5	0	12/06/2026	No		L(26),Def(90),O(4)	Yes	No	15,400,000	23,100,000	38,500,000	38,500,000
19.01	Barclays	Barclays	1	3701 West 128th Place	120	118	360	360	60	2
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court	120	118	360	360	60	2
19.03	Barclays	Barclays	1	6601-6669 West Mill Road	120	118	360	360	60	2
19.04	Barclays	Barclays	1	8301 West Parkland Court	120	118	360	360	60	2
19.05	Barclays	Barclays	1	1602 Corporate Drive	120	118	360	360	60	2
19.06	Barclays	Barclays	1	8585 South 77th Avenue	120	118	360	360	60	2
19.07	Barclays	Barclays	1	999 Raymond Street	120	118	360	360	60	2
19.08	Barclays	Barclays	1	4081 Ryan Road	120	118	360	360	60	2
19.09	Barclays	Barclays	1	461 North Third Avenue	120	118	360	360	60	2
19.10	Barclays	Barclays	1	12550 Lombard Lane	120	118	360	360	60	2
19.11	Barclays	Barclays	1	2000 South 25th Avenue	120	118	360	360	60	2
20	Barclays	Barclays	1	Seaport Storage Center	120	119	0	0	120	1	Interest Only	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
21	Barclays	Barclays	1	Westshore Plaza	120	119	0	0	120	1	Interest Only	6	5	0	01/06/2027	No		L(23),Grtr1%orYM(93),O(4)	No	NAP
22	UBS AG	UBS AG	1	Lakewood Village	60	58	300	298	0	2	Balloon	6	0	0	12/06/2021	No		L(24),Grtr1%orYM(32),O(4)	No	NAP
23	RMF	RMF	2	New Bern Hotel Portfolio	120	119	360	359	0	1	Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
23.01	RMF	RMF	1	Hampton Inn New Bern	120	119	360	359	0	1
23.02	RMF	RMF	1	Springhill Suites by Marriott	120	119	360	359	0	1
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
25	RMF	RMF	1	Dogwood Station	120	118	360	360	36	2	IO-Balloon	6	0	0	12/06/2026	No		L(26),Def(90),O(4)	No	NAP
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	120	119	360	360	36	1	IO-Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(91),O(5)	No	NAP
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	120	117	360	357	0	3	Balloon	1	0	5	11/01/2026	No		L(27),Def(86),O(7)	Yes	No	10,000,000	155,000,000	165,000,000	164,340,755
29	Barclays	Barclays	1	Franklin Village Shopping Center	120	119	360	360	36	1	IO-Balloon	6	0	0	01/06/2027	No		L(25),Def(90),O(5)	No	NAP
30	RMF	RMF	1	Folsom Town Center	120	119	360	359	0	1	Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
31	RMF	RMF	1	Santa Monica Retail Center	120	118	360	360	60	2	IO-Balloon	6	0	0	12/06/2026	No		L(26),Def(90),O(4)	No	NAP
32	UBS AG	UBS AG	1	LA Fitness - Montclair	120	120	360	360	48	0	IO-Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
33	RMF	RMF	1	Rock Springs	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	120	120	300	300	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Grtr1%orYM(91),O(5)	No	NAP
34.01	UBS AG	UBS AG	1	Value Place - Riverdale	120	120	300	300	0	0
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks	120	120	300	300	0	0
35	RMF	RMF	1	Hampton Inn Bowling Green	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	120	117	360	357	0	3	Balloon	6	0	0	11/06/2026	No		L(27),Def(88),O(5)	No	NAP
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	120	120	300	300	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
38	RMF	RMF	4	Reisinger MHC Portfolio	60	60	360	360	0	0	Balloon	6	0	0	02/06/2022	No		L(24),Def(32),O(4)	No	NAP
38.01	RMF	RMF	1	Monticello	60	60	360	360	0	0
38.02	RMF	RMF	1	Hickory Village	60	60	360	360	0	0
38.03	RMF	RMF	1	Swan Lake	60	60	360	360	0	0
38.04	RMF	RMF	1	Hi-View Estates MHC	60	60	360	360	0	0
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	120	118	300	298	0	2	Balloon	6	0	0	12/06/2026	No		L(26),Def(87),O(7)	No	NAP
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	120	120	0	0	120	0	Interest Only	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
41	UBS AG	UBS AG	1	Stow-A-Way	120	119	0	0	120	1	Interest Only	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
42	UBS AG	UBS AG	1	National City Self Storage	120	118	0	0	120	2	Interest Only	6	0	0	12/06/2026	No		L(26),Def(90),O(4)	No	NAP
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
45	RMF	RMF	1	Sagamore at 26 Shopping Center	120	120	360	360	24	0	IO-Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
46	RMF	RMF	1	Richland Self Storage	60	57	360	360	30	3	IO-Balloon	6	0	0	11/06/2021	No		L(27),Def(29),O(4)	No	NAP
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	120	119	300	299	0	1	Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	120	119	360	360	24	1	IO-Balloon	6	0	0	01/06/2027	No		L(25),Def(91),O(4)	No	NAP
49	RMF	RMF	1	Taft Hills Plaza	120	118	360	358	0	2	Balloon	6	0	0	12/06/2026	No		L(26),Def(90),O(4)	No	NAP
50	RMF	RMF	1	Oak Hill Estates MHC	120	120	360	360	36	0	IO-Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
51	Barclays	Barclays	1	North Pointe - Rayen	120	117	360	357	0	3	Balloon	6	0	0	11/06/2026	No		L(27),Def(88),O(5)	No	NAP
52	UBS AG	UBS AG	1	Washington Place Shopping Center	120	118	300	298	0	2	Balloon	6	0	0	12/06/2026	No		L(26),Def(90),O(4)	No	NAP
53	UBS AG	UBS AG	1	3801-3807 Broadway	120	120	360	360	0	0	Balloon	6	0	0	02/06/2027	No		L(24),Def(92),O(4)	No	NAP
54	RMF	RMF	1	Viera Self Storage	120	118	360	360	36	2	IO-Balloon	6	0	0	12/06/2026	No		L(26),Def(90),O(4)	No	NAP
55	Barclays	Barclays	1	Indian Creek Villas	120	117	360	357	0	3	Balloon	6	0	0	11/06/2026	No		L(27),Def(88),O(5)	No	NAP
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	120	118	360	360	24	2	IO-Balloon	6	0	0	12/06/2026	No		L(26),Def(90),O(4)	No	NAP
56.01	RMF	RMF	1	Ocean Springs	120	118	360	360	24	2
56.02	RMF	RMF	1	Andalusia	120	118	360	360	24	2
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	120	119	360	360	36	1	IO-Balloon	1	0	5	01/01/2027	No		L(25),Def(91),O(4)	No	NAP
57.01	RMF	RMF	1	Maple Hill MHC	120	119	360	360	36	1
57.02	RMF	RMF	1	Lawrence MHC	120	119	360	360	36	1
58	RMF	RMF	1	Houston Self Storage	120	118	360	360	24	2	IO-Balloon	6	0	0	12/06/2026	No		L(35),Grtr1%orYM(81),O(4)	No	NAP

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)
1	RMF	RMF	1	Alhambra Towers	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.7%	8.3%	1.72	1.62	92.9%	8,399,830	3,068,928
2	Barclays	Barclays	1	1166 Avenue of the Americas	No	Yes	B-Note (25,000,000)/Mezzanine Loan (20,000,000)	45,000,000	5.56000	130,000,000	1.15	57.8%	6.6%	10.2%	9.6%	1.90	1.79	91.5%	14,201,718	5,559,507
3	Barclays	Barclays	1	1000 Denny Way	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.2%	9.2%	1.97	1.77	90.1%	6,834,905	1,111,248
4	Barclays/BANA	Barclays	1	The Summit Birmingham	No	No	NAP	NAP	NAP	208,000,000	1.68	54.3%	8.7%	8.7%	8.1%	1.80	1.68	95.0%	24,205,097	6,134,767
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	No	No	NAP	NAP	NAP	103,600,000	2.95	67.7%	11.8%	11.8%	11.7%	2.97	2.95	95.0%	12,496,038	249,921
6	RMF	RMF	1	Orlando Central	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.1%	11.8%	1.92	1.73	77.5%	9,059,801	4,047,495
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	No	No	NAP	NAP	NAP	139,000,000	2.47	50.0%	11.3%	11.3%	10.8%	2.59	2.47	91.1%	22,049,734	6,350,267
8	UBS AG	UBS AG	1	Center West	No	No	NAP	NAP	NAP	80,000,000	1.94	38.3%	9.7%	9.7%	8.7%	2.15	1.94	56.5%	13,841,932	6,099,920
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	No	No	NAP	NAP	NAP	54,000,000	1.62	65.1%	12.8%	12.8%	10.9%	1.90	1.62	88.0%	20,320,665	13,418,469
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.8%	10.6%	1.74	1.55	80.4%	8,401,316	5,205,579
11	DBNY	UBS AG	1	State Farm Data Center	No	No	NAP	NAP	NAP	80,000,000	2.42	62.5%	11.4%	11.4%	11.4%	2.43	2.42	98.0%	9,320,149	186,403
12	UBS AG	UBS AG	1	Connecticut Financial Center	No	No	NAP	NAP	NAP	45,500,000	1.95	65.0%	15.4%	15.4%	12.3%	2.45	1.95	88.0%	14,291,406	7,284,556
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	9.0%	1.58	1.52	86.2%	1,888,213	773,991
14	Barclays	Barclays	1	Boardwalk-Park Place	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	9.0%	1.58	1.52	94.0%	1,417,265	487,359
15	UBS AG	UBS AG	1	Sunnymead Towne Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.6%	9.0%	1.48	1.39	90.0%	2,441,635	707,809
16	Barclays	Barclays	1	Gateway Plaza at Meridian	Yes	No	Future Mezzanine Loan	NAP	NAP	NAP	NAP	NAP	NAP	11.3%	9.7%	1.78	1.53	93.0%	3,222,659	1,293,796
17	Barclays	Barclays	1	South Towne Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.9%	9.2%	1.51	1.41	94.1%	2,156,996	558,863
18	RMF	RMF	1	West Sahara Promenade	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.3%	9.9%	1.44	1.38	93.6%	2,027,604	429,506
19	Barclays	Barclays	11	Midwest Industrial Portfolio	No	No	NAP	NAP	NAP	38,500,000	1.39	71.3%	9.8%	9.8%	8.7%	1.57	1.39	88.9%	5,992,154	2,208,494
19.01	Barclays	Barclays	1	3701 West 128th Place														100.0%	1,058,171	326,909
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court														75.0%	761,295	308,571
19.03	Barclays	Barclays	1	6601-6669 West Mill Road														79.7%	774,108	288,951
19.04	Barclays	Barclays	1	8301 West Parkland Court														100.0%	691,429	173,932
19.05	Barclays	Barclays	1	1602 Corporate Drive														100.0%	343,332	6,867
19.06	Barclays	Barclays	1	8585 South 77th Avenue														100.0%	358,216	87,296
19.07	Barclays	Barclays	1	999 Raymond Street														100.0%	326,568	70,088
19.08	Barclays	Barclays	1	4081 Ryan Road														69.6%	364,917	160,660
19.09	Barclays	Barclays	1	461 North Third Avenue														100.0%	323,915	163,626
19.10	Barclays	Barclays	1	12550 Lombard Lane														100.0%	335,303	142,136
19.11	Barclays	Barclays	1	2000 South 25th Avenue														82.3%	654,899	479,458
20	Barclays	Barclays	1	Seaport Storage Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.3%	9.1%	1.80	1.76	92.9%	2,130,961	717,064
21	Barclays	Barclays	1	Westshore Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	8.6%	1.76	1.62	95.0%	1,431,970	56,150
22	UBS AG	UBS AG	1	Lakewood Village	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.1%	10.6%	1.45	1.39	92.9%	2,254,167	761,705
23	RMF	RMF	2	New Bern Hotel Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.5%	12.9%	2.02	1.79	67.6%	5,274,296	3,413,085
23.01	RMF	RMF	1	Hampton Inn New Bern														71.0%	2,725,729	1,804,677
23.02	RMF	RMF	1	Springhill Suites by Marriott														64.3%	2,548,566	1,608,408
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.4%	11.8%	2.05	1.81	73.5%	4,718,851	3,108,869
25	RMF	RMF	1	Dogwood Station	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	8.9%	1.41	1.32	91.2%	1,548,205	410,389
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	8.9%	1.47	1.37	89.1%	1,535,856	438,042
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.1%	11.4%	1.95	1.69	79.2%	4,374,440	3,034,313
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	No	No	NAP	NAP	NAP	164,340,755	1.72	64.7%	10.8%	10.8%	10.1%	1.84	1.72	100.0%	25,912,897	8,234,769
29	Barclays	Barclays	1	Franklin Village Shopping Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.4%	11.0%	1.94	1.72	95.0%	1,457,485	401,138
30	RMF	RMF	1	Folsom Town Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	8.6%	1.40	1.32	92.5%	1,002,590	247,830
31	RMF	RMF	1	Santa Monica Retail Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.0%	8.7%	1.33	1.30	94.5%	1,203,691	478,169
32	UBS AG	UBS AG	1	LA Fitness - Montclair	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.1%	9.7%	1.55	1.49	95.0%	1,110,883	334,162
33	RMF	RMF	1	Rock Springs	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.3%	10.3%	1.71	1.56	95.0%	1,923,582	1,058,264
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.6%	13.2%	1.85	1.68	85.3%	2,627,353	1,530,294
34.01	UBS AG	UBS AG	1	Value Place - Riverdale														81.3%	1,289,427	740,358
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks														89.3%	1,337,925	789,936
35	RMF	RMF	1	Hampton Inn Bowling Green	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.3%	11.0%	1.77	1.59	77.0%	2,238,734	1,344,142
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.5%	8.3%	1.43	1.39	95.0%	962,545	361,472
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.2%	11.9%	1.78	1.60	68.4%	2,341,460	1,415,566
38	RMF	RMF	4	Reisinger MHC Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.0%	11.6%	1.74	1.68	79.5%	1,597,828	754,546
38.01	RMF	RMF	1	Monticello														85.6%	905,505	415,673
38.02	RMF	RMF	1	Hickory Village														81.1%	193,560	67,118
38.03	RMF	RMF	1	Swan Lake														95.7%	217,519	84,512
38.04	RMF	RMF	1	Hi-View Estates MHC														54.2%	281,244	187,243
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.8%	14.2%	2.02	1.94	86.0%	2,763,595	1,731,927
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.3%	8.3%	1.57	1.57	97.0%	526,710	10,534
41	UBS AG	UBS AG	1	Stow-A-Way	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.3%	12.1%	2.60	2.55	80.7%	1,092,650	340,866
42	UBS AG	UBS AG	1	National City Self Storage	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.1%	12.8%	2.85	2.77	79.8%	1,235,048	449,357
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.0%	12.3%	2.02	1.77	65.0%	2,522,841	1,709,579
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.8%	11.3%	1.88	1.66	78.0%	2,098,923	1,357,501
45	RMF	RMF	1	Sagamore at 26 Shopping Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.7%	10.3%	1.74	1.53	80.1%	1,016,098	406,761
46	RMF	RMF	1	Richland Self Storage	Yes	No	Future Mezzanine Loan	NAP	NAP	NAP	NAP	NAP	NAP	9.3%	9.1%	1.46	1.44	90.1%	653,180	190,382
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.6%	12.9%	1.89	1.67	76.3%	2,106,432	1,376,980
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.3%	8.5%	1.40	1.28	95.0%	530,327	105,233
49	RMF	RMF	1	Taft Hills Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.0%	1.47	1.34	78.6%	720,281	273,399
50	RMF	RMF	1	Oak Hill Estates MHC	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.8%	11.5%	1.82	1.77	81.2%	947,844	474,882
51	Barclays	Barclays	1	North Pointe - Rayen	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.4%	8.1%	1.41	1.36	95.0%	607,861	274,522
52	UBS AG	UBS AG	1	Washington Place Shopping Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.0%	12.9%	1.90	1.76	82.0%	719,780	196,211
53	UBS AG	UBS AG	1	3801-3807 Broadway	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.2%	12.6%	2.00	1.91	85.3%	706,839	245,117
54	RMF	RMF	1	Viera Self Storage	Yes	No	Future Mezzanine Loan	NAP	NAP	NAP	NAP	NAP	NAP	9.1%	9.0%	1.40	1.38	90.9%	483,187	171,315
55	Barclays	Barclays	1	Indian Creek Villas	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.0%	9.3%	1.69	1.57	87.8%	598,559	308,669
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.9%	9.8%	1.66	1.49	94.0%	368,586	82,345
56.01	RMF	RMF	1	Ocean Springs														94.0%	238,528	58,951
56.02	RMF	RMF	1	Andalusia														94.0%	130,058	23,394
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.6%	13.3%	1.96	1.92	78.9%	492,866	220,146
57.01	RMF	RMF	1	Maple Hill MHC														83.0%	325,769	153,142
57.02	RMF	RMF	1	Lawrence MHC														72.0%	167,098	67,003
58	RMF	RMF	1	Houston Self Storage	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.0%	10.7%	1.63	1.59	90.8%	304,086	106,877

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								HISTORICAL FINANCIALS(16)

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	U/W Net Operating Income ($)	U/W Capital Items ($)	U/W Net Cash Flow ($)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2015 Revenues ($)	2015 Expenses ($)	2015 NOI ($)	2014 Revenues ($)	2014 Expenses ($)	2014 NOI ($)	2013 Revenues ($)	2013 Expenses ($)	2013 NOI ($)	Title Type(17)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
1	RMF	RMF	1	Alhambra Towers	5,330,902	296,225	5,034,677	8,542,545	2,781,819	5,760,726	TTM 09/30/2016	8,105,152	2,889,327	5,215,825	7,665,805	2,947,145	4,718,660	6,728,928	2,961,537	3,767,391	Fee
2	Barclays	Barclays	1	1166 Avenue of the Americas	8,642,211	490,267	8,151,944	11,824,052	5,476,727	6,347,326	TTM 10/31/2016	14,049,983	5,799,952	8,250,030	14,533,677	5,381,123	9,152,554	13,972,660	5,292,254	8,680,406	Fee
3	Barclays	Barclays	1	1000 Denny Way	5,723,657	591,831	5,131,826	6,178,837	1,112,825	5,066,012	TTM 11/30/2016	6,640,409	1,089,216	5,551,193	6,566,033	1,349,120	5,216,913	5,937,496	1,303,612	4,633,884	Fee				15%
4	Barclays/BANA	Barclays	1	The Summit Birmingham	18,070,330	1,186,428	16,883,902	23,295,640	5,998,750	17,296,891	TTM 12/31/2016	26,934,666	7,344,888	19,589,779	26,381,257	6,966,130	19,415,128	25,974,140	6,813,961	19,160,180	Fee
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	12,246,117	83,076	12,163,041														Fee
6	RMF	RMF	1	Orlando Central	5,012,306	495,607	4,516,699	8,069,854	3,947,518	4,122,336	TTM 10/31/2016	6,907,628	3,848,754	3,058,875	6,546,086	3,561,531	2,984,555	6,758,543	3,401,062	3,357,481	Fee
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	15,699,467	716,027	14,983,440	21,273,805	6,387,537	14,886,268	TTM 10/31/2016	20,988,153	6,537,488	14,450,665	22,222,906	6,688,572	15,534,334	20,633,904	6,554,290	14,079,614	Fee				6%
8	UBS AG	UBS AG	1	Center West	7,742,012	751,378	6,990,633	13,076,932	5,912,256	7,164,676	TTM 08/31/2016	12,153,426	5,478,358	6,675,068	12,965,924	5,536,272	7,429,652	13,814,635	6,743,512	7,071,123	Leasehold	12/23/2085	None	$1,589,160	11%
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	6,902,196	1,015,489	5,886,707	20,430,142	13,534,524	6,895,618	TTM 12/31/2016	19,932,343	13,207,701	6,724,642	18,113,335	12,332,792	5,780,543	16,737,132	11,721,122	5,016,010	Fee				11%
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	3,195,737	336,053	2,859,685	8,392,482	5,210,745	3,181,737	TTM 12/31/2016	7,898,554	4,972,583	2,925,971	6,638,650	4,540,464	2,098,187				Fee
11	DBNY	UBS AG	1	State Farm Data Center	9,133,746	29,093	9,104,653														Fee
12	UBS AG	UBS AG	1	Connecticut Financial Center	7,006,849	1,410,481	5,596,368	13,785,546	7,491,670	6,293,876	TTM 12/31/2016	12,953,665	7,100,172	5,853,492	13,274,759	7,441,849	5,832,909	13,819,575	7,585,166	6,234,408	Leasehold	10/31/2111	None	$0
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	1,114,221	55,000	1,059,221	1,872,248	731,647	1,140,601	TTM 11/30/2016	1,625,164	756,783	868,381	1,379,706	727,683	652,024	996,588	680,826	315,762	Fee				17%
14	Barclays	Barclays	1	Boardwalk-Park Place	929,906	27,126	902,780	1,396,211	459,791	936,419	TTM 11/30/2016	1,253,057	444,726	808,331	1,166,248	431,815	734,433	1,056,309	389,391	666,919	Fee				7%
15	UBS AG	UBS AG	1	Sunnymead Towne Center	1,733,827	108,570	1,625,257	2,046,900	740,212	1,306,688	TTM 10/31/2016	2,073,953	680,923	1,393,030	1,798,775	626,010	1,172,765	1,699,728	629,365	1,070,363	Fee				13%
16	Barclays	Barclays	1	Gateway Plaza at Meridian	1,928,864	269,837	1,659,027	1,818,999	1,279,319	539,681	TTM 11/30/2016	736,286	1,160,241	(423,955)	2,359,315	1,360,108	999,207	1,822,270	1,226,966	595,305	Fee
17	Barclays	Barclays	1	South Towne Plaza	1,598,133	113,711	1,484,423	2,160,628	562,375	1,598,253	TTM 09/30/2016	2,220,078	634,041	1,586,037	2,213,146	617,162	1,595,984	1,996,190	559,554	1,436,636	Fee
18	RMF	RMF	1	West Sahara Promenade	1,598,099	66,589	1,531,510	890,095	387,672	502,423	TTM 10/31/2016	1,057,655	395,655	662,000	1,380,617	404,552	976,065	1,288,915	402,383	886,532	Fee
19	Barclays	Barclays	11	Midwest Industrial Portfolio	3,783,660	419,290	3,364,370	6,205,249	2,289,205	3,916,043	Various	5,871,236	2,361,913	3,509,323	5,544,194	2,476,805	3,067,389	5,373,517	2,295,686	3,077,831	Fee
19.01	Barclays	Barclays	1	3701 West 128th Place	731,262	69,798	661,464	1,015,310	320,116	695,194	TTM 06/30/2016	936,888	351,962	584,926	911,486	344,624	566,863	914,372	285,553	628,818	Fee
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court	452,724	28,878	423,846	912,251	318,364	593,887	TTM 06/30/2016	841,866	306,849	535,018	803,198	355,517	447,681	701,665	412,582	289,083	Fee
19.03	Barclays	Barclays	1	6601-6669 West Mill Road	485,157	55,462	429,695	897,752	313,126	584,626	TTM 06/30/2016	878,074	292,656	585,418	839,857	298,765	541,092	720,358	293,023	427,335	Fee
19.04	Barclays	Barclays	1	8301 West Parkland Court	517,497	51,135	466,362	655,917	165,114	490,803	T-9 09/30/2016	457,094	220,054	237,039	456,596	250,451	206,145	494,495	235,981	258,514	Fee
19.05	Barclays	Barclays	1	1602 Corporate Drive	336,465	6,455	330,010	331,650	7,693	323,957	TTM 06/30/2016	317,371	8,138	309,233	340,000	6,800	333,200	340,000	6,800	333,200	Fee
19.06	Barclays	Barclays	1	8585 South 77th Avenue	270,920	26,860	244,060	340,185	95,260	244,925	TTM 06/30/2016	335,194	94,061	241,133	325,431	86,182	239,249	322,319	78,765	243,554	Fee
19.07	Barclays	Barclays	1	999 Raymond Street	256,480	14,702	241,778	339,082	76,379	262,703	TTM 06/30/2016	322,421	92,700	229,721	311,816	128,574	183,242	322,721	102,262	220,459	Fee
19.08	Barclays	Barclays	1	4081 Ryan Road	204,257	43,105	161,152	407,353	178,819	228,534	TTM 06/30/2016	493,001	180,350	312,651	459,053	179,329	279,724	406,928	147,025	259,904	Fee
19.09	Barclays	Barclays	1	461 North Third Avenue	160,289	19,759	140,530	306,561	169,516	137,045	TTM 06/30/2016	298,428	174,029	124,399	185,803	181,859	3,944	198,557	121,508	77,050	Fee
19.10	Barclays	Barclays	1	12550 Lombard Lane	193,167	26,327	166,840	331,432	145,408	186,024	TTM 06/30/2016	328,810	145,384	183,426	291,975	138,251	153,723	341,014	147,795	193,220	Fee
19.11	Barclays	Barclays	1	2000 South 25th Avenue	175,441	76,809	98,632	667,756	499,411	168,345	TTM 06/30/2016	662,089	495,730	166,359	618,979	506,454	112,525	611,087	464,392	146,695	Fee
20	Barclays	Barclays	1	Seaport Storage Center	1,413,897	28,913	1,384,984	2,130,961	657,926	1,473,035	TTM 10/31/2016	2,040,230	614,197	1,426,033	1,976,856	607,448	1,369,407	1,655,167	595,350	1,059,817	Fee				14%
21	Barclays	Barclays	1	Westshore Plaza	1,375,820	107,542	1,268,279	1,489,575	36,299	1,453,276	TTM 09/30/2016	1,475,382	38,355	1,437,027	1,455,564	24,147	1,431,417	1,454,162	29,184	1,424,977	Fee
22	UBS AG	UBS AG	1	Lakewood Village	1,492,461	62,094	1,430,367	2,166,732	797,718	1,369,014	TTM 09/30/2016	1,912,131	777,047	1,135,084	1,846,956	789,289	1,057,667	1,681,974	787,760	894,214	Fee
23	RMF	RMF	2	New Bern Hotel Portfolio	1,861,211	210,972	1,650,239	5,288,746	3,415,572	1,873,174	TTM 12/31/2016	4,783,362	3,180,541	1,602,821	4,430,330	3,107,508	1,322,822	4,077,407	3,035,347	1,042,061	Fee
23.01	RMF	RMF	1	Hampton Inn New Bern	921,052	109,029	812,023	2,733,197	1,808,666	924,532	TTM 12/31/2016	2,500,543	1,673,349	827,194	2,228,587	1,581,158	647,429	1,997,258	1,527,904	469,354	Fee
23.02	RMF	RMF	1	Springhill Suites by Marriott	940,159	101,943	838,216	2,555,549	1,606,906	948,642	TTM 12/31/2016	2,282,819	1,507,192	775,627	2,201,743	1,526,350	675,393	2,080,149	1,507,442	572,707	Fee
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	1,609,981	188,754	1,421,227	4,718,851	3,097,671	1,621,180	TTM 11/30/2016	4,103,945	2,889,299	1,214,646							Fee
25	RMF	RMF	1	Dogwood Station	1,137,817	72,839	1,064,978	1,167,249	407,371	759,878	TTM 12/31/2016	1,186,923	418,651	768,272	1,312,790	408,806	903,984	1,184,248	362,248	822,000	Fee
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	1,097,814	75,381	1,022,433	1,627,951	472,173	1,155,778	TTM 09/30/2016	1,761,311	472,947	1,288,364	1,757,115	446,379	1,310,736	1,722,319	429,934	1,292,385	Fee
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	1,340,128	174,978	1,165,150	4,386,425	2,949,196	1,437,229	TTM 11/30/2016	4,120,040	2,815,052	1,304,988	3,653,306	2,592,390	1,060,916	3,727,411	2,518,412	1,208,999	Fee
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	17,678,128	1,114,480	16,563,648	26,030,970	8,724,355	17,306,615	TTM 08/31/2016	25,751,898	8,571,453	17,180,445	25,868,069	8,578,260	17,289,809	25,506,702	8,303,072	17,203,630	Fee				9%
29	Barclays	Barclays	1	Franklin Village Shopping Center	1,056,347	121,327	935,020					1,489,251	421,272	1,067,979	1,479,779	429,826	1,049,952	1,410,791	384,983	1,025,808	Fee
30	RMF	RMF	1	Folsom Town Center	754,759	43,216	711,543	770,848	235,098	535,750	TTM 10/31/2016	885,611	227,409	658,202	932,043	214,845	717,198	908,984	227,118	681,866	Fee				5%
31	RMF	RMF	1	Santa Monica Retail Center	725,522	17,526	707,996	1,078,609	390,138	688,472	TTM 09/30/2016	1,029,319	385,598	643,721	1,014,307	396,098	618,208	885,785	393,622	492,163	Fee/Leasehold	12/31/2077	None	$152,000	16%
32	UBS AG	UBS AG	1	LA Fitness - Montclair	776,721	30,542	746,178	848,481	16,424	832,057	TTM 10/31/2016	827,539	15,676	811,863	827,127	19,193	807,934	759,318	14,836	744,483	Fee				12%
33	RMF	RMF	1	Rock Springs	865,317	76,800	788,517	1,936,319	1,051,214	885,105	TTM 12/31/2016	1,864,521	960,360	904,161	1,819,410	954,855	864,555				Fee
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	1,097,059	105,094	991,965	2,634,551	1,551,930	1,082,621	TTM 12/31/2016	2,635,291	1,471,491	1,163,800	2,246,691	1,463,856	782,836	1,844,421	1,275,258	569,163	Fee				6%
34.01	UBS AG	UBS AG	1	Value Place - Riverdale	549,069	51,577	497,492	1,292,960	753,201	539,760	TTM 12/31/2016	1,276,730	693,618	583,112	1,026,886	600,351	426,535	809,430	603,160	206,270	Fee				6%
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks	547,990	53,517	494,473	1,341,591	798,730	542,861	TTM 12/31/2016	1,358,562	777,874	580,688	1,219,805	863,505	356,300	1,034,990	672,098	362,892	Fee				6%
35	RMF	RMF	1	Hampton Inn Bowling Green	894,593	89,549	805,043	2,347,198	1,400,061	947,137	TTM 12/31/2016	2,333,506	1,397,406	936,099	2,290,617	1,343,630	946,987	2,164,591	1,316,550	848,041	Fee
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	601,073	15,250	585,823	941,050	313,349	627,700	TTM 11/30/2016	883,087	286,084	597,003	789,044	318,713	470,330	697,538	278,140	419,398	Fee				14%
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	925,894	93,658	832,236	2,347,875	1,447,540	900,335	TTM 11/30/2016	2,090,395	1,322,025	768,370	1,446,539	1,179,231	267,308	1,362,996	1,111,391	251,605	Fee				5%
38	RMF	RMF	4	Reisinger MHC Portfolio	843,282	28,050	815,232	1,608,438	686,390	922,048	TTM 12/31/2016	1,281,573	620,846	660,727							Fee
38.01	RMF	RMF	1	Monticello	489,831	15,800	474,031	910,853	409,821	501,031	TTM 12/31/2016	786,414	388,621	397,793							Fee
38.02	RMF	RMF	1	Hickory Village	126,442	3,900	122,542	193,560	69,121	124,440	TTM 12/31/2016										Fee
38.03	RMF	RMF	1	Swan Lake	133,007	2,350	130,657	218,080	71,287	146,792	TTM 12/31/2016	218,367	88,623	129,744							Fee
38.04	RMF	RMF	1	Hi-View Estates MHC	94,002	6,000	88,002	285,945	136,161	149,785	TTM 12/31/2016	276,792	143,602	133,190							Fee
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	1,031,668	39,102	992,566	2,581,347	1,631,463	949,884	TTM 10/31/2016	2,201,739	1,601,674	600,065	2,400,848	1,779,393	621,455	2,386,038	1,700,689	685,349	Fee
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	516,176	0	516,176														Fee
41	UBS AG	UBS AG	1	Stow-A-Way	751,784	12,915	738,869	1,092,650	342,607	750,043	TTM 11/30/2016	1,021,859	352,187	669,672	976,209	353,976	622,233	934,726	349,610	585,116	Fee				13%
42	UBS AG	UBS AG	1	National City Self Storage	785,691	20,095	765,597	1,235,048	419,756	815,292	TTM 08/31/2016	1,178,553	410,678	767,875	1,074,907	381,046	693,861	1,022,689	372,489	650,200	Fee				10%
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	813,262	100,914	712,348	2,529,753	1,716,444	813,308	TTM 11/30/2016	2,441,865	1,597,330	844,535							Fee
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	741,422	83,957	657,465	2,223,868	1,382,403	841,466	TTM 11/30/2016	2,114,281	1,293,021	821,260	2,006,828	1,218,648	788,180	1,893,446	1,192,367	701,080	Fee
45	RMF	RMF	1	Sagamore at 26 Shopping Center	609,337	73,428	535,909	970,551	369,582	600,969	TTM 12/31/2016	864,138	360,180	503,958	736,552	343,335	393,217				Fee
46	RMF	RMF	1	Richland Self Storage	462,798	6,256	456,542	606,585	187,490	419,094	TTM 09/30/2016	405,606	164,336	241,270	57,343	61,075	(3,732)				Fee
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	729,451	84,257	645,194	2,106,432	1,371,381	735,051	TTM 11/30/2016	1,667,775	1,116,529	551,246	861,139	752,706	108,433				Fee
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	425,094	36,373	388,721	381,781	13,763	368,018	TTM 12/31/2016	397,561	16,054	381,507							Fee
49	RMF	RMF	1	Taft Hills Plaza	446,882	39,201	407,681	715,793	246,647	469,146	TTM 10/31/2016	730,246	248,639	481,608	783,619	241,922	541,697	737,247	245,731	491,516	Fee				11%
50	RMF	RMF	1	Oak Hill Estates MHC	472,962	12,450	460,512	947,845	456,849	490,995	TTM 12/31/2016	926,414	451,545	474,869	871,491	464,494	406,997	803,512	430,293	373,219	Fee
51	Barclays	Barclays	1	North Pointe - Rayen	333,339	12,000	321,339	637,280	251,570	385,710	TTM 11/30/2016	618,299	249,138	369,161	588,614	255,916	332,698	594,446	283,324	311,122	Fee				13%
52	UBS AG	UBS AG	1	Washington Place Shopping Center	523,570	39,796	483,774					614,704	218,544	396,160	475,222	214,438	260,784				Fee
53	UBS AG	UBS AG	1	3801-3807 Broadway	461,722	20,375	441,348	603,895	248,746	355,149	TTM 11/30/2016	561,108	287,168	273,940	596,544	236,828	359,716	498,881	212,754	286,127	Fee
54	RMF	RMF	1	Viera Self Storage	311,872	3,578	308,294	474,274	160,250	314,024	TTM 10/31/2016	444,411	153,579	290,831	399,948	146,472	253,476	381,085	150,689	230,395	Fee
55	Barclays	Barclays	1	Indian Creek Villas	289,890	20,808	269,082	586,654	318,764	267,889	TTM 11/30/2016	569,549	303,715	265,833	536,721	293,419	243,303	450,954	304,970	145,984	Fee				5%
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	286,241	28,889	257,352	368,862	124,949	243,913	TTM 08/31/2016	339,795	113,162	226,633	397,060	93,620	303,441	373,613	109,663	263,950	Fee
56.01	RMF	RMF	1	Ocean Springs	179,577	16,469	163,108	237,009	96,635	140,375	TTM 08/31/2016	208,229	84,508	123,722	255,206	65,699	189,507	238,360	78,293	160,067	Fee
56.02	RMF	RMF	1	Andalusia	106,664	12,420	94,244	131,852	28,314	103,538	TTM 08/31/2016	131,566	28,654	102,912	141,855	27,920	113,934	135,253	31,370	103,883	Fee
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	272,721	6,660	266,061	484,006	202,911	281,095	TTM 12/31/2016	463,837	207,552	256,285	474,547	229,725	244,822	473,837	209,483	264,354	Fee
57.01	RMF	RMF	1	Maple Hill MHC	172,626	5,220	167,406	325,824	148,156	177,668	TTM 12/31/2016	311,343	144,336	167,007	320,464	159,992	160,472	320,393	149,074	171,320	Fee
57.02	RMF	RMF	1	Lawrence MHC	100,094	1,440	98,654	158,182	54,755	103,427	TTM 12/31/2016	152,494	63,216	89,278	154,083	69,734	84,349	153,444	60,409	93,035	Fee
58	RMF	RMF	1	Houston Self Storage	197,209	5,172	192,037	304,086	69,987	234,099	TTM 10/31/2016	290,736	71,605	219,131	240,598	75,173	165,425	224,416	70,583	153,834	Fee

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(18)

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description ($)
1	RMF	RMF	1	Alhambra Towers	0	0	0	2,500,000	0	0	0	5,199,541	Performance Reserve: 5,000,000; Rent Abatement Reserve: 167,267.17; Outstanding TI/LC Reserve: 32,274
2	Barclays	Barclays	1	1166 Avenue of the Americas	0	0	0	0	0	0	0	17,829,009	Unfunded Obligations Reserve: 7,539,492; Unfunded Free Rent Reserve: 5,742,179; Third Floor Reserve: 4,058,916; Lobby Renovation Reserve: 488,422
3	Barclays	Barclays	1	1000 Denny Way	0	0	0	2,200,000	134,386	0	1,500,000	2,965,760	Seattle Times Security Deposit Reserve: 2,495,760; H5 Data Centers Reserve: 470,000
4	Barclays/BANA	Barclays	1	The Summit Birmingham	0	0	0	0	0	0	0	2,842,135	Outstanding TI/LC Reserve: 1,989,285; Overage Rent Reserve: 506,122.96; Free Rent Reserve: 346,727
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	0	18,113	0	0	737,682	124,482	0	0
6	RMF	RMF	1	Orlando Central	0	0	0	2,370,316	0	38,598	0	2,101,874	Outstanding TI/LC Reserve: 2,017,307; Women’s Care Rent Reserve: 73,179.84; Diane Holmes Rent Reserve: 11,386.75
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	0	0	0	0	0	0	0	2,500,000	Verizon Reserve
8	UBS AG	UBS AG	1	Center West	0	0	0	0	0	0	0	2,352,223	Unfunded Obligations Reserve
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	0	0	0	0	171,890	54,892	0	1,300,000	Renovation Project Reserve
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	15,000	0	0	0	49,042	0	0	0
11	DBNY	UBS AG	1	State Farm Data Center	0	0	0	0	0	0	0	0
12	UBS AG	UBS AG	1	Connecticut Financial Center	0	0	0	0	411,453	145,683	0	1,615,176	Unfunded Obligations Reserve
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	0	5,170	0	0	32,249	0	0	0
14	Barclays	Barclays	1	Boardwalk-Park Place	0	32,461	0	0	37,140	0	0	0
15	UBS AG	UBS AG	1	Sunnymead Towne Center	0	377,625	118,750	0	106,395	0	0	782,294	El Super Reserve: 738,593; Unfunded Tenant Obligations Reserve: 43,701
16	Barclays	Barclays	1	Gateway Plaza at Meridian	0	450,000	0	0	415,445	0	0	0
17	Barclays	Barclays	1	South Towne Plaza	0	0	0	0	0	0	0	0
18	RMF	RMF	1	West Sahara Promenade	0	6,310	150,000	0	13,943	9,844	0	485,168	Special TI/LC Reserve: 441,175.52; Free Rent Reserve: 43,992.43
19	Barclays	Barclays	11	Midwest Industrial Portfolio	0	2,599,530	0	0	374,833	0	0	250,000	Broadview Property Repairs Reserve
19.01	Barclays	Barclays	1	3701 West 128th Place
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court
19.03	Barclays	Barclays	1	6601-6669 West Mill Road
19.04	Barclays	Barclays	1	8301 West Parkland Court
19.05	Barclays	Barclays	1	1602 Corporate Drive
19.06	Barclays	Barclays	1	8585 South 77th Avenue
19.07	Barclays	Barclays	1	999 Raymond Street
19.08	Barclays	Barclays	1	4081 Ryan Road
19.09	Barclays	Barclays	1	461 North Third Avenue
19.10	Barclays	Barclays	1	12550 Lombard Lane
19.11	Barclays	Barclays	1	2000 South 25th Avenue
20	Barclays	Barclays	1	Seaport Storage Center	0	47,813	0	0	25,450	12,319	0	0
21	Barclays	Barclays	1	Westshore Plaza	0	0	0	0	0	0	0	0
22	UBS AG	UBS AG	1	Lakewood Village	0	0	0	0	80,399	59,547	0	11,330	SOL Filing Reserve
23	RMF	RMF	2	New Bern Hotel Portfolio	24,096	28,703	0	0	9,712	55,089	0	243,070	Seasonality Reserve: 170,000; PIP Reserve: 73,070
23.01	RMF	RMF	1	Hampton Inn New Bern
23.02	RMF	RMF	1	Springhill Suites by Marriott
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	0	0	0	0	76,920	17,102	0	633,250	PIP Reserve
25	RMF	RMF	1	Dogwood Station	0	0	187,500	399,713	12,366	36,873	0	0
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	0	0	0	0	0	4,602	0	500,000	WB Open Imaging Reserve Fund
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	0	175,920	0	0	67,951	13,698	0	385,200	PIP Reserve: 310,200; Seasonality Reserve: 75,000
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	0	0	0	0	0	0	0	0
29	Barclays	Barclays	1	Franklin Village Shopping Center	0	2,250	0	0	83,464	0	0	13,750	Outparcel Rent Reserve
30	RMF	RMF	1	Folsom Town Center	0	0	0	0	46,621	5,689	0	0
31	RMF	RMF	1	Santa Monica Retail Center	0	0	0	0	25,842	0	0	12,667	Ground Rent Fund
32	UBS AG	UBS AG	1	LA Fitness - Montclair	0	81,281	0	0	15,405	7,356	0	42,500	Pool Restoration Reserve
33	RMF	RMF	1	Rock Springs	250,000	115,913	0	0	30,375	94,711	0	0
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	0	46,266	0	0	66,630	25,648	0	24,874	Initial PIP Reserve
34.01	UBS AG	UBS AG	1	Value Place - Riverdale
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks
35	RMF	RMF	1	Hampton Inn Bowling Green	0	0	0	0	11,029	14,738	0	91,602	Quality Assurance Repair Funds
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	0	100,342	0	0	16,224	0	0	0
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	0	45,063	0	0	19,931	40,043	0	0
38	RMF	RMF	4	Reisinger MHC Portfolio	0	111,880	3,750	0	52,889	11,704	0	500,000	Prepaid Rent Reserve
38.01	RMF	RMF	1	Monticello
38.02	RMF	RMF	1	Hickory Village
38.03	RMF	RMF	1	Swan Lake
38.04	RMF	RMF	1	Hi-View Estates MHC
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	0	938	0	0	68,849	9,126	0	0
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	0	0	0	0	0	0	0	0
41	UBS AG	UBS AG	1	Stow-A-Way	0	24,281	0	0	19,794	0	0	0
42	UBS AG	UBS AG	1	National City Self Storage	0	4,375	0	0	13,684	0	0	0
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	0	12,500	0	0	12,057	7,700	0	31,250	Water Filtration Reserve
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	0	0	0	0	17,588	25,948	0	500,000	PIP Reserve
45	RMF	RMF	1	Sagamore at 26 Shopping Center	100,000	4,375	0	200,000	49,193	3,494	0	0
46	RMF	RMF	1	Richland Self Storage	0	0	0	0	41,025	6,809	0	0
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	0	0	0	0	15,827	28,600	0	0
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	994	0	0	14,006	0	0	0	435,000	Unfunded Tenant Obligations Reserve
49	RMF	RMF	1	Taft Hills Plaza	41,200	28,175	0	36,250	35,746	14,069	0	0
50	RMF	RMF	1	Oak Hill Estates MHC	0	21,050	0	0	6,806	9,117	0	1,218,404	Sewer Construction Funds: 818,404; OEPA Payoff Funds: 400,000
51	Barclays	Barclays	1	North Pointe - Rayen	0	2,750	0	0	7,005	0	0	0
52	UBS AG	UBS AG	1	Washington Place Shopping Center	0	46,625	0	250,000	15,905	4,179	0	31,671	Unfunded Tenant Obligations Reserve
53	UBS AG	UBS AG	1	3801-3807 Broadway	0	75,231	75,000	0	37,317	7,868	0	0
54	RMF	RMF	1	Viera Self Storage	0	0	0	0	0	2,611	0	0
55	Barclays	Barclays	1	Indian Creek Villas	0	5,108	0	0	7,918	0	0	0
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	0	5,013	0	50,000	0	3,055	0	0
56.01	RMF	RMF	1	Ocean Springs
56.02	RMF	RMF	1	Andalusia
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	0	30,313	0	0	26,655	4,514	0	0
57.01	RMF	RMF	1	Maple Hill MHC
57.02	RMF	RMF	1	Lawrence MHC
58	RMF	RMF	1	Houston Self Storage	50,000	0	0	0	16,779	3,140	0	0

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(19)

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description ($)
1	RMF	RMF	1	Alhambra Towers	2,904	0	21,781	77,767	Springing	0
2	Barclays	Barclays	1	1166 Avenue of the Americas	Springing	0	Springing	Springing	Springing	Springing	Condominium Assessment Reserve
3	Barclays	Barclays	1	1000 Denny Way	4,376	0	Springing	33,596	Springing	0
4	Barclays/BANA	Barclays	1	The Summit Birmingham	Springing	0	Springing	Springing	Springing	0
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	6,923	0	0	122,947	10,374	0
6	RMF	RMF	1	Orlando Central	10,623	0	33,333	73,441	18,380	0
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	Springing	0	Springing	Springing	Springing	0
8	UBS AG	UBS AG	1	Center West	Springing	0	Springing	Springing	Springing	Springing	Ground Rent Reserve
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	5% of Gross Revenues	0	0	66,111	15,248	98,791	Renovation Project Reserve: 84,624.09; Seasonality Reserve: 14,166.67; PIP Reserve: Springing
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	4% of Gross Revenues	0	0	24,521	6,478	Springing	PIP Reserve
11	DBNY	UBS AG	1	State Farm Data Center	Springing	0	Springing	Springing	Springing	0
12	UBS AG	UBS AG	1	Connecticut Financial Center	5,878	0	54,863	114,293	15,175	0
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	4,583	0	0	6,450	Springing	0
14	Barclays	Barclays	1	Boardwalk-Park Place	2,261	0	0	7,428	Springing	0
15	UBS AG	UBS AG	1	Sunnymead Towne Center	2,022	0	8,090	23,129	Springing	Springing	Singh Litigation Reserve
16	Barclays	Barclays	1	Gateway Plaza at Meridian	2,310	0	11,550	46,161	Springing	Springing	Kaiser Permanente Lease Expiration Reserve
17	Barclays	Barclays	1	South Towne Plaza	Springing	0	Springing	Springing	Springing	0
18	RMF	RMF	1	West Sahara Promenade	1,971	0	3,578	6,640	1,875	0
19	Barclays	Barclays	11	Midwest Industrial Portfolio	17,165	0	19,130	116,397	Springing	0
19.01	Barclays	Barclays	1	3701 West 128th Place
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court
19.03	Barclays	Barclays	1	6601-6669 West Mill Road
19.04	Barclays	Barclays	1	8301 West Parkland Court
19.05	Barclays	Barclays	1	1602 Corporate Drive
19.06	Barclays	Barclays	1	8585 South 77th Avenue
19.07	Barclays	Barclays	1	999 Raymond Street
19.08	Barclays	Barclays	1	4081 Ryan Road
19.09	Barclays	Barclays	1	461 North Third Avenue
19.10	Barclays	Barclays	1	12550 Lombard Lane
19.11	Barclays	Barclays	1	2000 South 25th Avenue
20	Barclays	Barclays	1	Seaport Storage Center	1,451	0	0	8,483	1,807	0
21	Barclays	Barclays	1	Westshore Plaza	Springing	0	Springing	Springing	Springing	Springing	Lease Termination Rollover Reserve
22	UBS AG	UBS AG	1	Lakewood Village	5,175	0	0	6,381	10,633	0
23	RMF	RMF	2	New Bern Hotel Portfolio	4% of Gross Revenues	0	0	9,250	4,372	Springing	PIP Reserve: Springing; Seasonality Reserve: Springing
23.01	RMF	RMF	1	Hampton Inn New Bern
23.02	RMF	RMF	1	Springhill Suites by Marriott
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	4% of Gross Revenues	0	0	24,419	2,036	0
25	RMF	RMF	1	Dogwood Station	1,070	0	Springing	11,777	3,512	0
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	845	0	6,336	17,651	1,602	Springing	Operating Expense Reserve
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	4% of Gross Revenues	0	0	14,772	5,268	Springing	Seasonality Reserve
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	Springing	0	Springing	Springing	Springing	0
29	Barclays	Barclays	1	Franklin Village Shopping Center	2,275	0	7,584	21,383	Springing	0
30	RMF	RMF	1	Folsom Town Center	540	0	3,061	7,664	797	0
31	RMF	RMF	1	Santa Monica Retail Center	133	0	1,328	8,204	221	12,667	Ground Rent Fund
32	UBS AG	UBS AG	1	LA Fitness - Montclair	584	0	2,530	Springing	Springing	0
33	RMF	RMF	1	Rock Springs	6,400	0	0	14,464	9,020	0
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	4% of Gross Revenues	0	0	12,453	2,420	0
34.01	UBS AG	UBS AG	1	Value Place - Riverdale
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks
35	RMF	RMF	1	Hampton Inn Bowling Green	4% of Gross Revenues	0	0	5,252	1,755	0
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	1,271	0	0	3,245	Springing	0
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	4% of Gross Revenues	0	0	3,559	Springing	Springing	Seasonality Reserve
38	RMF	RMF	4	Reisinger MHC Portfolio	2,338	0	0	7,196	1,393	0
38.01	RMF	RMF	1	Monticello
38.02	RMF	RMF	1	Hickory Village
38.03	RMF	RMF	1	Swan Lake
38.04	RMF	RMF	1	Hi-View Estates MHC
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	3,259	0	0	14,967	3,510	0
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	0	0	0	Springing	Springing	0
41	UBS AG	UBS AG	1	Stow-A-Way	Springing	0	0	4,949	Springing	0
42	UBS AG	UBS AG	1	National City Self Storage	Springing	0	0	3,801	Springing	0
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	4% of Gross Revenues	0	0	5,742	2,444	Springing	PIP Reserve: Springing; Seasonality Reserve: Springing
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	4% of Gross Revenues	0	0	5,583	Springing	0
45	RMF	RMF	1	Sagamore at 26 Shopping Center	1,224	0	Springing	11,713	1,664	0
46	RMF	RMF	1	Richland Self Storage	521	0	0	3,552	499	0
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	6,707	0	0	9,892	3,763	Springing	Seasonality Reserve
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	Springing	0	Springing	Springing	Springing	0
49	RMF	RMF	1	Taft Hills Plaza	1,157	0	2,110	11,348	1,675	0
50	RMF	RMF	1	Oak Hill Estates MHC	1,038	0	0	6,806	1,823	0
51	Barclays	Barclays	1	North Pointe - Rayen	1,000	0	0	1,401	Springing	0
52	UBS AG	UBS AG	1	Washington Place Shopping Center	1,710	0	Springing	6,117	1,607	0
53	UBS AG	UBS AG	1	3801-3807 Broadway	227	0	0	14,353	1,710	0
54	RMF	RMF	1	Viera Self Storage	298	0	0	1,972	1,243	0
55	Barclays	Barclays	1	Indian Creek Villas	1,734	0	0	1,584	Springing	0
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	314	0	2,093	2,638	727	0
56.01	RMF	RMF	1	Ocean Springs
56.02	RMF	RMF	1	Andalusia
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	555	0	0	3,604	548	0
57.01	RMF	RMF	1	Maple Hill MHC
57.02	RMF	RMF	1	Lawrence MHC
58	RMF	RMF	1	Houston Self Storage	Springing	0	0	1,332	598	0

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(20)								TENANCY INFORMATION(21)(22)(23)

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size
1	RMF	RMF	1	Alhambra Towers			1,500,000					No	AerSale	27,408	11/30/2021	Finser Corporation	25,553	02/07/2018	Becker & Poliakoff, PA	22,522
2	Barclays	Barclays	1	1166 Avenue of the Americas								No	D.E. Shaw	78,150	06/30/2024	Sprint	39,075	01/31/2027	Arcesium	39,075
3	Barclays	Barclays	1	1000 Denny Way			2,200,000					No	Seattle Times Company	155,985	01/31/2021	Level 3 Communications, LLC	48,959	07/31/2031	XO Communications Inc.	21,271
4	Barclays/BANA	Barclays	1	The Summit Birmingham	225,984		2,146,872					No	Belk	163,480	01/31/2018	RSM US LLP	35,724	10/31/2021	Barnes & Noble	25,397
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive								Yes	Merrill Lynch Pierce Fenner & Smith	553,841	11/30/2024
6	RMF	RMF	1	Orlando Central								No	State of Florida Department of Health	49,085	07/31/2025	Concorde Career College	41,449	10/31/2024	State of Florida Department of Environmental Protection	33,902
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	117,491		1,982,657					No	Sinclair Broadcast Group	121,213	12/31/2023	Internap Corporation	35,609	02/28/2019	TierPoint Seattle Holdings	29,793
8	UBS AG	UBS AG	1	Center West								No	Merrill Lynch Pierce Fenner & Smith	23,121	04/30/2022	Aurora Capital Group	22,911	03/31/2021	Radar Pictures	16,894
9	UBS AG	UBS AG	1	Anaheim Marriott Suites								No
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown								No
11	DBNY	UBS AG	1	State Farm Data Center	58,186		969,765					Yes	State Farm	193,953	11/30/2031
12	UBS AG	UBS AG	1	Connecticut Financial Center			2,000,000					No	Yale University	84,442	05/31/2027	G.S.A. US Attorney’s Office	58,601	04/18/2022	The United Illuminating Company	51,307
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)								No
14	Barclays	Barclays	1	Boardwalk-Park Place								No
15	UBS AG	UBS AG	1	Sunnymead Towne Center	200,000		200,000					No	El Super	52,400	10/31/2018	99 Cents Only Store	31,200	01/31/2020	W.W. Fashion	10,903
16	Barclays	Barclays	1	Gateway Plaza at Meridian	138,600						2,200,000	No	Kaiser Permanente	80,917	03/31/2026	Balfour	20,421	04/30/2019	Sierra Nevada	20,421
17	Barclays	Barclays	1	South Towne Plaza								No	Walmart	199,026	09/30/2026	Petco	11,500	01/31/2024	Olympia Sports	6,000
18	RMF	RMF	1	West Sahara Promenade			128,796					No	EOS Fitness	34,000	12/31/2031	Family Music Centers	13,746	08/31/2021	Battle Blast	10,080
19	Barclays	Barclays	11	Midwest Industrial Portfolio								Various
19.01	Barclays	Barclays	1	3701 West 128th Place								No	Labriola, Inc.	177,500	03/31/2026	Bill Downs Enterprises, Inc.	40,000	05/31/2018
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court								No	Ludlow Manufacturing, Inc.	72,150	08/31/2018	General Loose Leaf Bindery	37,400	08/31/2018	Dorma Automatics, Inc.	28,960
19.03	Barclays	Barclays	1	6601-6669 West Mill Road								No	State of Wisconsin, DOC	24,500	02/28/2023	Direct Supply Inc.	19,583	06/30/2018	Critical Room Control LLC	14,850
19.04	Barclays	Barclays	1	8301 West Parkland Court								No	Complete Warehouse and Distribution	57,000	02/29/2024	Vector Technologies LTD	42,000	12/31/2026	Douglas Dynamics LLC	20,000
19.05	Barclays	Barclays	1	1602 Corporate Drive								Yes	Swisher Acquisition, Inc.	107,228	03/31/2035
19.06	Barclays	Barclays	1	8585 South 77th Avenue								Yes	Micron Metal Finishing LLC	75,000	12/31/2020
19.07	Barclays	Barclays	1	999 Raymond Street								Yes	Tri Dim Filter	87,075	12/31/2019
19.08	Barclays	Barclays	1	4081 Ryan Road								No	Telefonix, Inc.	17,372	02/28/2018	Grumen Manufacturing	16,250	05/31/2017	Sardis Media, Ltd.	14,510
19.09	Barclays	Barclays	1	461 North Third Avenue								No	Oakley Signs & Graphics LLC	42,997	12/31/2019	Flood Specialists, Inc.	36,325	06/30/2019
19.10	Barclays	Barclays	1	12550 Lombard Lane								Yes	Spectrum Metals/Rolled Metal	54,308	09/30/2025
19.11	Barclays	Barclays	1	2000 South 25th Avenue								No	Total Control Sports, Inc.	23,083	05/31/2017	Service Center LLC	20,893	12/31/2018	J Carter Industrial Services	10,000
20	Barclays	Barclays	1	Seaport Storage Center								No
21	Barclays	Barclays	1	Westshore Plaza								No	Lowe’s	130,497	06/30/2020	Sam’s Club	116,725	03/31/2022
22	UBS AG	UBS AG	1	Lakewood Village								No
23	RMF	RMF	2	New Bern Hotel Portfolio							Seasonality Fund: 170,000	No
23.01	RMF	RMF	1	Hampton Inn New Bern								No
23.02	RMF	RMF	1	Springhill Suites by Marriott								No
24	RMF	RMF	1	Hilton Garden Inn - Overland Park								No
25	RMF	RMF	1	Dogwood Station			175,000					No	Bhavani Food Market	24,515	11/06/2026	Dollar Tree	12,285	10/31/2026	Family Dollar	12,204
26	Barclays	Barclays	1	Boynton Beach Medical Plaza			380,130					No	Urology Center of South Florida	9,151	12/31/2023	WB Open Imaging	6,998	09/30/2017	Dr. Valentina Ghergina, DO	4,522
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville								No
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	195,931		1,175,586					No	Malco Theatres	30,000	12/31/2021	Finish Line	21,899	02/28/2022	Victoria’s Secret	13,330
29	Barclays	Barclays	1	Franklin Village Shopping Center	109,209		364,030					No	Shop ’n Save	32,527	10/31/2026	Big Lots	30,174	01/31/2019	Tractor Supply	23,876
30	RMF	RMF	1	Folsom Town Center								No	Trader Joe’s	12,780	01/31/2019	Home Consignment Center	12,585	08/31/2019	Folsom Sports LTD	6,420
31	RMF	RMF	1	Santa Monica Retail Center			79,665					No	Del Taco	2,673	06/30/2022	Moon House	2,185	04/30/2018	Fatburger	1,924
32	UBS AG	UBS AG	1	LA Fitness - Montclair								Yes	LA Fitness	46,701	12/31/2025
33	RMF	RMF	1	Rock Springs								No
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio								No
34.01	UBS AG	UBS AG	1	Value Place - Riverdale								No
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks								No
35	RMF	RMF	1	Hampton Inn Bowling Green								No
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood								No
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova								No
38	RMF	RMF	4	Reisinger MHC Portfolio								No
38.01	RMF	RMF	1	Monticello								No
38.02	RMF	RMF	1	Hickory Village								No
38.03	RMF	RMF	1	Swan Lake								No
38.04	RMF	RMF	1	Hi-View Estates MHC								No
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	136,800							No
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX								Yes	Walgreens	14,820	10/31/2035
41	UBS AG	UBS AG	1	Stow-A-Way								No
42	UBS AG	UBS AG	1	National City Self Storage								No
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson								No
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City								No
45	RMF	RMF	1	Sagamore at 26 Shopping Center			200,000					No	Jo-Ann Fabrics and Crafts	18,728	01/31/2020	Tuesday Morning	16,153	01/31/2026	Party City	14,822
46	RMF	RMF	1	Richland Self Storage								No
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls								No
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny								Yes	Winn Dixie	59,611	09/30/2027
49	RMF	RMF	1	Taft Hills Plaza								No	Albertsons	42,728	04/30/2021	Chevron Valley Credit Union	4,053	12/31/2019	China One Express	2,665
50	RMF	RMF	1	Oak Hill Estates MHC								No
51	Barclays	Barclays	1	North Pointe - Rayen								No
52	UBS AG	UBS AG	1	Washington Place Shopping Center								No	Big Lots	48,400	01/31/2023	hhgregg	25,078	02/28/2025	Lumber Liquidators	5,895
53	UBS AG	UBS AG	1	3801-3807 Broadway								No	Payless ShoeSource	3,200	04/30/2021	FERS Cleaners II, Corp.	1,800	12/31/2022	Ramos Martial Arts	1,800
54	RMF	RMF	1	Viera Self Storage								No
55	Barclays	Barclays	1	Indian Creek Villas								No
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio			150,000					No
56.01	RMF	RMF	1	Ocean Springs								No	Hibbett Sporting Goods	5,624	04/30/2020	Marco’s Pizza	2,791	12/31/2020	Cricket	1,600
56.02	RMF	RMF	1	Andalusia								No	Shoe Depot	5,000	01/31/2019	Maurices	5,000	01/31/2018	La Vi Nails	800
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio								No
57.01	RMF	RMF	1	Maple Hill MHC								No
57.02	RMF	RMF	1	Lawrence MHC								No
58	RMF	RMF	1	Houston Self Storage	50,000							No

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(21)(22)(23)

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Lease Expiration	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
1	RMF	RMF	1	Alhambra Towers	12/31/2022	Banco de Credito del Peru	14,071	12/31/2022	Capital Bank, N.A.	11,246	02/28/2022	Refinance
2	Barclays	Barclays	1	1166 Avenue of the Americas	06/30/2024	1166 EJM Tenant LLC	22,500	08/01/2019				Refinance
3	Barclays	Barclays	1	1000 Denny Way	09/30/2022	H5 Data Centers	15,630	12/31/2028	DirecTV	0	01/31/2019	Refinance
4	Barclays/BANA	Barclays	1	The Summit Birmingham	02/01/2018	Gap	17,522	03/31/2020	Brownell Travel	15,126	03/31/2018	Refinance
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive								Acquisition
6	RMF	RMF	1	Orlando Central	09/30/2022	U.S. Government EOIR/OPLA	32,330	11/21/2020	Women’s Care of Florida, LLC	25,172	03/31/2028	Acquisition
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	06/30/2023	Amazon	13,483	12/31/2017	Verizon	10,416	01/31/2019	Acquisition
8	UBS AG	UBS AG	1	Center West	09/20/2020	Wells Fargo Advisors	16,894	07/31/2024	Rentech	16,567	06/14/2020	Refinance
9	UBS AG	UBS AG	1	Anaheim Marriott Suites								Refinance
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown								Acquisition
11	DBNY	UBS AG	1	State Farm Data Center								Acquisition/Refinance
12	UBS AG	UBS AG	1	Connecticut Financial Center	06/14/2022	Bank of America	39,835	03/31/2021	Withers Bergman LLP	34,303	03/31/2025	Refinance
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)								Refinance
14	Barclays	Barclays	1	Boardwalk-Park Place								Refinance
15	UBS AG	UBS AG	1	Sunnymead Towne Center	08/31/2019	Molina Healthcare	8,714	03/31/2020	Aarons, Inc.	7,705	03/31/2023	Refinance
16	Barclays	Barclays	1	Gateway Plaza at Meridian	08/31/2018	Janeway Law Firm	10,922	02/28/2021				Acquisition
17	Barclays	Barclays	1	South Towne Plaza	08/31/2024	Speedy Furniture	5,625	10/31/2017	GameStop	2,577	10/31/2019	Refinance
18	RMF	RMF	1	West Sahara Promenade	01/31/2022	Paradise India	5,488	09/24/2026	Marie Callender’s	4,441	10/31/2018	Refinance
19	Barclays	Barclays	11	Midwest Industrial Portfolio								Acquisition
19.01	Barclays	Barclays	1	3701 West 128th Place
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court	12/31/2017	Dorma Automatics, Inc.	14,473	03/31/2017
19.03	Barclays	Barclays	1	6601-6669 West Mill Road	04/30/2017	A Better Living Family Service	9,340	12/31/2019	Northshore Christian Church	6,946	05/31/2020
19.04	Barclays	Barclays	1	8301 West Parkland Court	07/31/2021
19.05	Barclays	Barclays	1	1602 Corporate Drive
19.06	Barclays	Barclays	1	8585 South 77th Avenue
19.07	Barclays	Barclays	1	999 Raymond Street
19.08	Barclays	Barclays	1	4081 Ryan Road	12/31/2018	Ludwig and Company	4,517	08/31/2020
19.09	Barclays	Barclays	1	461 North Third Avenue
19.10	Barclays	Barclays	1	12550 Lombard Lane
19.11	Barclays	Barclays	1	2000 South 25th Avenue	08/31/2019	Chicago Jack Service, Inc.	8,650	08/31/2019	MacCarb	5,600	08/31/2019
20	Barclays	Barclays	1	Seaport Storage Center								Refinance
21	Barclays	Barclays	1	Westshore Plaza								Refinance
22	UBS AG	UBS AG	1	Lakewood Village								Refinance
23	RMF	RMF	2	New Bern Hotel Portfolio								Refinance
23.01	RMF	RMF	1	Hampton Inn New Bern
23.02	RMF	RMF	1	Springhill Suites by Marriott
24	RMF	RMF	1	Hilton Garden Inn - Overland Park								Acquisition
25	RMF	RMF	1	Dogwood Station	12/31/2019	SurgCenter Development	6,640	06/30/2024	Pizza Hut	4,300	11/30/2021	Refinance
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	08/31/2025	South Palm Medical	3,546	05/31/2024	Dr. David Felker	2,474	08/31/2025	Acquisition
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville								Acquisition
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	01/31/2018	Forever 21	12,986	06/30/2024	Charming Charlie	10,413	05/31/2020	Refinance
29	Barclays	Barclays	1	Franklin Village Shopping Center	09/30/2023	Dollar General	9,398	07/31/2022	Sears	7,200	06/30/2018	Acquisition
30	RMF	RMF	1	Folsom Town Center	08/31/2021	FreeStyle Clothing Exchange	3,190	05/31/2022	Adam’s Meat Shop	1,979	06/30/2021	Refinance
31	RMF	RMF	1	Santa Monica Retail Center	09/30/2022	Berri’s Pizza	1,046	03/31/2024	Green Olive	960	09/30/2022	Refinance
32	UBS AG	UBS AG	1	LA Fitness - Montclair								Refinance
33	RMF	RMF	1	Rock Springs								Refinance
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio								Refinance
34.01	UBS AG	UBS AG	1	Value Place - Riverdale
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks
35	RMF	RMF	1	Hampton Inn Bowling Green								Refinance
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood								Refinance
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova								Refinance
38	RMF	RMF	4	Reisinger MHC Portfolio								Acquisition
38.01	RMF	RMF	1	Monticello
38.02	RMF	RMF	1	Hickory Village
38.03	RMF	RMF	1	Swan Lake
38.04	RMF	RMF	1	Hi-View Estates MHC
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing								Refinance
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX								Acquisition
41	UBS AG	UBS AG	1	Stow-A-Way								Refinance
42	UBS AG	UBS AG	1	National City Self Storage								Refinance
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson								Refinance
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City								Refinance
45	RMF	RMF	1	Sagamore at 26 Shopping Center	01/31/2023	Pet Supplies Plus	12,979	02/28/2021	Speedpro	4,389	12/31/2018	Acquisition
46	RMF	RMF	1	Richland Self Storage								Acquisition
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls								Refinance
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny								Refinance
49	RMF	RMF	1	Taft Hills Plaza	09/30/2021	Maria’s Place	1,950	12/31/2019	Fosters Donuts	1,200	04/30/2019	Refinance
50	RMF	RMF	1	Oak Hill Estates MHC								Refinance
51	Barclays	Barclays	1	North Pointe - Rayen								Refinance
52	UBS AG	UBS AG	1	Washington Place Shopping Center	09/30/2020	AT&T	4,200	01/31/2021	GNC	1,400	10/31/2021	Acquisition
53	UBS AG	UBS AG	1	3801-3807 Broadway	03/31/2021	Jose’s Beverage Distribution	1,800	03/31/2021	Harger Donut Shop, Inc.	785	08/31/2022	Refinance
54	RMF	RMF	1	Viera Self Storage								Acquisition
55	Barclays	Barclays	1	Indian Creek Villas								Refinance
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio								Acquisition
56.01	RMF	RMF	1	Ocean Springs	03/31/2021	J Hibitchi	1,500	10/31/2017	Sally Beauty	1,474	08/31/2021
56.02	RMF	RMF	1	Andalusia	10/31/2019
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio								Refinance
57.01	RMF	RMF	1	Maple Hill MHC
57.02	RMF	RMF	1	Lawrence MHC
58	RMF	RMF	1	Houston Self Storage								Acquisition

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor	Related Borrower(24)	Lockbox (Y/N)	Lockbox Type(25)	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)
1	RMF	RMF	1	Alhambra Towers	William Allen Morris	No	Yes	Hard
2	Barclays	Barclays	1	1166 Avenue of the Americas	Edward J. Minskoff Equities, Inc.	No	Yes	Hard
3	Barclays	Barclays	1	1000 Denny Way	Josh Simms	No	Yes	Hard
4	Barclays/BANA	Barclays	1	The Summit Birmingham	Jeffrey A. Bayer, David L. Silverstein, Jon W. Rotenstreich, Institutional Mall Investors LLC	No	Yes	Hard
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive	Paul D. Agarwal	No	Yes	Hard
6	RMF	RMF	1	Orlando Central	Mark Corlew, Anuj Grover	No	Yes	Hard
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza	TechCore, LLC	No	Yes	Springing
8	UBS AG	UBS AG	1	Center West	Kambiz Hekmat	No	Yes	Springing
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	Richard H. Packard, Lauren Packard, Mark B. David	No	Yes	Hard	88.0%	130.60	114.93
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	Nishith Kumar Patel, Gautam B. Patel	No	Yes	Hard	80.4%	145.67	117.15
11	DBNY	UBS AG	1	State Farm Data Center	JDM Partners Opportunity Fund III LLC	No	Yes	Hard
12	UBS AG	UBS AG	1	Connecticut Financial Center	Chase Financial Resources LLC	No	Yes	Hard
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)	J.K. Properties, Inc.	Yes - Group 1	Yes	Springing
14	Barclays	Barclays	1	Boardwalk-Park Place	J.K. Properties, Inc.	Yes - Group 1	Yes	Springing
15	UBS AG	UBS AG	1	Sunnymead Towne Center	Sunny Bhullar	No	Yes	Springing
16	Barclays	Barclays	1	Gateway Plaza at Meridian	Matthew J. Felton	No	Yes	Springing
17	Barclays	Barclays	1	South Towne Plaza	E. Stanley Kroenke	Yes - Group 2	Yes	Springing
18	RMF	RMF	1	West Sahara Promenade	Dorian Bilak	No	Yes	Hard
19	Barclays	Barclays	11	Midwest Industrial Portfolio	Michael Brennan, Scott McKibben	No	Yes	Hard
19.01	Barclays	Barclays	1	3701 West 128th Place
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court
19.03	Barclays	Barclays	1	6601-6669 West Mill Road
19.04	Barclays	Barclays	1	8301 West Parkland Court
19.05	Barclays	Barclays	1	1602 Corporate Drive
19.06	Barclays	Barclays	1	8585 South 77th Avenue
19.07	Barclays	Barclays	1	999 Raymond Street
19.08	Barclays	Barclays	1	4081 Ryan Road
19.09	Barclays	Barclays	1	461 North Third Avenue
19.10	Barclays	Barclays	1	12550 Lombard Lane
19.11	Barclays	Barclays	1	2000 South 25th Avenue
20	Barclays	Barclays	1	Seaport Storage Center	David C. Brett	No	Yes	Soft
21	Barclays	Barclays	1	Westshore Plaza	E. Stanley Kroenke	Yes - Group 2	Yes	Springing
22	UBS AG	UBS AG	1	Lakewood Village	Stonetown 3 Holdings, LLLP	No	Yes	Springing
23	RMF	RMF	2	New Bern Hotel Portfolio	John O. Haroldson	No	Yes	Hard	67.6%	100.39	67.91
23.01	RMF	RMF	1	Hampton Inn New Bern					71.0%	103.36	73.43
23.02	RMF	RMF	1	Springhill Suites by Marriott					64.3%	97.63	62.80
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	Surendra V. Jain	No	Yes	Springing	73.5%	125.48	92.20
25	RMF	RMF	1	Dogwood Station	Stephen Marc Gorn	No	Yes	Springing
26	Barclays	Barclays	1	Boynton Beach Medical Plaza	Ted L. Barr, Joseph G. Greulich, Benjamin D. Sheridan	No	Yes	Springing
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	Joseph H. Scarlett	No	Yes	Hard	79.2%	118.13	93.52
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria	Simon Property Group, L.P.	No	Yes	Hard
29	Barclays	Barclays	1	Franklin Village Shopping Center	Wheeler REIT, L.P.	No	Yes	Hard
30	RMF	RMF	1	Folsom Town Center	John J. Jakosky III, Terry C. Hackett	No	Yes	Springing
31	RMF	RMF	1	Santa Monica Retail Center	Eri S. Kroh	No	Yes	Springing
32	UBS AG	UBS AG	1	LA Fitness - Montclair	David Rosen	No	Yes	Hard
33	RMF	RMF	1	Rock Springs	Krishna K. Singh	No	Yes	Springing
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	Anthony Jon Sherman, Anthony Jon Sherman and Rachel A. Sherman, as Trustees of the Sherman Family Trust, Dated April 22, 2003	No	Yes	Hard	85.3%	33.77	28.79
34.01	UBS AG	UBS AG	1	Value Place - Riverdale					81.3%	34.65	28.16
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks					89.3%	32.96	29.43
35	RMF	RMF	1	Hampton Inn Bowling Green	Saad Roumaya, Jabbar Yousif	No	Yes	Springing	77.0%	96.65	74.42
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood	H.K. Realty, Inc.	Yes - Group 1	Yes	Springing
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	Juan Llaca, Juan Llaca as Trustee of the Llaca Family Trust U/T/D May 19, 2008	No	Yes	Hard	68.4%	88.88	60.79
38	RMF	RMF	4	Reisinger MHC Portfolio	Andrew J. Reisinger, Michael E. Mendelson, Clayton M. Jones	No	Yes	Springing
38.01	RMF	RMF	1	Monticello
38.02	RMF	RMF	1	Hickory Village
38.03	RMF	RMF	1	Swan Lake
38.04	RMF	RMF	1	Hi-View Estates MHC
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing	Joshua Stein	No	Yes	Soft
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX	Robert F. Tamaro, Therese W. Tamaro	No	Yes	Hard
41	UBS AG	UBS AG	1	Stow-A-Way	Arthur L. Flaming, Flaming Family Trust Dated October 8, 1997, as restated by Restated Trust Agreement dated April 27, 2010, and amended by First Amendment to Restated Trust Agreement dated January 1, 2011	Yes - Group 4	No	None
42	UBS AG	UBS AG	1	National City Self Storage	Arthur L. Flaming, Flaming Family Trust Dated October 8, 1997, as restated by Restated Trust Agreement dated April 27, 2010, and amended by First Amendment to Restated Trust Agreement dated January 1, 2011	Yes - Group 4	No	None
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	Sunny S. Desai	No	Yes	Hard	65.0%	96.49	62.72
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	Larry-Bharat Patel	No	Yes	Springing	78.0%	103.23	80.52
45	RMF	RMF	1	Sagamore at 26 Shopping Center	Jakob Kaiser	No	Yes	Springing
46	RMF	RMF	1	Richland Self Storage	Robert Moser, Robert Morgan	Yes - Group 3	Yes	Springing
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	Vasant Bhagubhai Patel	No	Yes	Hard	76.3%	94.06	71.77
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny	Yerachmeal Jacobson, Marc Jacobowitz	No	Yes	Springing
49	RMF	RMF	1	Taft Hills Plaza	Joseph M. Lacko	No	Yes	Springing
50	RMF	RMF	1	Oak Hill Estates MHC	Robert C. Morgan, Robyn K. Morgan	Yes - Group 3	Yes	Springing
51	Barclays	Barclays	1	North Pointe - Rayen	J.K. Properties, Inc.	Yes - Group 1	Yes	Springing
52	UBS AG	UBS AG	1	Washington Place Shopping Center	Abraham Bernat, Yechiel Rivlin	No	Yes	Springing
53	UBS AG	UBS AG	1	3801-3807 Broadway	Deborah Leshno, Marilyn Zinovoy, The Martin Henry Osinski Living Trust Dated January 17, 2014, Martin H. Osinski, QSST	No	Yes	Springing
54	RMF	RMF	1	Viera Self Storage	Robert Moser, Robert Morgan	Yes - Group 3	Yes	Springing
55	Barclays	Barclays	1	Indian Creek Villas	J.K. Properties, Inc.	Yes - Group 1	Yes	Springing
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio	Gregory M. Cervenka	No	Yes	Springing
56.01	RMF	RMF	1	Ocean Springs
56.02	RMF	RMF	1	Andalusia
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio	Michael Conley	No	Yes	Springing
57.01	RMF	RMF	1	Maple Hill MHC
57.02	RMF	RMF	1	Lawrence MHC
58	RMF	RMF	1	Houston Self Storage	Matthew McConkie, James D. Dunn, Jeffrey D. Burningham, Jeffrey C. Danley, The James D. Dunn Trust, The Jeffrey C. Danley Trust, The Jeffrey D. Burningham Trust, Luxstone, LLC	No	Yes	Springing

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS(26)

Mortgage Loan Number	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2015 Occupancy (%)	2015 ADR ($)	2015 RevPAR ($)	2014 Occupancy (%)	2014 ADR ($)	2014 RevPAR ($)	2013 Occupancy (%)	2013 ADR ($)	2013 RevPAR ($)	Mortgage Loan Number
1	RMF	RMF	1	Alhambra Towers													1
2	Barclays	Barclays	1	1166 Avenue of the Americas													2
3	Barclays	Barclays	1	1000 Denny Way													3
4	Barclays/BANA	Barclays	1	The Summit Birmingham													4
5	Barclays/MSBNA	Barclays	1	Merrill Lynch Drive													5
6	RMF	RMF	1	Orlando Central													6
7	UBS AG/MSBNA	UBS AG	1	KOMO Plaza													7
8	UBS AG	UBS AG	1	Center West													8
9	UBS AG	UBS AG	1	Anaheim Marriott Suites	88.2%	130.60	115.23	86.9%	130.02	113.03	85.2%	121.65	103.60	83.1%	113.62	94.39	9
10	Barclays	Barclays	1	Hyatt Place Charlotte Downtown	80.4%	145.67	117.15	79.0%	139.90	110.46	72.6%	127.03	92.19				10
11	DBNY	UBS AG	1	State Farm Data Center													11
12	UBS AG	UBS AG	1	Connecticut Financial Center													12
13	Barclays	Barclays	1	Casa Del Sol (Sierra Springs)													13
14	Barclays	Barclays	1	Boardwalk-Park Place													14
15	UBS AG	UBS AG	1	Sunnymead Towne Center													15
16	Barclays	Barclays	1	Gateway Plaza at Meridian													16
17	Barclays	Barclays	1	South Towne Plaza													17
18	RMF	RMF	1	West Sahara Promenade													18
19	Barclays	Barclays	11	Midwest Industrial Portfolio													19
19.01	Barclays	Barclays	1	3701 West 128th Place													19.01
19.02	Barclays	Barclays	1	3801-3831 Hawthorne Court													19.02
19.03	Barclays	Barclays	1	6601-6669 West Mill Road													19.03
19.04	Barclays	Barclays	1	8301 West Parkland Court													19.04
19.05	Barclays	Barclays	1	1602 Corporate Drive													19.05
19.06	Barclays	Barclays	1	8585 South 77th Avenue													19.06
19.07	Barclays	Barclays	1	999 Raymond Street													19.07
19.08	Barclays	Barclays	1	4081 Ryan Road													19.08
19.09	Barclays	Barclays	1	461 North Third Avenue													19.09
19.10	Barclays	Barclays	1	12550 Lombard Lane													19.10
19.11	Barclays	Barclays	1	2000 South 25th Avenue													19.11
20	Barclays	Barclays	1	Seaport Storage Center													20
21	Barclays	Barclays	1	Westshore Plaza													21
22	UBS AG	UBS AG	1	Lakewood Village													22
23	RMF	RMF	2	New Bern Hotel Portfolio	67.6%	100.39	67.91	63.4%	96.57	61.36	58.4%	97.30	56.84	54.3%	96.15	52.24	23
23.01	RMF	RMF	1	Hampton Inn New Bern	71.0%	103.36	73.43	67.7%	99.17	67.15	60.6%	98.71	59.81	55.6%	96.25	53.54	23.01
23.02	RMF	RMF	1	Springhill Suites by Marriott	64.3%	97.63	62.80	59.5%	94.16	56.00	56.3%	95.99	54.08	53.1%	96.05	51.04	23.02
24	RMF	RMF	1	Hilton Garden Inn - Overland Park	73.3%	125.48	91.94	71.5%	122.06	87.29	74.0%	115.53	85.54	69.7%	108.38	75.54	24
25	RMF	RMF	1	Dogwood Station													25
26	Barclays	Barclays	1	Boynton Beach Medical Plaza													26
27	UBS AG	UBS AG	1	Springhill Suites - Gainesville	79.2%	118.13	93.52	78.1%	112.71	88.06	73.4%	105.82	77.64	76.5%	103.52	79.18	27
28	UBS AG/MSBNA	UBS AG	1	Wolfchase Galleria													28
29	Barclays	Barclays	1	Franklin Village Shopping Center													29
30	RMF	RMF	1	Folsom Town Center													30
31	RMF	RMF	1	Santa Monica Retail Center													31
32	UBS AG	UBS AG	1	LA Fitness - Montclair													32
33	RMF	RMF	1	Rock Springs													33
34	UBS AG	UBS AG	2	Value Place - Memphis Portfolio	85.3%	33.77	28.79	87.7%	32.72	28.71	78.0%	30.94	24.13	71.8%	27.88	20.01	34
34.01	UBS AG	UBS AG	1	Value Place - Riverdale	81.3%	34.65	28.16	83.5%	33.34	27.83	70.2%	31.29	21.98	63.0%	28.09	17.69	34.01
34.02	UBS AG	UBS AG	1	Value Place - Shelby Oaks	89.3%	32.96	29.43	91.9%	32.17	29.58	85.8%	30.65	26.29	80.6%	27.71	22.34	34.02
35	RMF	RMF	1	Hampton Inn Bowling Green	80.5%	96.65	77.81	81.9%	94.71	77.57	82.7%	92.20	76.25	82.3%	87.30	71.85	35
36	Barclays	Barclays	1	Hollywood Pointe - Inglewood													36
37	UBS AG	UBS AG	1	Best Western Plus Rancho Cordova	68.4%	88.88	60.79	66.0%	82.11	54.19	52.0%	72.02	37.45	54.9%	64.10	35.19	37
38	RMF	RMF	4	Reisinger MHC Portfolio													38
38.01	RMF	RMF	1	Monticello													38.01
38.02	RMF	RMF	1	Hickory Village													38.02
38.03	RMF	RMF	1	Swan Lake													38.03
38.04	RMF	RMF	1	Hi-View Estates MHC													38.04
39	UBS AG	UBS AG	1	Delta Senior Living – Lansing													39
40	Barclays	Barclays	1	Walgreens - Pflugerville, TX													40
41	UBS AG	UBS AG	1	Stow-A-Way													41
42	UBS AG	UBS AG	1	National City Self Storage													42
43	RMF	RMF	1	Holiday Inn Express & Suites - Jackson	65.0%	96.49	62.72	61.5%	98.51	60.57							43
44	RMF	RMF	1	Holiday Inn Express & Suites - Kansas City	79.3%	103.23	81.89	83.1%	97.83	81.26	76.9%	98.98	76.13	77.9%	92.74	72.21	44
45	RMF	RMF	1	Sagamore at 26 Shopping Center													45
46	RMF	RMF	1	Richland Self Storage													46
47	UBS AG	UBS AG	1	La Quinta - Wichita Falls	76.3%	94.06	71.77	61.5%	92.56	56.94	44.5%	66.21	29.46				47
48	UBS AG	UBS AG	1	Winn Dixie - MacClenny													48
49	RMF	RMF	1	Taft Hills Plaza													49
50	RMF	RMF	1	Oak Hill Estates MHC													50
51	Barclays	Barclays	1	North Pointe - Rayen													51
52	UBS AG	UBS AG	1	Washington Place Shopping Center													52
53	UBS AG	UBS AG	1	3801-3807 Broadway													53
54	RMF	RMF	1	Viera Self Storage													54
55	Barclays	Barclays	1	Indian Creek Villas													55
56	RMF	RMF	2	Walmart Shadow Anchor Portfolio													56
56.01	RMF	RMF	1	Ocean Springs													56.01
56.02	RMF	RMF	1	Andalusia													56.02
57	RMF	RMF	2	Maple Hill MHC & Lawrence MHC Portfolio													57
57.01	RMF	RMF	1	Maple Hill MHC													57.01
57.02	RMF	RMF	1	Lawrence MHC													57.02
58	RMF	RMF	1	Houston Self Storage													58

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Bank PLC, as Mortgage Loan Seller; “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, as Mortgage Loan Seller; and “RMF” denotes Rialto Mortgage Finance, LLC, as Mortgage Loan Seller.

“BANA” denotes Bank of America, N.A., as Mortgage Loan Originator; “DBNY” denotes Deutsche Bank AG, New York Branch; and “MSBNA” denotes Morgan Stanley Bank, N.A., as Mortgage Loan Originator.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, 1166 Avenue of the Americas, the mortgaged property is comprised of 195,375 square feet of condominium units. The five office condominium units that are the collateral for the mortgaged property are located on the entire 2nd through 6th floors.

With respect to Loan No. 7, KOMO Plaza, the mortgaged property is comprised of 120,925 square feet of office space, 93,115 square feet of data center and co-location space, 34,629 square feet of retail space, 30,692 square feet of communications space and 11,790 square feet of other space, including storage.

With respect to Loan No. 10, Hyatt Place Charlotte Downtown, the mortgaged property is comprised of the 172 guestrooms, the hotel lobby, 6,598 square feet of commercial space and 8,128 of restaurant space on the top floor and is part of an 8-unit condominium development, of which the borrower owns six units.

With respect to Loan No. 20, Seaport Storage Center, the collateral for the mortgage loan includes 11,505 square feet of office space.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 2, 1166 Avenue of the Americas, Occupancy % includes 1166 EJM Tenant LLC, a sponsor-affiliated tenant that has executed a 30-month master lease commencing on February 1, 2017 for 22,500 square feet of third floor space.  The sponsor has provided a guaranty for such master leased space.

With respect to Loan No. 3, 1000 Denny Way, Occupancy % excludes 2,600 square feet of retail space currently occupied by 13 Coins.  13 Coins is not currently paying rent and is vacating its space in July 2017.  Occupancy % includes the Fourth Largest Tenant, H5 Data Centers, which is owner-occupied space personally guaranteed by the sponsor.

With respect to Loan No. 3, 1000 Denny Way, the Fifth Largest Tenant, DirecTV, is a roof tenant which does not have any attributable net rentable area.

With respect to Loan No. 4, The Summit Birmingham, Occupancy % and U/W Revenues ($) include three tenants, The Cowfish, Altar’d State and Hanna Andersson, which have executed leases but are not yet in occupancy or paying rent.

With respect to Loan No. 15, Sunnymead Towne Center, two tenants, Mountain Mike’s Pizza and Giriraj Corporation have executed leases and commenced paying rent, but are not occupying their spaces yet.

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With respect to Loan No. 39, Delta Senior Living - Lansing, the tenants are all month to month tenants.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV (%) and the Maturity/ARD LTV (%) are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, 1166 Avenue of the Americas, the Current LTV (%) and Maturity/ARD LTV (%) are calculated based on the “As-Is Assuming Holdbacks” Appraised Value ($) of $225.0 million. All such holdbacks were reserved upfront. Based on the “as-is” Appraised Value ($) of $205.0 million, the Current LTV (%) for the 1166 Avenue of the Americas A-Notes is 41.5%, the Current LTV (%) for the 1166 Avenue of the Americas Whole Loan is 53.7% and the Current LTV (%) for the total debt including the $20.0 million mezzanine loan is 63.4%.

With respect to Loan No. 18, West Sahara Promenade, the Appraised Value ($) represents the “As Complete and Stabilized” value of $22,400,000, which assumes completion of $1,073,973 of tenant improvements for EOS Fitness. EOS Fitness opened and started paying rent on January 1, 2017. All tenant improvements have been completed; however, the current unpaid balance of the allowances due is $368,975.52. At origination, the borrower was required to reserve $441,175.52 into the Upfront TI/LC Reserve ($). The “as-is” value as of October 16, 2016 is $21,300,000, which results in a Current LTV (%) and Maturity/ARD LTV (%) of 72.7% and 61.6%, respectively.

With respect to Loan No. 22, Lakewood Village, the Appraised Value ($) represents the “As Is (with Homes)” value of $19,700,000, which includes park-owned homes. The collateral includes the fee interest in the land, which includes all 237 pad sites at the mortgaged property, as well as 206 of the homes (approximately 86.9% of the total units) that sit on such pad sites and are pledged as collateral for the loan.

With respect to Loan No. 23, New Bern Hotel Portfolio, the Appraised Value ($) of the Springhill Suites by Marriott mortgaged property represents the “As Complete” value of $10,500,000, which assumes the outstanding PIP has been completed. At origination, the borrowers were required to reserve $73,070 into a PIP reserve for the Springhill Suites by Marriott mortgaged property. The “as-is” value as of October 3, 2016 of the portfolio is $19,300,000, which results in a Cutoff LTV (%) and Maturity/ARD LTV (%) of 66.5% and 56.4%, respectively.

With respect to Loan No. 44, Holiday Inn Express & Suites - Kansas City, the Appraised Value ($) represents the “As Renovated” value of $7,900,000, which assumes the borrower has reserved $500,000  for upgrades to the hotel in connection with a future PIP.  $500,000 was reserved by the borrower at loan origination. The “as-is” value as of November 29, 2016 is $7,300,000, which results in a Current LTV (%) and Maturity/ARD LTV (%) of 79.5% and 66.3%, respectively.

(5)	With respect to Loan No. 13, Casa Del Sol (Sierra Springs) and Loan No. 14, Boardwalk-Park Place, the mortgage loans are cross-collateralized and cross-defaulted with one another. The borrowers may obtain the release of either the Casa Del Sol (Sierra Springs) property or the Boardwalk-Park Place property after the lockout period with the payment of a defeasance deposit equal to 115% of the remaining principal amount of the applicable note plus the sum of the applicable expenses required under the mortgage loan documents provided (i) the debt service coverage ratio for the remaining property is greater than the greater of (a) the debt service coverage ratio for the 12 calendar months prior to the loan closing and (b) the debt service coverage ratio for the 12 calendar months prior to the release; (ii) the loan to value ratio for the remaining property is no greater than the lesser of (x) the loan to value ratio at

A-1-13

loan closing and (y) the loan to value ratio immediately prior to the release and (iii) the debt yield for the remaining property is greater than the greater of (a) the debt yield at loan closing and (b) the debt yield immediately prior to the release.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	With respect to Loan No. 2, 1166 Avenue of the Americas, the mortgage loan is part of a whole loan with an original principal amount of $110.0 million (the “1166 Avenue of the Americas Whole Loan”) which is comprised of two senior pari passu components (Note A-1 and Note A-2) and a subordinate companion loan (Note B). Note A-1 (the “1166 Avenue of the Americas Mortgage Loan”) is the controlling note and has an outstanding principal balance as of the Cut-off Date of $56.25 million. Note A-1 is being contributed to the BBCMS 2017-C1 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $28.75 million and is expected to be contributed to one or more future securitization trusts. Note B has an outstanding principal balance as of the Cut-off Date of $25.0 million and is currently held by Barclays, but is anticipated to be sold to a third party. All loan metrics are based on the 1166 Avenue of the Americas senior pari passu notes.

With respect to Loan No. 4, The Summit Birmingham, the mortgage loan is part of a whole loan with an original principal amount of $208.0 million (the “The Summit Birmingham Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-3 (the “The Summit Birmingham Mortgage Loan”) is a non-controlling note and has an outstanding principal balance as of the Cut-off Date of $50.0 million. Note A-3 is being contributed to the BBCMS 2017-C1 Trust. Note A-2, which has an aggregate outstanding principal balance as of the Cut-off Date of $73.325 million, was contributed to the BACM 2017-BNK3 trust. Note A-1 and Note A-4, which are held by Bank of America, N.A. and Barclays, respectively, and have an outstanding principal balance as of the Cut-off Date of $84.675 million, are expected to be contributed to one or more future securitization trusts.  All loan metrics are based on the The Summit Birmingham Whole Loan.

With respect to Loan No. 5, Merrill Lynch Drive, the mortgage loan is part of a whole loan with an original principal amount of $103.6 million (the “Merrill Lynch Drive Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2, and Note A-3). Note A-1 (the “Merrill Lynch Drive Mortgage Loan”) is the controlling note and has an outstanding principal balance as of the Cut-off Date of $41.5 million. Note A-1 is being contributed to the BBCMS 2017-C1 Trust. Note A-2 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $62.1 million and are expected to be contributed to one or more future securitization trusts. All loan metrics are based on the Merrill Lynch Drive Whole Loan.

With respect to Loan No. 7, KOMO Plaza, the mortgage loan is part of a $139.0 million whole loan (the “KOMO Plaza Whole Loan”), which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5). Note A-2 and Note A-3 (collectively, the “KOMO Plaza Mortgage Loan”), which have an outstanding principal balance as of the Cut-off Date of approximately $37.0 million, are being contributed to the BBCMS 2017-C1 Trust. Note A-2 is the controlling note under the related intercreditor agreement. Note A-1 and Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $32.5 million, are expected to be contributed to one or more future securitizations. Note A-5, which has an outstanding principal balance as of the Cut-off Date of $69.5 million, was contributed to the BACM 2017-BNK3 trust. All loan level metrics are based on the KOMO Plaza Whole Loan balance.

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With respect to Loan No. 8, Center West, the mortgage loan is part of an $80.0 million whole loan (the “Center West Whole Loan”), which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-1 (the “Center West Mortgage Loan”), which has an outstanding principal balance as of the Cut-off Date of $30.0 million is being contributed to the BBCMS 2017-C1 Trust. Note A-1 is the controlling note. Note A-2, Note A-3, and Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $50.0 million, are expected to be contributed to one or more future securitizations. All loan level metrics are based on the Center West Whole Loan balance.

With respect to Loan No. 9, Anaheim Marriott Suites, the mortgage loan is part of a $54.0 million whole loan (the “Anaheim Marriott Suites Whole Loan”), which is comprised of four pari passu components (Note A-1, A-2, A-3 and A-4). Note A-1 and Note A-3 (collectively, the “Anaheim Marriott Suites Mortgage Loan”), which have an aggregate outstanding principal balance as of the Cut-off Date of $30.0 million, are being contributed to the BBCMS 2017-C1 Trust. Note A-1 is the controlling note. Note A-2 and Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $24.0 million, are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Anaheim Marriott Suites Whole Loan balance.

With respect to Loan No. 11, State Farm Data Center, the mortgage loan is part of an $80.0 million whole loan (the “State Farm Data Center Whole Loan”), which is comprised of two pari passu components (Note A-1 and Note A-2).  Note A-2 (the “State Farm Data Center Mortgage Loan”), which has an outstanding principal balance as of the Cut-off Date of $25.0 million, is being contributed to the BBCMS 2017-C1 Trust.  Note A-1, which has an outstanding principal balance as of the Cut-off Date of $55.0 million, was contributed to the CD 2017-CD3 trust.  All loan level metrics are based on the State Farm Data Center Whole Loan balance.

With respect to Loan No. 12, Connecticut Financial Center, the mortgage loan is part of a $45.5 million whole loan (the “Connecticut Financial Center Whole Loan”), which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-1 (the “Connecticut Financial Center Mortgage Loan”), which has an outstanding principal balance as of the Cut-off Date of $22.75 million, is being contributed to the BBCMS 2017-C1 Trust. Note A-1 is the controlling note. Note A-2 and Note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $22.75 million are expected to be contributed to one or more future securitization trusts.  All loan level metrics are based on the Connecticut Financial Center Whole Loan balance.

With respect to Loan No. 19, Midwest Industrial Portfolio, the mortgage loan is part of a whole loan with an original principal amount of $38.5 million (the “Midwest Industrial Portfolio Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 (the “Midwest Industrial Portfolio Mortgage Loan”) is a non-controlling note and has an outstanding principal balance as of the Cut-off Date of $15.4 million.  Note A-2 is being contributed to the BBCMS 2017-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $23.1 million and was contributed to the WFCM 2016-C37 trust. All loan metrics are based on the Midwest Industrial Portfolio Whole Loan.

With regards to Loan No. 28, Wolfchase Galleria, the mortgage loan is part of a $165.0 million whole loan (the “Wolfchase Galleria Whole Loan”), which is comprised of eight pari passu component notes (Note A-1-1, Note A-1-2, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and Note A-7). Note A-4 and Note A-5 (collectively, the “Wolfchase Galleria Mortgage Loan”), which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $10.0 million, are being contributed to the BBCMS 2017-C1 Trust. Note A-6 and Note A-7, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $30.0 million, were contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1-1 and Note A-3, which have an aggregate outstanding principal balance as of the Cut-off

A-1-15

Date of approximately $70.0 million, were contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. Notes A-1-2 and A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $55.0 million, were contributed to the MSBAM 2016-C32 trust. All loan level metrics are based on the Wolfchase Galleria Whole Loan balance.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Senior Trust Advisor Fee Rate, the Asset Representation Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 17, South Towne Plaza and Loan No. 21, Westshore Plaza, the Grace Period (Late Payment) of five days is only allowed once per year.

(11)	With respect to Loan No. 5, Merrill Lynch Drive, the mortgage loan has an ARD feature with an anticipated repayment date of February 6, 2022, with an increased interest rate equal to the greater of (i) 6.93000% per annum or (ii) the treasury rate as determined on the ARD plus 3.00000%, until the Final Maturity Date of February 6, 2025.

With respect to Loan No. 11, State Farm Data Center, the mortgage loan has an ARD feature with an anticipated repayment date of February 6, 2027. From and after the anticipated repayment date, the interest rate will increase to the greater (i) of 6.64000% per annum or (ii) the treasury rate plus 200 basis points, until the Final Maturity Date of November 6, 2031.

(12)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 2, 1166 Avenue of the Americas, the lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $110.0 million 1166 Avenue of the Americas Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 11, 2020.

With respect to Loan No. 4, The Summit Birmingham, the lockout period will be at least 25 payments beginning with and including the first payment date of February 1, 2017. Defeasance of the full $208.0 million The Summit Birmingham Mortgage Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”) and (ii) February 1, 2020.  If the REMIC Prohibition Period has not expired by February 1, 2020, the borrower is permitted to prepay the Summit Birmingham Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

With respect to Loan No. 7, KOMO Plaza, the lockout period will be at least 25 payments beginning with and including the first payment on February 6, 2017. Defeasance of the full $139.0 million KOMO Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 6, 2020. The assumed lockout period is based on the expected BBCMS 2017-C1 securitization closing date in February 2017. The actual lockout period may be longer.

A-1-16

With respect to Loan No. 9, Anaheim Marriott Suites, the lockout period will be at least 24 payments beginning with and including the first payment on March 6, 2017. Defeasance of the full $54.0 million Anaheim Marriott Suites Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period is based on the expected BBCMS 2017-C1 securitization closing date in February 2017. The actual lockout period may be longer. On or following March 6, 2020, so long as the date that is two years following the securitization of the last remaining pari passu note under the Anaheim Marriott Suites Whole Loan has not occurred, then the borrower may prepay the Anaheim Marriott Suites Whole Loan with yield maintenance premium.

With respect to Loan No. 12, Connecticut Financial Center, the lockout period will be at least 24 payments beginning with and including the first payment on March 6, 2017. Defeasance of the full $45.5 million Connecticut Financial Center Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period is based on the expected BBCMS 2017-C1 securitization closing date in February 2017. The actual lockout period may be longer. On or following March 6, 2020, so long as the date that is two years following the securitization of the last remaining pari passu note under the Connecticut Financial Center Whole Loan has not occurred, the borrower may prepay the Connecticut Financial Center Whole Loan with yield maintenance premium.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, 1166 Avenue of the Americas, the 1166 Avenue of the Americas Whole Loan is evidenced by two pari passu senior notes with an aggregate original principal balance of $85.0 million, a subordinate companion loan (the “B-Note”) with an original principal balance of $25.0 million and a mezzanine loan with an original principal balance of $20.0 million. Both the B-Note and the mezzanine loan were funded at a 5.56000% coupon with a maturity date of February 6, 2027. All loan metrics exclude the subordinate debt.

With respect to Loan No. 16, Gateway Plaza at Meridian, future mezzanine debt is permitted in the event of a sale of the mortgaged property and assumption of the Gateway Plaza mortgage loan provided (i) no event of default has occurred or is continuing, (ii) a combined loan-to-value ratio as determined under the loan documents is no greater than 75.0%, (iii) a debt yield as determined under the loan documents is equal to or greater than 9.94%, (iv) a debt service coverage ratio as determined under the loan documents is equal to or greater than 1.45x, (v) an intercreditor agreement satisfactory to the lender in its reasonable discretion is provided, (vi) lender’s approval of the mezzanine loan documents, (vii) rating agency confirmation, and (viii) (a) if the guarantor of the mortgage loan is also the guarantor of the mezzanine loan, the mezzanine loan will be nonrecourse to principal and interest, (b) the mezzanine loan will have a maturity date earlier than the maturity date of the existing loan, and (c) the mezzanine loan will not be secured by a lien against the mortgaged property.

With respect to Loan No. 46, Richland Self Storage, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 71.4%, (ii) the debt service coverage ratio based on the trailing 12 month period is equal to or greater than 1.44x, (iii) an intercreditor agreement satisfactory to the lender in its reasonable discretion is entered into and (iv) if required, the borrower delivers a rating agency confirmation.

A-1-17

With respect to Loan No. 54, Viera Self Storage, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 73.4%, (ii) the debt service coverage ratio based on the trailing 12 month period is equal to or greater than 1.38x, (iii) an intercreditor agreement satisfactory to the lender in its reasonable discretion is entered into and (iv) if required, the borrower delivers a rating agency confirmation.

(14)	The U/W NOI DSCR and U/W NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(15)	With respect to Loan No. 5, Merrill Lynch Drive, Merrill Lynch Pierce Fenner & Smith rent is straight-lined through lease expiration in 2024.

With respect to Loan No. 11, State Farm Data Center, State Farm rent is straight-lined through lease expiration in 2031.

With respect to Loan No. 16, Gateway Plaza at Meridian, Kaiser Permanente rent is straight-lined through lease expiration in 2026.

With respect to Loan No. 19, Midwest Industrial Portfolio, U/W Revenues ($) at the 6601 – 6669 West Mill Road mortgaged property include Pro-Safety, LLC, which occupied 10,898 square feet representing 0.9% of the net rentable area of Midwest Industrial Portfolio and 0.9% of the underwritten base rent of Midwest Industrial Portfolio, vacated on January 31, 2017.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

(17)	With respect to Loan No. 11, State Farm Data Center, loan proceeds along with sponsor equity were used to acquire the mortgaged property for approximately $125.3 million (inclusive of retiring an existing bridge loan) in a sale-leaseback transaction with the sole tenant and pay closing costs.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 3, 1000 Denny Way, the borrower delivered a letter of credit in lieu of future tenant improvements and leasing commissions reserves and a $1,500,000 letter of credit in lieu of the requirement for debt service reserves.

With respect to Loan No. 3, 1000 Denny Way, lender is the beneficiary under a letter of credit in the amount of $2,495,760 issued by Wells Fargo Bank, N.A. as a security deposit from Seattle Times Company which is to be held in accordance with the terms of the Seattle Times Company’s lease. Borrower shall provide lender with notice of the occurrence of any event which permits a draw under the Seattle Times Company Security Deposit Letter of Credit, and upon receipt of such notice (or if lender has otherwise determined that a draw is permitted under the terms of the Seattle Times Company lease) lender shall submit a draw thereunder. Any amounts drawn by lender on the Seattle Times Company Security Deposit Letter of Credit shall be deposited into an eligible account held by lender. Any amounts held in the Seattle

A-1-18

Times Company Security Deposit Reserve Account will be released by lender upon notice from borrower together with supporting evidence that such security deposit is required to be returned to Seattle Times Company pursuant to the terms of the Seattle Times Company lease. If required by the Seattle Times Company lease, any amounts in the Seattle Times Company Security Deposit Reserve Account shall be reduced on a pro rata basis if a replacement lease satisfies certain conditions in the loan agreement with respect to all or any part of the space demised under the Seattle Times Company lease.

With respect to Loan No. 9, Anaheim Marriott Suites, a sum of $1,300,000 was deposited in the renovation project reserve at origination.  During the term of the loan, borrower is required to deposit one-twelfth (1/12) of five percent (5.0%) of gross revenues until the renovation project completion date.  In addition, commencing with the monthly payment date that is 24 months prior to the completion date as set forth in the approved plans and specifications, borrower is required to deposit monthly excess cash with lender until the amount in the renovation project account equals or exceeds 110% of the remaining renovation project costs (provided that borrower shall be given credit for the 12 months of scheduled monthly deposits to such account that follow such excess cash sweep commencement date) or borrower posts with lender a letter of credit in an amount equal to such shortfall amount.  Furthermore, guarantors have provided a completion guaranty in connection with the renovation project work (subject to the terms thereof).

With respect to Loan No. 9, Anaheim Marriott Suites, beginning in the calendar year 2017, monthly Seasonality Reserve payments in the amount of $14,167 will be collected in the months of March, April, May, June, July and August. Beginning in the calendar year 2018 and thereafter, the Seasonality Reserve will be recalculated annually based on the most recent trailing 12-month financials, and replenished (if necessary) to the recalculated amount through as many monthly deposits as are required in March through August of the following year.

With respect to Loan No. 15, Sunnymead Towne Center, the borrower is required to fund $850,000 (or post a letter of credit) into the Singh Litigation Reserve on or before April 3, 2017, unless (i) $850,000, or an amount that is sufficient to “bond” the potential liabilities of the guarantor has been deposited with the applicable judicial court or (ii) the litigations filed by the unpaid former affiliate are dismissed.

With respect to Loan No. 16, Gateway Plaza at Meridian, with regard to the Monthly Other Reserve ($), at the borrower’s option, in lieu of depositing all excess cash flow the borrower shall be permitted to either deposit $1,000,000 in cash or a letter of credit into the Kaiser Permanente Reserve Account.
With respect to Loan No. 19, Midwest Industrial Portfolio, beginning on January 6, 2018, the Monthly Capex Reserve ($) will be equal to $17,165. From and after the date the borrower satisfies all of the capex deposit adjustment requirements in the mortgage loan agreement for a mortgaged property (an "Adjusted Mortgaged Property"), but no earlier than November 21, 2021, the Monthly Capex Reserve ($) will be adjusted to an amount equal to: (i) (x) $0.10 multiplied by the number of rentable square feet at any Adjusted Mortgaged Property divided by (y) 12 plus (ii) the aggregate of the monthly amounts set forth for each mortgaged property that is not an Adjusted Mortgaged Property.

With respect to Loan No. 19, Midwest Industrial Portfolio, the borrower was required upon closing to be in full compliance with the Village of Broadview Code. In order to meet this requirement, the seller and borrower agreed for the borrower to deposit $250,000 in escrow with the Village of Broadview to complete the repairs relating to the Village of Broadview Code required under the Midwest Industrial Portfolio Whole Loan documents within one year.

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With respect to Loan No. 23, New Bern Hotel Portfolio, the Monthly Capex Reserve ($) amount equals to the greater of (a) one-twelfth (1/12) of four percent (4.0%) of gross revenues during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

With respect to Loan No. 23, New Bern Hotel Portfolio, on each payment date during the months of March through December on which the balance in the Seasonality Reserve is less than $170,000, the borrower is required to deposit $17,000 into the reserve.

With respect to Loan No. 24, Hilton Garden Inn - Overland Park, the Monthly Capex Reserve ($) amount equals to the greater of (a) one-twelfth (1/12) of four percent (4.0%) of gross revenues during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

With respect to Loan No. 34, Value Place – Memphis Portfolio, a Monthly CapEx Reserve ($) is an amount equal to one-twelfth (1/12) of four percent (4.0%) of gross revenues, subject to annual adjustment.

With respect to Loan No. 35, Hampton Inn Bowling Green, the Monthly Capex Reserve ($) amount equals to the greater of (a) one-twelfth (1/12) of four percent (4.0%) of gross revenues during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

With respect to Loan No. 37, Best Western Plus Rancho Cordova, Monthly CapEx Reserve ($) is one-twelfth (1/12) of four percent (4.0%) of gross revenue, subject to annual adjustment. Additionally, monthly Seasonality Reserve payments in the amount of $9,800 will be collected in the months of June, July, August, September, and October for 2017. Each year after 2017, the Seasonality Reserve will be recalculated in February based on the most recent trailing 12-month through January and replenished to the recalculated amount between June and October of the following year.

With respect to Loan No. 43, Holiday Inn Express & Suites - Jackson, the Monthly Capex Reserve ($) amount equals to the greater of (a) one-twelfth (1/12) of four percent (4.0%) of gross revenues during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

With respect to Loan No. 43, Holiday Inn Express & Suites - Jackson, the borrower will deposit to the Seasonality Reserve on each payment date during the months of January through November of each year so long as the seasonality account balance is less than the Seasonality Reserve aggregate shortfall amount.

With respect to Loan No. 44, Holiday Inn Express & Suites - Kansas City, the Monthly Capex Reserve ($) amount equals to the greater of (a) one-twelfth (1/12) of four percent (4.0%) of gross revenues during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

With respect to Loan No. 47, La Quinta – Wichita Falls, Monthly CapEx Reserve ($) is one-twelfth (1/12) of four percent (4.0%) of gross revenues for the first 12 months of the loan.

A-1-20

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 3, 1000 Denny Way, the TI/LC Reserve Cap ($) can be reduced on a pro rata basis but in no event shall the TI/LC Reserve Cap ($) be less than $1,500,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, 1166 Avenue of the Americas, the Second Largest Tenant, Sprint may terminate its lease on January 31, 2022 with notice on or before October 31, 2020 and payment of a termination fee of $6,351,998.  The Third Largest Tenant, Arcesium may terminate its lease on October 1, 2021 with 12 months’ notice and the payment of a termination fee equal to two months of rent and the unamortized leasing costs.

With respect to Loan No. 2, 1166 Avenue of the Americas, the Fourth Largest Tenant, 1166 EJM Tenant LLC is a borrower affiliate that has executed a master lease, which expires upon the earlier of (i) the date on which all or any portion of the third floor have been relet pursuant to one or more leases that are, (a) at least 60 months in term, with no termination option during that time, (b) having a base rent of not less than $65.00 per square foot after the first year, (c) other lease terms are in line with market with a tenant that is suitable for occupancy in a Class A office building and (d) such tenant takes the space as-is or, (ii) August 1, 2019. In addition, the rent payable under the master lease is reduced proportionately as rent is paid under qualifying leases of the space.

With respect to Loan No. 3, 1000 Denny Way, the Largest Tenant, Seattle Times Company, is subleasing 20.8% of the tenant’s net rentable square footage (32,504 square feet) to Best Buy (office space) and 2.4% of the tenant’s net rentable square footage (3,800 square feet) to Associated Press.

With respect to Loan No. 3, 1000 Denny Way, the Fifth Largest Tenant, DirecTV, which is a roof tenant and does not occupy any net rentable square footage at the mortgaged property, may terminate its license at any time given a 365 day termination notice.

With respect to Loan No. 6, Orlando Central, the Largest Tenant, State of Florida Department of Health, has the right to terminate its lease without penalty with six months prior written notice should a state-owned building become available to the tenant for occupancy. The Second Largest Tenant, Concorde Career College, has a one-time right to terminate its lease effective October 14, 2019 with at least nine months of prior notice and payment of a termination fee equal to the sum of (i) four months of base rent and (ii) the unamortized balance of the TI allowances and any leasing commissions. The Third Largest Tenant, State of Florida Department of Environmental Protection, has the right to terminate its lease without penalty with six months prior written notice should a state-owned building become available to the tenant for occupancy. The Fourth Largest Tenant, U.S. Government EOIR/OPLA, may terminate its lease at any time on or after the fifth full year with at least 90 days written notice.

A-1-21

With respect to Loan No. 7, KOMO Plaza, the Largest Tenant, Sinclair Broadcast Group, has a one-time termination right in 2020 remaining in its lease. The terminable space is limited to 20% of contiguous areas (by floor) excluding the studio space on the 5th floor and must be accompanied by six months of base rent and additional rent with respect to the terminated space. The Second Largest Tenant, Internap Corporation, may terminate its lease for the 2,353 square feet in the colocation room effective any date after September 30, 2005, with 6 months’ notice.

With respect to Loan No. 8, Center West, the Largest Tenant, Merrill Lynch Pierce Fenner & Smith, has a termination option effective April 30, 2020 with notice on or before July 31, 2019. As part of the termination option the tenant must pay a termination fee equal to the sum of the unamortized (8% amortization rate) tenant improvement allowance, excused rent, and brokerage commissions paid by the landlord (plus six months of monthly basic rent from the 37th through the 42nd month). The Fourth Largest Tenant, Wells Fargo Advisors, has an exclusive and non-assignable one-time right to terminate effective as of October 31, 2022 with 12 months’ notice. The tenant must pay a termination fee equal to the unamortized (8% amortization rate) tenant improvement allowance, eight-month rent abatement, and tenant’s broker commission plus five months’ base rent.

With respect to Loan No. 8, Center West, the Largest Tenant, Merrill Lynch Pierce Fenner & Smith, subleases 4,550 square feet to General Electric with a lease expiration of April 29, 2017. General Electric has been in occupancy since February 2008 and has a current rental rate of $64.60 per square foot modified gross. Merrill Lynch Pierce Fenner & Smith recently executed a lease amendment extending its lease term for 60 months commencing May 1, 2017 at an initial lease rate of $58.20 per square foot. This lease includes 3.0% yearly increases, three months of free rent, and $17.50 per square foot in improvement allowances.

With respect to Loan No. 12, Connecticut Financial Center, the Largest Tenant, Yale University, consists of 3,611 square feet expiring in July 2019, 9,028 square feet expiring in May 2022 and 71,809 square feet expiring in May 2027. The Third Largest Tenant, The United Illuminating Company, has a right to exercise a partial lease termination of 8,925 square feet on the 4th floor from and after June 15, 2017 with nine (9) months’ notice. The Fifth Largest Tenant, Withers Bergman LLP, has the right to terminate its lease effective March 31, 2021 by providing no more than fifteen (15) months’ notice and no less than twelve (12) months’ notice with the reimbursement of the unamortized tenant improvement contribution.

With respect to Loan No. 16, Gateway Plaza at Meridian, the Largest Tenant, Kaiser Permanente, may terminate its lease on July 31, 2023 with a termination notice on or before July 31, 2022 and payment of a termination fee. After December 31, 2022, Kaiser Permanente may terminate its lease with respect to part of its leased premises, consisting of 12,710 square feet with payment of a termination fee. The Fourth Largest Tenant, Janeway Law Firm, may terminate its lease on February 28, 2019 with termination notice on or before June 1, 2018 and payment of a termination fee.

With respect to Loan No. 17, South Towne Plaza, the Third Largest Tenant, Olympia Sports, may terminate its lease within 90 days after August 20, 2017 or August 20, 2020 in the event the tenant’s gross receipts for such lease year ending August 20, 2017 or August 20, 2020 are less than $850,000 or $950,000, respectively, upon 90 days notice and payment of a termination fee.

With respect to Loan No. 19, Midwest Industrial Portfolio, for the 8301 West Parkland Court mortgaged property, the Second Largest Tenant, Vector Technologies LTD, may terminate its lease on December 21, 2020 with notice on or before July 4, 2020 and payment of a termination fee.

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With respect to Loan No. 31, Santa Monica Retail Center, the Largest Tenant, Del Taco, was granted 24-hour operation on the premises through the end of the current term; if the tenant is unable to obtain an extension for the 24-hour operation on or before the end of the current term, or any subsequent renewal periods, despite best efforts to obtain the 24-hour status, tenant will have the right to terminate the lease upon 90 days written notice.

With respect to Loan No. 45, Sagamore at 26 Shopping Center, the Second Largest Tenant, Tuesday Morning, has a one time right to terminate the lease, at any time within a 30-day period after 60th calendar month, in the event that Gross Sales have not exceeded the sum of $1,200,000 for the 12 months preceding the “kick date”. The Third Largest Tenant, Party City, may terminate the lease if gross sales do not exceed $1,650,000 in the sixth lease year (February 1, 2018 to January 31, 2019), upon 10 months’ notice within 60 days following the end of the sixth lease year with a termination fee of $75,000.

With respect to Loan No. 40, Walgreens - Pflugerville, TX, the sole tenant may terminate its lease upon 12 months’ written notice, effective as of October 31, 2035 until the lease expires on October 31, 2085.

With respect to Loan No. 56, Walmart Shadow Anchor Portfolio, the Largest Tenant at the Ocean Springs mortgaged property, Hibbett Sporting Goods, has right to terminate lease if a big box competitor opens within a three-mile radius of the tenant with 90 days written notice to given within 90 days of such opening. The Second Largest Tenant at the Ocean Springs mortgaged property, Marco’s Pizza, has right to terminate its lease with 180 days advance written notice. The Third Largest Tenant at the Ocean Springs mortgaged property, Cricket, has right to terminate its lease with 180 days advance written notice. The Fourth Largest Tenant at the Ocean Springs mortgaged property, J Hibitchi, has right to terminate its lease with 120 days advance written notice.

(24)	Each number identifies a group of related borrowers.

With respect to Loan No. 30, Folsom Town Center, an agreement of tenancy-in-common between co-tenants Jackett Folsom LLC and JacTuc Folsom LLC, dated January 8, 2017 was executed.

With respect to Loan No. 52, Washington Place Shopping Center, the borrowers are two TIC borrowing entities.

(25)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(26)	With respect to Loan No. 24, Hilton Garden Inn - Overland Park, 2014 Occupancy %, 2014 ADR ($), and 2014 RevPAR ($) are based on data from five months that are available of 2014.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Distribution of Cut-off Date Balances(1)

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	U/W NOI DY(2)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)(4)
$1,800,000 - $9,999,999	31	$175,191,003	20.5%	5.17719%	115	1.66x	11.5%	61.3%	52.5%
$10,000,000 - $19,999,999	15	205,806,735	24.0	5.17853%	115	1.52x	10.6%	67.3%	59.5%
$20,000,000 - $24,999,999	1	22,750,000	2.7	4.79750%	120	1.95x	15.4%	65.0%	53.1%
$25,000,000 - $49,999,999	7	228,750,000	26.7	4.77725%	109	2.14x	11.7%	58.6%	55.6%
$50,000,000 - $61,000,000	4	223,250,000	26.1	5.04925%	119	1.71x	9.5%	52.6%	52.6%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	U/W NOI DY(2)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)(4)
3.9300% - 3.9999%	1	$41,500,000	4.8%	3.93000%	60	2.95x	11.8%	67.7%	67.7%
4.0000% - 4.4999%	8	112,690,276	13.2	4.31230%	118	1.95x	10.2%	52.1%	47.1%
4.5000% - 4.9999%	9	155,815,000	18.2	4.76082%	117	1.86x	11.0%	61.3%	57.6%
5.0000% - 5.4999%	27	391,308,244	45.7	5.19143%	119	1.63x	10.3%	58.7%	54.9%
5.5000% - 5.9999%	12	146,934,218	17.2	5.66953%	111	1.62x	12.5%	64.9%	55.8%
6.0000% - 6.2135%	1	7,500,000	0.9	6.21350%	120	1.68x	14.6%	63.6%	49.5%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Property Type Distribution(1)

				Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	U/W NCF DSCR(2)		UW NOI DY(2)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)(4)
Office	10	$359,300,000	42.0%	1.93	x	10.8%	56.9%	54.8%
CBD	5	226,000,000	26.4	1.78		10.3	51.6	50.4
Suburban	3	96,800,000	11.3	2.22		12.2	65.8	61.8
Data Center	1	25,000,000	2.9	2.42		11.4	62.5	62.5
Medical	1	11,500,000	1.3	1.37		9.5	73.2	65.0
Retail	19	$199,175,309	23.3%	1.53	x	9.8%	62.1%	56.4%
Anchored	10	106,505,263	12.4	1.45		10.2	67.3	59.3
Lifestyle Center	1	50,000,000	5.8	1.68		8.7	54.3	54.3
Single Tenant	3	18,485,000	2.2	1.46		9.3	58.6	54.4
Unanchored	2	11,600,000	1.4	1.48		10.3	48.3	43.8
Super Regional Mall	1	9,960,046	1.2	1.72		10.8	64.7	51.9
Shadow Anchored	2	2,625,000	0.3	1.49		10.9	73.9	64.2
Hotel	13	$130,482,840	15.2%	1.66	x	13.1%	65.2%	55.2%
Limited Service	11	73,482,840	8.6	1.71		13.6	65.5	53.7
Full Service	2	57,000,000	6.7	1.59		12.3	64.7	57.2
Multifamily	7	$50,360,194	5.9%	1.56	x	10.3%	61.2%	49.2%
Garden	6	43,380,230	5.1	1.49		9.5	63.3	51.2
Senior	1	6,979,964	0.8	1.94		14.8	48.5	36.9
Self Storage	6	$37,565,000	4.4%	1.96	x	10.5%	57.3%	55.9%
Mixed Use	1	$37,000,000	4.3%	2.47	x	11.3%	50.0%	50.0%
Office/Data Center/Retail	1	37,000,000	4.3	2.47		11.3	50.0	50.0
Manufactured Housing	8	$26,464,395	3.1%	1.56	x	11.6%	65.1%	59.2%
Industrial	11	$15,400,000	1.8%	1.39	x	9.8%	71.3%	65.5%
Warehouse	9	12,400,000	1.4	1.39		9.8	71.3	65.5
Flex	2	3,000,000	0.4	1.39		9.8	71.3	65.5
Total/Weighted Average	75	$855,747,738	100.0%	1.77	x	10.9%	59.8%	55.1%

 A-2-1

Geographic Distribution(1)

				Weighted Averages
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	U/W NCF DSCR(2)		U/W NOI DY(2)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)(4)
California	16	$176,644,123	20.6%	1.66	x	10.4%	57.2%	50.9%
Florida	6	129,000,000	15.1	1.62	x	10.5%	65.2%	61.2%
Washington	2	93,000,000	10.9	2.05	x	10.6%	51.1%	51.1%
New York	2	59,750,000	7.0	1.80	x	10.4%	37.4%	37.1%
Alabama	2	50,943,000	6.0	1.68	x	8.7%	54.7%	54.5%
New Jersey	1	41,500,000	4.8	2.95	x	11.8%	67.7%	67.7%
North Carolina	4	41,229,265	4.8	1.63	x	12.6%	63.9%	53.9%
Kansas	2	37,000,000	4.3	2.22	x	12.0%	63.6%	59.9%
Texas	5	34,107,970	4.0	1.51	x	11.1%	65.5%	57.9%
Michigan	5	24,909,964	2.9	1.74	x	11.4%	62.1%	58.2%
Pennsylvania	2	24,615,000	2.9	1.52	x	10.8%	66.6%	60.7%
Connecticut	1	22,750,000	2.7	1.95	x	15.4%	65.0%	53.1%
Tennessee	3	17,460,046	2.0	1.70	x	12.4%	64.2%	50.9%
Colorado	1	17,050,000	2.0	1.53	x	11.3%	72.2%	63.8%
Nevada	1	15,486,983	1.8	1.38	x	10.3%	69.1%	58.6%
Indiana	3	12,479,387	1.5	1.64	x	12.5%	66.4%	57.2%
Ohio	3	12,140,000	1.4	1.66	x	12.1%	63.4%	54.4%
Maryland	1	12,000,000	1.4	1.32	x	9.5%	69.0%	61.6%
Illinois	8	10,100,000	1.2	1.39	x	9.8%	71.3%	65.5%
Mississippi	2	7,482,000	0.9	1.71	x	13.3%	66.5%	56.4%
Missouri	2	7,220,000	0.8	1.61	x	12.2%	73.0%	62.1%
South Carolina	1	5,000,000	0.6	1.44	x	9.3%	71.4%	68.8%
Wisconsin	2	3,880,000	0.5	1.39	x	9.8%	71.3%	65.5%
Total/Weighted Average	75	$855,747,738	100.0%	1.77	x	10.9%	59.8%	55.1%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		U/W NOI DY(2)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
31.5% - 49.9%	5	$102,729,964	12.0%	4.99526%	119	1.91	x	10.6%	38.8%	37.8%
50.0% - 59.9%	13	201,303,544	23.5	4.85624%	119	1.85	x	10.1%	53.1%	51.7%
60.0% - 64.9%	15	183,715,003	21.5	5.16643%	119	1.75	x	12.0%	62.9%	54.4%
65.0% - 69.9%	18	307,209,227	35.9	5.07721%	107	1.76	x	11.0%	67.0%	61.5%
70.0% - 73.9%	7	60,790,000	7.1	4.97285%	114	1.46	x	10.4%	72.4%	64.7%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77	x	10.9%	59.8%	55.1%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)(4)

				Weighted Averages
Range of Maturity Date or ARD LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		U/W NOI DY(2)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
26.1% - 49.9%	15	$156,149,418	18.2%	5.07249%	119	1.79	x	11.0%	45.8%	41.3%
50.0% - 54.9%	18	329,875,632	38.5	4.99604%	119	1.80	x	11.3%	58.3%	52.9%
55.0% - 59.9%	7	76,768,293	9.0	5.32614%	119	1.53	x	10.4%	65.4%	56.9%
60.0% - 64.9%	11	140,439,395	16.4	5.21694%	111	1.68	x	11.3%	67.2%	62.0%
65.0% - 68.8%	7	152,515,000	17.8	4.72265%	100	1.93	x	9.8%	68.0%	66.5%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77	x	10.9%	59.8%	55.1%

 A-2-2

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

				Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		U/W NOI DY	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(3)(4)
1.28x - 1.39x	13	$125,772,019	14.7%	5.23350%	112	1.36	x	9.7%	67.3%	58.5%
1.40x - 1.49x	4	31,425,000	3.7	5.08719%	109	1.44	x	9.9%	65.4%	60.3%
1.50x - 1.59x	10	96,873,482	11.3	5.04273%	119	1.55	x	10.9%	66.1%	56.2%
1.60x - 1.69x	10	198,243,575	23.2	5.17200%	117	1.64	x	10.4%	63.1%	59.8%
1.70x - 1.79x	10	210,603,698	24.6	5.24705%	119	1.76	x	11.2%	52.3%	49.0%
1.80x – 1.99x	6	77,229,964	9.0	4.80457%	119	1.92	x	12.7%	51.5%	44.8%
2.00x – 2.95x	5	115,600,000	13.5	4.27281%	98	2.65	x	11.6%	58.8%	58.8%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77	x	10.9%	59.8%	55.1%

Original Terms to Maturity or ARD(1)(3)(4)

				Weighted Averages
Original Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		U/W NOI DY(2)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
60	4	$66,964,395	7.8%	4.56787%	59	2.39	x	11.5%	68.3%	66.3%
120	54	788,783,343	92.2	5.06612%	119	1.72	x	10.9%	59.1%	54.1%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77	x	10.9%	59.8%	55.1%

Distribution of Remaining Terms to Maturity or ARD(1)(3)(4)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		U/W NOI DY(2)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
57 – 60	4	$66,964,395	7.8%	4.56787%	59	2.39	x	11.5%	68.3%	66.3%
117 – 120	54	788,783,343	92.2	5.06612%	119	1.72	x	10.9%	59.1%	54.1%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77	x	10.9%	59.8%	55.1%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		U/W NOI DY(2)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)(4)
Interest Only	11	$338,500,000	39.6%	4.91048%	119	1.85	x	9.8%	51.9%	51.9%
Balloon	27	257,507,738	30.1	5.24856%	114	1.61	x	12.0%	64.5%	53.3%
IO-Balloon	18	193,240,000	22.6	5.22211%	117	1.54	x	11.2%	65.6%	59.3%
ARD-Interest Only	2	66,500,000	7.8	4.19692%	83	2.75	x	11.6%	65.7%	65.7%
Total/Weighted Average	58	$855,747,738	100.0%	5.02713%	114	1.77	x	10.9%	59.8%	55.1%

 A-2-3

FOOTNOTES TO ANNEX A-2

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the U/W NCF DSCR, U/W NOI DY, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the U/W NCF DSCR, U/W NOI DY, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, U/W NOI, U/W NCF and Debt Service of the two mortgage loans.

(3)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV Ratio and the Maturity Date or ARD LTV Ratio are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

(4)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, Maturity Date or ARD LTV Ratio is as of the related anticipated repayment date.

 A-2-4

ANNEX A-3

DESCRIPTION OF THE TOP FIFTEEN MORTGAGE LOANS AND
ADDITIONAL MORTGAGE LOAN INFORMATION

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Annex A-3	BBCMS 2017-C1

Alhambra Towers

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Annex A-3	BBCMS 2017-C1

Alhambra Towers

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Alhambra Towers

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Alhambra Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$61,000,000	Title:	Fee
Cut-off Date Principal Balance:	$61,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	7.1%	Net Rentable Area (SF):	174,250
Loan Purpose:	Refinance	Location:	Coral Gables, FL
Borrower:	121 Alhambra Tower, LLC	Year Built / Renovated:	2002 / N/A
Sponsor:	William Allen Morris	Occupancy:	96.3%
Interest Rate:	5.02000%	Occupancy Date:	9/30/2016
Note Date:	11/15/2016	4th Most Recent NOI (As of):	$3,767,391 (12/31/2013)
Maturity Date:	12/6/2026	3rd Most Recent NOI (As of):	$4,718,660 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,215,825 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$5,760,726 (TTM 9/30/2016)
Original Amortization Term:	None	UW Economic Occupancy:	92.9%
Amortization Type:	Interest Only	UW Revenues(1):	$8,399,830
Call Protection:	L(26),Def(89),O(5)	UW Expenses:	$3,068,928
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,330,902
Additional Debt:	N/A	UW NCF:	$5,034,677
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$93,000,000 / $534
Additional Debt Type:	N/A	Appraisal Date:	10/12/2016

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$350
Taxes:	$0	$77,767	N/A	Maturity Date Loan / SF:	$350
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.6%
Replacement Reserves:	$0	$2,904	N/A	Maturity Date LTV:	65.6%
TI/LC:	$2,500,000	$21,781	$1,500,000	UW NCF DSCR:	1.62x
Other:	$5,199,541	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$61,000,000	99.5%	Payoff Existing Debt	$52,278,064	85.3%
Sponsor Equity	299,724	0.5	Upfront Reserves	7,699,541	12.6
Closing Costs	1,322,118	2.2
Total Sources	$61,299,724	100.0%	Total Uses	$61,299,724	100.0%

(1)	UW Revenues include underwritten contractual rent increases of $127,311 through November 2017.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Alhambra Towers loan has an outstanding principal balance as of the Cut-off Date of $61.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 16-story, 174,250 square foot, Class A office building located in Coral Gables, Florida. The loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the WBCMT 2006-C29 transaction.

The Property. Alhambra Towers is a 16-story, 174,250 square foot, Class A office building located on the corner of Alhambra Plaza, Alhambra Circle and Galiano Street within the Miracle Mile neighborhood of Coral Gables, Florida. The property was built in 2002 and comprises 156,331 square feet of office space, 11,419 square feet of ground floor bank space and a 6,500 square foot ground floor retail space on a 0.74-acre parcel. Property amenities include 24-hour accessibility, 24/7 security personnel and closed-circuit security cameras, a space for an on-site restaurant and retail bank branch, and pedestrian friendly walking accessibility to nearby hotels, restaurants, and retailers. In addition to tenant amenities, the property offers classic car enthusiasts access to the Alhambra Collector

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Alhambra Towers

Car Storage, which features 120 private custom parking spaces on floors seven through nine of the parking deck and offers a solution for automobile owners who want to store their high-end cars in a safe and secure location.

As of September 30, 2016 the Alhambra Towers property was currently 96.3% leased to 27 tenants. The largest tenant, AerSale, leases 15.7% of the net rentable area through November 30, 2021, comprising a space on a portion of the 15th floor and the entire 17th floor, and has been at the property since December 1, 2015 and November 1, 2011, respectively. AerSale is a global leader in the supply of aftermarket aircrafts, engines, OEM material and asset management services to passenger and cargo airlines, government entities, and leasing companies. AerSale specializes in the sale and lease of mid-life commercial aircrafts and has acquired over 100 aircrafts and 400 engines in the past few years. AerSale was founded in 2009 and operates sales offices, warehouses, and distribution centers around the world. The second largest tenant, Finser Corporation (“Finser”), leases 14.7% of the net rentable area, comprising the entirety of the 14th floor and a portion of the 11th floor, and has been a tenant at the property since October 2006. Recently, Finser executed a 10-month extension (the “Holdover Period”) through February 7, 2018 and will be vacating at that time as the tenant is seeking to relocate to Downtown Miami. Although the Holdover Period rent will be $69.38 per square foot, the space is being underwritten at the current in-place rent. In order to mitigate Finser’s lease expiration in 2018, the borrower funded a performance reserve of $5.0 million, which is further explained in the “Escrows and Reserves” section, at the closing of the Alhambra Towers loan. The third largest tenant, Becker & Poliakoff, PA, leases 12.9% of the net rentable area through December 31, 2022, comprising the entire 10th floor, and has been a tenant at the property since November 2003. Becker & Poliakoff, PA is a commercial law firm that provides legal services in various areas of law, including real estate, business litigation, customs and international trade, government law and lobbying, corporate and securities law, and construction. The firm was founded in Miami in 1973 and today has more than 170 attorneys, lobbyists, and other professionals in Florida, New York, New Jersey, Washington, DC, Northern Virginia and Prague. The fourth largest tenant, Banco de Credito del Peru (“BCP”), leases 8.1% of the net rentable area through December 31, 2022, comprising a portion of the 12th floor, and has been at the property since January 2003. BCP was founded in 1889 and has grown to become the largest bank in Peru with a 35% market share and more than 400 branches in Peru. BCP is publicly traded on the Lima Stock Exchange (CREDITC 1) and is a subsidiary of Credicorp (NYSE: BAP), rated Baa1/BBB /A- by Moody’s/S&P/Fitch, the leading financial holding company in Peru. The remaining tenants occupy 44.9% of the net rentable area and the tenancy includes a diverse mix of local and national businesses, with no single tenant occupying more than 6.5% of the net rentable area or 6.4% of the underwritten base rent.

Environmental. According to a Phase I environmental assessment dated October 11, 2016, there was no evidence of any recognized environmental conditions at the Alhambra Towers property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
96.0%	99.0%	100.0%	96.3%
(1)	Historical Occupancies are averages of each respective year.

(2)	Current Occupancy is as of September 30, 2016.

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Alhambra Towers

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
AerSale	NA / NA / NA	27,408	15.7%	$40.57	$1,111,942	15.2%	11/30/2021
Finser Corporation(4)	NA / NA / NA	25,553	14.7	$46.25	1,181,827	16.1	2/7/2018
Becker & Poliakoff, PA	NA / NA / NA	22,522	12.9	$41.00	923,402	12.6	12/31/2022
Banco de Credito del Peru	Baa1 / BBB / A-	14,071	8.1	$42.89	603,505	8.2	12/31/2022
Capital Bank, N.A.	NA / NA / NA	11,246	6.5	$40.74	458,149	6.3	2/28/2022
The Allen Morris Co.(5)	NA / NA / NA	10,068	5.8	$46.37	466,853	6.4	7/30/2022
Egon Zehnder(6)	NA / NA / NA	7,613	4.4	$45.27	344,660	4.7	2/1/2019
Fidelity	A2 / A+ / A+	6,395	3.7	$42.00	268,590	3.7	3/31/2022
MBF Capital	NA / NA / NA	6,144	3.5	$44.55	273,715	3.7	8/31/2019
Pan American(7)	NA / NA / NA	6,083	3.5	$42.00	255,486	3.5	7/31/2027
Top Ten Tenants		137,103	78.7%	$42.95	$5,888,129	80.4%

Non Top Ten Tenants		30,647	17.6%	$46.94	$1,438,673	19.6%

Occupied Collateral Total		167,750	96.3%	$43.68	$7,326,802	100.0%

Vacant Space		6,500	3.7%

Collateral Total		174,250	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and Base Rent include $127,311 attributable to contractual rent steps underwritten through November 2017.

(4)	Finser Corporation recently executed a 10-month extension (the “Holdover Period”) through February 7, 2018 and will be vacating the property at that time as the tenant is seeking to relocate to Downtown Miami. Although the Holdover Period rent will be $69.38 per square foot, the space is being underwritten at the current in-place rent. In order to mitigate Finser’s lease expiration in 2018, the borrower funded a performance reserve of $5.0 million at loan closing.

(5)	The Allen Morris Co. is a borrower related tenant. This tenant has the right to cancel its lease at any time during the lease term in the event of (a) change in ownership of the Alhambra Towers; (b) the management agreement of the Alhambra Towers is discontinued or is materially altered; or (c) tenant pays to the borrower the unamortized improvements cost prior to the cancellation date (provided that in this case, the tenant is also required to provide the borrower with six months prior written notice).

(6)	Egon Zehnder has 5,130 square feet expiring February 1, 2019 and 2,483 square feet expiring February 28, 2019.

(7)	Pan American is entitled to free rent for the period of April 1, 2017 – July 31, 2017. At loan closing, the borrower deposited $85,164 in escrow related to this four month free rent period. One quarter of such reserve amount may be released to the borrower on or after the last day of each free rent month.

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Alhambra Towers

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,500	3.7%	NAP	NAP	6,500	3.7%	NAP	NAP
2017 & MTM	4	1,808	1.0	$92,064	1.3%	8,308	4.8%	$92,064	1.3%
2018(4)	3	25,553	14.7	1,235,096	16.9	33,861	19.4%	$1,327,160	18.1%
2019	6	20,475	11.8	925,130	12.6	54,336	31.2%	$2,252,290	30.7%
2020	3	7,492	4.3	342,120	4.7	61,828	35.5%	$2,594,410	35.4%
2021	2	30,958	17.8	1,272,828	17.4	92,786	53.2%	$3,867,238	52.8%
2022	6	66,202	38.0	2,809,495	38.3	158,988	91.2%	$6,676,733	91.1%
2023	0	0	0.0	0	0.0	158,988	91.2%	$6,676,733	91.1%
2024	1	5,379	3.1	231,297	3.2	164,367	94.3%	$6,908,030	94.3%
2025	1	3,800	2.2	163,286	2.2	168,167	96.5%	$7,071,316	96.5%
2026	0	0	0.0	0	0.0	168,167	96.5%	$7,071,316	96.5%
2027 & Beyond	1	6,083	3.5	255,486	3.5	174,250	100.0%	$7,326,802	100.0%
Total	27	174,250	100.0%	$7,326,802	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Base Rent Expiring include $127,311 attributable to contractual rent steps underwritten through November 2017.

(4)	Finser Corporation recently executed a 10-month extension (the “Holdover Period”) through February 7, 2018 and will be vacating the property at that time as the tenant is seeking to relocate to Downtown Miami. Although the Holdover Period rent will be $69.38 per square foot, the space is being underwritten at the current in-place rent. In order to mitigate Finser’s lease expiration in 2018, the borrower funded a performance reserve of $5.0 million at loan closing.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,753,498	$6,544,530	$6,819,382	$7,229,832	$7,199,490	$41.32	90.1%
Vacant Income	0	0	0	0	227,500	1.31	2.8
Rent Steps(4)	0	0	0	0	127,311	0.73	1.6
Gross Potential Rent	$5,753,498	$6,544,530	$6,819,382	$7,229,832	$7,554,302	$43.35	94.5%
Total Reimbursements	217,477	308,956	336,632	343,226	439,657	2.52	5.5
Net Rental Income	$5,970,975	$6,853,486	$7,156,014	$7,573,058	$7,993,958	$45.88	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(563,616)	(3.23)	(7.1)
Other Income(5)	757,953	812,319	949,138	969,487	969,487	5.56	12.1
Effective Gross Income	$6,728,928	$7,665,805	$8,105,152	$8,542,545	$8,399,830	$48.21	105.1%

Total Expenses	$2,961,537	$2,947,145	$2,889,327	$2,781,819	$3,068,928	$17.61	36.5%

Net Operating Income	$3,767,391	$4,718,660	$5,215,825	$5,760,726	$5,330,902	$30.59	63.5%

Total TI/LC, Capex/RR	0	0	0	0	296,225	1.70	3.5

Net Cash Flow	$3,767,391	$4,718,660	$5,215,825	$5,760,726	$5,034,677	$28.89	59.9%
(1)	TTM reflects the trailing twelve month period ending September 30, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historical Rents in Place are presented net of any applicable rent abatements afforded to tenants in accordance with their respective leases. At origination, the borrower deposited into escrow $167,267 for rent abatements related to three tenants.

(4)	Rent Steps are underwritten through November 2017.

(5)	Other Income is comprised of parking income and tenant services.

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Annex A-3	BBCMS 2017-C1

Alhambra Towers

The Market. The property is located in Coral Gables, Florida, a city within Miami-Dade County, approximately six miles from the Miami central business district. The property has frontage on three arterials, including Alhambra Plaza, the major gateway into Downtown Coral Springs. The Coral Gables submarket is characterized by mediterranean style buildings along tree lined streets interspersed with sculptures and fountains. The Coral Gables trolley, which provides access along Ponce de Leon Boulevard between the metrorail station along Dixie Highway and Flagler Street, has a stop along Alhambra Circle. In addition, the Miami-Dade Transit Metrobus has a stop along Southwest 37th Street or Aragon Avenue. The immediate area is developed with a mix of office, residential and retail uses. Coral Gables is home to many global companies including American Airlines, Kraft Foods, Bacardi U.S.A. and HBO Latin America, who have based their Latin American operations within the city limits. The area is experiencing a high level of new development including multifamily, retail, office and hotel development. More specifically, the property is located in downtown Coral Gables in an area known as “Miracle Mile,” which is one of South Florida’s most sought-after shopping destinations. Miracle Mile is a pedestrian friendly area featuring boutique shops, art galleries, restaurants, and a live theater. Miracle Mile and The Village of Merrick Park are the major retail corridors in the area. The Village of Merrick Park contains 780,000 square feet of mixed-use retail, residential and office space and is anchored by Neiman Marcus and Nordstrom and has over 100 retailers such as Tiffany & Co., Burberry, Coach and Gucci.

According to the appraisal, the property is located in the Coral Gables office submarket. As of the third quarter of 2016, the submarket comprised approximately 10.7 million square feet of office space with an overall vacancy rate of 9.0% and average office rents of $37.45 per square foot and Class A office rents of $39.88 per square foot. This compares to 9.3% and $35.63 per square foot respectively, as of third quarter 2015. The appraisal identified six directly competitive properties built between 1974 and 2004 and ranging in size from approximately 175,376 to 261,866 square feet. The comparable properties reported occupancies ranging from 73.0% to 96.0%, with a weighted average of 85.5%. Asking rents for the comparable properties range from $29.00 to $47.00 per square foot. The weighted average in-place rental rate at Alhambra Towers is $42.92 per square foot, which is in line with the appraisal concluded market rent of $45.00 per square foot for office space less than 10,000 square feet and $43.00 per square foot for office space greater than 10,000 square feet. Additionally, the appraisal concluded market rent of $60.00 per square foot for the bank space and $35.00 per square foot for retail space.

The Borrower. The borrowing entity for the Alhambra Towers loan is 121 Alhambra Tower, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Alhambra Towers loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is William Allen Morris. Mr. Morris has been the Chairman, President, and CEO of the Allen Morris Company since 1980. Founded in 1958, the Allen Morris Company is one of the largest diversified real estate firms in the southeast specializing in commercial development, investment sales, commercial leasing, and property management.

Property Management. The Alhambra Towers property is managed by the Allen Morris Company, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $5,000,000 for a performance reserve, $2,500,000 for future tenant improvements and leasing commissions, $167,267 for rent abatements related to three tenants and $32,274 for outstanding tenant improvements and leasing commissions related to one tenant.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $77,767.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,904 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $21,781 (approximately $1.50 per square foot annually) in cash or an acceptable letter of credit for tenant improvements and leasing commissions, subject to a cap of $1,500,000 after the PR Release Conditions (as defined below) have been satisfied.

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Performance Reserve – The loan documents provide that amounts in the performance reserve will be released (in whole or in part, but not more than six times during the Alhambra Towers loan term and not more than once in any three-month period) upon satisfaction of the following conditions (i) no event of default; (ii) the borrower has entered into one or more new Acceptable Finser Replacement Leases (as defined below); (iii) occupancy is not less than 85.0%; and (iv) the underwritten debt yield is not less than 8.25% ((i), (ii), (iii) and (iv), the “PR Release Conditions”). “Acceptable Finser Replacement Lease” means one or more leases covering all or any portion of the premises demised under the Finser lease provided that (a) such lease or leases are for a term of not less than five years; (b) all tenant improvements have been completed; (c) the commencement date of such lease or leases have occurred and the related tenant or tenants have accepted possession of its premises and are conducting business; and (d) (1) if the lease is to a tenant with a long-term unsecured debt rating of at least BBB- by S&P or its equivalent by other rating agencies (an “Investment Grade Tenant”), such tenant has commenced payment of the full amount of its rent under such lease with any concessions expiring no later than six months following the applicable date of release of the Performance Reserve funds or (2) if the lease is not to an Investment Grade Tenant, such tenant has commenced payment of the full amount of its rent under such lease with any concession periods provided for in such lease having expired.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct all tenants to pay rents directly into such lockbox account. Any rents or other charges related to the Alhambra Towers property are required to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. The Alhambra Towers loan documents provide that to the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be held as additional collateral for the Alhambra Towers loan. If no Cash Sweep Event is in effect, then all funds in the excess cash flow account after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be disbursed to the borrower. The lender has a first priority security interest in the cash management account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manager, or (iii) a Cash Management DSCR Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manager, or (iii) a Cash Sweep DSCR Trigger Event (as defined below).

A “Cash Sweep DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.10x.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$56,250,000	Title:	Fee
Cut-off Date Principal Balance(1):	$56,250,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.6%	Net Rentable Area (SF):	195,375
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	1166 EJM LLC	Year Built / Renovated:	1974 / N/A
Sponsor:	Edward J. Minskoff Equities, Inc.	Occupancy(3):	91.5%
Interest Rate:	5.27880%	Occupancy Date:	1/24/2017
Note Date:	1/11/2017	4th Most Recent NOI (As of):	$8,680,406 (12/31/2013)
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of)(4):	$9,152,554 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$8,250,030 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of)(4)(5):	$6,347,326 (TTM 10/31/2016)
Original Amortization Term:	None	UW Economic Occupancy(3):	91.5%
Amortization Type:	Interest Only	UW Revenues:	$14,201,718
Call Protection(2):	L(24),Def(89),O(7)	UW Expenses:	$5,559,507
Lockbox / Cash Management:	Hard / Springing	UW NOI(5)(6):	$8,642,211
Additional Debt:	Yes	UW NCF(6):	$8,151,944
Additional Debt Balance:	$28,750,000 / $25,000,000 /	Appraised Value / Per SF(7):	$225,000,000 / $1,152
	$20,000,000	Appraisal Date:	1/1/2017
Additional Debt Type:	Pari Passu / B-Note /
	Mezzanine Loan

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap		A-Notes(1)	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$435	$563
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$435	$563
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(7):	37.8%	48.9%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(7):	37.8%	48.9%
Other:	$17,829,009	Springing	N/A	UW NCF DSCR:	1.79x	1.37x
				UW NOI Debt Yield:	10.2%	7.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$85,000,000		65.4%	Payoff Existing Debt	$110,534,218	85.0%
B-Note(1)	25,000,000		19.2	Upfront Reserves	17,829,009	13.7
Mezzanine Loan	20,000,000		15.4	Closing Costs	1,447,482	1.1
				Return of Equity	189,291	0.1
Total Sources	$130,000,000		100.0%	Total Uses	$130,000,000	100.0%

(1)	The 1166 Avenue of the Americas loan is part of a whole loan evidenced by two pari passu senior notes with an aggregate original principal balance of $85.0 million and a subordinate companion loan (the “B-Note”) with an original principal balance of $25.0 million. The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the 1166 Avenue of the Americas A-Notes, as defined in “The Loan” below. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and the B-Note evidencing the 1166 Avenue of the Americas Whole Loan, but excludes the related mezzanine loan.

(2)	The lockout period will be at least 24 payments beginning with and including March 6, 2017. Defeasance of the full $110.0 million 1166 Avenue of the Americas Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 11, 2020.

(3)	Occupancy and UW Economic Occupancy include 1166 EJM Tenant LLC, a sponsor-affiliated tenant that has executed a 30-month master lease commencing on February 1, 2017 for 22,500 square feet on the third floor. The sponsor has provided a guaranty for such master leased space and an upfront reserve of approximately $4.1 million was escrowed for third floor leasing costs. Occupancy excluding 1166 EJM Tenant LLC is 80.0%. According to the sponsor, they have identified a third party tenant with whom they have agreed to a term sheet for, and are currently negotiating a lease, for most of the space on the third floor. See “The Property” below.

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(4)	The decrease in Most Recent NOI from 3rd Most Recent NOI is a result of CT Partners, a prior tenant that vacated their space overnight in mid-2015 due to corporate level issues including bankruptcy.

(5)	The increase in UW NOI from Most Recent NOI is primarily due to (i) the sponsor executing a master lease for 22,500 square feet of space on the third floor and (ii) underwriting the renewal rental rates for D.E. Shaw, Sprint and Arcesium, which commence between February 1, 2017 and April 1, 2017.

(6)	UW NOI and UW NCF excluding the master lease rental income are $7,179,711 and $6,689,444, respectively.

(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “As-Is Assuming Holdbacks” Appraised Value of $225,000,000. All such holdbacks were reserved upfront. Based on the “as-is” Appraised Value of $205.0 million, the Cut-off Date LTV for the 1166 Avenue of the Americas A-Notes is 41.5%, the Cut-off Date LTV for the 1166 Avenue of the Americas Whole Loan is 53.7% and the Cut-off Date LTV for the total debt including the $20.0 million mezzanine loan is 63.4%.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 1166 Avenue of the Americas loan is secured by a first mortgage lien on the borrower’s fee interest in condominium units representing five floors of a Class A office building located in New York, New York. The whole loan was originated by Barclays and has an outstanding principal balance as of the Cut-off Date of $110.0 million (the “1166 Avenue of the Americas Whole Loan”), and is comprised of two pari passu senior notes, Note A-1 and Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $85.0 million (the “1166 Avenue of the Americas A-Notes”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $25.0 million (the “1166 Avenue of the Americas Subordinate Companion Loan”). Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $56.3 million, is being contributed to the BBCMS 2017-C1 trust (the “1166 Avenue of the Americas Mortgage Loan”). Note A-2 is held by Barclays, has an outstanding principal balance as of the Cut-off Date of approximately $28.8 million and is expected to be contributed to a future securitization trust (the “1166 Avenue of the Americas Pari Passu Companion Loan”). The 1166 Avenue of the Americas Subordinate Companion Loan is currently held by Barclays, but is anticipated to be sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the 1166 Avenue of the Americas Subordinate Companion Loan, under certain circumstances, the holder of the 1166 Avenue of the Americas Subordinate Companion Loan will have the right to approve certain major decisions with respect to the 1166 Avenue of the Americas Whole Loan. After a control appraisal period occurs with respect to the 1166 Avenue of the Americas Subordinate Companion Loan, the holder of Note A-1 will be entitled to exercise the rights of the controlling noteholder for the 1166 Avenue of the Americas Whole Loan; however, the holder of the 1166 Avenue of the Americas Pari Passu Companion Loan will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 1166 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the LBUBS 2007-C1 transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece(1)
A-1	$56,250,000	BBCMS 2017-C1	No
A-2	$28,750,000	Barclays	No
B-1	$25,000,000	Barclays(2)	Yes
Total	$110,000,000
(1)	The 1166 Avenue of the Americas Whole Loan will be serviced pursuant to the BBCMS 2017-C1 pooling and servicing agreement. However, so long as no control appraisal period has occurred and is continuing, the holder of the 1166 Avenue of the Americas Subordinate Companion Loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 1166 Avenue of the Americas Whole Loan. If a control appraisal period has occurred and is continuing, the holder of Note A-1 will be the controlling noteholder.

(2)	Note B-1 is currently held by Barclays but is anticipated to be sold to a third party investor.

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The Property. 1166 Avenue of the Americas is a 44-story, 1,204,839 square foot, Class A office building located on Avenue of the Americas between West 45th Street and West 46th Street in midtown Manhattan. The property was built in 1974 and is currently undergoing lobby renovations, which are expected to be substantially completed by March 31, 2017. As a part of the ongoing renovation, the property’s lobby was redesigned by Gensler showcasing modern art by Roy Lichtenstein and Kaws. The scope of the lobby renovation work includes the installation of new lobby desks, new glass security panels, new security turnstiles, new sheetrock ceilings, new light fixtures throughout the space and the refinishing of all interior lobby columns. Originally built as the world headquarters for International Paper Company, 1166 Avenue of the Americas currently serves as the world headquarters to Marsh & McLennan Companies who occupy floors 22 to 44 (not collateral). The property’s floor heights are generally 11.5 feet; however, Sprint’s second floor space boasts a floor height of 20 feet. 1166 Avenue of the Americas also benefits from its high-tech infrastructure, providing tenants with access to multiple high-quality internet service providers and fiber optic connections. 1166 Avenue of the Americas is comprised of a 46-unit condominium, of which five units, floors 2-6 serve as collateral for the 1166 Avenue of the Americas Whole Loan (“1166 Avenue of the Americas Property” or “Property”) and comprise 195,375 square feet of net rentable area.

From 2013 through 2016, physical occupancy at the 1166 Avenue of the Americas Property averaged approximately 93.0%. As of January 24, 2017, the Property was 91.5% occupied by four tenants, inclusive of the sponsor’s master lease. The Property is 80.0% occupied excluding the sponsor’s master lease. The largest tenant, D.E. Shaw, leases 78,150 square feet (40.0% of the net rentable area) through June 2024, and will comprise the entirety of the fifth and sixth floors. D.E. Shaw has been a tenant at the property since September 2006. The tenant has one five-year extension option remaining. Founded in 1998, D.E. Shaw is a global investment and technology development firm with more than $40 billion in investment capital as of October 1, 2016. D.E. Shaw invests globally in both public and private markets and is recognized as a pioneer in quantitative investing, particularly in equities, futures and options. 1166 Avenue of the Americas serves as the headquarters for D.E. Shaw. The second largest tenant, Sprint, leases 20.0% of the net rentable area through January 2027, comprising the entirety of the second floor, and has been a tenant at the property since June 2006. The tenant has one five-year extension option remaining. Sprint is a communications company that offers a wide range of wireless and wireline communications products and services to various types of consumers. Sprint utilizes their office space at the Property for their executive offices, their sales and marketing division and as showrooms. The third largest tenant at the property, Arcesium, occupies 20.0% of the net rentable area through June 2024, and will comprise the entirety of the fourth floor. Arcesium has one five-year renewal option remaining. Launched by and affiliated with D.E. Shaw in 2015 and now its own independent company, Arcesium is a post-trade technology and professional services firm offering technology platforms to hedge fund professionals to solve their post-trade challenges. Arcesium has received additional equity backing from Blackstone Alternative Asset Management and has since grown to support more than $60 billion in assets with a staff of over 550 professionals. Arcesium’s lease is guaranteed by D.E. Shaw. The third floor was previously occupied by CT Partners until June 2015 when they vacated their space with little notice due to corporate issues including bankruptcy. 1166 EJM Tenant LLC, a sponsor-affiliated entity, will master lease 22,500 square feet, representing approximately 57.6% of the third floor for a term of 30 months. Edward J. Minskoff has executed a personal guaranty for such space. According to the sponsor, they have identified a third party tenant with whom they have agreed to a term sheet for and are currently negotiating a lease that encompasses most of the third floor for a 10-year term and a base rental rate higher than that of the master lease base rental rate. An upfront reserve of approximately $4.1 million was reserved for third floor leasing costs.

Environmental. According to a Phase I environmental assessment dated December 9, 2016, there was no evidence of any recognized environmental conditions at the 1166 Avenue of the Americas Property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
100.0%	100.0%	90.0%	91.5%
(1)	Historical Occupancies are the averages of each respective year.

(2)	Current Occupancy is as of January 24, 2017 and includes the sponsor’s master lease space representing 22,500 square feet or 11.5% of the net rentable area. Excluding the sponsor’s master lease space, the property is 80.0% occupied.

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Top Four Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
D.E. Shaw	NA / NA / NA	78,150	40.0%	$76.24	$5,958,156	44.3%	6/30/2024
Sprint(3)	Ba1 / BB+ / NA	39,075	20.0	$81.00	3,165,075	23.6	1/31/2027
Arcesium(4)	NA / NA / NA	39,075	20.0	$73.00	2,852,475	21.2	6/30/2024
1166 EJM Tenant LLC(5)	NA / NA / NA	22,500	11.5	$65.00	1,462,500	10.9	8/1/2019(6)
Top Four Tenants		178,800	91.5%	$75.16	$13,438,206	100.0%

Non Top Four Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		178,800	91.5%	$75.16	$13,438,206	100.0%

Vacant Space		16,575	8.5%

Collateral Total		195,375	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sprint has the right to terminate its lease on January 31, 2022 with 15 months’ notice and the payment of a termination fee equal to nine months of fixed rent and the unamortized leasing costs.

(4)	Arcesium has the right to terminate its lease on October 1, 2021 with 12 months’ notice and the payment of a termination fee equal to two months of rent and the unamortized leasing costs.

(5)	An affiliate of the sponsor is master leasing 22,500 square feet of the third floor and Edward J. Minskoff has provided a personal guaranty for such master leased space. According to the sponsor, they have identified a third party tenant with whom they have agreed to a term sheet for, and are currently negotiating a lease that encompasses most of the third floor, for a 10-year term and a base rental rate higher than that of the master lease base rental rate.

(6)	The tenant’s master lease expires upon the earlier of (i) the date on which all or any portion of the third floor have been relet pursuant to one or more leases that are, (a) at least 60 months in term, with no termination option during that time, (b) having a base rent of not less than $65.00 per square foot after the first year, (c) other lease terms are in line with market with a tenant that is suitable for occupancy in a Class A office building and (d) such tenant takes the space as-is or, (ii) August 1, 2019. In addition, the rent payable under the master lease is reduced proportionately as rent is paid under qualifying leases of the space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	16,575	8.5%	NAP	NAP	16,575	8.5%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	16,575	8.5%	$0	0.0%
2018	0	0	0.0	0	0.0	16,575	8.5%	$0	0.0%
2019(2)	1	22,500	11.5	1,462,500	10.9	39,075	20.0%	$1,462,500	10.9%
2020	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2021	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2022	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2023	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2024	2	117,225	60.0	8,810,631	65.6	156,300	80.0%	$10,273,131	76.4%
2025	0	0	0.0	0	0.0	156,300	80.0%	$10,273,131	76.4%
2026	0	0	0.0	0	0.0	156,300	80.0%	$10,273,131	76.4%
2027 & Beyond	1	39,075	20.0	3,165,075	23.6	195,375	100.0%	$13,438,206	100.0%
Total	4	195,375	100.0%	$13,438,206	100.0%
(1)	Based on the underwritten rent roll.

(2)	Includes the sponsor’s master lease space commencing on February 1, 2017. The sponsor’s master lease expires upon the earlier of (i) the date on which all or any portion of the third floor have been relet pursuant to one or more leases that are, (a) at least 60 months in term, with no termination option during that time, (b) having a base rent of not less than $65.00 per square foot after the first year, (c) other lease terms are in line with market with a tenant that is suitable for occupancy in a Class A office building and (d) such tenant takes the space as-is or, (ii) August 1, 2019. In addition, the rent payable under the master lease is reduced proportionately as rent is paid under qualifying leases of the space.

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Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$11,990,407	$12,199,324	$11,572,572	$9,692,318	$13,438,206	$68.78	86.8%
Vacant Income	0	0	0	0	1,326,000	6.79	8.6
Gross Potential Rent	$11,990,407	$12,199,324	$11,572,572	$9,692,318	$14,764,206	$75.57	95.4%
Total Reimbursements(5)(6)	1,933,371	2,285,366	2,421,481	2,085,321	717,098	3.67	4.6
Net Rental Income	$13,923,778	$14,484,690	$13,994,053	$11,777,639	$15,481,304	$79.24	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,326,000)	(6.79)	(8.6)
Other Income(7)	48,882	48,987	55,929	46,414	46,414	0.24	0.3
Effective Gross Income	$13,972,660	$14,533,677	$14,049,983	$11,824,052	$14,201,718	$72.69	91.7%

Total Expenses	$5,292,254	$5,381,123	$5,799,952	$5,476,727	$5,559,507	$28.46	39.1%

Net Operating Income(8)	$8,680,406	$9,152,554	$8,250,030	$6,347,326	$8,642,211	$44.23	60.9%

Total TI/LC, Capex/RR	0	0	0	0	490,267	2.51	3.5

Net Cash Flow(8)	$8,680,406	$9,152,554	$8,250,030	$6,347,326	$8,151,944	$41.72	57.4%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The decrease in TTM Rents in Place from 2015 Rents in Place is primarily due to CT Partners vacating their space on the third floor for corporate issues including bankruptcy.

(4)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to (i) the sponsor executing a master lease for 22,500 square feet of space on the third floor and (ii) underwriting the renewal base rent for D.E. Shaw, Sprint and Arcesium.

(5)	Total Reimbursements are inclusive of CAM recoveries, tax recoveries and tenant services.

(6)	Underwritten Total Reimbursements do not include CAM recoveries and tax recoveries due to 2017 base year resets for all tenants.

(7)	Other Income is comprised of storage income and other miscellaneous income.

(8)	Underwritten Net Operating Income and Underwritten Net Cash Flow excluding the master lease rental income are $7,179,711 and $6,689,444, respectively.

The Market. The property is located in midtown Manhattan and is situated between West 45th Street and West 46th Street facing Sixth Avenue. 1166 Avenue of the Americas is in close proximity to Manhattan’s transportation hubs, Grand Central Terminal, Penn Station and Port Authority and all the major subway lines, A, B, C, D, E, F, N, Q, R, S, W, 1, 2, 3 and 7. Midtown Manhattan’s attractions include Times Square, Rockefeller Center, Bryant Park and the Museum of Modern Art, amongst others. Some of 1166 Avenue of the America’s neighbors include, Bank of America, MetLife, Barclays, UBS and JP Morgan Chase.

According to the appraisal, the property is located in the Sixth Avenue/Rockefeller Center submarket of Manhattan, which is part of the larger Plaza District Office submarket. As of the third quarter of 2016, the Sixth Avenue/Rockefeller Center submarket comprised approximately 38.8 million square feet of office space with a direct vacancy rate of 7.2% and average Class A office rents of $91.33 per square foot. This compares to 9.0% and $86.79 per square foot respectively, as of the third quarter of 2015. The appraisal identified eight directly competitive properties built between 1959 and 1992 and ranging in size from approximately 960,050 to 2,200,000 square feet. The comparable properties reported occupancies ranging from 86.3% to 99.3% with a weighted average of 91.0%. Asking rents for the comparable properties range from $69.00 to $110.00 per square foot. The weighted average in-place office rental rate at 1166 Avenue of the Americas is $75.16 per square foot, which is below the appraisal concluded market rent of $80.00 per square foot.

The Borrower. The borrowing entity for the 1166 Avenue of the Americas Whole Loan is 1166 EJM LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1166 Avenue of the Americas Whole Loan. The borrowing entity is currently in litigation with JPMorgan Chase Bank, N.A., who provided a letter of credit to CT Partners, a former tenant at the Property, in regards to such letter of credit. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Prospectus.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Edward J. Minskoff Equities, Inc., a Delaware corporation. Edward J. Minskoff Equities, Inc. (“EJME”) is a New York real estate acquisition and development company founded by Edward J. Minskoff in 1987. Currently, EJME owns an interest in, leases and/or manages approximately four million square feet of commercial space. EJME’s current New York City portfolio includes 1166 Avenue of the Americas, 500-512 Seventh Avenue, 590 Madison, 101 Avenue of the Americas, the FAA Office Building, 270 Greenwich Street, 101 Warren Street, 89 Murray Street and 825 Seventh Avenue.

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Property Management. The 1166 Avenue of the Americas Property is managed by Edward J. Minskoff Equities, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $7,539,492 for an unfunded obligations reserve, $5,742,179 for unfunded free rent and gap rent, $4,058,916 for third floor leasing costs and $488,422 for the borrower’s share of the lobby renovation.

Tax Escrows – The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no Reserve Trigger Period (as defined below) has occurred and is continuing. Upon the expiration of a Reserve Trigger Period, any remaining funds in the tax escrow account will be disbursed back to the borrower, except during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period (as defined below) if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap (as defined below) has not been satisfied, such funds will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no Reserve Trigger Period has occurred and is continuing and (ii) the property is insured under a blanket insurance policy in accordance with the loan documents. Upon the expiration of a Reserve Trigger Period, any remaining funds in the insurance escrow account will be disbursed back to the borrower, except during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap has not been satisfied, such funds will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Replacement Reserves – The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no Reserve Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Reserve Trigger Period, the borrower is required to deposit $1,628 per month (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves – The requirement for the borrower to make monthly deposits to the TI/LC reserve account is waived so long as no Reserve Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Reserve Trigger Period, the borrower is required to deposit approximately $20,352 per month (approximately $1.25 per square foot annually) for TI/LC reserves. The borrower is also required to deposit any lease termination payments into the TI/LC reserve, unless such termination payments are in connection with the Arcesium lease or the D.E. Shaw lease, in which case, the payments will be deposited into the Arcesium/D.E. Shaw Rollover Reserve account. Upon the expiration of any Reserve Trigger Period and provided no other Reserve Trigger Period exists, any leasing reserve funds remaining in the reserve account will be disbursed to the borrower, except, during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap has not been satisfied, such funds that are not lease termination payments will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Condominium Assessment Reserves – The requirement for the borrower to make monthly deposits to the condominium assessment reserve account is waived so long as no Reserve Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Reserve Trigger Period, the borrower is required to deposit an amount in order to pay assessment fees as determined in accordance with the loan documents into the condominium assessment reserve. Upon the expiration of any Reserve Trigger Period and provided no other Reserve Trigger Period exists, any condominium assessment reserve funds remaining in the reserve account will be disbursed to the borrower, except during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap has not been satisfied, such funds will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Arcesium/D.E. Shaw Rollover Reserve – Following the occurrence and the continuation of an Arcesium/D.E. Shaw Rollover Reserve Sweep Period, the borrower will be required to make monthly deposits to the Arcesium/D.E. Shaw escrow of the amounts remaining after having paid certain items in the cash management waterfall. The borrower will be required to deposit funds into the reserve until the aggregate amount of funds on deposit in the Arcesium/D.E. Shaw reserve account equals or exceeds the sum of the product of (i) $75.00 and (ii) the aggregate square footage leased by Arcesium and D.E. Shaw scheduled to expire on June 30, 2024 (“Arcesium/D.E. Shaw Rollover Reserve Deposit Cap”). However, if any of the Arcesium or D.E. Shaw space is leased pursuant to a new lease or any of the aforementioned tenants renew their lease in accordance with the loan documents, the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap will be reduced by the sum of the product of (i) the positive difference between $75.00 and the amount per square foot of approved leasing expenses constituting TI/LCs under the new lease or lease renewal and (ii) the square footage of the space subject to the new lease or lease renewal.

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A “Reserve Trigger Period” will commence upon (i) an event of default, (ii) the total loan debt service coverage ratio is less than 1.10x or (iii) a mezzanine loan event of default and expire upon, with regard to clause (i), a cure of the event of default, with regard to clause (ii), the total loan debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, with regard to clause (iii), the cure of the mezzanine loan event of default. In the event a tenant exercises a termination option, the tenant’s rental income and termination payments will be excluded from the underwritten cash flow utilized to calculate the total loan debt service coverage ratio; however, the termination payments will be included in such calculation if the amounts deposited in the TI/LC reserve with respect to such space equal or exceed the product of (i) $75.00 and (ii) the square footage of the Property subject to termination.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be subject to the direction of the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents. To the extent there is a Reserve Trigger Period continuing, all excess cash flow after payment of the mortgage loan debt service, required reserves, operating expenses and mezzanine debt service will be swept into an excess cash flow reserve to be held in a lender controlled account. Upon the expiration of a Reserve Trigger Period, any remaining excess cash flow funds will be disbursed to the borrower except during an Arcesium/D.E. Shaw Rollover Reserve Sweep Period, during which time, all excess cash flow will be swept into the Arcesium/D.E. Shaw Rollover Reserve up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap, and then any excess to the borrower.

A “Trigger Period” means the occurrence of (i) an event of default, (ii) the total loan debt service coverage ratio is less than 1.10x, (iii) a mezzanine loan event of default or (iv) the occurrence of an Arcesium/D.E. Shaw Rollover Reserve Sweep Period and expiring upon, with regard to clause (i), a cure of the event of default, with regard to clause (ii), the total loan debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, with regard to clause (iii), the cure of the mezzanine loan event of default and with regard to clause (iv), the first date on which the aggregate amounts deposited in the Arcesium/D.E. Shaw Rollover Reserve account equal or exceed the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap.

An “Arcesium/D.E. Shaw Rollover Reserve Sweep Period” means the period commencing on the monthly payment date in December 2022.

Subordinate and Mezzanine Debt. The 1166 Avenue of the Americas Whole Loan includes a 1166 Avenue of the Americas Subordinate Companion Loan with an aggregate original principal balance of $25,000,000 that is currently held by Barclays, but is anticipated to be sold to a third party investor. Additionally, a $20,000,000 mezzanine loan was funded concurrently with the origination of the 1166 Avenue of the Americas Whole Loan and is anticipated to be sold to the same third party as the holder of the 1166 Avenue of the Americas Subordinate Companion Loan. The mezzanine loan is coterminous with the 1166 Avenue of the Americas Whole Loan and accrues interest at a fixed per annum rate equal to 5.56000%. The UW NCF DSCR and UW NOI debt yield on the 1166 Avenue of the Americas total debt is 1.15x and 6.6%, respectively. An intercreditor agreement is in place with respect to the 1166 Avenue of the Americas Whole Loan and the related mezzanine loan.

Partial Release. Not Permitted.

Ground Lease. None.

Condominium. The 1166 Avenue of the Americas Property is subject to a condominium regime. The building consists of a 46-unit condominium; five units are owned by the borrower as collateral for the 1166 Avenue of the Americas Whole Loan. The remaining 41 units are not owned by the 1166 Avenue of the Americas borrower and are not collateral for the 1166 Avenue of the Americas Whole Loan. The 1166 Avenue of the Americas Property comprises approximately an 11.1% interest in the common elements of the condominium. An affiliate of the sponsor owns an additional 15 units in the condominium (which are not collateral for the 1166 Avenue of the Americas Whole Loan), bringing the sponsor’s total current interest in the condominium to approximately 41.8%. See “Description of the Mortgage Pool — Mortgage Pool Characteristics — Condominium Interest” in the Prospectus.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.5%	Net Rentable Area (SF):	262,565
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	H5 Capital - Seattle Real Estate II, LLC	Year Built / Renovated:	1929, 1965 / 2016
Sponsor:	Josh Simms	Occupancy(1):	92.1%
Interest Rate:	5.10700%	Occupancy Date:	2/1/2017
Note Date:	1/24/2017	4th Most Recent NOI (As of):	$4,633,884 (12/31/2013)
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of):	$5,216,913 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$5,551,193 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of)(2)(3):	$5,066,012 (TTM 11/30/2016)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$6,834,905
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,111,248
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$5,723,657
Additional Debt:	N/A	UW NCF:	$5,131,826
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$108,000,000 / $411
Additional Debt Type:	N/A	Appraisal Date:	12/19/2016

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$213
Taxes:	$134,386	$33,596	N/A	Maturity Date Loan / SF:	$213
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	$4,376	N/A	Maturity Date LTV:	51.9%
TI/LC(6):	$2,200,000	Springing	$2,200,000	UW NCF DSCR:	1.77x
Other(7):	$1,970,000	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,000,000	100.0%	Return of Equity	$27,172,602	48.5%
			Payoff Existing Debt	23,680,650	42.3
			Upfront Reserves	4,304,386	7.7
			Closing Costs	842,362	1.5
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%
(1)	Occupancy excludes 2,600 square feet of retail space currently occupied by 13 Coins. 13 Coins is not currently paying rent and is vacating its space in July 2017 coinciding with the termination of a separate 12,390 square foot 13 Coins restaurant adjacent to the property.
(2)	The decrease in Most Recent NOI from 2nd Most Recent NOI is the result of XO Communications vacating 18,120 square feet of space in September 2015.

(3)	The increase in UW NOI from Most Recent NOI is the result of an increase in occupancy due to H5 Data Centers, which executed a lease for 15,630 square feet in January 2017.

(4)	The land appraised value of 1000 Denny Way as of December 19, 2016 is $61,500,000 which represents a 91.1% loan-to-land ratio as of the Cut-off Date.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The borrower delivered a letter of credit in lieu of future tenant improvements and leasing commissions reserves in the amount of $2,200,000.

(7)	Other Initial Escrows and Reserves include a $1,500,000 letter of credit in lieu of the requirement for debt service reserves and a $470,000 reserve for costs to improve the H5 Data Centers space.

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The Loan. The 1000 Denny Way mortgage loan has an outstanding principal balance as of the Cut-off Date of $56.0 million and is secured by a first mortgage lien on an eight-story, 262,565 square foot, Class B office building located in Seattle, Washington. The mortgage loan has a 10-year term and is interest-only for the full term of the mortgage loan. The previously existing debt secured by the property was securitized in the WFRBS 2011-C3 transaction.

The Property. 1000 Denny Way is an eight-story, 262,565 square foot, Class B office building located on a 1.41-acre parcel in the South Lake Union area of Seattle, Washington. The original eight-story portion of the property was built by the Seattle Times in 1929 and the five-story portion on the south side of the property was built in 1965. The property was acquired by the sponsor in January 2011 through a sale/leaseback transaction with the Seattle Times Company for $40.7 million. Following the sponsor’s acquisition, Amazon continued their expansion in 2012 of their world headquarters, which is currently situated immediately to the north and to the south of 1000 Denny Way. Adjacent to 1000 Denny Way is a newly constructed, Amazon-occupied 340,400 square foot Class A office building, which is also part of Amazon’s urban campus. In addition, approximately four blocks from the property are two 1.1 million square foot office towers occupied by Amazon and an additional 1.1 million square foot office tower under construction. As of August 2016, Amazon reportedly occupied 34 buildings consisting of approximately 8.5 million square feet in Seattle, most of which is located in the South Lake Union neighborhood, which collectively serves as their world headquarters. Between 2013 and 2016, approximately $778,554 has been invested in the 1000 Denny Way property, including a new roof, elevator upgrades and security improvements.

As of February 1, 2017, the property was 92.1% occupied by five tenants and four ancillary tenants and has averaged 94.9% occupancy since 2011. The largest tenant, Seattle Times Company (“Seattle Times”), leases 47.0% of net rentable area (59.4% when including its space subleased to Best Buy) of the net rentable area through January 2021, comprising the entirety of the fifth, sixth, seventh and eighth floors, and has been at the property since it was built in 1929. Seattle Times’ base rent (inclusive of Best Buy sublease) is $3,073,836 (approximately $19.71 per square foot) which according to the appraisal, is approximately 22% below market. Seattle Times currently subleases the eighth floor to Best Buy with a coterminous expiration date and the same rental rate, which utilizes its office space for web development. The Seattle Times was founded in 1896 and currently is one of the largest print and digital news media companies in the United States. The Seattle Times has won 10 Pulitzer Prizes and has been a finalist on 14 other occasions since 1982, journalism’s highest honor. The property serves as the headquarters and the only office of the Seattle Times. See “Description of the Mortgage Pool — Tenant Issues/Lease Expirations and Terminations/Other” in the Prospectus.

The second largest tenant, Level 3 Communications, LLC (“Level 3 Communications”), leases 18.6% of the net rentable area through July 2031, comprising the entirety of the fourth floor, and utilizes its space as a data center. Level 3 Communications has been a tenant at the property since July 1998 and most recently executed an 18–year lease in August 2013. Level 3 Communications is a provider of data, voice, video and managed services, and announced in the third quarter of 2016 that the company will be acquired by CenturyLink, a telecommunications company with over $17.9 billion in annual revenue as of December 31, 2015. The third largest tenant at the property, XO Communications Inc. (“XO Communications”), occupies 8.1% of the net rentable area through September 2022, comprising the entirety of the third floor utilizing its space as a data center. XO Communications has been a tenant at the property since October 1998 and most recently executed a 10 year lease extension in October 2012. XO Communications owns and operates one of the largest IP and Ethernet networks for private data networking, cloud connectivity, unified communications and voice, internet access, and managed services. XO Communications has signed an agreement with Verizon Communications Inc. to be acquired for approximately $1.8 billion, expected to close in the first half of 2017. The remaining occupied space is occupied by an owner affiliate, H5 Data Centers (“H5”), which leases 6.0% of the net rentable area through December 2028 and is personally guaranteed by the sponsor. H5 Data Centers operates over one million square feet in nine data centers located in eight states. H5 plans to spend approximately $7.0 million on HVAC, electrical and other build-outs at the property.

Environmental. According to a Phase I environmental assessment dated December 22, 2016, there was no evidence of any recognized environmental conditions at the 1000 Denny Way property.

Historical and Current Occupancy(1)
2013	2014(2)	2015(2)	2016(2)	Current(2)(3)
100.0%	100.0%	92.0%	92.0%	92.1%
(1)	Historical Occupancies are the averages of each respective year.
(2)	The decrease in Current Occupancy from 2014 Occupancy is a result of XO Communications vacating 18,120 square feet of space in September 2015 after relocating their sales team and the sponsor terminating Seattle Wine Storage’s lease on the first and basement level to renovate into owner-occupied space for H5 Data Centers.
(3)	Current Occupancy is as of February 1, 2017.

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Top Nine Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Seattle Times Company(3)	NA / NA / NA	123,481	47.0%	$19.71	$2,434,157	41.0%	1/31/2021
Level 3 Communications, LLC	B2 / BB / BB-	48,959	18.6	$31.02	1,518,708	25.6	7/31/2031
Best Buy(4)	Baa1 / BBB- / BBB-	32,504	12.4	$19.68	639,679	10.8	1/31/2021
XO Communications Inc.	NA / NA / NA	21,271	8.1	$36.52	776,760	13.1	9/30/2022
H5 Data Centers(5)	NA / NA / NA	15,630	6.0	$30.00	468,900	7.9	12/31/2028
DirecTV (6)	NA / BBB+ / NA	0	0.0	$39,792	39,792	0.7	1/31/2019
Integra/Electric Lightwave (7)	NA / NA / NA	0	0.0	$24,312	24,312	0.4	MTM
AT&T / TCG (7)	Baa1 / BBB+ / A-	0	0.0	$21,000	21,000	0.4	6/30/2017
MCI/Verizon (7)	Baa1 / BBB+ / A-	0	0.0	$14,496	14,496	0.2	7/31/2017
Top Nine Tenants		241,845	92.1%	$24.55	$5,937,804	100.0%

Occupied Collateral Total		241,845	92.1%	$24.55	$5,937,804	100.0%

Vacant Space(8)		20,720	7.9%

Collateral Total		262,565	100.0%

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Seattle Times Company’s net rentable area includes 3,800 square feet subleased to Associated Press at a triple net base rent of $19.13 per square foot and a Seattle Times Company roof lease for $3,300 per year.
(4)	Best Buy uses the space as office space and subleases its space from Seattle Times Company with a coterminous expiration date and the same rental rate as Seattle Times Company’s office space.
(5)	H5 Data Centers is owner-occupied space and is personally guaranteed by the sponsor.
(6)	DirecTV is a roof tenant and may terminate its license at any time given a 365 day termination notice.
(7)	Integra/Electric Lightwave, AT&T / TCG and MCI/Verizon are fiber tenants.
(8)	Vacant Space includes 2,600 square feet of space attributable to 13 Coins which is vacating the space in July 2017.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	20,720	7.9%	NAP	NAP	20,720	7.9%	NAP	NAP
2017 & MTM(3)	3	0	0.0	$59,808	1.0%	20,720	7.9%	$59,808	1.0%
2018	0	0	0.0	0	0.0	20,720	7.9%	$59,808	1.0%
2019(3)	1	0	0.0	39,792	0.7	20,720	7.9%	$99,600	1.7%
2020	0	0	0.0	0	0.0	20,720	7.9%	$99,600	1.7%
2021(3)(4)	2	155,985	59.4	3,073,836	51.8	176,705	67.3%	$3,173,436	53.4%
2022	1	21,271	8.1	776,760	13.1	197,976	75.4%	$3,950,196	66.5%
2023	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2024	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2025	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2026	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2027 & Beyond	2	64,589	24.6	1,987,608	33.5	262,565	100.0%	$5,937,804	100.0%
Total	9	262,565	100.0%	$5,937,804	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes one retail tenant, comprising 2,600 square feet, which has a near term lease expiration and was excluded from occupancy and income figures for underwriting purposes.
(3)	Includes roof and fiber tenants with no attributable rentable area.
(4)	2021 includes the Seattle Times Company lease and the Best Buy sublease, which are coterminous.

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Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,813,854	$5,456,355	$5,559,638	$5,197,188	$5,937,804	$22.61	78.3%
Vacant Income	0	0	0	0	652,640	2.49	8.6
Gross Potential Rent	$4,813,854	$5,456,355	$5,559,638	$5,197,188	$6,590,444	$25.10	86.9%
Total Reimbursements	1,123,642	1,109,678	1,080,771	981,649	995,704	3.79	13.1
Net Rental Income	$5,937,496	$6,566,033	$6,640,409	$6,178,837	$7,586,148	$28.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(751,243)	(2.86)	(9.9)
Effective Gross Income	$5,937,496	$6,566,033	$6,640,409	$6,178,837	$6,834,905	$26.03	90.1%

Total Expenses	$1,303,612	$1,349,120	$1,089,216	$1,112,825	$1,111,248	$4.23	16.3%

Net Operating Income(4)	$4,633,884	$5,216,913	$5,551,193	$5,066,012	$5,723,657	$21.80	83.7%

Total TI/LC, Capex/RR	0	0	0	0	591,831	2.25	8.7

Net Cash Flow	$4,633,884	$5,216,913	$5,551,193	$5,066,012	$5,131,826	$19.54	75.1%
(1)	TTM reflects the trailing 12-month period ending November 30, 2016.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents as of February 1, 2017 including underwritten contractual rent increases of $174,660 through February 2018.
(4)	The increase in Underwritten Net Operating Income from Most Recent Net Operating Income is the result of an increase in occupancy due to H5 Data Centers, which executed a lease in January 2017.

The Market. The 1000 Denny Way property is located in the South Lake Union / Denny Triangle area of the Seattle central business district. The Lower Queen Anne/Lake Union submarket recorded a net absorption of approximately 592,705 square feet over the first three quarters of 2016, the greatest absorption among the twenty submarkets that comprise the Seattle-Bellevue office market. According to the appraisal, the downtown Seattle area has seen growth with companies such as Amazon, Microsoft, Google, IBM, Oracle and CenturyLink opening cloud development offices in the area. Amazon, the second largest office employer with its headquarters immediately to the north and south of the 1000 Denny Way property, employs more than 25,000 people in Seattle and reports that approximately 20% of its employees walk to work. According to the appraisal, there are two 41-story residential apartment towers planned to be constructed commencing in early 2017 immediately to the east of the property and a 40-story residential apartment tower currently under construction immediately to the west. In addition, a 208-unit Class A residential apartment building was constructed in 2009, immediately northeast of the property.

According to the appraisal, the 1000 Denny Way property is located in the central business district submarket of Seattle. The Seattle central business district has the largest inventory of office space in the greater Seattle area and currently has approximately 3.8 million square feet of office space under construction. As of the third quarter of 2016, the submarket comprised approximately 47.3 million square feet of office space with an overall vacancy rate of 6.7% and average Class B office rents of $34.70 per square foot. This compares to 10.4% and $28.15 per square foot respectively, as of 2014.

The Borrower. The borrowing entity for the 1000 Denny Way mortgage loan is H5 Capital - Seattle Real Estate II, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1000 Denny Way mortgage loan. Josh Simms is the guarantor of certain nonrecourse carve-outs under the 1000 Denny Way mortgage loan.

The Loan Sponsor. The mortgage loan sponsor is Josh Simms, the CEO of H5 Data Centers, one of the largest, privately-held data center companies in the US. H5 Data Centers has over one million square feet under management and owns data centers across the U.S.

Property Management. The 1000 Denny Way property is managed by H5 Management Company, Inc., an affiliate of the mortgage loan sponsor.

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1000 Denny Way

Escrows and Reserves. At origination, the borrower was required to escrow $470,000 for tenant improvements and leasing commissions for the H5 Data Centers space and $134,386 for real estate taxes. The borrower delivered a letter of credit in the amount of $2,200,000 in lieu of future tenant improvements and leasing commissions reserves and a letter of credit in the amount of $1,500,000 in lieu of debt service reserves. If the borrower has replaced the Seattle Times lease with an acceptable tenant under the mortgage loan documents, and no Tenant Trigger Period (as defined below) is then continuing, the $1,500,000 letter of credit will be reduced on a pro rata basis based on income the replacement tenant derives from the space demised under the Seattle Times lease.

Additionally, the borrower assigned the Seattle Times security deposit of $2,495,760 in the form of a letter of credit to the lender. The borrower is required to provide lender with notice of the occurrence of any event which permits a draw under the Seattle Times security deposit letter of credit, and upon receipt of such notice (or if lender has otherwise determined that a draw is permitted under the terms of the Seattle Times lease) the lender may submit a draw thereunder. Any amounts held in the Seattle Times security deposit reserve account will be released by the lender upon notice from the borrower together with supporting evidence that such security deposit is required to be returned to Seattle Times pursuant to the terms of the Seattle Times lease.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $33,596.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the mortgage loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,376 (approximately $0.20 per square foot annually) for ongoing replacement reserves.

TI/LC Reserves – On a monthly basis, when the balance of the reserve is less than the cap, the borrower is required to escrow $21,881 (approximately $1.00 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $2,200,000 (approximately $8.38 per square foot). However, if the borrower has replaced the Seattle Times lease with an acceptable replacement tenant under the mortgage loan documents, the cap will be reduced on a pro rata basis based on income the replacement tenant derives from the space demised under the Seattle Times lease but in no event shall the TI/LC cap be reduced to below $1,500,000.

Lockbox / Cash Management. The mortgage loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be swept on each business day into an account controlled by the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on each business day to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the mortgage loan documents. If the Trigger Period is caused solely by a Tenant Trigger Period (as defined below), all excess cash flow in the cash management will be held as additional security for the mortgage loan in a cash sweep lease reserve account unless the borrower deposits with lender $2,100,000 in the form of a cash deposit or letter of credit. If the Trigger Period is not caused solely by a Tenant Trigger Period, all excess cash flow in the cash management account will be held as additional security for the mortgage loan in an excess cash reserve account.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) a Low DSCR Period (as defined below) or (iii) a Tenant Trigger Period (as defined below) and will cease to exist when (i) a cure of the event of default, (ii) a Low DSCR Period ceases to exist or (iii) a Tenant Trigger Period ceases to exist.

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters that the debt service coverage ratio as calculated in the mortgage loan documents based on the trailing 12-month period is less than 1.20x and ending on the last day of any two consecutive calendar quarters thereafter that the debt service coverage as calculated in the mortgage loan documents based on the trailing 12-month period is greater than or equal to 1.25x.

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1000 Denny Way

A “Tenant Trigger Period” will occur if any of the following occur with respect to Seattle Times, Level 3 Communications or a replacement tenant as permitted under the mortgage loan documents: (i) tenant fails to renew or extend its lease under the conditions set forth in the mortgage loan documents within 12 months prior to expiration for a term of not less than three years, (ii) tenant gives the borrower notice of its intent to terminate or cancel its lease, (iii) tenant goes dark, vacates or otherwise fails to occupy its premises or (iv) tenant undergoes an event of default or becomes involved in an insolvency proceeding. A Tenant Trigger Period will expire upon with regards to, (i) tenant renews or extends its lease as required under the mortgage loan documents, or if such Tenant Trigger Period solely occurred due to Seattle Times failing to renew or extend its lease, the borrower deposits $2,100,000 in the form of a cash deposit or letter of credit with the lender which shall be held in the cash sweep lease reserve account, (i) or (ii) if excess cash flow deposited into the cash sweep lease reserve account equals to or exceeds $2,100,000, (ii) or (iii) tenant has been replaced with an acceptable replacement tenant under the mortgage loan documents or (iv) the event of default or insolvency proceeding has been cured as determined under the mortgage loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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The Summit Birmingham

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The Summit Birmingham

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The Summit Birmingham

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The Summit Birmingham

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The Summit Birmingham

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$50,000,000	Property Type – Subtype:	Retail – Lifestyle Center
% of IPB:	5.8%	Net Rentable Area (SF):	681,245
Loan Purpose:	Refinance	Location:	Birmingham, AL
Borrower:	BRC Holding Company, L.L.C.	Year Built / Renovated:	1997, 2000, 2001, 2009 / N/A
Sponsors(3):	Various	Occupancy(5):	98.5%
Interest Rate:	4.76200%	Occupancy Date:	12/14/2016
Note Date:	12/20/2016	4th Most Recent NOI (As of)(6):	$19,160,180 (12/31/2013)
Maturity Date:	1/1/2027	3rd Most Recent NOI (As of)(6):	$19,415,128 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6):	$19,589,779 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$17,296,891 (12/31/2016)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$24,205,097
Call Protection(4):	L(25),Def(88),O(7)	UW Expenses:	$6,134,767
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$18,070,330
Additional Debt:	Yes	UW NCF:	$16,883,902
Additional Debt Balance:	$158,000,000	Appraised Value / Per SF:	$383,000,000 / $562
Additional Debt Type:	Pari Passu	Appraisal Date:	11/7/2016

Escrows and Reserves(7)	Financial Information(2)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$305
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$305
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.3%
Replacement Reserves:	$0	Springing	$225,984	Maturity Date LTV:	54.3%
TI/LC:	$0	Springing	$2,146,872	UW NCF DSCR:	1.68x
Other:	$2,842,135	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$208,000,000	100.0%	Payoff Existing Debt	$155,905,651	75.0%
Return of Equity	46,991,895	22.6
Upfront Reserves	2,842,135	1.4
Closing Costs	2,260,319	1.1
Total Sources	$208,000,000	100.0%	Total Uses	$208,000,000	100.0%

(1)	The Summit Birmingham Whole Loan, as defined in “The Loan” below, was co-originated by Barclays and Bank of America, N.A.

(2)	The Summit Birmingham mortgage loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $208.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $208.0 million The Summit Birmingham Whole Loan.

(3)	The loan sponsors are Bayer Properties, LLC and Institutional Mall Investors LLC. See “Loan Sponsors” below for additional information.

(4)	The lockout period will be at least 25 payments beginning with and including the first payment date in February 2017. Defeasance of the full $208.0 million The Summit Birmingham Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”) and (ii) February 1, 2020. If the REMIC Prohibition Period has not expired by February 1, 2020, the borrower is permitted to prepay the Summit Birmingham Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

(5)	Occupancy includes Altar’d State, The Cowfish and Hanna Andersson, each of which has an executed lease but is not yet in occupancy as of the Cut-off Date. The lender has reserved 100.0% of the rent associated with each tenant from the loan origination date through each lease’s scheduled commencement date. See “Escrows and Reserves” below.

(6)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI include income and expenses from Phase IB, a portion of The Summit that is not collateral for The Summit Birmingham Whole Loan.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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The Summit Birmingham

The Loan. The Summit Birmingham loan is secured by a first mortgage lien on the borrower’s fee interest in a 681,245 square foot portion (“The Summit Birmingham Property”) of an upscale mixed-use development located in Birmingham, Alabama (“The Summit”). The whole loan was co-originated by Barclays and Bank of America, N.A. and has an outstanding principal balance as of the Cut-off Date of $208.0 million (“The Summit Birmingham Whole Loan”), and is comprised of four pari passu notes, Note A-1, Note A-2, Note A-3 and Note A-4 (other than Note A-3, the “Companion Loans”). Note A-3, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the BBCMS 2017-C1 Trust. Note A-1 is held by Bank of America, N.A., has an outstanding principal balance as of the Cut-off Date of approximately $61.9 million and is expected to be contributed to a future securitization trust. Note A-2 was contributed to the BACM 2017-BNK3 trust and has an outstanding principal balance as of the Cut-off Date of approximately $73.3 million. Note A-4 is held by Barclays, has an outstanding principal balance as of the Cut-off Date of $22.8 million and is expected to be contributed to a future securitization trust. The holder of Note A-2 (the “Controlling Noteholder”) is the trustee of the BACM 2017-BNK3 trust. The trustee of the BACM 2017-BNK3 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization ) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Summit Birmingham Whole Loan; provided, however, that the holders of Note A-3 and the Companion Notes (other than Note A-2) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Summit Birmingham Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$61,875,000	Bank of America, N.A.	No
A-2	$73,325,000	BACM 2017-BNK3	Yes
A-3	$50,000,000	BBCMS 2017-C1	No
A-4	$22,800,000	Barclays	No
Total	$208,000,000

The Property. The Summit Birmingham Property consists of a 681,245 square foot portion of The Summit. The Summit is an upscale mixed-use development comprised of a total of 1,036,240 square feet of retail and office space. The loan sponsor acquired a large portion of the property as vacant land in 1996 and developed that land in phases between 1997 and 2009. Phases IA and IB (non-collateral) were opened in 1997 with over 400,000 square feet featuring tenants including Barnes & Noble, Banana Republic, Williams-Sonoma, Ann Taylor, Victoria’s Secret, P.F. Chang’s and Macaroni Grill. Phase II was opened in 2000 and brought new-to-the-market retailers including California Pizza Kitchen, Everything But Water, Pottery Barn and Pottery Barn Kids and also allowed Gap to relocate and add Gap Kids and Gap Body to its offerings. Phase III opened in 2001, bringing Saks Fifth Avenue to open its first and only store in the state of Alabama, adding J. Crew, Fleming’s and Panera Bread, and allowing Chico’s and Talbots to expand their stores. Phase IV opened in 2005 bringing The Cheesecake Factory, Anthropologie, Vera Bradley and Swoozie’s as first-time retailers in the state of Alabama. Phase VI opened in 2009 with 50,000 square feet of office and 50,000 square feet of retail space including tenants Banana Republic, Charming Charlie and Michael Kors. Phase V (non-collateral) is an unimproved 2.1 acre parcel which as with Phase IB (non-collateral) may be developed or redeveloped in the future by the sponsors.

The Summit Birmingham Property is contained across 19 buildings. The Summit Birmingham Property is situated on approximately 71.9 acres and is comprised of 630,395 square feet of retail space (inclusive of retail tenant storage space) and 50,850 square feet of office space. The Summit Birmingham Property contains 3,474 parking spaces with an overall parking ratio of approximately 5.1 spaces per 1,000 square feet of net rentable area.

As of December 14, 2016, the property was 98.5% occupied by 100 retail tenants and two office tenants. Anchor tenants at the property include Saks Fifth Avenue (not collateral) and Belk. The property benefits both from institutional quality anchor tenants, as well as a diverse tenant roster, with no individual tenant accounting for greater than 5.3% of net rentable area or 6.2% of underwritten base rent outside of Belk. Belk leases 163,480 square feet (24.0% of the net rentable area) through January 2018 (refer to Belk Trigger Event below) and has occupied its space since the property was developed in 1997. For the trailing 12-months ending August 31, 2016, Belk reported approximately $40.0 million in total sales (approximately $245 per square foot) resulting in an occupancy cost of 3.2%. Belk’s sales at the property are over 3.0 times greater than Belk’s national average sales per store of approximately $13.3 million as of June 2016. Belk expanded its space by approximately 53,480 square feet in 2007 and has six five-year extension options remaining. Other national tenants located at the property include Allen Edmonds Shoes, Barnes & Noble, Brooks Brothers, The Cheesecake Factory, J. Crew, Panera Bread, Urban Outfitters, Victoria’s Secret, Vineyard Vines and West Elm. Approximately 50 of The Summit’s retailers are exclusive to the property in Alabama or Birmingham including Saks Fifth Avenue, Trader Joe’s, Art of Shaving, Apple, Pottery Barn, Restoration Hardware and lululemon athletica.

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The Summit Birmingham

The Summit Birmingham Property has generated approximately $213.8 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $603 per square foot and occupancy costs of 8.0%. For the same time period and excluding Apple, the property has generated approximately $178.4 million in overall gross sales, with comparable in-line sales of approximately $513 per square foot and occupancy costs of 9.4%. The Summit has demonstrated consistent performance with overall occupancy having averaged 97.6% for the period 2012 to 2015.

RSM US LLP and Brownell Travel account for office tenancy at The Summit Birmingham Property. RSM US LLP leases 35,724 square feet (5.2% of the net rentable area) through October 2021 and has occupied its space in the Phase VI portion of the property since its development in 2009. RSM US LLP is a leading provider of audit, tax and consulting services with approximately 9,000 professionals and associates in 86 cities nationwide. Brownell Travel leases 15,126 square feet (2.2% of the net rentable area) through March 2018, has been located at the property since 2011 and expanded its space in 2013. Brownell Travel is a travel agency with over 128 years of experience and is headquartered at the property.

Environmental. According to a Phase I environmental assessment dated November 10, 2016, there is no evidence of any recognized environmental conditions at The Summit Birmingham Property.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
98.9%	96.4%	97.8%	98.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Historical Occupancy includes tenants at Phase IB (not collateral) of The Summit.

(3)	Current Occupancy is as of December 14, 2016 and includes Altar’d State, The Cowfish and Hanna Andersson, each of which has an executed lease but is not yet in occupancy as of the Cut-off Date. The lender has reserved 100.0% of the rent associated with each tenant from the mortgage loan origination date through each lease’s scheduled commencement date. See “Escrows and Reserves” below.

Historical Sales(1)
	2014	2015	TTM(2)
Total In-line sales	$200,392,424	$215,735,275	$213,766,482
Sales PSF w/ Apple	$601	$604	$603
Sales PSF w/o Apple	$516	$518	$513
(1)	Information as provided by the sponsors and only includes tenants reporting comparable sales for The Summit Birmingham Property.

(2)	TTM Historical Sales are as of the trailing 12-month period ending August 31, 2016.

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The Summit Birmingham

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)(3)(4)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF(4)	Occ. Costs	Lease Expiration Date
Belk	B2 / B / NA	163,480	24.0%	$6.41	$1,047,986	5.3%	$245	3.2%	1/31/2018
RSM US LLP	NA / NA / NA	35,724	5.2	$33.84	1,208,900	6.2	NAP	NAP	10/31/2021
Barnes & Noble	NA / NA / NA	25,397	3.7	$20.97	532,575	2.7	NAV	NAV	2/1/2018
Gap	Baa2 / BB+ / BB+	17,522	2.6	$40.09	702,507	3.6	$267	17.5%	3/31/2020
Gus Mayer(5)	NA / NA / NA	16,410	2.4	$23.39	383,760	2.0	$711	5.2%	1/31/2019
Brownell Travel	NA / NA / NA	15,126	2.2	$26.00	393,276	2.0	NAP	NAP	3/31/2018
Trader Joe’s	NA / NA / NA	12,922	1.9	$36.00	465,192	2.4	NAV	NAV	9/30/2025
Urban Outfitters	NA / NA / NA	12,503	1.8	$26.00	325,078	1.7	$292	11.3%	1/31/2027
Pottery Barn	NA / NA / NA	10,810	1.6	$33.79	365,270	1.9	$441	9.5%	1/31/2023
The Cheesecake Factory	NA / NA / NA	10,057	1.5	$36.00	362,052	1.8	$1,260	5.6%	1/31/2024
Top Ten Tenants		319,951	47.0%	$18.09	$5,786,596	29.4%

Non Top Ten Tenants		350,866	51.5%	$39.53	$13,868,210	70.6%

Occupied Collateral Total		670,817	98.5%	$29.30	$19,654,807	100.0%

Vacant Space		10,428	1.5%

Collateral Total		681,245	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Net Rentable Area includes storage space.

(4)	Sales PSF represents trailing 12-month period ending August 31, 2016 as provided by the sponsors and only include tenants reporting comparable sales. Sales PSF excludes storage space.

(5)	Gus Mayer’s net rentable area includes 1,650 square feet of storage space which was excluded from the Sales PSF and Occ. Costs calculation.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,428	1.5%	NAP	NAP	10,428	1.5%	NAP	NAP
2017 & MTM	16	50,727	7.4	$1,661,387	8.5%	61,155	9.0%	$1,661,387	8.5%
2018	12	235,982	34.6	3,159,659	16.1	297,137	43.6%	$4,821,047	24.5%
2019	12	65,570	9.6	2,301,694	11.7	362,707	53.2%	$7,122,741	36.2%
2020	6	40,535	6.0	1,612,627	8.2	403,242	59.2%	$8,735,368	44.4%
2021	9	78,078	11.5	2,825,302	14.4	481,320	70.7%	$11,560,670	58.8%
2022	7	25,290	3.7	1,067,334	5.4	506,610	74.4%	$12,628,004	64.2%
2023	11	55,727	8.2	2,060,614	10.5	562,337	82.5%	$14,688,618	74.7%
2024	10	39,789	5.8	1,651,661	8.4	602,126	88.4%	$16,340,279	83.1%
2025	8	37,072	5.4	1,586,300	8.1	639,198	93.8%	$17,926,580	91.2%
2026	4	7,295	1.1	392,140	2.0	646,493	94.9%	$18,318,720	93.2%
2027 & Beyond	7	34,752	5.1	1,336,087	6.8	681,245	100.0%	$19,654,807	100.0%
Total	102	681,245	100.0%	$19,654,807	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

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The Summit Birmingham

Operating History and Underwritten Net Cash Flow
	2013(1)	2014(1)	2015(1)	2016	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$20,183,299	$20,629,285	$21,131,879	$18,703,522	$19,654,807	$28.85	78.7%
Vacant Income	0	0	0	0	557,813	0.82	2.2
Gross Potential Rent	$20,183,299	$20,629,285	$21,131,879	$18,703,522	$20,212,620	$29.67	81.0%
Total Reimbursements	4,613,871	4,492,764	4,656,167	3,878,724	4,075,464	5.98	16.3
Percentage Rent	632,464	663,574	754,191	666,761	678,386	1.00	2.7
Net Rental Income	$25,429,634	$25,785,623	$26,542,237	$23,249,007	$24,966,470	$36.65	100.0%
(Vacancy/Credit Loss)	(79,446)	15,402	(191,313)	(479,711)	(1,248,324)	(1.83)	(5.0)
Other Income(4)	623,952	580,232	583,742	526,344	486,950	0.71	2.0
Effective Gross Income	$25,974,140	$26,381,257	$26,934,666	$23,295,640	$24,205,097	$35.53	97.0%

Total Expenses	$6,813,961	$6,966,130	$7,344,888	$5,998,750	$6,134,767	$9.01	25.3%

Net Operating Income	$19,160,180	$19,415,128	$19,589,779	$17,296,891	$18,070,330	$26.53	74.7%

Total TI/LC, Capex/RR	0	0	0	0	1,186,428	1.74	4.9

Net Cash Flow	$19,160,180	$19,415,128	$19,589,779	$17,296,891	$16,883,902	$24.78	69.8%
(1)	2013, 2014 and 2015 financial statements include the Phase IB portion of The Summit which is not collateral for the loan.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of December 14, 2016, including (i) three tenants that have executed leases but not yet taken occupancy, representing 13,818 square feet and approximately $566,720 of underwritten base rent, and (ii) underwritten contractual rent increases of $393,165 through January 2018.

(4)	Other Income consists of specialty leasing income related to temporary tenants, storage and ATM tenants, media, event and sponsorship income and other miscellaneous income.

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Annex A-3	BBCMS 2017-C1

The Summit Birmingham

The Market. The Summit is located in the city of Birmingham, approximately five miles southeast of the Birmingham central business district. The property is situated at the center of four of the most affluent suburbs of Birmingham: Mountain Brook, Homewood, Vestavia Hills and Hoover. According to the appraisal, The Summit’s location at the intersection of Highway 280 and Interstate 459, two of the most heavily traveled road ways in Birmingham, put the property in the center of the growth corridor of the Birmingham metropolitan area. Highway 280 connects directly to the Birmingham central business districts and has average daily traffic counts of over 73,000. Interstate 459 connects to other major interstates including Interstate 20, Interstate 65 and Interstate 59, and has average daily traffic counts of over 101,000.

According to the Birmingham business alliance, the Birmingham metropolitan area has a currently reported population of over 1.1 million and contains over 70.0% of the total jobs in North Central Alabama. Corporations headquartered in the Birmingham metropolitan area include Alabama Power, Associated Grocers of the South, Inc., BBVA Compass, Books-A-Million, Cadence Bank, Hibbett Sports, Liberty National Life Insurance Company, Ready Mix USA, Regions and Thompson/CAT. There are over 23 universities, colleges, technical and professional schools in the Birmingham metropolitan area employing nearly 20,000 and enrolling nearly 100,000 people, with higher education generating an economic impact of more than $1 billion annually to the area. The 2015 unemployment rate for the Birmingham metropolitan area was 5.5%, the lowest rate since 2008.

The Birmingham metropolitan statistical area is home to the four largest area employers including the University of Alabama at Birmingham (23,000 employees), Regions Bank (7,000 employees), St. Vincent’s Health System (4,644 employees) and Children’s of Alabama (4,578 employees).

According to the appraisal, the property’s 2016 estimated population within a one-, five-, and 10-mile radius is 3,615, 134,309, and 403,058 people, respectively, with average household income of $83,934, $114,008, and $81,258, respectively. The appraisal notes a primary trade area within a 10-mile to 15-mile radius of the property, with an upper-middle and high-income demographic profile within the submarket. According to the loan sponsors, The Summit Birmingham Property attracts a large segment of shoppers from outside the primary trade area and estimates that up to 35.0% of the property’s sales are from shoppers who live 30-150 miles away.

As of third quarter 2016, the Birmingham retail market contained approximately 100.2 million square feet of retail space with an average vacancy rate of 5.5%, the lowest rate in the last 10 years. In general, the weighted average in-place rents for each retail category are either in-line with or below the appraisal’s concluded market rents.

The appraisal identified five directly competitive retail properties built between 1973 and 2014 and ranging in size from 431,635 square feet to 762,541 square feet. The comparable retail properties reported occupancies ranging from 89.0% to 99.0% with a weighted average occupancy of 94.6%. Available sales per square foot data for the competitive properties range from $245 to $565. There is no proposed new competitive supply noted by the appraisal.

Competitive Set Summary(1)

Property/Location	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Riverchase Galleria Hoover, AL	1986 / 2014	762,541	$450	92.0%	8.0	Belk, JCPenney, Macy’s, Sears
Colonial Brookwood Village Birmingham, AL	1973 / 2002	688,000	NAV	89.0%	4.2	Macy’s, Belk, Books-A-Million
Shoppes at East Chase Montgomery, AL	2002 / NAP	431,635	$245	98.0%	93.6	Dillard’s, Target, Kohl’s, Ross Dress for Less
Bridge Street Town Centre(2) Huntsville, AL	2007 / NAP	622,862	$565	98.0%	105.0	Belk, Barnes & Noble, Apple, Bed, Bath and Beyond
Avalon Alpharetta, GA	2014 / 2017	495,907	$490	99.0%	169.0	Regal Cinemas, Whole Foods Market, Crate & Barrel, Anthropologie
(1)	Based on the appraisal.

(2)	Bridge Street Town Centre is also owned by Bayer Properties, one of The Summit Birmingham Whole Loan sponsors.

The Borrower. The borrowing entity for The Summit Birmingham Whole Loan is BRC Holding Company, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Summit Birmingham Whole Loan. Jeffrey A. Bayer, David L. Silverstein, Jon W. Rotenstreich and Institutional Mall Investors LLC are the guarantors of certain nonrecourse carve-outs under The Summit Birmingham Whole Loan.

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The Summit Birmingham

The Loan Sponsors. Equity ownership in the The Summit Birmingham borrower is indirectly held by JDJ Birmingham Company, L.L.C. (51.0%) and Institutional Mall Investors LLC.

JDJ Birmingham Company, L.L.C. is an entity indirectly owned by Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich, and their family trusts. Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich are nonrecourse carve-out guarantors for The Summit Birmingham Whole Loan. Jeffery Bayer is CEO and President and David Silverstein and Jon Rotenstreich are principals of Bayer Properties, LLC. Bayer Properties, LLC is a Birmingham, Alabama based real estate management and development firm with a national portfolio of over 22 properties comprising approximately 10.0 million square feet, with nine properties in Alabama, including The Summit Birmingham Property.

Institutional Mall Investors LLC (“IMI”) is an additional nonrecourse carve-out guarantor for The Summit Birmingham Whole Loan and is 99% owned by California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. IMI is an investment platform focused on high quality, market dominant, fashion oriented retail properties. As of December 2016, IMI’s portfolio included approximately 20.2 million square feet of retail space and over 1.1 million square feet of prime office space.

Property Management. The Summit Birmingham Property is managed by Bayer Properties, L.L.C., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $1,989,285 for outstanding tenant improvements and leasing commissions related to nine tenants, $506,123 related to a tenant dispute concerning overpayment of rent and $346,727 for gap rent related to three tenants.

Tax Escrows – The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no event of default or Collection Reserve Trigger Period (defined below) exists.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as The Summit Birmingham Property is insured under a blanket insurance policy in accordance with the loan documents and no event of default or Collection Reserve Trigger Period exists.

Replacement Reserves – The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no event of default or Collection Reserve Trigger Period exists. Upon an event of default or if a Collection Reserve Trigger Period exists, the borrower is required to escrow $9,416 (approximately $0.17 per square foot annually) on a monthly basis for replacement reserves. The reserve is subject to a cap of $225,984 (approximately $0.33 per square foot).

TI/LC Reserves – The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions escrow is waived so long as no event of default or Collection Reserve Trigger Period exists. Upon an event of default or if a Collection Reserve Trigger Period exists, the borrower is required to escrow $89,453 (approximately $1.58 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $2,146,872 (approximately $3.15 per square foot).

A “Collection Reserve Trigger Period” will commence if the debt service coverage ratio (as calculated in the loan documents) is less than 1.50x for two consecutive calendar quarters and will end if the debt service coverage ratio (as calculated in the loan documents) is greater than 1.50x for two consecutive calendar quarters.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During a Lockbox Event, all funds in the lockbox account are swept weekly to a segregated cash management account under the control of the lender. To the extent there is a Lockbox Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and other amounts required by the loan documents will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Lockbox Event” means the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower, property owner or property manager (if an affiliate of borrower and provided property manager is not replaced within 60 days) with a qualified manager (as defined in the loan documents), (iii) a DSCR Trigger Event (defined below) or (iv) a Belk Trigger Event (defined below).

A “DSCR Trigger Event” means the debt service coverage ratio (as calculated in the loan documents) is less than 1.30x for two consecutive calendar quarters.

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The Summit Birmingham

A “Belk Trigger Event” means the earliest of the date Belk (i) vacates or gives notice of its intent to vacate or terminate its lease (a “Belk Termination Trigger”), (ii) is required under its lease to exercise its option to extend the term of its lease but has not exercised such option to extend its lease (a “Belk Extension Option Trigger”), (iii) defaults in payment of rent under its lease or (iv) files or is the subject of bankruptcy proceedings or has its assets made subject to the jurisdiction of a bankruptcy court (a “Belk Bankruptcy Trigger”).

With respect to a Belk Termination Trigger or a Belk Extension Option Trigger, a Belk Trigger Event will be cured if (i) the space leased to Belk is leased to a replacement tenant reasonably acceptable to the lender for a period of time and on terms and conditions reasonably acceptable to the lender or (ii) the aggregate amount on deposit in the excess cash flow reserve account equals or exceeds $1,634,800 (approximately $10.00 per square foot of the Belk space).

With respect to a Belk Extension Option Trigger, a Belk Trigger Event will be cured if (i) the exercise by Belk of the extension option under the Belk lease, if after the latest renewal notice date required under the Belk lease but before the expiration of the Belk Lease, or (ii) if after the latest renewal notice date required under the Belk lease but before the expiration of the Belk lease, borrower and Belk enter into an amendment to the Belk lease reasonably acceptable to the lender which extends the term of the Belk lease and Belk remains in possession and occupancy of the space leased to it and is paying rent consistent with the market as of the date of such amendment.

With respect to a Belk Bankruptcy Trigger, a Belk Trigger Event will be cured if the Belk lease is assumed without alteration of any material terms (as ordered by the bankruptcy court), or with respect to any bankruptcy case involving Belk, until the assets of Belk are no longer subject to the jurisdiction of the bankruptcy court and Belk’s obligations under the Belk lease remain unaltered from the date on which Belk’s assets became subject to the jurisdiction of the bankruptcy court.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Merrill Lynch Drive

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Merrill Lynch Drive

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Merrill Lynch Drive

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Merrill Lynch Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(2):	$41,500,000	Property Type – Subtype:	Office – Suburban
Cut-off Date Principal Balance(2):	$41,500,000	Net Rentable Area (SF):	553,841
% of IPB:	4.8%	Location:	Hopewell, NJ
Loan Purpose:	Acquisition	Year Built / Renovated:	2001 / N/A
Borrower:	CCI-Hopewell VI LLC	Occupancy:	100.0%
Sponsors(3):	Various	Occupancy Date:	2/6/2017
Interest Rate(4):	3.93000%	4th Most Recent NOI (As of)(5):	NAV
Note Date:	1/31/2017	3rd Most Recent NOI (As of)(5):	NAV
Anticipated Repayment Date(4):	2/6/2022	2nd Most Recent NOI (As of)(5):	NAV
Interest-only Period(4):	60 months	Most Recent NOI (As of)(5):	NAV
Original Term(4):	60 months	UW Economic Occupancy:	95.0%
Original Amortization Term(4):	None	UW Revenues:	$12,496,038
Amortization Type(4):	ARD-Interest Only	UW Expenses:	$249,921
Call Protection:	Grtr0.5%orYM(56),O(4)	UW NOI:	$12,246,117
Lockbox / Cash Management:	Hard / In-Place	UW NCF:	$12,163,041
Additional Debt:	Yes	Appraised Value / Per SF(6):	$153,000,000 / $276
Additional Debt Balance:	$62,100,000	Appraisal Date:	1/3/2017
Additional Debt Type:	Pari Passu

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$737,682	$122,947	N/A	Maturity Date Loan / SF(8):	$187
Insurance:	$124,482	$10,374	N/A	Cut-off Date LTV:	67.7%
Replacement Reserves:	$0	$6,923	N/A	Maturity Date LTV(8):	67.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.95x
Other:	$18,113	$0	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$103,600,000	67.3%	Purchase Price	$148,000,000	96.1%
Sponsor Equity	48,309,152	31.4	Closing Costs	5,152,327	3.3
Other Sources(9)	2,123,450	1.4	Upfront Reserves	880,276	0.6
Total Sources	$154,032,603	100.0%	Total Uses	$154,032,603	100.0%
(1)	The Merrill Lynch Drive Whole Loan (as defined below) was co-originated by Barclays and Morgan Stanley Bank, N.A. (“MSBNA”).
(2)	The Merrill Lynch Drive mortgage loan is part of a whole loan evidenced by three pari passu note with an aggregate original balance of $103.6 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $103.6 million the Merrill Lynch Drive Whole Loan (as defined below).
(3)	Capital Commercial Investments, Inc. and Atalaya Capital Management LP. See “The Loan Sponsors” below.
(4)	The Merrill Lynch Drive Whole Loan is structured with an anticipated repayment date of February 6, 2022 (the “ARD”). If the Merrill Lynch Drive Whole Loan is not paid off on or before the ARD, then the Merrill Lynch Drive Whole Loan will accrue interest at a per annum rate equal to the greater of (i) the initial interest rate of 3.93000% (the “Initial Interest Rate”) plus 3.00000% and (ii) the treasury rate as of the ARD plus 3.00000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (“Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Merrill Lynch Drive Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (a) first, to repay the outstanding principal balance of the Merrill Lynch Drive Whole Loan and (b) second, to the payment of Accrued Interest. The final maturity date of the Merrill Lynch Drive Whole Loan is February 6, 2025.
(5)	The Merrill Lynch Drive Property (as defined below) is leased to a single tenant pursuant to a triple-net lease; the single tenant is responsible for the payment of property expenses and as such, historical financial information is not presented.
(6)	The appraisal also concluded a “hypothetical-go-dark” value of $93.2 million (approximately $168 per square foot) as of January 3, 2017.

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Merrill Lynch Drive

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.
(9)	Other Sources reflects credits to the purchaser for pre-paid rents and pre-paid expense reimbursements collected by the seller from the tenant prior to the origination date of the Merrill Lynch Drive Whole Loan in respect of rents and expenses reimbursements due after the origination date of the Merrill Lynch Drive Whole Loan.

The Loan. The Merrill Lynch Drive loan is secured by a first mortgage lien on three Class A office buildings totaling 553,841 square feet located at 1300, 1350 and 1400 Merrill Lynch Drive in Hopewell, New Jersey (the “Merrill Lynch Drive Property”). The whole loan was co-originated by Barclays and Morgan Stanley, N.A. and has an outstanding principal balance as of the Cut-off Date of $103.6 million (the “Merrill Lynch Drive Whole Loan”), and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1, with an outstanding principal balance as of the Cut-off Date of $41.5 million, is being contributed to the BBCMS 2017-C1 Trust. Note A-2 is held by Barclays, has an outstanding principal balance as of the Cut-off Date of approximately $20.7 million and is expected to be contributed to a future securitization trust. Note A-3 is held by Morgan Stanley, N.A., has an outstanding principal balance as of the Cut-off Date of approximately $41.4 million and is expected to be contributed to a future securitization trust. Note A-1 is the controlling note under the related co-lender agreement, the rights of which will be exercised under this securitization (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder); however, the holders of Note A-2 and Note A-3 (the “Merrill Lynch Drive Companion Loans”) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Merrill Lynch Drive Whole Loan is structured with an ARD of February 6, 2022, a final maturity date of February 6, 2025 and is interest-only until the ARD.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$41,500,000	BBCMS 2017-C1	Yes
Note A-2	$20,660,000	Barclays	No
Note A-3	$41,440,000	Morgan Stanley, N.A.	No
Total	$103,600,000

The Property. The Merrill Lynch Drive Property consists of three Class A office buildings totaling 553,841 square feet within a larger 12-building, approximately 1.8 million square foot office campus (the “Hopewell Campus”) located in Hopewell, New Jersey, approximately 30 miles northeast of Philadelphia and 50 miles southwest of New York City. The Hopewell Campus was constructed in 2001 on a built-to-suit basis for Merrill Lynch Pierce Fenner & Smith (“Merrill Lynch”) (S&P: A+; Fitch: A+). The Hopewell Campus is home to Merrill Lynch’s Global Wealth Management division including the executive team as well as technology support, credit card processing and the 24/7 Merrill Edge call center, one of the only two in the United States. The 12 LEED®-certified buildings comprising the Hopewell Campus were designed to function and operate as four separate, three-building “pods” each of which includes a dedicated parking garage and surface lot. Common amenities at the Hopewell Campus include a 30,500 square foot day care center, an indoor basketball court, a drop-off dry cleaning service and a hair salon. Pedestrian walkways provide access throughout the Hopewell Campus, connecting to a central plaza which features a landscaped garden with ponds and a waterfall, artwork and outdoor dining areas. Access to the common amenities, pedestrian walkways and public spaces is provided for under perpetual non-exclusive easement agreements. In December 2012, Merrill Lynch completed a sale-leaseback transaction for the Hopewell Campus and simultaneously executed separate leases for each of the four pods. The four pods were each subsequently sold in separate transactions. As of the Cut-off Date, Merrill Lynch was the sole tenant in nine buildings at the Hopewell Campus, representing three of the four pods (one of which is collateral for the Merrill Lynch Drive Whole Loan); Merrill Lynch vacated one of the pods in December 2014 and ownership subsequently leased the buildings to four unique tenants. According to the loan sponsor, approximately 6,200 Merrill Lynch employees currently work on site at the Hopewell Campus.

As of February 6, 2017, the Merrill Lynch Drive Property was 100.0% leased to Merrill Lynch on a triple-net basis through November 30, 2024 with three remaining, five-year renewal options and no termination rights. The Merrill Lynch Drive Property consists of three buildings, 1300 Merrill Lynch Drive (the “1300 Building”), 1350 Merrill Lynch Drive (the “1350 Building”) and 1400 Merrill Lynch Drive (the “1400 Building”). The three-story 1300 Building consists of 167,715 square feet of office space which, according to the loan sponsor, is utilized to provide technical and operational support to Merrill Lynch’s Global Wealth Management division. The four-story 1400 Building consists of 327,278 square feet which, according to the loan sponsor, is utilized by financial advisors in the Merrill Edge and Global Wealth Management divisions and also includes the 24/7 Merrill Edge call center. The two-story, 58,848-square foot 1350 Building features a cafeteria and meeting/conference room space, and connects to a dedicated 2,469-space parking area with 953 garage spaces and 1,516 surface spaces (parking ratio of approximately 4.46 spaces per 1,000 square feet of net rentable area).

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Merrill Lynch Drive

Merrill Lynch is the wealth management, brokerage, and investment banking subsidiary of the Bank of America Corporation (“BofA”) (NYSE: BAC; Moody’s: Baa1; S&P: BBB+; Fitch: A). BofA operates through five business segments: Consumer & Business Banking, Consumer Real Estate Services, Global Wealth & Investment Management, Global Banking, Global Markets and Legal Assets & Servicing segments. Merrill Lynch is part of BofA’s Global Wealth & Investment Management segment, where it operates as Merrill Lynch Global Wealth Management. Merrill Lynch Global Wealth Management’s network of financial advisors focus on serving clients with over $250,000 in investable assets by offering a full set of investment management, brokerage, banking and retirement products. As of December 31, 2015, client balances held by Merrill Lynch Global Wealth Management totaled approximately $2.1 trillion.

Environmental. According to a Phase I environmental assessment dated December 30, 2016, there was no evidence of any recognized environmental conditions at the Merrill Lynch Drive Property.

Historical and Current Occupancy (1)
2013	2014	2015	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 6, 2017.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Merrill Lynch	NA / A+ / A+	553,841	100.0%	$22.00	$12,184,502	100.0%	11/30/2024

Occupied Collateral Total		553,841	100.0%	$22.00	$12,184,502	100.0%

Vacant Space		0	0.0%

Collateral Total		553,841	100.0%

(1)	Based on the underwritten rent roll dated.
(2)	Ratings provided are for the entity listed in the “Tenant” field.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	553,841	100.0	12,184,502	100.0	553,841	100.0%	$12,184,502	100.0%
2025	0	0	0.0	0	0.0	553,841	100.0%	$12,184,502	100.0%
2026	0	0	0.0	0	0.0	553,841	100.0%	$12,184,502	100.0%
2027 & Beyond	0	0	0.0	0	0.0	553,841	100.0%	$12,184,502	100.0%
Total	1	553,841	100.0%	$12,184,502	100.0%
(1)	Based on the underwritten rent roll.

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Merrill Lynch Drive

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,184,502	$22.00	92.6%
Straight-Line Rent(3)	969,222	1.75	7.4
Gross Potential Rent	$13,153,724	$23.75	100.0%
Total Reimbursements	0	0	0
Other Rental Income	0	0	0
Net Rental Income	$13,153,724	$23.75	100.0%
(Vacancy/Credit Loss)	(657,686)	(1.19)	(5.0)
Other Income	0	0	0
Effective Gross Income	$12,496,038	$22.56	95.0%

Total Expenses(4)	$249,921	$0.45	2.0%

Net Operating Income	$12,246,117	$22.11	98.0%

Total TI/LC, Capex/RR	83,076	0.15	0.7

Net Cash Flow	$12,163,041	$21.96	97.3%
(1)	The Merrill Lynch Drive Property is leased to Merrill Lynch pursuant to a triple-net lease; the single tenant, Merrill Lynch is responsible for the payment of property expenses and as such, historical financial information is not presented.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Straight-Line Rent represents $969,222 in average contractual rent increases for the investment grade tenant Merrill Lynch through the term of its lease.
(4)	The Merrill Lynch Drive Property is leased to Merrill Lynch pursuant to a triple-net lease; the single tenant, Merrill Lynch is responsible for the payment of property expenses and as such Underwritten Total Expenses is comprised solely of a 2.0% management fee.

The Market. The Merrill Lynch Drive Property is located in Hopewell, New Jersey, in northwest Mercer County, approximately 30 miles northeast of Philadelphia, Pennsylvania and approximately 50 miles southwest of New York City. The Merrill Lynch Drive Property is approximately 14 miles southwest of Princeton University and approximately one mile north of the Trenton Mercer Airport. The Merrill Lynch Drive Property has access to the south by Interstate 95 and Highway 1 is to the east which provides access to the New Jersey Turnpike and the Garden State Parkway. According to the appraisal, the estimated 2015 population within a three- five- and ten-mile radius of the Merrill Lynch Drive Property was 31,406, 96,829, and 444,396, respectively. According to the appraisal, the estimated 2015 average household income within a three- five- and ten-mile radius of the Merrill Lynch Drive Property was $140,207, $114,230 and $105,514, respectively.

According to the appraisal, the Merrill Lynch Drive Property is located within the Princeton submarket of the Central New Jersey office market. As of the third quarter of 2016, the Central New Jersey office market vacancy rate and average asking gross lease rate were 17.7% and $24.85 per square foot, respectively. The Princeton office submarket vacancy rate and average asking gross lease rate were 16.0% and $27.48 per square foot, respectively, for the same time period. The appraisal identified eleven leases within nine competitive office buildings built between 1980 and 2001 and ranging in size from approximately 28,269 to 563,469 square feet. The average rental rate for the eleven leases ranged from $17.50 to $26.00 per square foot on net lease equivalent basis. The appraisal concluded a market rent of $21.00 per square foot for the Merrill Lynch Drive Property.

The Borrower. The borrowing entity for the Merrill Lynch Drive Whole Loan is CCI-Hopewell VI LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Merrill Lynch Drive Whole Loan. The nonrecourse carve-out guarantor under the Merrill Lynch Drive Whole Loan is Paul D. Agarwal.

The Loan Sponsor. The loan sponsor is a joint venture between Capital Commercial Investments, Inc. (“CCI”) and Atalaya Capital Management (“Atalaya”). Paul D. Agarwal, the nonrecourse carve-out guarantor under the Merrill Lynch Drive Whole Loan founded CCI in 1992 and serves as president of the company. CCI is a commercial real estate investment firm based in Austin, Texas focused on value-added investment opportunities in class A/B office and industrial properties in the United States. As of the third quarter of 2016, CCI and its partners owned and managed a $250.0 million real estate portfolio totaling 4.8 million square feet. Atalaya is a privately-held, SEC-registered, alternative investment advisory firm focused on making opportunistic credit and special situations

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Merrill Lynch Drive

investments, primarily via three principal strategies, corporate, real estate and specialty finance. Founded in 2006 and headquartered in New York City, Atalaya deployed has deployed over $2.0 billion of capital managed on behalf of a client base predominantly comprised of institutional investors including endowments, foundations, family offices, and public and corporate pension plans.

Property Management. The Merrill Lynch Drive Property is managed by NREM Hopewell Manager, LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $737,682 for real estate taxes, $124,482 for insurance reserves and $18,113 for required repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $122,947.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $10,374.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,923 (approximately $0.15 per square foot annually) for ongoing replacement reserves.

TI/LC Reserves – The requirement for the borrower to deposit monthly escrows into the tenant improvements and leasing commissions reserve is waived so long as no Tenant Trigger Period (as defined below) is continuing. During the continuance of a Tenant Trigger Period exists, the borrower is required to sweep all excess cash flow after payment of debt service, required reserves and operating expenses as well as any lease termination payments received, into the tenant improvements and leasing commissions reserve, subject to the TI/LC Reserve Cap (as defined below).

A “Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the occurrence and continuance of a material monetary default under the Merrill Lynch lease beyond all applicable notice and cure periods, (ii) any bankruptcy or similar insolvency of Merrill Lynch, (iii) Merrill Lynch giving notice that it is terminating its lease for or otherwise abandoning all or any substantial portion of its space at the Merrill Lynch Drive Property (or applicable portion thereof), and (iv) the occurrence of (a) the withdrawal of the credit rating of Merrill Lynch, (b) the downgrade of the credit rating of Merrill Lynch below “BBB-” by S&P and Fitch or (c) the downgrade of the credit rating of Merrill Lynch below “BB” by either S&P or Fitch; and (B) expiring upon the first to occur of (I) (aa) with regard to clause (i) above, the cure (if applicable) of such default, (bb) with regard to clause (ii) above Merrill Lynch is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease, (cc) with regard to clause (iii) above Merrill Lynch has revoked or rescinded all termination or cancellation or vacation notices, re-affirmed its lease as being in full force and effect and occupies its space and (dd) with regard to clause (iv) above, (1) the credit rating of Merrill Lynch is reinstated by each of the rating agencies that withdrew such rating or increased such rating to at least “BBB-” or “Baa2”, as applicable, by each of the rating agencies that downgraded Merrill Lynch or (2) the credit rating of Merrill Lynch is at least BB+ by both S&P and Fitch and the amount on deposit in the tenant improvements and leasing commissions reserve equals or exceeds $22,153,640 (the “TI/LC Reserve Cap”), or (II) the borrower leasing the Merrill Lynch space at the Merrill Lynch Drive Property to one or more replacement tenants, and each applicable replacement tenant (x) has accepted the premises demised under its lease and paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender) and (y) has the credit rating of at least the “BBB-” by S&P or Fitch.

Lockbox / Cash Management. The Merrill Lynch Drive Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to send a direction letter to the tenant instructing them to deposit all rents into a lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the Merrill Lynch Drive Whole Loan in accordance with the loan documents. In the absence of a Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses will be disbursed to the borrower. During a Cash Sweep Period, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the Merrill Lynch Drive Whole Loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default under the loan documents; (ii) a Tenant Trigger Period or (iii) the ARD.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Orlando Central

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Orlando Central

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Orlando Central

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,250,000	Title:	Fee
Cut-off Date Principal Balance:	$38,250,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.5%	Net Rentable Area (SF):	637,380
Loan Purpose:	Acquisition	Location:	Orlando, FL
Borrower:	G&C OC Investors, LLC	Year Built / Renovated:	1966-1980 / 2016
Sponsor:	Mark Corlew and Anuj Grover	Occupancy(2):	77.0%
Interest Rate:	5.52000%	Occupancy Date:	1/27/2017
Note Date:	12/22/2016	4th Most Recent NOI (As of):	$3,357,481 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of):	$2,984,555 (12/31/2014)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$3,058,875 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$4,122,336 (TTM 10/31/2016)
Original Amortization Term:	360 months	UW Economic Occupancy(2):	77.5%
Amortization Type:	IO-Balloon	UW Revenues(2):	$9,059,801
Call Protection(1):	L(25),Def(91),O(4)	UW Expenses:	$4,047,495
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,012,306
Additional Debt:	N/A	UW NCF:	$4,516,699
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$62,700,000 / $98
Additional Debt Type:	N/A	Appraisal Date:	11/1/2016

Escrows and Reserves(4)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$60
Taxes:	$0	$73,441	N/A	Maturity Date Loan / SF:	$54
Insurance:	$38,598	$18,380	N/A	Cut-off Date LTV(3):	61.0%
Replacement Reserves:	$0	$10,623	N/A	Maturity Date LTV(3):	54.6%
TI/LC:	$2,370,316	$33,333	N/A	UW NCF DSCR:	1.73x
Other:	$2,101,874	$0	N/A	UW NOI Debt Yield:	13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,250,000	71.6%	Purchase Price	$50,350,000	94.3%
Sponsor Equity	15,208,193	28.4	TI/LC Purchase Credit(5)	(2,972,190)	(5.6)
Upfront Reserves	4,510,787	8.4
Closing Costs	1,569,595	2.9
Total Sources	$53,458,193	100.0%	Total Uses	$53,458,193	100.0%

(1)	The Orlando Central loan permits the release of individual buildings that comprise the Orlando Central property with partial defeasance. See “Partial Release” below.

(2)	Occupancy, UW Economic Occupancy and UW Revenues include one tenant that has an executed lease but has not yet taken occupancy, representing 25,172 square feet and approximately $264,306 of underwritten rent. Additionally, UW Revenues also include underwritten contractual rent increases of $151,562 through June 2017.

(3)	The appraisal also concluded to a “prospective value upon stabilization” appraised value of $68,300,000 with a valuation date of November 1, 2018 which results in a Cut-off Date LTV of 56.0% and a Maturity Date LTV of 50.1%

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	At acquisition closing, the borrower received a $2,972,190 credit from the seller of the property, which amount was reserved with the lender at loan closing. This reserve includes (i) $2,101,874 for outstanding rent abatements and unfunded TI/LC obligations, and (ii) $870,316 TI/LC obligations for U.S. Government DCMA’s expansion space, which lease is out for signature. The rent for this expansion space was not included in the underwriting.

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Orlando Central

The Loan. The Orlando Central loan has an outstanding principal balance as of the Cut-off Date of $38.25 million and is secured by a first mortgage lien on an office park comprised of 21 office buildings with a total net rentable area of 637,380 square feet, located in Orlando, Florida. The loan has a 10-year term, and subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The Orlando Central property was a portion of the collateral for a loan that was securitized in the JPMCC 2005-LDP5 transaction.

The Property. The Orlando Central property is an office park comprised of 21, one- and two-story office buildings encompassing 637,380 square feet. The buildings were constructed between 1966 and 1980 and are set on 46.03 acres of land that is triangular in shape. The Orlando Central property is located on the west side of Maguire Boulevard, just north of East Colonial Drive (State Road 50). The Orlando Central property has received approximately $3.6 million in capital improvements since 2006, which included upgrades to the HVAC systems, building interior and exterior, lobbies, elevators, roofs, restrooms, and parking lots. In the last three years approximately $11.1 million has been spent on the property comprised of approximately $1.1 million in capital improvements, approximately $7.7 million in tenant improvements and approximately $2.2 million in leasing commissions. The property includes parking spaces for 2,902 vehicles which is equivalent to approximately 4.6 parking spaces per 1,000 square feet.

As of January 27, 2017, the Orlando Central property was 77.0% occupied by 76 office tenants. The largest office tenant, the State of Florida Department of Health (“DOH”), leases 7.7% of the net rentable area through July 2025 and occupies the entire Independence building and 5,865 square feet in the Enterprise building. The DOH has been in tenancy for over 38 years since May 1978 and has two five-year renewal options remaining. The DOH is an executive branch agency led by the State Surgeon General who is directly appointed by Florida’s Governor and confirmed by the State Senate. The DOH is comprised of a State Health Office in Tallahassee, 67 county health departments, 22 Children’s Medical Services area offices, 12 Medical Quality Assurance regional offices, nine Disability Determinations regional offices, and four public health laboratories. Facilities for the 67 county health departments (“CHDs”) are provided through partnerships with local county governments. These 67 CHDs have a total of 255 sites throughout the state that provide a variety of services. The State of Florida is investment-grade rated Aa1, AA, and AA+ by Moody’s, S&P, and Fitch, respectively.

The second largest tenant, Concorde Career College (“CCC”) leases 6.5% of the net rentable area through October 2024. CCC leases the Commodore building (32,277 square feet) and the Bainbridge building (9,172 square feet) in their entirety for a total of 41,449 square feet. CCC recently subleased the entirety of the Bainbridge building to Vocational Academy of Makeup and Prosthetics, LLC. The term of this sublease commenced on March 7, 2016 and expires on September 6, 2019. The subtenant is required to pay a rental rate of $11.12 per square foot with escalations of 3.0% annually with the right to extend for an additional three years. CCC has two five-year renewal options remaining. CCC was formed in 1988 and operates as a post-secondary institution that offers vocational career training for careers in the growing field of healthcare. The institution currently operates 16 campuses in eight states. Within Florida, CCC has campuses in Jacksonville, Miramar, Tampa, and Orlando. Programs offered at the Orlando campus include dental assistant, medical assistant, medical office administration, nursing, pharmacy technician and surgical technologist.

The third largest tenant, State of Florida Department of Environmental Protection (“DEP”) leases 5.3% of the net rentable area through September 2022. The DEP currently occupies two suites for a total of 33,902 square feet in the Lexington building which represents approximately 61.0% of the net rentable area in this building. The DEP is charged with environmental protection and it is under nominal control of the governor.

Besides the DOH and DEP, State of Florida Department of Education (“DOE”) also occupies two suites for a total of 14,685 square feet at the property. Combined, the State of Florida occupies a total of six suites for a total of 97,672 square feet, or approximately 15.3% of the net rentable area. In addition to the State of Florida tenants, the USA Government (“GSA”) occupies six suites for a total of 65,280 square feet or approximately 10.2% of the net rentable area. The GSA tenants at the property include the Department of Labor, Defense Contract Management Agency, Executive Office for Immigration Review, and the Corporation for National and Community Service.

The remaining tenant base is comprised of a diversified tenant mix including regional and local financial, legal, insurance, and small business services companies. No single tenant at the property occupies more than 7.7% of the net rentable area, and excluding the top three tenants, no single tenant occupies more than 5.1% of the net rentable area.

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Orlando Central

Building Summary

Building	Class	Year Built	No. of Stories	No. of Tenants(1)	Total Square Feet(1)	% of Total Square Feet	Occupancy	Allocated Loan Amount
Porterfield	B/C	1971	2	6	56,368	8.8%	76.7%	$3,382,717
Lexington	B/C	1972	2	2	55,570	8.7	79.7%	3,334,828
Saratoga	B/C	1968	2	7	44,905	7.0	85.0%	2,694,807
Independence	B/C	1971	2	1	43,220	6.8	100.0%	2,593,688
Langley	B/C	1980	2	4	37,751	5.9	38.7%	2,265,486
St. Paul	B/C	1968	2	7	36,610	5.7	48.4%	2,197,014
Yorktown	B/C	1979	1	7	32,606	5.1	79.2%	1,956,728
Hollister	C	1975	2	1	32,330	5.1	100.0%	1,940,165
Commodore	C	1974	2	1	32,277	5.1	100.0%	1,936,985
Bennington	B/C	1971	2	3	29,366	4.6	93.7%	1,762,292
Essex	B/C	1969	2	11	27,043	4.2	63.5%	1,622,885
Enterprise	B/C	1970	2	2	26,635	4.2	77.6%	1,598,401
Tedder	B/C	1968	2	2	26,610	4.2	76.5%	1,596,901
Chandler	C	1974	2	1	25,172	3.9	100.0%	1,510,604
Carr	B/C	1966	2	3	24,027	3.8	77.3%	1,441,891
Amherst	B/C	1970	2	5	23,883	3.7	72.9%	1,433,250
Forrestal	C	1973	2	4	23,869	3.7	61.9%	1,432,410
Palmetto	B/C	1969	2	8	23,400	3.7	82.9%	1,404,264
Rockbridge	B/C	1967	1	0	17,386	2.7	59.2%	1,043,356
Princeton	C	1970	1	1	9,180	1.4	100.0%	550,904
Bainbridge	C	1972	1	0	9,172	1.4	100.0%	550,424
Total / Wtd. Average				76	637,380	100.0%	77.0%	$38,250,000
(1)	The No. of Tenants and Total Square Feet includes a training room, four conference rooms and a management office. These spaces are not subject to leases, do not contribute any rental income and are not counted in the Total/Wtd. Average of Tenants. The individual spaces are as follows: (i) 2,290 square feet in the Saratoga building (1,855 square foot management office and a 435 square foot conference room); (ii) a 565 square foot conference room in the Palmetto building; (iii) a 547 square foot conference room in the Amherst building; (iv) a 1,376 square foot training room in the St. Paul building; and (v) a 511 square foot common area conference room in the Lexington building.

Environmental. According to a Phase I environmental assessment dated November 2, 2016, there was no evidence of any recognized environmental conditions at the Orlando Central property.

Historical and Current Occupancy(1)

2013	2014	2015	Current(2)
61.9%	62.9%	67.6%	77.0%

(1)	Historical Occupancies are averages of each respective year.

(2)	Current Occupancy is as of January 27, 2017 and includes one tenant that has an executed lease but not yet taken occupancy, representing 25,172 square feet or 3.9% of the net rentable area.

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Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
State of Florida Department of Health(3)	Aa1 / AA / AA+	49,085	7.7%	$17.08	$838,308	10.0%	7/31/2025
Concorde Career College(4)	NA / NA / NA	41,449	6.5	$19.07	790,432	9.4%	10/31/2024
State of Florida Department of Environmental Protection(5)	Aa1 / AA / AA+	33,902	5.3	$19.50	661,089	7.9%	9/30/2022
U.S. Government EOIR/OPLA(6)	Aaa / AA+ / AAA	32,330	5.1	$19.75	638,517	7.6%	11/21/2020
Women’s Care of Florida, LLC	NA / NA / NA	25,172	3.9	$10.50	264,306	3.2%	3/31/2028
Orange County, FL EPA	Aa2 / AA- / AA	24,014	3.8	$15.89	381,582	4.5%	12/31/2020
U.S. Government DCMA(7)	Aaa / AA+ / AAA	22,967	3.6	$11.32	259,986	3.1%	9/30/2017
State of Florida DOE(8)	Aa1 / AA / AA+	14,685	2.3	$16.45	241,568	2.9%	6/30/2021
Big Eye Creative, Inc.	NA / NA / NA	13,443	2.1	$16.66	223,960	2.7%	8/31/2021
Morgan & Morgan, PA	NA / NA / NA	13,017	2.0	$17.54	228,317	2.7%	6/30/2021
Top Ten Tenants		270,064	42.4%	$16.77	$4,528,068	54.0%

Non Top Ten Tenants		220,973	34.7%	$17.47	$3,861,428	46.0%

Occupied Collateral Total(9)		491,037	77.0%	$17.09	$8,389,496	100.0%

Vacant Space		146,343	23.0%

Collateral Total(9)		637,380	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company or government entity guarantees the lease.

(3)	State of Florida Department of Health has the right to terminate its lease without penalty should a state-owned building become available to the tenant for occupancy by providing a six-month notice period.

(4)	Concorde Career College subleases the Bainbridge Building (9,172 square feet) to Vocational Academy of Makeup and Prosthetics, LLC, pursuant to a sublease that (i) commenced on March 7, 2016 and expires on September 6, 2019; (ii) requires the subtenant to pay $11.12 per square foot with escalations of 3.0% annually, and (iii) provides the subtenant with the right to extend for an additional three years. Concorde Career College has a one-time termination option effective as of October 14, 2019 provided that (a) no part of its premises are being sublet for a term extending beyond the termination date of the lease and (b) tenant provides at least nine months prior notice and payment of a termination fee equal to the sum of: (i) four months of base rent and (ii) the unamortized balance of the TI allowances and any leasing commissions.

(5)	State of Florida Department of Environmental Protection has the right to terminate its lease without penalty should a state-owned building become available to the tenant for occupancy by providing a six-month notice period.

(6)	U.S. Government EOIR/OPLA has the right to terminate its lease at any time without penalty by providing at least a 90-day notice period.

(7)	U.S. Government DCMA has the right to terminate its lease without penalty by providing at least a 90-day notice period.

(8)	State of Florida Department of Education has the right to terminate its lease without penalty should a state-owned building become available to the tenant for occupancy by providing a six-month notice period.

(9)	Occupied Collateral Total and Collateral Total include six spaces containing 5,289 square feet of space related to four conference rooms, a training room and a management office, which spaces do not contribute any rental income and are not currently under a lease. The individual spaces are as follows: (i) 2,290 square feet in the Saratoga building (1,855 square foot management office and a 435 square foot conference room); (ii) a 565 square foot conference room in the Palmetto building; (iii) a 547 square foot conference room in the Amherst building; (iv) a 1,376 square foot training room in the St. Paul building; and (v) a 511 square foot common area conference room in the Lexington building.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	146,343	23.2%	NAP	NAP	146,343	23.2%	NAP	NAP
2017 & MTM	17	61,539	9.7	$937,175	11.2%	207,882	32.9%	$ 937,175	11.2%
2018	12	16,489	2.6	294,672	3.5	224,371	35.5%	$ 1,231,847	14.7%
2019	16	64,584	10.2	1,172,166	14.0	288,955	45.7%	$ 2,404,013	28.7%
2020	9	89,025	14.1	1,617,456	19.3	377,980	59.8%	$ 4,021,469	47.9%
2021	14	88,927	14.1	1,566,441	18.7	466,907	73.9%	$ 5,587,910	66.6%
2022	4	47,128	7.5	867,414	10.3	514,035	81.3%	$ 6,455,324	76.9%
2023	0	0	0.0	0	0.0	514,035	81.3%	$ 6,455,324	76.9%
2024	2	43,799	6.9	831,557	9.9	557,834	88.3%	$ 7,286,882	86.9%
2025	1	49,085	7.8	838,308	10.0	606,919	96.0%	$ 8,125,190	96.8%
2026	0	0	0.0	0	0.0	606,919	96.0%	$ 8,125,190	96.8%
2027 & Beyond	1	25,172	0.0	264,306	3.2	632,091	100.0%	$ 8,389,496	100.0%
Total	76	632,091	100.0%	$8,389,496	100.0%
(1)	Based on the underwritten rent roll.

(2)	Net Rentable Area Expiring excludes six spaces containing 5,289 square feet of space related to four conference rooms, a training room and a management office, which spaces do not contribute any rental income and are not currently under a lease. The individual spaces are as follows: (i) 2,290 square feet in the Saratoga building (1,855 square foot management office and a 435 square foot conference room); (ii) a 565 square foot conference room in the Palmetto building; (iii) a 547 square foot conference room in the Amherst building; (iv) a 1,376 square foot training room in the St. Paul building; and (v) a 511 square foot common area conference room in the Lexington building.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$6,514,801	$6,226,589	$6,605,315	$7,586,336	$8,237,934	$12.92	70.6%
Vacant Income	0	0	0	0	2,619,601	4.11	22.5
Rent Steps	0	0	0	0	151,562	0.24	1.3
Gross Potential Rent	$6,514,801	$6,226,589	$6,605,315	$7,586,336	$11,009,097	$17.27	94.4%
Total Reimbursements	218,509	298,232	278,191	457,101	658,305	1.03	5.6
Net Rental Income	$6,733,311	$6,524,821	$6,883,506	$8,043,436	$11,667,401	$18.31	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,619,601)	(4.11)	(22.5)
Other Income(5)	25,233	21,265	24,122	26,418	12,000	0.02	0.1
Effective Gross Income	$6,758,543	$6,546,086	$6,907,628	$8,069,854	$9,059,801	$14.21	77.7%

Total Expenses	$3,401,062	$3,561,531	$3,848,754	$3,947,518	$4,047,495	$6.35	44.7%

Net Operating Income	$3,357,481	$2,984,555	$3,058,875	$4,122,336	$5,012,306	$7.86	55.3%

Total TI/LC, Capex/RR	0	0	0	0	495,607	0.78	5.5

Net Cash Flow	$3,357,481	$2,984,555	$3,058,875	$4,122,336	$4,516,699	$7.09	49.9%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historical Rents in Place are presented net of any applicable rent abatements afforded to tenants in accordance with their respective leases. At origination, the borrower deposited into escrow $84,567 for free rent obligations related to two tenants.

(4)	Underwritten Rents in Place consist of in-place rents as of January 27, 2017, including one tenant that has executed a lease but not yet taken occupancy, representing 25,172 square feet and approximately $264,306 of underwritten rent.

(5)	Other Income consists primarily of late charges, administrative fees, miscellaneous income, forfeited deposits, telecommunications, etc.

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Orlando Central

The Market. The property is located in Orlando along the west side of Maguire Boulevard, and just north of East Colonial Drive (State Road 50). East Colonial Drive is considered the primary commercial corridor within the area. Tourism and hospitality are key economic drivers of Orlando which is home to seven of the world’s top vacation resorts including Walt Disney World, Universal Studios, and SeaWorld. The property is located directly across the street from the Fashion Square Mall, which was sold in 2013 and the new owner is completing a total renovation that will transform the property into an upscale lifestyle center offering shopping, dining, and entertainment. The redevelopment is projected to cost $300 million and will include a hotel, a 700-unit luxury apartment complex, a 100,000 square foot office building, the existing 2,600-space parking garage and retail stores. Additionally, a 151-room Element Hotel (Starwood Hotel) will also be developed and is scheduled to open in 2017. The entire project is projected to be completed by the end of 2018 and to date, a Dick’s Sporting Goods, BB&T Bank branch and a restaurant have been completed. The property location is considered suburban in nature and developed primarily with office, medical office, retail, restaurant, and hotel improvements on major thoroughfares with single- and multi-family residential removed from these arterials.

According to the appraisal, the property is located in the 436 Corridor submarket of Orlando. As of the fourth quarter of 2016, the submarket comprised approximately 4.98 million square feet of office space with an overall vacancy rate of 8.7% and average office rents of $18.00 per square foot. This compares to 10.6% and $17.29 per square foot respectively, as of fourth quarter 2015. The appraisal identified five directly competitive properties built between 1973 and 1987 and ranging in size from 26,489 square feet to 86,974 square feet. The comparable properties reported occupancies ranging from 72.1% to 95.0% with a weighted average of 82.0%. Asking rents for the comparable properties range from $16.00 to $24.00 per square foot. The weighted average in-place office rental rate at the property is $16.78 per square foot, which is below the appraisal concluded market rent of $17.00 per square foot for single tenants and spaces greater than 10,000 square feet, $17.50 per square foot for spaces 3,000 square feet to 10,000 square feet, $18.50 per square foot for spaces less than 3,000 square feet, and $22.00 per square feet for US Government spaces. Since February 2016, 15 new leases totaling 68,011 square feet have been executed.

The Borrower. The borrowing entity for the Orlando Central loan is G&C OC Investors, LLC, a Florida limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orlando Central loan. The borrower is member owned by 85 investors with G&C OC Management, Inc., a Florida corporation and special purpose entity with two independent directors in its organizational structure serving as the manager of the borrower. No individual investor, together with its affiliates and/or family members, owns, directly or indirectly, 20% or more of the borrowing entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Mark Corlew and Anuj Grover, on a joint and several basis. Mark Corlew is the principal and co-founder of Grover Corlew (“GC”), a real estate investment management firm that is focused on acquiring, developing, and operating office, retail, and multi-family properties across the Southeastern U.S. Mr. Corlew has over 20 years in commercial real estate experience and is responsible for the investment, development, and asset management at GC. Anuj Grover is also the co-founder and principal at GC, and has been an active real estate investor and developer for over two decades. Mr. Grover began his career in Atlanta, Georgia as a CPA for Ernst & Young, and then as a practicing attorney at King & Spalding.

Property Management. The Orlando Central property is managed by Grover Corlew of Florida, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $2,370,316 for future tenant improvements and leasing commissions, $2,017,307 for outstanding tenant improvements and leasing commissions related to three tenants, $73,180 for free rent related to Women’s Care of Florida, LLC, $38,598 for insurance reserves and $11,387 for rent abatement related to Diane Holmes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $73,441.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $18,380.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $10,623 for replacement reserves ($0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $33,333 for tenant improvement and leasing commissions (approximately $0.68 per square foot annually).

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Orlando Central

Rent Reserves – The Women’s Care of Florida, LLC rent reserve of $73,180 may be released provided (i) no event of default or Cash Sweep Event (as defined below) has occurred and is continuing and (ii) tenant has delivered an estoppel certificate confirming that Women’s Care of Florida, LLC is in occupancy and paying full rent. The Diane Holmes rent abatement reserve of $11,387 may be released on or after March 31, 2017 provided (i) no event of default or Cash Sweep Event has occurred and is continuing and (ii) the tenant has delivered an estoppel certificate confirming that (a) the lease remains in full force and effect, (b) the tenant remains in possession of the premises and is conducting normal business, (c) the tenant is paying full rent, and (d) no event of default has occurred and is continuing under the lease.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct all tenants to pay rents directly into such lockbox account. Any rents or other charges related to the property are required to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be held as additional collateral for the Orlando Central loan. If no Cash Sweep Event is in effect, then all funds in the excess cash flow account after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be disbursed to the borrower. The lender has a first priority security interest in the cash management account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manger, or (iii) a Cash Management DSCR Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period, annualized, is less than 1.25x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manager, or (iii) a Cash Sweep DSCR Trigger Event (as defined below).

A “Cash Sweep DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period, annualized, is less than 1.20x.

Subordinate and Mezzanine Debt. None.

Partial Release. Following the lockout period and prior to October 6, 2026, the borrower is permitted to obtain the release of any individual building in connection with a partial defeasance, subject to certain conditions, including but not limited to (i) delivery of defeasance collateral in an amount equal to 125.0% of the released property’s original allocated loan balance (as set forth under “Building Summary” above); (ii) the amortizing debt service coverage ratio (based upon the trailing three-month period immediately preceding the date of such determination, annualized) with respect to the remaining properties will be no less than the greater of (a) 1.30x and (b) the amortizing debt service coverage ratio based on the trailing three month period immediately prior to the release; and (iii) the loan to value ratio with respect to the remaining properties will be no greater than the lesser of (a) 75.0%, and (b) the loan to value ratio immediately prior to the release.

Ground Lease. None.

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KOMO Plaza

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KOMO Plaza

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KOMO Plaza

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KOMO Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$37,000,000	Property Type – Subtype:	Mixed Use – Office/Data Center/Retail
% of IPB:	4.3%	Net Rentable Area (SF)(4):	291,151
Loan Purpose:	Acquisition	Location:	Seattle, WA
Borrower:	GI TC Seattle LLC	Year Built / Renovated:	2000 / 2007
Sponsor:	TechCore, LLC	Occupancy:	91.1%
Interest Rate:	4.29930%	Occupancy Date:	9/30/2016
Note Date:	12/20/2016	4th Most Recent NOI (As of):	$14,079,614 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of)(5):	$15,534,334 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$14,450,665 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$14,886,268 (TTM 10/31/2016)
Original Amortization Term:	None	UW Economic Occupancy:	91.1%
Amortization Type:	Interest Only	UW Revenues:	$22,049,734
Call Protection(3):	L(25),Def(91),O(4)	UW Expenses:	$6,350,267
Lockbox / Cash Management:	Springing	UW NOI:	$15,699,467
Additional Debt:	Yes	UW NCF:	$14,983,440
Additional Debt Balance:	$102,000,000	Appraised Value / Per SF:	$278,000,000 / $955
Additional Debt Type:	Pari Passu	Appraisal Date:	10/26/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$477
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$477
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	Springing	$117,491	Maturity Date LTV:	50.0%
TI/LC:	$0	Springing	$1,982,657	UW NCF DSCR:	2.47x
Other:	$2,500,000	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Sponsor Equity	$140,408,566	50.3%	Purchase Price	$276,000,000	98.8%
Mortgage Loan(2)	139,000,000	49.7	Upfront Reserves	2,500,000	0.9
			Closing Costs	908,566	0.3
Total Sources	$279,408,566	100.0%	Total Uses	$279,408,566	100.0%

(1)	The KOMO Plaza Whole Loan, as defined in “The Loan” below, was co-originated by UBS AG and Morgan Stanley Bank, N.A. (“MSBNA”).

(2)	The KOMO Plaza loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $139.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $139.0 million KOMO Plaza Whole Loan.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of February 6, 2017. Defeasance of the full $139.0 million KOMO Plaza Whole Loan is permitted any time after the earlier to occur of (i) two years after the closing date of the final REMIC that holds any note evidencing the KOMO Plaza Whole Loan or (ii) February 6, 2020.

(4)	Net Rentable Area (SF) consists of 120,925 square feet (41.5% of net rentable area) of office space, 93,115 square feet (32.0% of net rentable area) of data center and co-location space, 34,629 square feet (11.9% of net rentable area) of retail space, 30,692 square feet (10.5% of net rentable area) of communications space, and 11,790 square feet (4.0% of net rentable area) of other space, including storage.

(5)	3rd Most Recent NOI is higher than other historical periods primarily due to an approximately $1.2 million increase in Telecomm/Riser income caused by an increase in power consumption by the data center tenants.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Annex A-3	BBCMS 2017-C1

KOMO Plaza

The Loan. The KOMO Plaza loan is secured by a first mortgage lien on the borrower’s fee interest in a 291,151 square foot mixed use facility containing Class A office and retail, data center and co-location and communications space in the central business district (“CBD”) of Seattle, Washington. The whole loan has an outstanding principal balance as of the Cut-off Date of $139.0 million (the “KOMO Plaza Whole Loan”), and is comprised of five pari passu notes, each as described below. Note A-2 and Note A-3 are being contributed to the BBCMS 2017-C1 Trust with Note A-2 serving as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the Trustee (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, holders of Note A-1, Note A-3, Note A-4 and Note A-5 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The KOMO Plaza Whole Loan has a 10-year term and is interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$30,000,000	UBS AG	No
A-2	20,000,000	BBCMS 2017-C1	Yes
A-3	17,000,000	BBCMS 2017-C1	No
A-4	2,500,000	UBS AG	No
A-5	69,500,000	BACM 2017-BNK3	No
Total	$139,000,000

The Property. KOMO Plaza is a 291,151 square foot mixed use facility containing Class A office and retail, data center and co-location and communications space located in the CBD of Seattle, Washington. The KOMO Plaza property is located in the heart of Seattle adjacent to the Space Needle, Seattle Center and the Bill and Melinda Gates Foundation headquarters. The KOMO Plaza property was built in 2000, renovated in 2007, and consists of two six-story buildings: the east building (191,232 square feet), which is 100.0% leased and the west building (99,919 square feet), which is approximately 74.1% leased. The KOMO Plaza property consists of 120,925 square feet (41.5% of net rentable area) of office space, 93,115 square feet (32.0% of net rentable area) of data center and co-location space, 34,629 square feet (11.9% of net rentable area) of retail space, 30,692 square feet (10.5% of net rentable area) of communications space, and 11,790 square feet (4.0% of net rentable area) of other space, including storage. Improvements include 525 parking spaces (1.80 spaces per 1,000 square feet) in a four-story subterranean parking garage.

The KOMO Plaza property offers diverse connectivity through the Meet-Me-Room with approximately 15 telecommunications and internet service providers, rooftop satellite and antenna facilities, as well as interconnection to other networks, including the Pacific Northwest Gigapop and via one of four core switches for the Seattle Internet Exchange, a neutral and independent peering point and fourth most active internet exchange in the United States. The KOMO Plaza property has 14 megawatts of utility power, with nine generators providing 16.5 megawatts of backup power. It can support power densities of more than 150 watts per square foot. The KOMO Plaza property also has close proximity to transpacific subsea cables for low latency service to Asia.

As of September 30, 2016, the KOMO Plaza property was 91.1% leased by 38 tenants. The KOMO Plaza property’s largest tenant is Sinclair Broadcast Group (“Sinclair”). Sinclair was founded in 1986 and produces broadcasting content for sports and news programming. With 154 stations serving nearly 80 markets, Sinclair is the largest television station operator in the United States according to the appraisal. The KOMO Plaza property was originally purpose-built for Sinclair (formerly known as Fisher Communications) in 2000. Sinclair sold the KOMO Plaza property to Hines Global REIT in November 2011 in a sale-leaseback transaction at which time, Sinclair executed a new lease. Sinclair leases 41.6% of net rentable area through December 2023 and has occupied its space under its current lease since December 2011. Sinclair currently leases 85,766 square feet of office space, 27,504 square feet of broadcast space, 6,418 square feet of data center space and 1,525 square feet of storage space. Sinclair has three five-year renewal options remaining with 3.0% annual rent increases per renewal option. Sinclair currently accounts for 24.6% of underwritten base rent at the KOMO Plaza property. The second largest tenant, Internap Corporation (“Internap”), leases 12.2% of net rentable area through February 2019 and has occupied its space since May 2000. Internap is a high-performance internet infrastructure provider, providing services at 51 data centers across North America, Europe and the Asia-Pacific region and through 86 Internet Protocol service points. Internap leases 27,398 square feet of data center space, 5,459 square feet of office space and 2,752 square feet of co-location space. Internap has one five-year renewal option remaining. Internap accounts for approximately 24.8% of underwritten base rent at the KOMO Plaza property. The third largest tenant, TierPoint Seattle Holdings (“TierPoint”), leases 10.2% of net rentable area through June 2023 and has occupied its space since July 2003. TierPoint leases 23,694 square feet of data center space and 6,099 square feet of office space. TierPoint has two five-year renewal options remaining. TierPoint accounts for approximately 16.7% of underwritten base rent at the KOMO Plaza property. All three of the largest tenants (64.1% of net rentable area) were original tenants at the KOMO Plaza property.

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KOMO Plaza

Environmental. According to a Phase I environmental assessment dated December 8, 2016, there was no evidence of any recognized environmental conditions at the KOMO Plaza property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
96.0%	92.0%	91.0%	91.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 30, 2016.

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
Sinclair Broadcast Group(4)	Ba3 / BB- / NA	121,213	41.6%	$30.72	$3,723,354	24.1%	12/31/2023
Internap Corporation(5)	B3 / B / NA	35,609	12.2	$110.89	3,948,616	25.5	2/28/2019
TierPoint Seattle Holdings	B3 / NA / NA	29,793	10.2	$86.99	2,591,770	16.8	6/30/2023
Amazon	Baa1 / AA- / NA	13,483	4.6	$89.71	1,209,515	7.8	12/31/2017
Verizon	Baa1 / BBB+ / A-	10,416	3.6	$46.71	486,502	3.1	1/31/2019
US Healthworks	NA / NA / NA	7,752	2.7	$24.60	190,699	1.2	2/28/2023
Swedish Health Services	NA / NA / NA	7,737	2.7	$87.64	678,066	4.4	9/30/2018
First Citizens Bank	NA / NA / NA	7,127	2.4	$26.01	185,373	1.2	6/30/2019
Sport Seattle	NA / NA / NA	6,765	2.3	$23.46	158,724	1.0	12/31/2019
Diversified Computer Corporation	NA / NA / NA	4,513	1.6	$29.12	131,403	0.8	12/31/2017
Top Ten Tenants		244,408	83.9%	$54.43	$13,304,022	86.0%

Non Top Ten Tenants		20,837	7.2%	$103.58	$2,158,193	14.0%

Occupied Collateral Total		265,245	91.1%	$58.29	$15,462,215	100.0%

Vacant Space		25,906	8.9%

Collateral Total		291,151	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and Base Rent do not include $631,911 attributable to rent steps based on the minimum contractual rent increases occurring through January 2018.

(4)	Sinclair has a one-time right to terminate up to 20% of its contiguous areas, excluding the studio space on the fifth floor, on or before January 1, 2021, with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to six months of the applicable base rent and (ii) the tenant’s pro rata share of operating expenses, water charges, room fees and all other charges and amounts due and owed under its lease. Sinclair also has the right to terminate up to $73,588 of Base Rent associated with Sinclair’s storage space at any time with at least 30 days’ notice. If the portion terminated is not separately demised, Sinclair is required to pay costs of demising, so that the landlord has separate rentable areas of storage space following Sinclair’s termination.

(5)	Internap has the right to terminate 2,353 square feet of its co-location space at any time with six months’ notice.

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KOMO Plaza

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,906	8.9%	NAP	NAP	25,906	8.9%	NAP	NAP
2017 & MTM	12	22,898	7.9	$2,090,390	13.5%	48,804	16.8%	$2,090,390	13.5%
2018	7	13,371	4.6	1,282,931	8.3	62,175	21.4%	$3,373,320	21.8%
2019	7	63,798	21.9	4,936,808	31.9	125,973	43.3%	$8,310,128	53.7%
2020	5	3,429	1.2	421,396	2.7	129,402	44.4%	$8,731,524	56.5%
2021	3	1,439	0.5	151,098	1.0	130,841	44.9%	$8,882,622	57.4%
2022	0	0	0.0	0	0.0	130,841	44.9%	$8,882,622	57.4%
2023	3	158,758	54.5	6,505,823	42.1	289,599	99.5%	$15,388,445	99.5%
2024	0	0	0.0	0	0.0	289,599	99.5%	$15,388,445	99.5%
2025	1	195	0.1	73,770	0.5	289,794	99.5%	$15,462,215	100.0%
2026	0	0	0.0	0	0.0	289,794	99.5%	$15,462,215	100.0%
2027 & Beyond(4)	0	1,357	0.5	0	0.0	291,151	100.0%	$15,462,215	100.0%
Total	38	291,151	100.0%	$15,462,215	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Base Rent Expiring does not include $631,911 attributable to rent steps based on the minimum contractual rent increases occurring through January 2018.

(4)	Includes Meet-Me-Room, which occupies 1,357 square feet of space at the KOMO Plaza property, but does not have any Base Rent Expiring associated with its lease.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$14,978,034	$16,143,463	$15,119,777	$15,372,527	$16,094,125	$55.28	70.6%
Vacant Income	0	0	0	0	1,495,730	5.14	6.6
Gross Potential Rent	$14,978,034	$16,143,463	$15,119,777	$15,372,527	$17,589,855	$60.41	77.2%
Total Reimbursements	4,730,189	4,939,604	4,597,346	4,609,579	5,200,102	17.86	22.8
Net Rental Income	$19,708,223	$21,083,067	$19,717,123	$19,982,106	$22,789,958	$78.28	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,027,916)	(6.97)	(8.9)
Other Income	925,681	1,139,839	1,271,030	1,291,699	1,287,692	4.42	5.7
Effective Gross Income	$20,633,904	$22,222,906	$20,988,153	$21,273,805	$22,049,734	$75.73	96.8%

Total Expenses	$6,554,290	$6,688,572	$6,537,488	$6,387,537	$6,350,267	$21.81	28.8%

Net Operating Income	$14,079,614	$15,534,334	$14,450,665	$14,886,268	$15,699,467	$53.92	71.2%

Total TI/LC, Capex/RR	0	0	0	0	716,027	2.46	3.2

Net Cash Flow	$14,079,614	$15,534,334	$14,450,665	$14,886,268	$14,983,440	$51.46	68.0%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of September 30, 2016 and include underwritten contractual rent increases of $631,911 through January 2018 of which $155,567 is associated with the Verizon lease. For a full description of the reserve associated with the Verizon lease, please refer to “Escrows and Reserves” below. 2014 Rents in Place is higher than other historical periods primarily due to an approximately $1.2 million increase in Telecomm/Riser income caused by an increase in power consumption by the data center tenants.

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Annex A-3	BBCMS 2017-C1

KOMO Plaza

The Market. The KOMO Plaza property is located in Seattle, King County, Washington, within the Seattle CBD. Situated on Elliott Bay, the eastern shoreline of Puget Sound, the Seattle CBD is the commercial and financial center of western Washington. The KOMO Plaza property is located across from the Space Needle, at the cross section of South Lake Union, Belltown and Lower Queen Anne submarkets. South Lake Union, Belltown and Lower Queen Anne submarkets are also the highest growth, lowest vacancy commercial submarkets in the Seattle CBD. Eight Fortune 500 companies are headquartered in Seattle including Costco, Amazon, Microsoft, Starbucks, Paccar, Nordstrom, Weyerhaeuser and Expeditors International. In addition, several large technology companies own and occupy offices near the KOMO Plaza property, including Amazon’s headquarters, Google and Facebook.

The Seattle Center, originally built for the 1962 World’s Fair, is a 74-acre park and arts and entertainment center. Its landmark feature is the Space Needle. Other attractions at the Seattle Center include Key Arena, home of the Seattle University Redhawks men’s basketball team and the Seattle Storm of the WNBA, the International Fountain, the Seattle Center Armory, the Center House Theater, home to Seattle Shakespeare Company and Book-It Repertory Theatre, the Children’s Museum, the EMP Museum, the Mural Amphitheater, the Pacific Science Center, the Boeing IMAX Theater, PACCAR IMAX Theater and the Seattle Laser Dome.

According to the appraisal, the KOMO Plaza property is located in the Northwest data center market. Major cities within the Northwest data center market include Seattle, Washington, Central Washington and Hillsboro, Oregon. The Northwest data center market has a total inventory of approximately 3.7 million square feet (343 megawatts) with total commission vacancy of 485,500 square feet (53.15 megawatts), which represents a vacancy rate of approximately 13.0%. Current rental rates for the Northwest data center market are $250 to $350 per kW (all in) for less than 250 kW of usage and $130 to $140 per kW (+E) for more than 250 kW of usage. The appraisal identified 11 directly competitive data center properties built between 1959 and 2012 ranging in size from approximately 18,000 to 1,000,000 square feet. Initial rents for the comparable data centers range from $18.00 to $32.00 per square foot.

According to a third party market research report, the KOMO Plaza property is located in the Queen Anne/Magnolia office and retail submarket of Downtown Seattle. As of the third quarter of 2016, the office submarket comprised approximately 1.8 million square feet of Class A office space with an overall vacancy rate of 1.5% and average Class A office rents of $32.60 per square foot. The appraisal identified seven directly competitive office leases with properties built between 1984 and 2016 and leases ranging in size from approximately 1,172 to 286,000 square feet. Initial rents for the comparable office leases range from $21.50 to $38.00 per square foot. As of the third quarter of 2016, the retail submarket comprised approximately 2.2 million square feet of retail space with an overall vacancy rate of 1.7% and average retail rents of $25.94 per square foot. The appraisal identified six directly competitive retail leases with properties built between 2004 and 2015 and leases ranging in size from approximately 1,661 to 11,229 square feet. Initial rents for the comparable retail leases range from $25.00 to $34.00 per square foot.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the KOMO Plaza property is 45,438, 214,147 and 424,774, respectively. According to a third party market research report, the estimated 2016 average household income within a one-, three- and five-mile radius of the KOMO Plaza property is $95,029, $99,997 and $104,723, respectively. Comparatively, the average household income for King County, the metropolitan statistical area, and the state of Washington are $105,450, $95,290 and $82,519, respectively.

The Borrower. The borrowing entity for the KOMO Plaza Whole Loan is GI TC Seattle LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the KOMO Plaza Whole Loan. TechCore, LLC, a California limited liability company, is the nonrecourse carve-out guarantor of the KOMO Plaza Whole Loan.

The Loan Sponsor. The loan sponsor is TechCore, LLC. TechCore, LLC is a core real estate fund capitalized by California Public Employees’ Retirement System (“CalPERS”) and GI Partners. CalPERS is the largest public pension fund in the United States. Its pension fund serves more than 1.8 million members in the CalPERS retirement system and administers benefits for more than 1.4 million members and their families in its health program. CalPERS’ total fund market value as of December 31, 2015 is approximately $288.9 billion. GI Partners is a leading alternative asset manager focused on real estate and private equity strategies. GI Partners currently manages over $12 billion in capital commitments across four discretionary real estate accounts and three private equity funds on behalf of recognized institutional investors across the globe. To date, GI Partners has acquired over $1 billion in technology advantaged real estate totaling over 3.5 million square feet.

Property Management. The KOMO Plaza property is managed by Hines Interests Limited Partnership, a Delaware limited partnership.

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KOMO Plaza

Escrows and Reserves.

Verizon Reserve – At closing, the borrower escrowed $2,500,000 (the “Verizon Funds”) with the title company pursuant to an escrow agreement, which has been collaterally assigned to the lender, in connection with the potential extension of the existing lease with Verizon. Any of the Verizon Funds that are paid to the borrower pursuant to the escrow agreement are to be deposited with the lender. If Verizon renews its lease within six months after the closing date, (a) to the extent the borrower has already expended funds for tenant improvement allowances, leasing commissions or similar concessions that are due and payable at the time the lender receives the Verizon Funds, the amount of Verizon Funds necessary to pay such costs will be disbursed to the borrower to pay such costs, (b) to the extent borrower is obligated to expend such funds after the date the lender receives the Verizon Funds, that portion of the Verizon Funds will be held by the lender and disbursed to the borrower to pay such costs as they are incurred and (c) to the extent any of the Verizon Funds are remaining after paying for all tenant improvement allowances, leasing commissions or similar concessions owed to Verizon, so long as no Cash Sweep Period then exists, disbursed to the borrower, and if a Cash Sweep Period is continuing, deposited with the lender into the cash management account.

But, if Verizon does not renew within six months after the closing date, (a) $77,784 will be disbursed either, if no Cash Sweep Period is continuing, to the borrower, or if a Cash Sweep Period is continuing, into the cash management account, (b) $723,000 will be disbursed into an account to be held by the lender to be used to pay for tenant improvement and leasing commissions applicable to the re-leasing of the space previously occupied by Verizon, (c) $246,315 will be held by the lender and disbursed on a monthly basis in equal amounts of $12,964 either, if no Cash Sweep Period is continuing, to the borrower, or if a Cash Sweep Period is continuing, into the cash management account and (d) the balance of the Verizon Funds will be held by the lender and available to the borrower to pay for tenant improvement and leasing commissions at the KOMO Plaza property but only to the extent that there are no other reserve funds being held by the lender that are available to pay such costs.

Tax Escrows – The requirement for the borrower to make monthly deposits into the tax escrow is waived (i) if CalPERS is the sponsor, so long as no Triggering Event (as defined below) or Cash Sweep Period (as defined below) has occurred and is continuing or (ii) if CalPERS is not the sponsor, so long as (a) no Triggering Event or Cash Sweep Period has occurred and is continuing and (b) the borrower provides proof of payment of such taxes to the lender within five business days of such request from the lender.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived (i) if CalPERS is the sponsor, so long as the KOMO Plaza property is insured under one or more blanket insurance policies in accordance with the loan documents as part of the master policy of CalPERS or (ii) if CalPERS is not the sponsor, so long as (a) either (x) no Triggering Event or Cash Sweep Period has occurred and is continuing or (y) the KOMO Plaza property is insured under one or more blanket insurance policies in accordance with the loan documents and (b) the borrower provides the lender with evidence that all insurance premiums have been paid within five business days of such request from the lender.

Replacement Reserves – The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no Triggering Event or Cash Sweep Period exists. Following the occurrence and during the continuance of a Triggering Event or Cash Sweep Period, the borrower is required to deposit $4,895 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $117,491 (approximately $0.40 per square foot).

TI/LC Reserves – The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no Triggering Event or Cash Sweep Period exists. Following the occurrence and during the continuance of a Triggering Event or Cash Sweep Period, the borrower is required to deposit $55,074 per month (approximately $2.27 per square foot annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $1,982,657 (approximately $6.81 per square foot).

Specified Tenant Sweep Reserves – The requirement for the borrower to deposit all excess cash flow into the specified tenant sweep reserve is waived so long as no Cash Sweep Period exists solely due to the continuance of a Specified Tenant Sweep Event (as defined below). Following the occurrence and during the continuance of a Cash Sweep Period that exists solely due to the continuance of a Specified Tenant Sweep Event, the borrower is required to deposit all excess cash flow into the specified tenant sweep reserve. The reserve is subject to a cap of $40.00 per square foot multiplied by the total square footage demised to the applicable Specified Tenant that caused the Specified Tenant Sweep Event (as defined below).

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KOMO Plaza

Cash Flow Shortfall Reserves – The borrower is required to deposit any termination fees to the extent they are in excess of $750,000 (if CalPERS is the sponsor) or $500,000 (if CalPERS is not the sponsor) and any termination fees received during the continuance of a Cash Sweep Period or an event of default that are in any case in excess of $40 per square foot of terminated space into the cash flow shortfall reserve. Funds in the cash flow shortfall reserve are available for tenant improvements and leasing commissions and in some circumstances as set forth in the loan documents, to pay for operating cash shortfalls (including, monthly debt service payments, deposits into reserves, operating expenses, and other expenses approved by the lender).

Flexible Excess Cash Flow Reserves – The requirement for the borrower to deposit excess cash flow generated by the KOMO Plaza property for the immediately preceding interest period into the flexible excess cash flow reserve is waived so long as no Cash Sweep Period exists due solely to the debt yield as calculated in the loan documents based on the most recent three-month period annualized is less than 6.75% (a “Low Debt Yield Sweep Period”) solely because of the exclusion of rents from the debt yield calculation from tenants that are not open for business or are not in actual physical occupancy of their demised space. Following the occurrence and during the continuance of a Cash Sweep Period that exists solely due to the reason in the immediately preceding sentence, the borrower is required to deposit excess cash flow generated by the KOMO Plaza property for the immediately preceding interest period into the flexible excess cash flow reserve. Funds in the flexible excess cash flow reserve are available for tenant improvements and leasing commissions and in some circumstances as set forth in the loan documents, to pay for operating cash shortfalls (including, monthly debt service payments, deposits into reserves, operating expenses, and other expenses approved by the lender).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Triggering Event (as defined below) or a Cash Sweep Period (as defined below) the borrower (i) is required to establish a lockbox account and (ii) send tenant direction letters to each tenant then occupying space at the KOMO Plaza property, instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During the continuance of a Triggering Event that is not a Cash Sweep Period, all funds in the lockbox account shall be transferred to or at the direction of the borrower unless a Cash Sweep Period exists, in which all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender where it will be applied through the waterfall set forth in the loan documents, with all excess cash being retained by the lender and held as additional collateral for the KOMO Plaza Whole Loan (until all Cash Sweep Periods are cured pursuant to the loan documents, at which time such excess cash is returned to the borrower).

A “Triggering Event” means any period commencing on the debt yield as calculated in the loan documents based on the most recent three-month period annualized is less than 7.5%.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency proceeding of the borrower or guarantor, (iii) a Low Debt Yield Sweep Period or (iv) a Specified Tenant Sweep Event.

A “Specified Tenant Sweep Event” means the occurrence of (i) the Specified Tenant’s (as defined below) lease terminating or no longer being in full force or effect, (ii) any bankruptcy or insolvency proceeding of the Specified Tenant or (iii) the Specified Tenant failing to give notice of its intent to renew or extend its lease. In the case of each of the foregoing clauses (i) through (iii), the borrower can prevent the occurrence of a Specified Tenant Sweep Event by depositing with the lender, $40.00 per square foot of space demised to the Specified Tenant that caused the Specified Tenant Sweep Event, within the time period set forth in the loan documents.

A “Specified Tenant” means (i) any non-data center lease (other than Sinclair) together with its affiliates, which leases space comprising 25.0% or more of the total in-place base rent at the KOMO Plaza property, (ii) any data center lease (other than Sinclair) together with its affiliates, which leases space comprising 35.0% or more of the total in-place base rent at the KOMO Plaza property and (iii) any lease with Sinclair together with its affiliates, which leases space comprising 27.5% or more of the total in-place base rent at the KOMO Plaza property.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Center West

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Center West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.5%	Net Rentable Area (SF):	349,298
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	Center West	Year Built / Renovated:	1985-1990 / N/A
Sponsor:	Kambiz Hekmat	Occupancy(3):	57.1%
Interest Rate:	4.43500%	Occupancy Date:	11/2/2016
Note Date:	12/6/2016	4th Most Recent NOI (As of):	$7,071,123 (12/31/2013)
Maturity Date:	12/6/2026	3rd Most Recent NOI (As of):	$7,429,652 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$6,675,068 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$7,164,676 (TTM 8/31/2016)
Original Amortization Term:	None	UW Economic Occupancy:	56.5%
Amortization Type:	Interest Only	UW Revenues:	$13,841,932
Call Protection(2):	L(24),Grtr2%orYM(92),O(4)	UW Expenses:	$6,099,920
Lockbox / Cash Management:	Springing	UW NOI(5):	$7,742,012
Additional Debt:	Yes	UW NCF(5):	$6,990,633
Additional Debt Balance:	$50,000,000	Appraised Value / Per SF(6):	$209,000,000 / $598
Additional Debt Type:	Pari Passu	Appraisal Date:	10/20/2016

Escrows and Reserves(7)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$229
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$229
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	38.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(6):	38.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR(5):	1.94x
Other:	$2,352,223	Springing	N/A	UW NOI Debt Yield(5):	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$80,000,000	85.8%	Payoff Existing Debt	$90,419,400	97.0%
Sponsor Equity	13,211,537	14.2	Upfront Reserves	2,352,223	2.5
Closing Costs	439,914	0.5
Total Sources	$93,211,537	100.0%	Total Uses	$93,211,537	100.0%

(1)	The Center West loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $80.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $80.0 million Center West Whole Loan, as defined in “The Loan” below.

(2)	For a full description of Call Protection, please refer to “Partial Prepayment” below.

(3)	The Center West property is 57.1% leased as of November 2, 2016 and occupancy has fluctuated between 53.8% and 78.6% since 2008. The low occupancy is due in part to the sponsor’s selectivity and preference for leasing to only the highest quality tenants.

(4)	The decrease in 2nd Most Recent NOI is due to Gores Technology vacating suites 1600, 1700 and 1800 (38,747 square feet, 11.1% of net rentable area) on April 30, 2014, accounting for 10.8% of gross potential rent. Suites 1800 and 1700 were re-tenanted in September 2015 and November 2016, respectively.

(5)	Stabilized UW NOI and UW NCF, assuming the underwritten rent roll is leased up to the third quarter 2016 Westwood Class A office submarket occupancy of 90.7% and vacant spaces are grossed up at the appraisal’s concluded market rents, would be $14.8 million and $13.6 million, respectively. Based on the Stabilized NOI and UW NCF, the UW NOI Debt Yield and UW NCF DSCR are 18.4% and 3.78x, respectively.

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Center West

(6)	The appraisal concluded an “as-is” and “as stabilized” appraised value assuming a sale of the property to a third party whereby pursuant to the Center West loan documents and ground lease, the ground rent would be equal to the total actual annual fixed rent of $3,938,240 as of January 1, 2017, subject to 5.0% per annum increases, and a reset every 10 years to 12.0% of the fair market value of the ground leased land, provided however, the annual fixed rent upon reset will not be less than the then applicable current annual fixed rent. The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as-is” appraised value of $209.0 million as of October 20, 2016. The Cut-off Date LTV and Maturity Date LTV, calculated based on the “as stabilized” appraised value of $256.0 million as of April 1, 2019, assuming a stabilized occupancy of 95.0%, is 31.3%. The appraisal concluded a “lender as-is” and “lender as stabilized” appraised value of $277.3 million as of 2017 and $330.4 million as of 2020, respectively. The “lender as-is” and “lender as stabilized” appraised values were derived utilizing a discounted cash flow analysis assuming ground rent payments of the Current Payable Annual Ground Rent (as defined herein) for the remainder of the ground lease term, an 8.0% discount rate and 5.50% reversion cap rate for the “lender as-is” analysis and a 7.5% discount rate and 5.50% reversion cap rate for the “lender as stabilized” analysis. The Cut-off Date LTV and Maturity Date LTV calculated based on the lender “as-is” appraised value is 28.9%. The Cut-off Date LTV and Maturity Date LTV calculated based on the “lender as stabilized” appraised value is 24.2%.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Center West loan has an outstanding principal balance as of the Cut-off Date of $30.0 million and is secured by the borrower’s leasehold interest in a 23-story, 349,298 square foot, Class A office building located in Los Angeles, California. The loan has a 10-year term and is interest-only for the full term of the loan. The whole loan has an outstanding principal balance as of the Cut-off Date of $80.0 million (the “Center West Whole Loan”) and is comprised of four pari passu notes, each as described below. Note A-1 is being contributed to the BBCMS 2017-C1 Trust. The controlling note, Note A-2, with an outstanding principal balance as of the Cut-off Date of $25.0 million, is currently being held by UBS AG, New York Branch, and is expected to be contributed to a future securitization trust. Following the occurrence and continuance of a control event under the related pooling and servicing agreement, the trustee of the holder of Note A-2 (the “Controlling Noteholder”) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Center West Whole Loan, provided however, holders of Note A-1, Note A-3, and Note A-4 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Center West Whole Loan proceeds along with sponsor equity were used to retire existing debt of approximately $90.4 million, fund reserves of approximately $2.4 million and pay closing costs of $439,914. The previously existing debt was securitized in the JPMCC 2007-LDPX transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$30,000,000	BBCMS 2017-C1	No
A-2	$25,000,000	UBS AG	Yes
A-3	$15,000,000	UBS AG	No
A-4	$10,000,000	UBS AG	No
Total	$80,000,000

The Property. Center West is a 23-story, 349,298 square foot, Class A office building located situated in the central business district (“CBD”) of Los Angeles, California. Constructed in 1985-1990, the property is situated on a 1.27-acre site containing 773 parking spaces (2.2 spaces per 1,000 square feet) in a four-level subterranean parking garage as well as two above grade partial parking levels. Amenities at the property include ground floor retail and service tenants, a three-story main lobby with coffered ceilings, an atrium lobby with 40-foot ceilings with a café and landscaped dining area, single corridor configuration, with bay depths varying from 33 to 39 feet, on-site management office, 24-hour security, valet/self-parking service and on-site car wash service.

The property is located in the area of Los Angeles known as Westwood. Westwood provides for ease of access and availability of nearby amenities in one of Los Angeles’ major business centers. Westwood is bounded by Beverly Hills to the east, by Bel Air to the north, by Rancho Park to the south and by Brentwood to the west. Westwood is home to the University of California, Los Angeles (“UCLA”) and the Ronald Reagan UCLA Medical Center.

The sponsor developed the property between 1985 and 1990 at an original cost basis of approximately $31.8 million. Since its development, the sponsor has invested approximately $10.2 million ($29.32 per square foot) in capital improvements related to building improvements, tenant improvements, furniture, fixtures and equipment, and approximately $4.6 million ($13.05 per square foot) in soft costs for a total cost basis of approximately $46.6 million.

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Center West

As of November 2, 2016, the property was 57.1% occupied by 31 local, regional and national tenants. The largest tenant, Merrill Lynch Pierce Fenner & Smith (“Merrill Lynch”), leases 6.6% of the net rentable area through April 2022 and has been a tenant at the property since December 1996. Merrill Lynch is the global wealth management division of Bank of America (NYSE: BAC) (rated Baa1/BBB+/A by Moody’s/S&P/Fitch), an American multinational banking and financial services corporation headquartered in Charlotte, North Carolina. Bank of America is the second largest bank holding company in the United States by assets. Merrill Lynch manages $2.1 trillion in client assets with reported revenues of approximately $14.9 billion as of December 31, 2015. Merrill Lynch currently subleases 4,550 square feet to General Electric (NYSE: GE) with a lease expiration of April 29, 2017. General Electric has been in occupancy since February 2008 and has a current rental rate of $64.60 per square foot modified gross. Merrill Lynch executed a lease amendment in June 2016 to extend the term of its lease for an additional five years with a lease expiration date of April 30, 2022. The lease amendment is structured with one five-year renewal option remaining.

The second largest tenant, Aurora Capital Group (“Aurora”), leases 6.6% of the net rentable area through March 2021 and has been a tenant at the property since March 1999. Aurora is a Los Angeles-based private investment firm founded in 1991. Aurora manages over $2 billion of capital across several funds investing in platforms with enterprise values typically between $100 million and $1 billion. Aurora pays a current blended rate of $60.51 per square foot for its two suites with annual rent steps of 3.0% with no renewal and termination options.

The third largest tenant, Radar Pictures (“Radar”), leases 4.8% of the net rentable area and pays a current base rent of $61.18 per square foot. Radar was founded in 1982 through its origin at Interscope Communications, a leading independent production company that produces, finances and acquires feature-length motion pictures created for the global marketplace. Radar and its management team have produced over 60 feature films generating over $7 billion in revenue. Radar executed a five-year lease in September 2015 with a lease expiration date of September 20, 2020. Radar has no renewal options and no termination options.

Environmental. According to a Phase I environmental assessment dated October 28, 2016, there was no evidence of any recognized environmental conditions at the Center West property.

Historical and Current Occupancy(1)(2)
2013	2014	2015	Current(3)
66.2%	55.4%	53.8%	57.1%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The property is 57.1% leased as of November 2, 2016 and occupancy has fluctuated between 53.8% and 78.6% since 2008. The low occupancy is due in part to the sponsor’s selectivity and preference for leasing to only the highest quality tenants.

(3)	Based on the underwritten rent roll dated November 2, 2016.

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Center West

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Merrill Lynch(3)	Baa1 / BBB+ / A	23,121	6.6%	$58.20	$1,345,642	11.8%	4/30/2022
Aurora Capital Group	NA / NA / NA	22,911	6.6	$60.51	1,386,394	12.1	3/31/2021
Radar Pictures	NA / NA / NA	16,894	4.8	$63.02	1,064,617	9.3	9/20/2020
Wells Fargo Advisors(4)	A2 / A / AA-	16,894	4.8	$54.00	912,276	8.0	7/31/2024
Rentech	NA / NA / NA	16,567	4.7	$57.29	949,101	8.3	6/14/2020
Cityhome Managers	NA / NA / NA	12,261	3.5	$50.28	616,521	5.4	3/31/2018
Restaurants Unlimited (Palomino)	NA / NA / NA	11,192	3.2	$19.99	223,736	2.0	9/30/2017
Federal Trade Commission(5)	NA / NA / NA	9,079	2.6	$98.95	898,367	7.9	8/17/2017
Indivest(6)	NA / NA / NA	7,261	2.1	$41.61	302,124	2.6	4/22/2020
GSO Capital Partners(7)	NA / NA / NA	6,789	1.9	$76.86	521,795	4.6	6/19/2017
Top Ten Tenants		142,969	40.9%	$57.50	$8,220,573	71.9%

Non Top Ten Tenants		56,594	16.2%	$56.86	$3,218,023	28.1%

Occupied Collateral Total		199,563	57.1%	$57.32	$11,438,597	100.0%

Vacant Space		149,735	42.9%

Collateral Total		349,298	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Merrill Lynch currently subleases 4,550 square feet to General Electric (NYSE: GE) with a lease expiration of April 29, 2017. General Electric has been in occupancy since February 2008 and has a current rental rate of $64.60 per square foot. Merrill Lynch recently executed a lease amendment extending its lease term for 60 months commencing through April 2022. Merrill Lynch has the right to terminate its lease effective April 30, 2020 with a nine-month written notice and payment of a termination fee, estimated at $1,352,662, which is equal to the sum of unamortized tenant improvement allowance, excused rent, brokerage commissions paid by the landlord and six months of monthly basic rent for months 37 through 42, discounted at 8.0%.

(4)	Wells Fargo Advisors has the one-time right to terminate effective as of October 31, 2021 with 12 months’ written notice and payment of a termination fee, estimated at approximately $1,049,608, which is equal to the unamortized tenant improvement allowance, eight-month rent abatement, and the tenant’s broker commission and five months of the then applicable base rent, discounted at 8.0%.

(5)	Federal Trade Commission may terminate at any time upon 180 days’ written notice.

(6)	Indivest is an affiliate of the borrower.

(7)	GSO Capital Partners currently subleases this space to Commonwealth Opportunity Capital GP LLC with a lease expiration of June 19, 2017. Commonwealth Opportunity Capital GP LLC has been in occupancy since March 2009 and has a current rental rate of $76.80 per square foot modified gross.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	149,735	42.9%	NAP	NAP	149,735	42.9%	NAP	NAP
2017 & MTM	7	36,029	10.3	$2,124,236	18.6%	185,764	53.2%	$2,124,236	18.6%
2018	1	12,261	3.5	616,521	5.4	198,025	56.7%	$2,740,757	24.0%
2019	1	1,185	0.3	62,154	0.5	199,210	57.0%	$2,802,911	24.5%
2020	11	63,071	18.1	3,628,538	31.7	262,281	75.1%	$6,431,449	56.2%
2021	6	38,196	10.9	2,253,621	19.7	300,477	86.0%	$8,685,070	75.9%
2022	2	26,660	7.6	1,543,431	13.5	327,137	93.7%	$10,228,501	89.4%
2023	0	0	0.0	0	0.0	327,137	93.7%	$10,228,501	89.4%
2024	3	22,161	6.3	1,210,096	10.6	349,298	100.0%	$11,438,597	100.0%
2025	0	0	0.0	0	0.0	349,298	100.0%	$11,438,597	100.0%
2026	0	0	0.0	0	0.0	349,298	100.0%	$11,438,597	100.0%
2027 & Beyond	0	0	0.0	0	0.0	349,298	100.0%	$11,438,597	100.0%
Total	31	349,298	100.0%	$11,438,597	100.00%
(1)	Based on the underwritten rent roll.

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Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Stabilized Underwritten(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)(5)	$12,359,287	$10,303,944	$9,849,792	$10,906,561	$20,455,112	$11,438,597	$32.75	53.2%
Vacant Income	0	0	0	0	0	9,016,515	25.81	42.0
Gross Potential Rent	$12,359,287	$10,303,944	$9,849,792	$10,906,561	$20,455,112	$20,455,112	$58.56	95.2%
Total Reimbursements	95,639	250,150	328,174	284,371	421,559	265,543	0.76	1.2
Other Rental Income	1,082,933	878,266	713,769	762,009	805,621	762,009	2.18	3.5
Net Rental Income	$13,537,859	$11,432,360	$10,891,735	$11,952,941	$21,682,292	$21,482,664	$61.50	100.0%
(Vacancy/Credit Loss)(6)	(1,360,874)	(25,044)	(172,396)	(251,792)	(1,941,530)	(9,016,515)	(25.81)	(42.0)
Other Income(7)	1,637,650	1,558,608	1,434,087	1,375,783	$2,274,930	1,375,783	3.94	6.4
Effective Gross Income	$13,814,635	$12,965,924	$12,153,426	$13,076,932	$22,015,691	$13,841,932	$39.63	64.4%

Total Expenses(8)	$6,743,512	$5,536,272	$5,478,358	$5,912,256	$7,259,275	$6,099,920	$17.46	44.1%

Net Operating Income	$7,071,123	$7,429,652	$6,675,068	$7,164,676	$14,756,416	$7,742,012	$22.16	55.9%

Total TI/LC, Capex/RR	0	0	0	0	1,164,191	751,378	2.15	5.4

Net Cash Flow	$7,071,123	$7,429,652	$6,675,068	$7,164,676	$13,592,224	$6,990,633	$20.01	50.5%
(1)	TTM reflects the trailing 12-month period ending August 31, 2016.

(2)	Stabilized Underwritten assumes that the underwritten rent roll is leased up to the third quarter 2016 Westwood Class A office submarket occupancy of 90.7% and vacant spaces are grossed up at the appraisal’s concluded market rents. Based on the Stabilized Underwritten Net Operating Income and Net Cash Flow, the UW NOI DY and UW NCF DSCR is 18.4% and 3.78x, respectively.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The decrease in Rents in Place from 2013 to 2015 is primarily attributed to Northern Trust Bank vacating suites 100 and 1000 (27,140 square feet, 7.8% of net rentable area, 8.8% of gross potential rent) on May 31, 2013 and Gores Technology vacating suites 1600, 1700 and 1800 (38,747 square feet, 11.1% of net rentable area, 11.1% of gross potential rent) on April 30, 2014. Suites 1800 and 1700 were re-tenanted in September 2015 and November 2016, respectively. Rentech relocated to suite 1000 per its third lease amendment.

(5)	Underwritten Rents in Place are based on the underwritten rent roll dated November 2, 2016 and include contractual rent steps through October 31, 2017 of $182,237.

(6)	Historical Vacancy/Credit Loss represent rent credits. Underwritten Vacancy/Credit Loss is based on the actual vacancy based on the underwritten rent roll dated November 2, 2016 at the appraisal’s concluded market rents.

(7)	Other Income include parking income and tenant service income.

(8)	The property is subject to a ground lease that expires on December 23, 2085. The ground lessor is an affiliate of the borrower. The current payable ground lease rent is $1,589,160 during the term of the loan and was underwritten. For a more detailed description of the ground lease and rent payable thereunder, please refer to “Ground Lease” below.

The Market. The property is located in the CBD area of downtown Los Angeles on the northeast corner of Wilshire Boulevard and Glendon Avenue in the heart of Westwood. The property is located approximately 0.5 miles east of Interstate 405, a major north/south thoroughfare which provides the Westwood neighborhood with access to Los Angeles International Airport (“LAX”) and downtown Los Angeles and connects with Interstate 5, a major north/south thoroughfare providing access to San Diego, downtown Los Angeles, Sacramento and Seattle. Westwood is located approximately 10 miles north of the Los Angeles Civic Center, six miles east of the Pacific Ocean and nine miles north of LAX.

Westwood is best known in the region for its Westwood Village development. Built in the 1920s, Westwood Village became a center for movie theater openings between 1920 and 1950. Westwood Village attracts tourists and visitors, with amenities such as the W Hotel, the Armand Hammer Museum of Art, the Geffen Playhouse, UCLA Performing Arts Center at Royce Hall, boutiques, galleries, cafes and restaurants. The property is located at the western edge of The Golden Mile, a two-mile stretch of luxury high-rise condominiums that runs from Westwood Village to the City of Beverly Hills. Westwood Marketplace, a retail center anchored by Whole Foods Market, is located approximately 0.4 miles northwest of the property. Nearby employers include UCLA, Oppenheimer, Jefferies & Co., Merrill Lynch, Kaufman & Broad, Tishman and Saban.

The property is located in the Westwood Class A office submarket within the Los Angeles Class A office market. As of the third quarter of 2016, the Westwood Class A office submarket reported a 9.3% vacancy rate and an average asking rent of $53.28 per square foot compared to the overall Los Angeles Class A office market with a 13.6% vacancy rate and an average asking rent of $35.91 per square foot. According to a third party market research report, the Westwood Class A office submarket contains 28 buildings accounting for 6.0 million square feet of Class A office space.

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According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the property is 47,485, 228,957 and 592,391, respectively. The annual projected growth rate over the next five years within the one-, three- and five-mile radius of the property is 0.98%, 0.84% and 0.79%, respectively. The estimated 2016 average household income within a one-, three and five-mile radius of the property is $98,559, $121,864 and $114,835, respectively. Comparatively, the estimated 2016 average household income for Los Angeles County, the metropolitan statistical area and the state of California are $83,656, $89,083 and $90,633, respectively.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Direct Occupancy	Overall Occupancy	Asking Rent PSF
Center West	1985-1990	349,298(2)	57.1%(2)	57.1%(2)	$57.32 (2)
Brentwood Submarket
Wilshire Landmark II	1989	412,944	95.4%	91.1%	$32.40 - $38.40
Wilshire Landmark I	1986	328,331	97.4%	96.1%	$59.40 - $61.80
12100 Wilshire	1985	365,000	76.8%	74.4%	$44.40
Wilshire Bundy Plaza	1984	310,000	88.0%	78.7%	$35.40 - $42.00
Gateway LA	1986	147,815	95.6%	90.6%	$36.00
Wilshire Brentwood Plaza	1985	235,808	94.9%	94.9%	$33.00 - $36.00
Wells Fargo Center	1983	500,475	85.5%	83.6%	$51.00 - $54.00
Brentwood Submarket Total/Wtd. Avg.		2,300,373	89.5%	86.2%	$32.40 - $61.80
Westwood Tier 1 Submarket
One Westwood	1987	201,923	86.3%	86.1%	$36.00
The Tower	1988	221,396	85.7%	82.8%	$51.00 - $54.00
Westwood Place	1987	194,844	88.5%	86.7%	$33.60
Center West	1985-1990	349,298(2)	57.1%(2)	57.1%(2)	$57.32(2)
10900 Wilshire(3)	1981	237,147	44.3%	42.5%	$55.20
Westwood Tier 1 Submarket Total/Wtd. Avg.(4)		855,310	75.0%	73.3%	$33.60 - $55.20
Westwood Tier 2 Submarket
UCLA Wilshire Building	1981	295,625	100.0%	100.0%	NAV
AVCO Center	1972	142,000	96.1%	95.5%	$48.00
Oppenheimer Tower	1970	581,384	83.7%	79.8%	$54.00 - $57.00
10960 Wilshire	1971	590,558	85.1%	84.3%	$57.00
Westwood Tier 2 Submarket Total/Wtd. Avg.		1,609,567	88.3%	86.5%	$48.00 - $57.00
Westwood Village Submarket
UCLA Westwood Center	1971	143,377	100.0%	100.0%	NAV
Westwood Center	1965	332,163	92.3%	87.6%	$42.00 - $54.00
Westwood Village Submarket Total/Wtd. Avg.		475,540	94.6%	91.3%	$42.00 - $54.00
Southwest Westwood Submarket
Westwood Gateway Phase I	1983	332,082	99.2%	98.2%	$51.00
Westwood Gateway II (East)	1986	332,800	100.0%	100.0%	NAV
Westwood Gateway II (North)	1988	264,997	96.6%	96.6%	$48.00 - $54.00
Southwest Westwood Submarket Total/Wtd. Avg.		929,879	98.7%	98.4%	$48.00 - $54.00
Market Total/Wtd. Avg.(4)		6,170,669	89.0%	86.7%	$32.40 - $61.80

(1)	Source: Appraisal.

(2)	Information is based on the underwritten rent roll dated November 2, 2016.

(3)	According to the appraisal, the 10900 Wilshire (Murdock Plaza) property and Center West property are better quality assets relative to the market. The 10900 Wilshire property, which is located one block west of the Center West property on Wilshire Boulevard, was previously owned and operated by the Center West sponsor, Kambiz Hekmat, prior to its sale in 2014. Similar to the Center West property, its low occupancy is due in part to the sponsor’s selectivity and preference for leasing to only the highest quality tenants. In addition, the 10900 Wilshire property is currently planning for an extensive renovation. Excluding the 10900 Wilshire property and Center West property, the Westwood Tier 1 Submarket and Market Wtd. Avg. Direct Occupancy are 86.8% and 90.8%, respectively. In 2014, the leasehold interest of the 10900 Wilshire property was sold to Tishman Speyer for $124.7 million with an implied cap rate of 2.9% on 2013 NOI, NCF, and occupancy of approximately $3.6 million, $2.7 million, and 54.0%, respectively. The purchase price of the 10900 Wilshire property of $124.7 million equates to a cost basis of approximately $526 per square foot compared to the Center West property’s loan basis of $229 per square foot.

(4)	Submarket and Market Total/Wtd. Avg. excludes the Center West property.

The Borrower. The borrowing entity for the Center West loan is Center West, a California limited partnership and special purpose entity with two independent directors.

The Loan Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Kambiz Hekmat. Kambiz Hekmat is the CEO of Indivest, Inc. (“Indivest”), a boutique real estate development, investment and management company based in Westwood Village in Los Angeles. Founded in 1972, Indivest has become a premier developer of Westwood Village real estate. Current developments in Indivest’s portfolio include a 29-story luxury hotel or condominium tower and a six-story luxury residential hotel and retail building in Westwood Village.

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Property Management. The Center West property is managed by Indivest, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $2,352,223 for outstanding tenant improvements and leasing commissions and free rent allowances related to four tenants.

Tax Escrows – The requirement for the borrower to make deposits to the tax escrow is waived so long as no Cash Management Period (defined below) exists and taxes for the property are paid in accordance with the loan documents.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as no Cash Management Period exists and the property is insured in accordance with the loan documents.

Ground Rent Escrows – The borrower is required to escrow (i) on a monthly basis, 1/12 of the annual ground rent payments required under the ground lease agreement and (ii) within 10 business days following the commencement of a Cash Management Period, the borrower is required to escrow an amount equal to two months of annual ground rent payments; provided however, the borrower will not be required to make such deposits for ground rent until (i) the lender receives notice that the borrower has failed to timely pay ground rent or (ii) a Cash Management Period exists.

Replacement Escrows – The requirement for the borrower to make deposits to the capital expenditures escrow is waived, provided that the lender may require the borrower to escrow funds monthly if a Cash Management Period exists or the property is not being maintained in accordance with the loan documents and such failure is not corrected within 30 days of the lender’s notice.

TI/LC Escrows – The borrower is required to escrow on a monthly basis $29,108 (which is equal to $1.00 per square foot annually) for tenant improvement and leasing commission obligations, provided however, the borrower will not be required to make such deposits to the TI/LC escrow until a Cash Management Period exists.

Material Tenant Rollover Escrows – During the continuance of a Material Tenant Trigger Event (defined below), on a monthly basis, the borrower is required to escrow all excess cash flow for tenant improvements and leasing commissions incurred in connection with a re-letting, extension or renewal of at least 75% of such material tenant space in accordance with such material tenant lease and the loan documents, and, in the case of a replacement lease, with a term of at least three years.

A “Cash Management Period” occurs upon (i) the occurrence of a material event of default until its cure (provided that the lender has not commenced a foreclosure proceeding); (ii) the debt service coverage ratio (“DSCR”) for the trailing six-month period failing below 1.20x until the DSCR for the trailing six-month period is at least 1.20x; (iii) the bankruptcy or insolvency of the borrower, guarantor or property manager; (iv) the occurrence of a Material Tenant Trigger Event until its cure; or (v) an indictment of fraud or misappropriation of funds by the borrower, guarantor or property manager or any director or officer of the borrower, guarantor or property manager until if the indictment relates to the property manager, the borrower replaces the manager with a qualified manager that is not an affiliate of the borrower. There is no cure for a Cash Management Period caused by clause (iii) above and clause (v) above in relation to an indictment of fraud or misappropriation of funds by the borrower or guarantor and no more than two Cash Management Periods may be cured through the term of the loan.

A “Material Tenant Trigger Event” occurs upon (i) a Material Tenant (defined below) giving notice of its intention to terminate, cancel, not extend or not renew its material tenant lease until such Material Tenant rescinds such notices or at least 75% of such material tenant space is re-let or extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; (ii) a Material Tenant failing to re-let or extend or renew such material tenant lease on or prior to the date that is 12 months prior to the then applicable expiration date under such material tenant lease until at least 75% of such material tenant space is extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; (iii) a Material Tenant failing to extend or renew such material tenant lease on or prior to the date that is required under such material tenant lease until at least 75% of such material tenant space is re-let or extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; (iv) the occurrence of an event of default until its cure under the applicable lease; (v) a Material Tenant becoming insolvent or a debtor in a bankruptcy action until the affirmation of such material tenant lease in the applicable bankruptcy proceeding and the Material Tenant is actually paying all rents and other amounts due under its material tenant lease; (vi) the termination of a material tenant lease until at least 75% of such material tenant space is re-let or extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; or (vii) a Material Tenant going dark, vacating, ceasing to occupy or conduct business at 25% of more of such material tenant space until such Material Tenant resumes continuous operations at such material tenant space for three consecutive calendar

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months or at least 75% of such material tenant space is re-let in accordance with the loan documents, in each case with a term of at least three years.

A “Material Tenant” is a tenant, together with its affiliates, that leases more than 20% of the net rentable area or pays base rent of more than 20% of the total in-place base rent at the property.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Period, the borrower is required to establish a lockbox account and instruct all tenants to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are (i) during a Cash Management Period, disbursed to a cash management account controlled by the lender, and (ii) in the absence of a Cash Management Period, swept daily to an account designated by the borrower. During a Cash Management Period, all funds remaining in the cash management account after payment of debt service, required reserves and approved expenses are required to be (i) deposited into the Material Tenant Rollover account during the continuance of a Material Tenant Trigger Event, (ii) deposited into a lender-controlled cash sweep account during a Cash Sweep Period (defined below), or (iii) in the absence of a Cash Sweep Period, swept to an account designated by the borrower. Provided no event of default has occurred and is then continuing after a Cash Sweep Period ends, funds in the cash sweep account are released to the borrower within 10 business days.

A “Cash Sweep Period” occurs upon (i) the occurrence of a material event of default until its cure (provided that the lender has not commenced a foreclosure proceeding); (ii) the DSCR for the trailing six-month period failing below 1.15x until the DSCR for the trailing six-month period is at least 1.15x; or (iii) the bankruptcy or insolvency of the borrower, guarantor or property manager. There is no cure for a Cash Sweep Period caused by clause (iii) above and no more than two Cash Sweep Periods may be cured through the term of the loan.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Partial Prepayment. During the term of the loan, if the ground lessor and borrower are not controlled, directly or indirectly, by the same Hekmat Control Person (defined below) and the legal, beneficial and economic interest of the ground lessor and borrower are not majority owned, directly or indirectly, by the same Hekmat Control Person (an “Ownership Severance Event”), the borrower is required to prepay $20.0 million of the Center West Whole Loan amount within 10 business days of such Ownership Severance Event, together with (i) the applicable yield maintenance premium if such prepayment occurs prior to September 6, 2026 and (ii) interest on the amount prepaid for the full interest period during which the prepayment occurs if such prepayment is not on a monthly payment date.

A “Hekmat Control Person” means, individually or collectively, Kambiz Hekmat, Mahnaz Hekmat, their children or grandchildren or trusts for their benefit or the benefit of their children or grandchildren.

Ground Lease. The property is subject to a ground lease with an affiliate of the borrower, effective through December 23, 2085. On January 1 of each year during the term of the ground lease, the annual ground lease rent is adjusted to 105% of the prior year’s rent. In addition, every 10 years, the annual ground lease rent will be adjusted upwards to equal 12% of the fair market value of the ground leased land, as if unencumbered and unimproved, provided however, the annual ground lease rent will not be less than the then applicable current annual ground lease rent. The next such adjustment is on January 1, 2023. The current annual ground lease rent under the ground lease is $3,938,240, however, only an annual amount of $1,589,160 (the “Current Payable Annual Ground Rent”) will be due on a monthly basis during the term of the loan and therefore, the Current Payable Annual Ground Rent was underwritten by the lender. All annual ground rent in excess of the Current Payable Annual Ground Rent will be deferred and accrue interest and all previously deferred annual ground lease rent of approximately $6.4 million will continue to be deferred and accrue interest. Such deferrals of annual ground lease rent and accrued interest thereon are subordinate to the Center West Whole Loan, are only payable to the extent excess cash flow is available. Upon a foreclosure (or deed-in-lieu of foreclosure) or a monetary event of default (subject to cure rights) with respect to the borrower’s leasehold estate, any and all deferred rents and accrued interest thereon shall be deemed eliminated, and total annual rent due under the ground lease shall be $1,589,160 (i.e., no further annual increases of 5.0% or any future readjustment to 12% of fair market value every ten years). In addition, upon the occurrence of an Ownership Severance Event, any and all obligations to pay rents deferred and accrued prior to the Ownership Severance Event will be extinguished, and the rent readjustment occurring every 10 years shall be revised to 9% of the fair market value of the ground leased land, as if unencumbered and unimproved.

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Anaheim Marriott Suites

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Anaheim Marriott Suites

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	3.5%	Net Rentable Area (Rooms):	371
Loan Purpose:	Refinance	Location:	Garden Grove, CA
Borrower:	Landmark Marriott Suites, LLC	Year Built / Renovated:	2002 / 2016
Sponsors:	Richard H. Packard, Lauren Packard and Mark B. David	Occupancy / ADR / RevPAR:	88.2% / $130.60 / $115.23
		Occupancy / ADR / RevPAR Date:	12/31/2016
Interest Rate:	5.39520%	4th Most Recent NOI (As of):	$5,016,010 (12/31/2013)
Note Date:	1/27/2017	3rd Most Recent NOI (As of):	$5,780,543 (12/31/2014)
Maturity Date:	2/6/2027	2nd Most Recent NOI (As of):	$6,724,642 (12/31/2015)
Interest-only Period:	60 months	Most Recent NOI (As of):	$6,895,618 (TTM 12/31/2016)
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	88.0% / $130.60 / $114.93
Original Amortization Term:	360 months	UW Revenues:	$20,320,665
Amortization Type:	IO-Balloon	UW Expenses:	$13,418,469
Call Protection(2):	L(24),Def(92),O(4)	UW NOI:	$6,902,196
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$5,886,707
Additional Debt:	Yes	Appraised Value / Per Room:	$83,000,000 / $223,720
Additional Debt Balance:	$24,000,000	Appraisal Date:	12/5/2016
Additional Debt Type:	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$145,553
Taxes:	$171,890	$66,111	N/A	Maturity Date Loan / Room:	$135,008
Insurance:	$54,892	$15,248	N/A	Cut-off Date LTV:	65.1%
FF&E Reserves:	$0	5% of Gross Revenues	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.62x
Other:	$1,300,000	$98,791	N/A	UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$54,000,000	98.2%	Payoff Existing Debt	$52,799,614	96.0%
Sponsor Equity	971,719	1.8	Upfront Reserves	1,526,782	2.8
			Closing Costs	645,323	1.2
Total Sources	$54,971,719	100.0%	Total Uses	$54,971,719	100.0%

(1)	The Anaheim Marriott Suites loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $54.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $54.0 million Anaheim Marriott Suites Whole Loan.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $54.0 million Anaheim Marriott Suites Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Anaheim Marriott Suites Whole Loan. If the final REMIC securitization that holds any note evidencing the Anaheim Marriott Suites Whole Loan has not closed by March 6, 2020, then the borrower may prepay the Anaheim Marriott Suites Whole Loan with yield maintenance premium.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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The Loan. The Anaheim Marriott Suites loan is secured by a first mortgage lien on the borrower’s fee interest in a 371-room, full service hotel located in Garden Grove, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $54.0 million (the “Anaheim Marriott Suites Whole Loan”), and is comprised of four pari passu notes, Note A-1, Note A-2, Note A-3 and Note A-4. Note A-1 and Note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $30.0 million, are being contributed to the BBCMS 2017-C1 Trust. Note A-2 and Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $24.0 million, are expected to be contributed to future securitization trusts. Note A-1 serves as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the Trustee (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, holders of Note A-2 and Note A-4 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Anaheim Marriott Suites Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2007 as part of the LBUBS 2007-C2 transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$20,000,000	BBCMS 2017-C1	Yes
A-2	15,000,000	UBS AG	No
A-3	10,000,000	BBCMS 2017-C1	No
A-4	9,000,000	UBS AG	No
Total	$54,000,000

The Property. The Anaheim Marriott Suites property is a 14-story, 371-room full service hotel located in Garden Grove, Orange County, California. The Anaheim Marriott Suites property is located along Harbor Boulevard near the Disneyland Resort and Anaheim Convention Center. The property has 371 two-room suites, including 199 king rooms and 172 double/double rooms. Guest room amenities include living room with a sofa sleeper and separate bedroom area, two remote-controlled televisions, desk and chair, nightstand, sofa, chair, iron and ironing board, mini-refrigerator, coffee and tea maker, and wireless and high speed internet access. Deluxe suites offer a larger living space and additional amenities such as a wet-bar area with microwave and small refrigerator. Amenities at the property include 9,727 square feet of meeting space, which includes a 7,102 square foot ballroom and six meeting rooms, a restaurant and lounge, Starbucks coffee shop, an outdoor swimming pool and whirlpool, a fitness center, a business center, a gift shop, room service, vending areas, dry cleaning services, laundry facility and valet and self-parking. The property offers 435 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Anaheim Marriott Suites property features an onsite Disney Desk that provides guests with information and the ability to buy tickets for admission into the Disneyland Resort. The property also provides a shuttle service to the Disneyland Resort that runs every 20 minutes until 11:30pm.

According to the loan sponsors, from 2003 to 2016, approximately $9.1 million was spent on capital expenditures ($24,595 per room). Improvements include approximately $1.8 million in soft good replacements in 2011, approximately $1.5 million in guest room soft good upgrades, corridor upgrades and Starbucks renovations in 2013, $723,607 in restaurant upgrades in 2015 and approximately $1.2 million in lobby renovations, bed replacements, fitness equipment and other various upgrades in 2016. Since 2013, the property has outperformed its competitive set in occupancy, posting an average annual occupancy penetration rate of 108.7%.

According to the appraisal, the Anaheim Marriott Suites property generates approximately 86% of its room revenue from transient demand, which includes both commercial and leisure transient business and 14% from meeting and group demand.

Environmental. According to a Phase I environmental assessment dated December 16, 2016, there was no evidence of any recognized environmental conditions at the Anaheim Marriott Suites property.

The Market. The Anaheim Marriott Suites property is located in Garden Grove, Orange County, California, adjacent to the City of Anaheim. Anaheim is the second largest city in Orange County and the 10th most populous city in California with more than 350,000 estimated residents in 2015. Los Angeles International Airport is located approximately 25 miles to the northwest of the property. The property is located near Interstate 5, a major north/south highway providing access to San Diego, downtown Los Angeles, Sacramento and Seattle, Washington. Within a five-mile radius, the 2016 estimated population and average household income is 857,654 and $71,933, respectively. The neighborhood surrounding the property consists of a convention center, amusement parks, restaurants, hotels, and retail shopping centers.

Walt Disney Corporation is the largest employer in Orange County and is one of the largest demand generators for the property. Disneyland Resort, approximately 2.9 miles north of the property, features two theme parks, three hotels, and a shopping and entertainment area. Disneyland Park, the only theme park designed and built under the direct supervision of Walt Disney, has attracted

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over 650 million visitors since it opened in 1955, the largest cumulative attendance of any other theme park in the world, featuring over 60 major attractions. The Disneyland property underwent a significant expansion in 2001 with the addition of Disney’s California Adventure. Disneyland Resort is currently constructing Star Wars Land, a 14-acre theme park that is slated for completion in December 2018. According to a third party report from 2016, Disneyland Park attracted approximately 18.3 million visitors in 2015, while Disney California Adventure attracted approximately 9.4 million visitors. The Anaheim market is also driven by the Anaheim Convention Center, located approximately 1.4 miles north of the property. The Anaheim Convention Center is the largest convention center on the West Coast and is currently undergoing a 200,000-square-foot expansion project as well as the addition of a 1,350-space underground parking structure, expected to be completed in September 2017. The expansion will provide the convention center with over 1.0 million square feet of exhibit space. Other developments and attractions in the area include Universal Studios, Anaheim’s Garden Walk, Knott’s Berry Farm, the Discovery Science Center, Anaheim’s Angel Stadium, and the Anaheim Regional Transportation Intermodal Center.

There is currently a 352-room, select service Cambria Suites hotel under construction located approximately 1.7 miles northeast of the property with an estimated delivery date in January 2019 and a 466-room, full service JW Marriott hotel under construction located approximately 1.4 miles northeast of the property with an estimated delivery date in January 2020. The appraisal considers these hotels as secondary competition given the expected lower select service level of the Cambria Suites along with its location off of Harbor Boulevard and the luxury, full service level of the JW Marriott. The appraisal does not identify any additional properties that are currently under construction that are expected to be competitive with the property.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Anaheim Marriott Suites(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	77.7%	$125.41	$97.41	83.1%	$113.62	$94.39	107.0%	90.6%	96.9%
2014	77.0%	$133.20	$102.60	85.2%	$121.65	$103.60	110.6%	91.3%	101.0%
2015	80.0%	$141.26	$113.00	86.9%	$130.02	$113.03	108.6%	92.0%	100.0%
TTM(4)	81.3%	$145.35	$118.12	87.9%	$132.04	$116.04	108.1%	90.8%	98.2%
(1)	Data provided by a third-party information provider. The competitive set contains the following properties: Doubletree Anaheim Orange County, Sheraton Park Hotel @ The Anaheim Resort, Hyatt Regency Orange County, Embassy Suites Anaheim Orange, Wyndham Anaheim Garden Grove and Embassy Suites Anaheim South.

(2)	Based on operating statements provided by the borrower, with the exception of TTM, which is based on data provided by a third-party information provider.

(3)	Penetration Factor is calculated based on data provided by a third-party information provider for the competitive set and the operating statements provided by the borrower for the mortgaged property, with the exception of TTM, which is based on data provided by a third-party information provider.

(4)	TTM represents the trailing 12-month period ending on November 30, 2016.

Competitive Hotels (1)
				2016 Estimated Market Mix		2016 Estimated Operating Statistics

Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting & Group	Occ.	ADR	RevPAR
Anaheim Marriott Suites	371	2002	9,727	86%	14%	88.2%	$130.60	$115.23
Embassy Suites Anaheim South Disneyland	375	2001	10,812	85%	15%	80-85%	$150-160	$130-140
DoubleTree by Hilton Suites Anaheim Resort Convention Center	251	2006	7,500	80%	20%	85-90%	$150-160	$130-140
Wyndham Anaheim Garden Grove	376	2000	36,000	85%	15%	75-80%	$110-115	$85-90
Total(2)	1,002
(1)	Based on the appraisal, except for the “2016 Estimated Operating Statistics” for Anaheim Marriott Suites, which are based on the operating statements provided by the borrower.

(2)	Excludes the Anaheim Marriott Suites property.

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Operating History and Underwritten Net Cash Flow
	2013	2014	2015	2016	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	83.1%	85.2%	86.9%	88.2%	88.0%
ADR	$113.62	$121.65	$130.02	$130.60	$130.60
RevPAR	$94.39	$103.60	$113.03	$115.23	$114.93

Room Revenue	$12,782,417	$14,028,984	$15,305,459	$15,646,723	$15,562,878	$41,948	76.6%
Food & Beverage Revenue	3,206,094	3,205,034	3,579,039	3,628,529	3,609,085	9,728	17.8
Other Departmental Revenue	748,621	879,317	1,047,845	1,154,890	1,148,701	3096	5.7
Total Revenue	$16,737,132	$18,113,335	$19,932,343	$20,430,142	$20,320,665	$54,773	100.0%

Room Expense	$3,066,602	$3,186,288	$3,558,410	$3,595,151	$3,575,886	$9,639	23.0%
Food & Beverage Expense	2,295,289	2,389,222	2,504,982	2,644,128	2,629,959	7,089	72.9
Other Departmental Expenses	332,095	315,110	239,447	239,185	237,903	641	20.7
Departmental Expenses	$5,693,986	$5,890,620	$6,302,839	$6,478,464	$6,443,748	$17,369	31.7%

Departmental Profit	$11,043,146	$12,222,715	$13,629,504	$13,951,678	$13,876,916	$37,404	68.3%

Operating Expenses	$4,411,907	$4,813,606	$5,251,341	$5,411,346	$5,388,790	$14,525	26.5%
Gross Operating Profit	$6,631,239	$7,409,109	$8,378,163	$8,540,332	$8,488,126	$22,879	41.8%

Management Fees	$502,039	$545,328	$643,199	$576,523	$609,620	$1,643	3.0%
Property Taxes	730,331	745,756	736,045	795,468	793,337	2,138	3.9
Property Insurance	382,859	337,482	274,277	272,723	182,974	493	0.9
Total Other Expenses	$1,615,229	$1,628,566	$1,653,521	$1,644,714	$1,585,930	$4,275	7.8%

Net Operating Income	$5,016,010	$5,780,543	$6,724,642	$6,895,618	$6,902,196	$18,604	34.0%
FF&E	836,733	906,544	995,888	1,020,960	1,015,489	2,737	5.0
Net Cash Flow	$4,179,277	$4,873,999	$5,728,754	$5,874,658	$5,886,707	$15,867	29.0%
(1)	Per Room values are based on 371 guest rooms.

(2)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

The Borrower. The borrowing entity for the Anaheim Marriott Suites Whole Loan is Landmark Marriott Suites, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Anaheim Marriott Suites Whole Loan. Mark B. David, Richard H. Packard and Lauren Packard are the guarantors of certain nonrecourse carve-outs under the Anaheim Marriott Suites Whole Loan. They are also the guarantors under the completion guaranty that was delivered in connection with the Anaheim Marriott Suites Whole Loan.

The Loan Sponsors. The loan sponsors are Mark B. David, Richard H. Packard and Lauren Packard. Mark B. David is the Chairman and CEO of Landmark Companies, LLC (“Landmark”), a diversified real estate development company founded in 1982. Landmark develops thousands of single family homes, condominiums, apartment units, hotel rooms, seniors’ master planned golf course community and various other senior housing. Landmark is currently a franchisee of Marriott International, Hilton Hotels Corporation, and Starbucks. Richard H. Packard is currently the President and Chief Operating Officer of Landmark and is responsible for the day to day management of the company.

Property Management. The property is managed by Dow Anaheim LLC, a subsidiary of Dow Hotel Company, LLC (“DHC”), each a Washington limited liability company.

Franchise Agreement. The property has a franchise agreement with Marriott International, Inc., a Delaware corporation. The current franchise agreement is effective as of November 13, 2004 for a term of 30 years, with an expiration date of November 13, 2034. Among other fees, the franchise agreement provides for a royalty fee based on 6.0% of gross room revenues, a 3.0% fee based on gross food and beverage sales, and a marketing fee based on 1.0% of gross room revenues.

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Escrows and Reserves. At origination, the borrower deposited into escrow $1,300,000 for the construction, development, replacement, renovation, and/or rehabilitation of improvements at the property in order to comply with the borrower’s responsibilities under the franchise agreement (the “Renovation Project Work”), $171,890 for real estate taxes and $54,892 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $66,111.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $15,248.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to the greater of (a) 1/12 of (i) 0.5% of gross revenues from operations at the property for the immediately preceding calendar year as determined by the lender, prior to the Renovation Project Completion Date (as defined below) and (ii) 5.0% of gross revenues from operations at the property for the immediately preceding calendar year as determined by the lender, on or after the Renovation Project Completion Date and (b) the aggregate amount, if any, required to be reserved under the management agreement and/or franchise agreement for annual capital expenditures set forth in the approved annual budget or as approved by the lender.

Seasonality Reserves – Beginning in the calendar year 2017, monthly seasonality reserve payments in the amount of $14,167 will be collected in the months of March, April, May, June, July and August. Beginning in the calendar year 2018 and thereafter, the seasonality reserve will be recalculated annually based on the most recent trailing 12-month financials, and replenished (if necessary) to the recalculated amount through as many monthly deposits as are required in March through August of the following year.

PIP Reserves – In the event the borrower is required to complete a property improvement plan, the borrower is required to deposit 110.0% of any amounts reasonably estimated by the lender to complete the plan. On each monthly payment date during a PIP Triggering Event (as defined below), any amount deposited in the PIP reserve will be held by the lender as additional collateral for the Anaheim Marriott Suites Whole Loan.

Renovation Project Reserves – On a monthly basis, the borrower is required to deposit (a) prior to the Renovation Project Completion Date, 1/12 of 5.0% of gross revenues from operations at the property for the immediately preceding calendar year as determined by the lender and (b) on the monthly payment date of the month that is 24 months prior to the completion date as set forth in the renovation plans and on each monthly payment date thereafter until (i) the amount in the renovation project account equals or exceeds 110% of the remaining renovation project costs (provided that the borrower shall be given credit for the 12 months of scheduled monthly deposits to such account that follow such excess cash sweep commencement date) or (ii) the borrower posts with the lender, a letter of credit in an amount equal to the renovation project shortfall (prior to the occurrence of (i) or (ii), collectively, a “Renovation Project Excess Cash Flow Triggering Event”), an additional amount equal to the renovation project excess cash flow, of which sums shall be held by the lender as additional collateral for the Anaheim Marriott Suites Whole Loan. In addition, the guarantors have provided a completion guaranty in connection with the renovation project, and have agreed to maintain a combined minimum net worth and liquidity of $30.0 million and $5.0 million, respectively.

The “Renovation Project Completion Date” means (i) the completion of the Renovation Project Work in accordance with the loan documents, (ii) the receipt by the lender of evidence satisfactory to the lender that confirms the franchisor has approved and accepted the completion of the Renovation Project Work and (iii) the borrower pays in full, all costs and expenses related to the performance and/or completion of the Renovation Project Work.

A “PIP Triggering Event” means (i) the franchisor giving notice of its intent to terminate the franchise agreement, (ii) the occurrence of an event of default under the franchise agreement, (iii) the occurrence of a bankruptcy or insolvency of the franchisor, (iv) the date that is 18 months prior to the then applicable expiration date under the franchise agreement or (v) the requirement of any PIP work.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to deliver written instructions to both tenants and credit card companies to deposit all revenues into the lockbox account controlled by the lender. In the absence of a Triggering Event (as defined below), the funds in the lockbox account will be swept daily into an account controlled by the borrower. Upon the occurrence of a Triggering Event, all funds on deposit in the lockbox account are swept on a daily basis into a cash management account controlled by the lender and disbursed during each interest period of the term of the Anaheim Marriott Suites Whole Loan in accordance with the Anaheim Marriott Suites Whole Loan documents.

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A “Triggering Event” means (i) the occurrence of an event of default, (ii) any bankruptcy action by the borrower, guarantors or property manager, (iii) the debt service coverage ratio (as calculated in accordance with the Anaheim Marriott Suites Whole Loan documents) based on the trailing 12-month period immediately preceding the date of determination is less than 1.20x, (iv) the occurrence of a PIP Triggering Event or (v) the occurrence of a Renovation Project Excess Cash Flow Triggering Event.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Hyatt Place Charlotte Downtown

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	3.2%	Net Rentable Area (Rooms)(1):	172
Loan Purpose:	Acquisition	Location:	Charlotte, NC
Borrower:	Charlotte HP, LLC	Year Built / Renovated:	2013 / N/A
Sponsors:	Nishith Kumar Patel and Gautam B. Patel	Occupancy / ADR / RevPAR:	80.4% / $145.67 / $117.15
Interest Rate:	5.50300%	Occupancy / ADR / RevPAR Date:	12/31/2016
Note Date:	1/31/2017	4th Most Recent NOI (As of)(2):	NAP
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of):	$2,098,187 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$2,925,971 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$3,181,737 (12/31/2016)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	80.4% / $145.67 / $117.15
Amortization Type:	Balloon	UW Revenues:	$8,401,316
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$5,205,579
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,195,737
Additional Debt:	N/A	UW NCF:	$2,859,685
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$42,000,000 / $244,186
Additional Debt Type:	N/A	Appraisal Date:	12/31/2016

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$156,977
Taxes:	$49,042	$24,251	N/A	Maturity Date Loan / Room:	$131,099
Insurance:	$0	$6,478	N/A	Cut-off Date LTV:	64.3%
FF&E Reserves:	$15,000	4% of Gross Revenues	N/A	Maturity Date LTV:	53.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.55x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	65.3%	Purchase Price	$40,850,000	98.8%
Sponsor Equity	14,354,627	34.7	Closing Costs	440,585	1.1
			Upfront Reserves	64,042	0.2
Total Sources	$41,354,627	100.0%	Total Uses	$41,354,627	100.0%

(1)	The Hyatt Place Charlotte Downtown property consists of six of eight condo units which include the hotel lobby, 6,598 square feet of commercial space, the 172 guestrooms and 8,128 of restaurant space on the top floor.

(2)	The 4th Most Recent NOI is unavailable as the Hyatt Place Charlotte Downtown property opened in 2013.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hyatt Place Charlotte Downtown loan has an outstanding principal balance as of the Cut-off Date of $27.0 million and is secured by a first mortgage lien on the fee simple interest in a 172-room, full service hotel located in Charlotte, North Carolina. The loan has a 10-year term and will amortize on a 30-year schedule.

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The Property. The Hyatt Place Charlotte Downtown is a 172-room full service hotel located on the 7th – 14th floors of the 21-story mixed use development in Charlotte, North Carolina. The collateral for the Hyatt Place Charlotte Downtown loan includes six of the eight condominium units within the development, including all guestrooms, which are located on the 7th – 9th and 11th – 14th floors, the lobby on floor 10, 6,598 square feet of commercial space currently leased to Windstream and 8,128 square feet of restaurant space currently leased to Fahrenheit on the top floor. The remaining condominium units not included in the Hyatt Place Charlotte Downtown collateral include residential units located on floors 15 through 20 and two penthouse units located on the top floor. Since opening in 2013, the Hyatt Place Charlotte Downtown property has had occupancy rates increase to 80.4% as of December 31, 2016.

The Hyatt Place Charlotte Downtown property has 172 rooms, including 92 king rooms, 49 queen/queen rooms and 31 suites. Amenities at the property include 2,035 square feet of meeting space which is divisible into three sections, an outdoor rooftop pool, a 24-hour fitness center, two restaurants, free Wi-Fi, lobby workstations and a grab-and-go counter. The hotel offers 77 garage parking spaces for its guests which are located on the second and third floor of the development.

The Hyatt Place Charlotte Downtown property features two restaurants, Fahrenheit and Guest Kitchen. Fahrenheit, a leased restaurant featuring an award winning chef, Rocco Whalen leases 8,128 square feet on the open-air rooftop through March 2024. Fahrenheit accommodates up to 300 people for seated events or 400 for receptions, offers panoramic city views, an outdoor terrace and room service to hotel guests, an amenity not typical of a Hyatt Place. Guest Kitchen is hotel-owned and located on the east side of the lobby offering complimentary breakfast and a coffee-to-cocktails bar. The Hyatt Place Charlotte Downtown property also features one office tenant, Windstream. Windstream leases office space of 6,598 square feet through July 2023.

Environmental. According to a Phase I environmental assessment dated December 28, 2016 there was no evidence of any recognized environmental conditions at the Hyatt Place Charlotte Downtown property.

The Market. The Hyatt Place Charlotte Downtown hotel is located in the Charlotte central business district. The Hyatt Place Charlotte Downtown hotel is in close proximately of the Charlotte Convention Center, NASCAR Hall of Fame, EpiCentre, Spectrum Center, Mecklenburg County Aquatic Center and New Gallery of Modern Art. In addition, the Hyatt Place Charlotte Downtown hotel is in proximity to corporate offices including Bank of America, Wells Fargo, Duke Energy, Hearst Corporate and Chiquita. Wells Fargo and Bank of America are the two largest corporate accounts at the Hyatt Place Charlotte Downtown property, representing 12.6% of room revenue for 2015 in the aggregate. Access is provided to the Hyatt Place Charlotte Downtown property from Interstate 277 to the south and is 15 minutes by car from Charlotte Douglass International Airport.

The appraisal identified four proposed properties scheduled to open between 2017 and 2018 that are under construction expected to have some degree of competitive interaction with the Hyatt Place Charlotte Downtown property. The uptown area of Charlotte currently has approximately 2.9 million square feet of office space and approximately 2,000 additional residential units planned to be added over the next five years. Demand is currently generated by 13.5 million square feet of occupied office space, nearby convention activity and increased leisure travel to Charlotte evidenced by six consecutive years of airport passenger traffic growth. A third party research report indicated that primary and secondary competitors to the property have experienced seven consecutive years of ADR and RevPAR growth.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hyatt Place Charlotte Downtown(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	75.7%	$138.67	$105.03	72.6%	$127.03	$92.19	95.9%	91.6%	87.8%
2015	74.6%	$145.89	$108.83	79.0%	$139.90	$110.46	105.9%	95.9%	101.5%
2016	73.1%	$150.99	$110.39	80.4%	$145.67	$117.15	110.0%	96.5%	106.1%
(1)	Data provided by a third-party information provider. The competitive set contains the following properties: Holiday Inn Charlotte Center City, Hilton Garden Inn Charlotte Uptown, Hampton Inn Charlotte Uptown, Courtyard by Marriott Charlotte City and Aloft Hotel Charlotte Uptown at the EpiCentre.

(2)	Based on operating statements provided by the borrower.

(3)	Penetration Factor is calculated based on data provided by a third-party information provider for the competitive set and the operating statements provided by the borrower for the mortgaged property.

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Competitive Hotels(1)
			2016 Estimated Market Mix
Property	Rooms	Year Built	Commercial	Leisure	Meeting & Group
Hyatt Place Charlotte Downtown	172	2013	65%	20%	15%
Aloft Charlotte Uptown at the EpiCentre	175	2009	60%	25%	15%
Courtyard by Marriott Charlotte City Center	181	2001	60%	25%	15%
Hilton Garden Inn Charlotte Uptown	181	2001	70%	15%	15%
Total(2)	537
(1)	Based on the appraisal, except for the “2016 Estimated Market Mix” for Hyatt Place Charlotte Downtown, which are based on the 2016 operating statements provided by the borrower.

(2)	Excludes the Hyatt Place Charlotte Downtown property.

Operating History and Underwritten Net Cash Flow(1)
	2014	2015	2016	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	72.6%	79.0%	80.4%	80.4%
ADR	$127.03	$139.90	$145.67	$145.67
RevPAR	$92.19	$110.46	$117.15	$117.15

Room Revenue	$5,787,650	$6,934,736	$7,374,804	$7,374,804	$42,877	87.8%
Food & Beverage Revenue	314,499	314,671	346,217	346,217	2,013	4.1
Other Departmental Revenue(4)	536,501	649,147	671,461	680,295	3,955	8.1
Total Revenue	$6,638,650	$7,898,554	$8,392,482	$8,401,316	$48,845	100.0%

Room Expense	$1,678,918	$1,882,100	$2,027,189	$2,027,189	$11,786	27.5%
Food & Beverage Expense	232,491	234,421	254,673	254,673	1,481	73.6
Other Departmental Expenses	5,983	5,526	7,837	7,837	46	1.2
Departmental Expenses	$1,917,392	$2,122,047	$2,289,699	$2,289,699	$13,312	27.3%

Departmental Profit	$4,721,258	$5,776,507	$6,102,783	$6,111,617	$35,533	72.7%

Operating Expenses	$2,086,588	$2,421,719	$2,538,338	$2,494,465	$14,503	29.7%
Gross Operating Profit	$2,634,671	$3,354,788	$3,564,445	$3,617,152	$21,030	43.1%

Property Taxes	$276,984	$285,680	$285,680	$285,680	$1,661	3.4%
Property Insurance	102,230	86,393	84,706	77,735	452	0.9
Other Fixed Expenses	157,270	56,744	12,322	58,000	337	0.7
Total Fixed Expenses	$536,484	$428,817	$382,708	$421,415	$2,450	5.0%

Net Operating Income	$2,098,187	$2,925,971	$3,181,737	$3,195,737	$18,580	38.0%
FF&E	220,790	262,176	279,212	336,053	1,954	4.0
Net Cash Flow	$1,877,397	$2,663,795	$2,902,525	$2,859,685	$16,626	34.0%

(1)	2013 financial information is unavailable as the Hyatt Place Charlotte Downtown property was built in 2013.

(2)	Per Room values are based on 172 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

(4)	Other Departmental Revenue consists primarily of rental income for the Fahrenheit restaurant, the office tenant and parking revenue.

The Borrower. The borrowing entity for the Hyatt Place Charlotte Downtown loan is Charlotte HP, LLC, a North Carolina limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Place Charlotte Downtown loan. Nishith Kumar Patel and Gautam B. Patel are the guarantors of certain nonrecourse carve-outs under the Hyatt Place Charlotte Downtown loan.

A-3-96

Annex A-3	BBCMS 2017-C1

Hyatt Place Charlotte Downtown

The Loan Sponsor. The loan sponsors are Nishith Kumar Patel (“Nish Patel”) and Gautam B. Patel. Nish Patel serves as president and principal of Beacon Investment Management Group (“Beacon”). Beacon has built, renovated and operated hotels in the Southeastern United States since 1995.

Property Management. The hotel portion of the property is managed by Beacon IMG, Inc., a North Carolina corporation and an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with Hyatt Place Franchising, L.L.C. The current franchise agreement is effective as of January 31, 2017 for a term of approximately 21 years, with an expiration date of January 31, 2038. The franchise agreement provides for a monthly royalty fee of 5.0% of gross room revenues for the preceding calendar month and a monthly marketing, central reservations and technology fee equal to 3.5% of gross room revenues for the preceding calendar month.

Escrows and Reserves. At origination, the borrower deposited into escrow $49,042 for real estate taxes and $15,000 for condominium capital expenditures held in an FF&E reserve account.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $24,251.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $6,478.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to the greater of 1/12 of 4.0% of gross revenues for the hotel related operations at the property for the immediately preceding calendar year as determined by the lender and the amount required by the franchise agreement.

PIP Reserves – In the event the borrower is required to complete a property improvement plan, the borrower is required to deposit 100% of any amounts reasonably estimated by the lender to complete the plan.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants and credit card companies instructing them to deposit all rents and revenues received into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be subject to the direction of the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” means the occurrence of (i) an event of default, (ii) a Low DSCR Period (as defined below), (iii) the borrower failing to satisfy any PIP requirements or make the PIP deposit or (iv) the expiration or termination of the franchise agreements and expiring upon, with regards to, (i) a cure of the event of default, (ii) a Low DSCR Period ceases to exist, (iii) all PIP requirements have been completed or (iv) the property becomes subject to a replacement franchise agreement approved by lender.

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters that the debt service coverage ratio as calculated in the mortgage loan documents based on the trailing 12-month period is less than 1.15x and ending on the last day of any two consecutive calendar quarters thereafter that the debt service coverage as calculated in the mortgage loan documents based on the trailing 12-month period is greater than or equal to 1.20x.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Condominium. The Hyatt Place Charlotte Downtown property is subject to a condominium regime. The Hyatt Place Charlotte Downtown property consists of six units of an eight-unit condominium regime. The remaining two residential condominium units are not owned by the Hyatt Place Charlotte Downtown borrower and are not collateral for the Hyatt Place Charlotte Downtown loan. The borrower has a 51.5% interest in the common elements and a 51.2% voting interest, which provides control over the condo board. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium Interest” in the Prospectus for additional information.

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Annex A-3	BBCMS 2017-C1

State Farm Data Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(2):	$25,000,000	Property Type — Subtype:	Office – Data Center
Cut-off Date Principal Balance(2):	$25,000,000	Net Rentable Area (SF):	193,953
% of IPB:	2.9%	Location:	Olathe, KS
Loan Purpose(3):	Acquisition/Refinance	Year Built / Renovated:	2016 / N/A
Borrower:	JDM III SF Kansas City DC, LLC	Occupancy:	100.0%
Sponsor:	JDM Partners Opportunity Fund III LLC	Occupancy Date:	2/6/2017
Interest Rate(4):	4.64000%	4th Most Recent NOI (As of)(6):	NAP
Note Date:	1/11/2017	3rd Most Recent NOI (As of)(6):	NAP
Anticipated Repayment Date(4):	2/6/2027	2nd Most Recent NOI (As of)(6):	NAP
Interest-only Period:	120 months	Most Recent NOI (As of)(6):	NAP
Original Term:	120 months	UW Economic Occupancy:	98.0%
Original Amortization Term:	None	UW Revenues:	$9,320,149
Amortization Type:	ARD-Interest Only	UW Expenses:	$186,403
Call Protection(5):	L(24),Grtr1%orYM(92),O(4)	UW NOI:	$9,133,746
Lockbox / Cash Management:	Hard / In-Place	UW NCF:	$9,104,653
Additional Debt:	Yes	Appraised Value / Per SF(7):	$128,000,000 / $660
Additional Debt Balance:	$55,000,000	Appraisal Date:	10/20/2016
Additional Debt Type:	Pari Passu

Escrows and Reserves	Financial Information(2)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$412
Taxes(8):	$0	Springing	N/A	Maturity Date Loan / SF:	$412
Insurance(8):	$0	Springing	N/A	Cut-off Date LTV(7):	62.5%
Replacement Reserves(8):	$0	Springing	$58,186	Maturity Date LTV(7):	62.5%
TI/LC(8):	$0	Springing	$969,765	UW NCF DSCR:	2.42x
Other(8):	$0	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$80,000,000	63.4%	Purchase Price	$125,323,476	99.4%
Sponsor Equity	46,137,373	36.6	Closing Costs	813,897	0.6
Total Sources	$126,137,373	100.0%	Total Uses	$126,137,373	100.0%

(1)	The State Farm Data Center Whole Loan (as defined in “The Loan” below) was originated by Deutsche Bank AG, New York Branch (“DBNY”). UBS AG acquired Note A-2, with an original principal amount of $25.0 million, from DBNY and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Prospectus.

(2)	The State Farm Data Center loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $80.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $80.0 million State Farm Data Center Whole Loan.

(3)	For a description of the loan purpose, please refer to “The Loan” below.

(4)	For a description of the Anticipated Repayment Date, Maturity Date and post-Anticipated Repayment Date accruals, please refer to “The Loan” below.

(5)	With respect to any condemnation while the State Farm Mutual Automobile Insurance Company (“State Farm”) lease is in full force and effect, subject to REMIC requirements, the borrower has the right, which must be exercised no later than six months after the condemnation, to elect, (x) to prepay the State Farm Data Center Whole Loan in an amount equal to 100% of the amount of the applicable net proceeds or (y) solely in the event of a condemnation of all of the State Farm Data Center property resulting in the termination of the State Farm lease, to prepay the State Farm Data Center Whole Loan in full, in each case without payment of any prepayment consideration.

(6)	Historical cash flows are not applicable as the State Farm Data Center property was constructed in 2016.

(7)	The Appraised Value / Per SF, Cut-off Date LTV, and Maturity Date LTV is based on the “as-is” Appraised Value of $128.0 million as of October 20, 2016. The appraisal concluded an “as dark” appraised value of $87.0 million, which represents a Cut-off Date LTV and Maturity Date LTV of 92.0%.

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Annex A-3	BBCMS 2017-C1

State Farm Data Center

(8)	If the State Farm Data Center property is no longer leased to State Farm or a Major Tenant Trigger Event (as defined herein) has occurred and is continuing (or if any other waiver conditions specified in the State Farm Data Center loan documents are not satisfied), on each monthly payment date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period, (ii) $2,424 into the replacement reserve, capped at $58,186 (which amount is subject to an increase of $0.30 per square foot of any expansion space constructed by State Farm pursuant to the State Farm lease) and (iii) $16,163 into the TI/LC reserve, capped at $969,765 (which amount is subject to an increase of $5.00 per square foot of any expansion space constructed by State Farm pursuant to the State Farm lease). Prior to the ARD (as defined herein), upon the occurrence and continuance of a Major Tenant Trigger Event, all excess cash flow will be required to be deposited into a major tenant TI/LC reserve, provided, the borrower may substitute letters of credit for funds in such major tenant TI/LC reserve. A “Major Tenant Trigger Event” will commence if (i) State Farm or any tenant that leases space comprising of 20% or more of either (x) the total net rentable area or (y) the total in-place base rent, of the State Farm Data Center property (“Major Tenant”) gives written notice of its intention to terminate or cancel its lease, (ii) on or prior to 18 months prior to the then applicable expiration date under its lease, a Major Tenant does not extend or renew its lease upon the terms therein or otherwise reasonably acceptable to the lender, (iii) on or prior to the date by which a Major Tenant is required under its lease to notify the landlord of its election to extend or renew its lease, such Major Tenant fails to give such notice, (iv) a monetary event of default under a Major Tenant lease occurs and continues for more than 60 days, (v) a material non-monetary event of default under a Major Tenant lease occurs and continues beyond the later of 90 days and any cure period under the lease, (vi) a bankruptcy or insolvency of a Major Tenant or any related lease guarantor occurs, (vii) a Major Tenant’s lease is terminated or no longer in full force and effect, or (viii) if a Major Tenant (or any related lease guarantor) is downgraded below “BBB-” (or the equivalent) by Moody’s, S&P or Fitch or any such rating is withdrawn.

The Loan. The State Farm Data Center loan, which is part of a larger split whole loan, has an outstanding principal balance as of the Cut-off Date of $25.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 193,953 square foot, office building located in Olathe, Kansas. The whole loan has an outstanding principal balance as of the Cut-off Date of $80.0 million (the “State Farm Data Center Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1, in the outstanding original principal balance of $55.0 million, was securitized in the CD 2017-CD3 Trust and serves as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee (or, prior to the occurrence and continuance of a control termination event for such trust by the directing certificateholder for such trust). Note A-2, with an original principal balance of $25.0 million, will be contributed to the BBCMS 2017-C1 Trust. The State Farm Data Center Whole Loan requires interest-only payments through the anticipated repayment date in February 2027 (“ARD”) and accrues interest at 4.64000% per annum (the “Initial Interest Rate”) through the ARD. The final maturity date is the due date in November 2031. If, as of the payment date immediately preceding the ARD or as of the ARD, (i) the State Farm lease is no longer in full force and effect, (ii) a Major Tenant Trigger Event has occurred and is continuing, or (iii) a Cash Sweep Event (as defined below) has occurred and is continuing, other than solely due to the ARD, the final maturity date of the State Farm Data Center Whole Loan will be, without notice and without requirement for any action on the part of the borrower or lender, the ARD. Subject to the foregoing, if the State Farm Data Center Whole Loan is not repaid in full on or prior to the ARD, the State Farm Data Center Whole Loan will accrue interest at a per annum rate equal to the greater of (i) a rate based on the interest rate swaps reported by the Federal Reserve, as determined on the business day ending immediately prior to the ARD, with a maturity most nearly approximating the final maturity date of the State Farm Data Center Whole Loan plus 2.00000% and (ii) the Initial Interest Rate plus 2.00000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the State Farm Data Center Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (i) first, to repay the principal balance of the State Farm Data Center Whole Loan and (ii) second, to the payment of the Accrued Interest. A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the State Farm Data Center Whole Loan, (ii) any bankruptcy action of the borrower, guarantor or any affiliated manager, (iii) the debt service coverage ratio falls below 1.75x as of the end of any calendar quarter, (iv) the borrower fails to prepay or repay the State Farm Data Center Whole Loan in full on or before the ARD or (v) the occurrence and continuance of a Major Tenant Trigger Event.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$55,000,000	CD 2017-CD3	Yes
A-2	$25,000,000	BBCMS 2017-C1	No
Total	$80,000,000

The proceeds of the State Farm Data Center Whole Loan, along with sponsor equity, were used to acquire the State Farm Data Center property for approximately $125.3 million (inclusive of retiring an existing bridge loan) in a sale-leaseback transaction with the sole tenant and pay closing costs. The borrowing entity for the State Farm Data Center Whole Loan is JDM III SF Kansas City DC, LLC, a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the State Farm Data Center Whole Loan. The loan sponsor and nonrecourse carve-out guarantor is JDM Partners Opportunity Fund III LLC.

JDM Partners is a real estate investment firm with projects in real estate, sports and entertainment venues and franchises. JDM Partners’ current portfolio of real estate investments includes properties in 16 states. JDM Partners was founded in 1983 by Jerry Colangelo, David Eaton, and Mel Shultz, who have over 100 years of collective real estate experience.

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Annex A-3	BBCMS 2017-C1

State Farm Data Center

The Property. The State Farm Data Center property is a 193,953 square foot data center set on a 20.1-acre site, located in Olathe, Kansas. Constructed in 2016 as a build-to-suit for State Farm and acquired by the borrower sponsor in a sale-leaseback transaction, the State Farm Data Center property serves as one of State Farm’s data centers. The State Farm Data Center property features approximately 60,515 square feet of raised floor space, approximately 11,000 square feet of office space and approximately 27,600 square feet of mechanical and electrical support space including an exterior service yard for emergency generators, electrical gear and mechanical equipment. According to the appraisal, the State Farm Data Center property has a critical IT load of 6.66 megawatts, which corresponds to an overall average density of 110 watts per square foot.

The State Farm Data Center property is supported by an uninterruptible power supply utilizing a 3N/2 configuration with expansion capability of up to 4N/3. The standardized electrical power delivery block consists of 2500 megavolt amperes utility paired with 2.5-megawatt generators. The mechanical cooling plant consists of a N+1 looped chilled water system with air cooled chillers. According to the appraiser, the State Farm Data Center property is classified as a turn-key data center, which is a physically secure facility with power and cooling point of delivery (“POD”) Architecture that has been optimized for green operation and the redundancy capabilities. POD Architecture promotes the energy efficiency needed for green data center operation and also allows tenants to take delivery of their POD space in 6-8 months versus the 24-month industry average.

As of February 6, 2017, the State Farm Data Center property is 100.0% occupied by State Farm (rated AA by S&P). State Farm’s lease commenced in November 2016 and State Farm is currently in possession and utilizing their space. The initial base rent is $42.00 per square foot on a triple-net basis with annual increases of 1.9% through the lease expiration date in November 2031. State Farm has three five-year renewal options remaining, with no termination or contraction options. State Farm is the largest provider of auto, home, and life insurance in the United States with over 65,000 employees and approximately 18,000 insurance agents servicing approximately 84.1 million policies and accounts, as of June 30, 2016. As of year-end 2015, State Farm reported total assets of approximately $138.50 billion with net income of approximately $2.14 billion compared to year-end 2014 total assets of approximately $138.80 billion with net income of approximately $1.05 billion.

State Farm may elect to expand the State Farm Data Center property by constructing a material addition of shell building space and improvements in such space (“Expansion Space”). If State Farm does so, it is required to be constructed at the tenant’s sole cost and expense. Upon substantial completion of the Expansion Space, the term of the lease could be extended as follows: (a) if substantial completion occurs during the initial term, the initial term will be extended for a period to be elected by the tenant in its sole discretion of the minimum number of years necessary for the term to expire at least 12 full years but no more than 15 full years from the date of substantial completion; in no event can the initial lease term be less than 12 years from the date of substantial completion of the Expansion Space or (b) if substantial completion occurs during any extension period, the extension period will be extended for a period to be elected by the tenant in its sole discretion of the minimum number of years necessary for the extension term to expire at least 10 full years but no more than 15 full years from the date of substantial completion. In either case, the extension period elected by the tenant will have no effect on State Farm’s rights to any unexercised renewal option. During any extension of the term resulting from the construction of the Expansion Space, the base rent will be subject to annual increases of 1.9%.

The Market. The State Farm Data Center property is located approximately 24.3 miles southwest of the Kansas City, Missouri central business district, within the Kansas City metropolitan statistical area (“MSA”). The Kansas City MSA is the second largest MSA in Missouri and the 30th largest in the United States. The market serves a role as a transportation and logistics hub given its central location in the United States. According to a third party market research report, the total population for Johnson county, the Kansas City MSA, and the state of Kansas are 584,915, 2,094,363, and 2,919,372, respectively. The average household income for Johnson county, the Kansas City MSA, and the state of Kansas are $102,072, $77,179, and $71,918, respectively. The State Farm Data Center property is located south of Highway 10 with access to the neighborhood from highways K-7 and K-10. Major employers in Olathe, Kansas include Honeywell Aerospace, Hallmark, Garmin International, Farmers Insurance Federal Credit Union, a US Bank data center and ALDI Divisional Office & Distribution Center.

The State Farm Data Center property is located within the Kansas City data center market. The Kansas City data center market consists of 28 active data centers operated by 20 providers. The total data center inventory in Kansas City is approximately 520,000 square feet powered by 76 megawatts. The total data center market share within Kansas City is operated by only a handful of providers including Cavern Technologies (29%), 1102 Grand (16%), Iron Mountain (11%), TierPoint (11%) and DataBank (7%), with other providers accounting for the remaining 26% of the market.

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Annex A-3	BBCMS 2017-C1

State Farm Data Center

According to the appraisal, Kansas City is considered an emerging data center market. Support for the data center demand in Kansas City is evidenced by the public-private efforts to transform Kansas City into a “Smart City.” In June 2015, a $15.7 million public-private partnership was formalized when Kansas City signed a strategic agreement with Cisco Systems, Inc. and its partners to develop a comprehensive smart city network. Smart City initiatives will help the city of Kansas City use real-time data to deliver basic services more efficiently through upgrades including interactive kiosks, free public WiFi, smart streetlights and sensors to provide efficiency. The State Farm Data Center property is well positioned due to its direct access to the highest concentration of fiber-optic cable in the Kansas City metro area.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
State Farm	NA / AA / NA	193,953	100.0%	$42.00	$8,146,026	100.0%	11/30/2031
Total		193,953	100.0%	$42.00	$8,146,026	100.0%

Vacant Space		0	0.0%
Collateral Total		193,953	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027 & Beyond	1	193,953	100.0	8,146,026	100.0	193,953	100.0%	$8,146,026	100.0%
Total	1	193,953	100.0%	$8,146,026	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring does not include $1,177,927 in straight-line rent based on the average of annual rent steps of 1.9% through the 15-year State Farm lease term.

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Annex A-3	BBCMS 2017-C1

State Farm Data Center

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,146,026	$42.00	85.7%
Straight-Line Rent(3)	1,177,927	6.07	12.4
Vacant Income	0	0.0	0.0
Gross Potential Rent	$9,323,953	$48.07	98.0%
Total Reimbursements	186,403	0.96	2.0
Other Rental Income	0	0.00	0.0
Net Rental Income	$9,510,356	$49.03	100.0%
(Vacancy/Credit Loss)(4)	(190,207)	(0.98)	(2.0)
Other Income	0	0.0	0.0
Effective Gross Income	$9,320,149	$48.05	98.0%

Total Expenses(5)	$186,403	$0.96	2.0%

Net Operating Income	$9,133,746	$47.09	98.0%

Total TI/LC, Capex/RR	29,093	0.15	0.3

Net Cash Flow	$9,104,653	$46.94	97.7%
Occupancy(6)	98.0%
(1)	Historical cash flows are not available as the State Farm Data Center property was constructed in 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Straight-Line Rent represents the average of annual rent steps of 1.9% through the 15-year State Farm lease term of $1,177,927.

(4)	Underwritten Vacancy/Credit Loss represents a 2.0% underwriting adjustment. As of the underwritten rent roll dated February 6, 2017, the State Farm Data Center property was 100.0% leased.

(5)	Total Expenses is comprised of a management fee underwritten to 2.0% of the Effective Gross Income. The State Farm Data Center property is managed by State Farm.

(6)	Underwritten Occupancy represents economic occupancy. The State Farm Data Center property was 100.0% occupied as of the underwritten rent roll dated February 6, 2017.

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Annex A-3	BBCMS 2017-C1

Connecticut Financial Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$22,750,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$22,750,000	Property Type - Subtype:	Office – CBD
% of IPB:	2.7%	Net Rentable Area (SF):	470,251
Loan Purpose:	Refinance	Location:	New Haven, CT
Borrower:	157 Church, LLC	Year Built / Renovated:	1990 / N/A
Sponsor:	Chase Financial Resources LLC	Occupancy(3):	84.1%
Interest Rate:	4.79750%	Occupancy Date:	1/1/2017
Note Date:	1/31/2017	4th Most Recent NOI (As of)(4):	$6,234,408 (12/31/2013)
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of):	$5,832,909 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$5,853,492 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$6,293,876 (TTM 12/31/2016)
Original Amortization Term:	360 months	UW Economic Occupancy(3):	88.0%
Amortization Type:	Balloon	UW Revenues(3):	$14,291,406
Call Protection(2):	L(24),Def(91),O(5)	UW Expenses:	$7,284,556
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,006,849
Additional Debt:	Yes	UW NCF:	$5,596,368
Additional Debt Balance:	$22,750,000	Appraised Value / Per SF:	$70,000,000 / $149
Additional Debt Type:	Pari Passu	Appraisal Date:	12/27/2016

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$411,453	$114,293	N/A	Maturity Date Loan / SF:	$79
Insurance:	$145,683	$15,175	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$5,878	N/A	Maturity Date LTV:	53.1%
TI/LC:	$0	$54,863	$2,000,000	UW NCF DSCR:	1.95x
Other(5):	$1,615,176	Springing	N/A	UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$45,500,000	62.0%	Payoff Existing Debt	$70,378,275	96.0%
Sponsor Equity	27,829,207	38.0	Upfront Reserves	2,172,312	3.0
Closing Costs	778,620	1.1
Total Sources	$73,329,207	100.0%	Total Uses	$73,329,207	100.0%

(1)	The Connecticut Financial Center loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $45.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $45.5 million Connecticut Financial Center Whole Loan.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $45.5 million Connecticut Financial Center Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Connecticut Financial Center Whole Loan. If such date has not occurred, but March 6, 2020 has occurred, then the borrower may prepay with yield maintenance premium.

(3)	Occupancy, UW Economic Occupancy and UW Revenues include two tenants that have executed leases, but have not yet taken occupancy, representing 28,134 square feet and approximately $732,696 of underwritten rent, and exclude one tenant, representing 1,335 square feet and approximately $18,000 of in-place base rent, which has a near term lease expiration and was underwritten as vacant. Additionally, UW Revenues also include underwritten contractual rent increases of $394,824 through July 2017 for non-investment grade tenants and through January 2018 for investment grade tenants.

(4)	4th Most Recent NOI is higher than other historical periods primarily due to Yale University converting its sublease with The United Illuminating Company to a direct lease with a 2014 base year. The United Illuminating Company paid a pro rata recovery with no base year.

(5)	At origination, the borrower was required to escrow $1,171,643 in outstanding tenant improvements and leasing commissions relating to G.S.A. Hearings & Appeals, outstanding tenant improvements relating to Yale University, and $443,533 in free rent obligations relating to Webster Bank, RGN-New Haven II, LLC, G.S.A. Hearings & Appeals and Yale University. G.S.A. Hearings & Appeals is expected to take occupancy of its space in September 2017 and Yale University is expected to take occupancy of its space in June 2017 and September 2017, with respect to 9,028 square feet and 5,834 square feet, respectively. During the occurrence and continuation of a Specified Tenant Trigger Event (as defined below), on each monthly payment date, the borrower is required to deposit with the lender all excess cash flow for tenant improvements and leasing commissions related to re-tenanting or extending the applicable Specified Tenant (as defined below) space at the property, as particularly set forth in the loan documents. A “Specified Tenant Trigger Event” will commence upon the earliest of (i) if a Specified Tenant gives notice of its intention to terminate or

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Connecticut Financial Center

cancel or not extend or renew its lease, (ii) if, on or prior to six months prior to the then applicable expiration date under its lease, a Specified Tenant does not extend or renew its lease upon terms and conditions set forth in its lease or upon other terms and conditions reasonably acceptable to the lender, (iii) if, by the date by which a Specified Tenant is required under its lease to notify the landlord of its election to extend or renew its lease, such Specified Tenant fails to give such notice, (iv) if a monetary or a material non-monetary event of default under a Specified Tenant lease occurs, (v) if the bankruptcy or insolvency of a Specified Tenant (or, if applicable, any lease guarantor) occurs, (vi) if a Specified Tenant lease terminates, or (vii) if a Specified Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the property (unless the Specified Tenant is an investment grade tenant which continues to perform the monetary obligations under its lease. In addition, with respect to any Specified Tenant that is (or whose lease guarantor is) a governmental authority or an agency or a division of any governmental unit, a “Specified Tenant Trigger Event” will commence upon the earliest of (i) if the applicable Specified Tenant (or, if applicable, any lease guarantor) fails to timely appropriate or procure sufficient funds to timely satisfy its obligations under the related lease (or, if applicable, any lease guaranty) or (ii) if the applicable Specified Tenant (or, if applicable, any lease guarantor) states or acknowledges in a public forum or otherwise admits in writing or gives notice to the borrower that it does not have sufficient funds to timely satisfy its obligations under the related lease (or, if applicable, any lease guaranty). Notwithstanding anything to the contrary, in the event that a Specified Tenant is a tenant under more than one lease at the property, a Specified Tenant Trigger Event shall, only with respect to clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of “Specified Tenant Trigger Event,” be deemed to occur if such Specified Tenant Trigger Event occurs under one or more of the lease(s) of such Specified Tenant, which individually or in the aggregate comprise 20% or more of either (i) the total in-place base rent at the property or (ii) the total rentable square footage at the property. If the Connecticut Financial Center Whole Loan has a debt service coverage ratio of at least 1.20x, the Specified Tenant cash sweep is capped at $30 per square foot of applicable space. A “Specified Tenant” is any tenant or replacement tenant, together with its affiliates, (a) leasing 20% or more of the total rentable square footage at the property or (b) pays 20% of more of the total in-place base rent at the property. All G.S.A. and Yale University affiliates are not aggregated to qualify as Specified Tenants.

The Loan. The Connecticut Financial Center loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 27-story, 470,251 square foot, Class A office building located in the central business district (“CBD”) of New Haven, Connecticut. The whole loan has an outstanding principal balance as of the Cut-off Date of $45.5 million (the “Connecticut Financial Center Whole Loan”), and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1 has an outstanding principal balance as of the Cut-off Date of $22,750,000 and is being contributed to the BBCMS 2017-C1 Trust. Note A-2 and Note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $22,750,000, are expected to be contributed to future securitization trusts. Note A-2 serves as the controlling note under the related co-lender agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the BBCMS 2017-C1 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the related directing certificateholder prior to a control termination event). Prior to the time that Note A-2 is securitized, the Connecticut Financial Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2017-C1 Trust. From and after the securitization of Note A-2, the Connecticut Financial Center Whole Loan will be serviced pursuant to the pooling and servicing agreement related to such securitization. The Connecticut Financial Center Whole Loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the loan is 157 Church, LLC, a Connecticut limited liability company and special purpose entity with two independent directors in its ownership structure. The loan sponsor and nonrecourse carve-out guarantor is Chase Financial Resources LLC. The previously existing debt was securitized in the BACM 2007-2 transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$22,750,000	BBCMS 2017-C1	No
A-2	11,375,000	UBS AG	Yes
A-3	11,375,000	UBS AG	No
Total	$45,500,000

The Property. The Connecticut Financial Center property is a 27-story, 470,251 square foot, Class A office building located in the CBD of New Haven, Connecticut. The property was built in 1990 and comprises 449,306 square feet of office space (95.5% of the net rentable area), 9,645 square feet of ground-level retail space (2.1% of the net rentable area), 8,361 square feet of storage space (1.8% of the net rentable area) and 2,939 square feet of mezzanine-level other space (0.6% of the net rentable area), including a 1,044 square foot fitness center, all set on a 48,264 square foot parcel of land. The Connecticut Financial Center property also contains a nine-level parking garage providing 666 parking spaces with a gross area of 288,513 square feet, as well as an off-site parking lot that provides 101 parking spaces with a gross area of 33,787 square feet, for a total of 767 parking spaces resulting in a parking ratio of approximately 1.6 spaces per 1,000 square feet. The floor plates vary in size from 18,243 to 20,450 square feet and are functional for single or multi-tenancy.

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As of January 1, 2017, the property was 84.1% occupied by 18 tenants. The largest tenant at the property, Yale University, leases 18.0% of the net rentable area, including two spaces, accounting for 3.2% of the net rentable area, that Yale University has executed leases on, but has not yet taken occupancy. Yale University leases multiple spaces at the property with 3,611 square feet expiring in July 2019, 9,028 square feet expiring in May 2022 and 71,803 square feet expiring in May 2027. Yale University accounts for 16.9% of the underwritten base rent and has one 10-year renewal option remaining on its 65,969 space on the eighth, ninth, tenth and eleventh floors and one two-year renewal option remaining on its 3,611 square foot space on the seventeenth floor. The second largest tenant, G.S.A. US Attorney’s Office, leases 12.5% of the net rentable area through April 2022 and has been a tenant at the property since May 1992. G.S.A. US Attorney’s Office currently pays an amortization component representing the repayment of tenant improvement funds previously disbursed, as part of its total rental payment equal to $305,897 per year. As such, this amount has been excluded from the underwritten base rent. G.S.A. US Attorney’s office accounts for 19.5% of the underwritten base rent. The third largest tenant, The United Illuminating Company, leases 10.9% of the net rentable area through June 2022 and has occupied its space since June 1992. The United Illuminating Company occupies 49,307 square feet of office space and 2,000 square feet of storage space and has two five-year renewal options remaining.

The Market. The property is located along Church Street in the CBD of New Haven, Connecticut adjacent to New Haven City Hall, Federal Plaza and the New Haven Green, which borders Yale University. The property is located approximately 75 miles northeast of New York City, 137 miles southwest of Boston and 39 miles south of Hartford, the state capital. New Haven is home to Yale University, the city’s largest employer and the third-oldest institution of higher education in the United States, with over 12,000 students and over 9,000 employees. The property is part of Federal Plaza, a pedestrian concourse connecting the property to City Hall, the federal district courthouse, the Robert N. Giaimo Federal Building, and the New Haven Hall of Records. The property is located two blocks from the New Haven State Street Station, the secondary railroad station in the city, with travel time to New Haven Union Station of approximately two minutes. New Haven Union Station provides transportation services for Amtrak, Metro-North, Shore Lines East as well as busses and shuttles. According to a third party market research report, the property is located in the New Haven office submarket. As of the third quarter of 2016, the submarket comprised approximately 11.4 million square feet of office space with an overall vacancy rate of 8.2% and average Class A office rents of $27.44 per square foot. This compares to 10.1% and $21.65 per square foot respectively, as of the third quarter of 2015. The appraisal identified four directly competitive properties built between 1975 and 1990 with seven recent office leases ranging in size from approximately 3,479 to 32,686 square feet. Base rents for the recent leases at the comparable properties range from $22.31 to $25.25 per square foot. Since the beginning of 2014, the loan sponsor has executed 11 new or renewal leases totaling 135,335 square feet.

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Yale University(3)	NA / NA / NA	84,442	18.0%	$22.02	$1,859,530	16.9%	Various
G.S.A. US Attorney’s Office	Aaa / NA / AAA	58,601	12.5%	$36.44	2,135,420	19.5%	4/18/2022
The United Illuminating Company	NA / A- / A-	51,307	10.9%	$16.04	822,880	7.5%	6/14/2022
Bank of America	Baa1 / BBB+ / A	39,835	8.5%	$28.84	1,148,753	10.5%	3/31/2021
Withers Bergman LLP(4)	NA / NA / NA	34,303	7.3%	$28.31	971,268	8.9%	3/31/2025
G.S.A. US Bankruptcy Court	Aaa / NA / AAA	29,907	6.4%	$35.70	1,067,700	9.7%	4/30/2025
RGN-New Haven II, LLC	NA / NA / NA	20,450	4.3%	$25.00	511,250	4.7%	11/30/2027
Merrill Lynch & Co Inc.	NA / NA / NA	20,309	4.3%	$36.00	731,124	6.7%	9/30/2018
G.S.A. Hearings & Appeals(5)	Aaa / NA / AAA	13,272	2.8%	$30.57	405,732	3.7%	9/30/2026
Woodcreek Capital(6)	NA / NA / NA	10,100	2.1%	$31.00	313,100	2.9%	7/31/2026
Top Ten Tenants		362,526	77.1%	$27.49	$9,966,757	90.8%

Non Top Ten Tenants		32,811	7.0%	$30.61	$1,004,407	9.2%

Occupied Collateral Total		395,337	84.1%	$27.75	$10,971,163	100.0%

Vacant Space(7)		74,914	15.9%

Collateral Total		470,251	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company or government entity guarantees the lease.

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(3)	Yale University leases multiple spaces with 3,611 square feet expiring in July 2019, 9,028 square feet expiring in May 2022 and 71,803 square feet expiring in May 2027. Includes two spaces (3.2% of the net rentable area) that Yale University has executed leases on, but has not yet taken occupancy. Excluding the two spaces, Yale University occupies 14.8% of the net rentable area at the property.

(4)	Withers Bergman LLP has a one-time right to terminate its lease on March 31, 2021, with no more than 15 months’ notice and no less than 12 months’ notice and the payment of a termination fee approximately equal to the sum of all unamortized expenses for tenant improvements.

(5)	G.S.A. Hearings & Appeals has recently signed a new 10-year lease totaling 13,272 square feet, moving from the 17th and 22nd floors where it currently occupies 12,963 square feet to the seventh floor where it will occupy 13,272 square feet. G.S.A. Hearings & Appeals is expected to take occupancy of its space in September 2017. G.S.A. Hearings & Appeals has the right to terminate its lease on or after October 1, 2021, with 90 days’ notice and no termination fee.

(6)	Woodcreek Capital has a one-time right to terminate its lease as of July 31, 2021, with notice between August 1, 2020 and September 30, 2020 and the payment of a termination fee approximately equal to the sum of (i) six months of base rent and (ii) any unamortized costs incurred by the landlord as of July 31, 2021. The termination fee is capped at $60.00 per square feet and would total $606,000.

(7)	Vacant Space includes G.S.A. Hearings & Appeals current space on the 17th and 22nd floors of 12,963 square feet. G.S.A. Hearings & Appeals is expected to take occupancy of its space on the seventh floor (13,272 square feet) in September 2017.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	74,914	15.9%	NAP	NAP	74,914	15.9%	NAP	NAP
2017 & MTM(3)	0	1,044	0.2	$0	0.0%	75,958	16.2%	$0	0.0%
2018	3	29,646	6.3	1,043,811	9.5	105,604	22.5%	$1,043,811	9.5%
2019	1	3,611	0.8	81,248	0.7	109,215	23.2%	$1,125,059	10.3%
2020	2	3,500	0.7	191,127	1.7	112,715	24.0%	$1,316,186	12.0%
2021	4	48,759	10.4	1,408,326	12.8	161,474	34.3%	$2,724,511	24.8%
2022(4)	3	118,936	25.3	3,156,916	28.8	280,410	59.6%	$5,881,427	53.6%
2023	0	0	0.0	0	0.0	280,410	59.6%	$5,881,427	53.6%
2024	0	0	0.0	0	0.0	280,410	59.6%	$5,881,427	53.6%
2025	2	64,210	13.7	2,038,968	18.6	344,620	73.3%	$7,920,395	72.2%
2026(5)	3	33,378	7.1	959,852	8.7	377,998	80.4%	$8,880,247	80.9%
2027 & Beyond(6)	2	92,253	19.6	2,090,916	19.1	470,251	100.0%	$10,971,163	100.0%
Total	20	470,251	100.0%	$10,971,163	100.0%
(1)	Based on the underwritten rent roll.

(2)	Vacant includes G.S.A. Hearings & Appeals current space on the 17th and 22nd floors of 12,963 square feet. G.S.A. Hearings & Appeals is expected to take occupancy of its space on the seventh floor (13,272 square feet) in September 2017.

(3)	Net Rentable Area Expiring includes a 1,044 square foot fitness center.

(4)	Includes one tenant, Yale University, that has an executed lease, but has not yet taken occupancy, representing 9,028 square feet and approximately $198,616 of underwritten rent.

(5)	Includes one tenant, G.S.A. Hearings & Appeals, that has an executed lease, but has not yet taken occupancy of its current space on the seventh floor, representing 13,272 square feet and approximately $405,732 of underwritten rent.

(6)	Includes one tenant, Yale University, that has an executed lease, but has not yet taken occupancy, representing 5,834 square feet and approximately $128,348 of underwritten rent.

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Connecticut Financial Center

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	2016	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,572,276	$9,384,067	$9,958,273	$10,311,135	$10,971,163	$23.33	78.2%
Vacant Income	0	0	0	0	1,622,864	3.45	11.6
Gross Potential Rent	$9,572,276	$9,384,067	$9,958,273	$10,311,135	$12,594,027	$26.78	89.8%
Total Reimbursements(3)	2,711,644	2,339,568	1,172,924	1,237,050	1,427,891	3.04	10.2
Other Rental Income	0	0	0	0	0	0	0.0
Net Rental Income	$12,283,921	$11,723,635	$11,131,197	$11,548,186	$14,021,918	$29.82	100.0%
(Vacancy/Credit Loss)	(13,619)	(25,735)	84,376	285,242	(1,682,630)	(3.58)	(12.0)
Other Income(4)	1,549,273	1,576,859	1,738,091	1,952,117	1,952,117	4.15	13.9
Effective Gross Income	$13,819,575	$13,274,759	$12,953,665	$13,785,546	$14,291,406	$30.39	101.9%

Total Expenses	$7,585,166	$7,441,849	$7,100,172	$7,491,670	$7,284,556	$15.49	51.0%

Net Operating Income	$6,234,408	$5,832,909	$5,853,492	$6,293,876	$7,006,849	$14.90	49.0%

Total TI/LC, Capex/RR	0	0	0	0	1,410,481	3.00	9.9

Net Cash Flow	$6,234,408	$5,832,909	$5,853,492	$6,293,876	$5,596,368	$11.90	39.2%

Occupancy(5)	71.0%	73.0%	79.0%	84.1%	88.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place consist of in-place rents as of January 1, 2017, including (i) two tenants that have executed leases, but have not yet taken occupancy, representing 28,134 square feet and approximately $732,696 of underwritten rent, and (ii) underwritten contractual rent increases of $394,824 through August 2017 for non-investment grade tenants and through February 2018 for investment grade tenants, and excluding one tenant, representing 1,335 square feet and $18,000 of in-place base rent, which has a near term lease expiration and was underwritten as vacant.

(3)	2013 Total Reimbursements and 2014 Total Reimbursements are higher than other historical periods primarily due to Yale University converting its sublease with The United Illuminating Company to a direct lease with a 2014 base year. The United Illuminating Company paid a pro rata recovery with no base year.

(4)	Other Income is comprised of parking and tenant service income.

(5)	Historical occupancies are as of December 31 for each respective year. TTM Occupancy is as of January 1, 2017. Underwritten Occupancy represents economic occupancy.

Ground Lease. The Connecticut Financial Center property is subject to a ground lease with The City of New Haven. The lease commenced on October 30, 1986 and expires October 31, 2111. The ground rent began on September 5, 1990 based on the following schedule: Years 1-10: $50,000 per year, Years 11-20: $200,000 per year, Year 21: $125 per year and Years 22-120: $0 per year. The ground lease has no ground rent for the remainder of the ground lease, other than the payment of real estate taxes.

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Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Crossed Assets
Original Principal Balance:	$21,870,000	Title:	Fee
Cut-off Date Principal Balance:	$21,784,782	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	2.5%	Net Rentable Area (Units):	319
Loan Purpose:	Refinance	Location(3):	Various / CA
Borrowers:	26030 E. Baseline Street, Inc. and Boardwalk Apts., Inc.	Year Built / Renovated(3):	Various / N/A
Sponsor(2):	J.K. Properties, Inc.	Occupancy:	93.7%
Interest Rate:	4.26910%	Occupancy Date(3):	Various
Note Date:	10/11/2016	4th Most Recent NOI (As of):	$982,681 (12/31/2013)
Maturity Date:	11/6/2026	3rd Most Recent NOI (As of):	$1,386,457 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,676,712 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$2,077,020 (TTM 11/30/2016)
Original Amortization:	360 months	UW Economic Occupancy:	89.4%
Amortization Type:	Balloon	UW Revenues:	$3,305,478
Call Protection:	L(27),Def(88),O(5)	UW Expenses:	$1,261,350
Lockbox / Cash Management:	Springing	UW NOI:	$2,044,127
Additional Debt:	N/A	UW NCF:	$1,962,001
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,800,000 / $105,956
Additional Debt Type:	N/A	Appraisal Date(3):	Various

Escrows and Reserves(1)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:		$68,291
Taxes:	$69,389	$13,878	N/A	Maturity Date Loan / Unit:		$54,977
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		64.5%
Replacement Reserves:	$0	$6,844	N/A	Maturity Date LTV:		51.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:		1.52x
Other(4):	$37,631	$0	N/A	UW NOI Debt Yield:		9.4%

Sources and Uses – Casa Del Sol (Sierra Springs)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$11,170,000		98.7%	Payoff Existing Debt	$11,194,221	98.9%
Sponsor Equity	145,144		1.3	Closing Costs	83,504	0.7
				Upfront Reserves	37,419	0.3
Total Sources	$11,315,144		100.0%	Total Uses	$11,315,144	100.0%

Sources and Uses – Boardwalk-Park Place
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$10,700,000		100.0%	Payoff Existing Debt	$7,120,545	66.5%
				Return of Equity	3,417,862	31.9
				Closing Costs	91,991	0.9
				Upfront Reserves	69,601	0.7
Total Sources	$10,700,000		100.0%	Total Uses	$10,700,000	100.0%

(1)	The Casa Del Sol (Sierra Springs) loan and the Boardwalk-Park Place loan (collectively, “The Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another. All information herein represents the Casa Del Sol (Sierra Springs) mortgage loan and the Boardwalk-Park Place mortgage loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the Casa Del Sol (Sierra Springs) mortgage loan and the Boardwalk-Park Place mortgage loan, the Cut-off Date Loan / Unit, Maturity Date Loan / Unit, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans.

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Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

(2)	J.K. Properties, Inc., the sponsor, is affiliated with the sponsor of the Hollywood Pointe – Inglewood mortgage loan, the North Pointe – Rayen mortgage loan and the Indian Creek Villas mortgage loan which each are also being contributed to the BBCMS 2017-C1 Trust.

(3)	See “Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans Summary” below.

(4)	Initial Other Escrows and Reserves represent $32,461 of deferred maintenance for the Boardwalk-Park Place property and $5,170 of deferred maintenance for the Casa Del Sol (Sierra Springs) property.

The Loans. The Casa Del Sol (Sierra Springs) mortgage loan and the Boardwalk-Park Place mortgage loan are two cross-collateralized and cross-defaulted mortgage loans with outstanding principal balances as of the Cut-off Date of $11,126,475 and $10,658,307, respectively. The Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans are secured by two first mortgage liens on two multifamily garden apartments complexes totaling 319 units located in California. Each mortgage loan has a 10-year term and will amortize on a 30-year schedule. The mortgage loan sponsor and nonrecourse carve-out guarantor is J.K. Properties, Inc. The previously existing debt securing the Casa Del Sol (Sierra Springs) property and the Boardwalk-Park Place property was securitized in JPMCC 2007-LDPX.

The Properties. The Casa Del Sol (Sierra Springs) property is a 220-unit, Class B multifamily property located in San Bernardino, California. Developed in 1986, the property is situated on 7.1 acres and consists of 26 two-story garden-style apartment buildings. Primary access to the property is provided by the 210 Freeway which connects the San Bernardino neighborhood to the majority of the other freeways that make up the Southern California Freeway Grid. The property is located approximately 1.8 miles north of the San Bernardino International Airport. As of November 30, 2016 the property was 91.4% occupied. Property amenities include a pool, playground area and a laundry room. The property also has 370 parking spaces, comprised of 150 open surface spaces and 220 carports, resulting in a parking ratio of approximately 1.7 spaces per unit.

The Boardwalk-Park Place property is a 99-unit, Class B multifamily property located in Buena Park, California. Developed in 1959, the property is situated on 2.90 acres and consists of seven two-story garden-style apartment buildings. The property is located on the north side of the 91 Freeway at the west side corridor of the 5 Freeway, both of which provide access to the property. There are two major theme parks (including Disneyland Resort) and the California State University at Fullerton campus located within seven miles of the property. As of November 20, 2016 the property was 99.0% occupied. Property amenities include a pool, playground area, lounge area and a laundry room. The property also has 101 parking spaces resulting in a parking ratio of approximately 1.0 space per unit.

Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans Summary
Property	Location	Year Built	Units	Occupancy(1)	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(2)	Underwritten Net Cash Flow
Casa Del Sol (Sierra Springs)	San Bernardino, CA	1986	220	91.4%	$11,126,475	51.1%	$17,060,000	$1,059,221
Boardwalk-Park Place	Buena Park, CA	1959	99	99.0%	10,658,307	48.9	16,740,000	902,780
Total / Wtd. Average			319	93.8%	$21,784,782	100.0%	$33,800,000	$1,962,001
(1)	Casa Del Sol (Sierra Springs) occupancy is as of November 30, 2016 and Boardwalk-Park Place occupancy is as of November 20, 2016.

(2)	Casa Del Sol (Sierra Springs) appraised value is as of April 28, 2016 and Boardwalk-Park Place appraised value is as of April 21, 2016.

The Markets. The Casa Del Sol (Sierra Springs) property is located within the Inland Empire market and the San Bernardino submarket. The submarket had a 3.8% vacancy rate as of the first quarter of 2016 and has experienced an average occupancy of 95.5% over the previous nine quarters. The submarket contained 4,180 units with an average per unit asking rental rate of $1,081 as of the first quarter of 2016, a 10.3% year over year increase. The appraisal identified five comparable properties proximate to the Casa Del Sol (Sierra Springs) property which ranged in size from 80 to 192 units and indicated an occupancy range of 95% to 98% with a weighted average of 97.5%.

The Boardwalk-Park Place property is located within the Orange County market and the Buena Park submarket. The submarket had a 5.7% vacancy rate as of the first quarter of 2016 and has experienced an average occupancy of 95.8% over the previous nine quarters. The submarket contained 11,859 units with an average per unit asking rental rate of $1,651 as of the first quarter of 2016, a 5.6% year over year increase. The appraisal identified four comparable properties proximate to the Boardwalk-Park Place property which ranged in size from 140 to 186 units and indicated an occupancy range of 95% to 98% with a weighted average of 96.5%.

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Annex A-3	BBCMS 2017-C1

Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

Casa Del Sol (Sierra Springs) Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	122	55.5%	111	91.0%	850	$739	$0.87
2 Bedroom, 1 Bath	84	38.2	77	91.7%	949	$842	$0.89
2 Bedroom, 2 Bath	12	5.5	11	91.7%	1,000	$897	$0.90
3 Bedroom, 2 Bath	2	0.9	2	100.0%	1,200	$1,185	$0.99
Total/Wtd. Avg.	220	100.0%	201	91.4%	899	$792	$0.88
(1)	Based on the underwritten rent roll.

(2)	Wtd. Avg. based on number of units of each unit type.

Boardwalk-Park Place Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	55	55.6%	55	100.0%	551	$1,108	$2.01
2 Bedroom, 1 Bath	44	44.4	43	97.7%	690	$1,408	$2.04
Total/Wtd. Avg.	99	100.0%	98	99.0%	613	$1,240	$2.02
(1)	Based on the underwritten rent roll.

(2)	Wtd. Avg. based on number of units of each unit type.

Casa Del Sol (Sierra Springs) Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$884,353	$1,303,337	$1,533,528	$1,766,534	$1,838,418	$8,356	83.9%
Vacant Income	0	0	0	0	246,462	1,120	11.3%
Gross Potential Rent(3)	$884,353	$1,303,337	$1,533,528	$1,766,534	$2,084,880	$9,477	95.2%
Total Reimbursements	0	0	0	0	0	0	0.0%
Other Income (4)	112,235	76,370	91,637	105,715	105,715	481	4.8%
Net Rental Income	$996,588	$1,379,706	$1,625,164	$1,872,248	$2,190,595	$9,957	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(302,382)	(1,374)	(13.8)--
Effective Gross Income	$996,588	$1,379,706	$1,625,164	$1,872,248	$1,888,213	$8,583	86.2%

Total Expenses	$680,826	$727,683	$756,783	$731,647	$773,991	$3,518	41.0%

Net Operating Income	$315,762	$652,024	$868,381	$1,140,601	$1,114,221	$5,065	59.0%

Replacement Reserves	0	0	0	0	55,000	250	2.9%
Net Cash Flow	$315,762	$652,024	$868,381	$1,140,601	$1,059,221	$4,815	56.1%

Occupancy(5)	66.3%	78.8%	84.1%	91.4%	86.2%
(1)	The TTM column represents the trailing 12-month period ending November 30, 2016.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	The increase in 2013 Gross Potential Rent to TTM Gross Potential Rent is due to submarket improvement, a new on-site property manager who has focused on improving tenant quality.

(4)	Other Income is comprised of other recurring income, such as laundry, phone and cable.

(5)	Historical occupancies are as of December 31 for each respective year. TTM occupancy is as of November 30, 2016. Underwritten Occupancy represents economic occupancy.

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Annex A-3	BBCMS 2017-C1

Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

Boardwalk-Park Place Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$1,020,320	$1,123,526	$1,216,831	$1,363,041	$1,399,174	$14,133	92.8%
Vacant Income	0	0	0	0	75,386	761	5.0%
Gross Potential Rent	$1,020,320	$1,123,526	$1,216,831	$1,363,041	$1,474,560	$14,895	97.8%
Total Reimbursements	0	0	0	0	0	0	0.0%
Other Income (3)	35,989	42,723	36,226	33,169	33,169	335	2.2%
Net Rental Income	$1,056,309	$1,166,248	$1,253,057	$1,396,211	$1,507,729	$15,230	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(90,464)	(914)	(6.0)--
Effective Gross Income	$1,056,309	$1,166,248	$1,253,057	$1,396,211	$1,417,265	$14,316	94.0%

Total Expenses	$389,391	$431,815	$444,726	$459,791	$487,359	$4,923	34.4%

Net Operating Income	$666,919	$734,433	$808,331	$936,419	$929,906	$9,393	65.6%

Replacement Reserves	0	0	0	0	27,126	274	1.9%
Net Cash Flow	$666,919	$734,433	$808,331	$936,419	$902,780	$9,119	63.7%

Occupancy(4)	89.7%	93.5%	96.3%	99.0%	94.0%

(1)	The TTM column represents the trailing 12-month period ending November 30, 2016.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income is comprised of other recurring income, such as laundry, phone and cable.

(4)	Historical occupancies are as of December 31 for each respective year. TTM occupancy is as of November 20, 2016. Underwritten Occupancy represents economic occupancy.

Release of Individual Loans in Connection with a Prepayment. The borrowers may obtain the release of either the Casa Del Sol (Sierra Springs) property or the Boardwalk-Park Place property after the lockout period with the payment of a defeasance deposit equal to 115% of the remaining principal amount of the applicable note plus the sum of the applicable expenses required under the mortgage loan documents provided (i) the debt service coverage ratio for the remaining property is greater than the greater of (a) the debt service coverage ratio for the 12 calendar months at loan closing and (b) the debt service coverage ratio for the 12 calendar months prior to the release; (ii) the loan to value ratio for the remaining property is no greater than the lesser of (x) the loan to value ratio at loan closing and (y) the loan to value ratio immediately prior to the release and (iii) the debt yield for the remaining property is greater than the greater of (a) the debt yield at loan closing and (b) the debt yield immediately prior to the release.

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Sunnymead Towne Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,981,310	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.1%	Net Rentable Area (SF):	161,793
Loan Purpose:	Refinance	Location:	Moreno Valley, CA
Borrower:	Bhullar Investments, LLC	Year Built / Renovated:	1975 / 2006
Sponsor:	Sunny Bhullar	Occupancy:	93.3%
Interest Rate:	5.09800%	Occupancy Date:	12/6/2016
Note Date:	1/4/2017	4th Most Recent NOI (As of):	$1,070,363 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of):	$1,172,765 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,393,030 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$1,306,688 (TTM 10/31/2016)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Balloon	UW Revenues:	$2,441,635
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$707,809
Lockbox / Cash Management:	Springing	UW NOI:	$1,733,827
Additional Debt:	N/A	UW NCF:	$1,625,257
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$26,400,000 / $163
Additional Debt Type:	N/A	Appraisal Date:	12/13/2016

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$106,395	$23,129	N/A	Maturity Date Loan / SF:	$92
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.1%
Replacement Reserves:	$0	$2,022	$200,000	Maturity Date LTV:	56.2%
TI/LC:	$0	$8,090	$200,000	UW NCF DSCR:	1.39x
Other(1):	$1,278,669	Springing	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	84.9%	Payoff Existing Debt	$19,703,202	92.9%
Sponsor Equity	3,207,598	15.1	Upfront Reserves	1,385,064	6.5
Closing Costs	119,332	0.6
Total Sources	$21,207,598	100.0%	Total Uses	$21,207,598	100.0%

(1)	At origination, the borrower was required to escrow $118,750 into an environmental reserve for performing certain soil remediation work at the property, $377,625 into an immediate repair reserve, $738,593 into an El Super reserve representing 18 months of rent due under the El Super lease, $28,660 in outstanding tenant improvements and leasing commissions relating to Giriraj Corporation and Valley Live Scan Plus, $6,311 in outstanding tenant improvements relating to Distribution Wireless, LLC and $8,731 in free rent obligations relating to Giriraj Corporation and Valley Live Scan Plus. During the occurrence and continuation of a Specified Tenant Trigger Event (as defined below), on each monthly payment date, the borrower is required to deposit with the lender all excess cash flow for tenant improvements and leasing commissions related to re-tenanting or extending the applicable Specified Tenant (as defined below) space at the property, as particularly set forth in the loan documents. A “Specified Tenant Trigger Event” will commence upon the earliest of (i) if a Specified Tenant gives notice of its intention to terminate or cancel or not extend or renew its lease, (ii) if, on or prior to six months prior to the then applicable expiration date under its lease, a Specified Tenant does not extend or renew its lease upon terms and conditions set forth in its lease or upon other terms and conditions reasonably acceptable to the lender, (iii) if, by the date by which a Specified Tenant is required under its lease to notify the landlord of its election to extend or renew its lease, such Specified Tenant fails to give such notice, (iv) if an event of default under a Specified Tenant lease occurs, (v) if the bankruptcy or insolvency of a Specified Tenant (or, if applicable, any lease guarantor) occurs, (vi) if a Specified Tenant lease terminates, or (vii) if a Specified Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the property. Notwithstanding the foregoing, in lieu of deposits of excess cash flow, the borrower may deposit cash or a letter of credit in an amount equal to $6.00 per square foot of the applicable Specified Tenant space. A “Specified Tenant” is (i) El Super, or (ii) any tenant or replacement tenant, together with its affiliates leases space comprising 20% or more of either (a) the total rentable square footage at the property or (b) the total in-place base rent at the property. In addition, on or before April 3, 2017, the borrower will deposit cash or a letter of credit in an amount equal to $850,000 with the lender unless the borrower, prior to April 3, 2017, has received written confirmation from the lender that certain reserve release conditions have been met as further detailed in the loan documents. If the borrower fails to make the deposit on or before April 3, 2017, a cash sweep event will occur and on each monthly payment date all excess cash flow will be deposited with the lender until the amount deposited in such reserve equals $850,000.

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Sunnymead Towne Center

The Loan. The Sunnymead Towne Center loan has an outstanding principal balance as of the Cut-off Date of $17,981,310 and is secured by the borrower’s fee interest in a 161,793 square foot anchored retail neighborhood center located in Moreno Valley, California. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the loan is Bhullar Investments, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Sunny Bhullar.

The Property. Sunnymead Towne Center is a 161,793 square foot anchored retail neighborhood center located in Moreno Valley, California. The property was built in 1975, renovated in 2006 and is situated on an 11.8-acre site. The property is comprised of five multi-tenant retail buildings anchored by El Super and 99 Cents Only Store. The largest tenant, El Super, is a food retailer and discount grocer focused on providing high quality food products in a friendly, clean and modern environment. El Super leases 32.4% of the net rentable area accounting for 16.5% of underwritten base rent, through October 2018 and has occupied its space since January 2003. El Super exercised its first extension option in November 2014 and has four five-year renewal options remaining. El Super reported sales of $462 per square foot in 2016 with an occupancy cost of 2.0%. The second largest tenant, 99 Cents Only Store, is a discount store offering a wide selection of food and basic household items at discounted prices. 99 Cents Only Store leases 19.3% of the net rentable area accounting for 11.3% of underwritten base rent, through January 2020 and has occupied its space since February 2000. 99 Cents Only Store recently renewed its lease in February 2015 and has two five-year renewal options remaining. The property contains 638 parking spaces with an overall parking ratio of approximately 3.9 spaces per 1,000 square feet of net rentable area. As of December 6, 2016, the property was 93.3% occupied by a diverse mixture of 32 retail tenants, three roof tenants and a Bank of America ATM. There is a standalone Rite Aid located on the northeastern portion of the site that is not considered part of the collateral.

The Market. Sunnymead Towne Center is located in the city of Moreno Valley, approximately 63.9 miles east of the Los Angeles central business district. The City of Moreno Valley is home to the March Air Reserve Base, located approximately 5.3 miles southwest of the property. March Air Reserve Base is the home of the Air Force Reserve Command’s 4th Air Force Headquarters, and the largest air mobility wing of the 4th Air Force. The property’s neighborhood is comprised primarily of a mixture of commercial and residential uses. The property is located in a retail node at the corner of Alessandro Boulevard and Perris Boulevard, major thoroughfares in the neighborhood, and is located approximately 3.2 miles east of Interstate 215, a north/south interstate running from Murrieta to northern San Bernardino. Other retailers located at the intersection include Smart & Final, Walgreens, Sally Beauty Supply, WSS Shoes and Rite Aid. According to a third party market research report, the property’s 2016 estimated population within a one-, three-, and five-mile radius is 26,774, 159,852, and 227,152 people, respectively, with average household income of $54,069, $61,277, and $70,396, respectively. According to a third party market research report, the property is located in the Inland Empire retail market and the Riverside retail submarket. As of third quarter 2016, the Inland Empire retail market contained approximately 187.2 million square feet of retail space with a vacancy rate of 7.9%, 40 basis points lower than third quarter 2015, with an average asking rental rate of $16.74 per square foot. As of third quarter 2016, the Riverside retail submarket contained approximately 34.9 million square feet of retail space with an average vacancy rate of 5.8% with an average asking rental rate of $17.25 per square foot. The appraisal identified seven directly competitive anchor retail leases ranging in size from 23,000 square feet to 76,360 square feet.

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Sunnymead Towne Center

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
El Super	NA / NA / NA	52,400	32.4%	$6.07	$318,173	16.5%	10/31/2018
99 Cents Only Store	NA / NA / NA	31,200	19.3	$6.98	217,800	11.3	1/31/2020
W.W. Fashion	NA / NA / NA	10,903	6.7	$9.23	100,599	5.2	8/31/2019
Molina Healthcare	NA / NA / NA	8,714	5.4	$25.46	221,872	11.5	3/31/2020
Aarons, Inc.	NA / NA / NA	7,705	4.8	$12.00	92,460	4.8	3/31/2023
Mountain Mike’s Pizza	NA / NA / NA	6,869	4.2	$19.80	136,006	7.1	9/30/2021
Pho Ha Vietnamese Restaurant	NA / NA / NA	3,105	1.9	$26.88	83,466	4.3	12/31/2018
Panda Wok	NA / NA / NA	2,400	1.5	$21.63	51,912	2.7	11/30/2020
Los Amaya Electronics(2)	NA / NA / NA	1,895	1.2	$22.00	41,692	2.2	1/31/2020
US Laundry	NA / NA / NA	1,827	1.1	$21.36	39,024	2.0	MTM
Top Ten Tenants		127,018	78.5%	$10.26	$1,303,003	67.6%

Non Top Ten Tenants(3)		24,000	14.8%	$23.03	$624,228	32.4%

Occupied Collateral Total(3)		151,018	93.3%	$12.29	$1,927,232	100.0%

Vacant Space		10,775	6.7%

Collateral Total		161,793	100.0%

(1)	Based on the underwritten rent roll.

(2)	Los Amaya Electronics has a right to terminate its lease up to 945 square feet at any time during the initial term of its lease. If Los Amaya Electronics exercises its right to terminate, the remaining occupied square footage shall be leased by Los Amaya Electronics at a rate of $1.85 per square foot per month, with annual increases according to the CPI factor, but in no event shall the base rent be reduced below the base rent in effect immediately preceding such adjustment time to permit a minimum annual increase of 4.0%. Los Amayas Electronics has one three-year renewal option remaining.

(3)	Includes three cell tower site leases and a parking lease comprising of $71,454 in underwritten base rent. Base Rent PSF excludes these four leases as they contain no square footage.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,775	6.7%	NAP	NAP	10,775	6.7%	NAP	NAP
2017 & MTM(2)	4	3,527	2.2	$108,137	5.6%	14,302	8.8%	$108,137	5.6%
2018	6	60,621	37.5	507,857	26.4	74,923	46.3%	$615,994	32.0%
2019(3)	6	15,620	9.7	224,712	11.7	90,543	56.0%	$840,706	43.6%
2020(4)	13	52,744	32.6	755,351	39.2	143,287	88.6%	$1,596,057	82.8%
2021(5)	4	9,699	6.0	207,902	10.8	152,986	94.6%	$1,803,959	93.6%
2022	2	1,102	0.7	30,813	1.6	154,088	95.2%	$1,834,772	95.2%
2023	1	7,705	4.8	92,460	4.8	161,793	100.0%	$1,927,232	100.0%
2024	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
2025	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
2026	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
2027 & Beyond	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
Total	36	161,793	100.0%	$1,927,232	100.0%
(1)	Based on the underwritten rent roll.

(2)	Includes one cell tower site lease with T-Mobile comprising of $18,151 in underwritten base rent.

(3)	Includes one cell tower site lease with AT&T comprising of $16,641 in underwritten base rent.

(4)	Includes one cell tower site lease with Nextel comprising of $18,662 in underwritten base rent.

(5)	Includes one parking lease comprising of $18,000 in underwritten base rent.

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Sunnymead Towne Center

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)(5)	$1,359,562	$1,467,551	$1,634,676	$1,636,402	$1,927,232	$11.91	71.2%
Vacant Income	0	0	0	0	220,663	1.36	8.1
Gross Potential Rent	$1,359,562	$1,467,551	$1,634,676	$1,636,402	$2,147,895	$13.28	79.3%
Total Reimbursements(4)	335,750	326,379	434,420	410,119	559,730	3.46	20.7
Net Rental Income	$1,695,312	$1,793,931	$2,069,096	$2,046,521	$2,707,625	$16.74	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(270,847)	(1.67)	(10.0)
Other Income	4,416	4,844	4,857	379	4,857	0.03	0.2
Effective Gross Income	$1,699,728	$1,798,775	$2,073,953	$2,046,900	$2,441,635	$15.09	90.2%

Total Expenses	$629,365	$626,010	$680,923	$740,212	$707,809	$4.37	29.0%

Net Operating Income	$1,070,363	$1,172,765	$1,393,030	$1,306,688	$1,733,827	$10.72	71.0%

Total TI/LC, Capex/RR	127,017	258,707	141,086	136,465	108,570	0.67	4.4

Net Cash Flow	$943,346	$914,057	$1,251,944	$1,170,223	$1,625,257	$10.05	66.6%

Occupancy(6)	85.0%	84.0%	94.0%	93.3%	90.0%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of December 6, 2016 and includes (i) underwritten contractual rent increases of $40,628 through April 2017 and (ii) an ATM lease, three cell tower site leases and a parking lease.

(4)	Underwritten Rents in Place and Total Reimbursements are higher than historicals due to recent leasing totaling 18,346 square feet and $298,775 in base rent. Recent leases include Aaron’s, Inc., Mountain Mike’s Pizza, Distribution Wireless, LLC, Giriraj Corporation and Valley Live Scan Plus.

(5)	Giriraj Corporation (0.7% of net rentable area, 1.0% of Underwritten Base Rent) has taken occupancy and is currently building out its space. The tenant is currently waiting for approval for the pharmacy board and has not yet commenced rent payments. At closing, a $6,130 free rent reserve was escrowed for three months of rent and recoveries until Giriraj Corporation’s expected rent commencement date of April 1, 2017.

(6)	Historical occupancies are as of December 31 of each year. TTM Occupancy is as of December 6, 2016. Underwritten Occupancy represents economic occupancy.

A-3-117

Annex A-3	BBCMS 2017-C1

Gateway Plaza at Meridian

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,050,000	Title:	Fee
Cut-off Date Principal Balance:	$17,050,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.0%	Net Rentable Area (SF):	138,598
Loan Purpose:	Acquisition	Location:	Englewood, CO
Borrower:	Denver Meridian Gateway Equities LLC	Year Built / Renovated:	1994 / 2008
Sponsors:	William Felton and Matthew J. Felton	Occupancy:	95.7%
Interest Rate:	4.87300%	Occupancy Date:	11/30/2016
Note Date:	12/21/2016	4th Most Recent NOI (As of):	$595,305 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of)(1):	$999,207 (12/31/2014)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(1)(2):	($423,955) (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of)(2)(3):	$539,681 (TTM 11/30/2016)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,222,659
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,293,796
Lockbox / Cash Management:	Springing	UW NOI(3):	$1,928,864
Additional Debt:	N/A	UW NCF:	$1,659,027
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$23,600,000 / $170
Additional Debt Type:	N/A	Appraisal Date:	12/12/2016

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$415,445	$46,161	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.2%
Replacement Reserves:	$0	$2,310	138,600	Maturity Date LTV:	63.8%
TI/LC:	$0	$11,550	N/A	UW NCF DSCR:	1.53x
Other(4):	$450,000	Springing	2,200,000	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,050,000	75.2%	Purchase Price	$21,550,000	95.0%
Sponsor Equity	5,628,319	24.8	Upfront Reserves	865,445	3.8
Closing Costs	262,874	1.2
Total Sources	$22,678,319	100.0%	Total Uses	$22,678,319	100.0%

(1)	Occupancy and NOI has decreased from 2014 to 2015 primarily due to two tenants vacating their spaces in December 2014 and May 2015. According to the seller, Virtual Flight vacated their space coinciding with Kaiser Permanente (as defined below) pursuing a lease at the Gateway Plaza at Meridian property, which commenced in February 2016.

(2)	Occupancy and NOI increased from 2015 to TTM November 2016 driven by three new leases totaling 121,759 square feet (87.9% of net rentable area). Kaiser Permanente’s lease of 80,917 square feet (58.4% of net rentable area) commenced in February 2016, Balfour’s lease of 20,421 square feet (14.7% of net rentable area) commenced in May 2016 and Sierra Nevada’s lease of 20,421 square feet (14.7% of net rentable area) commenced in September 2016.

(3)	NOI has increased from TTM to UW NOI primarily due to the inclusion of leases executed in 2016 underwritten to in-place rents and $202,293 of straight line rent attributable to Kaiser Permanente through its lease expiration in 2026.

(4)	Upfront Other Reserves in the amount of $450,000 are for deferred maintenance primarily with respect to pavement repairs, roofing, interior finishes and facades. Monthly Other Reserves include the Kaiser Permanente Lease Expiration Reserve in which the borrower shall deposit all excess cash flow generated by the Gateway Plaza at Meridian property, which will commence upon the earliest to occur of (i) 12 months prior to the lease expiration of Kaiser Permanente and (ii) Kaiser Permanente giving notice of its intention to terminate its lease and continue until the earliest to occur of (a) Kaiser Permanente extends their lease at the terms required under the loan documents, (b) a replacement tenant acceptable to lender replaces Kaiser Permanente as required under the loan documents, (c) the amount of the sum of the Kaiser Permanente Lease Expiration Reserve and the TI/LC Reserve equals or exceeds $2,200,000 (approximately $27.19 per square foot of leased space), or (d) the date upon which the Borrower deposits $1,000,000 (approximately $12.36 per square foot of leased space) in cash into the Kaiser Permanente Reserve Account or a delivers to lender a letter of credit in the amount of $1,000,000.

A-3-118

Annex A-3	BBCMS 2017-C1

Gateway Plaza at Meridian

The Loan. The Gateway Plaza at Meridian loan has an outstanding principal balance as of the Cut-off Date of $17.05 million and is secured by a first mortgage lien on a four-story, 138,598 square foot, Class A office building located in Englewood, Colorado. The loan has a 10-year term and is interest-only for the first 36 months of the loan. The borrowing entity for the loan is Denver Meridian Gateway Equities LLC, a Delaware limited liability company and special purpose entity. The loan sponsors are William Felton and Matthew J. Felton and the nonrecourse carve-out guarantor is Matthew J. Felton. Matthew J. Felton is the CEO of Felton Properties Inc., which manages approximately 3.0 million square feet of real estate in Oregon, Washington, Colorado, Utah and Minnesota.

The Property. The Gateway Plaza at Meridian is a four-story, 138,598 square foot, Class A office building located in Meridian International Business Center in Englewood, Colorado. The property was built in 1994, fully renovated in 2008 and is set on an approximately 13.8-acre parcel of land. Between 2014 and 2016, approximately $746,781 was spent on capital expenditures including building improvements and a parking lot expansion. The largest tenant, Kaiser Permanente (“Kaiser”), executed a lease for 58.4% of the net rentable area in February 2016 through March 2026. According to the appraisal, Kaiser is one of the nation’s largest healthcare systems and serves more than 9.6 million members. Kaiser currently maintains an AA- investment grade credit rating from S&P. Additionally, the second and third largest tenants, Sierra Nevada and Balfour, executed leases for 14.7% of net rentable area each in September 2016 and May 2016, respectively. The property features on-site amenities including a fitness center, IT infrastructure, a shuttle service to the RTD Light Rail and two outdoor patios on the fourth floor which feature views of the Rocky Mountains and the Meridian Golf Course. The property offers 572 parking spaces, resulting in a parking ratio of approximately 4.1 spaces per 1,000 square feet. As of November 30, 2016, the property was 95.7% occupied by four tenants.

The Market. The property is located approximately 20 miles southeast of the Denver central business district in the Meridian International Business Center located at the intersection of Lincoln Avenue and Interstate 25, which links the entire Front Range of Colorado with New Mexico and Wyoming. The Meridian International Business Center is a 1,692-acre business park that includes office buildings, retail and multi-family developments employing approximately 8,000 people in a variety of businesses such as EchoStar, American Family Insurance, McAfee and Liberty Media. The property also benefits from its close proximity to local bus stops through the Regional Transportation District, the Lincoln light rail and the Centennial Airport, located 4 miles northeast of the property.

According to the appraisal, the property is located in the Denver office market and the Meridian office submarket of Colorado. As of the third quarter of 2016, the submarket comprised approximately 3.4 million square feet of office space with an overall vacancy rate of 7.6% and average triple net office rents of $21.92 per square foot. The appraisal identified five competitive properties built between 1995 and 2008 and ranging in size from approximately 85,535 to 170,985 square feet. The comparable properties reported occupancy rates ranging from 78.0% to 100.0% with a weighted average of approximately 89.3%. Asking rents for the comparable properties range from $19.75 to $26.00 per square foot.

Top Four Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Kaiser Permanente(3)	NA / AA- / NA	80,917	58.4%	$25.50	$2,063,384	62.5%	3/31/2026
Balfour	NA / NA / NA	20,421	14.7	$24.73	505,011	15.3%	4/30/2019
Sierra Nevada	NA / NA / NA	20,421	14.7	$24.50	500,315	15.1%	8/31/2018
Janeway Law Firm(4)	NA / NA / NA	10,922	7.9	$21.45	234,277	7.1%	2/28/2021
Top Four Tenants		132,681	95.7%	$24.89	$3,302,986	100%

Occupied Collateral Total		132,681	95.7%	$24.89	$3,302,986	100%

Vacant Space		5,917	4.3%

Collateral Total		138,598	100%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Kaiser Permanente has the right to terminate its lease on June 30, 2023 upon 12-months’ written notice and payment of a termination fee equal to the sum of (i) unamortized portion of the tenant improvement allowance, the abated base rent, and leasing commissions applicable to the lease, amortized at an 8.0% annual interest rate, and (ii) three months base rent applicable to the leased space. After December 31, 2022, Kaiser Permanente can terminate its lease with respect to part of its leased premises, consisting of 12,710 square feet of space (the “Contraction Space”) upon payment of a termination fee equal to the sum of (1) the unamortized portion of the tenant improvement allowance, the abated base rent, and leasing commissions applicable to the Contraction Space on a prorated basis, amortized at an 8.0% annual interest rate; and (2) two months’ base rent applicable to the Contraction Space.

(4)	Janeway Law Firm has the right to terminate its lease on February 28, 2019 with notice by June 1, 2018 and payment of a termination fee equal to five months’ base rent plus unamortized leasing costs.

A-3-119

Annex A-3	BBCMS 2017-C1

Gateway Plaza at Meridian

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,917	4.3%	NAP	NAP	5,917	4.3%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	5,917	4.3%	$0	0.0%
2018	1	20,421	14.7	500,315	15.1	26,338	19.0%	$500,315	15.1%
2019	1	20,421	14.7	505,011	15.3	46,759	33.7%	$1,005,326	30.4%
2020	0	0	0.0	0	0.0	46,759	33.7%	$1,005,326	30.4%
2021	1	10,922	7.9	234,277	7.1	57,681	41.6%	$1,239,603	37.5%
2022	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2023	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2024	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2025	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2026	1	80,917	58.4	2,063,384	62.5	138,598	100.0%	$3,302,986	100.0%
2027 & Beyond	0	0	0.0	0	0.0	138,598	100.0%	$3,302,986	100.0%
Total	4	138,598	100.0%	$3,302,986	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,642,120	$2,155,921	$718,631	$1,767,297	$3,302,986	$23.83	95.3%
Vacant Income	0	0	0	0	142,008	1.02	4.1
Gross Potential Rent	$1,642,120	$2,155,921	$718,631	$1,767,297	$3,444,994	$24.86	99.4%
Total Reimbursements	173,866	196,857	17,655	47,492	20,231	0.15	0.6
Net Rental Income	$1,815,986	$2,352,778	$736,286	$1,814,788	$3,465,225	$25.00	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(242,566)	(1.75)	(7.0)
Other Income	6,285	6,537	0	4,211	0	0.00	0.0
Effective Gross Income	$1,822,270	$2,359,315	$736,286	$1,818,999	$3,222,659	$23.25	93.0%

Total Expenses	$1,226,966	$1,360,108	$1,160,241	$1,279,319	$1,293,796	$9.33	40.1%

Net Operating Income(3)	$595,305	$999,207	($423,955)	$539,681	$1,928,864	$13.92	59.9%

Total TI/LC, Capex/RR	0	0	0	0	269,837	1.95	8.4

Net Cash Flow	$595,305	$999,207	($423,955)	$539,681	$1,659,027	$11.97	51.5%

Occupancy(3)(4)	57.6%	42.1%	37.3%	95.7%	93.0%
(1)	TTM reflects the trailing 12-month period ending November 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Occupancy and Net Operating Income has decreased from 2014 to 2015 primarily due to two tenants vacating their spaces in December 2014 and May 2015. According to the seller, Virtual Flight vacated their space coinciding with Kaiser pursuing a lease at the property, which commenced in February 2016. Occupancy and Net Operating Income increased from 2015 to TTM November 2016 driven by three new leases totaling 121,759 square feet (87.9% of net rentable area). Kaiser Permanente’s lease of 80,917 square feet (58.4% of net rentable area) commenced in February 2016, Balfour’s lease of 20,421 square feet (14.7% of net rentable area) commenced in May 2016 and Sierra Nevada’s lease of 20,421 square feet (14.7% of net rentable area) commenced in September 2016. Net Operating Income has increased from TTM November 2016 to Underwritten Net Operating Income primarily due to the inclusion of leases executed in 2016 underwritten to in-place rents and $202,293 of straight line rent attributable to Kaiser Permanente through its lease expiration in 2026.

(4)	Historical Occupancies are based on December 31 of each respective year. TTM Occupancy is as of November 30, 2016. Underwritten Occupancy represents economic occupancy.

A-3-120

Annex A-3	BBCMS 2017-C1

Gateway Plaza at Meridian

Future Mezzanine Debt. Future mezzanine debt is permitted in the event of a sale of the mortgaged property and assumption of the Gateway Plaza mortgage loan provided (i) no event of default has occurred or is continuing, (ii) a combined loan-to-value ratio as determined under the loan documents is not greater than 75.0%, (iii) a debt yield as determined under the loan documents is equal to or greater than 9.94%, (iv) a debt service coverage ratio as determined under the loan documents is equal to or greater than 1.45x, (v) an intercreditor agreement satisfactory to the lender in its reasonable discretion is provided, (vi) lender’s approval of the mezzanine loan documents, (vii) rating agency confirmation, and (viii) (a) if the guarantor of the mortgage loan is also the guarantor of the mezzanine loan, the mezzanine loan will be nonrecourse to principal and interest, (b) the mezzanine loan will have a maturity date earlier than the maturity date of the existing loan, and (c) the mezzanine loan will not be secured by a lien against the mortgaged property.

A-3-121

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation Detail	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage Securities LLC	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Park Bridge Lender Services LLC 600 Third Avenue
745 Seventh Avenue	Three Wells Fargo, MAC D1050-084	790 NW 107th Avenue	40th Floor
New York, NY 10019	401 S. Tryon Street, 8th Floor	4th Floor, Suite 300	New York, NY 10016
	Charlotte, NC 28202	Miami, FL 33172
Contact:
Daniel Vinson	Contact:	Contact:	Contact: David Rodgers
Phone Number: (212) 412-4000	REAM_InvestorRelations@wellsfargo.com	Niral.Shah@rialtocapital.com	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information
Controlling Class:		Appraisal Reduction Amount
Effective as of: mm/dd/yyyy		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
Controlling Class Representative:			Effected	Amount	Date
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee -Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Excess	0.00		Services LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
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1-866-846-4526
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Wells Fargo Bank, N.A.
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8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/17
8480 Stagecoach Circle		Record Date:	2/28/17
Frederick, MD 21701-4747		Determination Date:	3/13/17

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2017 (the “Pooling and Servicing Agreement”).

Transaction: BBCMS Mortgage Trust 2017-C1,

Commercial Mortgage Pass-Through Certificates, Series 2017-C1

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Rialto Capital Advisors, LLC

Directing Certificateholder: [______]

I.        Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Cumulative Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Cumulative Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative

[1]	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Cumulative Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.      Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Cumulative Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Cumulative Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.      Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

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3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.  Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than a Mortgage Loan that is part of a Whole Loan) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.  Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related

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mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

3.  Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.  Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the borrower nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

5.  Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.  Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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7.  Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage.

8.  Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

9.  Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

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10. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans intended for securitization, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or an escrow of funds or other security has been established in an amount sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) principal benefit of the security intended to be provided by the

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Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

15. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer.

16. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback). No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each

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Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

24. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or

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has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

25. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

26. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but in some

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cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance

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Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 30 and 35 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related MLPA or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents,

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substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.

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No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related mortgage file;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)  A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and

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disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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41. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) in the case of each Mortgage Loan set forth on an exhibit to the related MLPA, an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42. Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser who (i) is a Member of the Appraisal Institute (“MAI”), and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of

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funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Merrill Lynch Drive (Loan No. 5)

If the Mortgagor decides to sell one or more buildings then occupied by the sole tenant at the Mortgaged Property, such tenant has a right of first offer to purchase the property to be sold. The tenant has agreed that such right of first offer will not apply as a result of any foreclosure or deed-in-lieu of foreclosure on the Mortgage Loan or on the first subsequent transfer following such foreclosure or deed-in-lieu of foreclosure on the Mortgage Loan.

(7) Permitted Liens; Title Insurance	Hyatt Place Charlotte Downtown (Loan No. 10)	If the Mortgagor decides to sell the Mortgaged Property or a controlling ownership interest in the Mortgagor or its controlling owner, the franchisor has a right of first offer to purchase the Mortgaged Property or such controlling ownership interests in the Mortgagor. Such right of first offer is subordinate to the lien of the Mortgage Loan and the franchisor has agreed that such right is not exercisable in the event of a foreclosure, deed-in-lieu of foreclosure, any other taking of title to the Mortgaged Property by the Mortgagee, or, to the extent the Mortgagee obtains title to the Mortgaged Property, the subsequent transfer thereof by such person.
(7) Permitted Liens; Title Insurance	Midwest Industrial Portfolio – 3701 West 128th Place (Loan No. 19.01)	If the Mortgagor receives a bona fide written offer from a third party to purchase the Mortgaged Property, the largest tenant, Labriola, Inc., has a right of first refusal to purchase the related Mortgaged Property provided the related tenant exercises such right within five days of receipt of notice. The tenant has agreed that such right of first refusal is not exercisable in connection with the purchase of the Mortgaged Property at a foreclosure sale, a transfer of the Mortgaged Property to the Mortgagee or its designee pursuant to a deed-in-lieu of foreclosure, or any subsequent sale of the Mortgaged Property by the Mortgagee or its designee after such foreclosure or deed-in-lieu of foreclosure; provided, however, such purchase option will be valid and binding as to all subsequent owners.
(7) Permitted Liens; Title Insurance	Midwest Industrial Portfolio – 1602 Corporate Drive (Loan No. 19.05)	The City of Warrensburg, Missouri may repurchase a vacant parcel on the Mortgaged Property (the “Vacant Parcel”) at any time for a purchase price of $1.00. The Mortgage Loan documents permit the Mortgagor to release such Vacant Parcel from the lien of the Mortgage Loan provided that the Vacant Parcel occupies a legally subdivided parcel and a separate tax lot from the Mortgaged Property and provided that all REMIC requirements are satisfied, among other

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
requirements.
(7) Permitted Liens; Title Insurance	Midwest Industrial Portfolio – 8585 South 77th Avenue, 12550 Lombard Lane (Loan No. 19.06, 19.10)	If the Mortgagor receives a bona fide written offer from a third party to purchase the Mortgaged Property, the sole tenant has a right of first refusal to purchase the related Mortgaged Property provided the related tenant exercises such right within five days of receipt of notice. The tenant has agreed that such right of first refusal is not exercisable in connection with the purchase of the Mortgaged Property at a foreclosure sale, a transfer of the Mortgaged Property to the Mortgagee or its designee pursuant to a deed-in-lieu of foreclosure, or any subsequent sale of the Mortgaged Property by the Mortgagee or its designee after such foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Midwest Industrial Portfolio – 461 North Third Avenue (Loan No. 19.09)	The largest tenant, Oakley Signs and Graphics LLC, has a one-time right of first offer to purchase the Mortgaged Property which must be exercised within five days of receipt of notice of the Mortgagor’s intent to market the Mortgaged Property. The Mortgagor may reject any such offer by the tenant to purchase the Mortgaged Property in its sole discretion. The parties must agree on a purchase price within five days of receipt of the tenant’s offer to purchase the Mortgaged Property, and the parties must close on the sale of such Mortgaged Property within 30 days thereof. The tenant has agreed that such right of first offer is not exercisable in connection with the purchase of the Mortgaged Property at a foreclosure sale, a transfer of the Mortgaged Property to the Mortgagee or its designee pursuant to a deed-in-lieu of foreclosure, or any subsequent sale of the Mortgaged Property by the Mortgagee or its designee after such foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Walgreens – Pflugerville, TX (Loan No. 40)

In the event the Mortgagor receives a bona fide offer to purchase the Mortgaged Property, the sole tenant has a right to purchase the Mortgaged Property upon the same terms, conditions and price as such bona fide offer. The tenant has agreed that such right of first refusal does not apply in connection with a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

(17) Insurance	1166 Avenue of the Americas (Loan No. 2)

The Mortgaged Property is part of a condominium regime under which the condominium board provides insurance coverage on the common elements of the condominium. The Mortgage Loan documents require that the Mortgagor use commercially reasonable efforts to cause the condominium board to maintain on the

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

common elements (i) the coverage required under the condominium documents and (ii) any additional coverage necessary to meet the requirements set forth in the Mortgage Loan documents or as otherwise approved by the Mortgagee, such approval not to be unreasonably withheld but, in any event, consistent with coverages required by prudent institutional mortgage lenders originating similar mortgage loans (collectively, an “Acceptable Condominium Policy”). In the event an Acceptable Condominium Policy cannot be obtained through the condominium board, the Mortgagor must obtain an Acceptable Condominium Policy either through (1) additional coverage on an excess and contingent basis which will insure any gaps in coverage between the insurance policies obtained by the condominium board and an Acceptable Condominium Policy or (2) primary coverage in the event the condominium board does not provide all or a portion of the coverage required under the Mortgage Loan documents.

The threshold for the Mortgagee having the right to hold and disburse any insurance proceeds is $6,050,000 rather than 5% of the then-outstanding principal amount of the related Mortgage Loan.

(17) Insurance	1000 Denny Way (Loan No. 3)

The Mortgage Loan documents require loss of rents and/or business interruption insurance in an amount equal to 100% of the projected gross income (less non-continuing expenses) from the Mortgaged Property for a period continuing until the restoration of the Mortgaged Property is completed or 18 months, whichever occurs first, plus a six month extended period of indemnity.

The Mortgage Loan documents permit insurance coverage through multi-layered policies provided that: (i) if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, with no carrier rated below “BBB” by S&P or (ii) if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, with no carrier rated below “BBB” by S&P.

(17) Insurance	The Summit Birmingham (Loan No. 4)	The Mortgage Loan documents permit that the “all risk” or “special perils” property insurance coverage provide for no deductible in excess of $100,000.

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The Mortgage Loan documents permit insurance coverage through multiple insurance companies provided that: (i) if there is only one insurance company issuing the policies, such insurance company has a rating of “A” or better with S&P, (ii) if there is more than one, but less than five insurance companies collectively issuing the policies, at least 75% of the insured amount will have a rating of “A” or better with S&P and the remaining 25% (or lesser remaining amount) of which will have a rating of “BBB” or better with S&P, or (iii) if there are five or more insurance companies collectively issuing the policies, at least 60% of the insured amount will have a rating of “A” or better with S&P and the remaining 40% (or lesser remaining amount) will have a rating of “BBB” or better with S&P.

The Mortgage Loan documents require that the policies may not be canceled without at least 30 days’ notice to the Mortgagee.

(17) Insurance	Merrill Lynch Drive (Loan No. 5)

The Mortgage Loan documents permit insurance coverage through multi-layered policies provided that (i) if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, with no carrier rated below “BBB” by S&P or (ii) if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, with no carrier rated below “BBB” by S&P.

The threshold for the Mortgagee having the right to hold and disburse any insurance proceeds is 5% of the original principal amount of the Mortgage Loan, rather than 5% of the then-outstanding principal amount of the Mortgage Loan.

(17) Insurance	Hyatt Place Charlotte Downtown (Loan No. 10)

The Mortgaged Property is part of a condominium regime under which the condominium board provides insurance coverage on the common elements of the condominium. The Mortgage Loan documents require that any insurance policies maintained by the Condominium Board with respect to the common elements (the “Condominium Board Policies”) comply with the requirements set forth in the Mortgage Loan documents or are otherwise acceptable to the Mortgagee in its sole discretion. If at any time during the term of the Mortgage Loan the Condominium Board Policies do not comply with one or more applicable

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

requirements in the Mortgage Loan documents or are not otherwise acceptable to the Mortgagee in its sole discretion, the Mortgagor must, within three business days, either cause the condominium board to modify the Condominium Board Policies as necessary to bring the applicable insurance coverage into full compliance with the Mortgage Loan documents, or procure “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the applicable insurance coverage into fill compliance with the Mortgage Loan documents.

The threshold for the Mortgagee having the right to hold and disburse any insurance proceeds is 5% of the original principal amount of the Mortgage Loan, rather than 5% of the then-outstanding principal amount of the Mortgage Loan.

(17) Insurance	Gateway Plaza at Meridian (Loan No. 16)

The Mortgage Loan documents require that the policies may not be canceled without at least 30 days’ notice to the Mortgagee and any other party named therein as an insured.

The threshold for the Mortgagee having the right to hold and disburse any insurance proceeds is 5% of the original principal amount of the Mortgage Loan, rather than 5% of the then-outstanding principal amount of the Mortgage Loan.

(17) Insurance	South Towne Plaza (Loan No. 17)	The Mortgagor is not required to obtain all risk, boiler and machinery, flood and earthquake insurance coverages on the portion of the Mortgaged Property occupied by the largest tenant, Wal-Mart, to the extent: (i) the Wal-Mart lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Wal-Mart lease, (iii) the Wal-Mart tenant or the lease guarantor remains fully liable for the obligations and liabilities under the Wal-Mart lease and maintains a rating from S&P of at least “BBB”, (iv) the Wal-Mart tenant is obligated per the terms of the Wal-Mart lease to provide to the Mortgagor all insurance proceeds, self-insurance proceeds and deductible amounts under the Wal-Mart tenant’s policies in the event of a casualty, (v) the Wal-Mart tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Wal-Mart lease, (vi) at all times, the Wal-Mart tenant insurance policies or self-insurance program include coverage for terrorism consistent with the coverage required herein, (vii) the

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Wal-Mart tenant names the Mortgagee as mortgagee on the policies, and (viii) the Mortgagor has provided to the Mortgagee, evidence satisfactory to the Mortgagee that the Wal-Mart tenant maintains in full force and effect the insurance described in clauses (v) through (viii) above. To the extent any such requirements are not satisfied, the Mortgagor is required to promptly procure and maintain, at its sole cost and expense, either (x) “primary” insurance coverage in the event that the Wal-Mart tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, in each case as shall be necessary to bring the insurance for the Mortgaged Property into full compliance with the Mortgage Loan documents.

(17) Insurance	Midwest Industrial Portfolio (All Properties) (Loan No. 19)

The Mortgage Loan documents permit no deductible in excess of $100,000 for all such “all risk” or “special form” property insurance, with the exception of windstorm, which may have a deductible of up to 5% of the total insured value.

If any part of the Mortgaged Property is located in a flood zone, the Mortgage Loan documents require flood insurance if the Mortgagee so requires in its sole discretion and such flood insurance will be in an amount equal to (A) 100% of the full replacement cost of the improvements on such Mortgaged Property (without any deduction for depreciation) or (B) such other amount as agreed to by the Mortgagee.

(17) Insurance	Seaport Storage Center (Loan No. 20)

The Mortgage Loan documents permit insurance coverage through insurance companies having a rating of at least “A-” by S&P or “A:X” by A.M. Best (provided, however for multi-layered policies, (A) if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities, with no carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities, or (B) if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities, with no carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities, and a rating of “A:X” or

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

better in the current Best’s Insurance Reports.

The Mortgage Loan documents require loss of rents and/or business interruption insurance in an amount equal to 100% of the projected gross income (less non-continuing expenses) from the Mortgaged Property for a period continuing until the restoration of the Mortgaged Property is completed or 12 months, whichever occurs first.

(17) Insurance	Westshore Plaza (Loan No. 21)

The Mortgagor is not required to obtain all risk, boiler and machinery, flood and earthquake insurance coverages on the Mortgaged Property occupied by the largest tenant, Lowe’s, or the second largest tenant, Sam’s Club, to the extent: (i) the Sam’s Club lease and the Lowe’s lease are in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Sam’s Club lease and the Lowe’s lease, (iii) the Sam’s Club tenant or the lease guarantor and/or the Lowe’s tenant or the lease guarantor, as applicable, remains fully liable for the obligations and liabilities under the Sam’s Club lease and the Lowe’s lease, as applicable, and each of Sam’s Club tenant and Lowe’s tenant maintains a rating from S&P of at least “BBB”, (iv) the Sam’s Club tenant and the Lowe’s tenant are obligated per the terms of the Sam’s Club lease and the Lowe’s lease, as applicable, to provide to the Mortgagor all insurance proceeds, self-insurance proceeds and deductible amounts under the Sam’s Club tenant policies and the Lowe’s tenant’s policies, as applicable, in the event of a casualty, (v) the Sam’s Club tenant and the Lowe’s tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by each under the Sam’s Club lease and the Lowe’s lease, as applicable, (vi) at all times, the Sam’s Club tenant and the Lowe’s tenant insurance policies or self-insurance program include coverage for terrorism consistent with the coverage required in the Mortgage Loan documents, (vii) Sam’s Club tenant and Lowe’s tenant names the Mortgagee as mortgagee on the policies, and (vii) the Sam’s Club tenant and the Lowe’s tenant names the Mortgagee as mortgagee on the policies, and (viii) the Mortgagor has provided to the Mortgagee, evidence satisfactory to the Mortgagee that the Sam’s Club tenant and Lowe’s tenant under such Sam’s Club lease and Lowe’s lease, as applicable, maintain in full force and effect the insurance described in clauses (v) through (viii) above. To the extent any such requirements are not satisfied, the Mortgagor is required to promptly procure and maintain, at its sole cost and expense, either (x)

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

“primary” insurance coverage in the event that the Sam’s Club tenant and the Lowe’s tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, in each case as shall be necessary to bring the insurance for the Mortgaged Property into full compliance with the Mortgage Loan documents.

The largest tenant, Lowe’s, provides insurance coverage for the Mortgaged Property from a syndicate of insurers, one of which is LCI Insurance Limited, which is not rated.

(17) Insurance	Franklin Village Shopping Center (Loan No. 29)	The Mortgage Loan documents require that the policies may not be canceled without at least 30 days’ notice to the Mortgagee.
(17) Insurance	Walgreens – Pflugerville, TX (Loan No. 40)	The Mortgagor is not required to obtain insurance coverage on the Mortgaged Property provided that (i) Walgreens, the sole tenant, is in actual, physical possession of the Mortgaged Property and is open to the public for business during customary hours, (ii) the Walgreens lease is in full force and effect, (iii) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease and the Mortgage Loan documents, (iv) the Mortgagor has provided to the Mortgagee evidence that Walgreens maintains such insurance required to be maintained by it under the Walgreens Lease, (v) the Mortgagee has received written notice of such election, (vi) no event of default has occurred and is continuing under the Walgreens Lease, (vii) Walgreens remains fully liable for its obligations under the Walgreens Lease and maintains a credit rating from S&P of at least “BBB”, and (viii) such Walgreens Lease will remain in full force and effect following a casualty and Walgreens is obligated per the terms of the Walgreens Lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement. If Walgreens fails to meet such requirements, the Mortgagor will obtain, at the Mortgagor’s sole cost and expense, all insurance as required by the Mortgage Loan documents.
(18) Access; Utilities; Separate Tax	1000 Denny Way (Loan No. 3)	The Mortgaged Property currently shares a tax parcel with an adjacent property that is not part of the collateral for the Mortgage Loan. The Mortgage Loan documents require the Mortgagor to use commercially reasonable

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Parcels

efforts to obtain a separate tax parcel identification number for the Mortgaged Property and, upon receipt of such separate tax parcel identification number, to deliver to the Mortgagee a separate tax parcel identification number endorsement to the title insurance policy in a form acceptable to the Mortgagee and insuring the Mortgagee against loss if the Mortgaged Property is taxed as part of a larger tax parcel identification number or fails to constitute a separate tax parcel identification number from all property that is not part of the Mortgaged Property. The Mortgagee may, in its sole discretion, reserve for all or part of the tax parcel identification number of which the Mortgaged Property is a part until such time as the Mortgagor obtains a separate tax identification number as required by the Mortgage Loan documents.

(26) Licenses and Permits	Midwest Industrial Portfolio – 6601-6669 West Mill Road (Loan No. 19.03)

Three tenants at the Mortgaged Property do not have certificates of occupancy due to ongoing construction at each tenant’s premises. Certificates of occupancy will be issued once construction is completed and all permits are received. The tenants collectively represent approximately 1.9% and 2.3% of the portfolio net rentable square footage and underwritten rent, respectively, and such tenants may not abate rent or terminate their respective leases. The Mortgage Loan documents require the Mortgagor to keep the Mortgaged Property in compliance with all legal requirements and impose an obligation on the Mortgagor to make sure the certificates of occupancy are issued once construction is completed and all permits are received.

(27) Recourse Obligations	1166 Avenue of the Americas (Loan No. 2)	The Mortgage Loan documents provide for full recourse to the Mortgagor and the guarantor only if the Mortgagor transfers a material portion of the Mortgaged Property.
(27) Recourse Obligations	The Summit Birmingham (Loan No. 4)	The Mortgagor and the guarantors will not have liability under the full recourse carve-outs for prohibited transfers and violations of the single purpose entity covenants (to the extent that any such violation is the basis for the substantive consolidation of the assets and liabilities of the loan parties) or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the loan parties’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the loan parties or negative cash flow from the Mortgaged

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the loan parties’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the loan parties, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the loan parties through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

(27) Recourse Obligations	Merrill Lynch Drive (Loan No. 5)

The Mortgage Loan documents provide for full recourse to the Mortgagor and the guarantor for defaults of the transfer provisions under the Mortgage Loan documents other than any default relating solely to a failure to deliver any required notice to the Mortgagee (which violation is not cured after any applicable notice and cure periods under the Mortgage Loan documents).

(27) Recourse Obligations	Midwest Industrial Portfolio (Loan No. 19)

The Mortgage Loan documents provide for recourse for losses to the Mortgagor and the guarantor for the misapplication of insurance proceeds or condemnation awards, and not for the misappropriation thereof.

(32) Single-Purpose Entity	The Summit Birmingham (Loan No. 4)	The Mortgagor previously owned two other properties identified in the related Mortgage Loan documents (collectively, the “Transferred Property”) and had other indebtedness, some secured by the Transferred Property and some previously secured by the Mortgaged Property (collectively, the “Other Indebtedness”). To mitigate the risk of using a recycled entity, the Mortgagor represented in the related Mortgage Loan agreement that it no longer has any interest in the Transferred Property, it has paid off the Other Indebtedness and it does not have any other obligations or other liabilities of any kind relating to, in connection with or arising out of its prior ownership of the Transferred Property. The loan is full recourse to the Mortgagor and the guarantors for violations of the single purpose entity covenants (to the extent that any such violation is the basis for the substantive consolidation of the assets and liabilities of the loan parties) except where the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the loan parties’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Property’s cash flows; (iii) the insolvency of the loan parties or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the loan parties’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the loan parties, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the loan parties through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

(32) Single-Purpose Entity	South Towne Plaza (Loan No. 17)	The Mortgagor is a recycled single-purpose entity that has previously owned other property that is not part of the collateral for the Mortgage Loan. The Mortgage Loan is recourse to the guarantor and the Mortgagor for any losses associated with the Mortgagor’s prior ownership and/or control of the other property.
(40) Organization of Mortgagor	Casa Del Sol (Sierra Springs) (Loan No. 13) Boardwalk–Park Place (Loan No. 14) Hollywood Pointe – Inglewood (Loan No. 36) North Pointe – Rayen (Loan No. 51) Indian Creek Villas (Loan No. 55)	The related Mortgagors are affiliates.
(40) Organization of Mortgagor	South Towne Plaza (Loan No. 17) Westshore Plaza (Loan No. 21)	The related Mortgagors are affiliates.

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UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Hospitality Provisions	Anaheim Marriott Suites (Loan No. 9) Springhill Suites – Gainesville (Loan No. 27) Best Western Plus Rancho Cordova (Loan No. 37)	The Mortgage Loan documents contain an executed comfort letter in favor of the Mortgage Loan Seller, under which the franchisor, subject to the satisfaction of certain conditions, is required to issue a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. The Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor. However, there can be no assurance that the franchisor will issue a new comfort letter in favor of the trust within a reasonable time.
(6) Lien; Valid Assignment	Anaheim Marriott Suites (Loan No. 9)

The related franchisor has rights of first refusal with respect to purchases of the Mortgaged Property and certain transfers of interests in the Mortgagor. Pursuant to the franchise agreement, such rights of first refusal are subordinate to the lien of the Mortgage. The related title company has also issued a policy insuring the subordination of such rights of first refusal. Moreover, the Mortgage Loan documents prohibit transfers of the Mortgaged Property without the consent of the lender and any transfers of interests in the Mortgagor that would breach the terms of the related franchise agreement.

(6) Lien; Valid Assignment	KOMO Plaza (Loan No. 7)

Tenant doing business as “Sinclair Broadcast Group” has a right of first refusal or first offer set forth in its lease. Such right may have terminated by its terms in connection with the tenant’s not exercising such right with respect to the acquisition of the Mortgaged Property by the Mortgagor. However, in the event such right has not terminated, the tenant has agreed in a subordination non-disturbance and attornment agreement that any right of first refusal, right of first offer or purchase option that the tenant may have with respect to the Mortgaged Property or any portion thereof will not apply in the event of foreclosure, deed or assignment in lieu of foreclosure or any other right asserted under or in respect of the Mortgage by the holder thereof (or its affiliate or nominee) or in connection with the immediately succeeding sale of the Mortgaged Property by the holder of the Mortgage (or its affiliate or nominee) following obtaining the Mortgaged Property by foreclosure or deed or assignment in lieu thereof.

(6) Lien; Valid Assignment	State Farm Data Center (Loan No. 11)

The single-tenant at the Mortgaged Property, doing business as “State Farm Mutual Automobile Insurance Company”, has a right of first refusal in connection with the sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, this right of first refusal is subordinate to the Mortgage Loan documents

(6) Lien; Valid	Wolfchase Galleria (Loan	The related Mortgage and Assignment of Leases secure the related Whole Loan. The Mortgage Loan is subject to

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UBS AG
Assignment	No. 28)	the rights of the applicable co-lender under the related co-lender agreement.
(6) Lien; Valid Assignment	Sunnymead Towne Center (Loan No. 15)	Tenant doing business as “99 Cents Only Store” has a right of first offer to purchase the related Mortgage Property in the event that (i) the Mortgagor determines to sell the Mortgage Property or (ii) the Mortgagor receives an acceptable third party offer to purchase Mortgage Property. Pursuant to a subordination agreement, the related right does not apply in the context of a foreclosure, deed-in-lieu or the first subsequent transfer following a foreclosure or deed-in-lieu.
(6) Lien; Valid Assignment	Value Place - Memphis Portfolio (Loan No. 34)	Pursuant to the franchise agreement with WoodSpring Hotels Franchise Services LLC (formerly Value Place Franchise Services LLC) (the “Franchisor”), the Franchisor has an option to purchase the Mortgaged Property upon the expiration and/or termination of the franchise agreement. Pursuant to the franchise comfort letter, the purchase option is subject to certain limitations, among others, subordination to the lien of the Mortgage.
(7) Permitted Liens; Title Insurance	KOMO Plaza (Loan No. 7)	See exception to Representations & Warranties #6 above.
(7) Permitted Liens: Title Insurance	Anaheim Marriott Suites (Loan No. 9)	See exception to Representations & Warranties #6 above.
(7) Permitted Liens; Title Insurance	State Farm Data Center (Loan No. 11)	See exception to Representations & Warranties #6 above.
(7) Permitted Liens; Title Insurance	Sunnymead Towne Center (Loan No. 15)	See exception to Representations & Warranties #6 above.
(7) Permitted Liens; Title Insurance	Value Place - Memphis Portfolio (Loan No. 34)	See exception to Representations & Warranties #6 above.
(9) Assignment of Leases and Rents)	Wolfchase Galleria (Loan No. 28)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
(14) Actions Concerning Mortgage Loan	Sunnymead Towne Center (Loan No. 15)

The related guarantor is the named defendant in three lawsuits in preliminary stages arising out of two separate and distinct buy-out agreements entered into by the guarantor and the two plaintiffs (each a “Former Affiliate”). The complaints allege fraudulent behavior and breach of fiduciary duty on the part of the guarantor. The guarantor has paid the buyout payment to one of the Former Affiliates.

At origination, an escrow in the amount due to the other Former Affiliate was established and is required to be funded on or before April 3, 2017, unless (i) same, or an amount that is sufficient to “bond” the potential liabilities of

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UBS AG
the guarantor, has been deposited with the applicable judicial court or (ii) the litigation(s) filed by the unpaid Former Affiliate is dismissed.
(17) Insurance	KOMO Plaza (Loan No. 7)

The Mortgage Loan permits the insurance policies to be issued by a syndicate of insurers, each having (i) if four or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage are required to be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB” or (ii) if five or more insurance companies issue the insurance policies, then at least 60% of the required coverage are required to be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB” by S&P. Notwithstanding the foregoing, the Mortgagor may continue to use Hamilton Re, Ltd. and The Hartford Steam Boiler Inspection and Insurance Company in their respective positions and participation amounts, provided that (i) Hamilton Re, Ltd. maintains a rating of “A-XII” or better with A.M. Best and (ii) The Hartford Steam Boiler Inspection and Insurance Company maintains a rating of at least “A++X” or better with A.M. Best.

(17) Insurance	State Farm Data Center (Loan No. 11)

The Mortgage Loan documents allow the Mortgagor to obtain insurance from a syndicate of insurers satisfying the following requirements: (a) if five or more insurance companies issue any required policy, at least 60% of the applicable insurance coverage (and 100% of the first layer of such insurance coverage) is provided by insurance companies having a claims paying ability rating of “A” or “A2” or better (and the equivalent thereof) by at least two of the rating agencies rating the securities evidencing an interest in the Mortgage Loan (“Securities”) (one of which is required to be S&P if they are rating the Securities and one of which will be Moody’s if they are rating the Securities and rate the applicable insurance companies), or if only one rating agency is rating the Securities, then only by such rating agency) and the balance of the applicable insurance coverage is provided by insurance companies having a claims paying ability rating of “BBB+” or “Baa1” or better (and the equivalent thereof) by at least two of the rating agencies rating the Securities (one of which is required to be S&P if they are rating the Securities and one of which will be Moody’s if they are rating the Securities and rate the applicable insurance companies), or if only one rating agency is rating the Securities, then only by such rating agency) and (b) if four or fewer insurance companies issue any required policy, at least 75% of the applicable insurance coverage required under the Mortgage Loan (and 100% of the first layer of such insurance coverage) is provided by insurance companies having a claims paying ability rating of “A” or “A2” or better (and the equivalent thereof) by at least two of the rating agencies rating the Securities (one of which is required to be S&P if they are rating the Securities and

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one (1) of which will be Moody’s if they are rating the Securities and rate the applicable insurance companies), or if only one rating agency is rating the Securities, then only by such rating agency) and the balance of the applicable insurance coverage is provided by insurance companies having a claims paying ability rating of “BBB+” or “Baa1” or better (and the equivalent thereof) by at least two of the rating agencies rating the Securities (one of which is required to be S&P if they are rating the Securities and one of which will be Moody’s if they are rating the Securities and rate the applicable insurance companies), or if only one rating agency is rating the securities, then only by such rating agency).

The related Mortgage Loan documents do not require the Mortgagor to maintain the property insurance policies required pursuant to the Mortgage Loan documents for so long as the Mortgaged Property is leased to State Farm Mutual Automobile Insurance Company (“State Farm”) if certain conditions are satisfied, including that State Farm is maintaining insurance (or is self-insuring) in accordance with the terms, conditions and requirements of the State Farm lease and either (i) to the extent State Farm is self-insuring with respect to any portion of the coverage required pursuant to the State Farm lease, State Farm satisfies the rating requirements for self-insuring pursuant to the State Farm lease (which is a credit rating of at least “AA” by S&P), and/or (ii) to the extent State Farm is maintaining insurance (rather than self-insuring) with respect to any portion of the coverage required pursuant to the State Farm lease, State Farm’s long term unsecured debt rating is “BBB-” (or the equivalent) or higher by each of Moody’s, S&P and Fitch to the extent such rating agency maintains a rating of State Farm.

The related Mortgage Loan documents do not require that the lender (or a trustee appointed by it) hold and disburse insurance proceeds with respect to the Mortgaged Property if the Mortgaged Property is then leased to State Farm if certain conditions in the Mortgage Loan documents are satisfied, including that State Farm is performing its obligations to restore the Mortgaged Property in accordance with the State Farm lease.

So long as the State Farm lease is in full force and effect and State Farm has a credit rating of “BBB+” or better by S&P, the lender is not required to be named as a loss payee.

(17) Insurance	Wolfchase Galleria (Loan No. 28)

The Mortgaged Property is insured under the related sponsor’s blanket policy. The deductible for the all-risk special form property insurance and flood insurance may not exceed $500,000 (the deductible may also be higher than $500,000 if the Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Mortgage Loan documents). The amount of these deductibles may be

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considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

If certain reciprocal easement agreements or major leases contain provisions requiring restoration, the lender is required to make proceeds available to the Mortgagor for restoration, even if the conditions to restoration in the Mortgage Loan documents have not been satisfied.

(25) Local Law Compliance	Lakewood Village (Loan No. 22)	The use of the Mortgaged Property as a manufactured home subdivision use is legal nonconforming. Such use is not permitted under the current zoning code without planning commission plat approval. The Mortgagor and the guarantor are fully liable on a recourse basis for payment of the Mortgage Loan following any occurrence of a casualty or condemnation to the Mortgaged Property resulting in the loss of the ability to restore the Mortgaged Property to its current use as a manufactured home subdivision in accordance with all applicable legal requirements, less the net proceeds retained by the lender as a result of any such casualty and/or condemnation.
(25) Local Law Compliance	Stow-A-Way (Loan No. 41)

The use of the Mortgaged Property as a self-storage facility is legal nonconforming. The Mortgaged Property currently operates under a conditional use permit. The applicable rebuild provisions contain a 50% threshold for the ability to rebuild pursuant to certain requirements, including obtaining permits and beginning construction within 180 days.

The Mortgagor is fully liable on a recourse basis for payment of the Mortgage Loan following any occurrence of a casualty or condemnation to the Mortgaged Property resulting in the loss of the ability to restore the Mortgaged Property to its current use as a self-storage facility in accordance with all applicable legal requirements, less the net proceeds retained by the lender as a result of any such casualty and/or condemnation.

(25) Local Law Compliance	3801-3807 Broadway (Loan No. 53)

There are certain open municipal violations with respect to the related Mortgaged Property for which reserves have been established to cover the costs to cure the violations and remove them of record. The Mortgagor has agreed to cause the violations to be cured and removed of record and, along with the guarantor, are recourse for losses for the existence of the violations and the failure to comply with the covenant to cause the violations to be cured and

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removed of record.

In addition, the Mortgagor was unable to provide a certificate of occupancy for the space at the Mortgaged Property occupied by the tenant doing business as Ramos Martial Arts. Ramos Martial Arts was excluded in the underwriting analysis. The Mortgagor has covenanted to use commercially reasonable efforts to obtain and deliver to the lender an amended certificate of occupancy for the Mortgaged Property that reflects the legal occupancy of such tenant or is required to deliver evidence reasonably acceptable to the lender from an expeditor or architect that reflects that such amended or additional certificate of occupancy is not required. The Mortgagor and guarantor are recourse for losses for the failure to have a certificate of occupancy for such space provided that losses will not include the income that could be generated by such space.

(26) Licenses and Permits	Lakewood Village (Loan No. 22)	See exception to Representations & Warranties #25 above. Manufactured home subdivision use is not permitted under the current zoning code without planning commission plat approval.
(26) Licenses and Permits	Springhill Suites – Gainesville (Loan No. 27)	The Mortgaged Property currently operates with a temporary retail alcoholic beverage license in the Mortgagor’s name. An application for a permanent retail alcoholic beverage license has been submitted and is pending.
(26) Licenses and Permits	3801-3807 Broadway (Loan No. 53)	See exception to Representations & Warranties #25 above.
(26) Licenses and Permits	Best Western Plus Rancho Cordova (Loan No. 37)	There are various open fire code violations at the Mortgaged Property. The Mortgagor is required to deliver to the lender evidence that said fire code violations have been remediated or satisfied by February 10, 2017.
(27) Recourse Obligations	KOMO Plaza (Loan No. 7)	Full recourse for transfers of the Mortgaged Property in violation of the Mortgage Loan documents are limited to the transfer (or entering into any agreement to transfer) of fee title to the Mortgaged Property or any portion thereof.
(27) Recourse Obligations	Wolfchase Galleria (Loan No. 28)

For so long as Simon Property Group, L.P. is the guarantor under the non-recourse carveout guaranty, the recourse liability of a guarantor or replacement guarantor under the guaranty is required to be limited to $33,000,000, in the aggregate, plus all of the reasonable, out-of-pocket costs and expenses (including court costs and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty.

With respect to clauses (a)(i) and (ii), the Mortgage Loan is full recourse if (a) the Mortgagor files a voluntary petition under any creditors rights laws (without the consent of the lender) or (b) the Mortgagor files an answer consenting to or otherwise acquiescing in or joining in any involuntary

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petition filed against it by any other person (other than the lender).

With respect to clause (b)(iv), waste is limited to any arson or act of material physical waste intentionally committed by the Mortgagor only and not another parties (guarantor, property manager or affiliates, employees or agents of the Mortgagor, guarantor and property manager).

(27) Recourse Obligations	KOMO Plaza (Loan No. 7) LA Fitness – Montclair (Loan No. 32) Best Western Plus Rancho Cordova (Loan No. 37) Stow-A-Way (Loan No. 41) National City Self Storage (Loan No. 42)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure. The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the transfer date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the transfer.
(27) Recourse Obligations	KOMO Plaza (Loan No. 7) Connecticut Financial Center (Loan No. 12) Best Western Plus Rancho Cordova (Loan No. 37)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years, as applicable, after payment in full of the related Mortgage Loan, provided that such indemnitor is required to deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.
(30) Acts of Terrorism Exclusion	Stow-A-Way (Loan No. 41) National City Self Storage (Loan No. 42)	The Mortgage Loan documents provide that the premium for terrorism coverage will be capped at 150% of the annual insurance premium as of the origination date subject to adjustment as set forth in the Mortgage Loan documents.
(31) Due on Sale or Encumbrance	State Farm Data Center (Loan No. 11)

The related Mortgage Loan documents permit the transfer of indirect controlling interests in the Mortgagor in certain instances provided that the Mortgagor is indirectly controlled by certain entities and/or individuals satisfying specified criteria set forth in the Mortgage Loan documents.

The related Mortgage Loan documents permit the pledging of interests in the related guarantor without restriction.

(31) Due on Sale or Encumbrance	Sunnymead Towne Center (Loan No. 15)	See exception to Representations & Warranties #6 above.
(31) Due on Sale or Encumbrance	Wolfchase Galleria (Loan No. 28)	There is no explicit requirement in the Loan Agreement for the Mortgagor to pay Rating Agency fees incurred with respect to a permitted transfer of interests in the

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Mortgagor. In connection with an assumption of the Mortgaged Property, the Mortgagor will pay Rating Agency fees not to exceed $25,000, together with the Mortgagee’s other reasonable costs incurred.
(35) Ground Leases	Connecticut Financial Center (Loan No. 12)

(L) The Ground Lease expressly provides that, in the event the Ground Lease is rejected in bankruptcy, the leasehold Mortgagee may request a new lease within 90 days after it receives notice of said rejection. The Ground Lease does not provide for a new Ground Lease in other scenarios as the Ground Lease is effectively not terminable.

Once a ground landlord has notice of the existence of a leasehold Mortgagee, the ground landlord’s right to terminate the Ground Lease is expressly limited to certain instances described under the Ground Lease. The Ground Lease provides for two termination scenarios: (i) termination upon a tenant default prior to the date which a temporary certificate of occupancy was issued, which right has since expired, and (ii) termination upon a taking of all or substantially all of the leasehold improvements. If a taking results in termination, proceeds are payable to the lender and controlled by the Mortgage Loan documents. A termination may not occur otherwise. Instead, the landlord is permitted to exercise self-help remedies.

(40) Organization of Mortgagor	Stow-A-Way (Loan No. 41) National City Self Storage (Loan No. 42)	The Mortgagors under each of these Mortgage Loans are affiliated entities.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Hospitality Provisions

New Bern Hotel Portfolio (Loan No. 23)

Hilton Garden Inn – Overland Park (Loan No. 24)

Hampton Inn Bowling Green (Loan No. 35)

Holiday Inn Express – Jackson (Loan No. 43)

Holiday Inn Express & Suites – Kansas City (Loan No. 44)

The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The comfort letter will be enforceable by the Trust, if, (i) with respect to certain Mortgage Loans, timely notice is provided to the franchisor and (ii) with respect to certain other Mortgage Loans, the franchisor issues a new comfort letter. The comfort letters requiring a new comfort letter in connection with a transfer to the Trust provide that, subject to the satisfaction of certain conditions, the franchisor is required to issue (or, in some cases, will not unreasonably withhold consent to the issuance of) a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. On or after the Closing Date, the Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor, and, if applicable, request a new comfort letter.
(7) Permitted Liens; Title Insurance	New Bern Hotel Portfolio – Springhill Suites by Marriott

Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s leasehold interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor.”

(14) Actions Concerning Mortgage Loan	Taft Hills Plaza (Loan No. 49)

The Mortgagor is subject to a litigation settlement agreement that requires certain repairs related to ADA compliance at the Mortgaged Property. Pursuant to the settlement agreement, the Mortgagor was required to complete those repairs by October 8, 2016. Certain of those repairs have not yet been completed. The Mortgagor stated it was unable to complete those repairs due to the related financial burden. In connection with the Mortgage Loan origination, the Mortgagor reserved with lender $42,000 (which amount reflects significantly more than the estimated cost of the repair amount that was provided to lender).

(17) Insurance	Taft Hills Plaza (Loan No. 49)

The Mortgagor is permitted under the Mortgage Loan documents to rely upon the insurance maintained by Albertsons with respect to the portion of the Mortgaged Property occupied by Albertsons, provided such insurance complies with the requirements under the Mortgage Loan documents (which otherwise comply with this representation).

(25) Local Law	Reisinger MHC Portfolio (Loan No. 38)	The Hickory Village Mortgaged Property and a portion of the Monticello MHC Mortgaged Property are legal

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Compliance

non-conforming as to use as the related zoning codes no longer permit manufactured housing communities. With respect to the Hickory Village Mortgaged Property, if a non-conforming structure is damaged or destroyed in excess of 50% of its assessed tax value, such structure may only be restored if a permit is received (provided that application for the permit has been made within 1 year of the date of damage or destruction). The Monticello MHC Mortgaged Property (which is comprised of five individual parcels) is legal conforming as to use, except for a portion of one of the parcels comprised of approximately 30 pads that is legal non-conforming as to use. If a non-conforming structure is (i) destroyed or altered in excess of 50% of its appraised value or (ii) the use is discontinued for a period of 12 months or more, such structure may only be restored in accordance with the current zoning code.

(25) Local Law Compliance	Taft Hills Plaza (Loan No. 49)

Certain portions of the Mortgaged Property improved by drive-thru facilities are legal non-conforming as to use as zoning no longer permits drive-thru facilities without a conditional use permit and the Mortgagor did not obtain such permit. If (i) the non-conforming use is discontinued for a continuous period of 180 days or more or (ii) the related structure is destroyed in excess of 50%, such structure may be restored to its prior use, provided that the Mortgaged Property is subject to a conditional use permit. If the structure is destroyed to the extent of 50% or less, such structure may be restored to its prior use provided that restoration is started within 120 calendar days and diligently pursued to completion.

(25) Local Law Compliance	Maple Hill MHC & Lawrence MHC Portfolio (Loan No. 57)

Each of the Mortgaged Properties are legal non-conforming as to use as the related zoning codes no longer permit manufactured housing communities. With respect to the Maple Hill Mortgaged Property, if the non-conforming use is discontinued for 6 consecutive months during any 3 year period, the related structure may be restored to its prior use only with a specific review and public hearing by the City of Hartford Planning Commission and in compliance with provisions which may be reasonably imposed by the City of Hartford Planning Commission. If the structure is damaged or destroyed in excess of 50% of its value, the structure may be restored to its prior use provided that restoration commences within 6 months from the date of destruction or damage. With respect to the Lawrence MHC Portfolio Mortgaged Property, if the non-conforming use is (i) discontinued for more than 30 days or (ii) the related structure is destroyed in excess of 60% of its replacement cost (exclusive of

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

foundation), the structure may be restored only in accordance with the current zoning code.
(40) Organization of Mortgagor	Richland Self Storage (Loan No. 46) Oak Hill Estates MHC (Loan No. 50) Viera Self Storage (Loan No. 54)	The Mortgagors are affiliated entities.

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

	Class A-SB Planned		Class A-SB Planned
Distribution	Principal	Distribution	Principal
Date	Balance ($)	Date	Balance ($)
3/15/2017	$37,421,053.00	2/15/2022	$37,418,151.84
4/15/2017	$37,421,053.00	3/15/2022	$36,696,753.92
5/15/2017	$37,421,053.00	4/15/2022	$36,147,253.68
6/15/2017	$37,421,053.00	5/15/2022	$35,537,103.85
7/15/2017	$37,421,053.00	6/15/2022	$34,982,417.33
8/15/2017	$37,421,053.00	7/15/2022	$34,367,225.87
9/15/2017	$37,421,053.00	8/15/2022	$33,807,306.91
10/15/2017	$37,421,053.00	9/15/2022	$33,244,885.07
11/15/2017	$37,421,053.00	10/15/2022	$32,622,174.04
12/15/2017	$37,421,053.00	11/15/2022	$32,054,450.92
1/15/2018	$37,421,053.00	12/15/2022	$31,426,586.46
2/15/2018	$37,421,053.00	1/15/2023	$30,853,514.87
3/15/2018	$37,421,053.00	2/15/2023	$30,277,881.04
4/15/2018	$37,421,053.00	3/15/2023	$29,527,632.69
5/15/2018	$37,421,053.00	4/15/2023	$28,946,060.66
6/15/2018	$37,421,053.00	5/15/2023	$28,304,733.51
7/15/2018	$37,421,053.00	6/15/2023	$27,717,689.68
8/15/2018	$37,421,053.00	7/15/2023	$27,071,043.33
9/15/2018	$37,421,053.00	8/15/2023	$26,478,478.97
10/15/2018	$37,421,053.00	9/15/2023	$25,883,264.34
11/15/2018	$37,421,053.00	10/15/2023	$25,228,675.06
12/15/2018	$37,421,053.00	11/15/2023	$24,627,867.15
1/15/2019	$37,421,053.00	12/15/2023	$23,967,840.58
2/15/2019	$37,421,053.00	1/15/2024	$23,361,389.58
3/15/2019	$37,421,053.00	2/15/2024	$22,752,225.60
4/15/2019	$37,421,053.00	3/15/2024	$22,027,815.59
5/15/2019	$37,421,053.00	4/15/2024	$21,412,679.35
6/15/2019	$37,421,053.00	5/15/2024	$20,738,724.02
7/15/2019	$37,421,053.00	6/15/2024	$20,117,817.05
8/15/2019	$37,421,053.00	7/15/2024	$19,438,251.92
9/15/2019	$37,421,053.00	8/15/2024	$18,811,522.81
10/15/2019	$37,421,053.00	9/15/2024	$18,181,989.12
11/15/2019	$37,421,053.00	10/15/2024	$17,494,037.84
12/15/2019	$37,421,053.00	11/15/2024	$16,858,605.17
1/15/2020	$37,421,053.00	12/15/2024	$16,164,919.41
2/15/2020	$37,421,053.00	1/15/2025	$15,523,535.20
3/15/2020	$37,421,053.00	2/15/2025	$14,879,280.20
4/15/2020	$37,421,053.00	3/15/2025	$14,066,771.49
5/15/2020	$37,421,053.00	4/15/2025	$13,415,987.11
6/15/2020	$37,421,053.00	5/15/2025	$12,707,377.72
7/15/2020	$37,421,053.00	6/15/2025	$12,050,504.97
8/15/2020	$37,421,053.00	7/15/2025	$11,335,976.97
9/15/2020	$37,421,053.00	8/15/2025	$10,672,961.58
10/15/2020	$37,421,053.00	9/15/2025	$10,006,977.63
11/15/2020	$37,421,053.00	10/15/2025	$9,283,592.50
12/15/2020	$37,421,053.00	11/15/2025	$8,611,384.71
1/15/2021	$37,421,053.00	12/15/2025	$7,881,949.28
2/15/2021	$37,421,053.00	1/15/2026	$7,203,462.17
3/15/2021	$37,421,053.00	2/15/2026	$6,521,936.58
4/15/2021	$37,421,053.00	3/15/2026	$5,675,611.95
5/15/2021	$37,421,053.00	4/15/2026	$4,987,235.68
6/15/2021	$37,421,053.00	5/15/2026	$4,242,082.58
7/15/2021	$37,421,053.00	6/15/2026	$3,547,282.81
8/15/2021	$37,421,053.00	7/15/2026	$2,795,885.32
9/15/2021	$37,421,053.00	8/15/2026	$2,094,604.78
10/15/2021	$37,421,053.00	9/15/2026	$1,390,182.69
11/15/2021	$37,421,053.00	10/15/2026	$629,431.18
12/15/2021	$37,421,053.00	11/15/2026	$0.00
1/15/2022	$37,421,053.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	22
Risk Factors	55
Description of the Mortgage Pool	134
Transaction Parties	251
Credit Risk Retention	281
Description of the Certificates	283
Description of the Mortgage Loan Purchase Agreements	319
Pooling and Servicing Agreement	327
Certain Legal Aspects of Mortgage Loans	433
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	449
Pending Legal Proceedings Involving Transaction Parties	451
Use of Proceeds	451
Yield and Maturity Considerations	451
Material Federal Income Tax Considerations	462
Certain State and Local Tax Considerations	474
Method of Distribution (Underwriter)	475
Incorporation of Certain Information by Reference	476
Where You Can Find More Information	477
Financial Information	477
Certain ERISA Considerations	477
Legal Investment	481
Legal Matters	482
Ratings	482
Index of Defined Terms	485

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$747,709,478
(Approximate)

Barclays Commercial
Mortgage Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2017-C1
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2017-C1

Class A-1	$22,421,053
Class A-2	$66,989,474
Class A-3	$152,631,581
Class A-4	$319,560,000
Class A-SB	$37,421,053
Class X-A	$599,023,161
Class X-B	$110,176,843
Class A-S	$66,320,000
Class B	$43,856,843
Class C	$38,509,474

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

February 17, 2017